     Prospectus Supplement to Accompany Prospectus Dated September 8, 2006

                                 $3,760,320,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2006-C4
             Credit Suisse Commercial Mortgage Trust Series 2006-C4
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor

                             Column Financial, Inc.
                       LaSalle Bank National Association
                          KeyBank National Association
                                    NCB, FSB
                       Barclays Capital Real Estate Inc.
                         sponsors/mortgage loan sellers
                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of 360 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 29 classes of certificates, eight (8) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in October 2006. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 100.5% of the total initial principal balance of the offered certificates plus (except with respect to the class A-4FL certificates) accrued interest from September 1, 2006. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-48 of this prospectus supplement.

                          Approximate Total
                          Initial Principal     Initial Pass-       Assumed Final        Rated Final        Expected Ratings
Offered Classes                Balance          Through Rate      Distribution Date   Distribution Date   (Moody's/S&P/Fitch)
---------------           -----------------   -----------------   -----------------   -----------------   --------------------
Class A-1...............   $   68,884,000         4.7710%            June 2011         September 2039       Aaa/AAA/AAA
Class A-2...............   $   92,000,000         5.3610%            July 2011         September 2039       Aaa/AAA/AAA
Class A-AB..............   $  156,000,000         5.4390%          November 2015       September 2039       Aaa/AAA/AAA
Class A-3...............   $1,812,000,000         5.4670%           August 2016        September 2039       Aaa/AAA/AAA
Class A-4FL.............   $  150,000,000     LIBOR + 0.1800%       August 2016        September 2039       Aaa/AAA/AAA
Class A-1-A.............   $  712,280,000         5.4600%          September 2016      September 2039       Aaa/AAA/AAA
Class A-M...............   $  427,309,000         5.5090%          September 2016      September 2039       Aaa/AAA/AAA
Class A-J...............   $  341,847,000         5.5380%          September 2016      September 2039       Aaa/AAA/AAA

    Delivery of the offered certificates, in book-entry form only, will be made on or about September 28, 2006. Credit enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination," "--Distributions--C. Priority of Distributions," "Risk Factors--Risks Related to the Offered Certificates--The Class A-M and A-J Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3, A-4FL, A-1-A, A-X, A-SP and A-Y Certificates" and "Description of the Offered Certificates-- Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse Securities (USA) LLC, LaSalle Financial Services, Inc., KeyBanc Capital Markets and Barclays Capital Inc. will act as co-lead managers and Credit Suisse Securities (USA) LLC will act as sole book running manager. Not every underwriter will have an obligation to purchase offered certificates from us.


Credit Suisse
            LaSalle Financial Services, Inc.
                              KeyBanc Capital Markets
                                                               Barclays Capital

RBS Greenwich Capital                              Wachovia Securities

         The date of this prospectus supplement is September 21, 2006.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C4

[MAP OMITTED]

WASHINGTON                      NORTH CAROLINA
4 PROPERTIES                    19 PROPERTIES
0.6% OF TOTAL                   3.9% OF TOTAL

OREGON                          VIRGINIA
2 PROPERTIES                    13 PROPERTIES
0.1% OF TOTAL                   2.9% OF TOTAL

COLORADO                        MARYLAND
6 PROPERTIES                    8 PROPERTIES
1.5% OF TOTAL                   1.4% OF TOTAL

ALASKA                          DELAWARE
2 PROPERTIES                    3 PROPERTIES
0.1% OF TOTAL                   1.1% OF TOTAL

CALIFORNIA                      PENNSYLVANIA
35 PROPERTIES                   5 PROPERTIES
5.9% OF TOTAL                   2.0% OF TOTAL

NORTHERN CALIFORNIA             NEW JERSEY
9 PROPERTIES                    3 PROPERTIES
1.2% OF TOTAL                   0.2% OF TOTAL

SOUTHERN CALIFORNIA             CONNECTICUT
26 PROPERTIES                   6 PROPERTIES
4.6% OF TOTAL                   0.9% OF TOTAL

NEVADA                          MASSACHUSETTS
7 PROPERTIES                    4 PROPERTIES
2.2% OF TOTAL                   1.6% OF TOTAL

UTAH                            NEW YORK
3 PROPERTIES                    63 PROPERTIES
0.2% OF TOTAL                   36.6% OF TOTAL

ARIZONA                         OHIO
9 PROPERTIES                    15 PROPERTIES
2.7% OF TOTAL                   2.1% OF TOTAL

NEW MEXICO                      MICHIGAN
4 PROPERTIES                    11 PROPERTIES
0.2% OF TOTAL                   2.6% OF TOTAL

TEXAS                           INDIANA
42 PROPERTIES                   8 PROPERTIES
8.5% OF TOTAL                   1.6% OF TOTAL

OKLAHOMA                        ILLINOIS
4 PROPERTIES                    8 PROPERTIES
0.2% OF TOTAL                   2.4% OF TOTAL

ARKANSAS                        WISCONSIN
1 PROPERTY                      8 PROPERTIES
0.1% OF TOTAL                   0.8% OF TOTAL

LOUISIANA                       MISSOURI
3 PROPERTIES                    4 PROPERTIES
0.3% OF TOTAL                   0.2% OF TOTAL

MISSISSIPPI                     MINNESOTA
3 PROPERTIES                    5 PROPERTIES
0.2% OF TOTAL                   1.0% OF TOTAL

ALABAMA                         IOWA
5 PROPERTIES                    5 PROPERTIES
1.3% OF TOTAL                   1.4% OF TOTAL

FLORIDA                         KANSAS
26 PROPERTIES                   5 PROPERTIES
7.7% OF TOTAL                   0.4% OF TOTAL

GEORGIA                         NEBRASKA
22 PROPERTIES                   1 PROPERTY
2.6% OF TOTAL                   0.0% OF TOTAL

TENNESSEE                       IDAHO
7 PROPERTIES                    2 PROPERTIES
0.7% OF TOTAL                   0.3% OF TOTAL

KENTUCKY
3 PROPERTIES
0.9% OF TOTAL

SOUTH CAROLINA
6 PROPERTIES
0.6% OF TOTAL


[CHART]

Self Storage     1.6%
Industrial       2.5%
Retail          17.9%
Multifamily     19.8%
Hotel           12.7%
Mixed Use        1.1%

[GRAPHIC OMITTED]

1.   11 MADISON AVENUE
     NEW YORK, NY

[GRAPHIC OMITTED]

58.  NOVANT-HUNTERSVILLE/PHYSICIANS PLAZA
     HUNTERSVILLE, NC

[GRAPHIC OMITTED]

242. BENTWATER RETAIL VILLAGE, LLC
     ACWORTH, GA

[GRAPHIC OMITTED]

8.   CHICOPEE MARKETPLACE SHOPPING CENTER
     CHICOPEE, MA

[GRAPHIC OMITTED]

13.  3434 NORTH WASHINGTON BOULEVARD
     ARLINGTON, VA

[GRAPHIC OMITTED]

10.  COBBLESTONE VILLAGE
     WEST PALM BEACH, FL

[GRAPHIC OMITTED]

3C.  MAJESTIC HEIGHTS
     LAS VEGAS, NV

[GRAPHIC OMITTED]

3J.  PRESTON VALLEY
     DALLAS, TX

[GRAPHIC OMITTED]

23.  105 WEST ADAMS STREET
     CHICAGO, IL

[GRAPHIC OMITTED]

217. ARUNDEL MILLS CHIPOTLE CENTER
     HANOVER, MD

[GRAPHIC OMITTED]

86.  HOLIDAY INN EXPRESS & SUITES FORT LAUDERDALE AIRPORT
     FT. LAUDERDALE, FL

[GRAPHIC OMITTED]

15.  828-850 MADISON AVENUE
     NEW YORK, NY

[GRAPHIC OMITTED]

5.   CARLTON HOTEL ON MADISON
     NEW YORK, NY

[GRAPHIC OMITTED]

60.  MAGNOLIA SHOPPES
     CORAL SPRINGS, FL

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
    SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS..............................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM...................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-6
RISK FACTORS...............................................................S-48
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT.......................S-79
FORWARD-LOOKING STATEMENTS.................................................S-79
AFFILIATIONS...............................................................S-80
DESCRIPTION OF THE ISSUING ENTITY..........................................S-80
DESCRIPTION OF THE DEPOSITOR...............................................S-81
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS......................S-82
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS...............................S-90
DESCRIPTION OF THE OFFERED CERTIFICATES...................................S-165
YIELD AND MATURITY CONSIDERATIONS.........................................S-198
DESCRIPTION OF THE SWAP AGREEMENT.........................................S-204
THE SERIES 2006-C4 POOLING AND SERVICING AGREEMENT........................S-207
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
    LOCATED IN NEW YORK...................................................S-246
U.S. FEDERAL INCOME TAX CONSEQUENCES......................................S-247
ERISA CONSIDERATIONS......................................................S-251
LEGAL INVESTMENT..........................................................S-254
USE OF PROCEEDS...........................................................S-254
UNDERWRITING..............................................................S-255
LEGAL MATTERS.............................................................S-256
RATING....................................................................S-256
GLOSSARY..................................................................S-258

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                      RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2   --   MORTGAGE POOL INFORMATION
EXHIBIT B     --   FORM OF CERTIFICATE ADMINISTRATOR REPORT
EXHIBIT C     --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D     --   SCHEDULE OF REFERENCE RATES
EXHIBIT E     --   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE
EXHIBIT F     --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................3
SUMMARY OF PROSPECTUS.........................................................4
RISK FACTORS.................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS....................................31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..........................31
THE SPONSOR..................................................................32
USE OF PROCEEDS..............................................................32
DESCRIPTION OF THE TRUST FUND................................................33
YIELD AND MATURITY CONSIDERATIONS............................................54
DESCRIPTION OF THE CERTIFICATES..............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS.......................................70
DESCRIPTION OF CREDIT SUPPORT................................................79
LEGAL ASPECTS OF MORTGAGE LOANS..............................................81
FEDERAL INCOME TAX CONSEQUENCES..............................................91
STATE AND OTHER TAX CONSEQUENCES............................................124
ERISA CONSIDERATIONS........................................................124
LEGAL INVESTMENT............................................................127
PLAN OF DISTRIBUTION........................................................129
LEGAL MATTERS...............................................................130
FINANCIAL INFORMATION.......................................................130
RATING......................................................................130
GLOSSARY....................................................................132

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-129918) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State:

          (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EURO 43,000,000 and (3) an annual net turnover of more than EURO 50,000,000, as shown in its last annual or consolidated accounts; or

          (d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that:

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C4 Commercial Mortgage Pass-Through Certificates. The series 2006-C4 certificates will consist of 29 classes. The table below identifies and specifies various characteristics for 27 of those classes.

                            APPROXIMATE       APPROXIMATE %
                           TOTAL INITIAL    OF TOTAL INITIAL                                              ASSUMED
       EXPECTED RATINGS  PRINCIPAL BALANCE     CERTIFICATE    APPROXIMATE  PASS-THROUGH                   WEIGHTED     ASSUMED
         (MOODY'S/S&P       OR NOTIONAL         PRINCIPAL        CREDIT        RATE      INITIAL PASS-    AVERAGE     PRINCIPAL
CLASS      /FITCH)            AMOUNT             BALANCE        SUPPORT    DESCRIPTION   THROUGH RATE   LIFE (YEARS)   WINDOW
-----  ----------------  -----------------  ----------------  -----------  ------------  -------------  ------------  ---------
 A-1     Aaa/AAA/AAA     $      68,884,000        1.61%          30.00%       Fixed         4.7710%          2.8      10/06-6/11
 A-2     Aaa/AAA/AAA     $      92,000,000        2.15%          30.00%       Fixed         5.3610%          4.7      6/11-7/11
A-AB     Aaa/AAA/AAA     $     156,000,000        3.65%          30.00%       Fixed         5.4390%          7.0      7/11-11/15
 A-3     Aaa/AAA/AAA     $   1,812,000,000       42.40%          30.00%       Fixed         5.4670%          9.7      11/15-8/16
A-4FL    Aaa/AAA/AAA     $     150,000,000        3.51%          30.00%     Floating        LIBOR +          9.9      8/16-8/16
                                                                           (LIBOR plus)     0.1800%
A-1-A    Aaa/AAA/AAA     $     712,280,000       16.67%          30.00%       Fixed         5.4600%          9.0      10/06-9/16
 A-M     Aaa/AAA/AAA     $     427,309,000       10.00%          20.00%       Fixed         5.5090%         10.0      9/16-9/16
 A-J     Aaa/AAA/AAA     $     341,847,000        8.00%          12.00%      WAC Cap        5.5380%         10.0      9/16-9/16
  B      Aa1/AA+/AA+     $      26,707,000        0.63%          11.38%      WAC Cap        5.5680%         N/A          N/A
  C       Aa2/AA/AA      $      64,097,000        1.50%           9.88%      WAC Cap        5.5220%         N/A          N/A
  D      Aa3/AA-/AA-     $      37,389,000        0.87%           9.00%      WAC Cap        5.6170%         N/A          N/A
  E       A1/A+/A+       $      21,366,000        0.50%           8.50%      WAC Cap        5.6470%         N/A          N/A
  F        A2/A/A        $      48,072,000        1.12%           7.38%      WAC Cap        5.6670%         N/A          N/A
  G       A3/A-/A-       $      42,731,000        1.00%           6.38%      WAC Cap        5.7260%         N/A          N/A
  H     Baa1/BBB+/BBB+   $      48,072,000        1.12%           5.25%      WAC Cap        5.9130%         N/A          N/A
  J      Baa2/BBB/BBB    $      48,072,000        1.12%           4.13%      WAC Cap        6.0120%         N/A          N/A
  K     Baa3/BBB-/BBB-   $      53,414,000        1.25%           2.88%        WAC          6.0980%         N/A          N/A
  L       Ba1/BB+/BB+    $      10,683,000        0.25%           2.63%      WAC Cap        5.1480%         N/A          N/A
  M       Ba2/BB/BB      $      16,024,000        0.37%           2.25%      WAC Cap        5.1480%         N/A          N/A
  N      Ba3/BB-/BB-     $      16,024,000        0.37%           1.88%      WAC Cap        5.1480%         N/A          N/A
  O       B1/B+/B+       $       5,341,000        0.12%           1.75%      WAC Cap        5.1480%         N/A          N/A
  P        B2/B/B        $      10,683,000        0.25%           1.50%      WAC Cap        5.1480%         N/A          N/A
  Q       B3/B-/B-       $      10,683,000        0.25%           1.25%      WAC Cap        5.1480%         N/A          N/A
  S       NR/NR/NR       $      53,413,953        1.25%           0.00%      WAC Cap        5.1480%         N/A          N/A
 A-X     Aaa/AAA/AAA     $   4,273,091,953         N/A            N/A      Variable IO      0.0593%         N/A          N/A
 A-SP    Aaa/AAA/AAA     $   4,039,124,000         N/A            N/A      Variable IO      0.5914%         N/A          N/A
 A-Y     Aaa/AAA/AAA     $     119,355,536         N/A            N/A      Variable IO      0.1000%         N/A          N/A

         ASSUMED FINAL
         DISTRIBUTION
CLASS        DATE
-----   --------------
 A-1      June 2011
 A-2      July 2011
A-AB    November 2015
 A-3     August 2016
A-4FL    August 2016
A-1-A   September 2016
 A-M    September 2016
 A-J    September 2016
  B           N/A
  C           N/A
  D           N/A
  E           N/A
  F           N/A
  G           N/A
  H           N/A
  J           N/A
  K           N/A
  L           N/A
  M           N/A
  N           N/A
  O           N/A
  P           N/A
  Q           N/A
  S           N/A
 A-X          N/A
 A-SP         N/A
 A-Y          N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-AB, A-3, A-4FL, A-1-A, A-M and A-J certificates are offered by this prospectus supplement.

     - The class A-4FL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-4FL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable with respect to the class A-4FL REMIC II regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the swap counterparty and the certificate administrator on behalf of the trust on a net basis. The swap agreement will calculate the accrual of interest on a notional amount equal to the total principal balance of the class A-4FL certificates outstanding from time to time. The total principal balance of the class A-4FL certificates at any time will equal the total principal balance of the class A-4FL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date, provided that the ratings on the class A-4FL certificates will not address the payment of interest thereon at a rate in excess of the pass-through rate for the class A-4FL REMIC II regular interest. The rated final distribution date for each class of offered certificates is the distribution date in September 2039.

     - All of the classes in the table on page S-6, except the A-X, A-SP and A-Y classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2006-C4 certificates with principal balances constitute the series 2006-C4 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K,
          L, M, N, O, P, Q and S certificates and the class A-4FL REMIC II regular interest.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

     - For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the issuing entity that were sold to us by NCB, FSB (with such total principal balance to be calculated from the perspective of the series 2006-C4 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2006-C4 certificateholders).

     - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-6 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The class A-4FL certificates identified in the table on page S-6 as having a "Floating (LIBOR plus)" pass-through rate, for so long as the swap agreement is in effect and there exists no continuing payment default by the swap counterparty under the swap agreement, have a pass-through rate for any interest accrual period equal to LIBOR plus 0.1800%; except that if (a) the total amount of interest distributions with respect to the class A-4FL REMIC II regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.4680%, multiplied by (ii) the total principal balance of the class A-4FL certificates on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-4FL certificates. If on any subsequent distribution date more interest is allocated to the class A-4FL REMIC II regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the trust. Under certain circumstances described in this prospectus supplement, the swap agreement may terminate or there may be a continuing payment default by the swap counterparty and the pass-through rate applicable to the class A-4FL certificates may convert to the pass-through rate applicable to the class A-4FL REMIC II regular interest. The initial value of LIBOR will be determined by the swap counterparty on September 26, 2006, and subsequent values of LIBOR will be determined by the swap counterparty two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the August 2013 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or all or a designated portion of the total principal balance of the class A-4FL REMIC II regular interest. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular mortgage loan in the issuing entity, an annual interest rate that is generally equal to:

          (1) in the case of each mortgage loan in the issuing entity, other than any residential cooperative mortgage loan that was sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee, including the certificate administrator fee, are calculated; and

          (2) in the case of each residential cooperative mortgage loan in the issuing entity that was sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee, including the certificate administrator fee, are calculated, and (b) 0.10% per annum.

          PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the issuing entity that were sold to us by NCB, FSB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     - The initial pass-through rates shown in the table on page S-6 with respect to the class A-X, A-SP and K certificates are each approximate.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          (1) any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          (2) there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          (3) there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2006-C4 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of September 1, 2006, between us, as depositor, and a trustee, a certificate administrator, two master servicers and two special servicers.

     The series 2006-C4 certificates will evidence the entire beneficial ownership of the issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from five mortgage loan sellers. The assets of the trust fund will also include a swap agreement. See "Description of the Underlying Mortgage Loans" and "Description of the Swap Agreement" in this prospectus supplement.

     As of their respective due dates in September 2006, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

     For purposes of calculating distributions on the respective classes of the series 2006-C4 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with 35 mortgage loans that are secured in whole or in part by multifamily properties and one (1) mortgage loan that is secured by one mixed use property that has a multifamily component. Loan group no. 1 will consist of 268 mortgage loans, with an initial loan group no. 1 balance of $3,560,811,505, representing approximately 83.3% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but 35 of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and one (1) mixed use property that has a multifamily component. Loan group no. 2 will consist of 92 mortgage loans, with an initial loan group no. 2 balance of $712,280,448, representing approximately 16.7% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY......................... Credit Suisse Commercial Mortgage Trust 2006-C4, a
                                        New York common law trust, will issue the series
                                        2006-C4 certificates. The primary assets of the
                                        issuing entity will be the mortgage loans that we
                                        are acquiring from the five mortgage loan sellers.

DEPOSITOR.............................. Credit Suisse First Boston Mortgage Securities
                                        Corp., a Delaware corporation and an affiliate of
                                        one of the mortgage loan sellers and one of the
                                        underwriters and the swap counterparty, will
                                        create the issuing entity and transfer the subject
                                        mortgage loans to it. Our principal executive
                                        office is located at Eleven Madison Avenue, New
                                        York, New York 10010. All references to "we," "us"
                                        and "our" in this prospectus supplement and the
                                        accompanying prospectus are intended to mean
                                        Credit Suisse First Boston Mortgage Securities
                                        Corp. See "Credit Suisse First Boston Mortgage
                                        Securities Corp." in the accompanying prospectus.

SPONSORS AND MORTGAGE LOAN SELLERS..... Column Financial, Inc., a Delaware corporation and an affiliate of the depositor, will act as a
                                        sponsor and mortgage loan seller with respect to
                                        the issuing entity. It is also an affiliate of
                                        Credit Suisse Securities (USA) LLC, one of the
                                        underwriters. Column Financial, Inc. maintains an
                                        office at 3414 Peachtree Road, N.E., Suite 1140,
                                        Atlanta, Georgia 30326. See "The Sponsor" in the
                                        accompanying prospectus.

                                        LaSalle Bank National Association, a national
                                        banking association, will act as a sponsor and
                                        mortgage loan seller with respect to the issuing
                                        entity. It is a subsidiary of LaSalle Bank
                                        Corporation, which is a subsidiary of ABN AMRO
                                        North America Holding Company, which is a
                                        subsidiary of ABN AMRO Bank N.V., a bank organized
                                        under the laws of the Netherlands. It is also the
                                        parent of LaSalle Financial Services, Inc., one of
                                        the underwriters. It will also serve as the
                                        certificate administrator, registrar and paying
                                        agent. LaSalle Bank National Association maintains
                                        an office at 135 South LaSalle Street, Suite 3400,
                                        Chicago, Illinois 60603.

                                        KeyBank National Association, a national banking
                                        association, will act as a sponsor and mortgage
                                        loan seller with respect to the issuing entity. It
                                        is the parent of KeyCorp Real Estate Capital
                                        Markets, Inc., one of the master servicers, and is
                                        an affiliate of McDonald Investments Inc., one of
                                        the underwriters. KeyBank National Association
                                        maintains an office at Key Tower, 127 Public
                                        Square, Cleveland, Ohio 44114.

                                        NCB, FSB, a federal savings bank chartered by the
                                        Office of Thrift Supervision of the U.S.
                                        Department of the Treasury, will act as a sponsor
                                        and mortgage loan seller with respect to the
                                        issuing entity. It is one of the master servicers
                                        and is a wholly-owned subsidiary of National
                                        Consumer Cooperative Bank, one of the special
                                        servicers. NCB, FSB maintains an office at 1725
                                        Eye Street, N.W., Washington, D.C. 20006.

                                        See "Description of the Sponsors and Mortgage Loan
                                        Sellers" in this prospectus supplement.

MORTGAGE LOAN SELLER .................. Barclays Capital Real Estate Inc., a Delaware
                                        corporation and an affiliate of Barclays Capital
                                        Inc., one of the underwriters, will also act as a
                                        mortgage loan seller with respect to the issuing
                                        entity in the case of 50% of the Ritz-Carlton
                                        South Beach loan. Its address is 200 Park Avenue,
                                        New York, New York 10166.

ORIGINATORS............................ Each mortgage loan seller or an affiliate thereof originated the underlying mortgage loans that it
                                        is contributing to the issuing entity, except that
                                        one underlying mortgage loan was co-originated by
                                        Column Financial, Inc. and Barclays Capital Real
                                        Estate Inc. See "Description of the Sponsors and
                                        Mortgage Loan Sellers" in this prospectus
                                        supplement.

MASTER SERVICERS....................... KeyCorp Real Estate Capital Markets, Inc., an Ohio
                                        corporation and an affiliate of one of the
                                        mortgage loan sellers and one of the underwriters,
                                        will act as master servicer with respect to 297 of
                                        the underlying mortgage loans, representing 95.8%
                                        of the initial mortgage pool balance. The main
                                        servicing offices are located at 911 Main Street,
                                        Suite 1500, Kansas City, Missouri 64105.

                                        NCB, FSB, a federal savings bank chartered by the
                                        Office of Thrift Supervision of the U.S.
                                        Department of the Treasury, will act as master
                                        servicer with respect to 63 of the underlying
                                        mortgage loans, representing 4.2% of the initial
                                        mortgage pool balance. It is one of the mortgage
                                        loan sellers and, further, is a wholly owned
                                        subsidiary of National Consumer Cooperative Bank,
                                        one of the special servicers. Its servicing
                                        offices are located at 1725 Eye Street, N.W.,
                                        Washington, D.C. 20006.

                                        As consideration for servicing the underlying
                                        mortgage loans, the master servicers will receive
                                        a master servicing fee (which includes a primary
                                        servicing fee). The master servicing fees (which
                                        for this purpose includes the primary servicing
                                        fees) range from 0.02% to 0.12% per annum on the
                                        stated principal balance of each underlying
                                        mortgage loan that it services. Such fee is
                                        calculated on the same basis as interest on the
                                        underlying mortgage loan and will be paid out of
                                        interest payments received by the related borrower
                                        prior to any distributions made on the offered
                                        certificates. The master servicers will also be
                                        entitled to additional servicing compensation in
                                        the form of borrower-paid fees as more
                                        particularly described herein.

                                        See "The Series 2006-C4 Pooling and Servicing
                                        Agreement--The Master Servicers" in this
                                        prospectus supplement.

SPECIAL SERVICERS...................... If and when necessary, LNR Partners, Inc., a
                                        Florida corporation, will act as special servicer
                                        with respect to the underlying mortgage loans as
                                        to which KeyCorp Real Estate Capital Markets, Inc.
                                        is the applicable master servicer, as well as any
                                        related foreclosure properties. Its principal
                                        executive offices are located at 1601 Washington
                                        Avenue, Suite 700, Miami Beach, Florida 33139.

                                        If and when necessary, National Consumer
                                        Cooperative Bank, a federally chartered
                                        corporation, will act as special servicer with
                                        respect to the 63 underlying mortgage loans as to
                                        which NCB, FSB is the applicable master servicer,
                                        as well as any related foreclosure properties.
                                        National Consumer Cooperative Bank wholly owns
                                        NCB, FSB, which is not only one of the master
                                        servicers, but also one of the mortgage loan
                                        sellers. Its servicing offices are located at 1725
                                        Eye Street, N.W., Washington, D.C. 20006.

                                        The special servicers will, in general, be
                                        responsible for servicing and administering:

                                        -    underlying mortgage loans that, in general,
                                             are in default or as to which default is
                                             reasonably foreseeable; and

                                        -    any real estate acquired by the issuing
                                             entity upon foreclosure of a defaulted
                                             underlying mortgage loan.

                                        As consideration for servicing each underlying
                                        mortgage loan that is being specially serviced and
                                        each underlying mortgage loan as to which the
                                        corresponding mortgaged real property has become
                                        foreclosed upon, the special servicers will
                                        receive a special servicing fee that will accrue
                                        at a rate of 0.25% per annum on the stated
                                        principal balance of the underlying mortgage loan.
                                        Such fee is calculated on the same basis as
                                        interest on the underlying mortgage loan and will
                                        generally be payable to the special servicers
                                        monthly from collections on the mortgage loans.
                                        Additionally, the special servicers will, in
                                        general, be entitled to receive a work-out fee
                                        with respect to each specially serviced mortgage
                                        loan in the issuing entity that has been returned
                                        to performing status. The work-out fee will be
                                        payable out of, and will generally be calculated
                                        by application of a work-out fee rate of 1.00% to,
                                        each payment of interest (other than default
                                        interest) and principal received on the mortgage
                                        loan for so long as it remains a worked-out
                                        mortgage loan. The related special servicer will
                                        also be entitled to receive a liquidation fee with
                                        respect to each specially serviced mortgage loan
                                        in the issuing entity for which it obtains a full,
                                        partial or discounted payoff from the related
                                        borrower or which is repurchased by a mortgage
                                        loan seller upon the breach of a representation or
                                        warranty of such seller after the applicable cure
                                        period (and any applicable extension thereof). As
                                        to each specially serviced mortgage loan and REO
                                        property in the issuing entity, the liquidation
                                        fee will generally be payable from, and will be
                                        calculated by application of a liquidation fee
                                        rate of 1.00% to, the related payment or proceeds,
                                        exclusive of liquidation expenses.

                                        See "The Series 2006-C4 Pooling and Servicing
                                        Agreement--The Special Servicers" in this
                                        prospectus supplement.

TRUSTEE................................ Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the
                                        series 2006-C4 certificateholders. It maintains an
                                        office at 9062 Old Annapolis Road, Columbia,
                                        Maryland 21045-1951. As consideration for acting
                                        as trustee, Wells Fargo Bank, N.A. will receive a
                                        trustee fee of 0.0006% per annum on the stated
                                        principal balance of each underlying mortgage
                                        loan. Such fee is calculated on the same basis as
                                        interest on the underlying mortgage loan and will
                                        generally be payable to the trustee from
                                        collections on the mortgage loans. See "The Series
                                        2006-C4 Pooling and Servicing Agreement--The
                                        Trustee" in this prospectus supplement.

CERTIFICATE ADMINISTRATOR.............. LaSalle Bank National Association, a national banking association, which is also one of the
                                        mortgage loan sellers and the parent of one of the
                                        underwriters, will act as the certificate
                                        administrator, registrar and paying agent. The
                                        certificate administrator's address is 135 South
                                        LaSalle Street, Suite 1625, Chicago, Illinois
                                        60603, Attention: Global Securities and Trust
                                        Services, CSMC 2006-C4. See "The Series 2006-C4
                                        Pooling and Servicing Agreement--The Certificate
                                        Administrator" in this prospectus supplement.

PARTIES................................ The following diagram illustrates the various parties involved in the transaction and their
                                        functions.

                                        ---------------------------------------
                                        |       Column Financial, Inc.,       |
                                        | LaSalle Bank National Association,  |
                                        |   KeyBank National Association      |
                                        |            and NCB, FSB             |
                                        | (Originators, Mortgage Loan Sellers |
                                        |           and Sponsors)             |
                                        |  Barclays Capital Real Estate Inc.  |
                                        |    (Originator and Mortgage Loan    |
                                        |               Seller)               |
                                        ---------------------------------------
                                                           |
                                                           | Mortgage Loans
                                                           |
                                        ---------------------------------------        -----------------------------
                                        | Credit Suisse First Boston Mortgage |        |    KeyCorp Real Estate    |
                                        |           Securities Corp.          |  |-----| Capital Markets, Inc. and |
                                        |             (Depositor)             |  |     |         NCB, FSB          |
                                        ---------------------------------------  |     |    (Master Servicers)     |
                                                           |                     |     -----------------------------
                                                           | Mortgage Loans      |
                                                           |                     |     -----------------------------
                                        ---------------------------------------  |     |   LNR Partners, Inc. and  |
                                        |  Credit Suisse Commercial Mortgage  |  |     |     National Consumer     |
                                        |       Trust Series 2006-C4          |--------|     Cooperative Bank      |
                                        |         (Issuing Entity)            |  |     |    (Special Servicers)    |
                                        ---------------------------------------  |     -----------------------------
                                                                                 |
                                                                                 |     -----------------------------
                                                                                 |     |   Wells Fargo Bank, N.A.  |
                                                                                 |     |         (Trustee)         |
                                                                                 |     |   LaSalle Bank National   |
                                                                                 |-----|        Association        |
                                                                                       |(Certificate Administrator,|
                                                                                       |    Registrar and Paying   |
                                                                                       |            Agent)         |
                                                                                       -----------------------------

CONTROLLING CLASS OF SERIES 2006-C4
CERTIFICATEHOLDERS..................... At any time of determination, the controlling class of series 2006-C4 certificateholders will be
                                        the holders of the most subordinate class of
                                        series 2006-C4 certificates, exclusive of the A-X,
                                        A-SP, A-Y, R and V classes, that has a total
                                        principal balance at least equal to 25% of the
                                        total initial principal balance of that class.
                                        However, if no class of series 2006-C4
                                        certificates, exclusive of the A-X, A-SP, A-Y, R
                                        and V classes, has a total principal balance at
                                        least equal to 25% of the total initial principal
                                        balance of that class, then the controlling class
                                        of series 2006-C4 certificateholders will be the
                                        holders of the most subordinate class of series
                                        2006-C4 certificates, exclusive of the A-X, A-SP,
                                        A-Y, R and V classes, that has a total principal
                                        balance greater than zero. For purposes of
                                        determining and exercising the rights of the
                                        controlling class of series 2006-C4
                                        certificateholders, the class A-1, A-2, A-AB, A-3,
                                        A-4FL and A-1-A certificateholders will be
                                        considered a single class. See "The Series 2006-C4
                                        Pooling and Servicing Agreement--Realization Upon
                                        Mortgage Loans--Series 2006-C4 Controlling Class
                                        and Series 2006-C4 Directing Certificateholder" in
                                        this prospectus supplement.

SERIES 2006-C4 DIRECTING
CERTIFICATEHOLDER...................... The series 2006-C4 directing certificateholder will, in general, be a certificateholder or its
                                        designee (or, in the case of a class of book-entry
                                        certificates, a beneficial owner) of the series
                                        2006-C4 controlling class selected by holders (or
                                        beneficial owners) of series 2006-C4 certificates
                                        representing a majority interest in the series
                                        2006-C4 controlling class. It is anticipated that
                                        Hyperion Capital Management, Inc. will serve as
                                        the initial series 2006-C4 directing
                                        certificateholder.

                                        As and to the extent described under "The Series
                                        2006-C4 Pooling and Servicing
                                        Agreement--Realization Upon Mortgage Loans--Asset
                                        Status Report" in this prospectus supplement, the
                                        series 2006-C4 directing certificateholder may
                                        direct the applicable special servicer with
                                        respect to various servicing matters involving
                                        each of the underlying mortgage loans. With
                                        respect to the 828-850 Madison Avenue mortgage
                                        loan, the 3434 North Washington Boulevard mortgage
                                        loan and the 500 Sansome Office mortgage loan, the
                                        holders of the junior 828-850 Madison Avenue, 3434
                                        North Washington Boulevard and 500 Sansome Office
                                        outside-the-issuing entity mortgage loans will
                                        have certain rights as described below under
                                        "--828-850 Madison Avenue Junior Companion
                                        Lender", "--3434 North Washington Boulevard Junior
                                        Companion Lender" and "--500 Sansome Office Junior
                                        Companion Lender." With respect to the 280 Park
                                        Avenue loan, the holder of the PARI PASSU 280 Park
                                        Avenue outside-the-issuing entity mortgage loan
                                        will have certain rights as described below under
                                        "--280 Park Avenue Pari Passu Companion Lender."
                                        With respect to any mortgage loan where CBA holds
                                        an outside-the-issuing entity mortgage loan, the
                                        holder of the junior CBA outside-the-issuing
                                        entity mortgage loan will have certain rights as
                                        described under "Description of the Underlying
                                        Mortgage Loans--The CBA A/B Loan Pairs."

280 PARK AVENUE PARI PASSU COMPANION
LENDER................................. The mortgaged real property identified on Exhibit
                                        A-1 to this prospectus supplement as 280 Park
                                        Avenue secures, on a PARI PASSU basis relative to
                                        the 280 Park Avenue underlying mortgage loan, a
                                        mortgage loan that will NOT be part of the issuing
                                        entity. That 280 Park Avenue outside-the-issuing
                                        entity mortgage loan has a cut-off date principal
                                        balance of $140,000,000.

                                        The holder of the PARI PASSU 280 Park Avenue
                                        outside-the-issuing entity mortgage loan will be
                                        entitled to--

                                        -    consult with the special servicer under the
                                             series 2006-C4 pooling and servicing
                                             agreement with respect to various servicing
                                             matters involving the 280 Park Avenue loan
                                             pair, including the 280 Park Avenue
                                             underlying mortgage loan;

                                        -    purchase the 280 Park Avenue underlying
                                             mortgage loan under various default
                                             scenarios; and

                                        -    cure defaults with respect to the 280 Park
                                             Avenue underlying mortgage loan;

                                        PROVIDED that the holder of the 280 Park Avenue
                                        outside-the-issuing entity mortgage loan may
                                        delegate or assign its rights in respect of the
                                        foregoing to a designee or representative.

                                        See "Description of the Underlying Mortgage
                                        Loans--Certain Matters Regarding the 280 Park
                                        Avenue Mortgage Loan" and "--Significant Mortgage
                                        Loans--280 Park Avenue" in this prospectus
                                        supplement.

                                        It is expected that the 280 Park Avenue
                                        outside-the-trust fund mortgage loan will be
                                        securitized. If so, any particular holder or
                                        holders of securities from any such securitization
                                        or its or their representative may be designated
                                        to exercise the above-described rights and powers
                                        of the holder of the securitized 280 Park Avenue
                                        outside-the-issuing entity mortgage loan.

828-850 MADISON AVENUE
JUNIOR COMPANION LENDER................ The mortgaged real property identified on Exhibit
                                        A-1 to this prospectus supplement as 828-850
                                        Madison Avenue secures, on a subordinate basis
                                        relative to the 828-850 Madison Avenue underlying
                                        mortgage loan, a junior mortgage loan that will
                                        NOT be part of the issuing entity. That junior
                                        828-850 Madison Avenue outside-the-issuing entity
                                        mortgage loan has a cut-off date principal balance
                                        of $20,000,000. The junior 828-850 Madison Avenue
                                        outside-the-issuing entity mortgage loan is
                                        subordinate in right of payment to the 828-850
                                        Madison Avenue underlying mortgage loan.

                                        If and for so long as (a) an amount generally
                                        equal to the unpaid principal balance of the
                                        junior 828-850 Madison Avenue outside-the-issuing
                                        entity mortgage loan (net of any appraisal
                                        reduction amount with respect to the 828-850
                                        Madison Avenue loan group that is allocable
                                        thereto) is equal to or greater than (b) 25% of
                                        the initial unpaid principal balance of the junior
                                        828-850 Madison Avenue outside-the-issuing entity
                                        mortgage loan (net of any principal payments),
                                        then the holder of the junior 828-850 Madison
                                        Avenue outside-the-issuing entity mortgage loan
                                        will be entitled to consent to certain actions and
                                        contact and consult with the applicable special
                                        servicer with respect to various servicing matters
                                        involving the 828-850 Madison Avenue loan group
                                        through a designee.

                                        In addition, the holder of the junior 828-850
                                        Madison Avenue outside-the-issuing entity mortgage
                                        loan will also be entitled, through their
                                        designee, to:

                                        -    purchase the 828-850 Madison Avenue
                                             underlying mortgage loan under various
                                             default scenarios;

                                        -    replace the special servicer with respect to
                                             such loan; and

                                        -    cure defaults with respect to the 828-850
                                             Madison Avenue underlying mortgage loan. 21.
                                             See "Description of the Underlying Mortgage
                                             Loans--Certain Matters Regarding the 828-850
                                             Madison Avenue Mortgage Loan" in this
                                             prospectus supplement.

500 SANSOME OFFICE
JUNIOR COMPANION LENDER................ The mortgaged real property identified on Exhibit
                                        A-1 to this prospectus supplement as 500 Sansome
                                        Office secures, on a subordinate basis relative to
                                        the 500 Sansome Office underlying mortgage loan, a
                                        junior mortgage loan that will NOT be part of
                                        the issuing entity. That junior 500 Sansome Office
                                        outside-the-issuing entity mortgage loan has a
                                        cut-off date principal balance of $2,600,000. The
                                        junior 500 Sansome Office outside-the-issuing
                                        entity mortgage loan is subordinate in right of
                                        payment to the 500 Sansome Office underlying
                                        mortgage loan.

                                        If and for so long as (a) an amount generally
                                        equal to the unpaid principal balance of the
                                        junior 500 Sansome Office outside-the-issuing
                                        entity mortgage loan (net of any appraisal
                                        reduction amount with respect to the 500 Sansome
                                        Office loan group that is allocable thereto) is
                                        equal to or greater than (b) 25% of the initial
                                        unpaid principal balance of the junior 500 Sansome
                                        Office outside-the-issuing entity mortgage loan,
                                        then the holder of the junior 500 Sansome Office
                                        outside-the-issuing entity mortgage loan will be
                                        entitled to consent to certain actions and contact
                                        and consult with the applicable special servicer
                                        with respect to various servicing matters
                                        involving the 500 Sansome Office loan group
                                        through a designee. 23.

                                        In addition, the holder of the junior 500 Sansome
                                        Office outside-the-issuing entity mortgage loan will
                                        also be entitled, through their designee, to:

                                        -    purchase the 500 Sansome Office underlying
                                             mortgage loan under various default
                                             scenarios; and

                                        -    replace the special servicer with respect to
                                             such loan.

                                        See "Description of the Underlying Mortgage
                                        Loans--Certain Matters Regarding the 500 Sansome
                                        Office Mortgage Loan" in this prospectus
                                        supplement.

3434 NORTH WASHINGTON BOULEVARD
JUNIOR COMPANION LENDER................ The mortgaged real property identified on Exhibit
                                        A-1 to this prospectus supplement as 3434 North
                                        Washington Boulevard secures, on a subordinate
                                        basis relative to the 3434 North Washington
                                        Boulevard underlying mortgage loan, a junior
                                        mortgage loan that will NOT be part of the issuing
                                        entity. That junior 3434 North Washington
                                        Boulevard outside-the-issuing entity mortgage loan
                                        has a cut-off date principal balance of
                                        $4,500,000. The junior 3434 North Washington
                                        Boulevard outside-the-issuing entity mortgage loan
                                        is subordinate in right of payment to the 3434
                                        North Washington Boulevard underlying mortgage
                                        loan.

                                        For so long as (a) an amount generally equal to
                                        the unpaid principal balance of the junior 3434
                                        North Washington Boulevard outside-the-issuing
                                        entity mortgage loan (net of any appraisal
                                        reduction amount with respect to the 3434 North
                                        Washington Boulevard mortgage loan that is
                                        applicable thereto), plus certain additional
                                        collateral that may be pledged by the holders of
                                        the junior 3434 North Washington Boulevard
                                        outside-the-issuing entity mortgage loan, is equal
                                        to or greater than (b) 25% of the initial unpaid
                                        principal balance of the junior 3434 North
                                        Washington Boulevard outside-the-issuing entity
                                        mortgage loan (net of any principal payments),
                                        then the holders of the junior 3434 North
                                        Washington Boulevard outside-the-issuing entity
                                        mortgage loan will be entitled to consent to
                                        certain actions and contact and consult with the
                                        applicable special servicer with respect to
                                        various servicing matters involving the 3434 North
                                        Washington Boulevard loan group.

                                        In addition, the holder of the junior 3434 North
                                        Washington Boulevard outside-the-issuing entity
                                        mortgage loan will also be entitled to:

                                        -    purchase the 3434 North Washington Boulevard
                                             underlying mortgage loan under various
                                             default scenarios;

                                        -    replace the special servicer with respect to
                                             such loan; and

                                        -    cure defaults with respect to the 3434 North
                                             Washington Boulevard underlying mortgage
                                             loan.

                                        See "Description of the Underlying Mortgage
                                        Loans--Certain Matters Regarding the 3434 North
                                        Washington Boulevard Mortgage Loan" and
                                        "--Significant Mortgage Loans--3434 North
                                        Washington Boulevard" in this prospectus
                                        supplement.

UNDERWRITERS........................... Credit Suisse Securities (USA) LLC, LaSalle
                                        Financial Services, Inc., KeyBanc Capital Markets,
                                        a Division of McDonald Investments Inc., Barclays
                                        Capital Inc., Wachovia Capital Markets, LLC and
                                        Greenwich Capital Markets, Inc. are the
                                        underwriters with respect to this offering. Credit
                                        Suisse Securities (USA) LLC will be co-lead
                                        manager and sole bookrunning manager. Credit
                                        Suisse Securities (USA) LLC is an affiliate of us
                                        and Column Financial, Inc., one of the sponsors,
                                        and Credit Suisse International, the swap
                                        counterparty. LaSalle Financial Services, Inc.
                                        will be co-lead manager and is a subsidiary of
                                        LaSalle Bank National Association, which is one of
                                        the sponsors and the certificate administrator,
                                        registrar and paying agent. KeyBanc Capital
                                        Markets, a Division of McDonald Investments Inc.,
                                        is an affiliate of KeyBank National Association,
                                        one of the sponsors, and KeyCorp Real Estate
                                        Capital Markets, Inc., one of the master
                                        servicers, and it will be co-lead manager.
                                        Barclays Capital Inc. is an affiliate of Barclays
                                        Capital Real Estate Inc., one of the mortgage loan
                                        sellers, and it will be co-lead manager.

SWAP COUNTERPARTY...................... Credit Suisse International, an affiliate of the depositor, one of the mortgage loan sellers and
                                        one of the underwriters, will be the counterparty
                                        under the swap agreement relating to the class
                                        A-4FL certificates. As of the date of this
                                        prospectus supplement, the swap counterparty has
                                        been assigned a senior unsecured debt rating of
                                        "AA-" (stable outlook) by Standard & Poor's
                                        Ratings Services, a division of The McGraw-Hill
                                        Companies, Inc., a senior debt rating of "Aa3"
                                        (stable outlook) by Moody's Investors Service,
                                        Inc. and a long-term rating of "AA-" (stable
                                        outlook) by Fitch, Inc. See "Description of the
                                        Swap Agreement--The Swap Counterparty" in this
                                        prospectus supplement.

                               SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE........................... The underlying mortgage loans will be considered part of the issuing entity as of their respective
                                        due dates in September 2006, except that in the
                                        case of certain of the underlying mortgage loans
                                        that have their first due date in October 2006,
                                        those underlying mortgage loans will be considered
                                        part of the trust fund on the equivalent day of
                                        the month in September 2006 had their first due
                                        date been in September 2006. All payments and
                                        collections received on each of the underlying
                                        mortgage loans after its due date in September
                                        2006 or its date of origination, as the case may
                                        be, excluding any payments or collections that
                                        represent amounts due on or before that date, will
                                        belong to the issuing entity. The respective due
                                        dates for the underlying mortgage loans in
                                        September 2006 are individually and collectively
                                        considered the cut-off date for the issuing
                                        entity.

ISSUE DATE............................. The date of initial issuance for the series
                                        2006-C4 certificates will be on or about September
                                        28, 2006.

DUE DATES.............................. Subject, in some cases, to a next business day convention, the dates on which monthly
                                        installments of principal and/or interest will be
                                        due on the underlying mortgage loans are as
                                        follows:

                                                        NUMBER OF       % OF INITIAL MORTGAGE
                                          DUE DATE    MORTGAGE LOANS         POOL BALANCE
                                          --------    --------------    ---------------------
                                            11th           167                  69.2%
                                            1st            193                  30.8%

DETERMINATION DATE..................... The monthly cut-off for collections on the underlying mortgage loans that are to be
                                        distributed, and information regarding the
                                        underlying mortgage loans that is to be reported,
                                        to the holders of the series 2006-C4 certificates
                                        on any distribution date will be the close of
                                        business on the determination date in the same
                                        month as that distribution date. The determination
                                        date will be the 11th calendar day of each month,
                                        commencing with October 2006, or, if the 11th
                                        calendar day of any such month is not a business
                                        day, then the next succeeding business day.

DISTRIBUTION DATE...................... Distributions of principal and/or interest on the series 2006-C4 certificates are scheduled to occur
                                        monthly, commencing in October 2006. During any
                                        given month, the distribution date will be the
                                        fourth business day following the determination
                                        date in that month.

RECORD DATE............................ The record date for each monthly distribution on a series 2006-C4 certificate will be the last
                                        business day of the prior calendar month. The
                                        registered holders of the series 2006-C4
                                        certificates at the close of business on each
                                        record date will be entitled to receive any
                                        distribution on those certificates on the
                                        following distribution date, except that the final
                                        distribution of principal and/or interest on any
                                        offered certificate will be made only upon
                                        presentation and surrender of that certificate at
                                        a designated location.

COLLECTION PERIOD...................... Amounts available for distribution on the series
                                        2006-C4 certificates on any distribution date will
                                        depend on the payments and other collections
                                        received, and any advances of payments due, on or
                                        with respect to the underlying mortgage loans
                                        during the related collection period. Each
                                        collection period--

                                        -    will relate to a particular distribution
                                             date,

                                        -    will begin when the prior collection period
                                             ends or, in the case of the first collection
                                             period, will begin as of the issue date, and

                                        -    will end at the close of business on the
                                             determination date that occurs in the same
                                             month as the related distribution date.

INTEREST ACCRUAL PERIOD................ The amount of interest payable with respect to the interest-bearing classes of the series 2006-C4
                                        certificates and the class A-4FL REMIC II regular
                                        interest on any distribution date will be a
                                        function of the interest accrued during the
                                        related interest accrual period. The interest
                                        accrual period for the interest-bearing classes of
                                        the series 2006-C4 certificates (other than the
                                        class A-4FL certificates) and the class A-4FL
                                        REMIC II regular interest for any distribution
                                        date will be the calendar month immediately
                                        preceding the month in which that distribution
                                        date occurs. The interest accrual period for the
                                        class A-4FL certificates for any distribution date
                                        will be the period from and including the
                                        distribution date in the month preceding the month
                                        in which the related distribution date occurs (or,
                                        in the case of the first

                                        distribution date, from and including September
                                        28, 2006) to, but excluding, the related
                                        distribution date; except that, if the swap
                                        agreement is terminated and not replaced or if
                                        there exists a continuing payment default by the
                                        swap counterparty under the swap agreement, then
                                        the interest accrual period with respect to the
                                        class A-4FL certificates for any distribution date
                                        will be the same as the interest accrual period
                                        for the class A-4FL REMIC II regular interest.

LIBOR DETERMINATION DATE............... The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class
                                        A-4FL certificates as well as the payment
                                        obligations under the swap agreement, will
                                        initially be determined on September 26, 2006 and
                                        will thereafter be determined monthly on the
                                        second LIBOR business day preceding the first day
                                        of the applicable interest accrual period.

ASSUMED FINAL DISTRIBUTION DATE........ For each class of certificates, the date set forth on the cover page.

RATED FINAL DISTRIBUTION DATE.......... The distribution date occurring in September 2039.

                                 THE OFFERED CERTIFICATES

GENERAL................................ The series 2006-C4 certificates offered by this prospectus supplement are the class A-1, A-2,
                                        A-AB, A-3, A-4FL, A-1-A, A-M and A-J certificates.
                                        Each class of offered certificates will have the
                                        initial total principal balance and pass-through
                                        rate set forth in the table on page S-6 or
                                        otherwise described under "--Transaction Overview"
                                        above. There are no other securities offered by
                                        this prospectus supplement.

                                        COLLECTIONS

GENERAL................................ The master servicers, the primary servicers or the special servicers, as applicable, will make
                                        reasonable efforts in accordance with the
                                        applicable servicing standards to collect all
                                        payments due under the terms and provisions of the
                                        underlying mortgage loans. Such payments will be
                                        deposited in the related master servicer's
                                        collection account within two (2) business days of
                                        receipt.

                                       DISTRIBUTIONS

A. GENERAL............................. Funds collected or advanced on the underlying mortgage loans will be distributed on each
                                        corresponding distribution date, net of specified
                                        issuing entity expenses including servicing fees,
                                        trustee fees and related compensation.

B. SUBORDINATION....................... The chart below under "--C. Priority of
                                        Distributions" describes the manner in which the
                                        rights of various classes will be senior to the
                                        rights of other classes. Entitlement to receive
                                        principal and interest (other than excess
                                        liquidation proceeds and certain excess interest
                                        in connection with any underlying mortgage loan
                                        having an anticipated repayment date) on any
                                        distribution date is depicted in descending order.
                                        The manner in which mortgage loan losses
                                        (including interest losses other than losses with
                                        respect to certain excess interest (over the
                                        amount of interest that would have accrued if the
                                        interest rate did not increase) in connection with
                                        any mortgage loan having an anticipated repayment
                                        date) are allocated is depicted in ascending
                                        order.

C. PRIORITY OF DISTRIBUTIONS........... The following chart illustrates generally the distribution priorities and the subordination
                                        features applicable to the following classes of
                                        series 2006-C4 certificateholders: 28.

                                         |                       -------------------------------------  /|\
                                         |                       |                                   |   |
                                         |                       | Class A-1, Class A-2, Class A-AB, |   |
                                         |                       |     Class A-3, Class A-4FL,       |   |
                                         |                       |     Class A-1-A, Class A-X,       |   |
                                         |                       |    Class A-SP and Class A-Y       |   |
                                         |                       |                                   |   |
                                         |                       ------------------------------------    |
                                         |                       |                                   |   |
                                         | Accrued certificate   |             Class A-M             |   | Losses
                                         |   interest, then      |                                   |   |
                                         |     principal         ------------------------------------    |
                                         |                       |                                   |   |
                                         |                       |             Class A-J             |   |
                                         |                       |                                   |   |
                                         |                       -------------------------------------   |
                                         |                       |                                   |   |
                                         |                       |  Non-Offered Certificates (other  |   |
                                         |                       |     than Class A-X, Class A-SP    |   |
                                         |                       |           and Class A-Y)          |   |
                                         |                       |                                   |   |
                                         |                       -------------------------------------   |
                                        \|/                                                              |

                                        No other form of credit enhancement will be
                                        available to you as a holder of offered
                                        certificates.

                                        Allocation of interest distributions among the
                                        class A-1, A-2, A-AB, A-3, A-1-A, A-X, A-SP and
                                        A-Y certificates and the class A-4FL REMIC II
                                        regular interest are to be made concurrently:

                                        -    in the case of the A-1, A-2, A-AB and A-3
                                             classes and the class A-4FL REMIC II regular
                                             interest, on a PRO RATA basis in accordance
                                             with the respective interest entitlements
                                             evidenced by those classes of certificates
                                             from available funds attributable to loan
                                             group no. 1;

                                        -    in the case of the A-1-A class, from
                                             available funds attributable to loan group
                                             no. 2; and

                                        -    in the case of the A-X, A-SP and A-Y classes,
                                             on a PRO RATA basis in accordance with the
                                             respective interest entitlements evidenced by
                                             those classes, from available funds
                                             attributable to loan group no. 1 and/or loan
                                             group no. 2;

                                        PROVIDED that, if the foregoing would result in a
                                        shortfall in the interest distributions on any of
                                        the A-1, A-2, A-AB, A-3, A-1-A, A-X, A-SP and/or
                                        A-Y classes and/or the class A-4FL REMIC II
                                        regular interest, then distributions of interest
                                        will be made on those classes on a PRO RATA basis
                                        in accordance with the respective interest
                                        entitlements evidenced by those classes, from
                                        available funds attributable to the entire
                                        mortgage pool.

                                        Allocation of principal distributions among the
                                        class A-1, A-2, A-AB, A-3 and A-1-A certificates
                                        and the class A-4FL REMIC II regular interest is
                                        described under "--E. Principal Distributions"
                                        below. The class A-X, A-SP, A-Y, R and V
                                        certificates do not have principal balances and do
                                        not entitle holders to distributions of principal.

                                        See "Description of the Offered
                                        Certificates--Distributions--Priority of
                                        Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS.............. Each class of series 2006-C4 certificates, other than the class R and V certificates, and the class
                                        A-4FL REMIC II regular interest will bear
                                        interest. With respect to each interest-bearing
                                        class of series 2006-C4 certificates and the class
                                        A-4FL REMIC II regular interest, that interest
                                        will accrue during each interest accrual period
                                        based upon:

                                        -    the pass-through rate with respect to that
                                             class or the class A-4FL REMIC II regular
                                             interest, as the case may be, for that
                                             interest accrual period;

                                        -    the total principal balance or notional
                                             amount, as the case may be, of that class or
                                             the class A-4FL REMIC II regular interest, as
                                             the case may be, outstanding immediately
                                             prior to the related distribution date; and

                                        -    the assumption that each year consists of
                                             twelve 30-day months (or, in the case of the
                                             class A-4FL certificates, for so long as the
                                             swap agreement is in effect and no payment
                                             default by the swap counterparty exists under
                                             the swap agreement, based on the actual
                                             number of days in that interest accrual
                                             period and the assumption that each year
                                             consists of 360 days);

                                        except that if (a) the total amount of interest
                                        distributions with respect to the class A-4FL
                                        REMIC II regular interest for any distribution
                                        date is less than (b) 1/12th of the product of (i)
                                        5.4680%, multiplied by (ii) the principal balance
                                        of the class A-4FL REMIC II regular interest on
                                        the last day of the calendar month immediately
                                        preceding that distribution date, then there will
                                        be a proportionate reduction to the amount of
                                        interest distributable on the class A-4FL
                                        certificates. In this regard, the class A-4FL
                                        REMIC II regular interest will accrue interest at
                                        a fixed rate and the class A-4FL certificates will
                                        accrue interest at the pass-through rate for such
                                        class set forth on the cover page hereof.

                                        The class A-SP certificates will not accrue
                                        interest beyond the August 2013 interest accrual
                                        period.

                                        A whole or partial prepayment on an underlying
                                        mortgage loan may not be accompanied by the amount
                                        of a full month's interest on the prepayment.
                                        These shortfalls (to the extent not covered by the
                                        applicable master servicer as described under "The
                                        Series 2006-C4 Pooling and Servicing
                                        Agreement--Servicing and Other Compensation and
                                        Payment of Expenses" in this prospectus
                                        supplement) will be allocated, as described under
                                        "Description of the Offered
                                        Certificates--Distributions--Interest
                                        Distributions," to reduce the amount of accrued
                                        interest otherwise payable on the class A-4FL
                                        REMIC II regular interest and to the holders of
                                        one or more of the interest-bearing classes of
                                        series 2006-C4 certificates (other than, subject
                                        to the discussion in the next sentence, the class
                                        A-4FL certificates), including the offered
                                        certificates. Any shortfalls allocated to the
                                        class A-4FL REMIC II regular interest will, in
                                        turn, result in a proportionate reduction (for so

                                        long as the swap agreement is in effect and no
                                        continuing payment default by the swap
                                        counterparty exists) or a dollar-for-dollar
                                        reduction (if there is no longer an effective swap
                                        agreement or there exists a continuing payment
                                        default by the swap counterparty) to the interest
                                        distributable on the class A-4FL certificates.

                                        On each distribution date, subject to available
                                        funds and the distribution priorities described
                                        under "--C. Priority of Distributions" above and,
                                        in the case of the class A-4FL certificates only,
                                        the amount payable to or received from the swap
                                        counterparty for that distribution date, you will
                                        be entitled to receive your proportionate share of
                                        all unpaid distributable interest accrued with
                                        respect to your class of offered certificates
                                        through the end of the related interest accrual
                                        period.

                                        See "Description of the Offered
                                        Certificates--Distributions--Interest
                                        Distributions" and "--Distributions--Priority of
                                        Distributions" and "Description of the Swap
                                        Agreement" in this prospectus supplement.

E. SWAP AGREEMENT...................... The assets of the trust fund will include an interest rate swap agreement between the trust and
                                        Credit Suisse International as swap counterparty.
                                        The initial notional amount of the swap agreement
                                        will be equal to the total initial principal
                                        balance of the class A-4FL REMIC II regular
                                        interest (and, correspondingly, of the class A-4FL
                                        certificates). The notional amount of the swap
                                        agreement will decrease to the extent of any
                                        decrease in the total principal balance of the
                                        class A-4FL REMIC II regular interest (and,
                                        correspondingly, of the class A-4FL certificates).
                                        The termination date of the swap agreement will be
                                        the earliest of (i) the rated final distribution
                                        date for the class A-4FL certificates, (ii) the
                                        date on which the notional amount of the swap
                                        agreement is reduced to zero, (iii) the date on
                                        which the option to purchase all of the underlying
                                        mortgage loans and all other property remaining in
                                        the trust fund is exercised and (iv) the date on
                                        which the termination of the trust fund occurs.
                                        Under the swap agreement, the trust will generally
                                        be obligated to pay to the swap counterparty with
                                        respect to each distribution date, out of interest
                                        amounts and any yield maintenance charges and
                                        static prepayment premiums paid or payable, as the
                                        case may be, with respect to the class A-4FL REMIC
                                        II regular interest, an amount equal to the sum of
                                        (i) any yield maintenance charges and static
                                        prepayment premiums allocable to the class A-4FL
                                        REMIC II regular interest and (ii) 1/12th of the
                                        product of (A) the notional amount of the swap
                                        agreement for that distribution date and (B)
                                        5.4680% per annum, subject to adjustment as
                                        discussed in the following two paragraphs. The
                                        swap counterparty will generally be obligated to
                                        pay to the trust with respect to each distribution
                                        date an amount equal to the product of (i) the
                                        notional amount of the swap agreement for that
                                        distribution date, (ii) LIBOR plus 0.1800% per
                                        annum and (iii) a fraction, the numerator of which
                                        is the actual number of days elapsed during the
                                        related accrual period, and the denominator of
                                        which is 360, subject to adjustment as discussed
                                        in the following two paragraphs.

                                        If there is for any reason an interest shortfall
                                        with respect to the class A-4FL REMIC II regular
                                        interest, then the amount payable by the trust to
                                        the swap counterparty with respect to any
                                        distribution date will be reduced by an amount
                                        equal to the amount, if any, by which (a) 1/12th
                                        of the product of (i) 5.4680%, multiplied by (ii)
                                        the notional amount of the swap agreement for that
                                        distribution date exceeds (b) the amount of
                                        interest distributions with respect to the class
                                        A-4FL REMIC II regular interest on deposit in the
                                        floating rate account on that distribution date.
                                        As a result, the amount payable by the swap

                                        counterparty to the trust with respect to the
                                        subject distribution date will also be reduced by
                                        an amount equal to the product of (a) the amount
                                        of the reduction determined as described in the
                                        immediately preceding sentence multiplied by (b)
                                        the quotient of (i) the product of (x) LIBOR plus
                                        0.1800%, multiplied by (y) the quotient of the
                                        actual number of days in the related accrual
                                        period divided by 360, multiplied by (z) the
                                        notional amount of the swap agreement for that
                                        distribution date, divided by (ii) 1/12th of the
                                        product of (y) 5.4680%, multiplied by (z) the
                                        notional amount of the swap agreement for that
                                        distribution date.

                                        If the amount paid by the trust to the swap
                                        counterparty is reduced on any distribution date
                                        as described in the preceding paragraph, and if on
                                        any subsequent distribution date the amount of
                                        interest distributions with respect to the class
                                        A-4FL REMIC II regular interest pursuant to the
                                        priority of distributions on that distribution
                                        date exceeds 1/12th of the product of (i) 5.4680%,
                                        multiplied by (ii) the notional amount of the swap
                                        agreement for that distribution date, then the
                                        trust will be obligated under the swap agreement
                                        to reimburse such excess to the swap counterparty,
                                        up to the total amount of such reductions
                                        remaining unreimbursed to the swap counterparty
                                        from prior distribution dates, and the swap
                                        counterparty will be obligated under the swap
                                        agreement to pay to the trust an amount equal to
                                        the product of (i) each amount reimbursed to the
                                        swap counterparty on the current distribution date
                                        and (ii) the quotient specified in clause (b) of
                                        the last sentence of the preceding paragraph for
                                        the distribution date on which the reduction that
                                        is currently being reimbursed originally occurred.
                                        Such reimbursements will be made on a
                                        first-in/first-out basis.

                                        Payments by the certificate administrator on
                                        behalf of the trust fund to the swap counterparty,
                                        and by the swap counterparty to the trust fund, as
                                        described above in this "--Swap Agreement" section
                                        will be made on a net basis, and any such amounts
                                        paid to or retained by the trust fund will be
                                        available to make payments of interest to the
                                        class A-4FL certificateholders. See "Risk
                                        Factors--Risks Relating to the Swap Agreement" and
                                        "Description of the Swap Agreement" in this
                                        prospectus supplement.

F. PRINCIPAL DISTRIBUTIONS............. Subject to--

                                        -    available funds,

                                        -    the distribution priorities described under
                                             "--C. Priority of Distributions" above, and

                                        -    the reductions to principal balances
                                             described under "--Reductions of Certificate
                                             Principal Balances in Connection with Losses
                                             and Expenses" below,

                                        the holders of each class of offered certificates
                                        will be entitled to receive a total amount of
                                        principal over time equal to the total principal
                                        balance of their particular class.

                                        The total distributions of principal to be made on
                                        the series 2006-C4 certificates on any
                                        distribution date will, in general, be a function
                                        of--

                                        -    the amount of scheduled payments of principal
                                             due or, in some cases, deemed due, on the
                                             underlying mortgage loans during the related
                                             collection period, which payments are either

                                             received as of the end of that collection period
                                             or advanced by the master servicers and/or the
                                             trustee, as applicable, and

                                        -    the amount of any prepayments, including in
                                             the form of accelerated amortization on any
                                             underlying mortgage loan that remains
                                             outstanding past any applicable anticipated
                                             repayment date, and other unscheduled
                                             collections of previously unadvanced
                                             principal with respect to the underlying
                                             mortgage loans that are received during the
                                             related collection period.

                                        However, if a master servicer or the trustee is
                                        reimbursed out of general collections on the
                                        mortgage pool for any advance that it has
                                        determined is not recoverable out of collections
                                        on the related underlying mortgage loan, then that
                                        advance (together with accrued interest thereon)
                                        will be deemed, to the fullest extent permitted,
                                        to be reimbursed first out of payments and other
                                        collections of principal on all the underlying
                                        mortgage loans (thereby reducing the amount of
                                        principal otherwise distributable on the series
                                        2006-C4 certificates on the related distribution
                                        date), prior to being deemed reimbursed out of
                                        payments and other collections of interest on all
                                        the underlying mortgage loans.

                                        Additionally, in the event that any advance
                                        (including any interest accrued thereon) with
                                        respect to a defaulted underlying mortgage loan
                                        remains unreimbursed following the time that such
                                        underlying mortgage loan is modified and returned
                                        to performing status, the applicable master
                                        servicer or the trustee will be entitled to
                                        reimbursement for that advance (even though that
                                        advance is not deemed nonrecoverable out of
                                        collections on the related underlying mortgage
                                        loan), on a monthly basis, out of - but solely out
                                        of - payments and other collections of principal
                                        on all the underlying mortgage loans after the
                                        application of those principal payments and
                                        collections to reimburse any party for
                                        nonrecoverable debt service advances and/or
                                        servicing advances as described in the prior
                                        paragraph (thereby reducing the amount of
                                        principal otherwise distributable on the series
                                        2006-C4 certificates on the related distribution
                                        date). If any such advance is not reimbursed in
                                        whole on any distribution date due to insufficient
                                        principal collections during the related
                                        collection period, then the portion of that
                                        advance that remains unreimbursed will be carried
                                        over (with interest thereon continuing to accrue)
                                        for reimbursement on the following distribution
                                        date (to the extent of principal collections
                                        available for that purpose). Notwithstanding the
                                        foregoing, if any such advance, or any portion of
                                        any such advance, is determined, at any time
                                        during this reimbursement process, to be
                                        ultimately nonrecoverable out of collections on
                                        the related underlying mortgage loan, then the
                                        applicable master servicer or the trustee, as
                                        applicable, will be entitled to immediate
                                        reimbursement as a nonrecoverable advance in an
                                        amount equal to the portion of that advance that
                                        remains outstanding, plus accrued interest. See
                                        "Description of the Offered Certificates--Advances
                                        of Delinquent Monthly Debt Service Payments" in
                                        this prospectus supplement.

                                        The certificate administrator must make principal
                                        distributions in a specified sequential order,
                                        taking account of whether the payments (or
                                        advances in lieu thereof) and other collections of
                                        principal that are to be distributed were received
                                        and/or made with respect to the mortgage loans in
                                        loan group no. 1 or the mortgage loans in loan
                                        group no. 2, such that:

                                        -    no principal distributions will be made to
                                             the holders of any of the class B, C, D, E,
                                             F, G, H, J, K, L, M, N, O, P, Q or S
                                             certificates until the total principal
                                             balance of the offered certificates and the
                                             class A-4FL REMIC II regular interest is
                                             reduced to zero;

                                        -    no principal distributions will be made to
                                             the holders of the class A-M or A-J
                                             certificates until, in the case of each of
                                             those classes, the total principal balance of
                                             all more senior classes of offered
                                             certificates and the class A-4FL REMIC II
                                             regular interest is reduced to zero;

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal with respect to loan group no. 1
                                             will be made to the holders of the class
                                             A-1-A certificates until the total principal
                                             balance of the class A-1, A-2, A-AB and A-3
                                             certificates and the class A-4FL REMIC II
                                             regular interest is reduced to zero;

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal with respect to loan group no. 2
                                             will be made to the holders of the class A-1,
                                             A-2, A-AB and/or A-3 certificates and/or the
                                             class A-4FL REMIC II regular interest until
                                             the total principal balance of the class
                                             A-1-A certificates is reduced to zero;

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal will be made to the holders of the
                                             class A-4FL REMIC II regular interest until
                                             the total principal balance of the class A-1,
                                             A-2, A-AB and A-3 certificates is reduced to
                                             zero;

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal will be made to the holders of the
                                             class A-3 certificates until the total
                                             principal balance of the class A-1, A-2 and
                                             A-AB certificates is reduced to zero;

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal will be made to the holders of the
                                             class A-AB certificates until the
                                             distribution date in July 2011 (the first
                                             distribution date on which the schedule on
                                             Exhibit E targets a principal balance for
                                             such class that is less than its initial
                                             balance), unless the total principal balances
                                             of the class A-1 and class A-2 certificates
                                             are reduced to zero prior to such date;

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal will be made to the holders of the
                                             class A-2 certificates until the total
                                             principal balance of the class A-1
                                             certificates is reduced to zero and the total
                                             principal of the class A-AB certificates is
                                             reduced to the balance set forth for such
                                             distribution date on Exhibit E;


                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal will be made to the holders of the
                                             class A-1 certificates until the total
                                             principal balances of the class A-AB
                                             certificates is reduced to the balance set
                                             forth for such distribution date on Exhibit
                                             E; and

                                        -    except as described in the paragraph
                                             following these bullets, no distributions of
                                             principal will be made to the holders of the
                                             class A-AB certificates in excess of the
                                             amount necessary to reduce the principal
                                             balance to the balance set forth for such
                                             distribution date on Exhibit E until the
                                             total principal balance of the class A-1 and
                                             A-2 certificates is reduced to zero.

                                        Because of the losses on the underlying mortgage
                                        loans and/or default-related or other
                                        unanticipated issuing entity expenses, the total
                                        principal balance of the class A-M, A-J, B, C, D,
                                        E, F, G, H, J, K, L, M, N, O, P, Q and S
                                        certificates could be reduced to zero at a time
                                        when any two or more of the A-1, A-2, A-AB, A-3
                                        and A-1-A classes or the class A-4FL REMIC II
                                        regular interest remain outstanding. Under those
                                        circumstances, any principal distributions on the
                                        A-1, A-2, A-AB, A-3 and A-1-A classes and the
                                        class A-4FL REMIC II regular interest will be made
                                        on a PRO RATA basis in accordance with the
                                        relative sizes of the respective then outstanding
                                        total principal balances of those classes.

                                        All distributions of principal with respect to the
                                        class A-4FL REMIC II regular interest will be made
                                        to a segregated account or sub-account maintained
                                        by the certificate administrator, on behalf of the
                                        trust, from which they will, in turn, if not
                                        applied for other purposes, be distributed to the
                                        holders of the class A-4FL certificates.
                                        Additionally, any distributions of principal will
                                        first be made with respect to the class A-4FL
                                        REMIC II regular interest, after which any
                                        corresponding distributions will be made to the
                                        class A-4FL certificateholders.

                                        The class A-X, A-SP, A-Y, R and V certificates do
                                        not have principal balances. They do not entitle
                                        holders to any distributions of principal.

                                        See "Description of the Offered
                                        Certificates--Distributions--Principal
                                        Distributions" and "--Distributions--Priority of
                                        Distributions" in this prospectus supplement.

G. DISTRIBUTIONS OF STATIC PREPAYMENT
   PREMIUMS AND YIELD MAINTENANCE
   CHARGES............................. Any prepayment premium or yield maintenance charge collected in respect of any of the underlying
                                        mortgage loans will be distributed, in the
                                        proportions described under "Description of the
                                        Offered Certificates--Distributions--Distributions
                                        of Static Prepayment Premiums and Yield
                                        Maintenance Charges" in this prospectus
                                        supplement, as additional interest to the holders
                                        of the class A-X and/or A-Y certificates and in
                                        some cases, the class A-SP certificates and/or as
                                        additional interest to any holders of class A-1,
                                        A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G,
                                        H, J or K certificates or the class A-4FL REMIC II
                                        regular interest that are then entitled to receive
                                        principal distributions.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES
AND EXPENSES........................... As and to the extent described under "Description of the Offered Certificates--Reductions of
                                        Certificate Principal Balances in Connection with
                                        Realized Losses and Additional Issuing Entity
                                        Expenses" in this prospectus supplement, losses
                                        on, and default-related or other unanticipated
                                        issuing entity expenses attributable to, the

                                        underlying mortgage loans will, in general, be
                                        allocated to reduce the principal balances of the
                                        following classes of the series 2006-C4 principal
                                        balance certificates (or, in the case of the
                                        reference to the "A-4FL" below, the class A-4FL
                                        REMIC II regular interest), sequentially, in the
                                        following order:

                                          REDUCTION ORDER               CLASS
                                          --------------       ------------------------
                                                1st            Non-offered certificates
                                                2nd                      A-J
                                                3rd                      A-M
                                                4th              A-1, A-2, A-AB, A-3,
                                                                    A-4FL and A-1-A

                                        Any reduction of the principal balances of the
                                        A-1, A-2, A-AB, A-3, A-4FL and A-1-A classes will
                                        be made on a PRO RATA basis in accordance with the
                                        relative sizes of those principal balances at the
                                        time of the reduction.

                                        Although losses on the underlying mortgage loans,
                                        extraordinary expenses and available funds
                                        shortfalls will not be directly allocated to the
                                        class A-4FL certificates, such losses and
                                        shortfalls may be allocated to the class A-4FL
                                        REMIC II regular interest in reduction of the
                                        total principal balance of the class A-4FL REMIC
                                        II regular interest and the amount of its interest
                                        entitlement, respectively. Any decrease in the
                                        total principal balance of the class A-4FL REMIC
                                        II regular interest will result in a corresponding
                                        decrease in the total principal balance of the
                                        class A-4FL certificates, and any interest
                                        shortfalls suffered by the class A-4FL REMIC II
                                        regular interest (for whatever reason) will reduce
                                        the amount of interest distributed on the class
                                        A-4FL certificates to the extent described in this
                                        prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS...................Except as described below in this "--Advances of
                                        Delinquent Monthly Debt Service Payments" section,
                                        each master servicer will be required to make
                                        advances with respect to any delinquent scheduled
                                        monthly payments, other than certain payments
                                        (including balloon payments), of principal and/or
                                        interest due on those underlying mortgage loans
                                        for which it is acting as master servicer. The
                                        applicable master servicer will be required to
                                        make advances of assumed monthly payments for
                                        those balloon loans that become defaulted upon
                                        their maturity dates on the same amortization
                                        schedule as if the maturity date had not occurred.
                                        In addition, the trustee must make any of those
                                        advances that a master servicer fails to make. As
                                        described under "Description of the Offered
                                        Certificates--Advances of Delinquent Monthly Debt
                                        Service Payments" in this prospectus supplement,
                                        any party that makes an advance will be entitled
                                        to be reimbursed for the advance, together with
                                        interest at the prime rate described in that
                                        section of this prospectus supplement.

                                        Notwithstanding the foregoing, neither the master
                                        servicers nor the trustee will advance master
                                        servicing fees, primary servicing fees or work-out
                                        fees. Moreover, neither the master servicers nor
                                        the trustee will be required to make any advance
                                        that it determines will not be recoverable from
                                        proceeds of the related underlying mortgage loan.
                                        In addition, the trustee may conclusively rely on
                                        any determination of nonrecoverability made by the
                                        applicable master servicer, and the master
                                        servicer and the trustee will conclusively rely on
                                        any determination of nonrecoverability made by the
                                        applicable special servicer.

                                        In addition, if any of the adverse events or
                                        circumstances that we refer to under "The Series
                                        2006-C4 Pooling and Servicing Agreement--Required
                                        Appraisals" in this prospectus supplement, occur
                                        or exist with respect to any underlying mortgage
                                        loan or the related mortgaged real property, the
                                        applicable special servicer will generally be
                                        obligated to obtain a new appraisal or, in some
                                        cases involving mortgage loans with principal
                                        balances of less than $2,000,000, conduct an
                                        internal valuation of that property. If, based on
                                        that appraisal or other valuation, it is
                                        determined that--

                                        -    the principal balance of, and other
                                             delinquent amounts (which may include unpaid
                                             servicing fees, unreimbursed servicing
                                             advances and interest on advances) due under
                                             or with respect to, the subject mortgage
                                             loan, exceed

                                        -    an amount equal to--

                                             1.   90% of the new appraised/estimated value
                                                  of that real property (as such value may
                                                  be adjusted downward by the applicable
                                                  special servicer), minus

                                             2.   any liens on that real property that are
                                                  prior to the lien of the subject
                                                  mortgage loan, plus

                                             3.   the amount of related escrow payments,
                                                  reserve funds and letters of credit
                                                  which are posted as additional security
                                                  for payments due on the subject mortgage
                                                  loan,

                                        then the amount otherwise required to be advanced
                                        with respect to interest on the subject mortgage
                                        loan will be reduced. That reduction will
                                        generally be in the same proportion that (a) the
                                        excess, sometimes referred to in this prospectus
                                        supplement as an appraisal reduction amount, bears
                                        to (b) the principal balance of the subject
                                        mortgage loan, net of related unreimbursed
                                        advances of principal. Due to the distribution
                                        priorities, any reduction will first reduce the
                                        funds available to pay interest on the most
                                        subordinate interest-bearing class of series
                                        2006-C4 certificates (or, in the case of the class
                                        A-4FL certificates, the class A-4FL REMIC II
                                        regular interest) outstanding.

                                        Notwithstanding the foregoing, any reductions in
                                        advances with respect to either the 280 Park
                                        Avenue underlying mortgage loan, the 828-850
                                        Madison Avenue underlying mortgage loan, the 3434
                                        North Washington Boulevard underlying mortgage
                                        loan, the 500 Sansome Office underlying mortgage
                                        loan or any CBA A-Note underlying mortgage loan in
                                        accordance with the preceding paragraph will be
                                        based on the portion of any appraisal reduction
                                        amount calculated with respect to the 280 Park
                                        Avenue loan group, the 828-850 Madison Avenue loan
                                        group, 3434 North Washington Boulevard loan group,
                                        the 500 Sansome Office loan group and the related
                                        CBA A/B loan pair that is allocable to the 280
                                        Park Avenue underlying mortgage loan, the 828-850
                                        Madison Avenue underlying mortgage loan, the 3434
                                        North Washington Boulevard underlying mortgage
                                        loan, the 500 Sansome Office underlying mortgage
                                        loan or any CBA A-Note underlying mortgage loan,
                                        as applicable. The applicable master servicer or
                                        special servicer will calculate any appraisal
                                        reduction amount with respect to the 280 Park
                                        Avenue loan group, the 828-850 Madison Avenue loan
                                        group, the 3434 North Washington Boulevard loan
                                        group, the 500 Sansome Office loan group or the
                                        CBA A/B loan pair, as applicable, in the manner
                                        described above with respect to appraisal
                                        reduction

                                        amounts relating to individual underlying mortgage
                                        loans and will then allocate that appraisal
                                        reduction amount, (i) with respect to 280 Park
                                        Avenue, PRO RATA, to the outside-the-issuing
                                        entity mortgage loan and to the 280 Park Avenue
                                        underlying mortgage loan, (ii) with respect to
                                        828-850 Madison Avenue, first, to the
                                        outside-the-issuing entity mortgage loan, up to
                                        the unpaid principal balance of the subject junior
                                        mortgage loan and then, to the 828-850 Madison
                                        Avenue underlying mortgage loan, (iii) with
                                        respect to 3434 North Washington Boulevard, first,
                                        to the outside-the-issuing entity mortgage loan,
                                        up to the unpaid principal balance of the subject
                                        junior mortgage loan and then, to the 3434 North
                                        Washington Boulevard underlying mortgage loan,
                                        (iv) with respect to 500 Sansome Office, first, to
                                        the outside-the-issuing entity mortgage loan, up
                                        to the unpaid principal balance of the subject
                                        junior mortgage loan and then, to the 500 Sansome
                                        Office underlying mortgage loan, and (v) with
                                        respect to the CBA A/B loan pair, first, to the
                                        junior CBA B-Note outside-the-issuing entity
                                        mortgage loan up to the unpaid principal balance
                                        of such junior mortgage loan, and then, to the CBA
                                        A-Note underlying mortgage loan.

                                        See "Description of the Offered
                                        Certificates--Advances of Delinquent Monthly Debt
                                        Service Payments" and "The Series 2006-C4 Pooling
                                        and Servicing Agreement--Required Appraisals" in
                                        this prospectus supplement. See also "Description
                                        of the Certificates--Advances" in the accompanying
                                        prospectus.

REPORTS TO CERTIFICATEHOLDERS.......... On each distribution date, the certificate administrator will provide or make available to
                                        the registered holders of the offered certificates
                                        and to the swap counterparty a monthly report
                                        substantially in the form of Exhibit B to this
                                        prospectus supplement. The certificate
                                        administrator's report will detail, among other
                                        things, the distributions made to the series
                                        2006-C4 certificateholders on that distribution
                                        date and the performance of the underlying
                                        mortgage loans and the mortgaged real properties.
                                        The certificate administrator will also make
                                        available to the registered holders of the offered
                                        certificates, via its website initially located at
                                        "www.etrustee.net," any report at our request.

                                        You may also review via the certificate
                                        administrator's website or, upon reasonable prior
                                        notice, at the certificate administrator's or the
                                        trustee's offices during normal business hours, a
                                        variety of information and documents that pertain
                                        to the underlying mortgage loans and the mortgaged
                                        real properties securing those loans. We expect
                                        that the available information and documents will
                                        include loan documents (only at the trustee's
                                        office), borrower operating statements, rent rolls
                                        (for all properties other than residential
                                        cooperative properties) and property inspection
                                        reports, to the extent received by the certificate
                                        administrator.

                                        See "Description of the Offered
                                        Certificates--Reports to Certificateholders;
                                        Available Information" in this prospectus
                                        supplement.

SALE OF DEFAULTED LOANS................ If any mortgage loan in the issuing entity becomes delinquent as to any balloon payment or becomes 60
                                        days delinquent as to any other monthly debt
                                        service payment (in each case without giving
                                        effect to any applicable grace period) or becomes
                                        a specially serviced mortgage loan as a result of
                                        any non-monetary event of default, then the series
                                        2006-C4 directing certificateholder or the
                                        applicable special servicer may, at its option,
                                        purchase that underlying mortgage loan from the
                                        issuing entity at the price and on the terms
                                        described under "The Series

                                        2006-C4 Pooling and Servicing
                                        Agreement--Realization Upon Mortgage Loans" in
                                        this prospectus supplement, subject to any prior
                                        purchase rights of the holder of any related
                                        companion outside-the-issuing entity mortgage
                                        loan.

REPURCHASE OBLIGATION.................. If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of
                                        its representations and warranties, or, itself,
                                        has discovered any such defect or breach, which,
                                        in either case, materially and adversely affects
                                        the value of any mortgage loan (including any
                                        foreclosure property acquired in respect of any
                                        foreclosed mortgage loan) or any interests of the
                                        holders of any class of series 2006-C4
                                        certificates, then that mortgage loan seller will
                                        be required to either cure such breach or defect,
                                        repurchase the affected underlying mortgage loan
                                        from the issuing entity or substitute the affected
                                        underlying mortgage loan with another mortgage
                                        loan. Further, if a representation or warranty has
                                        been breached with respect to the mortgage loan
                                        co-originated by Barclays Capital Real Estate Inc.
                                        and Column Financial, Inc., each of Barclays
                                        Capital Real Estate Inc. and Column Financial,
                                        Inc. will be obligated to take those remedial
                                        actions only with respect to its 50% interest in
                                        the mortgage loan that it sold to the trust.
                                        Therefore, it is possible that under certain
                                        circumstances only one of Barclays Capital Real
                                        Estate Inc. and Column Financial, Inc. will
                                        repurchase or otherwise comply with any repurchase
                                        obligations. If the related mortgage loan seller
                                        chooses to repurchase the affected underlying
                                        mortgage loan, such repurchase would have the same
                                        effect on the offered certificates as a prepayment
                                        in full of such underlying mortgage loan, except
                                        that such purchase will not be accompanied by any
                                        prepayment premium or yield maintenance charge.
                                        See "Description of the Underlying Mortgage
                                        Loans--Representations and Warranties" in this
                                        prospectus supplement.

OPTIONAL TERMINATION................... Various parties will each in turn, according to the order listed in this prospectus supplement
                                        under "The Series 2006-C4 Pooling and Servicing
                                        Agreement--Termination," have the option to
                                        purchase all of the underlying mortgage loans and
                                        all other property remaining in the issuing entity
                                        on any distribution date on which the total
                                        principal balance of the underlying mortgage loans
                                        from the perspective of the series 2006-C4
                                        certificateholders, based on collections and
                                        advances of principal on those underlying mortgage
                                        loans previously distributed, and losses on those
                                        underlying mortgage loans previously allocated, to
                                        the series 2006-C4 certificateholders, is less
                                        than 1.0% of the initial mortgage pool balance.

                                        In the event that any party so entitled exercises
                                        this option, the issuing entity will terminate and
                                        all outstanding offered certificates will be
                                        retired, as described in more detail under "The
                                        Series 2006-C4 Pooling and Servicing
                                        Agreement--Termination" in this prospectus
                                        supplement.

                                        Following the date on which the total principal
                                        balance of the offered certificates and the class
                                        B, class C, class D, class E, class F, class G,
                                        class H, class J and class K certificates is
                                        reduced to zero, the issuing entity may also be
                                        terminated in connection with an exchange of all
                                        the remaining series 2006-C4 certificates (other
                                        than the class R and V certificates) for all the
                                        mortgage loans and foreclosure properties in the
                                        issuing entity at the time of the exchange.

DENOMINATIONS.......................... The offered certificates will be issuable in registered form, in the denominations set forth
                                        under "Description of the Offered
                                        Certificates--Registration and Denominations" in
                                        this prospectus supplement.

CLEARANCE AND SETTLEMENT............... You will initially hold your offered certificates through The Depository Trust Company, in the
                                        United States, or Clearstream Banking, Luxembourg
                                        or The Euroclear System, in Europe. As a result,
                                        you will not receive a fully registered physical
                                        certificate representing your interest in any
                                        offered certificate, except under the limited
                                        circumstances described under "Description of the
                                        Offered Certificates--Registration and
                                        Denominations" in this prospectus supplement and
                                        "Description of the Certificates--Book-Entry
                                        Registration" in the accompanying prospectus. We
                                        may elect to terminate the book-entry system
                                        through DTC, Clearstream, Luxembourg or Euroclear
                                        with respect to all or any portion of any class of
                                        offered certificates.

                            LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES........ The certificate administrator or its agent will make elections to treat designated portions of the
                                        assets of the issuing entity as multiple separate
                                        real estate mortgage investment conduits under
                                        sections 860A through 860G of the Internal Revenue
                                        Code. There will be the following REMICs:

                                        -    a single loan REMIC created pursuant to the
                                             REMIC declaration dated September 7, 2006
                                             (the "828-850 Madison Avenue Loan REMIC"),
                                             which will generally consist of the 828-850
                                             Madison Avenue underlying mortgage loan,
                                             proceeds thereof and a beneficial interest in
                                             any related mortgaged real property acquired
                                             by the issuing entity following a borrower
                                             default;

                                        -    REMIC I, which will consist of, among other
                                             things--

                                             1.   the regular interest in the 828-850
                                                  Madison Avenue Loan REMIC;

                                             2.   the underlying mortgage loans (other
                                                  than the 828-850 Madison Avenue Mortgage
                                                  Loan), and

                                             3.   any mortgaged real properties (other
                                                  than any beneficial interest in any
                                                  mortgaged real property that may be
                                                  acquired following a default by the
                                                  borrower under the 828-850 Madison
                                                  Avenue Mortgage Loan) that may be
                                                  acquired by the issuing entity following
                                                  a borrower default,

                                             but will exclude collections of additional
                                             interest accrued and deferred as to payment
                                             with respect to each underlying mortgage loan
                                             with an anticipated repayment date that
                                             remains outstanding past that date; and

                                        -    REMIC II, which will hold the regular
                                             interests in REMIC I.

                                        Any assets not included in a REMIC will constitute
                                        one or more grantor trusts for U.S. federal income
                                        tax purposes. In connection therewith, the class
                                        A-4FL REMIC II regular interest, the floating rate

                                        account and the swap agreement will constitute
                                        assets of a grantor trust for U.S. federal income
                                        tax purposes.

                                        The offered certificates (exclusive of the class
                                        A-4FL certificates) and the class A-4FL REMIC II
                                        regular interest will be treated as regular
                                        interests in REMIC II. This means that they will
                                        be treated as newly issued debt instruments for
                                        U.S. federal income tax purposes. The class A-4FL
                                        certificates will represent undivided beneficial
                                        ownership interests in the class A-4FL REMIC II
                                        regular interest, the floating rate account and
                                        the swap agreement. You will have to report income
                                        on your offered certificates in accordance with
                                        the accrual method of accounting even if you are
                                        otherwise a cash method taxpayer. The offered
                                        certificates (other than the class A-4FL
                                        certificates) will not represent any interest in
                                        the grantor trusts referred to above.

                                        For a description of the tax opinions that our
                                        counsel will be issuing on the closing date and a
                                        more detailed discussion of the U.S. federal
                                        income tax aspects of investing in the offered
                                        certificates, see "U.S. Federal Income Tax
                                        Consequences" in this prospectus supplement and
                                        "Federal Income Tax Consequences" in the
                                        accompanying prospectus.

ERISA CONSIDERATIONS................... The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement
                                        subject to the Employee Retirement Income Security
                                        Act of 1974, as amended, or to section 4975 of the
                                        Internal Revenue Code, could, in some instances,
                                        result in a prohibited transaction or other
                                        violation of the fiduciary responsibility
                                        provisions of these laws.

                                        We anticipate, however, that, subject to
                                        satisfaction of the conditions referred to under
                                        "ERISA Considerations" in this prospectus
                                        supplement, retirement plans and other employee
                                        benefit plans and arrangements subject to--

                                        -    Title I of ERISA, or

                                        -    Section 4975 of the Internal Revenue Code,

                                        will be able to invest in the offered certificates
                                        without giving rise to a prohibited transaction.
                                        This is based upon an individual prohibited
                                        transaction exemption granted to Credit Suisse
                                        Securities (USA) LLC by the U.S. Department of
                                        Labor.

                                        If you are a fiduciary of any retirement plan or
                                        other employee benefit plan or arrangement subject
                                        to Title I of ERISA or section 4975 of the
                                        Internal Revenue Code or any materially similar
                                        provisions of applicable federal, state or local
                                        law, you should consult your own legal advisors to
                                        determine whether the purchase or holding of the
                                        offered certificates could give rise to a
                                        transaction that is prohibited under ERISA or
                                        section 4975 of the Internal Revenue Code or
                                        applicable similar law. In addition, if you are a
                                        fiduciary of any such retirement plan or other
                                        employee benefit plan and are considering an
                                        investment in the class A-4FL certificates, you
                                        should review the specific requirements for
                                        purchases of class A-4FL certificates by plans.
                                        See "ERISA Considerations" in this prospectus
                                        supplement and in the accompanying prospectus.

RATINGS................................ It is a condition to the issuance of the offered certificates that they receive the following
                                        credit ratings from any and all of the following
                                        rating agencies:

                                                          MOODY'S      S&P       FITCH
                                                          -------      ---       ------
                                        Class A-1           Aaa        AAA        AAA
                                        Class A-2           Aaa        AAA        AAA
                                        Class A-AB          Aaa        AAA        AAA
                                        Class A-3           Aaa        AAA        AAA
                                        Class A-4FL         Aaa        AAA        AAA
                                        Class A-1-A         Aaa        AAA        AAA
                                        Class A-M           Aaa        AAA        AAA
                                        Class A-J           Aaa        AAA        AAA

                                        The rated final distribution date for each class
                                        of offered certificates is the distribution date
                                        occurring in September 2039. For a description of
                                        the limitations of the ratings of the offered
                                        certificates, see "Rating."

LEGAL INVESTMENT....................... The offered certificates will not constitute
                                        "mortgage related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement Act of 1984,
                                        as amended.

                                        If your investment activities are subject to legal
                                        investment laws and regulations, regulatory
                                        capital requirements, or review by regulatory
                                        authorities, then you may be subject to
                                        restrictions on investment in the offered
                                        certificates.

                                        You should consult your own legal advisors for
                                        assistance in determining the suitability of and
                                        consequences to you of the purchase, ownership,
                                        and sale of the offered certificates. See "Legal
                                        Investment" in this prospectus supplement and in
                                        the accompanying prospectus.

INVESTMENT CONSIDERATIONS.............. The rate and timing of payments and other collections of principal on or with respect to the
                                        underlying mortgage loans will affect the yield to
                                        maturity on each offered certificate. In the case
                                        of offered certificates purchased at a discount, a
                                        slower than anticipated rate of payments and other
                                        collections of principal on the underlying
                                        mortgage loans could result in a lower than
                                        anticipated yield. In the case of offered
                                        certificates purchased at a premium, a faster than
                                        anticipated rate of payments and other collections
                                        of principal on the underlying mortgage loans
                                        could result in a lower than anticipated yield.
                                        Additionally, certain classes of offered
                                        certificates will be affected by the rate and
                                        timing of payments and collections of principal of
                                        the underlying mortgage loans.

                                        Holders of the class A-1, A-2, A-AB, A-3 and A-4FL
                                        certificates will be greatly affected by the rate
                                        and timing of payments and other collections of
                                        principal of the mortgage loans in loan group no.
                                        1 and, in the absence of significant events,
                                        should be largely unaffected by the rate and
                                        timing of payments and other collections of
                                        principal on the mortgage loans in loan group no.
                                        2.

                                        Holders of the class A-1-A certificates will be
                                        greatly affected by the rate and timing of
                                        payments and other collections of principal of the
                                        mortgage loans in loan group no. 2 and, in the
                                        absence of significant events, should be largely
                                        unaffected by the rate and timing of payments and
                                        other collections of principal on the mortgage
                                        loans in loan group no. 1.

                                        The yield on the class A-4FL certificates will be
                                        highly sensitive to changes in the level of LIBOR.

                                        The yield on the offered certificates with
                                        variable or capped pass-through rates could also
                                        be adversely affected if the underlying mortgage
                                        loans with relatively higher net mortgage interest
                                        rates pay principal faster than the mortgage loans
                                        with relatively lower net mortgage interest rates.

                                        See "Yield and Maturity Considerations" in this
                                        prospectus supplement and in the accompanying
                                        prospectus. Consult your legal advisor as to the
                                        appropriate characterization of the offered
                                        certificates under any legal investment
                                        restrictions applicable to you.

                               THE UNDERLYING MORTGAGE LOANS

GENERAL................................ We intend to include the 360 underlying mortgage loans identified on Exhibit A-1 to this prospectus
                                        supplement in the issuing entity. With respect to
                                        the mortgage loans identified on Exhibit A-1 to
                                        this prospectus supplement as 280 Park Avenue,
                                        828-850 Madison Avenue, 3434 North Washington
                                        Boulevard and 500 Sansome Office, references to
                                        "underlying mortgage loans" in this prospectus
                                        supplement include only the 280 Park Avenue,
                                        828-850 Madison Avenue, 3434 North Washington
                                        Boulevard and 500 Sansome Office underlying
                                        mortgage loan, respectively (and not the junior
                                        828-850 Madison Avenue, 3434 North Washington
                                        Boulevard or 500 Sansome Office
                                        outside-the-issuing entity mortgage loans or the
                                        PARI PASSU 280 Park Avenue outside-the-issuing
                                        entity mortgage loan). With respect to the CBA
                                        mortgage loans, references to "underlying mortgage
                                        loans" in this prospectus supplement include only
                                        the CBA underlying mortgage loans (and not the
                                        junior CBA outside-the-issuing entity mortgage
                                        loans). In this section, "--The Underlying
                                        Mortgage Loans," we provide summary information
                                        with respect to those mortgage loans. For more
                                        detailed information regarding those mortgage
                                        loans, you should review the following sections in
                                        this prospectus supplement:

                                        -    "Description of the Underlying Mortgage
                                             Loans";

                                        -    "Risk Factors--Risks Related to the
                                             Underlying Mortgage Loans";

                                        -    Exhibit A-1--Characteristics of the
                                             Underlying Mortgage Loans and the Related
                                             Mortgaged Real Properties; and

                                        -    Exhibit A-2--Mortgage Pool Information.

                                        For purposes of calculating distributions on the
                                        respective classes of series 2006-C4 certificates,
                                        the pool of mortgage loans backing the offered
                                        certificates will be divided into the following
                                        two loan groups:

                                        -    Loan group no. 1, which will consist of all
                                             of the underlying mortgage loans that are
                                             secured in part or in whole by property types
                                             other than multifamily and manufactured
                                             housing together with 35 mortgage loans that
                                             are secured in whole or in part by
                                             multifamily properties and one (1) mortgage
                                             loan that is secured by one mixed use
                                             property that has a multifamily component.
                                             Loan group no. 1 will consist of 268 mortgage
                                             loans, with an initial loan group no. 1
                                             balance of $3,560,811,505, representing
                                             approximately 83.3% of the initial mortgage
                                             pool balance.

                                        -    Loan group no. 2, which will consist of all
                                             but 35 of the mortgage loans that are secured
                                             in whole or in part by multifamily and
                                             manufactured housing property types, and one
                                             (1) mixed use property that has a multifamily
                                             component. Loan group no. 2 will consist of
                                             92 mortgage loans, with an initial loan group
                                             no. 2 balance of $712,280,448, representing
                                             approximately 16.7% of the initial mortgage
                                             pool balance.

                                        Exhibit A-1 to this prospectus supplement
                                        identifies which mortgage loans are included in
                                        each of loan group no. 1 and loan group no. 2.

                                        When reviewing the information that we have
                                        included in this prospectus supplement with
                                        respect to the mortgage loans that we intend to
                                        include in the issuing entity, please note that--

                                        -    All numerical information provided with
                                             respect to the mortgage loans is provided on
                                             an approximate basis.

                                        -    All weighted average information provided
                                             with respect to the underlying mortgage loans
                                             or any sub-group thereof reflects a weighting
                                             based on their respective cut-off date
                                             principal balances. We will transfer the
                                             cut-off date principal balance for each of
                                             the underlying mortgage loans to the issuing
                                             entity. We show the cut-off date principal
                                             balance for each of the underlying mortgage
                                             loans on Exhibit A-1 to this prospectus
                                             supplement.

                                        -    In calculating the respective cut-off date
                                             principal balances of the underlying mortgage
                                             loans, we have assumed that--

                                             1.   all scheduled payments of principal
                                                  and/or interest due on those mortgage
                                                  loans on or before their respective due
                                                  dates in September 2006 are timely made,
                                                  and

                                             2.   there are no prepayments or other
                                                  unscheduled collections of principal
                                                  with respect to any of those mortgage
                                                  loans during the period from its due
                                                  date in August 2006 up to and including
                                                  its due date in September 2006.

                                        -    Whenever we refer to the following terms in
                                             this prospectus supplement, we intend for
                                             them to have the respective meanings
                                             specified below:

                                             1.   initial mortgage pool balance -- the
                                                  total cut-off date principal balance of
                                                  the entire mortgage pool;

                                             2.   initial loan group no. 1 balance-- the
                                                  total cut-off date principal balance of
                                                  all of loan group no. 1; and

                                             3.   initial loan group no. 2 balance-- the
                                                  total cut-off date principal balance of
                                                  all of loan group no. 2.

                                        -    When information with respect to mortgaged
                                             real properties is expressed as a percentage
                                             of the initial mortgage pool balance, the
                                             initial loan group no. 1 balance or the
                                             initial loan group no. 2 balance, as the case
                                             may be, the percentages are based upon the
                                             cut-off date principal balances of the
                                             related underlying mortgage loans.

                                        -    Some of the underlying mortgage loans are
                                             cross-collateralized and cross-defaulted with
                                             one or more other underlying mortgage loans.
                                             Except as otherwise indicated, when an
                                             underlying mortgage loan is
                                             cross-collateralized and cross-defaulted with
                                             another underlying mortgage loan, we present
                                             the information regarding those mortgage
                                             loans as if each of them was secured only by
                                             a mortgage lien on the corresponding
                                             mortgaged real property identified on Exhibit
                                             A-1 to this prospectus supplement. One
                                             exception is that each and every underlying
                                             mortgage loan in any particular group of
                                             cross-collateralized and cross-defaulted
                                             mortgage loans is treated as having the same
                                             loan-to-value ratio and the same debt service
                                             coverage ratio. Other than as described under
                                             "Description of the Underlying Mortgage
                                             Loans--The CBA A/B Loan Pairs," "--Certain
                                             Matters Regarding the 280 Park Avenue
                                             Mortgage Loan," "--Certain Matters Regarding
                                             the 828-850 Madison Avenue Mortgage Loan,"
                                             "--Certain Matters Regarding the 3434 North
                                             Washington Boulevard Mortgage Loan,"
                                             "--Certain Matters Regarding the 500 Sansome
                                             Office Mortgage Loan," "--Significant
                                             Mortgage Loans--280 Park Avenue" and
                                             "--Significant Mortgage Loans--3434 North
                                             Washington Boulevard" in this prospectus
                                             supplement, none of the underlying mortgage
                                             loans will be cross-collateralized with any
                                             mortgage loan that is not in the issuing
                                             entity.

                                        -    In some cases, an individual underlying
                                             mortgage loan is secured by multiple
                                             mortgaged real properties. For purposes of
                                             providing property-specific information, we
                                             have allocated each of those mortgage loans
                                             among the related mortgaged real properties
                                             based upon--

                                             1.   relative appraised values,

                                             2.   relative underwritten net cash flow, or

                                             3.   prior allocations reflected in the
                                                  related loan documents.

                                        -    In some cases, an individual mortgage loan is
                                             secured by additional collateral that will be
                                             released upon satisfaction of certain
                                             performance related criteria or, if not so
                                             satisfied, may be applied to prepayment of
                                             principal. In such cases, the annual debt
                                             service coverage and loan to value ratio may
                                             be calculated after netting out the letters
                                             of credit and/or holdback amounts.

                                        -    If an underlying mortgage loan is secured by
                                             multiple parcels of real property and the
                                             operation or management of those parcels so
                                             warranted, we treat those parcels as a single
                                             parcel of real property.

                                        -    Whenever we refer to a particular mortgaged
                                             real property by name, we mean the property
                                             identified by that name on Exhibit A-1 to
                                             this prospectus supplement. Whenever we refer
                                             to a particular underlying mortgage loan by
                                             name, we mean the underlying mortgage loan
                                             secured by the mortgaged real property
                                             identified by that name on Exhibit A-1 to
                                             this prospectus supplement.

                                        -    Statistical information regarding the
                                             underlying mortgage loans may change prior to
                                             the date of initial issuance of the offered
                                             certificates due to changes in the
                                             composition of the mortgage pool prior to
                                             that date.

                                        -    The general characteristics of the entire
                                             mortgage pool backing the offered
                                             certificates are not necessarily
                                             representative of the general characteristics
                                             of either loan group no. 1 or loan group no.
                                             2. The yield and risk of loss on any class of
                                             offered certificates may depend on, among
                                             other things, the composition of each of loan
                                             group no. 1 and loan group no. 2. The general
                                             characteristics of each of those loan groups
                                             should also be analyzed when making an
                                             investment decision. See "--Additional
                                             Statistical Information" below.

SOURCE OF THE UNDERLYING MORTGAGE
LOANS.................................. We are not the originator of the underlying mortgage loans that we intend to include in the
                                        issuing entity. We will acquire those mortgage
                                        loans from five separate sellers. Each of the
                                        underlying mortgage loans was originated by--

                                        -    the related mortgage loan seller from whom we
                                             are acquiring the mortgage loan,

                                        -    an affiliate of the related mortgage loan
                                             seller,

                                        -    a correspondent in the related mortgage loan
                                             seller's or its affiliate's conduit lending
                                             program, or

                                        -    another third party originator that sold such
                                             mortgage loan to a mortgage loan seller.

                                        The following table sets forth the number of
                                        underlying mortgage loans, and the percentage of
                                        initial mortgage pool balance, that we will
                                        acquire from each of the mortgage loan sellers:

                                                                                     NUMBER OF     % OF INITIAL
                                                                                     MORTGAGE      MORTGAGE POOL
                                                   MORTGAGE LOAN SELLER               LOANS           BALANCE
                                        -----------------------------------------    --------      -------------
                                        1. Column Financial, Inc..............         166             64.9%
                                        2. LaSalle Bank National Association..          87             15.1%
                                        3. KeyBank National Association.......          43             11.5%
                                        4. Column Financial, Inc./Barclays               1              4.2%
                                           Capital Real Estate Inc.
                                        5. NCB, FSB...........................          63              4.2%
                                                                                     --------      -------------
                                        TOTAL.................................         360            100.0%
                                                                                     ========      =============

                                        For a description of the underwriting criteria for
                                        Column, see "The Sponsor" in the accompanying
                                        prospectus. For a description of the underwriting
                                        criteria for each additional sponsor, see
                                        "Description of the Sponsors and Mortgage Loan
                                        Sellers" in this prospectus supplement.

PAYMENT AND OTHER TERMS.................Each of the mortgage loans that we intend to include in the issuing entity is the obligation of
                                        a borrower to repay a specified sum with interest.

                                        Repayment of each of the underlying mortgage loans
                                        is secured by a mortgage lien on the fee and/or
                                        leasehold interest of the related borrower or
                                        another party in one or more commercial or
                                        multifamily real properties. That mortgage lien
                                        will be a first priority lien, except

                                        for certain limited permitted encumbrances that
                                        are described herein. See also "Description of the
                                        Underlying Mortgage Loans--General" in this
                                        prospectus supplement.

                                        With limited exceptions, the mortgage loans that
                                        we intend to include in the issuing entity are
                                        nonrecourse. Most residential cooperative mortgage
                                        loans that we intend to include in the issuing
                                        entity are fully recourse to the borrower
                                        (however, in those cases, the borrower's principal
                                        asset is the related mortgaged real property).
                                        Even where a mortgage loan that we intend to
                                        include in the issuing entity is fully or
                                        partially recourse, however, we have generally not
                                        evaluated the creditworthiness of the subject
                                        obligor. Accordingly, even fully or partially
                                        recourse mortgage loans that we will include in
                                        the issuing entity should be considered
                                        nonrecourse. None of the underlying mortgage loans
                                        are insured or guaranteed by any governmental
                                        agency or instrumentality or by any private
                                        mortgage insurer.

                                        Each of the underlying mortgage loans currently
                                        accrues interest at the annual rate specified with
                                        respect to that mortgage loan on Exhibit A-1 to
                                        this prospectus supplement. Except as otherwise
                                        described below with respect to underlying
                                        mortgage loans that have anticipated repayment
                                        dates, the mortgage interest rate for each
                                        underlying mortgage loan is, in the absence of
                                        default, fixed for the entire term of the loan.

BALLOON LOANS.......................... Three hundred forty-six (346) of the mortgage loans that we intend to include in the issuing
                                        entity, representing 95.2% of the initial mortgage
                                        pool balance, of which 256 mortgage loans are in
                                        loan group no. 1, representing 94.3% of the
                                        initial loan group no. 1 balance, and 90 mortgage
                                        loans are in loan group no. 2, representing 99.6%
                                        of the initial loan group no. 2 balance, are
                                        balloon loans that provide for:

                                        -    an amortization schedule that is
                                             significantly longer than its remaining term
                                             to stated maturity or no amortization prior
                                             to stated maturity; and

                                        -    a substantial payment of principal on its
                                             maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES.................................. Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 4.2%
                                        of the initial mortgage pool balance, all of which
                                        are in loan group no. 1, representing 5.0% of the
                                        initial loan group no. 1 balance, provide material
                                        incentives to, but do not require, the related
                                        borrower to pay its mortgage loan in full by a
                                        specified date prior to stated maturity. We
                                        consider each such specified date to be the
                                        anticipated repayment date for the related
                                        underlying mortgage loan. See "Description of the
                                        Underlying Mortgage Loans--Certain Terms and
                                        Conditions of the Underlying Mortgage Loans--ARD
                                        Loans" in this prospectus supplement.

FULLY AMORTIZING LOANS................. Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 0.6%
                                        of the initial mortgage pool balance, of which
                                        five (5) mortgage loans are in loan group no. 1,
                                        representing 0.6% of the initial loan group no. 1
                                        balance, and two (2) mortgage loans are in loan
                                        group no. 2, representing 0.4% of the initial loan
                                        group no. 2 balance, each has a payment schedule
                                        that provides for the payment of the subject
                                        mortgage loan in full or substantially in full by
                                        its maturity date. These seven (7) mortgage loans
                                        do not provide for any of the repayment incentives
                                        associated with mortgage loans with anticipated
                                        repayment dates.

MORTGAGE LOANS WITH INTEREST ONLY
PERIODS................................ Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity,
                                        representing 32.6% of the initial mortgage pool
                                        balance, of which 27 mortgage loans are in loan
                                        group no. 1, representing 37.3% of the initial
                                        loan group no. 1 balance, and two (2) mortgage
                                        loans are in loan group no. 2, representing 9.2%
                                        of the initial loan group no. 2 balance, do not
                                        provide for any amortization prior to the maturity
                                        date or, in the case of the ARD Loans, the
                                        anticipated repayment date. One hundred ten (110)
                                        other mortgage loans that we intend to include in
                                        the issuing entity, representing 49.0% of the
                                        initial mortgage pool balance, of which 82
                                        mortgage loans are in loan group no. 1,
                                        representing 45.3% of the initial loan group no. 1
                                        balance, and 28 mortgage loans are in loan group
                                        no. 2, representing 67.5% of the initial loan
                                        group no. 2 balance, provide for an interest only
                                        period of between 1 and 84 months following
                                        origination. In addition, one (1) of the mortgage
                                        loans that we intend to include in the issuing
                                        entity, representing 0.2% of the initial mortgage
                                        pool balance, which mortgage loan is in loan group
                                        no. 1, representing 0.2% of the initial loan group
                                        no. 1 balance, provides for an interest only
                                        period during the last year of its loan term.

CROSSED MORTGAGE LOANS, CO-BORROWER
MORTGAGE LOANS, AND MULTI-PROPERTY
MORTGAGE LOANS......................... The issuing entity will include five (5) groups of mortgage loans that are cross-collateralized and
                                        cross-defaulted with each other, and 45 loans made
                                        to borrowers that are affiliated. The table below
                                        identifies those crossed loans. See "Risk
                                        Factors--Mortgage Loans to Related Borrowers May
                                        Result in More Severe Losses on Your Offered
                                        Certificates" for a list of those mortgage loans
                                        with affiliated borrowers.

                                                                                         NUMBER OF     % OF INITIAL
                                                                                         MORTGAGE     MORTGAGE POOL
                                                     PROPERTY/PORTFOLIO NAME(S)            LOANS         BALANCE
                                        ---------------------------------------------    ---------    -------------
                                        A. CROSSED LOANS
                                        1. Springdale Center, Chicopee
                                           Marketplace Shopping Center,
                                           Wilkes-Barre Towne Marketplace,
                                           Cobblestone Village and Fashion
                                           Square Shopping Center....................        5             1.9%
                                        2. The Cottages of Fall Creek, The
                                           Orchard Apartments and Briarwood
                                           Apartments................................        3             1.1%
                                        3. Three City Center, Lazy Boy
                                           Distribution Center and Jacobson
                                           Warehouse.................................        3             0.9%
                                        4. Rio Storage - Harlingen and Rio
                                           Storage - Brownsville.....................        2             0.1%
                                        5. AutoZone - Jacksonville, FL, AutoZone
                                           - Gaston, SC and AutoZone -
                                           Winnsboro, SC.............................        3             0.1%

                                        The issuing entity will also include nine (9)
                                        mortgage loans that are, in each such case,
                                        secured by multiple real properties. The table
                                        below identifies those multi-property mortgage
                                        loans.

                                                                                     NUMBER OF    % OF INITIAL
                                                                                     UNDERLYING   MORTGAGE POOL
                                               PROPERTY/PORTFOLIO NAME(S)            PROPERTIES      BALANCE
                                        ----------------------------------------     ----------   -------------
                                        1.  Babcock & Brown FX3 Portfolio.......         14            4.6%
                                        2.  Delaware Multifamily Portfolio......          3            1.1%
                                        3.  Babcock & Brown FX5 Portfolio.......          2            0.9%
                                        4.  Spectra - POOL 4....................          6            0.4%
                                        5.  Stock Building Supply Portfolio.....          6            0.4%
                                        6.  CMC Hotel Portfolio I...............          2            0.3%
                                        7.  Pak-It Inn Self Storage.............          2            0.1%
                                        8.  Bethel Office Buildings.............          2            0.1%
                                        9.  Edwards Buildings...................          2            0.1%

                                        In reviewing each of the foregoing two tables, you
                                        should note that some of the underlying mortgage
                                        loans referred to in those tables (and certain
                                        other mortgage loans) allow for the termination of
                                        the applicable cross-collateralization provisions
                                        and/or for the release of individual mortgaged
                                        real properties, whether through partial
                                        prepayment of a release price, through partial
                                        defeasance, through property substitution and/or
                                        upon the satisfaction of various underwriting and
                                        loan-to-value criteria. See "Risk Factors--Risks
                                        Related to the Underlying Mortgage
                                        Loans--Enforceability of Cross-Collateralization
                                        Provisions May Be Challenged and the Benefits of
                                        these Provisions May Otherwise Be Limited" and
                                        "Description of the Underlying Mortgage
                                        Loans--Cross-Collateralized Mortgage Loans,
                                        Multi-Property Mortgage Loans and Mortgage Loans
                                        with Affiliated Borrowers" in this prospectus
                                        supplement.

DEFEASANCE MORTGAGE LOANS...............Two hundred eighty-eight (288) of the mortgage loans that we intend to include in the issuing
                                        entity, representing 90.5% of the initial mortgage
                                        pool balance, of which 229 mortgage loans are in
                                        loan group no. 1, representing 92.1% of the
                                        initial loan group no. 1 balance, and 59 mortgage
                                        loans are in loan group no. 2, representing 82.6%
                                        of the initial loan group no. 2 balance, permit
                                        the borrower to obtain the release of the related
                                        mortgaged real property - or, in the case of a
                                        crossed mortgage loan or multi-property mortgage
                                        loan, the release of one or more of the related
                                        mortgaged real properties - from the lien of the
                                        related mortgage instrument(s) upon the pledge to
                                        the trustee of certain non-callable U.S.
                                        government obligations. The U.S. government
                                        obligations must provide for payments that equal
                                        or exceed scheduled interest and principal
                                        payments due under the related mortgage note(s).

                                        In addition, one (1) of the mortgage loans that we
                                        intend to include in the issuing entity,
                                        representing 0.1% of the initial mortgage pool
                                        balance, which is in loan group no. 1,
                                        representing 0.1% of the initial loan group no. 1
                                        balance, permits the borrower to obtain the
                                        release of the related mortgaged real property
                                        through the defeasance described in the preceding
                                        sentence and one year prior to maturity, the loan
                                        may be prepaid in full with a payment of a yield
                                        maintenance charge.

                                        See "Description of the Underlying Mortgage
                                        Loans--Certain Terms and Conditions of the
                                        Underlying Mortgage Loans--Defeasance Loans" in
                                        this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE LOANS... Seventeen (17) of the mortgage loans that we intend to include in the issuing entity,
                                        representing 4.7% of the initial mortgage pool
                                        balance, of which 12 mortgage loans are in loan
                                        group no. 1, representing 3.7% of the initial loan
                                        group no. 1 balance, and five (5) mortgage loans
                                        are in loan group no. 2, representing 9.5% of the
                                        initial loan group no. 2 balance, are secured by
                                        letters of credit or cash reserves or a
                                        combination thereof in material amounts that in
                                        each such case:

                                        -    will be released to the related borrower in
                                             whole or in part, upon satisfaction by the
                                             related borrower of certain performance
                                             related conditions (e.g., meeting debt
                                             service coverage ratio levels and/or
                                             satisfying leasing conditions); and

                                        -    if not so released, will or, under certain
                                             mortgage loans, at the discretion of the
                                             lender, may prior to loan maturity (or
                                             earlier loan default or loan acceleration),
                                             be drawn on and/or applied to prepay or
                                             defease the subject mortgage loan if such
                                             performance related conditions are not
                                             satisfied within specified time periods (any
                                             such prepayment may or may not require that
                                             additional prepayment consideration, such as
                                             a yield maintenance premium, also be due, and
                                             any such prepayment consideration may in some
                                             cases be paid out of the related additional
                                             collateral).

                                        In some instances, such additional collateral is
                                        comprised of cash reserves specifically
                                        established for other uses benefiting the related
                                        property (I.E., including tenant improvements or
                                        capital needs), with the related borrower having
                                        the obligation to replenish such cash reserves or
                                        increase the amount of the related letter of
                                        credit as a condition to using the cash reserve
                                        for any such purpose. If such cash is used to
                                        prepay or defease the mortgage loan as described
                                        in the immediately preceding bullet point, there
                                        is no obligation on the part of the related
                                        borrower to replenish such cash.

                                        Based on the amount of such collateral at the time
                                        of closing of each such loan, the aggregate
                                        additional collateral is $23,272,838.

                                        See "Description of the Underlying Mortgage
                                        Loans--Certain Terms and Conditions of the
                                        Underlying Mortgage Loans--Mortgage Loans Which
                                        May Require Principal Paydowns" in this prospectus
                                        supplement.

LOCKBOX TERMS.......................... Sixty (60) mortgage loans that we intend to include in the issuing entity, representing 64.2%
                                        of the initial mortgage pool balance, of which 50
                                        mortgage loans are in loan group no. 1,
                                        representing 64.6% of the initial loan group no. 1
                                        balance, and ten (10) mortgage loans are in loan
                                        group no. 2, representing 61.8% of the initial
                                        loan group no. 2 balance, generally provide that
                                        all rents, credit card receipts, accounts
                                        receivable payments and other income derived from
                                        the related mortgaged real properties will be paid
                                        into one of the types of lockboxes described under
                                        "Description of the Underlying Mortgage
                                        Loans--Certain Terms and Conditions of the
                                        Underlying Mortgage Loans--Lockboxes" in this
                                        prospectus supplement.

PREPAYMENT CHARACTERISTICS OF THE
MORTGAGE LOANS......................... Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                        -    by prohibiting any voluntary prepayments for
                                             a specified period of time after the
                                             underlying mortgage loan is originated;
                                             and/or

                                        -    by prohibiting any voluntary prepayments for
                                             a specified period of time after the
                                             underlying mortgage loan is originated,
                                             although, for a portion of that period,
                                             beginning no sooner than the second
                                             anniversary of the date of initial issuance
                                             of the offered certificates, the underlying
                                             mortgage loan may be defeased; and/or

                                        -    by prohibiting any voluntary prepayments for
                                             a specified period of time after the
                                             underlying mortgage loan is originated, and
                                             thereafter requiring that any voluntary
                                             principal prepayment made be accompanied by a
                                             prepayment premium or yield maintenance
                                             charge; and/or

                                        -    by requiring that any voluntary principal
                                             prepayment made during a specified period of
                                             time be accompanied by a prepayment premium
                                             or yield maintenance charge.

                                        However, as described under "--Additional
                                        Collateral Mortgage Loans" above, some underlying
                                        mortgage loans may require partial principal
                                        prepayments during the related lock-out period due
                                        to failure of the related property to meet certain
                                        performance criteria.

                                        Further, the holder of the PARI PASSU 280 Park
                                        Avenue outside-the-issuing entity mortgage loan
                                        will have the right to purchase the 280 Park
                                        Avenue underlying mortgage loan under certain
                                        circumstances following a default under such
                                        mortgage, which would have the same effect on the
                                        offered certificates as a prepayment in full of
                                        such loan, except that such purchase will not be
                                        accompanied by any prepayment premium or yield
                                        maintenance charge. See "Description of the
                                        Underlying Mortgage Loans--Certain Matters
                                        Regarding the 280 Park Avenue Mortgage Loan" in
                                        this prospectus supplement.

                                        In addition, the holders of the junior 828-850
                                        Madison Avenue, 3434 North Washington Boulevard
                                        and 500 Sansome Office outside-the-issuing entity
                                        mortgage loans will have the right to purchase the
                                        828-850 Madison Avenue, 3434 North Washington
                                        Boulevard or 500 Sansome Office underlying
                                        mortgage loan, respectively, under certain
                                        circumstances following a default under such
                                        mortgage, which would have the same effect on the
                                        offered certificates as a prepayment in full of
                                        such loan, except that such purchase will not be
                                        accompanied by any prepayment premium or yield
                                        maintenance charge. See "Description of the
                                        Underlying Mortgage Loans--Certain Matters
                                        Regarding the 828-850 Madison Avenue Mortgage
                                        Loan," "--Certain Matters Regarding the 500
                                        Sansome Office Mortgage Loan" and "--Certain
                                        Matters Regarding the 3434 North Washington
                                        Boulevard Mortgage Loan" in this prospectus
                                        supplement.

                                        The holder of each CBA outside-the-issuing entity
                                        mortgage loan will have the right to purchase the
                                        related CBA underlying mortgage loan under certain
                                        circumstances following a default under such
                                        mortgage loan, which would have the same effect on
                                        the offered certificates as a prepayment in full
                                        of such mortgage loan, except that, in certain

                                        circumstances, such purchase will not be
                                        accompanied by any prepayment premium or yield
                                        maintenance charge. See "Description of the
                                        Underlying Mortgage Loans--The CBA A/B Loan Pairs"
                                        in this prospectus supplement.

                                        The purchase of any underlying mortgage loan by
                                        any party that has an option or is otherwise
                                        entitled to purchase that loan from the issuing
                                        entity following default generally would have the
                                        same effect on the offered certificates as a
                                        prepayment, except that the required purchase
                                        price will not include or be accompanied by any
                                        prepayment premium or yield maintenance charge.

                                        Set forth below is information regarding the
                                        remaining terms of the prepayment lock-out or
                                        prepayment lock-out/defeasance periods, as
                                        applicable, for the underlying mortgage loans that
                                        currently prohibit voluntary prepayments:

                                        Maximum remaining lock-out or lock-out/defeasance
                                          period...............................................   233 months
                                        Minimum remaining lock-out or lock-out/defeasance
                                          period...............................................    10 months
                                        Weighted average remaining lock-out or
                                          lock-out/defeasance period...........................   107 months

                                        In general, the underlying mortgage loans that
                                        provide for a yield maintenance charge also
                                        provide that such yield maintenance charge will
                                        not be less than a fixed percentage of the amount
                                        prepaid. See "Description of the Underlying
                                        Mortgage Loans--Certain Terms and Conditions of
                                        the Underlying Mortgage Loans--Prepayment
                                        Provisions" in this prospectus supplement.

DELINQUENCY STATUS..................... None of the mortgage loans that we intend to include in the issuing entity was 30 days or more
                                        delinquent in respect of any monthly debt service
                                        payment as of the related due date in September
                                        2006.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS............. The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group
                                        no. 2, respectively, will have the following
                                        general characteristics as of their respective due
                                        dates in September 2006:

                                                                                     LOAN GROUP           LOAN GROUP
                                                                MORTGAGE POOL           NO. 1               NO. 2
                                                              ----------------     ---------------      --------------
Initial mortgage pool/loan group balance................      $  4,273,091,953     $ 3,560,811,505      $ 712,280,448
Number of underlying mortgage loans.....................                   360                 268                 92
Number of mortgaged real properties.....................                   390                 282                108
Greatest cut-off date principal balance.................      $    806,000,000     $   806,000,000      $ 195,095,563
Smallest cut-off date principal balance.................      $        172,960     $       345,018      $     172,960
Average cut-off date principal balance..................      $     11,869,700     $    13,286,610      $   7,742,179
Highest annual mortgage interest rate...................                 7.810%              7.810%             7.233%
Lowest annual mortgage interest rate....................                 4.680%              4.680%             5.516%
Weighted average annual mortgage interest rate..........                 6.132%              6.147%             6.053%
Longest original term to maturity or anticipated
  repayment date.......................................             240 months          240 months         240 months
Shortest original term to maturity or anticipated
  repayment date.......................................              60 months           60 months          60 months
Weighted average original term to maturity or
  anticipated repayment date...........................             119 months          119 months         117 months
Longest remaining term to maturity or anticipated
  repayment date.......................................             238 months          238 months         237 months

                                                                                     LOAN GROUP           LOAN GROUP
                                                                MORTGAGE POOL           NO. 1               NO. 2
                                                              ----------------     ---------------      --------------
Shortest remaining term to maturity or anticipated
  repayment date.......................................              57 months           57 months          58 months
Weighted average remaining term to maturity or
  anticipated repayment date...........................             117 months          117 months         113 months
Highest debt service coverage ratio, based on
  underwritten net cash flow...........................                  28.88x              28.88x             15.33x
Lowest debt service coverage ratio, based on
  underwritten net cash flow...........................                   1.05x               1.05x              1.13x
Weighted average debt service coverage ratio, based
  on underwritten net cash flow........................                   1.43x               1.42x              1.48x
Highest cut-off date loan-to-value ratio................                  80.6%               80.6%              80.0%
Lowest cut-off date loan-to-value ratio.................                   1.3%                1.3%               4.6%
Weighted average cut-off date loan-to-value ratio.......                  66.9%               66.2%              70.6%

                                        In reviewing the foregoing table, please note
                                        that:

                                        -    The mortgaged real property identified on
                                             Exhibit A-1 to this prospectus supplement as
                                             280 Park Avenue secures, on a PARI PASSU
                                             basis, two (2) senior mortgage loans. We
                                             intend to include one of those two (2) senior
                                             mortgage loans, with a $300,000,000 cut-off
                                             date principal balance, in the issuing
                                             entity. The other senior mortgage loan, with
                                             a total $140,000,000 cut-off date principal
                                             balance, will NOT be included in the issuing
                                             entity. Loan-to-value and debt service
                                             coverage information shown in this prospectus
                                             supplement, including in the table above,
                                             with respect to the 280 Park Avenue
                                             underlying mortgage loan will be calculated
                                             based on the relevant total principal balance
                                             of, and debt service payments on, the 280
                                             Park Avenue underlying mortgage loan and the
                                             280 Park Avenue outside-the-issuing entity
                                             mortgage loan.

                                        -    The mortgaged real property identified on
                                             Exhibit A-1 to this prospectus supplement as
                                             828-850 Madison Avenue secures, on a
                                             subordinated basis, one junior mortgage loan,
                                             with a total cut-off date principal balance
                                             of $20,000,000, that will NOT be included in
                                             the issuing entity. Loan-to-value and debt
                                             service coverage information shown in this
                                             prospectus supplement, including in the table
                                             above, with respect to the 828-850 Madison
                                             Avenue underlying mortgage loan will be
                                             calculated, unless expressly indicated
                                             otherwise, without regard to the junior
                                             828-850 Madison Avenue outside-the-issuing
                                             entity mortgage loan.

                                        -    The mortgaged real property identified on
                                             Exhibit A-1 to this prospectus supplement as
                                             500 Sansome Office secures, on a subordinated
                                             basis, one (1) junior mortgage loan, with a
                                             total cut-off date principal balance of
                                             $2,600,000, that will NOT be included in the
                                             issuing entity. Loan-to-value and debt
                                             service coverage information shown in this
                                             prospectus supplement, including in the table
                                             above, with respect to the 500 Sansome Office
                                             underlying mortgage loan will be calculated,
                                             unless expressly indicated otherwise, without
                                             regard to the junior 500 Sansome Office
                                             outside-the-issuing entity mortgage loan.

                                        -    The mortgaged real property identified on
                                             Exhibit A-1 to this prospectus supplement as
                                             3434 North Washington Boulevard secures, on a
                                             subordinated basis, one junior mortgage loan,
                                             with a total cut-off date principal balance
                                             of $4,500,000, that will NOT be included in
                                             the issuing entity. Loan-to-value and debt
                                             service coverage information shown in this
                                             prospectus supplement, including in the table
                                             above, with respect to the 3434 North
                                             Washington Boulevard underlying mortgage loan
                                             will be calculated, unless expressly
                                             indicated otherwise, without regard to the
                                             junior 3434 North Washington Boulevard
                                             outside-the-issuing entity mortgage loans.

                                        -    In the case of seven (7) of the underlying
                                             mortgage loans, representing 2.4% of the
                                             initial mortgage pool balance, each borrower
                                             has encumbered the related mortgaged real
                                             property with junior debt that is evidenced
                                             by a separate promissory note, but which
                                             junior debt is secured by the same mortgage
                                             or deed of trust that secures the related
                                             underlying mortgage loan. None of the
                                             statistical information regarding those seven
                                             (7) underlying mortgage loans provided in
                                             this prospectus supplement includes any
                                             numerical information with respect to those
                                             junior loans. Those seven (7) underlying
                                             mortgage loans are in addition to the 828-850
                                             Madison Avenue, 3434 North Washington
                                             Boulevard and 500 Sansome Office underlying
                                             mortgage loans. For more information
                                             regarding these loans, see "Description of
                                             the Underlying Mortgage Loans--The CBA A/B
                                             Loan Pairs" in this prospectus supplement.

                                        -    The appraised value of a residential
                                             cooperative property is based on the market
                                             value of such residential cooperative
                                             property assuming operation as a residential
                                             cooperative. This value is determined by
                                             appraisal and, in general, equals the gross
                                             sellout value of all cooperative units in
                                             such residential cooperative property
                                             (applying a discount as determined by the
                                             appraiser for rent regulated and rent
                                             controlled units) plus the amount of the
                                             underlying debt encumbering such residential
                                             cooperative property.

                                        -    The underwritten net cash flow for a
                                             residential cooperative property is based on
                                             projected net operating income at the
                                             property, as determined by the appraisal
                                             obtained in connection with the origination
                                             of the related mortgage loan, assuming that
                                             property was operated as a rental property
                                             with rents set at prevailing market rates
                                             taking into account the presence of existing
                                             rent-controlled or rent-stabilized occupants,
                                             reduced by underwritten capital expenditures,
                                             property operating expenses, a market-rate
                                             vacancy assumption and projected reserves.

                                        -    The underwritten net cash flow for any
                                             mortgaged real property is an estimated
                                             number based on numerous assumptions that may
                                             not necessarily reflect recent historical
                                             performance and may not ultimately prove to
                                             be an accurate prediction of future
                                             performance.

B. GEOGRAPHIC CONCENTRATION............ Mortgaged real properties representing more than
                                        5.0% of the initial mortgage pool balance are
                                        located in each of New York, Texas, Florida and
                                        California. The table below shows the number of,
                                        and percentage of the initial mortgage pool
                                        balance secured by, mortgaged real properties
                                        located in these states:

                                                                              NUMBER OF        % OF INITIAL
                                                                            MORTGAGED REAL       MORTGAGE
                                                    STATE                     PROPERTIES       POOL BALANCE
                                        ------------------------------      --------------     ------------
                                        New York......................           63               36.6%
                                        Texas.........................           42                8.5%
                                        Florida.......................           26                7.7%
                                        California....................           35                5.9%

                                        The remaining mortgaged real properties with
                                        respect to the mortgage pool are located
                                        throughout 36 other states. No more than 3.9% of
                                        the initial mortgage pool balance is secured by
                                        mortgaged real properties located in any of these
                                        other states. In circumstances where a particular
                                        underlying mortgage loan is secured by multiple
                                        mortgaged real properties located in two or more
                                        states, the foregoing information reflects the
                                        allocated loan amounts for those properties.

                                        See "Certain Legal Aspects of Mortgage Loans for
                                        Mortgaged Properties Located in New York."

                                        Twenty-six (26) of the California properties,
                                        securing 4.6% of the initial mortgage pool
                                        balance, are located in southern California -
                                        areas with zip codes of 93600 or below - and nine
                                        (9) of the California properties, securing 1.2% of
                                        the initial mortgage pool balance, are located in
                                        northern California - areas with zip codes above
                                        93600.

C. PROPERTY TYPES...................... The table below shows the number of, and percentage of the initial mortgage pool balance
                                        secured by, mortgaged real properties operated for
                                        each indicated purpose:

                                                                                        % OF INITIAL
                                                                           NUMBER OF      MORTGAGE
                                                 PROPERTY TYPE            PROPERTIES    POOL BALANCE
                                        ------------------------------    ----------    ------------
                                        Office........................        57            44.3%
                                        Multifamily(1)................       143            19.8%
                                        Retail........................       114            17.9%
                                        Hotel.........................        27            12.7%
                                        Industrial....................        21             2.5%
                                        Self Storage..................        21             1.6%
                                        Mixed Use.....................         7             1.1%
                                                                            ----          -------
                                        TOTAL.........................       390           100.0%
                                                                            ====          =======

-----------

                                        (1)  Multifamily properties include conventional
                                             rental properties, manufactured housing
                                             properties, independent living facilities and
                                             residential cooperative properties.

                                        See  "Risk Factors" in this prospectus supplement.

D. ENCUMBERED INTERESTS................ The table below shows the number of, and percentage of the initial mortgage pool balance
                                        secured by, mortgaged real properties for which
                                        the encumbered interest is as indicated:

                                                                                            % OF INITIAL
                                          ENCUMBERED INTEREST IN THE         NUMBER OF        MORTGAGE
                                           MORTGAGED REAL PROPERTY          PROPERTIES      POOL BALANCE
                                        ------------------------------      ----------      ------------
                                        Fee...........................          377             86.4%
                                        Leasehold.....................           10             11.3%
                                        Fee/Leasehold.................            3              2.3%
                                                                            ----------      ------------
                                        TOTAL.........................          390            100.0%
                                                                            ==========      ============

                                        In circumstances where both the fee and leasehold
                                        interest in the entire mortgaged real property are
                                        encumbered, we have treated that as simply an
                                        encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS.......... The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend
                                        to include in the issuing entity represent 46.1%
                                        of the initial mortgage pool balance. See
                                        "Description of the Underlying Mortgage
                                        Loans--Significant Mortgage Loans" in this
                                        prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

     - multifamily properties, including conventional rental properties, independent living facilities, manufactured housing properties and residential cooperative properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    mixed use properties;

     -    office properties;

     -    limited service and full service hotel properties;

     -    self storage properties; and

     -    industrial properties.

     A concentration of mortgage loans secured by the same type of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-4FL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans and, solely in the case of the class A-4FL certificates, with respect to payments of interest only, and not of principal on such class, payments under the swap agreement.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any sponsor;

     -    any mortgage loan seller;

     -    any master servicer;

     -    any special servicer;

     -    any primary servicer;

     -    any sub-servicer of a master servicer or a special servicer;

     -    the trustee;

     -    the certificate administrator, registrar or paying; or

     -    any of their respective affiliates.

     With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. Except for certain of the mortgage loans secured by residential cooperative properties and certain other underlying mortgage loans, the mortgage loans that we intend to include in the issuing entity are, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenant/shareholder.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

     - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Three hundred thirty-seven (337) of these mortgage loans, representing 92.3% of the initial mortgage pool balance, of which 252 mortgage loans are in loan group no. 1, representing 94.1% of the initial loan group no. 1 balance, and 85 mortgage loans are in loan group no. 2, representing 83.3% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from October 2015 through September 2016, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     -    increase in vacancy rates;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - increases in interest rates, real estate taxes and other operating expenses at the mortgaged real property and in relation to competing properties;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - a decline in rental rates as leases are renewed or entered into with new tenants;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     -    demographic factors;

     -    consumer confidences;

     -    consumer tastes and preferences;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     - location and neighborhood characteristics of the related mortgaged real property;

     -    proximity and attractiveness of competing properties;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     -    in the case of rental properties, the rate at which new rentals occur;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Fifty-seven (57) mortgaged real properties, securing mortgage loans that represent 44.3% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    the possibility of declining business operations of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility and adaptability with regard to current business wiring requirements and the technological needs of the tenants;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     - adverse changes in population, employment growth and patterns of telecommuting and sharing office space;

     - diversity of an office building's tenants or the existence of a single or dominant tenant; and

     -    the financial condition of the owner of the subject property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING (BUT EXCLUDING FOR THIS PURPOSE, MULTIFAMILY RESIDENTIAL COOPERATIVE PROPERTIES), THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Ninety-six (96) mortgaged real properties, securing mortgage loans that represent 17.0% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties (but excluding for this purpose, multifamily residential cooperative properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities, including age, appearance, construction quality and access to transportation, of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

          (i) the reliance on the financial well-being of the college or university to which it relates,

         (ii) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

        (iii) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     -    local factory or other large employer closings;

     - the location of the property, for example, a change in the neighborhood over time;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - the ability of the management to provide adequate maintenance and insurance;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

     -    distance from employment centers and shopping areas;

     - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. One hundred fourteen (114) mortgaged real properties, securing mortgage loans that represent 17.9% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    the rights of certain tenants to terminate their leases;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 57 of the subject retail properties, securing mortgage loans that represent 11.7% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 57 of the subject retail properties, securing mortgage loans that represent 6.2% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Twenty-seven (27) of the mortgaged real properties, securing mortgage loans that represent 12.7% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

     - the proximity of a hotel property to major population centers or attractions;

     - changes in travel patterns caused by changes in energy prices, strikes, access, relocation and construction of highways, concern about travel safety and other factors;

     - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

     - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged real property occurs;

     - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

     - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

     Hotel properties also face risks related to their specialized function, including:

     - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

     - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     - deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel and

     - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

     The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable. Conversely, in certain circumstances, the lender may be unable to remove a franchisor or hotel management company that it desires to replace following a foreclosure.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Hospitality Properties" in the accompanying prospectus.

     CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Forty-seven (47) mortgaged real properties securing mortgage loans that represent 2.8% of the initial mortgage pool balance, are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a residential cooperative property. In addition to a majority of the factors listed above as risks associated with the performance of multifamily rental properties (which are similarly applicable to multifamily properties operated as residential cooperative properties) additional factors include:

     - the ability of tenants to remain in a residential cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     - that, upon foreclosure, in the event a residential cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     For mortgage pool concentration by property type, see "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

     THE BANKRUPTCY OF A DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels, self storage facilities and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters, the sponsors and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     CERTAIN RISKS RELATING TO TENANTS. The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

     - space in the mortgaged real properties could not be leased or re-leased;

     - leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged real properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     - substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     -    tenants were unwilling or unable to meet their lease obligations;

     -    a significant tenant were to become a debtor in a bankruptcy case;

     -    rental payments could not be collected for any other reason; or

     - a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     The mortgaged real properties related to many of the mortgage loans may experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. In addition, many of the related loan documents may require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged real properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

     The costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Further, certain of the mortgaged real properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

     See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Tenant Matters" in this prospectus supplement.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Thirty (30) mortgaged real properties, securing 4.5% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 30 other mortgaged real properties, securing 27.7% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the marketability or future proceeds from any sale of that mortgaged real property.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-C4 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans (or groups of cross-collateralized mortgage loans) that are to be included in the issuing entity.

                           TEN LARGEST MORTGAGE LOANS

                                                                                           % OF INITIAL
                                                                       CUT-OFF DATE          MORTGAGE
                      PROPERTY/PORTFOLIO NAME                        PRINCIPAL BALANCE     POOL BALANCE
     ---------------------------------------------------------       -----------------     ------------
     11 Madison Avenue.........................................        $ 806,000,000           18.9%
     280 Park Avenue...........................................        $ 300,000,000            7.0%
     Babcock & Brown FX3 Portfolio.............................        $ 195,095,563            4.6%
     The Ritz-Carlton South Beach..............................        $ 181,000,000            4.2%
     Carlton Hotel on Madison..................................        $ 100,000,000            2.3%
     The Dream Hotel...........................................        $ 100,000,000            2.3%
     Galileo Portfolio.........................................        $  82,446,000            1.9%
          Springdale Center....................................        $  36,907,000            0.9%
          Chicopee Marketplace Shopping Center.................        $  17,415,000            0.4%
          Wilkes-Barre Towne Marketplace.......................        $  10,613,000            0.2%
          Cobblestone Village..................................        $   9,994,000            0.2%
          Fashion Square Shopping Center.......................        $   7,517,000            0.2%
     Harwood Center............................................        $  81,000,000            1.9%
     3434 North Washington Boulevard...........................        $  64,000,000            1.5%
     The Edge at Avenue North                                          $  60,800,000            1.4%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property;

     - related borrowers who have common general partners or common managing members could increase the risk that a financial setback or bankruptcy proceeding involving such parties could have an impact on the pool of mortgage loans;

     - related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The table below lists the related borrower loans that are to be included in the issuing entity, but are not cross-collateralized.

                             RELATED BORROWER LOANS

                                                                  NUMBER OF MORTGAGE    % OF INITIAL MORTGAGE
                           PROPERTY NAME                                LOANS                POOL BALANCE
     ----------------------------------------------------------   ------------------    ---------------------
     1.   Babcock & Brown FX3 Portfolio and Babcock & Brown
          FX5 Portfolio........................................           2                      5.5%
     2.   Novant - Huntersville/Physicians Plaza
          Novant - Metroview Professional Building
          Novant - Midtown Medical Plaza
          Novant - Presbyterian Medical Tower..................           4                      2.0%
     3.   CMC Hotel Portfolio I
          Holiday Inn & Suites - Cary..........................           2                      0.5%
     4.   Mission Business Center
          Stadium Plaza North..................................           2                      0.5%
     5.   Princess Medical Center
          Thunderbird Plaza....................................           2                      0.4%
     6.   ELS - Scenic MHP
          Clerbrook RV Resort..................................           2                      0.4%
     7.   Intermountain Residence Inn Boise
          Intermountain Residence Inn Spokane..................           2                      0.3%
     8.   Suburban Extended Stay - Orange Park
          Suburban Extended Stay - Atlanta
          Suburban Extended Stay - Orlando.....................           3                      0.3%
     9.   Napa Industrial
          Sports Authority - Albuquerque.......................           2                      0.2%
     10.  Mission Industrial Park
          Jurupa Business Park.................................           2                      0.2%
     11.  Autumn Trace Apartments
          Kings Landing Apartments
          Monaco Lake East Apartments, LLC
          Parkview Apartments
          Randall Heights Apartments
          Summer Bend Apartments...............................           6                      0.2%
     12.  Linkletter Self-Storage Facility
          Lyndie Lane Office Center............................           2                      0.2%
     13.  Overland Park Center
          Arundel Mills Mens Wearhouse Center..................           2                      0.1%
     14.  Georgetown Shopping Center
          Illinois Pointe Shoppes..............................           2                      0.1%
     15.  Burlington & East 19th Buildings
          Shepard Building.....................................           2                      0.1%
     16.  Centerpoint West Shopping Center
          Oakridge Shopping Center.............................           2                      0.1%
     17.  Ellicott Shores Apartments
          Fairmount Hills Apartments
          Swiss Garden Townhomes...............................           3                      0.1%
     18.  3300 West Illinois
          Clovis Shopping Center
          Copperas Cove Shopping Center........................           3                      0.1%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Five (5) of the mortgage groups that we intend to include in the issuing entity, representing 4.1% of the initial mortgage pool balance, are secured by multiple real properties or to co-borrowers, through cross-collateralization with other mortgage loans that are to be included in the issuing entity or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance and avoided if a court were to determine that:

     - one of the borrowers was a debtor in a bankruptcy case, was subject to an action brought by one or more of its creditors outside of a bankruptcy context, was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with unreasonably small capital, or was not able to pay its debts as they matured, and

     - the borrower did not, when it allowed its mortgaged real property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for encumbering such mortgaged real property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting and loan-to-value criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, four (4) groups of cross-collateralized mortgage loans and four
(4) individual multi-property mortgage loans that we intend to include in the issuing entity, collectively representing 10.3% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS. With respect to at least two (2) of the underlying mortgage loans, the related borrower is permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged real properties securing the related mortgage loan. As a result, it is possible that the mortgaged real properties that secure a mortgage loan as of a cut-off date may not secure the mortgage loan for its entire term. Any substitution may require the borrower to meet certain conditions, including debt service coverage tests, obtaining written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the issuing entity will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See "Description of the Underlying Mortgage Loans--Substitution" and "--Significant Mortgage Loans--Babcock & Brown FX3 Portfolio" in this prospectus supplement.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     -    adversely affect their ability to service the mortgage loan;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings;

     -    delay foreclosure on the related mortgaged real property; and

     - make it more difficult for the borrower to obtain refinancing of the mortgage loan and jeopardize repayment of the mortgage loan.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made since the origination of the related mortgage loan. There can be no assurance that the borrowers have complied with the restriction on indebtedness in the related mortgage loan documents.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C4 certificates.

     In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 7.0% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue, the holder of the $140,000,000 PARI PASSU 280 Park Avenue outside-the-issuing entity mortgage loan secured by the 280 Park Avenue mortgaged real property has one or more of the following rights which may be exercised by the holder through a designee:

     - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     - the right to consent to or to direct various servicing actions affecting the subject underlying mortgage loans;

     - the right to purchase the subject underlying mortgage loan under various default scenarios; and

     - the right to cure various events of default under the subject underlying mortgage loan.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C4 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

     In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 1.4% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 828-850 Madison Avenue, the holder of the $20,000,000 junior 828-850 Madison Avenue outside-the-issuing entity mortgage loan secured by the 828-850 Madison Avenue mortgaged real property has one or more of the following rights which may be exercised by the holder through a designee:

     - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     - the right to consent to or to direct various servicing actions affecting the subject underlying mortgage loans;

     - the right to purchase the subject underlying mortgage loan under various default scenarios;

     - the right to cure various events of default under the subject underlying mortgage loan; and

     - the right to remove the applicable special servicer with or without cause and appoint a replacement special servicer.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C4 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan" in this prospectus supplement.

     In addition, in the case of one mortgage loan that we intend to include in the issuing entity, representing 1.5% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 3434 North Washington Boulevard, LEM Funding 202, L.P. and LEM Parallel 202, L.P., respectively, the holders of the one junior 3434 North Washington Boulevard outside-the-issuing entity mortgage loan secured by 3434 North Washington Boulevard mortgaged real property have one or more of the following rights which may be exercised by one or more of the holders through a designee:

     - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     - the right to consent to or to direct various servicing actions affecting the subject underlying mortgage loans;

     - the right to purchase the subject underlying mortgage loan under various default scenarios;

     - the right to cure various events of default under the subject underlying mortgage loan; and

     - the right to remove the applicable special servicer with or without cause and appoint a replacement special servicer.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C4 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" in this prospectus supplement.

     In addition, in the case of one mortgage loan that we intend to include in the issuing entity, representing 0.6% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 500 Sansome Office, the holders of the junior 500 Sansome Office outside-the-issuing entity mortgage loans secured by 500 Sansome Office mortgaged real property have one or more of the following rights which may be exercised by one or more of the holders through a designee:

     - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     - the right to consent to or to direct various servicing actions affecting the subject underlying mortgage loans;

     - the right to purchase the subject underlying mortgage loan under various default scenarios;

     - the right to cure various events of default under the subject underlying mortgage loan; and

     - the right to remove the applicable special servicer with or without cause and appoint a replacement special servicer.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C4 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under eight (8) of the mortgage loans, which collectively represent 18.5% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

     THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS. Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. A legal entity may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most (but not all) of the entities do not have personal assets or creditworthiness at stake.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative and certain other mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Seventeen (17) of the mortgage loans that we intend to include in the issuing entity, which represent 4.2% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment. We cannot assure you that all borrowers have waived their right of partition.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB, A-3, A-4FL, A-M and/or A-J certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 40 states. The table below sets forth the states in which mortgaged real properties representing more than 5.0% of the initial mortgage pool balance are located.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                              NUMBER OF        % OF INITIAL
                                            MORTGAGED REAL       MORTGAGE
                   STATE                     PROPERTIES        POOL BALANCE
       ------------------------------       --------------     ------------
       New York......................            63                36.6%
       Texas.........................            42                 8.5%
       Florida.......................            26                 7.7%
       California....................            35                 5.9%

     See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

     - the issuing entity may not have a perfected security interest in the rent payments until the applicable master servicer, special servicer, primary servicer or sub-servicer collects them;

     - the applicable master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 52 mortgaged real properties, securing 2.9% of the initial mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in September 2006, except in the case of five
(5) mortgaged real properties as to which the assessment was prepared within an 18-month period ending in September 2006. In the case of 340 mortgaged real properties, securing 98.0% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen meeting ASTM standards). In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     - those conditions were remediated or abated in all material respects prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action,

     - actions by tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties; or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 52 mortgaged real properties, securing 2.9% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 52 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 52 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanley Square Shopping Center, a Phase I environmental site assessment conducted on the related Mortgage Property indicated that a subsurface investigation conducted at the mortgaged real property in March 2006 identified one soil sample with concentrations of trichloroethene above Kansas Department of Health and Environment ("KDHE") cleanup standards. Groundwater samples collected were either not detected for volatile organic compounds or were below the KDHE cleanup standards. The related borrower submitted an application on April 6, 2006 to the KDHE Dry-Cleaning Facility Release Trust Fund.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Springdale Center, a Phase I environmental site assessment conducted on the related Mortgage Property recommended that a subsurface investigation be conducted at the mortgaged real property to determine any impacts from an historical dry-cleaning facility that operated at the mortgaged real property from approximately 1960 to 1976.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Amity Plaza, Lender obtained an environmental insurance policy issued by Indian Harbor Insurance Company with a coverage amount of $2,000,000 and a policy term of 10 years with a two year extended reporting period.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Brookshire Brothers Distribution Facility, the related borrower obtained, for the benefit of the related lender, an environmental insurance policy issued by Indian Harbor Insurance Company with a stated policy expiration date of April 28, 2013. During such time as that environmental insurance policy (or a renewal or replacement thereof satisfying the criteria set forth in the related loan documents) remains in full force and effect, the lender agreed that the related guarantor, Brookshire Brothers, Ltd., shall have no liability under the environmental and hazardous substance indemnification agreement executed in connection with the loan. If at any time the environmental insurance policy (or its approved renewal or replacement) is not in full force and effect, the guarantor shall become liable under the environmental and hazardous substances indemnification agreement.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of past, present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS, THE SPECIAL SERVICERS, THE PRIMARY SERVICERS AND THE SUB-SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers, the special servicers, the primary servicers and the sub-servicers will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

     In these cases, the interests of a master servicer, a special servicer, a primary servicer or a sub-servicer, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the series 2006-C4 pooling and servicing agreement, the master servicers, the special servicers, the primary servicers and the sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 13.6% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or the related mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. V. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Ground Leases" in this prospectus supplement.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    height and set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All but one of the mortgaged real properties in the initial mortgage pool were inspected by engineers during the 18-month period preceding September 2006. Three hundred eighty-four (384) of those inspected mortgaged real properties, securing 99.6% of the initial mortgage pool balance, were inspected during the 12-month period preceding September 2006. All of the mortgaged real properties were inspected by engineers. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     At ten (10) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3) year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% (in 2006) and 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, PROVIDED that aggregate property and casualty insurance losses resulting from an act of terrorism exceed the following amounts during the respective time periods
(i) $5,000,000 from January 1, 2006 to March 31, 2006, (ii) $50,000,000 from
April 1, 2006 to December 31, 2006 and (iii) $100,000,000 from January 1, 2007 to December 31, 2007 (the new termination date for this act), (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; PROVIDED, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or
(b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     It is possible, particularly since the federal program trigger limits increased to $50,000,000 on April 1, 2006 and are increasing to $100,000,000 on January 1, 2007, that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger has increased or will increase to $50,000,000 or $100,000,000, on April 1, 2006 and January 1, 2007,
respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

     The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the applicable master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the series 2006-C4 directing certificateholder, approves such determination; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C4 directing certificateholder, if following any such direction of the series 2006-C4 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C4 directing certificateholder would violate the servicing standard. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the series 2006-C4 directing certificateholder; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C4 directing certificateholder, if following any such direction of the series 2006-C4 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C4 directing certificateholder would violate the servicing standard), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate,

PROVIDED that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, such master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2006-C4 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least five (5) mortgage loans that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     We are aware that in the case of at least four (4) mortgage loans that we intend to include in the issuing entity, representing 0.3% of the initial mortgage pool balance, each of the tenants of the related mortgaged real property self insures and is obligated to restore the related mortgaged real property in the event of damage of the related mortgaged real property resulting from acts of terrorism.

     THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in Texas, California, Florida and Louisiana, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

     BLANKET INSURANCE POLICIES. Certain of the mortgaged properties permit required insurance coverage to be provided by blanket insurance policies which may also cover other properties of the related borrower, the related property manager or its affiliates. If any such policies are drawn on to cover losses on other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal or regulatory proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that legal or regulatory proceedings will not have a material adverse effect on your investment. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ritz-Carlton South Beach, the related borrower is currently in arbitration with the property manager regarding the property manager's incentive fee.

     POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage loans and do not contain attornment provisions (I.E., provisions requiring the tenant to recognize a successor owner following foreclosure or landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such leases were terminated. This is particularly likely if such tenants were paying above market rent or could not be replaced.

     If a lease is not subordinate to the mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to by the tenant). If the lease contains provisions which are inconsistent with the mortgage or which could effect the enforcement of the lender's rights, the provisions of the lease may take precedence over the terms of the mortgage.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2006-C4 pooling and servicing agreement, the applicable special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The special servicer must then retain an independent contractor to operate the property. The independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts unless the construction is at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2006-C4 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2006-C4 pooling and servicing agreement permits the applicable special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2006-C4 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if a special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-C4 certificateholders.

     LIMITATIONS ON OR LACK OF LOCKBOXES. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds. With respect to the Ritz-Carlton South Beach loan, for so long as Ritz-Carlton Hotel Company, L.L.C., an affiliate of Marriott International, Inc., which is not affiliated with the Ritz-Carlton South Beach Borrower, is the property manager, all revenues from the Ritz-Carlton South Beach Property are collected by such manager and held in a hotel lockbox controlled by such manager and then will be distributed monthly in accordance with the related loan documents. Absent such hotel lockbox, all revenues from the Ritz-Carlton South Beach property will be deposited into a lockbox under the control of the lender.

RISKS RELATED TO THE SWAP AGREEMENT

     DISTRIBUTIONS ON THE CLASS A-4FL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY. The trust will have the benefit of a swap agreement relating to the class A-4FL certificates with Credit Suisse International. Because the class A-4FL REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans, the ability of the holders of the class A-4FL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

     A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND AS A RESULT, THE PASS-THROUGH RATE ON THE CLASS A-4FL CERTIFICATES MAY CONVERT TO THE PASS-THROUGH RATE ON THE CLASS A-4FL REMIC II REGULAR INTEREST. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, the swap counterparty will be required, in the case of a collateralization event, to post collateral, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies, or in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies. In the event that the swap counterparty fails to either post acceptable collateral, find an acceptable guarantor or find an acceptable replacement swap counterparty after a collateralization event or find a replacement swap counterparty after a rating agency trigger event, as the case may be, the certificate administrator will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-4FL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and the pooling and servicing agreement, including terminating the swap agreement, and using any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement swap agreement will not be entered into and any such proceeds will instead be distributed in one full payment to the holders of the class A-4FL certificates . There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement.

     During the occurrence of a swap default or in the event that the swap agreement is terminated and a replacement swap counterparty is not found, the class A-4FL certificate pass-through rate will convert to the pass-through rate on the class A-4FL REMIC II regular interest, which is a fixed rate equal to 5.4680% per annum. Any such conversion to the pass-through rate on the class A-4FL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-4FL certificates if notice of the resulting change in payment terms of the class A-4FL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     IF THERE IS A SHORTFALL OF INTEREST DISTRIBUTIONS WITH RESPECT TO THE CLASS A-4FL REMIC II REGULAR INTEREST, INTEREST DISTRIBUTIONS ON THE CLASS A-4FL CERTIFICATES WILL BE REDUCED. If for any reason the funds allocated to the payment of interest distributions on the class A-4FL REMIC II regular interest are insufficient to make all required interest payments on the class A-4FL REMIC II regular interest (for example, as a result of prepayment interest shortfalls) while the swap agreement is in effect and no payment default by the swap counterparty exists, then the amount payable by the swap counterparty, and, consequently, interest distributions on the class A-4FL certificates will also be reduced proportionately. If on any subsequent distribution date more interest is allocated to the class A-4FL REMIC II regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the trust. See "Description of the Swap Agreement" in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M AND A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-AB, A-3, A-1-A, A-X, A-SP AND A-Y CERTIFICATES AND THE CLASS A-4FL REMIC II REGULAR INTEREST. If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X, A-SP and A-Y certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2006-C4 certificates.

     In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2006-C4 certificates,

     - the order in which the principal balances of the respective classes of the series 2006-C4 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-C4 certificates,

     - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans, and

     - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant events, holders of the class A-1, A-2, A-AB, A-3 and A-4FL certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-AB, A-3 and A-4FL certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holder of the class A-1, A-2, A-AB, A-3 and A-4FL certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-AB, A-3 and A-4FL certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yield to investors in the class A-4FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-4FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-4FL certificates.

     In addition, because interest payments on the class A-4FL certificates may be reduced or the pass-through rate on the class A-4FL certificates may convert to the pass-through rate on the class A-4FL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-4FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-4FL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-4FL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from an insufficiency of funds allocated to the payment of interest distributions on the class A-4FL REMIC II regular interest would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-4FL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-4FL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers, the special servicers, the primary servicers or the sub-servicers will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C4 certificateholders.

     Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of the regular certificates, and, to a limited extent, to the class A-Y certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2006-C4 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF ANY OF THE MASTER SERVICERS OR SPECIAL SERVICERS PURCHASES SERIES 2006-C4 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2006-C4 CERTIFICATES. Any of the master servicers and/or special servicers or an affiliate of any of them may purchase or retain any of the series 2006-C4 certificates. In fact, it is anticipated that National Consumer Cooperative Bank will acquire the class A-Y certificates. The purchase of series 2006-C4 certificates by any of the master servicers and/or special servicers could cause a conflict between its duties under the series 2006-C4 pooling and servicing agreement and its interest as a holder of a series 2006-C4 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2006-C4 certificates. However, under the series 2006-C4 pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2006-C4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2006-C4 certificates representing a majority interest in the controlling class of series 2006-C4 certificates will be entitled to designate a particular series 2006-C4 controlling class certificateholder (or beneficial owner of series 2006-C4 controlling class certificates), referred to in this prospectus supplement as the series 2006-C4 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2006-C4 Controlling Class and Series 2006-C4 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2006-C4 directing certificateholder will exercise those rights and powers on behalf of the series 2006-C4 controlling class certificateholders, and it will not be liable to any class of series 2006-C4 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2006-C4 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the holders of series 2006-C4 certificates representing a majority interest in the controlling class of series 2006-C4 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2006-C4 certificates, the trustee, the certificate administrator or the master servicers. In the absence of significant losses on the underlying mortgage loans, the series 2006-C4 controlling class will be a non-offered class of series 2006-C4 certificates. The series 2006-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDER OF THE 280 PARK AVENUE OUTSIDE-THE-ISSUING ENTITY MORTGAGE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED Certificateholders. The holder of the 280 Park Avenue outside-the-issuing entity mortgage loan will be entitled, through a designee, to exercise certain limited rights and powers with respect to the 280 Park Avenue underlying mortgage loan and the 280 Park Avenue outside-the-issuing entity mortgage loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement. You should expect that the holder of the 280 Park Avenue outside-the-issuing entity mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2006-C4 certificateholders for doing so.

     THE INTERESTS OF THE HOLDERS OF THE 828-850 MADISON AVENUE OUTSIDE-THE-ISSUING ENTITY MORTGAGE LOAN, THE 3434 NORTH WASHINGTON BOULEVARD OUTSIDE-THE-ISSUING ENTITY MORTGAGE LOAN AND THE 500 SANSOME OFFICE OUTSIDE-THE-ISSUING ENTITY MORTGAGE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the 828-850 Madison Avenue outside-the-issuing entity mortgage loan, the 3434 North Washington Boulevard outside-the-issuing entity mortgage loan and the 500 Sansome Office outside-the-issuing entity mortgage loan will be entitled, through a designee, to exercise the rights and powers with respect to the 828-850 Madison Avenue underlying mortgage loan, the 3434 North Washington Boulevard underlying mortgage loan, the 500 Sansome Office underlying mortgage loan, the 828-850 Madison Avenue outside-the-issuing entity mortgage loan, the 3434 North Washington Boulevard outside-the-issuing entity mortgage loan and the 500 Sansome Office outside-the-issuing entity mortgage loan, respectively, described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan", "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" and "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" in this prospectus supplement. You should expect that the holders of the 828-850 Madison Avenue outside-the-issuing entity mortgage loan, the 3434 North Washington Boulevard outside-the-issuing entity mortgage loan and the 500 Sansome Office outside-the-issuing entity mortgage loan will exercise those rights and powers exclusively for their own benefit, and will not be liable to any class of series 2006-C4 certificateholders for doing so.

     THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note Companion Loans will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B Loan Pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement. You should expect that the holders of the CBA B-Note Companion Loans will exercise those rights and powers exclusively for their own benefit, and will not be liable to any class of series 2006-C4 certificateholders for doing so.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates initially registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the certificate administrator, if you have certified to the certificate administrator that you are a beneficial owner of offered certificates using the form annexed to the series 2006-C4 pooling and servicing agreement. Upon presentation of evidence satisfactory to the certificate administrator of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the certificate administrator.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-C4 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2006-C4 certificates will be required to direct, consent to or approve certain actions, including amending the series 2006-C4 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2006-C4 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C4 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward- looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives, changes in customer preferences and the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

     Column Financial, Inc., which is a sponsor and an originator of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, of Credit Suisse International, the swap counterparty, and of the depositor. LaSalle Bank National Association, which is a sponsor and an originator of certain of the underlying mortgage loans and is serving as certificate administrator, registrar and paying agent, is the parent of LaSalle Financial Services, Inc., an underwriter. KeyBank National Association which is a sponsor and an originator of certain of the underlying mortgage loans, is an affiliate of McDonald Investments Inc., an underwriter, and KeyCorp Real Estate Capital Markets, Inc., a master servicer. NCB, FSB which is a sponsor and an originator of certain of the underlying mortgage loans, is also a master servicer and an affiliate of National Consumer Cooperative Bank, a special servicer and originator of certain of the underlying mortgage loans. Barclays Capital Real Estate Inc., which is a mortgage loan seller and an originator with respect to one of the mortgage loans, is an affiliate of Barclays Capital Inc., an underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described herein.

                        DESCRIPTION OF THE ISSUING ENTITY

     The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2006-C4, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the applicable master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The pooling and servicing agreement may be amended as set forth under "The Series 2006-C4 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the applicable master servicer and the applicable special servicer. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Series 2006-C4 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicers. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicers and the special servicers.

     The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers pursuant to mortgage loan purchase agreements, as described herein under "Summary of Prospectus Supplement--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

     Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $7,200,000 will be paid by the depositor from the proceeds of the offering of the certificates.

     As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

     - If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

     - With respect to KeyBank National Association and NCB, FSB, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for KeyBank National Association or NCB, FSB, as applicable, pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section 1823(e).

     - With respect to LaSalle Bank National Association, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for LaSalle Bank National Association pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the underlying mortgage loans transferred by such mortgage loan seller and payments thereunder and proceeds thereof are not property of the mortgage loan seller's receivership or conservatorship estate.

     - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or a Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

              DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS

THE SPONSORS

     All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsors (except with respect to 50% of one of the underlying mortgage loans, which was sold to us by Barclays Capital Real Estate Inc., which co-originated such mortgage loan with Column Financial, Inc.). Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

OVERVIEW

     Column Financial, Inc. ("Column") is a sponsor and a mortgage loan seller of this securitization transaction. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. See "The Sponsor" in the accompanying prospectus.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a sponsor and a mortgage loan seller of this securitization. LaSalle is the seller of 87 of the underlying mortgage loans or 15.1% of the initial mortgage pool balance, which loans were underwritten and originated by LaSalle.

     LaSalle is a national banking association. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. The principal offices of LaSalle's commercial mortgage loan division are located at 135 South LaSalle Street, Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. As of March 31, 2006, LaSalle had total assets of approximately $75.2 billion. LaSalle is also acting as certificate administrator, registrar and paying agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

     LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP" program in which J.P. Morgan Chase Commercial Mortgage Securities Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset Receiving Corporation acted as depositor and the "HQ" program in which Morgan Stanley Capital I Inc. acted as depositor.

     Between the inception of its commercial mortgage securitization program in 1998 and December 31, 2005, LaSalle originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2005, LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $3.98 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the Depositor.

     LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

     The following table shows the total volume of United States domestic fixed rate mortgage loans originated by LaSalle for securitizations and the amount of commercial mortgage loans securitized from such originations.

                            LOANS ORIGINATED     LOAN SECURITIZED
               YEAR          (IN $ BILLIONS)      (IN $ BILLIONS)
               ----         ----------------     ----------------
               2005               5.46                 3.98
               2004               1.98                 1.99
               2003               1.32                 1.18

KEYBANK NATIONAL ASSOCIATION

     KeyBank National Association (KeyBank) is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of 43 of the underlying mortgage loans or 11.5% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank.

     KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and a primary servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of June 30, 2006, KeyBank had total assets of approximately $90.535 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $83.602 billion and approximately $6.933 billion in stockholder's equity.

     KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2005, KeyBank's Real Estate Capital Group originated a total of $16.6 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $2.7 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

     KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2005, KeyBank had originated approximately $6.3 billion of commercial mortgage loans that have been securitized in 28 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

                     YEAR             LOANS ORIGINATED     LOANS SECURITIZED
               ------------------     ----------------     -----------------
               2005 (in billions)         $  1.385              $  1.323
               2004 (in billions)         $  1.213              $  1.099
               2003 (in billions)         $  1.057              $  1.062

     Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

     KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

NCB, FSB

     NCB, FSB is the seller of 63 of the underlying mortgage loans or 4.2% of the initial mortgage pool balance, all of which loans were underwritten and originated by NCB, FSB or its affiliates.

     NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as a sponsor and a mortgage loan seller with respect to the issuing entity. NCB, FSB is headquartered in Hillsboro, Ohio and maintains offices in Washington, D.C. and New York City. NCB, FSB is a wholly owned subsidiary of National Consumer Cooperative Bank, which maintains an office at 1725 Eye Street, N.W., Washington, D.C.

     NCB, FSB's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. NCB, FSB sells the majority of the loans it originates through CMBS securitizations. NCB, FSB, with its affiliates and parent, National Consumer Cooperative Bank, have been involved in the securitization of commercial mortgage loans since 1992. NCB, FSB together with its parent, National Consumer Cooperative Bank, has securitized over $4.6 billion of commercial and multifamily loans in 36 public securitization transactions including agency mortgage backed security transactions. NCB, FSB initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. NCB, FSB generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. The following table sets forth information for the past three years regarding the amount of commercial and multifamily mortgage loans that NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated and securitized:

            YEAR                  LOANS ORIGINATED           LOANS SECURITIZED
            ----                  ----------------           -----------------
            2005                   $ 959,675,455              $ 668,971,563(1)
            2004                   $ 887,126,957              $ 493,113,747
            2003                   $ 816,716,189              $ 680,736,790

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(1) Included in this figure are $105,170,034 in mortgage loans that were sold by NCB, FSB and National Consumer Cooperative Bank to Column Financial, Inc., and later securitized by Column Financial, Inc.

     As a sponsor, NCB, FSB originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization.

MORTGAGE LOAN SELLERS

     In addition to Column Financial, Inc., LaSalle Bank National Association, KeyBank National Association and NCB, FSB, Barclays Capital Real Estate Inc. will act as mortgage loan seller for this transaction.

     Barclays Capital Real Estate Inc., a Delaware corporation ("BCRE") formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. BCRE's primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE's telephone number is (212) 412-4000.

SIGNIFICANT OBLIGOR

     Credit Suisse (USA), Inc. is the guarantor of leases accounting for 86.1% of the NRSF of the property securing the loan identified as 11 Madison Avenue on Exhibit A-1 hereto and leases accounting for 7.6% of the NRSF of the property securing the loan identified as 280 Park Avenue on Exhibit A-1 hereto. Credit Suisse (USA), Inc. is rated "AA-" by Standard and Poor's and files periodic reports with the Securities and Exchange Commission.

     Item 6 (Selected Financial Data) of the Form 10-K filed with the Securities and Exchange Commission by Credit Suisse (USA), Inc. on March 20, 2006 for the period ended December 31, 2005 is hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Such information is found on pages 22-23 of the Form 10-K filed under Commission File Number 1-6862. Any updates or revisions to the information contained in Item 6 (Selected Financial Data) in any documents subsequently filed by Credit Suisse
(USA), Inc. pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering described in this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement.

LITIGATION INVOLVING TRANSACTION PARTIES

     There are no legal proceedings pending against the sponsors, mortgage loan sellers, depositor, certificate administrator, trustee, issuing entity, master servicers, special servicers, primary servicer or originators that are material to the certificateholders.

UNDERWRITING STANDARDS

COLUMN'S UNDERWRITING STANDARDS

     GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

     LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

     - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

     - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

LASALLE'S UNDERWRITING STANDARDS

     GENERAL. LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

     LOAN ANALYSIS. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an appraisal, engineering report, environmental report, analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of certain of the tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Appraisals and Market Studies."

     LOAN APPROVAL. A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed mortgage loan, or may approve it subject to modifications or satisfaction of additional due diligence.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Exhibit A-1 hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Underlying Mortgage Loans" in this prospectus supplement.

     ESCROW REQUIREMENTS. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

KEYBANK'S UNDERWRITING STANDARDS

     GENERAL. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

     The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting Standards" section.

     LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

     LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definitions of Underwritten Net Cash Flow in the "Glossary" to this prospectus supplement and "Exhibit A-1-Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement.

     PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments.

          APPRAISALS. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          ENVIRONMENTAL ASSESSMENT. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

          PROPERTY CONDITION ASSESSMENT. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

          SEISMIC REPORT. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

     ZONING AND BUILDING CODE COMPLIANCE. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

     ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--KeyBank's Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the trust fund that vary from, or do not comply with, KeyBank's underwriting guidelines.

NCB, FSB UNDERWRITING STANDARDS

     GENERAL. All of the mortgage loans sold to the depositor by NCB, FSB, are originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below. NCB, FSB has implemented guidelines establishing certain procedures with respect to underwriting its mortgage loans. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines.

     LOAN ANALYSIS. In connection with the origination of mortgage loans, NCB, FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, historical operating statements (annual financial statements in the case of residential cooperative loans), leases, rent rolls (or maintenance schedules in the case of residential cooperative loans), sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of historical tax returns (annual financial statements in the case of residential cooperative loans), third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. In the case of residential cooperative properties, NCB, FSB also reviews sponsor rent rolls (if applicable), reserve levels and recent sales data. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB or its related affiliates.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by NCB, FSB's credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     ENVIRONMENTAL ASSESSMENTS. An environmental site assessment was performed with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. A phase I environmental report is generally required for each mortgaged real property. In lieu of a phase I environmental report, generally for residential cooperative loans under $500,000, a transaction screen meeting ASTM standards may have been required.

     PROPERTY CONDITION ASSESSMENTS. Independent engineering firms conducted inspections with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. In lieu of a property condition survey, generally for residential cooperative loans under $500,000, an abbreviated property condition assessment may have been required.

     ADDITIONAL DEBT. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. In many cases NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described below under "--Debt Service Coverage Ratio and LTV Ratio" may be lower based on the inclusion of the payments related to that additional debt, and the loan-to-value ratios described under "--Debt Service Coverage Ratio and LTV Ratio" may be higher based on the inclusion of the amount of that additional debt. See Exhibit A-1 for additional information.

     APPRAISALS. An appraisal of each of the mortgaged properties relating to the mortgage loans sold to the depositor by NCB, FSB was performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Appraisals and Market Studies."

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. NCB, FSB evaluates debt service coverage ratios and loan to value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also the definitions of Underwritten Debt Service Coverage Ratio and Underwritten Net Cash Flow and Most Recent DSCR in the "Glossary" in this prospectus supplement, describing generally the calculation of debt service coverage ratios and underwritten net cash flow, and Exhibit A-1 "Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties" in this prospectus supplement. Loan to value ratios are calculated based on an appraiser's estimate of value of the subject property. Such value is determined by appraisal and, in general, with respect to residential cooperative properties equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, in connection with its calculation of loan to value ratios for residential cooperative properties, NCB, FSB evaluates a separate value that is determined by the appraisal assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property. See also the definitions of Value Co-op Basis and Rental Basis Loan-to-Value Ratio in the "Glossary" in this prospectus supplement.

     ESCROW REQUIREMENTS. NCB, FSB may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for NCB, FSB or its affiliate that may have originated the loan), re-tenanting expenses (to mitigate risks arising in connection with tenant lease expirations), capital expenses (to cover capital improvement costs). In some cases such reserves may only be required upon the occurrence of certain events. In addition, in some cases the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

SELECTION OF MORTGAGE LOANS

     The selection of mortgage loans for the series 2006-C4 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2006-C4 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The issuing entity will consist primarily of 360 fixed rate loans, secured by 390 multifamily, commercial and residential cooperative properties, which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $4,273,091,953 as of September 11, 2006 (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus 5%.

     For purposes of calculating distributions on the respective classes of the series 2006-C4 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with 35 mortgage loans that are secured in whole or in part by multifamily properties and one (1) mortgage loan that is secured by one mixed use property that has a multifamily component. Loan group no. 1 will consist of 268 mortgage loans, with an initial loan group no. 1 balance of $3,560,811,505, representing approximately 83.3% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but 35 of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and one (1) mixed use property that has a multifamily component. Loan group no. 2 will consist of 92 mortgage loans, with an initial loan group no. 2 balance of $712,280,448, representing approximately 16.7% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in September 2006, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

     You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

     The 280 Park Avenue Property secures the 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan on a PARI PASSU basis. The 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan collectively constitute the 280 Park Avenue Total Loan. However, the 280 Park Avenue Pari Passu Companion Loan is not included in the issuing entity. The 280 Park Avenue Mortgage Loan has a cut-off date principal balance of $300,000,000 and the 280 Park Avenue Pari Passu Companion Loan has a cut-off date principal balance of $140,000,000.

     The 828-850 Madison Avenue Property also secures the 828-850 Madison Avenue Junior Companion Loan on a subordinated basis relative to the 828-850 Madison Avenue Mortgage Loan, which we refer to in this prospectus supplement as the "828-850 Madison Avenue Mortgage Loan." The 828-850 Madison Avenue Mortgage Loan and the 828-850 Madison Avenue Junior Companion Loan collectively constitute the 828-850 Madison Avenue Total Loan. However, the 828-850

Madison Avenue Junior Companion Loan is not included in the issuing entity. The 828-850 Madison Avenue Mortgage Loan has a cut-off date principal balance of $60,000,000 and the 828-850 Madison Avenue Junior Companion Loan has a total cut-off date principal balance of $20,000,000.

     The 3434 North Washington Boulevard Property also secures the 3434 North Washington Boulevard Junior Companion Loan on a subordinated basis relative to the 3434 North Washington Boulevard Mortgage Loan, which we refer to in this prospectus supplement as the "3434 North Washington Boulevard Mortgage Loan." The 3434 North Washington Boulevard Mortgage Loan and the 3434 North Washington Boulevard Junior Companion Loan collectively constitute the 3434 North Washington Boulevard Total Loan. However, the 3434 North Washington Boulevard Junior Companion Loan is not included in the issuing entity. The 3434 North Washington Boulevard Mortgage Loan has a cut-off date principal balance of $64,000,000 and the 3434 North Washington Boulevard Junior Companion Loan has a total cut-off date principal balance of $4,500,000.

     The 500 Sansome Office Property also secures the 500 Sansome Office Junior Companion Loan on a subordinated basis relative to the 500 Sansome Office Mortgage Loan, which we refer to in this prospectus supplement as the "500 Sansome Office Mortgage Loan." The 500 Sansome Office Mortgage Loan and the 500 Sansome Office Junior Companion Loan collectively constitute the 500 Sansome Office Total Loan. However, the 500 Sansome Office Junior Companion Loan is not included in the issuing entity. The 500 Sansome Office Mortgage Loan has a cut-off date principal balance of $24,400,000 and the 500 Sansome Office Junior Companion Loan has a total cut-off date principal balance of $2,600,000.

     Each property securing a CBA A-Note Mortgage Loan also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the issuing entity.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - With respect to the residential cooperative mortgage loans sold to us by NCB, FSB for inclusion in the issuing entity, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the issuing entity. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which we have calculated loan-to-value ratios and debt service coverage ratios for the residential cooperative mortgage loans sold to us by NCB, FSB for inclusion in the issuing entity differs from the manner in which loan-to-value ratios and debt service coverage ratios are calculated for other mortgage loans included in the issuing entity. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to value ratio for such mortgage loan is based on the market value of such residential cooperative property assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent-controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio for a residential cooperative mortgage loan, the underwritten net cash flow for the residential cooperative property is based on projected net operating income at the property, as determined by appraisal, assuming that the property was operated as a rental property with rents set at prevailing market rates (taking into account the presence of existing rent-controlled or rent-stabilized occupants), reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. The loan-to-value ratio and debt service coverage ratio determined for such a residential cooperative mortgage loan may differ from the loan-to-value ratio and debt service coverage ratio that would have been determined for such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the remaining mortgage loans in the issuing entity) been used. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Exhibit A-1 to this prospectus supplement with respect to mortgage loans (other than the residential cooperative mortgage loans) included in the issuing entity is not presented with respect to the residential cooperative mortgage loans sold to us by NCB, FSB for inclusion in the issuing entity and is, instead, reflected as not applicable.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in September 2006, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in August 2006 up to and including its due date in September 2006.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than with respect to the 500 Sansome Office Mortgage Loan and as described under "--The CBA A/B Loan Pairs," "--Significant Mortgage Loans--280 Park Avenue," "--Significant Mortgage Loans--828-850 Madison Avenue" and "--Significant Mortgage Loans--3434 North Washington Boulevard" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

     - Unless otherwise specified, loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the 280 Park Avenue Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 280 Park Avenue Total Loan.

     - Unless otherwise specified, loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan, the 500 Sansome Office Mortgage Loan and any CBA A-Note Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan, the 500 Sansome Office Mortgage Loan and any CBA A-Note Mortgage Loan, respectively.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 25 mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two (2) or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

     The table below identifies the respective groups of cross-collateralized mortgage loans that we intend to include in the issuing entity.

                                                                                     NUMBER OF
                                                                                   STATES WHERE    % OF INITIAL
                                                                                  THE PROPERTIES     MORTGAGE
                            PROPERTY/PORTFOLIO NAME                                 ARE LOCATED    POOL BALANCE
     ---------------------------------------------------------------------------  --------------   ------------
     Springdale Center, Chicopee Marketplace Shopping Center, Wilkes-Barre
     Towne Marketplace, Cobblestone Village and Fashion Square Shopping Center           4             1.9%
     The Cottages of Fall Creek, The Orchard Apartments and Briarwood Apartments         2             1.1%
     Three City Center, Lazy Boy Distribution Center and Jacobson Warehouse              3             0.9%
     Rio Storage - Harlingen and Rio Storage - Brownsville                               1             0.1%
     AutoZone - Jacksonville, FL, AutoZone - Gaston, SC and AutoZone -
     Winnsboro, SC                                                                       2             0.1%

     Certain of the cross-collateralized mortgage loans may allow the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 110% to 120% of the amount of the loan allocated to the real mortgage real property.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as The Cottages of Fall Creek, The Orchard Apartments and Briarwood Apartments, which collectively represent 1.1% of the initial mortgage pool balance, the related borrowers have the right to defease one or more of the underlying mortgage loans, in each instance by purchase of U.S. government securities as specified in the loan documents in an amount necessary provide for payments equivalent to 120% of the defeased underlying mortgage loan. Defeasance of less than all of the underlying mortgage loans is subject to a specified debt service coverage ratio and a specified loan-to-value ratio for the remaining such underlying mortgaged loans. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

     In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 0.9% of the initial mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Three City Center, Lazy Boy Distribution Center and Jacobson Warehouse, defeasance of less than all of the underlying mortgage loans is subject to satisfaction of specified conditions, including payment to the holder of the mortgage loans of funds in an amount equal to 10% of the outstanding principal balance of the mortgage loan being defeased to be held as additional security for the remaining mortgage loans that are not being defeased. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

     In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 1.9% of the initial mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Springdale Center, Chicopee Marketplace Shopping Center, Wilkes-Barre Towne Marketplace, Cobblestone Village and Fashion Square Shopping Center, defeasance of less than all of the underlying mortgage loans is subject to satisfaction of specified conditions, including payment to the holder of the mortgage loans of funds in an amount equal to that certain amount which would, if applied to the then outstanding principal balance of the remaining loans after giving effect to the defeasance, result in a debt service coverage ratio for the remaining loans of 1.20 to 1.00. Such amount shall be held as additional security for the remaining mortgage loans that are not being defeased. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Fashion Square Shopping Center, which represents 0.2% of the initial mortgage pool balance, the borrower has the right to obtain a release of a specified portion of the respective mortgaged real property, without payment of any release price, subject to the borrower satisfying certain conditions, including (i) that the remaining real property satisfies a specified debt service coverage ratio, (ii) no event of default exists under the mortgage loan documents, and (iii) borrower has delivered to Lender appropriate endorsements to the title policy so as to exclude the release parcel.

     In the case of the underlying cross-collateralized mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Rio Self Storage-Harlingen and Rio Self Storage-Brownsville, which together represent 0.1% of the initial mortgage pool balance, the related borrowers have the right to obtain a release of the cross-collateralization, without payment of any release price, subject to the borrower satisfying certain conditions, including the following: (i) that each real property independent of the other satisfies a minimum debt service coverage ratio of 1.25x, (ii) no event of default exists under the mortgage loan documents, and (iii) borrower has delivered to lender an appropriate endorsement to the title policy so as to evidence the un-crossing of the mortgaged real properties and the priority of the mortgage lien.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                                     NUMBER OF STATES
                                                        WHERE THE          % OF INITIAL
                                                      PROPERTIES ARE       MORTGAGE POOL
                 PROPERTY NAME                            LOCATED             BALANCE
     -----------------------------------------       -----------------     -------------
     Babcock & Brown FX3 Portfolio                          6                   4.6%
     Babcock & Brown FX5 Portfolio                          2                   0.9%
     Delaware Multifamily Portfolio                         1                   1.1%
     Spectra - POOL 4                                       5                   0.4%
     Stock Building Supply Portfolio                        3                   0.4%
     CMC Hotel Portfolio I                                  1                   0.3%
     Bethel Office Buildings                                1                   0.1%
     Edwards Buildings                                      1                   0.1%
     Pak-It Inn Self Storage                                1                   0.1%

     Certain of the multi-property mortgage loans may allow the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 110% to 125% of the amount of the loan allocated to the real mortgage real property.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX3 Portfolio and Babcock & Brown FX5 Portfolio, which collectively represent 5.5% of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of one or more of the mortgage real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) the borrower has delivered to the lender defeasance collateral in an amount equal to 120% of the allocated loan amount for such release property and (ii) the debt service coverage ratio and a loan-to-value ratio, after giving effect to the partial release, is equal to or greater than (a) the debt service coverage ratio and loan-to-value ratio, respectively, immediately prior to the partial release and (b) the debt service coverage ratio and loan-to-value ratio, respectively, for the twelve full calendar months prior to closing of the underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Delaware Multifamily Portfolio, which represents 1.1% of the initial mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of one of the related mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) the borrower has delivered to the lender a release amount equal to $7,198,225 and a related yield maintenance charge, (ii) the debt service coverage ratio for the remaining property after giving effect to the partial release is at least 1.30x and (iii) the loan-to-value ratio for the remaining property after giving effect to the partial release is not greater than 75%.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Spectra - POOL 4, which represents 0.4% of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of one or more of the related mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including:
(i) the borrower has delivered to the lender defeasance collateral in an amount equal to 110% of the allocated loan amount for such property, (ii) the debt service coverage ratio for the remaining property after giving effect to the partial release is at least 1.25x, as determined by the related lender and (iii) the loan-to-value ratio for the remaining property after giving effect to the partial release is not greater than 75%.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to the prospectus supplement as the Bethel Office Buildings, which represents 0.1% of the initial mortgage pool balance, the borrower may obtain the release of one of the related mortgaged real properties if certain conditions are satisfied including meeting a specified debt service coverage ratio and loan to value ratio for the remaining property, and defeasance of a portion of the mortgage loan in an amount equal to 125% of the amount allocated to the mortgaged real property to be released.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as CMC Hotel Portfolio I, which represents 0.3% of the initial mortgage pool balance, the borrower may obtain the release of one of the related mortgaged real properties if certain conditions are satisfied including (i) the borrower has delivered to the lender a release amount equal to $3,450,000 and (ii) the borrower obtains rating agency confirmation that the partial release will not cause a downgrading, withdrawal or qualification of the ratings of the certificates.

     The table below shows each group of mortgaged real properties that--

     -    has the same or affiliated borrowers, and

     - secures two (2) or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 0.5% of the initial mortgage pool balance.

                             RELATED BORROWER LOANS

                                                                  NUMBER OF MORTGAGE    % OF INITIAL MORTGAGE
                           PROPERTY NAME                                LOANS                POOL BALANCE
     ----------------------------------------------------------   ------------------    ---------------------
     1.   Babcock & Brown FX3 Portfolio and Babcock & Brown               2                      5.5%
          FX5 Portfolio........................................
     2.   Novant - Huntersville/Physicians Plaza                          4                      2.0%
          Novant - Metroview Professional Building
          Novant - Midtown Medical Plaza
          Novant - Presbyterian Medical Tower..................
     3.   CMC Hotel Portfolio I                                           2                      0.5%
          Holiday Inn & Suites - Cary..........................
     4.   Mission Business Center                                         2                      0.5%
          Stadium Plaza North..................................

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stor-More Auburn which represents 0.2% of the initial mortgage pool balance, the borrower has the right to obtain a release of a specified portion of the respective mortgaged real property, without payment of any release price, subject to the borrower satisfying certain conditions, including (i) that the remaining real property satisfies a specified debt service coverage ratio, (ii) no event of default exists under the mortgage loan documents, (iii) borrower has delivered to Lender appropriate endorsements to the title policy so as to exclude the release parcel and (iv) borrower has obtained rating agency confirmation.

     In the case of the underlying mortgage loan secured by the mortgage real property identified on Exhibit A-1 to this prospectus supplement as Center at Hobbs Brook, which mortgage loan represents 0.9% of the initial mortgage pool balance, the related borrower has the right to obtain the release of a portion of the mortgage real property, without a partial defeasance or payment of a release price, subject to satisfaction of certain stipulated conditions, including, among other things, that (a) no event of default exists under the mortgage loan documents, (b) the borrower subdivides the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels, (c) the release does not in any manner impair the lien or priority of the mortgage on the remaining mortgaged real property, (d) the borrower delivers to the lender appropriate endorsements to the title policy so as to exclude the release parcel, (e) the borrower delivers a REMIC opinion satisfactory to the lender and (f) the borrower obtains rating agency confirmation. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Iowa State Student Housing, which represents 1.0% of the initial mortgage pool balance, the related borrower has the right to release a portion of the related mortgage real property, subject to the satisfaction of certain conditions, including: (i) the borrower has delivered to the lender defeasance collateral in an amount equal to 110% of the allocated loan amount for such property, (ii) the debt service coverage ratio for the remaining property after giving effect to the partial release is at least 1.20x and (iii) the loan-to-value ratio for the remaining property after giving effect to the partial release is not greater than 80%.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 105 West Adams Street, which represents 1.0% of the initial mortgage pool balance, from time to time, the related borrower has the right to obtain the partial release of a designated release property in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including:
(i) no event of default exists under the mortgage loan documents, (ii) borrower has delivered to the lender a release amount of $12,919,172 and a related yield maintenance charge and (iii) the satisfaction of certain subdivision requirements applicable to the underlying mortgaged real property. The related tenant has exercised its right to purchase the designated release property. There can be no assurance that such purchase will occur.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Jefferson Shoppes, which represents 0.1% of the initial mortgage pool balance, the related borrower has the right to release an unimproved parcel of the related mortgaged real property, subject to the satisfaction of certain conditions, including: (i) the borrower has delivered to the lender appropriate endorsements to the title policy so as to exclude the release parcel and (ii) the borrower has obtained rating agency confirmation. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hampton Inn Suites--Outer Banks, which represents 0.2% of the initial mortgage pool balance, the related borrower has the right to release a portion of the related mortgaged real property (which was given no value for underwriting purposes), subject to the satisfaction of certain conditions, including: (i) the borrower has delivered to the lender appropriate endorsements to the title policy so as to exclude the release parcel and (ii) the borrower has obtained rating agency confirmation. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Acropolis Portfolio, which represents 0.6% of the initial mortgage pool balance, the related borrower has the right to release a portion of the related mortgaged real property, subject to the satisfaction of certain conditions, including (i) the borrower has delivered to the lender defeasance collateral in an amount equal to 115% of the allocated loan amount for such mortgaged real property and
(ii) the debt service coverage ratio for the remaining mortgaged real property after giving effect to the partial release shall be equal to or greater than the lesser of (x) 1.20 to 1.00 as determined by lender and (y) the debt service coverage ratio of the mortgaged real property immediately prior to the partial release.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Yampa River Office Park and Resort Center, which represents 0.1% of the initial mortgage pool balance, the related borrower has the right to release a portion of the related mortgaged real property, subject to the satisfaction of certain conditions, including: (i) the borrower has delivered to the lender an amount equal to 125% of the yield maintenance amount for the allocated loan amount for such mortgaged real property, (ii) the debt service coverage ratio for the remaining mortgaged real property after giving effect to the partial release shall not be less than the greater of (x) 1.50 to 1.00 as determined by lender and (y) the debt service coverage ratio of the mortgaged real property immediately prior to the partial release, (iii) the loan to value ratio of the remaining mortgaged real property at that time shall be not more than the lesser of (x) 55% and (y) the loan to value ratio of the mortgaged real property immediately prior to the partial release and (iv) the borrower has obtained rating agency confirmation.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Barrett Lake MHP, which represents 0.1% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an unimproved parcel of the related mortgaged real property, subject to the satisfaction of certain conditions, including: (i) the borrower has delivered to the lender appropriate endorsements to the title policy so as to exclude the release parcel and (ii) the borrower has obtained rating agency confirmation. The portion of such property to be released was given no value in the underwriting of such loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Brookshire Brothers Distribution Facility, which represents 0.4% of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of certain designated release property (on which the related borrower may be constructing certain additional improvements) in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) no event of default exists under the mortgage loan documents, (ii) the related borrower shall have delivered to lender a partial defeasance release amount as determined by lender in its sole discretion, (iii) the satisfaction of certain subdivision requirements applicable to the underlying mortgaged real property and (iv) the loan-to-value ratio for the remaining property after giving effect to the partial release does not exceed certain levels as more particularly set forth in the mortgage loan documents.

SUBSTITUTION

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX3 Portfolio and Babcock & Brown FX5 Portfolio, which mortgage loans represent 5.5% of the initial mortgage pool balance, the related mortgage loan documents permit substitution of individual properties securing such mortgage loans PROVIDED that the borrower complies with certain conditions, including, without limitation: (i) no event of default exists under the mortgage loan documents, (ii) satisfaction of certain debt service coverage ratio and loan-to-value ratio tests, (iii) the net operating income and the debt service coverage ratio for the substitute property is equal to or greater than 105% of the net operating income and debt service coverage ratio, respectively, for the substituted property and (iv) the fair market value of the substitute property is not less than 105% of the greater of (a) the fair market value of the substituted property and (b) the fair market value of the substituted property immediately prior to the substitution. The borrower's right to substitute will terminate once it has substituted individual properties with aggregate allocated loan amounts equal to 35% of the total original aggregate allocated loan amounts.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                            % OF INITIAL
                                  NUMBER OF MORTGAGE          MORTGAGE
           DUE DATE                      LOANS              POOL BALANCE
           --------               ------------------        ------------
             11th                         167                   69.2%
              1st                         193                   30.8%
                                  ------------------        ------------
             TOTAL                        360                  100.0%
                                  ==================        ============

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

     Three hundred fifty (350) of the mortgage loans that we intend to include in the issuing entity, representing 97.3% of the initial mortgage pool balance, of which 261 mortgage loans are in loan group no. 1, representing 96.8% of the initial loan group no. 1 balance, and 89 mortgage loans are in loan group no. 2, representing 99.5% of the initial loan group no. 2 balance, accrue interest on an Actual/360 Basis.

     Ten (10) of the mortgage loans that we intend to include in the issuing entity, representing 2.7% of the initial mortgage pool balance, of which seven
(7) mortgage loans are in loan group no. 1, representing 3.2% of the initial loan group no. 1 balance, and three (3) mortgage loans is in loan group no. 2, representing 0.5% of the initial loan group no. 2 balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. Three hundred forty-six (346) of the mortgage loans that we intend to include in the issuing entity, representing 95.2% of the initial mortgage pool balance, of which 256 mortgage loans are in loan group no. 1, representing 94.3% of the initial loan group no. 1 balance, and 90 mortgage loans are in loan group no. 2, representing 99.6% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Seven (7) of the mortgage loans that we intend to include in the issuing entity, representing 4.2% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 5.0% of the initial loan group no. 1 balance, are each characterized by the following features:

     - A maturity date that is generally 24 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of one (1) ARD Loans, representing 0.6% of the initial mortgage pool balance, two percentage points over the initial mortgage interest rate,

          2. in the case of five (5) ARD Loans, representing 2.1% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date,

          3. in the case of one (1) ARD Loan representing 1.5% of the initial mortgage pool balance, the greater of (x) 8.24% per annum, and
               (y) two percentage points over the value of a particular U.S. Treasury or the benchmark floating rate at or about the anticipated repayment date (however, the revised annual rate shall not exceed 11.24%).

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Seven (7) of the mortgage loans that we intend to include in the trust, representing 0.6% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 0.6% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, are characterized by--

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity, representing 32.6% of the initial mortgage pool balance, of which 27 mortgage loans are in loan group no. 1, representing 37.3% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 9.2% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

     Eleven (11) of the mortgage loans that we intend to include in the issuing entity, representing 1.7% of the initial mortgage pool balance, of which five
(5) mortgage loans are in loan group no. 1, representing 1.4% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 3.0% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

     Thirty-seven (37) of the mortgage loans that we intend to include in the issuing entity, representing 9.6% of the initial mortgage pool balance, of which 30 mortgage loans are in loan group no. 1, representing 10.9% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 3.2% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

     Fifty-nine (59) of the mortgage loans that we intend to include in the issuing entity, representing 25.3% of the initial mortgage pool balance, of which 46 mortgage loans are in loan group no. 1, representing 25.1% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 26.4% of the initial loan group no. 2 balance, provide for an initial interest only period of 36 to 60 months.

     Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 12.7% of the initial mortgage pool balance, of which 2 mortgage loans are in loan group no. 1, representing 8.6% of the initial loan group no. 1 balance, and 2 mortgage loans are in loan group no. 2, representing 33.0% of the initial loan group no. 2 balance, provide for an initial interest only period of 72 to 84 months.

     In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance, provides for an interest only period during the last year of its loan term.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - Two hundred eighty-eight (288) of the mortgage loans that we intend to include in the issuing entity, representing 90.5% of the initial mortgage pool balance, of which 229 mortgage loans are in loan group no. 1, representing 92.1% of the initial loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, representing 82.6% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Sixty-five (65) of the mortgage loans that we intend to include in the issuing entity, representing 7.6% of the initial mortgage pool balance, of which 33 mortgage loans are in loan group no. 1, representing 6.2% of the initial loan group no. 1 balance, and 32 mortgage loans are in loan group no. 2, representing 14.8% of the initial loan group no. 2 balance,, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Penalty or Yield Maintenance Charge, as applicable, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, which mortgage loans is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium or Yield Maintenance Charge, as applicable, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - Six (6) of the mortgage loans that we intend to include in the issuing entity, representing 1.7% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 1.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.6% of the initial loan group no. 2 balance, provided for--

          1. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin one (1) to 59 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. Two hundred eighty-nine (289) of the mortgage loans that we intend to include in the issuing entity, representing 90.6% of the initial mortgage pool balance, of which 230 mortgage loans are in loan group no. 1, representing 92.2% of the initial loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, representing 82.6% of the initial loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in September 2006. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in September 2006 is 233 months with respect to the entire mortgage pool, 233 months with respect to loan group no. 1 and 119 months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in September 2006 is 53 months with respect to the entire mortgage pool, 53 months with respect to loan group no. 1 and 57 months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in September 2006 is 113 months with respect to the entire mortgage pool, 113 months with respect to loan group no. 1 and 111 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Seventy-two (72) of the mortgage loans that we intend to include in the issuing entity, representing 9.5% of the initial mortgage pool balance, of which 39 mortgage loans are in loan group no. 1, representing 7.9% of the initial loan group no. 1 balance, and 33 mortgage loans are in loan group no. 2, representing 17.4% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of 11 of those mortgage loans, representing 0.6% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, and 7 mortgage loans are in loan group no. 2, representing 1.5% of the initial loan group no. 2 balance, a Prepayment Penalty in an amount equal to a specified percentage of the amount prepaid.

     - In the case of 61 of those mortgage loans, representing 8.9% of the initial mortgage pool balance, of which 35 mortgage loans are in loan group no. 1, representing 7.4% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no. 2, representing 15.9% of the initial loan group no. 2 balance a Yield Maintenance Charge in an amount generally equal to the greater of the following:
          (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related loan documents, less the amount of principal being prepaid.

     - In certain cases, alternative methods of the calculation of yield maintenance charges are set forth in the loan documents.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2006-C4 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the sponsors or any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seventeen (17) mortgage loans that we intend to include in the issuing entity, representing 4.7% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 3.7% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 9.5% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves, or a combination of both, that in each such case:

     - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $23,272,838.

     DEFEASANCE LOANS. Two hundred eighty-nine (289) of the mortgage loans that we intend to include in the issuing entity, representing 90.6% of the initial mortgage pool balance, of which 230 mortgage loans are in loan group no. 1, representing 92.2% of the initial loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, representing 82.6% of the initial loan group no. 2 balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     Except with respect to the 828-850 Madison Avenue Mortgage Loan, none of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates. The 828-850 Madison Avenue Mortgage Loan is currently defeasible at any time after September 11, 2008. In order to facilitate a defeasance on or after September 11, 2008, the 828-850 Madison Avenue Loan REMIC was created pursuant to the REMIC declaration dated September 7, 2006 with respect to the 828-850 Madison Avenue Mortgage Loan.

     Neither we nor any of the sponsors or any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Sixty (60) mortgage loans that we intend to include in the issuing entity, representing 64.2% of the initial mortgage pool balance, of which 50 mortgage loans are in loan group no. 1, representing 64.6% of the initial loan group no. 1 balance, and ten (10) mortgage loans are in loan group no. 2, representing 61.8% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

          5. certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced 60 mortgage loans provide for the following types of lockbox accounts:

                                                                             % OF INITIAL
                                                    NUMBER OF MORTGAGE         MORTGAGE
                      TYPE OF LOCKBOX                     LOANS              POOL BALANCE
          -----------------------------------       ------------------       ------------
          Springing...........................              31                    9.9%
          Hard................................              26                   53.5%
          Modified............................              3                     0.7%
                                                    ------------------       ------------
          TOTAL...............................              60                   64.2%
                                                    ==================       ============

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer or a primary servicer pursuant to a subservicing agreement with the applicable master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 292 of the mortgage loans that we intend to include in the issuing entity, representing 87.9% of the initial mortgage pool balance, of which 211 mortgage loans are in loan group no. 1, representing 87.7% of the initial loan group no. 1 balance, and 81 mortgage loans are in loan group no. 2, representing 89.0% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 270 of the mortgage loans that we intend to include in the issuing entity, representing 80.1% of the initial mortgage pool balance, of which 196 mortgage loans are in loan group no. 1, representing 77.7% of the initial loan group no. 1 balance, and 74 mortgage loans are in loan group no. 2, representing 92.0% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-C4 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

     MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the related master servicer or special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the related master servicer or special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicers. In addition, certain of the underlying mortgage loans allow the related master servicer or special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     CROSS-COLLATERALIZATION AND CROSS-DEFAULT OF CERTAIN UNDERLYING MORTGAGE Loans. Nine (9) of the underlying mortgage loans, representing 7.9% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Sixteen
(16) of the underlying mortgage loans, representing 4.1% of the initial mortgage pool balance, are "crossed loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed loans. For the same reason, the mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralized Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" in this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; PROVIDED, HOWEVER, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the Series 2006-C4 Directing Certificateholder, approves such determination; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C4 directing certificateholder, if following any such direction of the series 2006-C4 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C4 directing certificateholder would violate the Servicing Standard. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the Series 2006-C4 Directing Certificateholder; PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C4 directing certificateholder, if following any such direction of the series 2006-C4 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C4 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

     The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the applicable special servicer's election with the Series 2006-C4 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, PROVIDED that such coverage is available at commercially reasonable rates.

     Each of the master servicers and the special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a master servicer or a special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002.

     We are aware that in the case of at least five (5) mortgage loans that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in September 2006, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Thirty (30) mortgaged real properties, securing 27.7% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 33.2% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Thirty (30) mortgaged real properties, securing 4.5% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 5.4% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     GROUND LEASES. Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 13.6% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 14.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 8.5% of the initial loan group no. 2 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately ten (10) years or more after the amortization term of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The 280 Park Avenue Mortgage Loan, which represents 7.0% of the initial mortgage pool balance, is secured by the 280 Park Avenue Property, on a PARI PASSU basis, with the 280 Park Avenue Pari Passu Companion Loan, which is not included in the issuing entity.

     The 828-850 Madison Avenue Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, is secured by the 828-850 Madison Avenue Property, which also secures the 828-850 Madison Avenue Junior Companion Loan, which is subordinate to the 828-850 Madison Avenue Mortgage Loan. The 828-850 Madison Avenue Junior Companion Loan is not included in the issuing entity.

     The 3434 North Washington Boulevard Mortgage Loan, which represents 1.5% of the initial mortgage pool balance, is secured by the 3434 North Washington Boulevard Property, which also secures the 3434 North Washington Boulevard Junior Companion Loan, which is subordinate to the 3434 North Washington Boulevard Mortgage Loan. The 3434 North Washington Boulevard Junior Companion Loan is not included in the issuing entity.

     The 500 Sansome Office Mortgage Loan, which represents 0.6% of the initial mortgage pool balance, is secured by the 500 Sansome Office Property, which also secures the 500 Sansome Office Junior Companion Loan, which is subordinate to the 500 Sansome Office Mortgage Loan. The 500 Sansome Office Junior Companion Loan is not included in the issuing entity.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 2.4% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     The borrowers under 37 underlying mortgage loans, which collectively represent 2.2% of the initial mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to each of the underlying mortgage loans secured by residential cooperative properties, the series 2006-C4 pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related residential cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be principally used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases with respect to the loans sold to us by NCB, FSB, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 18th and Everett, which mortgage loan represents 0.1% of the initial mortgage pool balance, the borrower has a one time only right to encumber the mortgaged real property with a junior mortgage loan provided that, among other things: (a) the loan-to-value ratio of the aggregate amount of the underlying mortgage loan and such junior mortgage loan shall not exceed 80% of the value of the mortgaged real property (b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the underlying mortgage loan and such junior mortgage loan) of 1.25x or greater, (c) the junior lender is solvent and has a low probability of bankruptcy and (d) the borrower executes an amendment to the promissory note relating to the underlying mortgage loan increasing the interest rate to 6.401% and changing the monthly principal and interest payment due thereunder based upon a reamortization over the then remaining amortization period to reflect the then current principal balance due under the promissory note relating to the underlying mortgage loan.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Beck Business Center, which mortgage loan represents 0.2% of the initial mortgage pool balance, the borrower may incur additional debt secured by the related mortgaged real property. Such additional debt must be on a subordinate basis, and requires the written approval of the lender and the satisfaction of various specified conditions. Such requirements include an aggregate loan-to-value ratio of 75% or less, an aggregate debt service coverage ratio of 1.25x or more, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

     MEZZANINE DEBT. In the case of 16 mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Brainard Place Medical Campus, which mortgage loan represents 0.4% of the initial mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan PROVIDED that, among other things: (a) the loan-to-value ratio of the aggregate amount of the mortgage loan and such mezzanine loan shall not exceed 85%, (b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the mortgage loan and such mezzanine loan) of 1.15x or greater, (c) the borrower shall enter into a lockbox agreement and (d) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue, which underlying mortgage loan represents 7.0% of the initial mortgage pool balance, the borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $670,000,000 in a total of six mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 7.182%.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX3 Portfolio, which underlying mortgage loan represents 4.6% of the initial mortgage pool balance, a $15,736,760 mezzanine loan secured by an ownership interest in the borrower at an interest rate of 10.250% per annum was incurred.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Harwood Center, which underlying mortgage loan represents 1.9% of the initial mortgage pool balance, a $7,000,000 mezzanine loan secured by an ownership interest in the borrower at an interest rate of 9.333% per annum was incurred.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Delaware Multifamily Portfolio, which underlying mortgage loan represents 1.1% of the initial mortgage pool balance, a $8,500,000 mezzanine loan secured by an ownership interest in the borrower at an interest rate of 8.795% per annum was incurred.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Iowa State Student Housing, which underlying mortgage loan represents 1.0% of the initial mortgage pool balance, a $8,500,000 mezzanine loan secured by an ownership interest in the borrower at an interest rate of 9.000% per annum was incurred.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 105 West Adams Street, which underlying mortgage loan represents 1.0% of the initial mortgage pool balance, a $6,400,000 mezzanine loan secured by an ownership interest in the borrower at an interest rate of 12.500% per annum was incurred.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lakeshore Medical, which underlying mortgage loan represents 0.5% of the initial mortgage pool balance, a $2,200,000 mezzanine loan secured by an ownership interest in the borrower at an interest rate of 11.500% per annum was incurred.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Edge at Avenue North, which mortgage loan represents 1.4% of the initial mortgage pool balance, the principals of the borrower have incurred mezzanine debt in the total amount of $10,000,000 (with the right, subject to satisfaction of certain conditions, to borrow an additional $5,000,000) secured by the ownership interests in the borrower. The holder of the mortgage loan and the holder of the mezzanine loan, entered into an intercreditor agreement which, among other things (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to a qualified institutional lender (which includes certain affiliates of mezzanine lender) and (b) requires the holder of the underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the mortgage loan accelerates the loan, starts a foreclosure procedure or the mortgage loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the underlying mortgage loan at a purchase price determined in accordance with the terms of the intercreditor agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Acropolis Portfolio, which mortgage loan represents 0.6% of the initial mortgage pool balance, members of each entity comprising the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things:
(a) the loan-to-value ratio of the aggregate amount of the underlying mortgage loan and such mezzanine loan(s) shall not exceed 80% of the value of the mortgaged real property, (b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the underlying mortgage loan and all such mezzanine loan(s)) of 1.20x or greater, (c) lender shall have received evidence that the proposed mezzanine loan shall not result in a downgrade of any credit rating then in effect and (d) the mezzanine lender shall enter into a subordination and intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Greenwood Oaks Business Park, which mortgage loan represents 0.1% of the initial mortgage pool balance, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things: (a) the loan-to-value ratio of the aggregate amount of the underlying mortgage loan and such mezzanine loan shall not exceed 75% of the value of the mortgaged real property, (b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the underlying mortgage loan and such mezzanine loan) of 1.20x or greater, (c) lender shall have received evidence that the proposed mezzanine loan will not result in a qualification, downgrade or withdrawal of any credit rating then in effect and (d) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stadium Plaza North, which mortgage loan represents 0.3% of the initial mortgage pool balance, so long as the borrower has not incurred subordinate debt secured by the related mortgaged real property, members of the borrower may pledge their interests therein to secure a mezzanine loan provided that, among other things:
(a) the loan-to-value ratio of the aggregate amount of the underlying mortgage loan and such mezzanine loan shall not exceed 80% of the value of the mortgaged real property, (b) the related mortgaged real property satisfies a debt service coverage ratio (including the aggregate amount of the underlying mortgage loan and such mezzanine loan) of 1.20x or greater, (c) lender shall have received evidence that the proposed mezzanine loan will not result in a qualification, downgrade or withdrawal of any credit rating then in effect and (d) the mezzanine lender shall enter into an intercreditor, subordination and standstill agreement reasonably acceptable to the lender and the rating agencies.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. In general, the borrowers under the mortgage loans secured by residential cooperative properties have incurred or may incur a limited amount of unsecured indebtedness.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent. In addition, the organizational documents for each borrower under an underlying mortgage loan secured by a residential cooperative property, do not require the borrower to be a special purpose entity.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE 280 PARK AVENUE MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue (referred to herein as the "280 Park Avenue Mortgage Loan") is secured, on a PARI PASSU basis with another note (the "280 Park Avenue Pari Passu Companion Loan"), by the related mortgaged real property (the "280 Park Avenue Property"). The 280 Park Avenue Mortgage Loan together with the 280 Park Avenue Pari Passu Companion Loan is referred to herein as the "280 Park Avenue Total Loan" and the holder of the 280 Park Avenue Pari Passu Companion Loan is referred to herein as the "280 Park Avenue Pari Passu Companion Lender." The 280 Park Avenue Pari Passu Companion Loan has the same interest rate, maturity date and amortization term as the 280 Park Avenue Mortgage Loan. The 280 Park Avenue Pari Passu Companion Loan has, as of the cut-off date, an aggregate outstanding principal balance of $140,000,000.

     The 280 Park Avenue Pari Passu Companion Loan is not included in the issuing entity. Column Financial, Inc. is the current lender under the 280 Park Avenue Pari Passu Companion Loan and expects to securitize such loan in the future. Column Financial, Inc., as the initial holder of the 280 Park Avenue Mortgage Loan and as the initial holder of the 280 Park Avenue Pari Passu Companion Loan, has entered into an intercreditor agreement (the "280 Park Avenue Pari Passu Intercreditor Agreement").

     280 PARK AVENUE PARI PASSU INTERCREDITOR AGREEMENT. The 280 Park Avenue Pari Passu Intercreditor Agreement, provides, among other things, that all amounts received in respect of the 280 Park Avenue Total Loan will be paid PRO RATA to the holder of the 280 Park Avenue Mortgage Loan and the holder of the 280 Park Avenue Pari Passu Companion Loan.

     Pursuant to the 280 Park Avenue Pari Passu Intercreditor Agreement, the holder of a 280 Park Avenue Pari Passu Companion Loan and the Directing Certificateholder (as designee of the trust as holder of the 280 Park Avenue Mortgage Loan) will be entitled (acting individually), directly or through a representative or designee, to--

     - consult with--but not direct--the special servicer under the pooling and servicing agreement with respect to various servicing matters involving the 280 Park Avenue Total Loan; and

     - purchase the 280 Park Avenue Mortgage Loan under various default scenarios.

PROVIDED that the purchase option of the holder of the 280 Park Avenue Pari Passu Companion Loan will generally be subject to the right of the Directing Certificateholder (as designee of the trust as holder of the 280 Park Avenue Mortgage Loan) to purchase the 280 Park Avenue Pari Passu Companion Loan.

     CERTAIN RIGHTS AND POWERS OF THE 280 PARK AVENUE PARI PASSU COMPANION LENDER. The special servicer under the pooling and servicing agreement will be required to notify the Directing Certificateholder and the 280 Park Avenue Pari Passu Companion Lender, among others, of its intention to take, or consent to the taking by the master servicer of any 280 Park Avenue Specially Designated Servicing Action in respect of the 280 Park Avenue Total Loan or any related REO Property. The Directing Certificateholder and the 280 Park Avenue Pari Passu Companion Lender will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action to contact and consult with the special servicer regarding any 280 Park Avenue Specially Designated Servicing Action; PROVIDED that, the special servicer will not be required to follow any advice of any such holder with respect to any 280 Park Avenue Specially Designated Servicing Actions or otherwise. In general, the special servicer will not be permitted to take any of the 280 Park Avenue Specially Designated Servicing Actions with respect to the 280 Park Avenue Total Loan or any REO Property as to which a 280 Park Avenue Control Group has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; PROVIDED that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders and the 280 Park Avenue Pari Passu Companion Lender (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a 280 Park Avenue

Specially Designated Servicing Action with respect to the 280 Park Avenue Total Loan or any related REO Property without waiting for the response of any holder of a portion of the 280 Park Avenue Total Loan or any other person or entity.

     In addition, a 280 Park Avenue Control Group may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 280 Park Avenue Total Loan (if it is being specially serviced) or any related REO Property that such 280 Park Avenue Control Group may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of any 280 Park Avenue Control Group contemplated by the foregoing paragraphs may--

     - require or cause the special servicer or master servicer to violate any applicable law;

     - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created pursuant to the pooling and servicing agreement;

     - require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

     - expose the master servicer or special servicer, the depositor, mortgage loan sellers, issuing entity, trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability or materially expand the scope of master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

     Neither the master servicer or special servicer will follow any such direction if given by a 280 Park Avenue Control Group or initiate any such actions. The "280 Park Avenue Control Group" means the holders of more than 50% of the outstanding principal balance of the 280 Park Avenue Total Loan (acting together).

     PURCHASE OPTION. Prior to entering into any modification of the 280 Park Avenue Total Loan that would materially affect the monetary terms of the 280 Park Avenue Total Loan, the special servicer or master servicer, as applicable, must provide the Directing Certificateholder and the 280 Park Avenue Pari Passu Companion Lender with notice thereof and with all information that the special servicer or master servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The 280 Park Avenue Pari Passu Companion Lender will have the right to purchase the 280 Park Avenue Mortgage Loan and the Directing Certificateholder (as designee of the trust as holder of the 280 Park Avenue Mortgage Loan) will have the right to purchase the 280 Park Avenue Pari Passu Companion Loan, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the 280 Park Avenue Total Loan (exclusive of any applicable liquidation fee), if such party notifies the special servicer or master servicer, as applicable, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. The 280 Park Avenue Pari Passu Companion Lender's purchase option will terminate at the end of that five business day period or upon receipt of notice by the special servicer that the 280 Park Avenue Mortgage Loan will otherwise be sold pursuant to the series 2006-C4 pooling and servicing agreement; and PROVIDED, FURTHER, that in connection with any such purchase of the 280 Park Avenue Mortgage Loan, the purchaser would be required to reimburse parties to the series 2006-C4 pooling and servicing agreement for amounts owing to them with respect to the 280 Park Avenue Pari Passu Companion Loan that are not otherwise covered by the purchase price. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

     Under the series 2006-C4 pooling and servicing agreement and the 280 Park Avenue Pari Passu Intercreditor Agreement, 280 Park Avenue Pari Passu Companion Lender will have the right, by written notice to the special servicer or master servicer delivered at any time that the 280 Park Avenue Mortgage Loan is being specially serviced and PROVIDED that the 280 Park Avenue Mortgage Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the 280 Park Avenue Mortgage Loan in whole but not in part and the Directing Certificateholder (as designee of the trust as holder of the 280 Park Avenue Mortgage Loan) will have the right to purchase the 280 Park Avenue Pari Passu Companion Loan, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the 280 Park Avenue Total Loan (exclusive of any applicable liquidation fee); PROVIDED that in connection with any such purchase of the 280 Park Avenue Mortgage Loan, the purchaser would be required to reimburse parties to the series 2006-C4 pooling and servicing agreement for amounts owing to them with respect to the 280 Park Avenue Pari Passu Companion Loan that are not otherwise covered by the purchase price. Upon the delivery of such notice to the special servicer or master servicer, the 280 Park Avenue Pari Passu Companion Lender is required to purchase the 280 Park Avenue Mortgage Loan or the Directing Certificateholder (as designee of the trust as holder of the 280 Park Avenue Mortgage Loan) is required to purchase the 280 Park Avenue Pari Passu Companion Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the 280 Park Avenue Pari Passu Companion Lender to purchase the 280 Park Avenue Mortgage Loan under the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     The right of the Directing Certificateholder to purchase the 280 Park Avenue Pari Passu Companion Loan under either of the prior paragraphs will, in all cases, be superior to the right of the 280 Park Avenue Pari Passu Companion Lender to purchase the 280 Park Avenue Mortgage Loan.

     Any rights described in the foregoing four paragraphs that requires approval to be given or action to be taken by the trust, as holder of the 280 Park Avenue Mortgage Loan, will be exercisable by Directing Certificateholder.

CERTAIN MATTERS REGARDING THE 500 SANSOME OFFICE MORTGAGE LOAN

     GENERAL. The mortgaged property securing Mortgage Loan identified on Exhibit A-1 hereto as 500 Sansome Office Mortgage Loan, with a cut-off date principal balance of $24,400,000 (representing approximately 0.6% of the initial mortgage pool balance), also secures a subordinate B note with an original principal balance of $2,600,000 (the "500 Sansome Office Junior Companion Loan") that is not included in the trust. The 500 Sansome Office Mortgage Loan will be transferred to the trust by Column Financial Inc. The 500 Sansome Office Junior Companion Loan is currently held by LEM Funding XLIII, LP and LEM Parallel XLIII, LP, is interest only and accrues interest at 10.000%. For purposes of the information presented in this prospectus supplement with respect to the 500 Sansome Office Mortgage Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the 500 Sansome Office Mortgage Loan without taking into account the 500 Sansome Office Junior Companion Loan. The 500 Sansome Office Mortgage Loan together with the 500 Sansome Office Junior Companion Loan are collectively referred to herein as the "500 Sansome Office Total Loan."

     The 500 Sansome Office Mortgage Loan and the 500 Sansome Office Junior Companion Loan will be serviced pursuant to the provisions of the pooling and servicing agreement. The applicable master servicer will make servicing advances in respect of the mortgaged property securing the 500 Sansome Office Total Loan, but will make advances of principal and interest only in respect of the related 500 Sansome Office Mortgage Loan pursuant to the pooling and servicing agreement. The applicable master servicer will remit collections on the 500 Sansome Office Junior Companion Loan to the holder thereof. Under the pooling and servicing agreement, the servicing and administration of the 500 Sansome Office Total Loan generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the pooling and servicing agreement.

     The initial holder of the 500 Sansome Office Mortgage Loan and the holder of the 500 Sansome Office Junior Companion Loan entered into an intercreditor agreement (the "500 Sansome Office Intercreditor Agreement"). The holder of the 500 Sansome Office B Loan may sell or transfer the 500 Sansome Office Junior Companion Loan at any time subject to compliance with the requirements of the 500 Sansome Office Intercreditor Agreement.

     THE 500 SANSOME OFFICE INTERCREDITOR AGREEMENT. The 500 Sansome Office Intercreditor Agreement provides, among other things, for the application of payments among the 500 Sansome Office Mortgage Loan and the 500 Sansome Office Junior Companion Loan.

     All amounts paid by the related borrower or otherwise available for payment on the 500 Sansome Office Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the pooling and servicing agreement, and the master servicer, the special servicer and/or the trustee (if any) of the securitization that may include the 500 Sansome Office Junior Companion Loan for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that after any event of default, the holder of the 500 Sansome Office Mortgage Loan will receive interest and principal up to the principal amount outstanding on the 500 Sansome Office Mortgage Loan before any payments are made on the 500 Sansome Office Junior Companion Loan.

     CONSULTATION AND APPROVAL RIGHTS. The 500 Sansome Office Intercreditor Agreement provides that the holder of the 500 Sansome Office Junior Companion Loan will have certain consultation and approval rights with respect to certain actions taken by the applicable master servicer or special servicer, as the case may be, in regard to the 500 Sansome Office Total Loan, except that no advice, direction or objection from or by any holder of the 500 Sansome Office Junior Companion Loan may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the pooling and servicing agreement, violate the REMIC provisions of the Code or violate any other provisions of the pooling and servicing agreement or any provisions of the 500 Sansome Office Intercreditor Agreement or expand the scope of the master servicer's responsibilities under the pooling and servicing agreement.

     PURCHASE OPTION. Pursuant to the 500 Sansome Office Intercreditor Agreement, the holder of the 500 Sansome Office Junior Companion Loan, upon written notice to the holder of the 500 Sansome Office Mortgage Loan, will have the right to purchase the 500 Sansome Office Mortgage Loan upon certain events of defaults by the borrower under the related loan documents pursuant to the conditions set forth therein and in accordance with the requirements of the 500 Sansome Office Intercreditor Agreement. The purchase price for the 500 Sansome Office Mortgage Loan in connection with this purchase option will generally include the outstanding principal balance of the 500 Sansome Office Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, interest on advances, expenses advanced by the applicable master servicer or special servicer and any other amounts specified in the 500 Sansome Office Intercreditor Agreement or the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE 828-850 MADISON AVENUE MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 828-850 Madison Avenue (referred to herein as the "828-850 Madison Avenue Mortgage Loan") is secured, on a senior basis with one (1) other note (the "828-850 Madison Avenue Junior Companion Loan"), by the related mortgaged real property (the "828-850 Madison Avenue Property"). The 828-850 Madison Avenue Mortgage Loan together with the 828-850 Madison Avenue Junior Companion Loan is referred to herein as the "828-850 Madison Avenue Total Loan" and the holder of the 828-850 Madison Avenue Junior Companion Loan is referred to herein as the "828-850 Madison Avenue Junior Companion Lender." The interest rate of the 828-850 Madison Avenue Junior Companion Loan is 6.27% and, as of the cut-off date, has a total outstanding principal balance of $20,000,000.

     The 828-850 Madison Avenue Junior Companion Loan is not included in the issuing entity. LRP Landesbank Rheinland-Pfal3 is the current lender under the 828-850 Madison Avenue Junior Companion Loan. LRP Landesbank Rheinland-Pfalz and Column Financial, Inc., as the initial holder of the 828-850 Madison Avenue Mortgage Loan, have entered into an agreement among noteholders (the "828-850 Madison Avenue Agreement Among Noteholders").

     828-850 MADISON AVENUE AGREEMENT AMONG NOTEHOLDERS; ALLOCATION OF PAYMENTS BETWEEN THE 828-850 MADISON AVENUE MORTGAGE LOAN AND THE 828-850 MADISON AVENUE JUNIOR COMPANION LOAN - PAYMENTS PRIOR TO CERTAIN LOAN DEFAULTS. The right of the holder of the 828-850 Madison Avenue Junior Companion Loan to receive payments with respect to the 828-850 Madison Avenue Total Loan is at all times junior to the right of the holder of the 828-850 Madison Avenue Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the 828-850 Madison Avenue Total Loan.

     If no default with respect to an obligation of the related borrower to pay money due under the 828-850 Madison Avenue Total Loan and no other default which causes the 828-850 Madison Avenue Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the 828-850 Madison Avenue Total Loan (including amounts received by the applicable master servicer or special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by a 828-850 Madison Avenue Junior Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee with respect to the 828-850 Madison Avenue Total Loan under the series 2006-C4 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, to the issuing entity in an amount equal to unreimbursed advances and interest thereon due on the 828-850 Madison Avenue Mortgage Loan to the extent reimbursable under the pooling and servicing agreement;

     - SECOND, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees with respect to the 828-850 Madison Avenue Mortgage Loan;

     - THIRD, to the issuing entity, in an amount equal to the accrued and unpaid interest on the principal balance of the 828-850 Madison Avenue Mortgage Loan;

     - FOURTH, to the issuing entity in an amount equal to its PRO RATA portion of (i) any principal prepayment on the 828-850 Madison Avenue Total Loan in accordance with its percentage interest and (ii) scheduled principal payment (including any balloon payment) on the 828-850 Madison Avenue Total Loan in accordance with its percentage interest;

     - FIFTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan up to the amount of any unreimbursed servicing advances with respect to the related 828-850 Madison Avenue Junior Companion Loan and servicing advances and interest payments paid (or advanced) by such holder with respect to the 828-850 Madison Avenue Mortgage Loan;

     - SIXTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan up to the amount of any unreimbursed advances and interest thereon, without duplication of any amounts paid pursuant to the immediately preceding paragraph, with respect to the related 828-850 Madison Avenue Junior Companion Loan made by such holder and, costs paid (or advanced) and any cure payments paid by such holder with respect to the 828-850 Madison Avenue Mortgage Loan;

     - SEVENTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan in an amount equal to the accrued and unpaid interest payments due on the 828-850 Madison Avenue Junior Companion Loan;

     - EIGHTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan in an amount equal to its PRO RATA portion of (i) any principal prepayment on the 828-850 Madison Avenue Total Loan in accordance with its percentage interest and (ii) any scheduled principal payment (including any balloon payment) on the 828-850 Madison Avenue Total Loan in accordance with its percentage interest;

     - NINTH, PRO RATA (based on percentage interest) and PARI PASSU to: (a) to the issuing entity, any default interest and penalty charges accrued on the 828-850 Madison Avenue Mortgage Loan and (b) to the holder of the 828-850 Madison Avenue Junior Companion Loan, any default interest or penalty charges accrued on the 828-850 Madison Avenue Junior Companion Loan;

     - TENTH, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Exit Fees and Extension Fees allocable to the 828-850 Madison Avenue Total Loan, to the extent actually paid by the related borrower, and (b) the holder of the 828-850 Madison Avenue Junior Companion Loan, its relative portion of any Exit Fees and Extension Fees allocable to the 828-850 Madison Avenue Total Loan, to the extent actually paid by the related borrower; and

     - ELEVENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and the holder of the 828-850 Madison Avenue Junior Companion Loan, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holder of the 828-850 Madison Avenue Junior Companion Loan to receive payments with respect to the 828-850 Madison Avenue Total Loan will be subordinated to the payment rights of the holder of the 828-850 Madison Avenue Mortgage Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the 828-850 Madison Avenue Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, penalty charges, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by the 828-850 Madison Avenue Junior Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee with respect to the 828-850 Madison Avenue Total Loan under the series 2006-C4 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the issuing entity in an amount equal to unreimbursed advances and interest thereon due on the 828-850 Madison Avenue Mortgage Loan;

     - SECOND, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees;

     - THIRD, to the issuing entity, in an amount equal to the accrued and unpaid interest on the principal balance of the 828-850 Madison Avenue Mortgage Loan;

  - FOURTH, to the issuing entity, in an amount equal to the principal balance of the 828-850 Madison Avenue Mortgage Loan, until such principal balance has been paid in full;

     - FIFTH, to the issuing entity, in an amount equal to the Realized Losses previously allocated to it;

     - SIXTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan up to the amount of any unreimbursed servicing advances with respect to the related 828-850 Madison Avenue Junior Companion Loan and servicing advances and interest payments paid (or advanced) by such holder with respect to the 828-850 Madison Avenue Mortgage Loan;

     - SEVENTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan up to the amount of any unreimbursed advances and interest thereon, without duplication of any amounts paid pursuant to the immediately preceding paragraph, with respect to the related 828-850 Madison Avenue Junior Companion Loan made by such holder and, costs paid (or advanced) and any cure payments paid by such holder with respect to the 828-850 Madison Avenue Mortgage Loan;

     - EIGHTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan in an amount equal to the accrued and unpaid interest payments due on the 828-850 Madison Avenue Junior Companion Loan;

     - NINTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan in an amount equal to the principal balance of the 828-850 Madison Avenue Junior Companion Loan until such principal balance has been paid in full;

     - TENTH, to the holder of the 828-850 Madison Avenue Junior Companion Loan up to the amount of any Realized Losses previously allocated to such holder;

     -    ELEVENTH, PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the 828-850 Madison Avenue Mortgage Loan and (b) to the holder of the 828-850 Madison Avenue Junior Companion Loan, any default interest or penalty charges accrued on the 828-850 Madison Avenue Junior Companion Loan;

     - TWELFTH, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Exit Fees and Extension Fees allocable to the 828-850 Madison Avenue Total Loan, to the extent actually paid by the related borrower, and (b) the holder of the 828-850 Madison Avenue Junior Companion Loan, its relative portion of any Exit Fees and Extension Fees allocable to the 828-850 Madison Avenue Total Loan, to the extent actually paid by the related borrower; and

  - THIRTEENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and the holder of the 828-850 Madison Avenue Junior Companion Loan, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

     CERTAIN RIGHTS AND POWERS OF THE 828-850 MADISON AVENUE JUNIOR COMPANION LENDER. If the 828-850 Madison Avenue Mortgage Loan becomes a specially serviced mortgage loan, then the applicable special servicer under the series 2006-C4 pooling and servicing agreement is required to notify the 828-850 Madison Avenue Controlling Holder in writing of its intention to take, or consent to the taking by the applicable master servicer of, any 828-850 Madison Avenue Designated Servicer Action in respect of the 828-850 Madison Avenue Total Loan or any related REO Property. In its notification, the applicable special servicer is required to prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable special servicer made such determination and will be required to provide to the 828-850 Madison Avenue Controlling Holder copies of such summary no later than 45 days after the 828-850 Madison Avenue Mortgage Loan becomes a specially serviced mortgage loan. The 828-850 Madison Avenue Controlling Holder will have ten (10) business days following receipt of such notice to object to the applicable special servicer's proposed course of action. Otherwise the action will be deemed to be approved by the 828-850 Madison Avenue Controlling Holder. In the event that any such proposed action is disapproved by the 828-850 Madison Avenue Controlling Holder, the applicable special servicer is required to propose an alternate action (based on any counterproposals received from the 828-850 Madison Avenue Controlling Holder to the extent such counterproposal is consistent with the next following paragraph or, if no such counterproposal is received, then based on any alternative course of action that the applicable special servicer may deem appropriate) until the approval of the 828-850 Madison Avenue Controlling Holder is obtained; PROVIDED that in the event that the applicable special servicer has not taken the recommended actions within 90 days of the 828-850 Madison Avenue Controlling Holder' receipt of the initial report, the applicable special servicer will take the recommended actions in the most recent report approved or deemed to have been approved by the 828-850 Madison Avenue Controlling Holder.

     The 828-850 Madison Avenue Controlling Holder will then have ten (10) business days following such notice, and having been provided with all reasonably requested information with respect to any particular 828-850 Madison Avenue Designated Servicer Action, in which to contact and consult with the applicable special servicer regarding such particular action(s); PROVIDED, that if the 828-850 Madison Avenue Controlling Holder fail to notify the applicable special servicer of their response to any such proposed action(s) within ten
(10) business days following such notice, the response of the 828-850 Madison Avenue Controlling Holder shall be deemed to have been received by the applicable special servicer. Notwithstanding the foregoing, if the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders as well as the holder of the 828-850 Madison Avenue Junior Companion Loan, the special servicer shall be permitted to take the proposed action without waiting for a response from the 828-850 Madison Avenue Controlling Holder.

     Notwithstanding the foregoing, the applicable master servicer or special servicer may reject any advice, direction or objection by the 828-850 Madison Avenue Controlling Holder if such advice, direction or objection would--

     - require or cause the applicable special servicer or master servicer to violate any law of any applicable jurisdiction;

     - require or cause the applicable special servicer or master servicer to violate the provisions of the series 2006-C4 pooling and servicing agreement, including those requiring the applicable special servicer or master servicer to act in accordance with the Servicing Standard under the series 2006-C4 pooling and servicing agreement and not to impair the status of any REMIC created under the series 2006-C4 pooling and servicing agreement as a REMIC; and

     - require or cause the applicable special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement.

     Neither the applicable special servicer nor master servicer will follow any such direction or initiate any such actions.

     The "828-850 Madison Avenue Controlling Holder" means (i) the 828-850 Madison Avenue Junior Companion Lender (acting through its designee) or (ii) the Series 2006-C4 Directing Certificateholder (as designee of the issuing entity as holder of the 828-850 Madison Avenue Mortgage Loan) under certain circumstances provided in the 828-850 Madison Avenue Agreement Among Noteholders.

     PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the 828-850 Madison Avenue Total Loan, or any non-monetary event of default as to which the 828-850 Madison Avenue Total Loan becomes specially serviced, has occurred and is continuing, then the holder of the 828-850 Madison Avenue Junior Companion Loan may purchase the 828-850 Madison Avenue Mortgage Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 828-850 Madison Avenue Property and (c) a waiver or modification of the related loan documents in accordance with the terms of the series 2006-C4 pooling and servicing agreement (subject to the approval rights of the 828-850 Madison Avenue Controlling Holder). In the case of the 828-850 Madison Avenue Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances together with interest on all advances, plus any unreimbursed costs arising from the 828-850 Madison Avenue Mortgage Loan, any interest payable on related advances, plus any related servicing or special servicing compensation payable under the series 2006-C4 pooling and servicing agreement.

     CURE RIGHTS. The applicable master servicer or special servicer, as applicable, will be required to deliver to the designee of the 828-850 Madison Avenue Junior Companion Lender, notice of any monetary or, to the extent the applicable master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the 828-850 Madison Avenue Mortgage Loan. The holder of the 828-850 Madison Avenue Junior Companion Loan will have the right to cure defaults with respect to the 828-850 Madison Avenue Mortgage Loan; PROVIDED that the subject cure must be completed, in the case of a monetary default, within five (5) business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods; PROVIDED, HOWEVER, with respect to a non-monetary default, if such non-monetary default is susceptible to cure but cannot reasonably be cured within such 30 day period, and if corrective action was promptly commenced and is being diligently pursued by the holder of the 828-850 Madison Avenue Companion Loan then such holder shall be given an additional period of time not to exceed 45 days, as is reasonably necessary to enable it, in the exercise of reasonable diligence, to cure such non-monetary default, but only for so long as (i) such holder diligently and expeditiously proceeds to cure such non-monetary default, (ii) such holder makes all cure payments that it is permitted to make, (iii) such non-monetary default is not the result of an insolvency proceeding or other insolvency related event, and no insolvency proceeding or other such insolvency related event occurs during the period that the holder of the 828-850 Madison Avenue Companion Loan is otherwise permitted to cure a non-monetary default, and
(iv) there is no material adverse effect on the Borrower, the 828-850 Madison Avenue Property or the value of the 828-850 Madison Avenue Mortgage Loan as a result of granting such additional time period; and PROVIDED, FURTHER, that, subject to obtaining the consent of the applicable special servicer and the Series 2006-C4 Directing Certificateholder (as designee of the issuing entity as holder of the 828-850 Madison Avenue Mortgage Loan) to the contrary, the right to cure a monetary default or non-monetary default will be limited to nine (9) cure events over the life of the 828-850 Madison Avenue Total Loan and no single cure event may exceed three (3) consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one (1) month or for consecutive months in the aggregate. In the event that the holder of the 828-850 Madison Avenue Junior Companion Loan elects to cure a default that can be cured by the payment of money (each such payment, a "828-850 Madison Avenue Cure Payment"), that holder is required to make such 828-850 Madison Avenue Cure Payment to the applicable master servicer or special servicer, as applicable. The applicable master servicer or special servicer, as applicable, is required to apply such funds to reimburse itself or the trustee for any advances, together with interest thereon, made in respect of the default so cured and any related issuing entity expenses of the issuing entity. The right of the curing party to be reimbursed for any 828-850 Madison Avenue Cure Payment (including the reimbursement of a previous advance and interest thereon made by the applicable master servicer, the applicable special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the 828-850 Madison Avenue Mortgage Loan.

CERTAIN MATTERS REGARDING THE 3434 NORTH WASHINGTON BOULEVARD MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 3434 North Washington Boulevard (referred to herein as the "3434 North Washington Boulevard Mortgage Loan") is secured, on a senior basis with one (1) other note (the "3434 North Washington Boulevard Junior Companion Loan"), by the related mortgaged real property (the "3434 North Washington Boulevard Property"). The 3434 North Washington Boulevard Mortgage Loan together with the 3434 North Washington Boulevard Junior Companion Loan is referred to herein as the "3434 North Washington Boulevard Total Loan" and the holders of the 3434 North Washington Boulevard Junior Companion Loan are collectively referred to herein as the "3434 North Washington Boulevard Junior Companion Lender." The interest rate of the 3434 North Washington Boulevard Junior Companion Loan is 10.5000% and, as of the cut-off date, has a total outstanding principal balance of $4,500,000.

     The 3434 North Washington Boulevard Junior Companion Loan is not included in the issuing entity. LEM Funding 202, L.P. and LEM Parallel 202, L.P. are the current lenders under the 3434 North Washington Boulevard Junior Companion Loan. LEM Funding 202, L.P. and LEM Parallel 202, L.P., and LaSalle Bank National Association as the initial holder of the 3434 North Washington Boulevard Mortgage Loan, have entered into an agreement among noteholders (the "3434 North Washington Boulevard Agreement Among Noteholders"). Following is a summary of certain material provisions of that Agreement which does not purport to be complete, and is qualified in its entirety by reference to that agreement.

     3434 NORTH WASHINGTON BOULEVARD AGREEMENT AMONG NOTEHOLDERS; ALLOCATION OF PAYMENTS BETWEEN THE 3434 NORTH WASHINGTON BOULEVARD MORTGAGE LOAN AND THE 3434 NORTH WASHINGTON BOULEVARD JUNIOR COMPANION LOAN - PAYMENTS PRIOR TO CERTAIN LOAN DEFAULTS. The right of the 3434 North Washington Boulevard Junior Companion Loan Lender to receive payments with respect to the 3434 North Washington Boulevard Total Loan is at all times junior to the right of the issuing entity as holder of the 3434 North Washington Boulevard Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the 3434 North Washington Boulevard Total Loan.

     If no default with respect to an obligation of the related borrower to pay money due under the 3434 North Washington Boulevard Total Loan and no other default which causes the 3434 North Washington Boulevard Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the 3434 North Washington Boulevard Total Loan (including amounts received by the applicable master servicer or special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by a 3434 North Washington Boulevard Junior Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee with respect to the 3434 North Washington Boulevard Total Loan under the series 2006-C4 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) to be applied in the following order of priority:

     - (i) first, to the issuing entity in an amount equal to unreimbursed advances and interest thereon due on the 3434 North Washington Boulevard Mortgage Loan to the extent reimbursable under the pooling and servicing agreement;

     - (ii) second, to the applicable master servicer, the applicable accrued and unpaid servicing fees (not to exceed 0.015% per annum of the 3434 North Washington Boulevard Total Loan principal balance, the "Servicing Fee Rate"), and then to the applicable special servicer, any special servicing fees with respect to the 3434 North Washington Boulevard Mortgage Loan;

     - (iii) third, to the issuing entity, in an amount equal to the accrued and unpaid interest, net of the servicing fee at the Servicing Fee Rate, on the principal balance of the 3434 North Washington Boulevard Mortgage Loan;

     - (iv) fourth, to the issuing entity in an amount equal to its PRO RATA portion of (i) any principal prepayment on the 3434 North Washington Boulevard Total Loan in accordance with its percentage interest and
          (ii) the scheduled principal payment (including any balloon payment) on the 3434 North Washington Boulevard Total Loan in accordance with its percentage interest;

     - (v) fifth, to the 3434 North Washington Boulevard Junior Companion Loan Lender (to the extent not duplicative of the reimbursements and payments under clause (i) above) up to the amount of any unreimbursed servicing advances with respect to the related 3434 North Washington Boulevard Junior Companion Loan and servicing advances and interest payments paid (or advanced) by such holder with respect to the 3434 North Washington Boulevard Mortgage Loan;

     - (vi) sixth, to the 3434 North Washington Boulevard Junior Companion Loan Lender up to the amount of any unreimbursed advances and interest thereon, made by such holder with respect to delinquent principal and interest payments allocable to the 3434 North Washington Boulevard Mortgage Loan;

     - (vii) seventh, to the 3434 North Washington Boulevard Junior Companion Loan Lender in an amount equal to its relative portion of accrued and unpaid interest payments, net of the servicing fee at the

          Servicing Fee Rate, on the principal balance of the 3434 North Washington Boulevard Junior Companion Loan;

     - (viii) eighth, to the 3434 North Washington Boulevard Junior Companion Loan Lender in an amount equal to its PRO RATA portion of (i) any principal prepayment on the 3434 North Washington Boulevard Total Loan in accordance with its percentage interest and (ii) the scheduled principal payment (including any balloon payment) on the 3434 North Washington Boulevard Total Loan in accordance with its percentage interest;

     -    (ix) ninth PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the 3434 North Washington Boulevard Mortgage Loan and (b) to the 3434 North Washington Boulevard Junior Companion Loan Lender, any default interest or penalty charges accrued on the 3434 North Washington Boulevard Junior Companion Loan;

     - (x) tenth, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Exit Fees allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower, and (b) the 3434 North Washington Boulevard Junior Companion Loan Lender, its relative portion of any Exit Fees allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower;

     - (xi) eleventh, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Yield Maintenance Amounts allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower, and (b) the 3434 North Washington Boulevard Junior Companion Loan Lender, its relative portion of any Yield Maintenance Amounts allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower; and

     - (xii) twelfth, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and the 3434 North Washington Boulevard Junior Companion Loan Lender, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

          Any "assumption fees" paid by the borrower shall be paid to the issuing entity and the 3434 North Washington Boulevard Junior Companion Loan Lender, on a PRO RATA basis, in accordance with their initial percentage interests.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the 3434 North Washington Boulevard Junior Companion Loan Lender to receive payments with respect to the 3434 North Washington Boulevard Total Loan will be subordinated to the payment rights of the issuing entity to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the 3434 North Washington Boulevard Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, penalty charges, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by the 3434 North Washington Boulevard Junior Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee with respect to the 3434 North Washington Boulevard Total Loan under the series 2006-C4 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) required to be applied in the following order of priority:

     - (i) first, to the issuing entity in an amount equal to unreimbursed servicing advances and interest payments due on the 3434 North Washington Boulevard Mortgage Loan;

     - (ii) second, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees;

     - (iii) third, to the issuing entity, in an amount equal to the accrued and unpaid interest, net of the servicing fee at the Servicing Fee Rate, on the principal balance of the 3434 North Washington Boulevard Mortgage Loan;

     - (iv) fourth, to the issuing entity, in an amount equal to the principal balance of the 3434 North Washington Boulevard Mortgage Loan, until such principal balance has been paid in full;

     - (v) fifth, to the 3434 North Washington Boulevard Junior Companion Loan Lender (to the extent not duplicative of the reimbursements and payments under clause (i) above) up to the amount of any unreimbursed servicing advances with respect to the related 3434 North Washington Boulevard Junior Companion Loan and servicing advances and interest payments paid (or advanced) by such holder with respect to the 3434 North Washington Boulevard Mortgage Loan;

     - (vi) sixth, to the 3434 North Washington Boulevard Junior Companion Loan Lender, up to the amount of any unreimbursed advances and interest thereon made by such holder with respect to delinquent principal and interest payments allocable to the 3434 North Washington Boulevard Mortgage Loan;

     - (vii) seventh, to the 3434 North Washington Boulevard Junior Companion Loan Lender, in an amount equal to its relative portion of accrued and unpaid interest payments, net of the servicing fee at the Servicing Fee Rate, on the principal balance of the 3434 North Washington Boulevard Junior Companion Loan;

     - (viii) eighth, to the 3434 North Washington Boulevard Junior Companion Loan Lender, in an amount equal to the total principal balance of the 3434 North Washington Boulevard Junior Companion Loan until such principal balance has been paid in full;

     -    (ix) ninth, PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the 3434 North Washington Boulevard Mortgage Loan and (b) to the 3434 North Washington Boulevard Junior Companion Loan Lender, its relative portion of any default interest or penalty charges accrued on the 3434 North Washington Boulevard Junior Companion Loan;

     - (xi) tenth, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Exit Fees allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower, and (b) the 3434 North Washington Boulevard Junior Companion Loan Lender, its relative portion of any Exit Fees allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower; and

     - (xi) eleventh, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any Yield Maintenance Amounts allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower, and (b) the 3434 North Washington Boulevard Junior Companion Loan Lender, its relative portion of any Yield Maintenance Amounts allocable to the 3434 North Washington Boulevard Total Loan, to the extent actually paid by the related borrower; and

     - (xii) twelfth, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and the 3434 North Washington Boulevard Junior Companion Loan Lender, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

          Any "assumption fees" paid by the borrower shall be paid to the issuing entity and the 3434 North Washington Boulevard Junior Companion Loan Lender, on a PRO RATA basis, in accordance with their initial percentage interests.

     CERTAIN RIGHTS AND POWERS OF THE 3434 NORTH WASHINGTON BOULEVARD JUNIOR COMPANION LENDER. The 3434 North Washington Boulevard Agreement Among Noteholders prohibits the transfer of the 3434 North Washington Boulevard Junior Companion Loan to the related borrower or its affiliates. The agreement provides that while they remain the Controlling Holder (as so defined under the 3434 North Washington Boulevard Agreement Among Noteholders) holders of a majority of the principal amount of the 3434 North Washington Boulevard Junior Companion Loan are to appoint a representative called the Directing Holder to act on their behalf with respect to certain decisions concerning the servicing of the 3434 North Washington Boulevard Total Loan (the "3434 North Washington Boulevard Directing Holder").

     While the holders of a majority of the principal amount of the 3434 North Washington Boulevard Junior Companion Loan remain the Controlling Holder, the master servicer and special servicer, as applicable, are required to consult with the 3434 North Washington Boulevard Directing Holder with respect to proposals for taking certain significant action with respect to the 3434 North Washington Boulevard Mortgage Loan or underlying mortgage loan documents, and to obtain the prior written approval of the 3434 North Washington Boulevard Directing Holder for any 3434 North Washington Boulevard Designated Servicer Action. Such decisions by the 3434 North Washington Boulevard Directing Holder must be made within certain time parameters. If the 3434 North Washington Boulevard Mortgage Loan becomes a specially serviced mortgage loan, then the applicable special servicer under the series 2006-C4 pooling and servicing agreement is required to notify the 3434 North Washington Boulevard Directing Holder in writing of its intention to take any 3434 North Washington Boulevard Designated Servicer Action in respect of the 3434 North Washington Boulevard Total Loan or any related REO Property. In its notification, the applicable special servicer is required to prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable special servicer made such determination and will be required to provide to the 3434 North Washington Boulevard Directing Holder copies of such summary no later than 45 days after the 3434 North Washington Boulevard Mortgage Loan becomes a specially serviced mortgage loan. The 3434 North Washington Boulevard Directing Holder will have ten (10) business days following receipt of such notice to object to the applicable special servicer's proposed course of action, otherwise the action will be deemed to be approved by the 3434 North Washington Boulevard Directing Holder. In the event that any such proposed action is disapproved by the 3434 North Washington Boulevard Directing Holder, the applicable special servicer is required to propose an alternate action until the approval of the 3434 North Washington Boulevard Directing Holder is obtained; provided that in the event that the applicable special servicer has not taken the recommended actions within 90 days of the 3434 North Washington Boulevard Directing Holder' receipt of the initial report because the 3434 North Washington Boulevard Directing Holder has not approved of any of its recommendations or provided it with any alternatives that comply with the Servicing Standard, applicable law, REMIC provisions and the underlying mortgage loan documents, the applicable special servicer will take such action as it deems to be necessary, if any, in order to so comply.

     Notwithstanding the foregoing, if the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders as well as the holder of the 3434 North Washington Boulevard Junior Companion Loan, the special servicer shall be permitted to take the proposed action without waiting for a response from the 3434 North Washington Boulevard Directing Holder.

     Notwithstanding the foregoing, the applicable master servicer or special servicer may reject any advice, direction or objection by the 3434 North Washington Boulevard Directing Holder if such advice, direction or objection would--

     - require or cause the applicable special servicer or master servicer to violate any law of any applicable jurisdiction;

     - require or cause the applicable special servicer or master servicer to violate the provisions of the series 2006-C4 pooling and servicing agreement requiring the applicable special servicer or master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created under the series 2006-C4 pooling and servicing agreement as a REMIC; or

     - require or cause the applicable special servicer or master servicer to violate the terms of the 3434 North Washington Boulevard Mortgage Loan underlying mortgage loan documents.

     Neither the applicable special servicer nor master servicer will follow any such direction or initiate any such actions.

     Upon a Control Appraisal Event, the holders of the 3434 North Washington Boulevard Junior Companion Loan cease to be the Controlling Holder, and the 3434 North Washington Boulevard Directing Holder shall cease to have the foregoing rights to control servicing decisions under the 3434 North Washington Boulevard Agreement Among Noteholders. A Control Appraisal Event occurs at such time as the principal balance of the 3434 North Washington Boulevard Junior Companion Loan, reduced by any principal payments, applicable appraisal reduction amounts and allocated realized losses (but increased by certain additional collateral that may be pledged to the trustee on behalf of the issuing entity by the holders of the junior 3434 North Washington Boulevard Junior Companion Loan), is less than 25% of its initial principal balance less any principal payments. Furthermore, neither the borrower nor any of its affiliates may exercise any control rights as a holder the 3434 North Washington Boulevard Junior Companion Loan.

     PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the 3434 North Washington Boulevard Total Loan, or any non-monetary event of default as to which the 3434 North Washington Boulevard Total Loan becomes specially serviced, has occurred and is continuing, then the 3434 North Washington Boulevard Junior Companion Loan Lender may purchase the 3434 North Washington Boulevard Mortgage Loan or related REO Property at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 3434 North Washington Boulevard Property and (c) a waiver or modification of the related loan documents in accordance with the terms of the series 2006-C4 pooling and servicing agreement (subject to the approval rights of the 3434 North Washington Boulevard Directing Holder). In the case of the 3434 North Washington Boulevard Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon (exclusive of Default Interest), plus any related unreimbursed advances together with interest on all advances, plus any unreimbursed costs arising from the 3434 North Washington Boulevard Mortgage Loan. No liquidation fee will be payable to any special servicer in connection with such purchase.

     CURE RIGHTS. The applicable master servicer or special servicer, as applicable, will be required to deliver to the 3434 North Washington Boulevard Directing Holder notice of any monetary or, to the extent the applicable master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the 3434 North Washington Boulevard Mortgage Loan. The 3434 North Washington Boulevard Junior Companion Loan Lender will have the right to cure defaults with respect to the 3434 North Washington Boulevard Mortgage Loan; PROVIDED that the subject cure must be completed, in the case of a monetary default, within five (5) business days of receipt by the 3434 North Washington Boulevard Directing Holder of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 days of such receipt of notice. The right to cure a monetary default or non-monetary default will be limited to nine (9) cure events over the life of the 3434 North Washington Boulevard Total Loan and no single cure event may exceed three (3) consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one
(1) month or for consecutive months in the aggregate. In the event that a 3434 North Washington Boulevard Junior Companion Loan Lender elects to cure a default that can be cured by the payment of money, that payment is to be made as directed by the issuing entity. The right of the curing party to be reimbursed for any 3434 North Washington Boulevard Cure Payment (including the reimbursement of a previous advance and interest thereon made by the applicable master servicer, the applicable special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the 3434 North Washington Boulevard Mortgage Loan.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A Note Mortgage Loans, which collectively represent 2.4% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A 1 to this prospectus supplement as The Cottages of Fall Creek, The Orchard Apartments, Briarwood Apartments, 833 Jackson & 322 Green, Regional Professional Building, Pavilions Shopping Center and McKnight Retail, respectively. In the case of each CBA A Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B Note Companion Loan. In each case, the aggregate debt consisting of the CBA A Note Mortgage Loan and the related CBA B Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A Note Mortgage Loans in the issuing entity. The related CBA B Note Companion Loans were sold immediately after origination to CBA Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

     Each CBA A Note Mortgage Loan and CBA B Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The Cottages of Fall Creek, The Orchard Apartments, Briarwood Apartments, 833 Jackson & 322 Green, Regional Professional Building, Pavilions Shopping Center and McKnight Retail CBA B Note Companion Loans have interest rates of 12.00%, 12.00%, 12.00%, 12.25%, 12.25%, 12.25%, and 12.95% per annum, respectively, and each has the same maturity date, amortization schedule and prepayment structure as the related CBA A Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A Note Mortgage Loan and does not take into account the related CBA B Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA A-Note Mortgage Loan and, upon the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement with respect to the related CBA B-Note Companion Loan. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary event of default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest (other than default interest), principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same., and in all cases, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2006-C4 pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2006-C4 pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2006-C4 pooling and servicing agreement.

     The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA

A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; PROVIDED that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2006-C4 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 52 mortgaged real properties, securing 2.9% of the initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in September 2006, except in the case of five (5) mortgaged real properties as to which the assessment was prepared within an 18-month period ending in September 2006. In the case of 340 mortgaged real properties, securing 98.0% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment which may have been performed pursuant to a database or transaction screen performed in accordance with ASTM standards or an update of a previously conducted assessment, in some instances in lieu of a Phase I environmental assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2006-C4 pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 52 mortgaged real properties, securing 2.9% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 52 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 52 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. For example, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property or, alternatively, the liability of such principal is triggered only if such secured creditor impaired property policy is not in full force and effect, or

     - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The series 2006-C4 pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2006-C4 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, PROVIDED that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich, AIG, Indian Harbor Insurance Company or one of their member companies. Zurich currently has an "A" rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best. Indian Harbor Insurance Company currently has an "A+" rating by S&P and "A+" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All except one of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, representing approximately 100% of the initial mortgage pool balance, were inspected during the 18-month period ending in September 2006 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Three hundred eighty-four
(384) of those mortgaged real properties, securing approximately 99.6% of the initial mortgage pool balance, of which 280 mortgage loans are in loan group no. 1, representing approximately 99.8% of the initial loan group no. 1 balance, and 104 mortgage loans are in loan group no. 2, representing approximately 98.5% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in September 2006.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 383 mortgaged real properties, securing 99.4% of the initial mortgage pool balance, of which 278 mortgaged real properties secure mortgage loans which are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 105 mortgaged real properties secure mortgage loans which are in loan group no. 2, representing 98.5% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in September 2006, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, any of the sponsors nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     The appraised value of each residential cooperative property is based upon the market value of such residential cooperative property assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, any of the sponsors, any of the underwriters nor any of the mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Fifty-nine (59) of the underlying mortgage loans, representing 2.9% of the initial mortgage pool balance, of which 35 mortgage loans are in loan group no. 1, representing 2.0% of the initial loan group no. 1 balance, and 24 mortgage loans are in loan group no. 2, representing 6.9% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, that we intend to include in the issuing entity.

                                11 MADISON AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $806,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                             $806,000,000
FIRST PAYMENT DATE:                     October 11, 2006
MORTGAGE INTEREST RATE:                 5.770% per annum
AMORTIZATION TERM:                      N/A(2)
HYPERAMORTIZATION:                      N/A
ARD DATE:                               N/A
MATURITY DATE:                          September 11, 2016
MATURITY BALANCE:                       $806,000,000
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Prepayment Lockout until June 11, 2016
                                        Defeasance Lockout until 2 years after
                                        securitization.
LOAN PER SF(1):                         $360
UP-FRONT RESERVES:                      Non-CS Lease Rollover
                                        Reserve:                   $ 4,500,000(3)
                                        Required Repair Fund:      $   150,713
                                        Replacement Reserve:       $     6,612
                                        Interest Reserve:          $ 2,200,000
ONGOING RESERVES:                       Tax and Insurance Reserve:         Yes
                                        Replacement Reserve:               Yes(4)
                                        CS Lease Rollover Reserve:         Yes(5)
LOCKBOX:                                Hard
SUBORDINATE FINANCING:                  None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Central Business District
LOCATION:                               New York, New York
YEAR BUILT/RENOVATED:                   1932/1997
SQUARE FEET:                            2,236,139
OCCUPANCY AT U/W(6):                    100%
OWNERSHIP INTEREST(7):                  Fee

MAJOR TENANT(S)         NRSF        % OF TOTAL LEASE NRSF         EXPIRATION
------------         ---------      ---------------------         ----------
Credit Suisse        1,925,401              86.1%                  4/30/2017
AON                    138,072               6.2%                  4/19/2013
Omnicom                 95,557               4.3%                  9/27/2008

PROPERTY MANAGEMENT:                    Cushman & Wakefield
U/W NCF:                                $49,701,245
U/W DSCR:                               1.05x(8)
APPRAISED VALUE:                        $1,130,000,000
APPRAISAL DATE:                         9/1/2006
CUT-OFF DATE LTV RATIO(1):              71.3%
MATURITY/ARD LTV RATIO:                 71.3%

(1)  Based on the September 2006 cut-off date principal balance.
(2)  The 11 Madison Avenue Loan is interest-only for the entire term.
(3) The Non-CS lease rollover reserve was established at closing to fund tenant improvements and leasing commissions in connection with the rollover of the Non-Credit Suisse leases at the property.
(4) The borrower is required to deposit $18,635 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) The CS lease rollover reserve will be funded, prior to an excess cash flow sweep termination event, from excess cash flow generated each month from the property, to fund tenant improvements and leasing commissions in connection with the rollover of the CS leases at the property. Such funding prior to an excess cash flow sweep termination event will be at the rate of 75% of excess cash flow to the CS lease rollover reserve and 25% of excess cash flow to the borrower until the borrower has received aggregate payments of $10,000,000, and thereafter all excess cash flow shall be deposited into the CS lease rollover reserve. Until an Excess Cash Flow Sweep Termination Event, the sponsor shall guarantee any Excess Cash Flow distributed to the borrower, subject to credits for borrower expenditures on account of certain tenant improvements and leasing commissions.
(6)  Based on the August 2006 rent roll.
(7) For purposes of the table above and similar breakdowns by category elsewhere in this prospectus supplement, the borrower's interest in the mortgaged property has been classified as a fee interest. The portion of the 11 Madison Avenue Property leased to CS, the IDA premises, is owned in fee by the New York City Industrial Development Agency which in turn leases its interest in the 11 Madison Avenue Property to the borrower. Upon the termination of the IDA lease, fee title to the IDA premises reverts to the borrower. The security for the 11 Madison Avenue Loan includes the borrower's leasehold interest in the IDA premises under the IDA lease as well as the borrower's fee interest in the reversion of fee title to the IDA premises. The IDA lease, although technically a ground lease, is in reality a tax reduction vehicle that, because of the fee reversion, does not pose the traditional risks that are of concern with respect to mortgages of leasehold interests and is therefore substantively equivalent to, and classified herein as, a fee rather than a leasehold interest.
(8) Based on as-is underwriting. Debt service coverage ratio based on prospective as-stabilized underwriting is 1.26x.

     THE LOAN. The largest loan, was originated on August 31, 2006. The 11 Madison Avenue Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 11 Madison Avenue Loan is 11 Madison Avenue LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity whose business is limited to owning and operating the 11 Madison Avenue Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan. The sponsor is Tamir Sapir, who is managing member of 11 Madison Avenue Member LLC, the 100% equity owner of 11 Madison Avenue LLC.

     THE PROPERTY. The 11 Madison Avenue Property consists of the borrower's fee, leasehold interest and reversionary interest in the condominium units located in New York, New York. The 11 Madison Avenue Property consists of approximately 2,236,139 square feet of net rentable area and is situated on approximately 1.93 acres. As of August 1, 2006, the overall occupancy of the 11 Madison Avenue Property was 100%.

     The 11 Madison Avenue Property is primarily used for office purposes. The 11 Madison Avenue Property serves as the corporate headquarters for Credit Suisse, a leading investment bank. The 11 Madison Avenue Property is located in the midtown South office market of New York City. According to the appraisal, there were few properties in the same market that compete effectively with the 11 Madison Avenue Property. The building underwent approximately $400 million in renovations to the mechanical, electrical and plumbing systems, as well as repairs to windows and roofs. The largest tenant has also invested heavily in updating the building.

     LEASE SUMMARY. The following chart sets forth certain lease information at the 11 Madison Avenue Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):

                                              TOTAL AREA COVERED   ANNUAL RENTAL     % GROSS ANNUAL
      AVERAGE EFFECTIVE   # LEASES SCHEDULED  BY EXPIRING LEASES  REPRESENTED BY   RENTAL REPRESENTED
YEAR  ANNUAL RENT PER SF       TO EXPIRE             (SF)         EXPIRING LEASES  BY EXPIRING LEASES
----  ------------------  ------------------  ------------------  ---------------  ------------------
2006                  --          0                       --                   --         0.0%
2007  $            75.05          2                    1,042      $        78,200         0.2%
2008  $            28.25          1                   95,557      $     2,699,485         5.7%
2009                  --          0                       --                   --         0.0%
2010                  --          0                       --                   --         0.0%
2011  $           418.50          3                      422      $       176,609         0.4%
2012                  --          0                       --                   --         0.0%
2013  $            26.48          5                  289,254      $     7,660,239        16.3%
2014                  --          0                       --                   --         0.0%
2015                  --          0                       --                   --         0.0%
2016                  --          0                       --                   --         0.0%
2017  $            19.72         18                1,843,853      $    36,357,166        77.4%
2018                  --          0                       --                   --         0.0%

     Historical occupancy at the related mortgaged real property for 2003, 2004, 2005 and July 2006 was 99.6%, 99.7%, 99.7% and 99.7%, respectively. The 11
Madison Avenue Property had an average in place rent of $21.67, $21.78 and $21.93 per square foot for years 2004, 2005 and as of June 2006, respectively.

     One tenant (together with its affiliates) occupies 10% or more, but less than 100%, of the total rentable space at the 11 Madison Avenue Property. The following chart summarizes significant lease provisions for each of these major tenants:

                                                                                           LEASE
                 TOTAL RENTED    % TOTAL RENTABLE    PRINCIPAL NATURE                    EXPIRATION     RENEWAL OPTIONS
   TENANT        SPACE (SF)(1)         SPACE            OF BUSINESS       ANNUAL RENT      DATE(2)        (IF ANY)(3)
-------------    -------------   ----------------    ----------------    ------------    ----------     ---------------
Credit Suisse      1,925,401           86.1%         Investment Bank     $ 38,693,026      Various       3 5-year terms

(1) Total rented space for Credit Suisse includes 93,972 SF of space that is subleased from GFT, with a lease expiration date of 1/31/2013, and 10,042 SF of space that is subleased from Gould Space, with a lease expiration date of 10/31/2013.
(2) The earliest lease expiration date for leases to Credit Suisse is 3/31/2011, at which time a lease for 420 SF expires. Leases for a total of 643,332 SF expire on April 30, 2017 and leases for a total of 1,177,635 SF expire on May 31, 2017.
(3) The three 5-year renewal options are only applicable to the 643,332 SF of space with lease expiration dates of 4/30/2017, and 1,173,693 SF of the space with lease expiration dates of 5/31/2017. In addition, the renewal options stipulate that the tenant may elect not to include certain space.

     OPERATING HISTORY. The following table shows certain information regarding the operating history of the 11 Madison Avenue Property:

                             ADJUSTED NET CASH FLOW

                                                          TRAILING 12-MONTH
                                                             PERIOD ENDED     UNDERWRITTEN NET
                          12/31/2004       12/31/2005         7/31/2006          CASH FLOW
                        --------------   --------------   -----------------   ----------------
Revenues                $   62,265,011   $   64,920,343   $      66,354,169   $     71,697,841
Expenses                $  (16,502,204)  $  (18,909,496)  $     (20,208,489)  $    (21,772,982)
                        --------------   --------------   -----------------   ----------------
Net Operating Income    $   45,762,807   $   46,010,847   $      46,145,680   $     49,924,859
Underwritten Reserves               --               --                  --   $       (223,614)
                        --------------   --------------   -----------------   ----------------
Adjusted Net Cash Flow  $   45,762,807   $   46,010,847   $      46,145,680   $     49,701,245
                        ==============   ==============   =================   ================

     PROPERTY MANAGEMENT. Cushman & Wakefield, Inc manages the 11 Madison Avenue Property. The management agreement generally provides for a management fee of $800,000 per annum which is subordinated to the 11 Madison Avenue Loan. The management of the 11 Madison Avenue Property will be performed by either Cushman & Wakefield, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 11 Madison Avenue Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the securities. The lender under the 11 Madison Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 11 Madison Avenue Loan. Cushman & Wakefield, Inc. manages about 5,500 properties totaling nearly 300 million square feet. Cushman & Wakefield, Inc. is headquartered in New York, New York.

     PAYMENT TERMS; INTEREST RATE. The 11 Madison Avenue Loan is a fixed rate interest-only Loan. The Interest Rate with respect to the 11 Madison Avenue Loan is calculated on a Actual/360 Basis and is equal to 5.770%. The Due Date under the 11 Madison Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     PREPAYMENT. The terms of the documents evidencing or securing the 11 Madison Avenue Loan (the "11 Madison Avenue Loan Documents") prohibit voluntary prepayment prior to June 11, 2016. Involuntary prepayments may result, however, from an acceleration of the Maturity Date of the 11 Madison Avenue Loan following an event of default under the 11 Madison Avenue Loan or from a casualty or condemnation. Upon an involuntary prepayment occurring under the 11 Madison Avenue Loan prior to June 11, 2016 (the "Prepayment Lockout Expiration Date") due to an event of default under the 11 Madison Avenue Loan, the borrower will be obligated to pay the greater of (i) 4.000% of the principal amount of the 11 Madison Avenue Loan being prepaid, and (ii) the Yield Maintenance Premium plus 1.000% of the principal amount of the 11 Madison Avenue Loan being prepaid. If for any reason the borrower prepays the 11 Madison Avenue Loan on or following the Prepayment Lockout Expiration Date on a date other than a payment date as specified in the 11 Madison Avenue Loan Documents (the "Payment Date"), the borrower shall pay, in addition to the principal balance and all interest which would have accrued on the principal amount of the 11 Madison Avenue Loan to be paid through and including the Payment Date next occurring following the date of such prepayment. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

     DEFEASANCE. The 11 Madison Avenue Property is subject to a period of defeasance beginning at any time after the earlier to occur of (i) the Defeasance Lockout Date, or (ii) the third (3rd) anniversary of the first Payment Date of the 11 Madison Avenue Loan and ending on the day prior to the Prepayment Lockout Expiration Date with U.S. Obligations that provided for the Scheduled Defeasance Payments. "Scheduled Defeasance Payments" are due on or prior to, but as close as possible to, all successive scheduled Payment Dates after the prepayment date upon which interest and principal payments are required under the 11 Madison Avenue Loan and in amounts equal to the scheduled payments due on such Payment Dates under the 11 Madison Avenue Loan (including scheduled payments of principal, interest, servicing fees (if any), any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the 11 Madison Avenue Loan on such dates) and assuming the 11 Madison Avenue Loan is paid in full on the Prepayment Lockout Expiration Date.

     ESCROWS AND RESERVES. For reserves established for the 11 Madison Avenue Loan, see Exhibit A-1 to this prospectus supplement. Also, a reserve was deposited with the lender's counsel to address the contingent obligation of the borrower to pay a claimed broker fee to the Carlton Group, Inc. in connection with the origination of the 11 Madison Avenue Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause
(i) the tenants of the 11 Madison Avenue Property to deposit all rents and other amounts due the borrower under the leases at the 11 Madison Avenue Property to deposit, and (ii) all other income generated from the 11 Madison Avenue Property to be deposited, within one business day of receipt directly into a lockbox account under the control of the lender from which all required payments and deposits to reserves under the 11 Madison Avenue Loan will be made. Until an Excess Cash Flow Sweep Termination Event occurs, 75% of the Excess Cash Flow shall be paid into the CS Lease Rollover Reserve Account and the remainder paid over to the borrower, up to a maximum aggregate amount of $10,000,000, after which all further Excess Cash Flow shall be paid into the CS Lease Rollover Reserve Account. Unless and until an event of default occurs and is continuing under the 11 Madison Avenue Loan, upon an Excess Cash Flow Sweep Termination Event, all Excess Cash Flow shall be payable to the borrower. Until an Excess Cash Flow Sweep Termination Event occurs, all Excess Cash Flow distributed to the borrower is guaranteed by the sponsor, subject to credits for borrower expenditures on account of certain tenant improvements and leasing commissions.

     "Excess Cash Flow" means all amounts remaining in the lockbox account on a monthly basis after (i) the payment of the monthly interest payment and all other amounts due with respect to the 11 Madison Avenue Loan, approved (and certain un-approved but extraordinary) operating expenses and capital expenditures, and (ii) the funding of the tax and insurance escrow and the replacement reserve fund.

     "Excess Cash Flow Sweep Termination Event" shall mean the date on which a lease or leases, with respect to the portion of the 11 Madison Avenue Property currently leased by Credit Suisse, satisfying certain terms of the loan documents is executed and delivered to the lender provided that (i) no event of default shall have occurred and be continuing under the 11 Madison Avenue Loan, and (ii) on such date, or on the first day of any calendar quarter thereafter, the borrower substantiates that the underwritten debt service coverage ratio shall be not less than 1.5 to 1.0.

     INSURANCE. The borrower, at its sole cost and expense, is required to keep the 11 Madison Avenue Property insured against, inter alia, loss or damage by fire and other risks under a comprehensive all risk insurance policy. All policies of insurance shall be subject to the approval of the lender as to insurance companies, amounts, deductibles, loss payees and insureds. The policies (other than those strictly limited to liability protection) shall designate the lender as mortgagee and loss payee.

     CASUALTY. The 11 Madison Avenue Loan Documents provide that if the 11 Madison Avenue Property is damaged or destroyed, in whole or in part, by fire or other casualty, the borrower must promptly proceed with the repair or rebuilding of the improvements as nearly as possible to the condition the 11 Madison Avenue Property was in immediately prior to such fire or casualty. If the net insurance proceeds and the costs of completing the restoration are both less than $10,000,000, then such insurance proceeds will be disbursed directly to borrower. If either the net insurance proceeds or the costs of completing the restoration exceed $10,000,000, the lender will disburse the proceeds to the borrower upon the borrower's satisfaction of certain conditions. All plans and specifications required in connection with such restoration that is reasonably expected to cost in excess of $10,000,000 will be subject to prior review and acceptance by an independent consulting engineer selected by the lender. Under certain circumstances, such as a default under the 11 Madison Avenue Loan or the failure to meet the conditions specified in clauses (i) through (vii) above, insurance proceeds may be applied by the lender to the repayment of the 11 Madison Avenue Loan.

                                 280 PARK AVENUE

                                LOAN INFORMATION

PRINCIPAL BALANCE(1)(2):           ORIGINAL        CUT-OFF DATE
                                   --------        ------------
280 PARK AVENUE LOAN:            $300,000,000      $300,000,000
280 PARK AVENUE PARI
PASSU COMPANION LOAN:            $140,000,000      $140,000,000
280 PARK AVENUE TOTAL
LOAN:                            $440,000,000      $440,000,000

FIRST PAYMENT DATE:            July 11, 2006
MORTGAGE INTEREST RATE:        6.7541946022727300% per annum
AMORTIZATION TERM:             360 months(3)
HYPERAMORTIZATION:             N/A
ARD DATE:                      N/A
MATURITY DATE:                 June 11, 2016
MATURITY/ARD BALANCE:          $291,225,124
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Lockout/defeasance until the date
                               that is three months prior to the
                               Maturity Date.
LOAN PER SF(1):                $365
UP-FRONT RESERVES:             Engineering Reserve:                 $66,750
                               Tenant Improvement and Leasing
                               Commission Reserve:              $30,100,502
                               Debt Service Payment Reserve:   $115,000,000(4)
ONGOING RESERVES:              Tax and Insurance Reserve:               Yes
                               Replacement Reserve:                $241,361
                               Tenant Improvement and Leasing
                               Commission Reserve:               $1,206,807
LOCKBOX:                       Hard
SUBORDINATE FINANCING:         Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Central Business District
LOCATION:                      New York, New York
YEAR BUILT/RENOVATED:          1961/N/A
SQUARE FEET:                   1,206,807
OCCUPANCY AT U/W(6):           98%
OWNERSHIP INTEREST:            Fee

MAJOR TENANTS(7)             NRSF      % OF TOTAL LEASE NRSF        EXPIRATION
-------------              -------     ---------------------        ----------
Deutsche Bank              337,868             28.0%                2/28/2011
National Football League   205,145             17.0%                2/29/2012
Credit Suisse               91,948              7.6%                1/30/2014

PROPERTY MANAGEMENT:           Boston Properties Limited  Partnership

                  12/31/2003   12/31/2004     12/31/2005         UW
                  ----------  ------------   ------------   ------------
NET OPERATING
INCOME:               N/A     $ 41,653,117   $ 40,295,096   $ 55,169,921
NET CASH FLOW:                                              $ 53,724,246
DSCR:                                                           1.58x

APPRAISED VALUE:               $1,266,000,000
APPRAISAL DATE:                May 1, 2006
CUT-OFF DATE LTV RATIO(1):     34.8%
MATURITY/ARD LTV RATIO:        33.7%

(1) Based on the 280 Park Avenue Total Loan and based on the September 2006 cut-off date principal balance.
(2) The 280 Park Avenue Total Loan has an original balance of $440,000,000. The 280 Park Avenue Loan is PARI PASSU with the 280 Park Avenue Pari Passu Companion Loan, which has a principal balance of $140,000,000 as of September 2006. The 280 Park Avenue Loan and the 280 Park Avenue Pari Passu Companion Loan each have a mortgage interest rate of 6.7541946022727300%. Unless otherwise stated, calculations presented herein are based on the 280 Park Avenue Total Loan.
(3) The 280 Park Avenue Loan has an interest-only period of 84 months. The amortization is based on the interest rate on the 280 Park Avenue Total Loan.
(4) The debt service payment reserve was established at closing in the amount of $115,000,000 in the form of a letter of credit to fund debt service due under the 280 Park Avenue Loan and the related mezzanine loans.
(5) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $670,000,000 in a total of six mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 7.182%.
(6)  Occupancy is based on the March 31, 2006 rent roll.
(7) Credit Suisse (USA), Inc. is also the tenant with respect to 7.6% of the NRSF of the property securing the loan identified as 11 Madison Avenue on Exhibit A-1 hereto.

     THE LOAN. The second largest loan was originated on June 6, 2006. The 280 Park Avenue Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 280 Park Avenue Loan is Istithmar Building 280 Park LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 280 Park Avenue Property.

     THE PROPERTY. The 280 Park Avenue Property is an office building, located in New York, New York. The office building was originally built in 1961 and contains approximately 1,206,807 net rentable square feet. As of March 31, 2006, the overall occupancy of the 280 Park Avenue Property was 98%.

     PROPERTY MANAGEMENT. The 280 Park Avenue Property is managed by Boston Properties Limited Partnership ("BPLP"). The management agreement generally provides for a management fee of $500,000 per annum (which increases 3% annually), which is subordinated to the 280 Park Avenue Loan. The management of the 280 Park Avenue Property will be performed by either BPLP, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 280 Park Avenue Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. Vornado Realty Trust is a permitted substitute manager. The lender under the 280 Park Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 280 Park Avenue Loan. Boston Properties Limited Partnership manages properties through full-service regional offices in Boston, New York, Washington, D.C., San Francisco and Princeton, New Jersey.

     MASTER LEASE. The Borrower has leased 74,340 square feet of the 280 Park Avenue Property to BP 280 Park Avenue LLC ("Seller"), the prior owner of the Property (and an affiliate of BPLP) pursuant to a master lease. The annual base rental payments under the master lease are currently scheduled as follows:
2006--$834,375; 2007--$3,600,479; 2008--$6,499,693; 2009--$6,499,692;
2010--$6,499,692; 2011--$6,555,317; 2012--$6,695,370; 2013--$6,888,992;
2014--$6,888,992; 2015--$6,888,992; 2016--$5,998,992; and 2017--$3,495,417, and
are payable in equal monthly installments. The master lease requires the Borrower to enter into direct leases with tenants on certain agreed upon terms ("Qualifying Leases") and the base rental payments are reduced by the amount of the rents received by the Borrower pursuant to the Qualifying Leases. The rental payments and the lease have been collaterally assigned to lender. If the property management agreement is canceled by Borrower, the master lease can be terminated by the Seller. BPLP has guaranteed the amounts payable by Seller under the master lease. The Borrower's rights under the guaranty have been assigned to the lender pursuant to the loan documents.

     REVENUE SUPPORT PAYMENTS. The Borrower is entitled to receive certain payments pursuant to, and in accordance with the terms of, Section 4.2.13 of the Purchase Agreement entered into between the Seller and Borrower's affiliated predecessor-in-interest ("Revenue Support Payments"). The Revenue Support Payments are scheduled as follows: 6/1/06 - 12/31/06--$956,020 per month; 2007--$803,236 per month; and 2008 $524,177 per month. The Revenue Support Payments have been collaterally assigned to lender. The Revenue Support Payments are guaranteed by BPLP. The Borrower's rights under the guaranty have been assigned to lender pursuant to the loan documents.

     PAYMENT TERMS; INTEREST RATE. The 280 Park Avenue Loan is an Interest-Only Loan for the first 84 months, and thereafter the borrower will be required to pay interest and principal on each monthly payment date. The Interest Rate with respect to the 280 Park Avenue Loan is calculated on an Actual/360 Basis and is equal to 6.7541946022727300%. The Due Date under the 280 Park Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 280 Park Avenue Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the 280 Park Avenue Property Manager must cause the tenants of the 280 Park Avenue Property to deposit all rents directly into a lockbox account under the control of the lender and the borrower and the 280 Park Avenue Property Manager must cause all rents not otherwise deposited by tenants to be deposited within one (1) business day of receipt directly into such lockbox account. The rents will be transferred on each Payment Date to an account maintained by the lender from which all required payments and deposits to reserves under the 280 Park Avenue Loan and each mezzanine loan will be made. Unless and until an event of default occurs under the 280 Park Avenue Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. Contemporaneously with entering into the 280 Park Avenue Loan, the borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $670,000,000 in a total of six mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 7.182%. Column Financial, Inc. currently holds the mezzanine A loan, the mezzanine B loan, the mezzanine C loan and the mezzanine D loan. RCC Real Estate SPE 2, LLC currently holds the mezzanine E loan and VNO 280 Park Mezz Loan LLC currently holds the mezzanine F loan. Additionally, the 280 Park Avenue Property secures, on a PARI PASSU basis to the 280 Park Avenue Loan, the 280 Park Avenue Pari Passu Companion Loan, which is currently held by Column Financial, Inc.

                          BABCOCK & BROWN FX3 PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $195,095,563
CUT-OFF DATE PRINCIPAL
BALANCE(1):                             $195,095,563
FIRST PAYMENT DATE:                     February 11, 2006
MORTGAGE INTEREST RATE:                 5.559927773% per annum
AMORTIZATION TERM:                      364 months(2)
HYPERAMORTIZATION:                      N/A
ARD DATE:                               N/A
MATURITY DATE:                          January 11, 2016
MATURITY BALANCE:                       $187,485,776
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Lockout/defeasance until the date that
                                        is six months prior to the Maturity Date.
LOAN PER UNIT(1):                       $52,459
UP-FRONT RESERVES:                      Engineering Reserve:       $   155,963
                                        Renovation Reserve:        $ 1,767,416
ONGOING RESERVES:                       Tax and Insurance Reserve:         Yes
                                        Replacement Reserve:               Yes(3)
LOCKBOX:                                Hard
SUBORDINATE FINANCING:                  Yes(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Portfolio
PROPERTY TYPE:                          Multifamily
PROPERTY SUB-TYPE:                      Conventional
LOCATION:                               Various(5)
YEAR BUILT/RENOVATED:                   Various(6)
UNITS:                                  3,719
OCCUPANCY AT U/W(7):                    91%
OWNERSHIP INTEREST:                     Fee
PROPERTY MANAGEMENT:                    Alliance Residential Management, L.L.C.

                  12/31/2003    12/31/2004    11/30/2005        UW
                 ------------  ------------  ------------  ------------
NET OPERATING
INCOME:          $ 12,627,940  $ 12,552,053  $ 12,970,449  $ 16,364,838
NET CASH FLOW:                                             $ 15,992,838
DSCR:                                                          1.20x

APPRAISED VALUE:                        $244,400,000
APPRAISAL DATE:                         April 10, 2006
CUT-OFF DATE LTV RATIO(1):              79.8%
MATURITY/ARD LTV RATIO:                 76.7%

(1)  Based on the September 2006 cut-off date principal balance.
(2) The Babcock & Brown FX3 Portfolio Loan has an interest-only period of 84 months.
(3) The borrower is required to make monthly deposits of one-twelfth of an amount equal to $250 per unit from and after July 11, 2007 into a replacement reserve to fund ongoing repairs and replacements.
(4) The sponsor of the Babcock & Brown FX3 Loan is an indirect owner of the mezzanine borrower under a $15,736,760 mezzanine loan secured by all of the partnership interests in the borrower. An affiliate of the sponsor is the lender under the mezzanine loan and has entered into a typical subordination and intercreditor agreement.
(5) The Babcock & Brown FX3 Portfolio is comprised of fourteen properties. See "--The Properties" below.
(6) The Babcock & Brown FX3 Portfolio Properties were constructed between 1969 and 1989.
(7)  Occupancy is based on the July 2006 rent roll.

     THE LOAN. The third largest loan was originated on January 9, 2006. The Babcock & Brown FX3 Portfolio Loan is secured by first priority mortgages encumbering the fee interests in fourteen properties located in Tampa, Florida, Waldorf, Maryland, Las Vegas, Nevada, Columbia, South Carolina, Arlington, Texas, Dallas, Texas, DeSoto, Texas, Houston, Texas, Fort Worth, Texas, Pasadena, Texas and Ettrick, Virginia.

     THE BORROWER. The borrower under the Babcock & Brown FX3 Portfolio Loan is Alliance PP2 FX3 Limited Partnership, a Delaware limited partnership whose purpose is limited to owning and operating the Babcock & Brown FX3 Portfolio Properties. The Babcock & Brown FX3 Portfolio borrower owns no material asset other than the Babcock & Brown FX3 Portfolio Properties and related interests. The borrower is indirectly owned by a joint venture entity known as Alliance Babcock & Brown Holdings LLC, in which Babcock & Brown Alliance Investor LLC, a newly formed, affiliate of Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, is a majority controlling member with 100% of the membership interest and Alliance Group PP, L.L.C. is a minority non-controlling member. Alliance Group PP, L.L.C. is owned by Alliance Holdings Investments II, L.L.C. and Alliance Holdings PP, L.L.C., which entities are owned by Anthony D. Ivankovich, M.D., Lisa Cutt Schor and Steven Ivankovich. No such party has guaranteed, and none is otherwise liable for, the Babcock & Brown FX3 Portfolio Loan; however, Alliance Holdings Investments, L.L.C., Alliance Holdings Investments II, L.L.C. and Alliance Holdings Investments III, L.L.C., affiliates of Alliance Group PP, L.L.C., jointly and severally, have executed a guaranty for standard non-recourse carveouts and Babcock & Brown LP, an affiliate of Babcock & Brown Alliance Investor LLC, has executed a guaranty for standard non-recourse carveouts.

     THE PROPERTIES. The Babcock & Brown FX3 Portfolio Properties consist of the fourteen multifamily residential properties set forth in the table below. As of July 2006, the Babcock & Brown FX3 Portfolio Properties had an overall occupancy rate of 91%.

                                                    YEAR BUILT/                 ALLOCATED      % OF TOTAL      ALLOCATED LOAN
   PROPERTY NAME                LOCATION             RENOVATED      UNITS      LOAN AMOUNT        LOAN        AMOUNT PER UNIT
-------------------     ------------------------    ----------      -----     ------------     ----------     ---------------
Sonterra                Las Vegas, Nevada            1977/2005       350      $ 27,884,247        14.3%       $        79,669
Sandridge               Pasadena, Texas              1979/2005       504      $ 23,034,510        11.8%       $        45,703
Majestic Heights        Las Vegas, Nevada            1989/2005       240      $ 21,709,798        11.1%       $        90,457
Toscana Villas          Las Vegas, Nevada            1976/2005       270      $ 21,688,429        11.1%       $        80,328
Remington Oaks          Fort Worth, Texas            1975/2005       580      $ 18,388,860         9.4%       $        31,705
Holly Tree              Waldorf, Maryland            1974/2005       144      $ 14,603,155         7.5%       $       101,411
Holly Ridge             Arlington, Texas             1981/2005       290      $ 11,679,078         6.0%       $        40,273
Pecan Crossing          DeSoto, Texas                1982/2005       236      $ 10,555,186         5.4%       $        44,725
Broadmoor               Houston, Texas               1982/2005       235      $ 10,270,160         5.3%       $        43,703
Preston Valley          Dallas, Texas                1980/2005       310      $  9,847,439         5.0%       $        31,766
San Marin               Tampa, Florida               1972/2005       193      $  9,645,316         4.9%       $        49,976
Chesapeake              Dallas, Texas                1982/2005       127      $  5,828,682         3.0%       $        45,895
River Road Terrace      Ettrick, Virginia            1973/2005       128      $  5,200,925         2.7%       $        40,632
Ravenwood               Columbia, South Carolina     1969/2005       112      $  4,759,778         2.4%       $        42,498

     PROPERTY MANAGEMENT. The Babcock & Brown FX3 Portfolio Properties are managed by Alliance Residential Management, L.L.C. (the "Babcock & Brown FX3 Portfolio Property Manager"). The management agreement generally provides for a management fee of 2.75% of total revenue per annum, which is subordinated to the Babcock & Brown FX3 Portfolio Loan. The management of the Babcock & Brown FX3 Portfolio Properties is required to be performed by either Alliance Residential Management, L.L.C. or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Babcock & Brown FX3 Portfolio Properties, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Babcock & Brown FX3 Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Babcock & Brown FX3 Portfolio Loan. Alliance Residential Management, L.L.C. manages over 45,000 apartment houses nationwide. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     PAYMENT TERMS; INTEREST RATE. The Babcock & Brown FX3 Portfolio Loan has 84 Interest-Only payments. The Interest Rate with respect to the Babcock & Brown FX3 Portfolio Loan is calculated on an Actual/360 basis and is equal to 5.559927773%. The Due Date under the Babcock & Brown FX3 Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Babcock & Brown FX3 Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower and the Babcock & Brown FX3 Portfolio Property Manager under the Babcock & Brown FX3 Portfolio Loan are required to deposit all rents in excess of $2,500 into local lockbox accounts held for the benefit of the lender. The lockbox bank will transfer available funds on deposit in the lockbox accounts in excess of $2,500 to the applicable cash management account not less frequently than every business day, PROVIDED such transfer will occur only on such days in which the amount on deposit in excess of $2,500 is $1,000 or more. The payment of any excess amounts remaining after all required payments are made will be applied, provided no event of default has occurred and is continuing, to the mezzanine cash management account with respect to the Babcock & Brown FX3 Portfolio mezzanine loan described below.

     OTHER FINANCING. Contemporaneously with entering into the Babcock & Brown FX3 Portfolio Loan, the principals of the related borrower have incurred mezzanine debt in the total amount of $15,736,760 in a mezzanine loan, secured by the ownership interests in the borrower and its general partner. Babcock & Brown GPT - Alliance II LLC, a Delaware limited liability company and an affiliate of the borrower, currently holds the mezzanine loan.

     PARTIAL RELEASE. The borrower under the Babcock & Brown FX3 Portfolio Loan has the right to obtain a partial release of designated release properties subject to the satisfaction of certain conditions. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers."

     SUBSTITUTION. The mortgage loan documents permit substitution of individual properties securing the Babcock & Brown FX3 Portfolio Loan. See "Description of the Underlying Mortgage Loans--Substitution."

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          THE RITZ-CARLTON SOUTH BEACH

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $181,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                             $181,000,000
FIRST PAYMENT DATE:                     August 11, 2006
MORTGAGE INTEREST RATE:                 6.373% per annum
AMORTIZATION TERM:                      Interest only(2)
HYPERAMORTIZATION:                      N/A
ARD DATE:                               N/A
MATURITY DATE:                          July 11, 2016
MATURITY BALANCE:                       $181,000,000
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Lockout/defeasance until the
                                        date that is three months prior
                                        to the Maturity Date.
LOAN PER ROOM(1):                       $481,383
UP-FRONT RESERVES:                      None
ONGOING RESERVES:                       Tax and Insurance Reserve:    Yes(3)
                                        FF&E Reserve:                 Yes(4)
                                        Ground Rent Reserve:          Yes(5)
                                        Seasonal Reserve:             Yes(6)
LOCKBOX:                                Hard
SUBORDINATE FINANCING:                  None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Hotel
PROPERTY SUB-TYPE:                      Full Service
LOCATION:                               Miami Beach, Florida
YEAR BUILT/RENOVATED:                   1953/2003
ROOMS:                                  376
U/W OCCUPANCY:                          77%
OWNERSHIP INTEREST:                     Leasehold
PROPERTY MANAGEMENT:                    The Ritz-Carlton Hotel Company, L.L.C.

                      12/31/2004   12/31/2005     7/31/2006         UW
                      ----------  ------------  ------------  ------------
NET OPERATING
INCOME:                   N/A     $ 14,210,371  $ 16,281,393  $ 17,727,667
NET CASH FLOW:                                                $ 15,598,802
DSCR:                                                             1.33x

APPRAISED VALUE:                        $243,000,000
APPRAISAL DATE:                         July 1, 2006
CUT-OFF DATE LTV RATIO(1):              74.5%
MATURITY/ARD LTV RATIO:                 74.5%

(1)  Based on the September 2006 cut-off date principal balance.
(2)  The Ritz-Carlton South Beach Loan is interest-only for the entire term.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes at least 30 days prior to their respective due dates and (b) except during certain periods in which the property is managed by the current property manager or an applicable Marriott entity, pay insurance premiums prior to the expiration of the related policies.
(4)  The borrower is required to make monthly deposits equal to the greater of
     (i) the amount required to be reserved pursuant to the management agreement and (ii) 2% of gross income from operations during calendar year 2006, 3% of gross income from operations during calendar year 2007, and 4% of gross income from operations thereafter beginning in calendar year 2008 to fund certain FF&E payments; PROVIDED that during certain periods in which the property is managed by the current property manager, an applicable Marriott entity or a qualified replacement, the borrower is required to deposit only an amount, if any, equal to the difference between the amount reserved by the current property manager under the management agreement and the related reserve amount required by the loan documents.
(5) Except during certain periods in which the property is managed by the current property manager or an applicable Marriott entity, the borrower is required, upon the occurrence of certain circumstances, to pay one-twelfth of the annual ground rent into a reserve account held by the lender.
(6) Except during certain periods in which the property is managed by the current property manger or an applicable Marriott entity, the borrower may be required by the lender, upon the occurrence of certain circumstances, to deposit during certain months of the year an amount reasonably determined by lender, based on historical performance, as sufficient to fund projected shortfalls during slow business months.

     THE LOAN. The fourth largest loan was originated on July 10, 2006. The Ritz-Carlton South Beach Loan is secured by a first priority mortgage encumbering the leasehold interest in a hotel and condominium property in Miami Beach, Florida.

     THE BORROWER. The borrower under The Ritz-Carlton South Beach Loan is Di Lido Beach Resort, Ltd., which is controlled indirectly by Flag Luxury Properties, LLC and the Lionstone Group, Inc, the sponsors. The borrower is a limited partnership organized under the laws of the State of Florida and is a special purpose entity, whose business is limited to owning and operating The Ritz-Carlton South Beach Property. The guarantors are Flag Luxury Properties, LLC and Alfredo Lowenstein.

     THE PROPERTY. The Ritz-Carlton South Beach Property consists of a hotel and condominiums located in Miami Beach, Florida. The Ritz-Carlton South Beach Property consists of 376 rooms.

     PROPERTY MANAGEMENT. The Ritz-Carlton South Beach Property is managed by Ritz-Carlton Hotel Company, L.L.C., a Delaware limited liability company ("The Ritz-Carlton South Beach Property Manager"). The management agreement generally provides for a base management fee of 3.75% of gross revenues per annum, plus an incentive fee based on certain manager performance measures including, without limitation, adjusted house profit, and a fee for marketing services in the amount of 1% of gross revenues, which management fees are subordinated to The Ritz-Carlton South Beach Loan. The management of The Ritz-Carlton South Beach Property will be performed by either (i) Ritz-Carlton Hotel Company, L.L.C.,
(ii) a manager pre-approved by the lender pursuant to the terms of the loan documents that is managing at least five (5) hotels of equal quality and reputation or (iii) a substitute manager which, in the reasonable judgment of the lender, is a reputable hotel operator and management company having at least five (5) years experience in the management of at least five (5) five-star hotels with retail components similar in size and scope to The Ritz-Carlton South Beach Property provided that the borrower obtains rating agency confirmation. The lender under The Ritz-Carlton South Beach Loan has the right to require termination of the management agreement if the manager shall become bankrupt or insolvent and the borrower has the right to terminate the manager if the manager fails to meet prescribed performance thresholds under the management agreement. Ritz-Carlton Hotel Company, L.L.C. operates 59 hotels internationally. It has approximately 28,000 employees worldwide, has 11 international sales offices (Atlanta, Chicago, Dubai, Los Angeles, New York, Washington, D.C., Frankfurt, London, Tokyo, Hong Kong and Singapore) and is headquartered in Maryland.

     PAYMENT TERMS; INTEREST RATE. The borrower under The Ritz-Carlton South Beach Loan is required to make monthly payments of interest only. The Interest Rate with respect to The Ritz-Carlton South Beach Loan is calculated on an Actual/360 Basis and is equal to 6.373%. The Due Date under The Ritz-Carlton South Beach Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for The Ritz-Carlton South Beach Loan, see Exhibit A-1 to this prospectus supplement.

     CONDOMINIUM UNITS. The Ritz-Carlton South Beach Property is one of four units in a larger condominium project. The hotel unit represents 99% of the common interest of all unit owners and effectively controls the condominium board. A vote of the owners having at least 67% in common interest of all unit owners is generally required for the decisions of the board. An amendment to the condominium documents requires a vote representing at least 80% of the common interest of all unit owners, provided that any material amendment to the condominium documents requires the unanimous consent of all unit owners' mortgagees. Any amendment that would eliminate, modify, or otherwise adversely affect any mortgagee must first be consented to in writing by the mortgagee. The management and operation of the condominium is generally controlled by the board representing the owners of the condominium units. The board is generally responsible for administration of the affairs of the condominium including, without limitation, the following: providing for maintenance and repair of the general common elements; determination and collection of general common charges and assessments; employment of personnel; maintaining bank accounts; adopting rules and regulations relating to general common elements; and obtaining insurance. In the event that the borrower determines not to repair and/or restore certain essential common elements at the property after casualty or condemnation, the net proceeds of the insurance resulting from such casualty or condemnation are required to be divided among the affected unit owners PRO RATA. The board has the right to assess individual unit owners for their share of expenses relating to the operation and maintenance of the common elements. The board is required to notify any mortgagee of a condominium unit of certain defaults by the borrower if the mortgagee has requested in writing to receive such notices. Each unit owner is responsible for the maintenance of its respective unit and retains essential operational control over its unit.

     CASH MANAGEMENT/LOCKBOX. Pursuant to the related loan documents, all revenues from The Ritz-Carlton South Beach Property are collected and then allocated by The Ritz-Carlton South Beach Property Manager on a monthly basis as follows: (a) payment of ground rent, (b) payment of insurance premiums, (c) payment of hotel operating expenses, base management fee, and funds sufficient to maintain the requisite working capital, (d) payment of the FF&E, (e) payment of debt service and taxes, (f) subject to the owner's priority, payment of any incentive fees to The Ritz-Carlton South Beach Property Manager and (g) payment of all excess amounts to the cash management account controlled by the lender. After payment of all sums required to be paid under The Ritz-Carlton South Beach Loan, all excess amounts, if any, are required to be distributed to the borrower provided that no cash trap period is then in effect.

     GROUND LEASE. All of the improvements and all of the land constituting The Ritz-Carlton South Beach Property are subject to a ground lease from Di Lido Beach Hotel Corporation, an affiliate of the Lionstone Group, one of the sponsors. The ground lease has a term expiring in September 2128 and a current annual ground lease rent of $2,142,005.

                            CARLTON HOTEL ON MADISON

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $100,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                     $100,000,000
FIRST PAYMENT DATE:             October 11, 2006
MORTGAGE INTEREST RATE:         6.345% per annum
AMORTIZATION TERM:              360 months(2)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  September 11, 2016
MATURITY/ARD BALANCE:           $90,959,190
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is six months prior
                                to the Maturity Date.
LOAN PER ROOM(1):               $316,456
                                Debt Service
UP-FRONT RESERVES:              Payment Reserve:         $2,000,000(3)
ONGOING RESERVES:               Tax and Insurance Reserve:         Yes
                                FF&E Reserve:                   Yes(4)
LOCKBOX:                        Hard
SUBORDINATE FINANCING:          Permitted(5)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Hotel
PROPERTY SUB-TYPE:              Full Service
LOCATION:                       New York, New York
YEAR BUILT/RENOVATED:           1904/2005
ROOMS:                          316
U/W OCCUPANCY:                  80%
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            Allegiance Hospitality
                                Service Company, L.L.C.

                                  7/31/2006          UW
                                  ---------         ----
NET OPERATING
INCOME(6):                      $   6,354,523   $ 12,354,874
NET CASH FLOW:                                  $ 11,483,413
DSCR:                                                 1.54x
APPRAISED VALUE:                $172,000,000
APPRAISAL DATE:                 August 1, 2006
CUT-OFF DATE LTV RATIO(1):      58.1%
MATURITY/ARD LTV RATIO:         52.9%

(1)  Based on the September 2006 cut-off date principal balance.
(2)  The Carlton Hotel on Madison Loan has an interest-only period of 36 months.
(3) The debt service payment reserve was established at closing in the amount of $2,000,000 as additional collateral for the Carlton Hotel on Madison Loan and will be released upon achievement of a certain debt service coverage ratio.
(4) The borrower is required to deposit into an FF&E reserve to fund ongoing repairs and replacements of FF&E (a) on each monthly payment date from September 11, 2007 through, and including, August 11, 2012, $33,313 per month, and (b) on each monthly payment date thereafter, an amount equal to 4% of the gross income from operations for the second most recent full calendar month.
(5) The borrower is permitted to incur mezzanine debt in the future subject to certain conditions.
(6) The net operating income for prior years is not presented because the Carlton Hotel on Madison Property was substantially renovated and reopened as a new platform.

     THE LOAN. The fifth largest loan was originated on August 31, 2006. The Carlton Hotel on Madison Loan is secured by a first priority mortgage encumbering a hotel in New York, New York.

     THE BORROWER. The borrower under the Carlton Hotel on Madison Loan is The Carlton Hotel, LLC. The borrower is a limited liability company organized under the laws of the State of New York. The borrower is a special purpose entity, whose business is limited to leasing and operating the Carlton Hotel on Madison Property. Zev Wolfson runs The Wolfson Group, one of the largest private equity investors in the U.S. venture capital and public markets.

     THE PROPERTY. The Carlton Hotel on Madison Property consists of a hotel located in New York, New York with 316 rooms. The property underwent a $71 million gut renovation in 2004 and re-opened in 2005 as the Carlton Hotel on Madison.

     PROPERTY MANAGEMENT. The Carlton Hotel on Madison Property is managed by Allegiance Hospitality Service Company, L.L.C. (the "Carlton Hotel on Madison Property Manager"). The management agreement generally provides for a base management fee of 1% of revenues per annum and an incentive fee of 12% of gross operating profit in excess of a certain gross operating profit threshold. The management of the property will be performed by (i) Allegiance Hospitality Service Company, L.L.C., (ii) one of the management organizations listed in the loan documents (or a wholly-owned subsidiary thereof), PROVIDED that at the time any such management organization is proposed to be a replacement manager of the Carlton Hotel on Madison Property there has been no material adverse change in the business or condition, financial or otherwise, of such management organization, or (iii) a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Carlton Hotel on Madison Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates, and PROVIDED, FURTHER, that if such substitute management organization is an affiliate of the Borrower, the Borrower shall have obtained an additional non-consolidation opinion as to such organization. The lender under the Carlton Hotel on Madison Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, a bankruptcy of the manager, but not due merely to the occurrence of an event of default under the Carlton Hotel on Madison Loan, except if the manager is an affiliate of the borrower.

     PAYMENT TERMS; INTEREST RATE. The Carlton Hotel on Madison Loan is an Interest-Only Loan for the first 36 months, and thereafter the borrower will pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the loan is calculated on a Actual/360 Basis and is equal to 6.345%. The Due Date under the Carlton Hotel on Madison Loan is the 11th day of each month (or, if such day is not a business day, the immediately succeeding business day).

     ESCROWS AND RESERVES. For reserves established for the Carlton Hotel on Madison Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the Carlton Hotel on Madison Property Manager must cause all credit card receivables, rents and other income to be deposited within two (2) business days of receipt directly into a lender controlled lockbox account. All funds in the lockbox account will be transferred once every business day to an account controlled by the Carlton Hotel on Madison Property Manager until such time, if ever, as (i) an event of default occurs under the Carlton Hotel on Madison Loan, and (ii) the Carlton Hotel on Madison Property is managed by an affiliate of borrower.

     GROUND LEASE. All of the land constituting the Carlton Hotel on Madison Property is subject to a ground lease (the "Carlton Hotel on Madison Ground Lease") from Madison Real Estate Associates, LLC, a Delaware limited liability company, controlled by an entity affiliated with the Carlton Hotel on Madison Borrower, which acquired fee title on August 31, 2006. The Carlton Hotel on Madison Ground Lease expires on January 28, 2010, with three extension options of 25 years each. Annual ground lease rent is equal to fifty percent (50%) of the adjusted gross receipts of the premises (i.e., receipts minus expenditures). In connection with the Carlton Hotel on Madison Loan, Madison Real Estate Associates, LLC has granted lender a mortgage on its fee interest in the Carlton Hotel on Madison Property. The Carlton Hotel on Madison Ground Lease is subordinate to the mortgage on the fee interest of Madison Real Estate Associates, LLC.

     OTHER FINANCING. Future mezzanine financing is permitted subject to, among others, the following conditions: (i) no event of default under the Carlton Hotel on Madison Loan documents has occurred, (ii) execution of an intercreditor agreement acceptable to lender by the mezzanine lender, (iii) the loan-to-value ratio of the Carlton Hotel on Madison Loan and such mezzanine debt shall be equal to or less than 80%, and (iv) the debt service coverage ratio of the Carlton Hotel on Madison Loan and such mezzanine debt shall not be less than 1.30x.

                                 THE DREAM HOTEL

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $100,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                     $100,000,000
FIRST PAYMENT DATE:             July 11, 2006
MORTGAGE INTEREST RATE:         6.642% per annum
AMORTIZATION TERM:              360 months(2)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  June 11, 2016
MATURITY BALANCE:               $92,949,199
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/Yield Maintenance until
                                the date that is three months
                                prior to the Maturity Date.
LOAN PER UNIT(1):               $454,545
UP-FRONT RESERVES:              Engineering Reserve:       $101,375
ONGOING RESERVES:               Tax and Insurance Reserve:      Yes
                                FF&E Reserve:                Yes(3)
                                Ground Rent Reserve:         Yes(4)
                                Excess Cash Flow Reserve:    Yes(5)
LOCKBOX:                        Hard
SUBORDINATE FINANCING:          Permitted(6)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Hotel
PROPERTY SUB-TYPE:              Full Service
LOCATION:                       New York, NY
YEAR BUILT/RENOVATED:           1895/2004
ROOMS:                          220
U/W OCCUPANCY:                  87%
OWNERSHIP INTEREST:             Leasehold
PROPERTY MANAGEMENT:            Hampshire Hotels & Resorts,
                                LLC

                                  3/31/2006         UW
                                  ---------        ----
NET OPERATING
INCOME: (7)                     $  7,333,442    $ 11,408,052
NET CASH FLOW:                                  $ 10,726,786
DSCR:                                               1.39x
APPRAISED VALUE:                $136,000,000
APPRAISAL DATE:                 May 1, 2006
CUT-OFF DATE LTV RATIO(1):      73.5%
MATURITY/ARD LTV RATIO:         68.3%

(1)  Based on the September 2006 cut-off date principal balance.
(2) The Dream Hotel Loan has an interest-only period of the first 48 months, with amortization commencing on the Payment Date in July 2010.
(3) The borrower is required to make monthly payments into an FF&E Reserve in an amount equal to (a) for the first 24 months of the loan, one-twelfth of 3.0% of gross revenues and (b) thereafter, one-twelfth of 4.0% of gross revenues.
(4) The borrower is required to make monthly payments to the ground rent reserve of one-twelfth of the ground rent that the lender estimates will be payable during the next ensuing 12 months.
(5) The borrower is required, during a cash trap period, to deposit into a cash trap reserve all remaining cash flow from The Dream Hotel Property after application of gross revenues to amounts required to be paid to debt service and all other reserves on The Dream Hotel Loan and operating expenses pursuant to an operating budget approved by the lender.
(6) The borrower is permitted to incur affiliated debt in the future subject to certain conditions.
(7) The net operating income for prior years is not presented because the Dream Hotel Property was substantially renovated and reopened as a new platform.

     THE LOAN. The sixth largest loan was originated on May 24, 2006. The Dream Hotel Loan is secured by a first priority mortgage encumbering the leasehold interest in a hotel located in New York, New York. In addition, The Dream Hotel Loan is further secured by a collateral assignment of the borrower's subleasehold interests in the Chopra Center and Spa at Dream at 1710 Broadway, New York, New York, which is adjacent to the hotel.

     THE BORROWER. The borrower under The Dream Hotel Loan is Surrey Hotel Associates, LLC, a special purpose entity organized under the laws of the State of New York and controlled by Hampshire Hotels Group, LLC, a New York limited liability company, and Marko Trust, a Liechtenstein Trust.

     THE PROPERTY. The Dream Hotel is a 220 room full-service hotel located in New York City, New York. The Dream Hotel Property is located adjacent to the Chopra Center and Spa at Dream, which is operated by the borrower pursuant to a franchise agreement with Chopra Enterprises LLC. The franchise agreement has been collaterally assigned to the lender as additional security for the loan. The property underwent a $51 million gut renovation in 2004 and re-opened in March 2005 as The Dream Hotel.

     PROPERTY MANAGEMENT. The Dream Hotel Property is managed by Hampshire Hotels & Resorts, LLC, which is an affiliate of the borrower ("The Dream Hotel Property Manager"). The management agreement generally provides for a management fee of 4% of all annual gross revenue, which is subordinated to The Dream Hotel Loan. The management of The Dream Hotel Property will be performed by either Hampshire Hotels & Resorts, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as The Dream Hotel Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under The Dream Hotel Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under The Dream Hotel Loan. Hampshire Hotels & Resorts, LLC manages ten (10) hotels in New York, two (2) hotels in Montreal and one (1) hotel in London. Hampshire Hotels & Resorts, LLC is headquartered in New York, New York.

     PAYMENT TERMS; INTEREST RATE. The Dream Hotel Loan is an Interest-Only Loan for the first 48 months, with amortization commencing on the Due Date in July, 2010. The Interest Rate on The Dream Hotel Loan is calculated on an Actual/360 Basis and is equal to 6.642% per annum. The Due Date under The Dream Hotel Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for The Dream Hotel Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT. Pursuant to the related loan documents, all revenues from The Dream Hotel Property (including revenues from the Chopra Center and Spa at Dream) are deposited directly by the credit card processing company and any tenants into a lockbox under the control of the lender. Amounts deposited into this lockbox account are released to the borrower, unless an event of default has occurred or at any time that a cash trap period is in effect.

     GROUND LEASE. All of the improvements and all of the land constituting The Dream Hotel Property are subject to a ground lease ("The Dream Hotel Ground Lease") from Woodward Affiliates L.L.C., a New York limited liability company, controlled by an entity unaffiliated with the borrower. The Dream Hotel Ground Lease expires on October 31, 2103 and has an annual ground lease rent of (i) $950,000, payable monthly in equal installments of $79,166, through October 31, 2008, (ii) $1,050,000, payable monthly in equal installments of $87,500 through October 31, 2013, (iii) $1,150,000, payable monthly in equal installments of $95,833 through October 31, 2018, with additional increases of $100,000 to $150,000 for each additional five-year period thereafter through the period ending on through October 31, 2067, whereupon the annual rental increases to $6,000,000 with further periodic increases until the lease expiration. The Dream Hotel Ground Lease is superior to all mortgages encumbering the fee interest of the ground lessor.

     OTHER FINANCING. Future affiliated debt is permitted to be incurred by the borrower subject to, among others, the following conditions: (i) the lender shall have approved in writing the affiliated debt, (ii) the debt shall in no event exceed $10,000,000 in the aggregate (which may be on a revolving basis) and (iii) the affiliated lender shall have executed and delivered to lender a subordination and standstill agreement which provides, among other things, that the affiliated lender shall be entitled to receive debt service payments on the affiliated debt only to the extent of excess cash flow (or no payments if a cash trap period is then in effect) and that the affiliated lender shall not be entitled to receive any payments or take any remedial action if there is any event of default then existing (or would exist after giving effect to any payment made on the affiliated debt) on The Dream Hotel Loan.

                                GALILEO PORTFOLIO

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $82,446,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                     $82,446,000
FIRST PAYMENT DATE:             July 1, 2006
MORTGAGE INTEREST RATE:         5.970% per annum
AMORTIZATION TERM:              Interest Only(2)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  June 1, 2016
MATURITY BALANCE:               $82,446,000
INTEREST CALCULATION:           30/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is two months prior
                                to the Maturity Date.
LOAN PER SF(1):                 $77
UP-FRONT RESERVES:              None
ONGOING RESERVES:               Tax and Insurance Reserve(3):   Yes
                                TI/LC Reserve(4):               Yes
LOCKBOX:                        N/A
SUBORDINATE FINANCING:          None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Portfolio
PROPERTY TYPE:                  Retail
                                Anchored (except Fashion
                                Square Shopping Center,
PROPERTY SUB-TYPE:              which is unanchored)
LOCATION:                       Various(5)
YEAR BUILT/RENOVATED:           Various(6)
SQUARE FEET:                    1,067,241
OCCUPANCY AT U/W(7):            100%
OWNERSHIP INTEREST:             Fee, except Wilkes-Barre
                                Towne Marketplace, which is
                                leasehold

MAJOR TENANTS          NRSF     % OF TOTAL NRSF  LEASE EXPIRATION
-------------         -------   ---------------  ----------------
WalMart               205,000       19.2%          10/31/2022
McRae's dba Belk,
Inc.                  168,000       15.7%           7/31/2014
Burlington Coat
Factory               135,774       12.7%          10/31/2009

PROPERTY MANAGEMENT:            ERT Australian Management, L.P.

                    12/31/2003    12/31/2004     12/31/2005      UW
                    ----------    ----------     ----------  -----------
NET OPERATING
INCOME:                N/A           N/A             N/A     $ 7,432,840
NET CASH FLOW:                                               $ 6,972,098
DSCR:                                                           1.42x
APPRAISED VALUE:                $116,400,000
APPRAISAL DATE:                 Various(7)
CUT-OFF DATE LTV RATIO:         70.8%
MATURITY/ARD LTV RATIO:         70.8%

(1)  Based on the September 2006 cut-off date principal balance.
(2)  The Galileo Portfolio Loans are interest only the entire term.
(3) Provided no Event of Default has occurred and the respective Borrower provides paid tax receipts at least 15 days prior to the due date of such taxes to Lender, each Borrower is not required to fund the tax impound account. So long as each Borrower maintains blanket insurance policies insuring its respective property, each Borrower is not required to impound for insurance premiums. However, Lender can elect to impound for insurance premiums following (i) issuance by any insurer of any notice of cancellation, termination or lapse of any insurance required under the loan documents, (ii) any cancellation, termination or lapse, regardless of notice, of any insurance required under the loan documents, (iii) Borrower's failure to deliver evidence of insurance to Lender; or (iv) the occurrence of an Event of Default.
(4) From and after the occurrence and during the continuance of a "Trigger Event" (as defined below), Borrower is required to deposit $32,056 per month, PROVIDED that the Borrower will not be required to make any payments into the TI/LC reserve if the balance of the reserve equals or exceeds $1,154,002 "Trigger Event" means the Galileo Portfolio DSCR falls below
     1.15. If the Galileo Portfolio DSCR further falls below 1.10, then a cash flow sweep is instituted until the DSCR increases to 1.10.
(5) The Galileo Portfolio is comprised of five loans and five properties located in Alabama, Massachusetts, Pennsylvania and Florida.
(6)  The Galileo Portfolio Properties were constructed between 1959 and 2005.
(7) Appraisals for the Galileo Portfolio Properties were performed between April 10, 2006 and April 21, 2006.

     THE LOAN. The seventh largest loan was originated on May 4, 2006. The Galileo Portfolio is comprised of five loans, each of which is cross-collateralized and cross-defaulted with one another. The Galileo Portfolio is secured by first priority mortgages encumbering five retail properties located in four states.

     THE BORROWER. The borrower with respect to the Springdale Center loan is Springdale/Mobile Limited Partnership, a special purpose entity whose business is limited to owning and operating the Springdale Center property. Its general partner is also a special purpose entity whose business is limited to owning its interest in the Springdale Center borrower. The borrower with respect to the Chicopee Marketplace Shopping Center loan is Chicopee Marketplace, LLC, a special purpose entity whose business is limited to owning and operating the Chicopee Marketplace Shopping Center property. Its managing member is also a special purpose entity whose business is limited to owning its interest in Chicopee Marketplace Shopping Center borrower. The borrower with respect to the Wilkes-Barre Towne Marketplace loan is Galileo Wilkes-Barre LP, a special purpose entity whose business is limited to owning and operating the Wilkes-Barre Towne Marketplace property. The borrower with respect to the Cobblestone Village loan is Cobblestone Village at Royal Palm Beach, LLC, a special purpose entity whose business is limited to owning and operating the Cobblestone Village property. The borrower with respect to the Fashion Square Shopping Center loan is Fashion Square - Orange Park, LLC, a special purpose entity whose business is limited to owning and operating the Fashion Square Shopping Center property. The sponsor is Galileo America, LLC.

     THE PROPERTIES. The Galileo Portfolio Properties consist of approximately 1,067,241 square feet of retail space. As of May 4, 2006, 100% of the Galileo Portfolio Properties was leased. The Galileo Portfolio Properties are as follows:

                                                                                                       ALLOCATED
                                          YEAR                                SQUARE                 ORIGINAL LOAN
         PROPERTY NAME               BUILT/RENOVATED        LOCATION          FOOTAGE    OCCUPANCY      BALANCE      APPRAISED VALUE
--------------------------------     ---------------  -------------------   ----------   ---------   -------------   ---------------
Springdale Center                     1959/2005          Mobile, AL            565,951      100%     $  36,907,000   $    49,500,000
Chicopee Marketplace Shopping
  Center                               2005/N/A         Chicopee, MA           121,220      100%     $  17,415,000   $    26,000,000
Wilkes-Barre Towne Marketplace         2004/N/A       Wilkes-Barre, PA         309,770      100%     $  10,613,000   $    17,900,000
Cobblestone Village                    2005/N/A       West Palm Beach, FL       33,207      100%     $   9,994,000   $    12,400,000
Fashion Square Shopping Center        1994/2005        Orange Park, FL          37,093      100%     $   7,517,000   $    10,600,000
Total/Weighted Average                   N/A                 N/A             1,067,241      100%     $  82,446,000   $   116,400,000

     PROPERTY MANAGEMENT. The Galileo Portfolio Properties are managed by ERT Australian Management, L.P., a Delaware limited partnership (the "Galileo Portfolio Property Manager"). The management agreement generally provides for a management fee of 3.5% of revenues per annum which is subordinated to the Galileo Portfolio Loans. The management of the Galileo Portfolio Properties will be performed by either New Plan Realty Trust, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Galileo Portfolio Properties, PROVIDED that the borrowers shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the Galileo Portfolio Loans has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Galileo Portfolio Loans.

     PAYMENT TERMS; INTEREST RATE. The Galileo Portfolio Loans are all Interest-only Loans. The Interest Rate with respect to the Galileo Portfolio Loans is calculated on a 30/360 Basis and is equal to 5.970%. The Due Date under the Galileo Portfolio Loans is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Galileo Portfolio Loans, see Exhibit A-1 to this prospectus supplement.

     PARTIAL RELEASES. The borrowers under the Galileo Portfolio Loans have the right to obtain a partial release of one or more of the properties subject to the satisfaction of certain conditions. In addition, the borrowers with respect to the Galileo Portfolio Loans have the right to obtain a partial release of a specified portion of the related property subject to satisfaction of certain conditions. See "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers."

                                 HARWOOD CENTER

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:     $81,000,000.00
CUT-OFF DATE PRINCIPAL
BALANCE(1):                     $81,000,000
FIRST PAYMENT DATE:             July 11, 2006
MORTGAGE INTEREST RATE:         6.2440620% per annum
AMORTIZATION TERM:              360 months(2)
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  June 11, 2016
MATURITY BALANCE:               $73,543,948
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the
                                date that is three months prior
                                to the Maturity Date.
LOAN PER SF(1):                 $111
UP-FRONT RESERVES:              Engineering Reserve:               $9,700
                                Omnicom Tenant
                                Improvement and Leasing
                                Commission Reserve(3):         $1,325,000
                                Omnicom Dieste Free
                                Rent Reserve(4):                 $173,333
                                SWACHA Free Rent Reserve(4):      $51,000
                                Omnicom Block One &
                                Block Two Free Rent Reserve(4):  $300,000
                                National Clearing House
                                Free Rent Reserve (4):            $27,479
                                Omnicom Dieste Expansion
                                Free Rent Reserve(4):             $54,131
                                Ground Lease Reserve              $13,850
                                Fireman's Fund Reserve(5):     $2,250,000
ONGOING RESERVES:               Tax and Insurance Reserve:            Yes
                                Replacement Reserve:               Yes(6)
                                Ground Lease Reserve:              Yes(7)
                                Rollover Reserve:                  Yes(8)
                                Lease Termination Reserve:            Yes
LOCKBOX:                        Hard
SUBORDINATE FINANCING:          Yes(9)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       Dallas, Texas
YEAR BUILT/RENOVATED:           1982/N/A
SQUARE FEET:                    731,716
OCCUPANCY AT U/W(10):           84%
OWNERSHIP INTEREST:             Fee and Leasehold

MAJOR TENANTS          NRSF     % OF TOTAL NRSF  LEASE EXPIRATION
-------------         -------   ---------------  ----------------
Omnicom Group         339,297       46.4%         12/31/2019(11)
Fireman's Fund
Insurance              90,360       12.3%           9/30/2007
Department of
Education              61,479        8.4%         3/31/2015(12)

PROPERTY MANAGEMENT:

                    12/31/2004     12/31/2005      4/30/2006        UW
                   ------------   ------------    -----------  -----------
NET OPERATING
INCOME:            $  6,806,337    $ 7,392,312    $ 7,409,888  $ 7,615,069
NET CASH FLOW:                                                 $ 7,167,671
DSCR:                                                              1.20x
APPRAISED VALUE:                   $102,000,000
APPRAISAL DATE:                    May 11, 2006
CUT-OFF DATE LTV RATIO(1):         79.4%
MATURITY/ARD LTV RATIO:            72.1%

(1)  Based on the September 2006 cut-off date principal balance.
(2)  The Harwood Center Loan has an interest-only period of 36 months.
(3) The Omnicom tenant improvement and leasing commission reserve was established at closing to fund tenant improvement allowance required to be paid to Omnicom Group, Inc. on or after January 1, 2010.
(4) Free rent reserves were established at closing to cover free rent periods under the applicable leases.
(5) The Fireman's Fund reserve was established at closing to fund tenant improvement and leasing commissions incurred in retaining or replacing Fireman's Fund.
(6) The borrower is required to deposit $762 per month into a replacement reserve to fund ongoing repairs and replacements.
(7) The borrower is required to make monthly payments into a ground lease reserve to accumulate funds necessary to pay all ground rent prior to the due date.
(8) The borrower is required to deposit $32,359 per month into a rollover reserve to fund tenant improvement and leasing commissions.
(9) The borrower has incurred mezzanine debt in an amount of $7,000,000 a mezzanine loan secured by the ownership interests of the borrower, which debt is subject to standard subordination and intercreditor provisions.
(10) Based on the May 1, 2006 rent roll.
(11) Omnicom Group may exercise a termination option once during the term of the lease to reduce no more than 10% of the then-occupied space.
(12) The Department of Education may terminate its lease after 84 months in March 2013 by giving at least 60 days notice in writing to the landlord.

     THE LOAN. The eighth largest loan was originated on May 25, 2006. The Harwood Center Loan is secured by a first priority mortgage encumbering an office building in Dallas, Texas.

     THE BORROWER. The borrower under the Harwood Center Loan is FPG-DMT Harwood, LP. The borrower is a limited partnership organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Harwood Center Property.

     THE PROPERTY. The Harwood Center Property consists of an office building located in Dallas, Texas. The Harwood Center Property consists of approximately 731,716 square feet, is situated on approximately 1.135 acres and includes 811 parking spaces. As of May 1, 2006, the overall occupancy of the Harwood Center Property was 84%.

     PROPERTY MANAGEMENT. The Harwood Center Property is managed by FPG Texas Management, LP, a Delaware limited partnership (the "Harwood Center Property Manager"). The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Harwood Center Loan. The management of the Harwood Center Property will be performed by either (i) FPG Texas Management, LP, (ii) an affiliate, (iii) either of (a) CGV Cawley, (b) Jones Lang Lasalle, (c) CAPSTAR Commercial Real Estate Services or (d) CB Richard Ellis, or (iv) a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Harwood Center Property; PROVIDED that with regard to clause (iv) above, the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates and if such entity is affiliated with the borrower, the borrower shall deliver an additional insolvency opinion. The lender under the Harwood Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Harwood Center Loan. FPG Texas Management, LP manages commercial, residential and industrial properties in New York City. FPG Texas Management, LP is headquartered in Brooklyn, New York.

     PAYMENT TERMS; INTEREST RATE. The Harwood Center Loan is an Interest-only Loan for the first 36 months. The Interest Rate with respect to the Harwood Center Loan is calculated on a Actual/360 Basis and is equal to 6.2440620%. The Due Date under the Harwood Center Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Harwood Center Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Harwood Center Loan must cause the tenants of the Harwood Center Property to deposit all rents directly into a lockbox account under the control of the lender. The borrower or the property manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Harwood Center Loan will be made. Unless and until an event of default occurs or a cash sweep or trap period is then occurring under the Harwood Center Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. There is a $7,000,000 mezzanine loan to FPG-DMT Harwood Mezz, LLC, the limited partner of the borrower, which is secured by a pledge by FPG-DMT Harwood Mezz, LLC of all of its limited partnership interests in the borrower.

                         3434 NORTH WASHINGTON BOULEVARD

                      LOAN INFORMATION

PRINCIPAL BALANCE(1)(2):     ORIGINAL          CUT-OFF DATE
                             --------          ------------
3434 NORTH WASHINGTON
BOULEVARD LOAN:            $ 64,000,000        $  64,000,000
3434 NORTH WASHINGTON
BOULEVARD JUNIOR
COMPANION LOAN:            $  4,500,000        $   4,500,000
3434 NORTH WASHINGTON
BOULEVARD TOTAL
LOAN:                      $ 68,500,000        $  68,500,000
FIRST PAYMENT DATE:          October 1, 2006
MORTGAGE INTEREST RATE:      6.24015625% per annum
AMORTIZATION TERM:           360 months(3)
HYPERAMORTIZATION:           After September 1, 2016, the
                             interest rate increases by the
                             greater of the Initial Interest
                             Rate plus 2.00% or 2.00% plus
                             the yield on a U.S. Government
                             Security having a term equal to
                             the remaining term of the loan
                             capped at 5% over the Initial
                             Interest Rate.
ARD DATE:                    September 1, 2016
MATURITY DATE:               September 1, 2036
MATURITY BALANCE:            $57,364,608
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout/Defeasance until the
                             date that is two months prior
                             to the ARD Date.
LOAN PER SF(1):              $312
UP-FRONT RESERVES:           Tenant Leasing Reserve:       $238,758
ONGOING RESERVES:            Tax  Reserve:                    Yes
                             Replacement Reserve(4):          Yes
                             Insurance Reserve(5):            Yes
                             Tenant Improvement and Leasing
                             Commission Reserve(6):           Yes
LOCKBOX:                     Hard
SUBORDINATE FINANCING:       Yes

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office/Retail
PROPERTY SUB-TYPE:           Suburban
LOCATION:                    Arlington, VA
YEAR BUILT/RENOVATED:        2006/NA
SQUARE FEET:                 205,372
OCCUPANCY AT U/W(7):         97%
OWNERSHIP INTEREST:          Fee

MAJOR TENANTS          NRSF     % OF TOTAL NRSF  LEASE EXPIRATION
-------------         -------   ---------------  ----------------
SRA International,
Inc. (7)              192,097       93.5%           7/31/2016

PROPERTY MANAGEMENT:         Boston Properties Limited Partnership

                    12/31/2003     12/31/2004     12/31/2005        UW
                   ------------   ------------    -----------  -----------
NET OPERATING
INCOME:               N/A             N/A            N/A       $ 5,770,268
U/W NCF:                                                       $ 5,739,462
U/W DSCR:                                                         1.23x
APPRAISED VALUE:             $88,200,000
APPRAISAL DATE:              July 1, 2006
CUT-OFF DATE LTV RATIO(1):   72.6%
MATURITY BALANCE AT ARD
LTV                          65.0%

(1)  Based on the September 2006 cut-off date principal balance.
(2) The 3434 North Washington Boulevard Loan has an original balance of $64,000,000. The 3434 North Washington Boulevard Loan is senior to the 3434 North Washington Boulevard Junior Companion Loan, which has a principal balance of $4,500,000 as of the September 2006 cut-off date. The 3434 North Washington Boulevard Loan has a mortgage interest rate of 6.24015625% and the 3434 North Washington Boulevard Junior Companion Loan has a mortgage interest rate of 10.5%. Unless otherwise stated, calculations presented herein are based on the 3434 North Washington Boulevard Loan.
(3) The initial 24 monthly payments of the 3434 North Washington Boulevard Loan are interest only. The amortization is based on the interest rate on the 3434 North Washington Boulevard Total Loan of 6.52%.
(4) The borrower is required to escrow $2,562 for capital expenditures reserves monthly if, among other conditions, an event of default has occurred and is continuing.
(5) So long as the borrower (i) maintains current and effective insurance for the 3434 North Washington Boulevard Property and (ii) delivers certificates of insurance evidencing the coverages and such insurance certificates are accompanied by delivery of evidence to lender of payment of premiums due thereunder, the requirement for a monthly insurance reserve is waived.
(6) Beginning October 1, 2008 to and including September 1, 2011, $17,114 monthly; from October 1, 2011 to and including September 1, 2012, $34,228 monthly; from October 1, 2012 to and including September 1, 2014, $51,343 monthly; from October 1, 2014 to and including September 1, 2015, $68,457 monthly; and from October 1, 2015 to and including September 1, 2016, $85,571 monthly. The borrower shall continue to make tenant improvement and leasing commission monthly payments until the earlier of (i) the date which is 12 months prior to the expiration of the SRA International, Inc. ("SRA") lease, (ii) the date of any termination of the SRA lease, or (iii) twelve months prior to September 1, 2016. Upon the occurrence of an SRA trigger event, the borrower shall pay to lender monthly deposits in the amount of $100,000 for the tenant improvement and leasing commission reserve until the earlier of (x) the balance of the tenant improvement and leasing commission reserve equals or exceeds $4,169,000 and no event of default shall then exist or is continuing, (y) the SRA lease is renewed pursuant to certain stated conditions or (z) lender shall have approved a replacement lease pursuant to certain stated conditions. Notwithstanding the foregoing, if SRA International, Inc. renews the SRA lease with respect to not less than 146,000 square feet, then the required balance shall be reduced by an amount equal to $20 multiplied by the number of square feet.
(7)  Based on current leases in place.

     THE LOAN. The ninth largest loan was originated on August 18, 2006. The 3434 North Washington Boulevard Loan is secured by a first priority deed of trust encumbering an approximately 205,372 square foot office/retail building located in Arlington, Virginia (the "3434 North Washington Boulevard Property").

     THE BORROWER. The borrower under the 3434 North Washington Boulevard Loan is GMUF Arlington Campus, LLC, a Virginia limited liability company. The borrower is a special purpose entity, whose business is limited to owning and operating the 3434 North Washington Boulevard Property. The sponsor of the 3434 North Washington Boulevard Loan, The George Mason University Foundation., Inc, is a not-for-profit foundation organized and operated exclusively for the benefit of George Mason University. The George Mason University Foundation assists the University in generating private support, and manages, invests and administers private gifts including endowments and real estate.

     THE PROPERTY. The 3434 North Washington Boulevard Property, located in Arlington, Virginia, consists of approximately 205,372 square feet and is situated on an approximately 1.77 acre site. The 3434 North Washington Boulevard Property is improved with a 6-story suburban office/retail building, 3.5 levels of above ground parking and 2.5 levels of below-grade parking. As of September 1, 2006, the overall occupancy of the 3434 North Washington Boulevard Property was approximately 97%.

     PROPERTY MANAGEMENT. The 3434 North Washington Boulevard Property is managed by Boston Properties Limited Partnership (the "3434 North Washington Boulevard Property Manager"). The management agreement, which provides for a management fee of 2.5% of revenue per annum, is subordinate to the 3434 North Washington Boulevard Loan. The management of the 3434 North Washington Boulevard Property will be performed by either Boston Properties Limited Partnership, the operating entity of Boston Properties, Inc. (NYSE: BXP), or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 3434 North Washington Boulevard Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 3434 North Washington Boulevard Loan has the right to require termination of the management agreement following the occurrence of an event of default under the 3434 North Washington Boulevard Loan. Boston Properties Inc. is a full-service real estate company involved in acquisitions, development, financing and property management for office properties concentrated in five markets: Boston, MA, Washington D.C., New York, NY, San Francisco, CA and Princeton, NJ. As of June 30, 2006, Boston Properties, Inc.'s portfolio consisted of approximately 124 properties totaling approximately 42.1 million square feet. Boston Properties Limited Partnership and Boston Properties Inc. are headquartered in Boston, MA.

     PAYMENT TERMS; INTEREST RATE. The 3434 North Washington Boulevard Loan has an anticipated repayment date of September 1, 2016 and a maturity date of September 1, 2036. The initial 24 monthly payments of the 3434 North Washington Boulevard Loan are interest-only, followed by a 30-year amortization schedule. The interest rate for the 3434 North Washington Boulevard Loan is calculated on an Actual/360 Basis and is equal to 6.24015625%. The Due Date under the 3434 North Washington Boulevard Loan is the 1st day of each month (or, if such day is not a business day, the next succeeding business day).

     ESCROWS AND RESERVES. For reserves established for the 3434 North Washington Boulevard Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower is required to cause all rent and other revenue from the 3434 North Washington Boulevard Property to be deposited directly into a lockbox account under the control of the lender. The rent and revenue will be transferred to an account maintained by the lender from which all required payments and deposits under the 3434 North Washington Boulevard Loan will be made. Unless and until an event of default occurs and is continuing or the filing of a federal or state bankruptcy petition, whether voluntary or involuntary, against the borrower or the 3434 North Washington Boulevard Property Manager (unless the 3434 North Washington Boulevard Property Manager is replaced within 60 days with a property manager reasonably acceptable to lender) occurs and has not been dismissed without adverse consequences to the 3434 North Washington Boulevard Property or the 3434 North Washington Boulevard Loan, the borrower will have access to the remaining funds after all such required payments are made.

     OTHER FINANCING. The 3434 North Washington Boulevard Property secures, on a subordinate basis to the 3434 North Washington Boulevard Loan, the 3434 North Washington Boulevard Junior Companion Loan, which is currently held by LEM Funding 202, L.P. and LEM Parallel 202, L.P.

                            THE EDGE AT AVENUE NORTH

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:  $60,800,000
CUT-OFF DATE PRINCIPAL
BALANCE:                     $60,800,000
FIRST PAYMENT DATE:          November 1, 2006
MORTGAGE INTEREST RATE:      5.516% per annum
AMORTIZATION TERM:           360 months(1)
HYPERAMORTIZATION:           N/A
ARD DATE:                    N/A
MATURITY DATE:               October 1, 2016
MATURITY BALANCE:            $52,091,242
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout/defeasance until the
                             date that is three months prior
                             to the Maturity Date.
LOAN PER UNIT(2):            $76,095
UP-FRONT RESERVES:           Retail Tenants Escrow(3):      $66,937
                             Pre-Paid Rent Escrow(4):      $436,450
                             Insurance Reserve:             $40,959
ONGOING RESERVES:            Tax Reserve(5):                    Yes
                             Insurance Reserve(6):              Yes
                             Replacement Reserve(7):            Yes
                             Temple Lease Escrow(8):            Yes
LOCKBOX:                     Springing
SUBORDINATE FINANCING:       Yes(9):

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Philadelphia, PA
YEAR BUILT/RENOVATED:        2006 / N/A
UNITS:                       799
OCCUPANCY AT U/W(10):        100%
OWNERSHIP INTEREST:          Leasehold
PROPERTY MANAGEMENT:         College Park Management TRS, Inc.

                    12/31/2003  12/31/2004   12/31/2005      UW
                    ----------  ----------   ----------  -----------
NET OPERATING
INCOME:                 N/A        N/A           N/A     $ 5,159,007
U/W NCF:                                                 $ 4,999,207
U/W DSCR:                                                    1.20x
APPRAISED VALUE(11):         $76,900,000
APPRAISAL DATE:              August 1, 2006
CUT-OFF DATE LTV RATIO(2):   79.1%
MATURITY/ARD LTV RATIO:      67.7%

(1) The Edge at Avenue North Loan is presented as an interest-only loan for the first 13 monthly payments, notwithstanding that the loan documents provide that it is an interest-only loan for the first 12 monthly payments, because the closing of The Edge at Avenue North Loan occurred after the September 2006 cut-off date. The accrued interest for the entire month of September, 2006 will be contributed to the issuing entity. The loan documents provide that principal and interest payments commence on November 1, 2007.
(2)  Based on the September 2006 cut-off date principal balance.
(3) At closing, $66,937 was deposited into a retail tenants escrow account for The Edge at Avenue North Loan. So long as no event of default has occurred and is continuing, funds shall be disbursed from the account upon lender's receipt of tenant estoppel certificates from Next Level Investments, LLC, BarPar Inc., and Abdurazak Faza (collectively, the "Retail Tenants") confirming that each of the Retail Tenants are in full occupancy, conducting business in their respective space, and paying full contractual rent.
(4) At closing, $436,450 was deposited into a prepaid rent escrow account for The Edge at Avenue North Loan. So long as no event of default has occurred and is continuing, commencing on November 1, 2006 and continuing thereafter on a monthly basis, funds shall be disbursed from the account in nine equal installments of $48,494.
(5) If at any time (i) The Edge at Avenue North Property is not exempt from taxes as per the Amended and Restated Redevelopment Agreement between the City of Philadelphia, Beech and Tower Investments, Inc., or (ii) the sole owner of the leasehold estate in The Edge at Avenue North Property is not the borrower, the borrower is required to then make monthly deposits into a tax reserve account.
(6) The borrower is required to make monthly payments into an insurance reserve account to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to make monthly deposits into a replacement reserve account to fund ongoing repairs and replacements pursuant to the following schedule: (a) commencing on August 1, 2006 and up to and including July 1, 2007 an amount equal to $13,317, (b) commencing on August 1, 2007 and up to an including July 1, 2008 an amount equal to $16,646, (c) commencing on August 1, 2008 and up to and including July 1, 2009 an amount equal to $19,975, and (d) commencing on August 1, 2009 an amount equal to $23,304. Deposits into the replacement reserve account will not be required if the balance equals or exceeds $343,000.
(8)  See, "Temple Lease" below.
(9) Broad Residential Mezzanine, LLC which is a 88.99% limited partner of the borrower and which is the sole shareholder of the general partner of the borrower has pledged its direct and indirect ownership interests in the borrower as security for a mezzanine loan in the original principal amount of $15,000,000 ($10,000,000 of which was funded at the closing of the transaction and, subject to the satisfaction of certain conditions, the obligor may obtain a subsequent funding of the additional $5,000,000).

(10) Based on the July 20, 2006 rent roll. Occupancy at U/W is based solely on the student housing component. The retail component was 42.7% leased as of July 20, 2006. See, "The Property" below.
(11) Based on the "As Stabilized" value as of August 1, 2006.

     THE LOAN. The tenth largest loan ("The Edge at Avenue North Loan") was originated on September 5, 2006. The Edge at Avenue North Loan is secured by a first priority mortgage encumbering the leasehold interest in a multifamily student housing complex located in Philadelphia, Pennsylvania ("The Edge at Avenue North Property").

     THE BORROWER. The borrower under The Edge at Avenue North Loan is Broad Residential Partners, LP, a Pennsylvania limited partnership. The borrower is a special purpose entity, whose business is limited to owning and operating The Edge at Avenue North Property. The sponsor of The Edge at Avenue North Loan, Bart Blatstein, is President and CEO of Tower Investments, Inc., a developer of retail, entertainment, and commercial properties in the Philadelphia area.

     THE PROPERTY. The Edge at Avenue North Property is located at 1401 West Oxford Street, on the northeast corner of West Oxford Street and North 15th Street in the North Philadelphia Submarket, approximately 1.5 miles north of Philadelphia's central business district and adjacent to the main campus of Temple University. The Edge at Avenue North Property is a 2006 newly constructed, four and twelve-story building, 799-unit, 1,207-bed, Class A student housing complex. There are also ground floor retail spaces that comprise approximately 7,847 square feet at The Edge at Avenue North Property. The current retail tenants are Next Level Investments, LLC d/b/a The UPS Store, BarPar, Inc. d/b/a Maui Wowi Hawaiian Coffee & Smoothies, and Abdurazak Faza, a local convenience store. Amenities at The Edge at Avenue North Property include laundry facilities on each floor, a fitness center, a two-story student lounge equipped with wireless internet access, and a bicycle storage area. Each unit features a bathroom, a kitchenette including an electrical range oven, sink and refrigerator, a wall mounted plasma television and broadband internet access. The Edge at Avenue North Property is situated on approximately 1.77 acres and includes approximately 51 parking spaces.

     PROPERTY MANAGEMENT. The Edge at Avenue North Property is managed by College Park Management TRS, Inc., a subsidiary of GMH Communities Trust ("GMH") (NYSE: GCT), a real estate investment trust that owns, develops, and manages residential properties including off-campus student housing and military communities. As of December 31, 2005, GMH owned or had ownership interests in approximately 54 student housing properties, containing a total of approximately 10,236 units and approximately 33,340 beds. As of December 31, 2005, GMH also managed or provided consulting services for approximately 18 student housing properties not owned by GMH, which contained a total of approximately 4,222 units and approximately 13,365 beds. The Management Agreement is subordinate to The Edge at Avenue North Loan. As of September 12, 2006, College Park Management TRS, Inc. exercised its right to terminate the related property management agreement effective as of December 11, 2006 (the property manager is willing to expedite this termination date if the borrower so desires). The borrower is seeking to replace the property manager in accordance with the terms and conditions set forth in the loan documents, during which time College Park Management TRS, Inc. will continue to manage The Edge at Avenue North Property.

     PAYMENT TERMS; INTEREST RATE. The Edge at Avenue North Loan is presented as an interest-only loan for the first 13 monthly payments, notwithstanding that the loan documents provide that it is an interest only loan for the first 12 monthly payments, because the closing of The Edge at Avenue North Loan occurred after the September 2006 cut-off date. The accrued interest for the entire month of September, 2006 will be contributed to the issuing entity. The loan documents provide that principal and interest payments commence on November 1, 2007. The interest rate with respect to The Edge at Avenue North Loan is calculated on an Actual/360 Basis and is equal to 5.516%. The Due Date under The Edge at Avenue North Loan is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for The Edge at Avenue North Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager is required to cause all rent and other revenue from The Edge at Avenue North Property to be deposited directly into a clearing account under the control of lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under The Edge at Avenue North Loan will be made. The borrower will have access to the remaining funds after all such required payments are made provided no "Cash Management Period" exists. A "Cash Management Period" will be in effect upon the occurrence of (i) an event of default under The Edge at Avenue North Loan until the cure of the event of default, (ii) an event of default under the mezzanine loan until the cure of the event of default, (iii) the bankruptcy or insolvency of the borrower until the emergence of the borrower from bankruptcy with no adverse consequences to The Edge at Avenue North Property or The Edge at Avenue North Loan, or (iv) the DSCR falls below 1.05x until the DSCR is equal to or greater than 1.05x for two consecutive quarters.

     GROUND LEASE. Beech Interplex, Inc., a Pennsylvania nonprofit corporation ("Beech") entered into a ground lease with The Redevelopment Authority of the City of Philadelphia, a public body and a body corporate and politic. Thereafter, the borrower entered into a ground sublease (the "Ground Sublease") with Beech, whereby the borrower subleased from Beech the portion of ground on which The Edge at Avenue North Property is situated for a one time ground rent payment of $1,000,000. The Ground Sublease terminates on February 16, 2104 and has 10 five-year renewal options.

     TEMPLE LEASE. Temple University - Of the Commonwealth System of Higher Education, a Pennsylvania nonprofit corporation ("Temple"), entered into a Master Lease Agreement (the "Temple Lease") with the borrower, whereby Temple has leased, as student-housing, floors two through five of The Edge at Avenue North Property, which consists of 321 units and 486 beds. The term of the Temple Lease is two years, commencing on August 1, 2006 and terminating on July 31, 2008. Annual rent is $3,149,280 for the first year and $3,382,560 for the second year. Temple has the option to extend the lease term for an additional year through July 31, 2009 (the "Extension Term") at an annual rent of $3,516,696. In lieu of paying annual base rent in monthly installments, Temple has the option to, in a single payment on or before July 31 of the respective year, pre-pay annual base rent discounted at 3% (a "Rent Prepayment") to the borrower. If a Rent Prepayment is made by Temple for year 1 under the Temple Lease, the borrower is required to deposit $2,800,235 into a temple lease escrow account. If a Rent Prepayment is made by Temple for year 2 of the Temple Lease, the borrower is required to deposit, on or before August 5, 2007, the amount of $3,281,083 into the temple lease escrow account. In the event Temple elects to extend the term of the Temple Lease and makes a Rent Prepayment for the Extension Term of the Temple Lease, the borrower is required to deposit, on or before August 5, 2008, the amount of $3,411,195 into the temple lease escrow account. In the event of a Rent Prepayment and provided that no event of default has occurred and is continuing, funds held in the temple lease escrow account will be released in the amount of $254,567 per month commencing on September 1, 2006 if the Rent Prepayment occurs in year 1 under the Temple Lease, $273,424 per month commencing on August 1, 2007 if the Rent Prepayment occurs in year 2 under the Temple Lease, and $284,266 per month commencing on August 1, 2008 if the Rent Prepayment occurs in year 3 under the Temple Lease.

     OTHER FINANCING. Broad Residential Mezzanine, LLC which is a 88.99% limited partner of the borrower and which is the sole shareholder of the general partner of the borrower has pledged its direct and indirect ownership interests in the borrower as security for a mezzanine loan in the original principal amount of $15,000,000. The mezzanine lender funded $10,000,000 at closing and the obligor may, subject to the satisfaction of certain conditions, obtain the additional $5,000,000 from the mezzanine lender.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2006-C4 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents (unless otherwise satisfied by an executed original assignment of the related mortgage);

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; PROVIDED, HOWEVER, that originals of letters of credit will be delivered to and held by the applicable master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance or escrow instructions, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2006-C4 certificateholders under the terms of the series 2006-C4 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that

(if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the certificate administrator, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2006-C4 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2006-C4 certificateholders will have the rights against the applicable mortgage loan seller as described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2006-C4 pooling and servicing agreement);

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     4. the related mortgage constitutes, subject to certain creditors' rights exceptions and general principles of equity, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and general principles of equity;

     6. the related assignment of leases and rents creates, subject to certain creditors' rights exceptions and general principles of equity, a valid first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

     7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

     8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its use or value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

     9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment (or the equivalent thereof (for which the required premium has been paid) including a title commitment marked as binding by an acknowledged closing instruction or escrow letter) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and to seller's knowledge, no notice of violation of any environmental laws has been issued by any governmental authority except, in all cases, as otherwise disclosed in the report of such assessment; PROVIDED, HOWEVER, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and general principles of equity;

     14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. except as described in this prospectus supplement with respect to the 280 Park Avenue Mortgage Loan, the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan, the 500 Sansome Office Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity;

     18. except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
          (b) releases of
          unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     19. to such seller's knowledge, there exists no non-monetary default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent) which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affect the use or value of the mortgage loan and the related mortgaged real property; PROVIDED that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2006-C4 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller), and

     - that breach materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2006-C4 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2006-C4 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C4 certificates, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2006-C4 pooling and servicing agreement), plus

          4. all unreimbursed expenses incurred (whether paid or then owing) by the applicable master servicer, the applicable special servicer, us, the trustee and the certificate administrator in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the applicable special servicer, plus

          6. if such mortgage loan is repurchased more than 90 days after such mortgage loan became a specially serviced mortgage loan, the amount of any liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; PROVIDED that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2006-C4 certificates; or

     - for certain breaches, reimburse the issuing entity for certain costs.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the issuing entity.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days following its receipt of notice of the subject material breach or material document defect. However, if the subject material breach or material document defect is capable of being cured and if the applicable mortgage loan seller is diligently attempting to correct the material breach or material document defect, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution (unless such material breach or material document defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     -      such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless the applicable special servicer determines that all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loan as to which a defect or breach had initially occurred:

     (i) the debt service coverage ratio for any related crossed loans that remain in the issuing entity for the four (4) calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four (4) calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     (ii) the loan-to-value ratio for any related crossed loans that remain in the issuing entity (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

     (iii) the trustee and certificate administrator receive an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the issuing entity or its assets, income or gain, cause the crossed loans not purchased or replaced to have been significantly modified under the REMIC provisions of the Code or cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2006-C4 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for all of the related crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above, but does not repurchase or replace the related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that were not repurchased or replaced would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed materially and adversely to affect the interests of a class of series 2006-C4 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or, if the policy has not yet been issued, a binding written commitment (including a PRO FORMA or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company which may be by means of executed escrow instructions) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any required original letter of credit; PROVIDED that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedies available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed a material breach or material document defect, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following its receipt of notice of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Further, if a representation or warranty has been breached with respect to the mortgage loan co-originated by Barclays Capital Real Estate Inc. and Column Financial, Inc., each of Barclays Capital Real Estate Inc. and Column Financial, Inc. will be obligated to take those remedial actions only with respect to its 50% interest in the mortgage loan that it sold to the trust. Therefore, it is possible that under certain circumstances only one of Barclays Capital Real Estate Inc. and Column Financial, Inc. will repurchase or otherwise comply with any repurchase obligations.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in September 2006. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2006-C4 pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-C4 certificates will be issued, on or about September 28, 2006, under a pooling and servicing agreement to be dated as of September 1, 2006, between us, as depositor, and the trustee, the certificate administrator, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in September 2006, except that in the case of certain of the underlying mortgage loans that have their first due date in October 2006, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in September 2006, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans;

     -    the swap agreement; and

     - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Series 2006-C4 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account described under "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties," the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

     The series 2006-C4 certificates will include the following classes:

     - the A-1, A-2, A-AB, A-3, A-4FL, A-1-A, A-M and A-J classes, which are the classes of series 2006-C4 certificates that are offered by this prospectus supplement;

     - the A-X, A-SP, A-Y, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, R and V classes, which are the classes of series 2006-C4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-4FL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC II regular interest, designated as the "class A-4FL REMIC II regular interest", and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-4FL REMIC II regular interest will be exchanged for amounts payable under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will calculate the accrual of interest on a notional amount equal to the total principal balance of the class A-4FL certificates outstanding from time to time. The total principal balance of the class A-4FL certificates at any time will also equal the total principal balance of the class A-4FL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     The class A-1, A-2, A-AB, A-3, A-4FL, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the series 2006-C4 certificates that will have principal balances. The series 2006-C4 certificates with principal balances constitute the series 2006-C4 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     Notwithstanding the foregoing, in the case of the class A-4FL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-4FL REMIC II regular interest before actually being distributed to the class A-4FL certificateholders. In addition, any reduction in the total principal balance of the class A-4FL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying loans or default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-4FL REMIC II regular interest in connection with those losses and expenses.

     The class A-X, A-SP, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X, A-SP and A-Y certificates are sometimes referred to in this prospectus supplement as the series 2006-C4 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-4FL REMIC II regular interest.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

     1. during the period from the date of initial issuance of the series 2006-C4 certificates through and including the distribution date in September 2007, the sum of (a) the lesser of $61,023,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $710,511,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-AB, A-3, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-4FL REMIC II regular interest outstanding from time to time;

     2. during the period following the distribution date in September 2007 through and including the distribution date in September 2008, the sum of (a) the lesser of $16,628,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $682,393,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-4FL REMIC II regular interest outstanding from time to time;

     3. during the period following the distribution date in September 2008 through and including the distribution date in September 2009, the sum of (a) the lesser of $29,137,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $653,245,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (c) the total principal balance of the class A-3, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-4FL REMIC II regular interest outstanding from time to time;

     4. during the period following the distribution date in September 2009 through and including the distribution date in September 2010, the sum of (a) the lesser of $1,702,695,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $625,104,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C, D, E, F and G certificates and the class A-4FL REMIC II regular interest outstanding from time to time; and (d) the lesser of $26,395,000 and the total principal balance of the class H certificates outstanding from time to time;

     5. during the period following the distribution date in September 2010 through and including the distribution date in September 2011, the sum of (a) the lesser of $1,495,697,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $562,277,000 and the total principal balance of the class A-1-A certificates outstanding from time to time,
          (c) the total principal balance of the class A-M, A-J, B, C, D and E certificates and the class A-4FL REMIC II regular interest outstanding from time to time, and (d) the lesser of $43,174,000 and the total principal balance of the class F certificates outstanding from time to time;

     6. during the period following the distribution date in September 2011 through and including the distribution date in September 2012, the sum of (a) the lesser of $1,366,425,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $537,394,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates and the class A-4FL REMIC II regular interest outstanding from time to time; and (d) the lesser of $33,033,000 and the total principal balance of the class D certificates outstanding from time to time;

     7. during the period following the distribution date in September 2012 through and including the distribution date in September 2013, the sum of (a) the lesser of $1,222,062,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $513,650,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates and the class A-4FL REMIC II regular interest outstanding from time to time; and (d) the lesser of $34,784,000 and the total principal balance of the class C certificates outstanding from time to time;

     8.   following the distribution date in September 2013, $0.

     For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans, sold to the depositor by NCB, FSB.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2006-C4 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates initially registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the certificate administrator through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2006-C4 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee, certificate administrator or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2006-C4 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2006-C4 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2006-C4 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the sponsors, the mortgage loan sellers, the underwriters, the special servicers, the certificate administrator or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series 2006-C4 certificates (other than the class A-4FL certificates) and the class A-4FL REMIC II regular interest and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held in cash or, at the certificate administrator's risk, invested in Permitted Investments. Subject to the limitations in the series 2006-C4 pooling and servicing agreement, any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity on deposit in that master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2006-C4 certificateholders, including--

               (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Issuing Entity Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c) amounts payable with respect to other issuing entity expenses;

          4. net investment income on the funds in that master servicer's collection account;

          5. amounts deposited in that master servicer's collection account in error; and

          6.   any amounts payable to the holder of a Companion Loan.

     - Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2006-C4 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2007, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

     The certificate administrator will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2006-C4 pooling and servicing agreement.

     WITHDRAWALS. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself and the trustee a monthly fee which is described under "The Series 2006-C4 Pooling and Servicing Agreement--Matters Regarding the Trustee and the Certificate Administrator" in this prospectus supplement;

     - to reimburse the trustee or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); PROVIDED that the trustee or any such master servicer may choose in its sole discretion to be reimbursed in installments; and PROVIDED, FURTHER, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

     - to reimburse the trustee or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2006-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2006-C4 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-C4 pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year (unless such distribution date is the final distribution date), to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the certificate administrator will apply the Total Available Funds to make distributions on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest. However, notwithstanding the foregoing, distributions with respect to the class A-4FL REMIC II regular interest will be made to the floating rate account on the business day preceding each distribution date, and distributions with respect to the class A-4FL certificates will be made on each distribution date.

     For any distribution date, the Total Available Funds will consist of four separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-Y, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates and/or the class A-4FL REMIC II regular interest, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2006-C4 certificates, other than the class V and class A-4FL certificates, and the class A-4FL REMIC II regular interest certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to the 280 Park Avenue Pari Passu Companion Loan, 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan, the 500 Sansome Office Junior Companion Loan or any CBA B-Note Companion Loan, as applicable, be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the 280 Park Avenue Mortgage Loan, 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan, the 500 Sansome Office Mortgage Loan or the related CBA A-Note Mortgage Loan, as applicable. In addition, any amounts allocable to the 280 Park Avenue Pari Passu Companion Loan, 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan, the 500 Sansome Office Junior Companion Loan or any CBA B-Note Companion Loan, as applicable, will be available to cover payments and/or reimbursements associated with the 280 Park Avenue Mortgage Loan, 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan, the 500 Sansome Office Mortgage Loan or the related CBA A-Note Mortgage Loan, as applicable, only to the extent described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan," "--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan," "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan," "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" or "--The CBA A/B Loan Pairs" in this prospectus supplement.

FLOATING RATE ACCOUNT

     The certificate administrator, on behalf of the trust, will be required to establish and maintain an account (which may be a sub-account of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold funds pending their distribution on the class A-4FL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the floating rate account may be held in cash or, at the certificate administrator's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the floating rate account will be paid to the certificate administrator as additional compensation.

     DEPOSITS. The certificate administrator will deposit into the floating rate account:

     - all payments received from the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement; and

     -    all amounts allocable to the class A-4FL REMIC II regular interest.

     The certificate administrator will be required to deposit in the floating rate account the amount of any losses of principal or interest arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account.

     WITHDRAWALS. The certificate administrator may from time to time make withdrawals from the floating rate account for any of the following purposes and in the following priority:

     1. provided no payment event of default is outstanding under the swap agreement, to make regularly scheduled payments to the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement;

     2. to make distributions to the class A-4FL certificateholders in respect of each distribution date as described under "--Distributions--Distributions on the Class A-4FL Certificates" below;

     3. to pay itself interest and other investment income earned on funds held in the floating rate account; and

     4. to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

     In the event that the certificate administrator undertakes any action to enforce the rights of the trust under the swap agreement, any amounts owing to the certificate administrator in respect of any losses, liabilities or expenses will not be payable from the trust fund.

     For any distribution date, the "Class A-4FL Available Funds" will equal the sum of:

     - the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Static Prepayment Premiums, on or in respect of the class A-4FL REMIC II regular interest with respect to that distribution date; plus

     - the amounts, if any, received from the swap counterparty pursuant to the swap agreement for such distribution date; minus

     - the regularly scheduled amounts, if any, required to be paid to the swap counterparty pursuant to the swap agreement for such distribution date.

     The Class A-4FL Available Funds will be distributable on the class A-4FL certificates as described under "--Distributions--Distributions on the Class A-4FL Certificates" below.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account or subaccount in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year (unless, in either case, the related distribution date is the final distribution date), the certificate administrator will, on or before the distribution date in that month (unless, in either case, such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate (or, in the case of a residential cooperative mortgage loan that was sold to us by NCB, FSB, the related Net Mortgage Interest Rate minus 0.10% per annum) on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year (or February if the related distribution date is the final distribution date), the certificate administrator will, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the certificate administrator's interest reserve account may be held in cash or, at the risk of the certificate administrator, invested in Permitted Investments. Subject to the limitations in the series 2006-C4 pooling and servicing agreement, any interest or other income earned on funds in the interest reserve account may be withdrawn from the interest reserve account and paid to the certificate administrator as additional compensation.

     The certificate administrator will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

     FEES AND EXPENSES. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

             TYPE/RECIPIENT                                AMOUNT                         FREQUENCY             SOURCE OF FUNDS
----------------------------------------    ------------------------------------    ---------------------   ------------------------
Servicing Fee / Master Servicers            the Stated Principal Balance of each    monthly                 interest payments on
                                            Mortgage Loan multiplied by the                                 related loan
                                            Servicing Fee Rate (such fee is
                                            calculated using the same interest
                                            accrual basis of such mortgage loan)

Additional Servicing Compensation /         - all late payment fees and net         time to time            the related fee
  Master Servicers                            default interest (other than on
                                              specially serviced mortgage loans)
                                              not used to pay interest on
                                              Advances

                                            - loan modification and extension       time to time            the related fee
                                              fees as set forth in the series
                                              2006-C4 pooling and servicing
                                              agreement, 50% of assumption fees
                                              on non-specially serviced mortgage
                                              loans

                                            - all investment income earned on       monthly                 investment income
                                              amounts on deposit in the
                                              Collection Account and certain
                                              Reserve Accounts

                                            - all prepayment interest excesses      monthly                 interest payments made
                                                                                                            by the related borrower
                                                                                                            intended to cover
                                                                                                            interest on the
                                                                                                            prepayment with respect
                                                                                                            to the related loan
                                                                                                            during the period from
                                                                                                            and after the related
                                                                                                            due date

Special Servicing Fee /                     the Stated Principal Balance of each    monthly                 general collections
  Special Servicers                         specially serviced mortgage loan
                                            multiplied by the Special Servicing
                                            Fee Rate (such fee is calculated
                                            using the same interest accrual
                                            basis of such mortgage loan)

Workout Fee / Special Servicers             1.00% of each collection of             monthly                 the related collections
                                            principal and interest on each                                  of principal and
                                            Corrected Mortgage Loan                                         interest

Liquidation Fee / Special Servicers         1.00% of each recovery of               upon receipt of         the related Liquidation
                                            Liquidation Proceeds, except as         Liquidation Proceeds    Proceeds
                                            specified under "The Series 2006-C4
                                            Pooling and Servicing
                                            Agreement--Servicing and Other
                                            Compensation and Payment of
                                            Expenses"

Additional Special Servicing                - all late payment fees and net         from time to time       the related fee/
  Compensation / Special Servicers            default interest (on specially                                investment income
                                              serviced mortgage loans) not used
                                              to pay interest on Advances

                                            - loan modification and extension       from time to time
                                              fees as set forth in the series
                                              2006-C4 pooling and servicing
                                              agreement, 50% of assumption fees
                                              on non-specially serviced mortgage
                                              loans and 100% of such fees on
                                              specially serviced mortgage loans

                                            - all investment income received on     from time to time
                                              funds in any REO Account

             TYPE/RECIPIENT                                AMOUNT                         FREQUENCY             SOURCE OF FUNDS
----------------------------------------    ------------------------------------    ---------------------   ------------------------
Trustee Fee / Trustee and Certificate       the trustee fee rate multiplied by      monthly                 general collections
  Administrator                             the Stated Principal Balance of the
                                            Mortgage Loans (such fee is
                                            calculated using the same interest
                                            accrual basis of each mortgage loan)

Expenses

Servicing Advances / Master Servicer,       to the extent of funds available,       time to time            collections on the
  Special Servicer and Trustee              the amount of any Servicing Advances                            related loan, or if not
                                                                                                            recoverable, from all
                                                                                                            collections on all loans

Interest on Servicing Advances / Master     at Prime Rate                           when Advance is         first from default
  Servicer, Special Servicer and Trustee                                            reimbursed              interest/late payment
                                                                                                            fees, then from general
                                                                                                            collections

P&I Advances / Master Servicer and          to the extent of funds available,       time to time            collections on the
  Trustee                                   the amount of any P&I Advances                                  related loan, or if not
                                                                                                            recoverable, from all
                                                                                                            collections on all loans

Interest on P&I Advances /                  at Prime Rate                           when Advance is         first from default
   Master Servicer and Trustee                                                      reimbursed              interest/late payment
                                                                                                            fees, then from general
                                                                                                            collections

Indemnification Expenses / Trustee,         amounts for which the trustee, the                              general collections
  Certificate Administrator, Master         certificate administrator, the
  Servicer and Special Servicer             master servicer and the special
                                            servicer are entitled to
                                            indemnification

DISTRIBUTIONS

     GENERAL. For purposes of allocating payments on the respective classes of the series 2006-C4 certificates, the underlying mortgage loans will be divided into:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in part or in whole by property types other than multifamily and manufactured housing together with 35 mortgage loan that are secured in whole or in part by multifamily properties and one (1) mortgage loan that is secured by one mixed use property that has a multifamily component. Loan group no. 1 will consist of 268 mortgage loans, with an initial loan group no. 1 balance of $3,560,811,505, representing approximately 83.3% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but 35 of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, and one (1) mixed use property that has a multifamily component. Loan group no. 2 will consist of 92 mortgage loans, with an initial loan group no. 2 balance of $712,280,448, representing approximately 16.7% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     On each distribution date, the certificate administrator will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2006-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2006-C4 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2006-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     DISTRIBUTIONS ON THE CLASS A-4FL REMIC II REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-4FL REMIC II regular interest will be deposited into the floating rate account pending distribution thereof to the class A-4FL certificateholders and/or the swap counterparty. In addition, for so long as the swap agreement relating to the class A-4FL certificates remains in effect and there is no continuing Swap Default, amounts described in this prospectus supplement as being distributable on or allocable to the class A-4FL REMIC II regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the distribution account and transferred to the floating rate account on, the business day preceding the subject distribution date.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2006-C4 certificates, except for the R and V classes, and the class A-4FL REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the series 2006-C4 certificates and with respect to the class A-4FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-4FL certificates, for so long as the swap agreement is in effect and no continuing Swap Default exists, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days); PROVIDED that no interest will accrue with respect to the class A-SP certificates following the August 2013 interest accrual period.

except that if (a) the total amount of interest distributions with respect to the class A-4FL REMIC II regular interest for any distribution date is less than
(b) 1/12th of the product of (i) 5.4680% per annum multiplied by (ii) the total principal balance of the class A-4FL REMIC II regular interest as of the last day of the calendar month immediately preceding that distribution date, then such reduction in interest to the class A-4FL REMIC II regular interest will result in a proportionate reduction to the amount of interest distributable on the class A-4FL certificates. In this regard, the class A-4FL REMIC II regular interest will accrue interest at a fixed rate and the class A-4FL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof.

     On each distribution date, subject to the Standard Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and with respect to the class A-4FL REMIC II regular interest will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C4 certificates.

     If the holders of any interest-bearing class of the series 2006-C4 certificates (exclusive of the class A-4FL certificates) or the class A-4FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Standard Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2006-C4 certificates

(other than the class A-Y certificates and class A-4FL certificates) or the class A-4FL REMIC II regular interest will equal the product of:

          1. the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class A-Y certificates in accordance with the next paragraph), multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2006-C4 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-4FL REMIC II regular interest and all of the interest-bearing classes of the series 2006-C4 certificates (other than the class A-4FL certificates and class A-Y certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-4FL certificates, if the swap agreement is in effect and there is no continuing Swap Default, any such shortfalls allocated to the class A-4FL REMIC II regular interest will result in the interest distributable on the class A-4FL certificates being reduced on a proportionate basis, or, if there is no swap agreement in effect or if there is a continuing Swap Default, a dollar-for-dollar basis.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class A-Y certificates will equal the sum of the products obtained by multiplying, in the case of each residential cooperative mortgage loan in the issuing entity that was sold to us by NCB, FSB that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

     - the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such residential cooperative mortgage loan (after reduction for any Compensating Interest or Prepayment Interest Excess remitted by the applicable master servicer of the residential cooperative mortgage loans sold to us by NCB, FSB to offset Prepayment Interest Shortfalls with respect to such collection period), multiplied by

     - a fraction, the numerator of which is 0.10%, and the denominator of which is the Net Mortgage Interest Rate for such residential cooperative mortgage loan.

     Distributions of interest on the class A-Y certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the issuing entity that is other than a residential cooperative mortgage loan in the issuing entity that was sold to us by NCB, FSB.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2006-C4 certificates for the initial interest accrual period is shown in the table on page S-6. However, the initial pass-through rates shown in the table on page S-6 with respect to the class A-X, A-SP and K certificates are each approximate.

     The pass-through rates applicable to the class A-1, A-2, A-AB, A-3, A-1-A and A-M certificates and the class A-4FL REMIC II regular interest for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

     The pass-through rate applicable to the class K certificates for each interest accrual period will equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class A-J, B, C, D, E, F, G, H, J, L, M, N, O, P, Q and S certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2006-C4 certificates for the initial interest accrual period shown on page S-6, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The class A-4FL REMIC II regular interest will accrue interest at a pass-through rate equal to 5.4680% per annum.

     For so long as the swap agreement is in effect, the pass-through rate applicable to the class A-4FL certificates for each interest accrual period will equal LIBOR + 0.1800% per annum. However, the pass-through rate with respect to the class A-4FL certificates may be effectively reduced in proportion to any shortfalls allocated to the class A-4FL REMIC II regular interest. In addition, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the pass-through rate applicable to the class A-4FL certificates will convert to a per annum rate equal to the pass-through rate on the class A-4FL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-4FL certificates will convert to those of the class A-4FL REMIC II regular interest. See "--Distributions on the Class A-4FL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-4FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the swap counterparty to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of any four major reference banks in the London interbank market selected by the swap counterparty to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to such interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

     The "LIBOR Determination Date" for the class A-4FL certificates is (i) with respect to the initial interest accrual period, September 26, 2006, and (ii) with respect to each interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or all or a designated portion of the total principal balance of the class A-4FL REMIC II regular interest. In general, the total principal balance of each class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest will constitute a separate component of the total notional amount of the class A-X certificates; PROVIDED that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C4 principal balance certificates or of the class A-4FL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2013 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage

          Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D hereto with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D hereto with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or the class A-4FL REMIC II regular interest.

     For purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the August 2013 interest accrual period, the total principal balance of each class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates), as well as the total principal balance of the class A-4FL REMIC II regular interest, will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C4 principal balance certificates whose principal balance makes up such component (or, alternatively, if applicable, for the class A-4FL REMIC II regular interest).

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the August 2013 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relatives sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of any class series of 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest. If the entire total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or of the class A-4FL REMIC II regular interest is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2006-C4 principal balance certificates or of the class A-4FL REMIC II regular interest will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the August 2013 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D hereto with respect to the related distribution date and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C4 principal balance certificates (or, alternatively, if applicable, for the class A-4FL REMIC II regular interest) whose total principal balance, or a designated portion thereof, comprises such component.

     Following the August 2013 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the September 2013 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the issuing entity that were sold to us by NCB, FSB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto);

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the third preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets); and

     - in the case of the class A-4FL REMIC II regular interest, an amount (not to exceed the total principal balance of the class A-4FL REMIC II regular interest outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-AB and A-3 certificates and the class A-4FL REMIC II regular interest is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Standard Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-AB and A-3 certificates and the class A-4FL REMIC II regular interest to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1-A classes and the class A-4FL REMIC II regular interest are outstanding at that time, distributions of principal on the A-1, A-2, A-AB, A-3 and/or A-1-A classes and the class A-4FL REMIC II regular interest, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2006-C4 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2006-C4 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                    ORDER OF ALLOCATION                 CLASS
                    -------------------        ------------------------
                            1st                          A-M
                            2nd                          A-J
                            3rd                           B
                            4th                           C
                            5th                           D
                            6th                           E
                            7th                           F
                            8th                           G
                            9th                           H
                            10th                          J
                            11th                          K
                            12th                          L
                            13th                          M
                            14th                          N

                            15th                          O
                            16th                          P
                            17th                          Q
                            18th                          S

     In no event will the holders of any class of series 2006-C4 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2006-C4 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If any master servicer or the trustee is reimbursed out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the Class A-AB Certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the Class A-1-A, Class A-1 and Class A-2 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero, and once the total principal balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in July 2011 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 certificates will have been reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below, the total principal balance of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or the class A-4FL REMIC II regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or the class A-4FL REMIC II regular interest, then, subject to the Standard Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) or the class A-4FL REMIC II regular interest, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the certificate administrator will apply the Standard Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Standard Available P&I Funds:

      ORDER OF            RECIPIENT
    DISTRIBUTION       CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
--------------------   -----------------   -----------------------------------------------------------------------------------
        1st            A-1, A-2, A-AB,     From the portion of the Standard Available P&I Funds attributable to the underlying
                       A-3 and A-4FL*      mortgage loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                            A-1-A*         From the portion of the Standard Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                          A-X, A-SP        From the entire Standard Available P&I Funds, interest up to the total interest
                           and A-Y*        distributable on those classes, PRO RATA based on the respective interest entitlements of those classes without regard to loan groups

        2nd               A-1, A-2,        Principal up to the portion of the Total Principal Distribution Amount that is
                        A-AB, A-3 and      attributable to loan group no. 1 (and, if the class A-1-A certificates are retired,
                           A-4FL**         any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2), to class A-AB until the balance thereof has been reduced to the targeted principal balance set forth for the subject distribution date on Exhibit E hereto and then to the class A-1, A-2, A-AB and A-3 certificates and the class
                                           A-4FL REMIC II regular interest, in that order, in each case until the total principal balance of that class has been reduced to zero

                           A-1-A**         Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-4FL REMIC II regular interest is retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

        3rd                A-1, A-2,       Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA
                         A-4FL, A-AB,

----------
* If the portion of the Standard Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-AB, A-3, A-1-A, A-X, A-SP and A-Y classes and the class A-4FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Standard Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest are described above under "Distributions--Principal Distributions."

                            A-3 and
                             A-1-A         based on the respective loss reimbursement amounts for those classes

        4th                  A-M           Interest up to the total interest distributable on that class

        5th                  A-M           Principal up to the total principal distributable on that class

        6th                  A-M           Reimbursement up to the loss reimbursement amount for that class

        7th                  A-J           Interest up to the total interest distributable on that class

        8th                  A-J           Principal up to the total principal distributable on that class

        9th                  A-J           Reimbursement up to the loss reimbursement amount for that class

        10th                  B            Interest up to the total interest distributable on that class

        11th                  B            Principal up to the total principal distributable on that class

        12th                  B            Reimbursement up to the loss reimbursement amount for that class

        13th                  C            Interest up to the total interest distributable on that class

        14th                  C            Principal up to the total principal distributable on that class

        15th                  C            Reimbursement up to the loss reimbursement amount for that class

        16th                  D            Interest up to the total interest distributable on that class

        17th                  D            Principal up to the total principal distributable on that class

        18th                  D            Reimbursement up to the loss reimbursement amount for that class

        19th                  E            Interest up to the total interest distributable on that class

        20th                  E            Principal up to the total principal distributable on that class

        21st                  E            Reimbursement up to the loss reimbursement amount for that class

        22nd                  F            Interest up to the total interest distributable on that class

        23rd                  F            Principal up to the total principal distributable on that class

        24th                  F            Reimbursement up to the loss reimbursement amount for that class

        25th                  G            Interest up to the total interest distributable on that class

        26th                  G            Principal up to the total principal distributable on that class

        27th                  G            Reimbursement up to the loss reimbursement amount for that class

        28th                  H            Interest up to the total interest distributable on that class

        29th                  H            Principal up to the total principal distributable on that class

        30th                  H            Reimbursement up to the loss reimbursement amount for that class

        31st                  J            Interest up to the total interest distributable on that class

        32nd                  J            Principal up to the total principal distributable on that class

        33rd                  J            Reimbursement up to the loss reimbursement amount for that class

        34th                  K            Interest up to the total interest distributable on that class

        35th                  K            Principal up to the total principal distributable on that class

        36th                  K            Reimbursement up to the loss reimbursement amount for that class

        37th                  L            Interest up to the total interest distributable on that class

        38th                  L            Principal up to the total principal distributable on that class

        39th                  L            Reimbursement up to the loss reimbursement amount for that class

        40th                  M            Interest up to the total interest distributable on that class

        41st                  M            Principal up to the total principal distributable on that class

        42nd                  M            Reimbursement up to the loss reimbursement amount for that class

        43rd                  N            Interest up to the total interest distributable on that class

        44th                  N            Principal up to the total principal distributable on that class

        45th                  N            Reimbursement up to the loss reimbursement amount for that class

        46th                  O            Interest up to the total interest distributable on that class

        47th                  O            Principal up to the total principal distributable on that class

        48th                  O            Reimbursement up to the loss reimbursement amount for that class

        49th                  P            Interest up to the total interest distributable on that class

        50th                  P            Principal up to the total principal distributable on that class

        51st                  P            Reimbursement up to the loss reimbursement amount for that class

        52nd                  Q            Interest up to the total interest distributable on that class

        53rd                  Q            Principal up to the total principal distributable on that class

        54th                  Q            Reimbursement up to the loss reimbursement amount for that class

        55th                  S            Interest up to the total interest distributable on that class

        56th                  S            Principal up to the total principal distributable on that class

        57th                  S            Reimbursement up to the loss reimbursement amount for that class

        58th                  R            Any remaining portion of the Standard Available P&I Funds

     SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation (except that class A-J is subordinate to class A-M). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation (except that class A-J is subordinate to class A-M), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional issuing entity expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated PRO RATA to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation (except that class A-M is senior to class A-J), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the certificate administrator will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-4FL REMIC II regular interest that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C4 principal balance certificates (other than the class A-4FL certificates) or the class A-4FL REMIC II regular interest for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C4 principal balance certificates (other than the class A-4FL certificates) or the class A-4FL REMIC II regular interest, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

          1. for each of the first 12 distribution dates, if the class A-SP certificates are then outstanding, 11.00% of such amount to the holders of the class A-SP certificates and 89.00% of such amount to the holders of the class A-X certificates;

          2. for the next 12 distribution dates, if the class A-SP certificates are then outstanding, 4.00% to the holders of the class A-SP certificates and 96.00% to the holders of the class A-X certificates; and

          3.   otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     For so long as the swap agreement relating to the class A-4FL certificates remains in effect and no Swap Default exists, all Yield Maintenance Charges allocated to the class A-4FL REMIC II regular interest will be payable to the swap counterparty.

     Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative mortgage loan included in the issuing entity that was sold to us by NCB, FSB, then the amount distributable in accordance with the preceding paragraphs will equal the amount of the Yield Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Interest Rate for such mortgage loan minus 0.10% per annum, without regard to any Yield Maintenance Minimum Amount, and the remaining portion of the Yield Maintenance Charge actually collected will be distributed to the holders of the Class A-Y certificates.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the certificate administrator will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-4FL REMIC II regular interest that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C4 principal balance certificates (other than the class A-4FL certificates) or the class A-4FL REMIC II regular interest for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C4 principal balance certificates (other than the class A-4FL certificates) or the class A-4FL REMIC II regular interest on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate.

     For so long as the swap agreement relating to the class A-4FL certificates remains in effect and no Swap Default exists, all Static Prepayment Premiums allocated to the class A-4FL REMIC II regular interest will be payable to the swap counterparty.

     Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative mortgage loan included in the issuing entity that was sold to us by NCB, FSB, then the amount distributable in accordance with the preceding paragraphs will equal 50% of the amount of that Static Prepayment Premium, and the remaining portion of that Static Prepayment Premium will be distributed to the holders of the class A-Y certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2006-C4 certificates.

     As described under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2006-C4 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we, any of the sponsors, the master servicers, the special servicers, nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS ON THE CLASS A-4FL CERTIFICATES. On each distribution date, for so long as the total principal balance of the class A-4FL certificates has not been reduced to zero, the certificate administrator, on behalf of the trust, is required to apply amounts on deposit in the floating rate account to the extent of the Class A-4FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges or Static Prepayment Premiums), in the following order of priority:

     - FIRST, to make distributions of interest to the holders of the class A-4FL certificates, up to an amount equal to the Class A-4FL Interest Distribution Amount for the subject distribution date;

     - SECOND, to make distributions of principal to the holders of the class A-4FL certificates, up to the Class A-4FL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     - THIRD, to reimburse the holders of the class A-4FL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     For so long as the swap agreement is in effect and no Swap Default exists, the "Class A-4FL Interest Distribution Amount" with respect to any distribution date will generally be equal to (1) all interest accrued on an actual/360 basis during the related interest accrual period at LIBOR + 0.1800% on the total principal balance of such class (or regular interest) on the last day of the calendar month immediately preceding the subject distribution date, reduced by
(2) the product of (x) the excess, if any, of (i) 1/12th of the product of (A) 5.4680% and (B) the total principal balance of the class A-4FL certificates on the last day of the calendar month immediately preceding the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-4FL REMIC II regular interest on deposit in the floating rate account for that distribution date, and (y) a fraction, the numerator of which is equal to the product of (i) LIBOR plus 0.1800%, multiplied by (ii) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the denominator of which is 1/12th of the product of (i) 5.4680%, multiplied by (ii) the notional amount of the swap agreement for that distribution date. In addition, for so long as the swap agreement is in effect and no Swap Default exists, the Class A-4FL Interest Distribution Amount for any distribution date will be adjusted upward to include: (a) to the extent not otherwise required to be paid to the swap counterparty to cover prior payment shortfalls from the trust to the swap counterparty, the excess, if any, of (i) the amount of interest distributions allocable to the class A-4FL REMIC II regular interest on the subject distribution date, over (ii) 1/12th of the product of (A) 5.4680%, multiplied by (B) the notional amount of the swap agreement for the subject distribution date; and (b) any payments by the swap counterparty to cover prior payment shortfalls from the swap counterparty to the trust that are in excess of the Class A-4FL Interest Distribution Amount described in the prior sentence. See "Description of the Swap Agreement" in this prospectus supplement. Notwithstanding the foregoing, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the "Class A-4FL Interest Distribution Amount" with respect to any distribution date will be the sum of (i) the amount of interest distributions with respect to the class A-4FL REMIC II regular interest on such distribution date pursuant to the priority of distributions and (ii) any termination payment received from a swap counterparty (which will be paid in one payment).

     With respect to any distribution date, the "Class A-4FL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-4FL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement is in effect and no Swap Default exists, all Yield Maintenance Charges and Static Prepayment Premiums allocable to the class A-4FL REMIC II regular interest will be payable to the swap counterparty. However, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all Yield Maintenance Charges and Static Prepayment Premiums allocable to the class A-4FL REMIC II regular interest will be payable to the class A-4FL certificateholders.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the applicable special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - distributions on the series 2006-C4 certificates and/or the class A-4FL REMIC II regular interest,

     - allocations of Realized Losses and Additional Issuing Entity Expenses to the series 2006-C4 certificates and/or the class A-4FL REMIC II regular interest, and

     - the amount of all fees payable to the applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the series 2006-C4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL ISSUING ENTITY EXPENSES

     As a result of Realized Losses and Additional Issuing Entity Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C4 principal balance certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest. If this occurs following the distributions made to the 2006-C4 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C4 certificates (or, as regards the reference to "A-4FL," the total principal balance of the class A-4FL REMIC II regular interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-C4 certificates and the class A-4FL REMIC II regular interest equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following the subject distribution date; PROVIDED that total Stated Principal Balance of the mortgage pool will be increased, for this purpose only, by amounts of principal attributable to the mortgage pool previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

             ORDER OF ALLOCATION                 CLASS
             -------------------          ---------------------
                     1st                           S
                     2nd                           Q
                     3rd                           P
                     4th                           O
                     5th                           N
                     6th                           M
                     7th                           L
                     8th                           K
                     9th                           J
                     10th                          H
                     11th                          G
                     12th                          F
                     13th                          E
                     14th                          D
                     15th                          C
                     16th                          B
                     17th                         A-J
                     18th                         A-M
                     19th                 A-1, A-2, A-AB, A-3,
                                            A-4FL and A-1-A*

----------
               * PRO RATA based on the respective total principal balances of the subject classes.

     The reference in the foregoing table to "A-4FL" means the class A-4FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-4FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-4FL certificates.

     The above-described reductions in the total principal balances of the respective classes of the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Issuing Entity Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

     - all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Issuing Entity Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to a special servicer;

     - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

     - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1. any reimbursements and indemnifications to the trustee or the certificate administrator and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2006-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicers, the special servicers, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2006-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
               Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-C4 pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series

          2006-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan held by the issuing entity are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Issuing Entity Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Issuing Entity Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Also, any reduction in advances with respect to the 280 Park Avenue Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire 280 Park Avenue Total Loan that is allocable to the 280 Park Avenue Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the 280 Park Avenue Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount PRO RATA to the 280 Park Avenue Pari Passu Companion Loan and to the 280 Park Avenue Mortgage Loan.

     Also, any reduction in advances with respect to the 828-850 Madison Avenue Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire 828-850 Madison Avenue Total Loan that is allocable to the 828-850 Madison Avenue Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the 828-850 Madison Avenue Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the 828-850 Madison Avenue Junior Companion Loan, and THEN, to the 828-850 Madison Avenue Mortgage Loan.

     Also, any reduction in advances with respect to the 3434 North Washington Boulevard Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire 3434 North Washington Boulevard Total Loan that is allocable to the 3434 North Washington Boulevard

Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the 3434 North Washington Boulevard Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the 3434 North Washington Boulevard Junior Companion Loan, and THEN, to the 3434 North Washington Boulevard Mortgage Loan.

     Also, any reduction in advances with respect to the 500 Sansome Office Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire 500 Sansome Office Total Loan that is allocable to the 500 Sansome Office Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the 500 Sansome Office Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the 500 Sansome Office Junior Companion Loan, and THEN, to the 500 Sansome Office Mortgage Loan.

     However, there will be no such reduction in any advance for delinquent monthly debt service payments due to an Appraisal Reduction Event at any time after the total principal balance of all classes of series 2006-C4 principal balance certificates (other than the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest) have been reduced to zero.

     Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C4 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-C4 certificates on the related distribution date. Neither the servicers nor the trustee are required to make any monthly debt service advances with respect to any Companion Loan.

     If any master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2006-C4 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C4 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2006-C4 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C4 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2006-C4 certificateholders to the detriment of other classes of 2006-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C4 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C4 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2006-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, FIRST, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and THEN out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     CERTIFICATE ADMINISTRATOR REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2006-C4 certificate and the swap counterparty, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The certificate administrator's reporting statement will detail the distributions on the series 2006-C4 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

          (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Static Prepayment Premiums or Yield Maintenance Charges;

          (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

          (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                   (A)  delinquent 30 to 59 days,

                   (B)  delinquent 60 to 89 days,

                   (C)  delinquent 90 days or more,

                   (D) as to which foreclosure proceedings have been commenced, or

                   (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

          (vi)     as of the related determination date:

                   (A) as to any REO Property sold during the related collection period, the date of the related determination by the applicable special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                   (B) the aggregate amount of other revenues collected by the applicable special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

          (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

          (viii) the aggregate amount of principal prepayments made during the related collection period;

          (ix) the pass-through rate applicable to each class of certificates for such distribution date;

          (x) the aggregate amount of servicing fees paid to the applicable master servicer and the special servicer and the holders of the rights to excess servicing fees;

          (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

          (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the applicable master servicer in respect of the non-specially serviced mortgage loans;

          (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

          (xiv) the amount on deposit in certain accounts established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

          (xv)     the record date for such distribution date;

          (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

          (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

          (xviii) material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

          (xix) such other information and in such form as will be specified in the pooling and servicing agreement.

     (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     Each master servicer will be required to provide the standard CMSA investor reporting package to the certificate administrator on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, none of the master servicers are required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in December 2006; PROVIDED, that no master servicer nor any special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by a master servicer.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder; PROVIDED that you deliver a written certification to the certificate administrator in the form attached to the series 2006-C4 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the certificate administrator's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee, the certificate administrator and the certificate registrar are required to recognize as series 2006-C4 certificateholders only those persons in whose names the series 2006-C4 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The certificate administrator will make the certificate administrator's reports available each month via the certificate administrator's internet website. In addition, the certificate administrator will also make this prospectus supplement, the accompanying prospectus, the series 2006-C4 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the certificate administrator's internet website in accordance with the terms and provisions of the series 2006-C4 pooling and servicing agreement. In addition, the certificate administrator will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust with the SEC by means of the EDGAR System. The certificate administrator's internet website will initially be located at "http://www.etrustee.net." For assistance with the certificate administrator's internet website certificateholders may call (312) 904-5444.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The certificate administrator will not be liable for the dissemination of information made by it in accordance with the series 2006-C4 pooling and servicing agreement.

     OTHER INFORMATION. The series 2006-C4 pooling and servicing agreement will obligate the certificate administrator (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the applicable master servicer or special servicer, as applicable and, in the case of the items listed in the eighth bullet point below, the trustee) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the series 2006-C4 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C4 pooling and servicing agreement;

     - all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2006-C4 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the certificate administrator by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the certificate administrator with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer as described under "The Series 2006-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the applicable master servicer or the applicable special servicer;

     - the most recent quarterly and annual operating statement and rent roll (for all mortgaged real properties other than residential cooperative properties) for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer as described under "The Series 2006-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the certificate administrator, trustee, applicable master servicer or applicable special servicer upon request. However, the trustee, certificate administrator, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, certificate administrator, master servicer or special servicer may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the certificate administrator, the master servicer and the special servicer; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the certificate administrator, the master servicer and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2006-C4 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-AB, A-3, A-4FL, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
          O, P, Q and S certificates, in proportion to the respective total principal balances of those classes);

     - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2006-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Issuing Entity Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class A-J certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on that class of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     For so long as the swap agreement is in effect and no Swap Default exists, the pass-through rate on the class A-4FL certificates will be based on LIBOR, and therefore the yield on the class A-4FL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-4FL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     In addition, because interest payments on the class A-4FL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-4FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay downs of loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2006-C4 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-AB and A-3 certificates and the class A-4FL REMIC II regular interest in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-4FL REMIC II regular interest has been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes entitled to principal, sequentially in the following order: class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2 and A-1-A certificates were outstanding.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the applicable master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2006-C4 certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates and the class A-4FL REMIC II regular interest will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2006-C4 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September 28, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates and the class A-4FL REMIC II regular interest (allocated among those classes and the class A-4FL REMIC II regular interest as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO rata basis among the respective classes of series 2006-C4 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On or before the date of initial issuance of the offered certificates, the certificate administrator, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-4FL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-4FL certificates (which corresponds to the initial principal balance of the class A-4FL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-4FL REMIC II regular interest (and, correspondingly, the class A-4FL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-4FL certificates, (ii) the date on which the notional amount of the swap agreement is reduced to zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is exercised and (iv) the date on which the termination of the trust fund occurs. The swap counterparty may make an upfront payment to the depositor in connection with the execution of the swap agreement.

     The Significance Percentage with respect to the interest rate swap payments under the swap agreement is less than 10%. As used in the preceding sentence, "Significance Percentage" refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the class A 4FL certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in the depositor's internal risk management process in respect of similar instruments.

     It may also be an "additional termination event" under the swap agreement if it is determined at any time that the depositor, acting on behalf of the issuing entity, is required, for purposes of compliance with Item 1115(b)(1) or
(b)(2) of Regulation AB (17 C.F.R. 229) ("Regulation AB"), to disclose any financial data relating to the swap counterparty. If such determination is made, the swap counterparty will be required, at its own expense, to (a) provide to the Depositor the required financial data, (b) select a successor swap counterparty who will provide the required financial data or (c) obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the swap counterparty does not comply with the immediately preceding sentence, then it will be an "additional termination event" and the swap counterparty may be required to make a termination payment under the swap agreement.

THE SWAP AGREEMENT

     The swap agreement will provide that, one business day prior to each distribution date, commencing in October 2006, (a) the trust will (subject to the discussion in the following two paragraphs) be obligated to pay to the swap counterparty (i) any Yield Maintenance Charges and Static Prepayment Premiums distributable in respect of the class A-4FL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) 5.4680% per annum, (subject to adjustment as discussed in the following two paragraphs), and (b) the swap counterparty will be obligated to pay to the certificate administrator, for the benefit of the class A-4FL certificateholders, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.1800% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360 (subject to adjustment as discussed in the following two paragraphs).

     If there is for any reason an interest shortfall with respect to the class A-4FL REMIC II regular interest, then the amount payable by the trust to the swap counterparty will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.4680%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-4FL REMIC II regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the trust will also be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient (the "Interest Rate Proportion") of (i) the product of (x) LIBOR plus 0.1800%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, and divided by (ii) 1/12th of the product of (i) 5.4680%, multiplied by (ii) the notional amount of the swap agreement for that distribution date.

     If the amount paid by the trust to the swap counterparty is reduced in respect of any distribution date as described in the preceding paragraph, and if in respect of any subsequent distribution date the amount of interest distributions with respect to the class A-4FL REMIC II regular interest on deposit in the floating rate account on that distribution date exceeds 1/12th of the product of (i) 5.4680%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i) each amount reimbursed to the swap counterparty for the current distribution date and (ii) the Interest Rate Proportion for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

     Payments by the certificate administrator to the swap counterparty and by the swap counterparty to the trust fund will be made on a net basis, and any such amounts paid to or retained by the trust will be available to make payments of interest to the class A-4FL certificateholders. The swap counterparty will serve as calculation agent under the swap agreement and will be responsible for determining LIBOR and for calculating payments due by the trust to the swap counterparty and by the swap counterparty to the trust.

     If at any time a Collateralization Event is in effect, the swap counterparty will be required to post collateral securing its obligations under the swap agreement, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies. If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty acceptable to the rating agencies and post collateral under the swap agreement securing its obligations. If the swap counterparty fails to (x) post acceptable collateral or find an acceptable replacement swap counterparty while a Rating Agency Trigger Event is in effect, (y) find an acceptable guarantor, find an acceptable replacement swap counterparty or post acceptable collateral while a Collateralization Event is in effect, or (z) make a payment to the certificate administrator required under the swap agreement, or if an early termination date is designated under the swap agreement in accordance with its terms, then the certificate administrator will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-4FL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and the pooling and servicing agreement, including terminating the swap agreement and using any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-4FL certificates.

     A "Collateralization Event" will be in effect if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "A-1" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A+" by S&P, or (D) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "F-1" by Fitch or (ii) if the swap counterparty does not have a short-term rating from Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A" by Fitch.

     A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty shall fail to satisfy the Swap Counterparty Ratings Threshold. "Swap Counterparty Ratings Threshold" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A2" (or "A1" if the swap counterparty does not have a short-term rating from Moody's) by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-1" by Moody's (and such rating is not on watch for possible downgrade) and (C) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB+" by Fitch and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "F-2" by Fitch.

     If the swap counterparty fails to make a payment to the trust required under the swap agreement (any such failure, a "Swap Default"), or if the swap agreement is terminated as a result of any other "event of default" or "termination event" described therein and a replacement swap counterparty is not found prior to the next distribution date, the class A-4FL certificate pass-through rate will convert to the pass-through rate on the class A-4FL REMIC II regular interest, which is a fixed rate equal to 5.4680% per annum. Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-4FL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-4FL REMIC II regular interest following a Swap Default (or if the swap agreement is terminated and a replacement swap counterparty is not found) will become permanent following the determination by either the certificate administrator or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-4FL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-4FL certificates. Any such Swap Default (or termination of the swap agreement without a replacement swap counterparty being found) and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-4FL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-4FL REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-4FL certificates if notice of the resulting change in payment terms of the class A-4FL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     The certificate administrator will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related interest payment on the class A-4FL REMIC II regular interest for such distribution date is actually received by the certificate administrator.

TERMINATION PAYMENTS

     To the extent that any payments are received from a replacement swap counterparty as a result of entering into a replacement transaction(s), such amounts will be used to pay any swap termination payments owing to the swap counterparty that is being replaced.

     If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed as one full payment to the holders of the class A-4FL certificates in one lump payment. Notwithstanding the foregoing, the certificate administrator will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-4FL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

THE SWAP COUNTERPARTY

     Credit Suisse International ("CSi") will be the swap counterparty under the swap agreement. CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International, and effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were a renaming only.

     CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     CSi has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by S&P and a senior debt rating of "Aa3" (stable outlook) by Moody's and a long-term rating of "AA-" (stable outlook) by Fitch, Inc.

     CSi is an affiliate of the depositor, Column Financial, Inc., which is one of the mortgage loan sellers, and Credit Suisse Securities (USA) LLC, which is one of the underwriters.

               THE SERIES 2006-C4 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2006-C4 certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of September 1, 2006, by and among us, as depositor, and the master servicers, the special servicers, the trustee and the certificate administrator. The swap counterparty will be a third-party beneficiary of the pooling and servicing agreement.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2006-C4 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The certificate administrator will provide a copy of the series 2006-C4 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the certificate administrator's discretion, payment of a reasonable fee for any expenses. The series 2006-C4 pooling and servicing agreement will also be made available by the certificate administrator on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2006-C4 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

     In the event the terms of an intercreditor agreement or co-lender agreement for an underlying mortgage loan are in conflict with the terms of the series 2006-C4 pooling and servicing agreement, notwithstanding anything contained in this prospectus supplement to the contrary, the terms of such intercreditor agreement or co-lender agreement will govern.

THE MASTER SERVICERS

     GENERAL. There will be two master servicers under the series 2006-C4 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial mortgage pool balance for which each of those master servicers is responsible.

                                                                           % OF INITIAL
                                                              NO. OF          MORTGAGE
                                 NAME                          LOANS        POOL BALANCE
                 -----------------------------------      --------------   --------------
                 KRECM..............................                 297             95.8%
                 NCB, FSB...........................                  63              4.2%

     Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it.

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

     KeyCorp Real Estate Capital Markets, Inc. (KRECM) will be a master servicer under the Pooling and Servicing Agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

     KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                            LOANS                             12/31/2003     12/31/2004     12/31/2005     3/31/2006
----------------------------------------------------------   ------------   ------------   ------------   ------------
By Approximate Number:                                              4,468          5,345         11,218         11,156
By Approximate Aggregate Principal Balance (in billions):    $     25.408   $     34.094   $     73.692   $     76.870

     Within this servicing portfolio are, as of December 31, 2005, approximately 9,147 loans with a total principal balance of approximately $55.9 billion that are included in approximately 108 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2005, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicers and the provisions of the series 2006-C4 pooling and servicing agreement are described in this prospectus supplement under "--Servicing Under the Series 2006-C4 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" and "--Modifications, Waivers, Amendments and Consents."

     The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C4 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the series 2006-C4 pooling and servicing agreement regarding the master servicers' removal, replacement, resignation or transfer are described in this prospectus supplement under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicers' liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "--Liability of the Servicers" and "--Certain Indemnities."

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "--Servicing Under the Series 2006-C4 Pooling and Servicing Agreement" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "--Collection Accounts" in this prospectus supplement within the time required by the series 2006-C4 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits.

                                 S&P             FITCH            MOODY'S
                              ---------        ---------         ---------
     Long-Term Deposits:          A               A                 A1
     Short-Term Deposits:        A-1              F1                P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2006-C4 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2006-C4 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2006-C4 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2006-C4 pooling and servicing agreement for assets of the same type included in the series 2006-C4 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

     KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the 2006-C4 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2006-C4 pooling and servicing agreement, as further described in this prospectus supplement under "--Servicing Under the Series 2006-C4 Pooling and Servicing Agreement." At the request of Column Financial, Inc., one of the mortgage loan sellers, KRECM intends to appoint five (5) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into agreements with two (2) firms to provide limited, non-cashiering servicing functions (such as annual inspections) on certain underlying mortgage loans.

     In addition, KRECM may from time to time perform some of its servicing obligations under the series 2006-C4 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the trust, the other master servicers, the special servicers, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank).

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2000-C4 pooling and servicing agreement, the series 2006-C4 certificates, the underlying mortgage loans or this prospectus supplement.

NCB, FSB

     NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB, one of the master servicers, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers, and has been servicing mortgage loans since 1980. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, National Consumer Cooperative Bank, have securitized over $4.6 billion of commercial and multifamily mortgage loans in 36 public securitization transactions. As of July 31, 2006, NCB, FSB was the master servicer of a portfolio of multifamily and commercial mortgage loans in agency and commercial mortgage-backed securities transactions in the United States totaling approximately $3.68 billion in aggregate outstanding principal balance. Since March 1, 2003, NCB, FSB has made $3,958,818 in servicing advances, of which $3,665,741 have been recovered.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in mortgaged-backed securities transactions in the United States from 2003 to 2005 in respect of which NCB, FSB has acted as master servicer:

                             (AMOUNTS EXPRESSED IN MILLIONS)
                             --------------------------------
                               2003        2004        2005
                             --------    --------    --------
               CMBS (US)     $  2,261    $  2,616    $  3,321

     NCB, FSB is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. NCB, FSB is on S&P's Select Servicer list as a U.S. Commercial Mortgage Servicer, and S&P has assigned to NCB, FSB the rating of ABOVE AVERAGE as a commercial mortgage servicer and a rating of AVERAGE as a commercial mortgage special servicer. Fitch has assigned to NCB, FSB the ratings of CMS2- as a master servicer, CPS1-as a primary servicer and CSS3 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history. NCB, FSB has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements and servicing standards. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to the special servicer in accordance with the applicable servicing agreements.

     No securitization transaction involving mortgage loans in which NCB, FSB was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of NCB, FSB as master servicer, including as a result of NCB, FSB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, updates transaction data and generates various account reports.

     NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. NCB, FSB may engage third-party vendors to provide certain support, expertise, legal counsel and/or technology. All of such third-party vendors are monitored in compliance with internal standards and procedures and applicable law. In addition, NCB, FSB maintains a staff and, from time to time, may engage third-party vendors, to collect and review insurance policies and/or certificates relating to the coverage required under the mortgage documents. To the extent NCB, FSB performs custodial functions as the master servicer, documents are maintained in a manner consistent with the Servicing Standard - General.

     The master servicers will, in general, be responsible for collecting payments on the underlying loans, making certain advances, maintaining collection and distribution accounts and certain insurance policies pursuant to the pooling and servicing agreement and in accordance with the Servicing Standard. As consideration for servicing the underlying mortgage loans, each master servicer will receive a master servicing fee on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest and for the same period of time as interest on such underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicer will also be entitled to additional servicing compensation in the form of borrower-paid fees as more particularly described herein. The master servicers will not have custody of the mortgage loan documents evidencing the underlying mortgage loans. Rather, the trustee will act as custodian of such mortgage loan documents. See "--The Trustee" below.

     The information provided in this prospectus supplement concerning KRECM and NCB, FSB has been provided by each, respectively.

     See "--Servicing and Other Compensation and Payment of Expenses," "--Modifications, Waivers, Amendments and Consents," "--Collection Accounts," "--Inspections; Collection of Operation Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

THE SPECIAL SERVICERS

LNR PARTNERS, INC.

     LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     - acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     -    investing in high-yielding real estate loans, and

     - investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C4 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 184 as of March 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of March 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 21,000 assets in the 50 states and in Europe with a then current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C4 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are
(i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by Moody's, S&P and Fitch, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C4 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C4 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C4 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C4 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicers, the trustee, the other special servicer or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

     LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

NATIONAL CONSUMER COOPERATIVE BANK

     If and when necessary, National Consumer Cooperative Bank ("NCCB"), a federally chartered corporation, will act as special servicer with respect to the underlying mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. NCCB's principal place of business is 1725 Eye Street, N.W., Washington, D.C. 20006.

     NCCB and its affiliates have been involved in servicing mortgage loans since 1980. As of July 31, 2006, NCCB was named the special servicer on 41 CMBS transactions encompassing 1,812 loans with a balance of $3.58 billion. The portfolios include office, retail, multifamily (including residential cooperative), hospitality, industrial and other types of income producing properties.

     NCCB and its affiliates rely on its people, processes and technology to effectively manage specially serviced assets under its administration. NCCB and its affiliates have a special servicer rating of "CSS3" from Fitch and "Average" from Standard and Poor's. With an average of 20 years of experience, NCCB's servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. NCCB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the owner.

     All actions to cure default are made in conjunction with the set terms and conditions as set forth in the loan documents and respective pooling and servicing agreement. NCCB and its affiliates have adopted policies, procedures and quality control measures in accordance with all applicable servicing agreements and servicing standards. These policies, procedures and quality control measures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event. NCCB and its affiliates have not engaged or plan to engage any third party servicers to perform on its behalf any of its duties with respect to series 2006-C4 securitization transaction.

     No securitization transaction involving mortgage loans in which NCCB and its affiliates were acting as special servicer has experienced an event of default as a result of any action or inaction of NCCB as special servicer, including as a result of NCCB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     The special servicers will, in general, be responsible for servicing and administering: (i) underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and (ii) any real estate acquired by the issuing entity upon foreclosure of a defaulted underlying mortgage loan.

     As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, the special servicers will receive a special servicing fee that will accrue at a rate of 0.25% per annum on the stated principal balance of that underlying mortgage loan. Such fee is calculated on the same basis as interest on such underlying mortgage loan and will generally be payable to the special servicers monthly from collections of interest on that mortgage loan. Additionally, the special servicers will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicers will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     See "--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Accounts," "--Realization Upon Mortgage Loans," "--Inspections; Collection of Operation Information," "--Certain Indemnities" and "--Amendments" in this prospectus supplement.

     The information provided in this prospectus supplement concerning each special servicer has been provided by it.

LIABILITY OF THE SERVICERS

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicers or the special servicers. In addition, the master servicers and the special servicers will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; PROVIDED, HOWEVER, that the master servicers and the special servicers will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicers and the special servicers will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement, the underlying mortgage loans or the certificates; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicers and special servicers also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

     If an event of default occurs and remains unremedied with respect to the master servicers or the special servicers under the pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, to terminate all of the obligations and rights of the master servicers or the special servicers, as applicable, under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C4 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicers or the special servicers, as applicable, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the master servicers or the special servicers, as applicable, under the pooling and servicing agreement.

     If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicers or such special servicers, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

     In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Issuing Entity Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause as described in the immediately succeeding paragraph) under the pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

     In addition, (i) the holders of greater than 51% of the percentage interests of the Series 2006-C4 Controlling Class, (ii) the 828-850 Madison Avenue Controlling Holder with respect to the 828-850 Madison Avenue Mortgage Loan, (iii) the 3434 North Washington Boulevard Controlling Holder with respect to the 3434 North Washington Boulevard Mortgage Loan and (iv) the 500 Sansome Office Controlling Holder with respect to the 500 Sansome Office Mortgage Loan will be entitled to remove, with or without cause, the applicable special servicer and appoint a successor special servicer rather than have the trustee act as that successor, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement and subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. If such removal is without cause, all costs of the issuing entity incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the Series 2006-C4 Controlling Class, the 828-850 Madison Avenue Controlling Holder, the 3434 North Washington Boulevard Controlling Holder or the 500 Sansome Office Controlling Holder, as applicable, that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement. Moreover, the terminated special servicer may be entitled to--

     - payment out of the collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If the master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or special servicer's, as the case may be, responsibilities and rights under the pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

THE CERTIFICATE ADMINISTRATOR

     LaSalle Bank National Association will be the paying agent under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 660 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of July 31, 2006 LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The depositor and servicer may maintain other banking relationships in the ordinary course of business with the paying agent. The paying agent's corporate paying agent office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - CSMC 2006-C4 or at such other address as the paying agent may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings.

     Using information set forth in this prospectus supplement, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the servicer, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the servicers.

     LaSalle Bank National Association and Column Financial, Inc. ("Column") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Column for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by Column to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

     Wells Fargo National Association ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2006-C4 pursuant to the pooling and servicing agreement. Wells Fargo is a national banking association and wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

     Wells Fargo has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo was acting as trustee on more than 270 series of commercial mortgage-backed securities with an aggregate principal balance of over $250 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     The trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the depositor, any master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, a master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the certificates.

     The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 2006-C4 certificateholders and pursuant the pooling and servicing agreement. Additionally, pursuant to the pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans and will be responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2006, Wells Fargo was acting as custodian of more than 25,000 commercial mortgage loan files. As consideration for performing these duties, Wells Fargo will receive a trustee fee of 0.0006% per annum on the stated principal balance of each underlying mortgage loan and a portion of such fee will be paid to the certificate administrator. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee and the Certificate Administrator" and "--Certain Indemnities" in this prospectus supplement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time the trustee ceases to be eligible to continue as the trustee under the pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee and the Certificate Administrator," and "--Certain Indemnities" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2006-C4 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2006-C4 POOLING AND SERVICING AGREEMENT

     GENERAL. Each master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the issuing entity for which it is responsible under the series 2006-C4 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2006-C4 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the issuing entity, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

     In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2006-C4 Directing Certificateholder, the 280 Park Avenue Pari Passu Companion Lender, the 828-850 Madison Avenue Junior Companion Lender, the 3434 North Washington Boulevard Junior Companion Lender, the 500 Sansome Office Junior Companion Lender and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2006-C4 pooling and servicing agreement or related intercreditor agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the issuing entity.

     Despite the foregoing, the series 2006-C4 pooling and servicing agreement will require the master servicers:

     - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the certificate administrator required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     None of the master servicers and special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-C4 pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan in the issuing entity to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of underlying mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

     280 PARK AVENUE PARI PASSU COMPANION LOAN. The 280 Park Avenue Pari Passu Companion Loan will NOT be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the 280 Park Avenue Pari Passu Companion Loan. The 280 Park Avenue Pari Passu Companion Loan will, however, be serviced under the series 2006-C4 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, and subject to the same servicing standard, as the 280 Park Avenue Mortgage Loan. The 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan are subject to the 280 Park Avenue Pari Passu Intercreditor Agreement.

     828-850 MADISON AVENUE JUNIOR COMPANION LOAN. The 828-850 Madison Avenue Junior Companion Loan will NOT be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" does not include the 828-850 Madison Avenue Junior Companion Loan. The 828-850 Madison Avenue Junior Companion Loan will, however, be serviced under the series 2006-C4 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, and subject to the same servicing standard, as the 828-850 Madison Avenue Mortgage Loan, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the 828-850 Madison Avenue Junior Companion Loan. The 828-850 Madison Avenue Mortgage Loan and the 828-850 Madison Avenue Junior Companion Loan are subject to the 828-850 Madison Avenue Agreement Among Noteholders.

     3434 NORTH WASHINGTON BOULEVARD. The 3434 North Washington Boulevard Junior Companion Loan will NOT be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" does not include the 3434 North Washington Boulevard Junior Companion Loan. The 3434 North Washington Boulevard Junior Companion Loan will, however, be serviced under the series 2006-C4 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, and subject to the same servicing standard, as the 3434 North Washington Boulevard Mortgage Loan, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the 3434 North Washington Boulevard Junior Companion Loan. The 3434 North Washington Boulevard Mortgage Loan and the 3434 North Washington Boulevard Junior Companion Loan are subject to the 3434 North Washington Boulevard Agreement Among Noteholders.

     500 SANSOME OFFICE. The 500 Sansome Office Junior Companion Loan will NOT be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" does not include the 500 Sansome Office Junior Companion Loan. The 500 Sansome Office Junior Companion Loan will, however, be serviced under the series 2006-C4 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, and subject to the same servicing standard, as the 500 Sansome Office Mortgage Loan, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the 500 Sansome Office Junior Companion Loan. The 500 Sansome Office Mortgage Loan and the 500 Sansome Office Boulevard Junior Companion Loan are subject to the 500 Sansome Office Agreement Among Noteholders.

     CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2006-C4 pooling and servicing agreement by the applicable master servicer or special servicer if a CBA A/B Material Default with respect to that loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate (inclusive of any primary servicing fee rate) that on a loan-by-loan basis ranges from 0.02% per annum to 0.12% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.03% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The applicable master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the applicable master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees. A primary servicing fee will also be payable with respect to, and out of collections on, the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan and the 500 Sansome Office Junior Companion Loan.

     If NCB, FSB resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of its master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming NCB, FSB's duties, as a master servicer under the series 2006-C4 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination.

     PREPAYMENT INTEREST SHORTFALLS. The series 2006-C4 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of a master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the applicable master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (PROVIDED that the applicable master servicer or applicable special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),
(iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2006-C4 Directing Certificateholder or (vi) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan serviced by such master servicer and the applicable master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans for which it is also the applicable master servicer to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Standard Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. A special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will generally be payable to the applicable special servicer monthly from general collections on the mortgage pool.

     No special servicing fees in respect of the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Office Junior Companion Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than Default Interest) and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2006-C4 certificateholders. No work-out fees in respect of the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Office Junior Companion Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the applicable special servicer or the Series 2006-C4 Directing Certificateholder, or any of their affiliates, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of the 280 Park Avenue Mortgage Loan by the 280 Park Pari Passu Companion Loan Lender as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement;

     - the purchase of the 828-850 Madison Avenue Mortgage Loan by the 828-850 Madison Avenue Junior Companion Loan Lender as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan" in this prospectus supplement;

     - the purchase of the 3434 North Washington Boulevard Mortgage Loan by the 3434 North Washington Boulevard Junior Companion Lender as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" in this prospectus supplement;

     - the purchase of the 500 Sansome Office Mortgage Loan by the 500 Sansome Office Junior Companion Lender within 90 days after the date the 500 Sansome Office Companion Lender receives the purchase option notice, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" in this prospectus supplement;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A Note Mortgage Loan becoming specially serviced, or in certain cases, at any time.

     - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless such purchase is not made within the time period required under the related intercreditor agreement, or if no such time period is set forth therein, within 60 days after such mezzanine lender receives notice of the default giving rise to the purchase option; or

     - the purchase of all of the mortgage loans and REO Properties in the issuing entity by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the series 2006-C4 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C4 certificateholders. No liquidation fees in respect of the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Office Junior Companion Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the respective CBA A/B Intercreditor Agreements; PROVIDED that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2006-C4 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the applicable master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the series 2006-C4 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

          1. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the issuing entity for any other Additional Issuing Entity Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, PROVIDED that it may be obligated if certain requirements in the series 2006-C4 pooling and servicing agreement are not complied with.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. Each special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicer's benefit.

     Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, PROVIDED that it may be obligated if certain requirements in the series 2006-C4 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2006-C4 pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The applicable special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). Each special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The applicable master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that a master servicer fails to make a servicing advance that it is required to make under the series 2006-C4 pooling and servicing agreement and a responsible officer of the trustee has actual knowledge of such failure by the applicable master servicer, the trustee will make such servicing advance pursuant to the series 2006-C4 pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the cure period in the definition of a master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer, a special servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Companion
Loan) or related REO Property that it or the special servicer subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C4 certificates (exclusive of the class A-4FL certificates) and the class A-4FL REMIC II regular interest on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee shall conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any servicing advance and the applicable master servicer shall conclusively rely on the determination of the applicable special servicer regarding the recoverability of any servicing advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer, a special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2006-C4 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the applicable special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C4 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool during the current collection period. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2006-C4 certificateholders to the detriment of other classes of 2006-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C4 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C4 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer, the applicable special servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2006-C4 certificates (including, in the case of the class A-4FL certificates, through the class A-4FL REMIC II regular interest). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer, the applicable special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The series 2006-C4 pooling and servicing agreement will permit the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C4 certificateholders and any holder of a related Companion Loan, as a collective whole.

     The master servicers, the special servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - first, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

     - then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The applicable master servicer or applicable special servicer, as specified in the pooling and servicing agreement, will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, the underlying mortgage loans in the issuing entity. The applicable master servicer or the applicable special servicer, as specified in the pooling and servicing agreement, will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the applicable special servicer, as applicable, determines, in accordance with the Servicing Standard, that either
(a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, PROVIDED the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the applicable master servicer or the applicable special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, PROVIDED the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan," "--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan," "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" and "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" in this prospectus supplement, the applicable master servicer or the special servicer is authorized to (or may authorize the applicable master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that--

     (1) the taking or entering into such assumption agreement complies with the Servicing Standard;

     (2) in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2006-C4 pooling and servicing agreement; and

     (3) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as applicable, has received written confirmation from Moody's, S&P and Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2006-C4 certificates; PROVIDED that the applicable master servicer or the applicable special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the applicable master servicer or the applicable special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan, except to the extent provided in the related mezzanine loan intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The applicable master servicer or the applicable special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2006-C4 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents," "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan," "--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan," "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" and "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" above in this prospectus supplement)--

     - the applicable master servicer or the applicable special servicer determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery (or an equal recovery, PROVIDED the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2006-C4 pooling and servicing agreement; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's, S&P and Fitch that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2006-C4 certificates; PROVIDED that the applicable master servicer or the applicable special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Notwithstanding the foregoing, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision so as to permit the related borrower to incur additional subordinate financing (even if the subordinate financing is prohibited by the terms of the related loan documents) and without the need to obtain the consent of any party and without the need to obtain confirmation by any rating agency subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be primarily used to fund capital improvements, major repairs and reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2006-C4 pooling and servicing agreement will permit the applicable master servicer or the applicable special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the issuing entity if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage, in connection with a pending or threatened condemnation or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the applicable master servicer or the applicable special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the applicable special servicer may (or, in some cases, may permit the applicable master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

PROVIDED that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of such special servicer, such default is reasonably foreseeable and, in the judgment of such special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2006-C4 certificateholders and any affected holder of a Companion Loan, as a collective whole.

     However, in no event will the applicable special servicer be permitted to (or permit the applicable master servicer to)--

     (1) extend the maturity date of any underlying mortgage loan (other than an interest only ARD Loan) beyond a date that is three years prior to the rated final distribution date, or in the case of an interest only ARD Loan, extend the maturity date of such interest only ARD Loan beyond a date that is five years prior to the rated final distribution date, for the pooled certificates;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the applicable master servicer or the applicable special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2006-C4 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the applicable special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The applicable special servicer will notify the applicable master servicer, the trustee and the certificate administrator, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2006-C4 Controlling Class and Series 2006-C4 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--Certain Matters

Regarding the 828-850 Madison Avenue Mortgage Loan," "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan," "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the issuing entity, the applicable special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2006-C4 pooling and servicing agreement (PROVIDED that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the applicable master servicer or special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan or a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan or a CBA A/B Loan Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan or a CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the 280 Park Avenue Mortgage Loan, the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Total Loan and the 500 Sansome Office Total Loan, as applicable, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan", "--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan," "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" and "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee, the certificate administrator and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2006-C4 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans, the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan and the 500 Sansome Office Junior Companion Loan.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2006-C4 pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within two (2) business days following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 2006-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Static Prepayment Premiums and Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, each special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in that master servicer's collection account. Notwithstanding the foregoing, amounts received with respect to the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan or the related mortgaged real property and allocable to the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Office Junior Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to the related Companion Loan.

     Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

     WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the certificate administrator for deposit in the certificate administrator's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period,

          (c)  amounts allocable to the Companion Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2006-C4 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 20. below;

     2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee or the certificate administrator any earned and unpaid master servicing fees, primary servicing fees or trustee fees, including certificate administrator fees, as applicable, with respect to each mortgage loan in the issuing entity, the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan and the 500 Sansome Office Junior Companion Loan, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; PROVIDED that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

     7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); PROVIDED that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the issuing entity due to actions taken pursuant to any environmental assessment;

     12. to pay any master servicer, any special servicer, the trustee, the certificate administrator, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the certificate administrator in connection with consulting with the applicable special servicer as to certain tax matters and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

     14. to reimburse any master servicer, any special servicer, us, the certificate administrator or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          - the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2006-C4 pooling and servicing agreement; and

          - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan, the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Office Junior Companion Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in September 2006 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the issuing entity;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

     20. to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a Companion Loan under the terms of any CBA A/B Intercreditor Agreement, the 280 Park Avenue Intercreditor Agreement, the 828-850 Madison Avenue Agreement Among Noteholders, the 3434 North Washington Boulevard Agreement Among Noteholders or the 500 Sansome Office Intercreditor Agreement, as applicable;

     21. to pay any other items described in this prospectus supplement as being payable from a collection account; and

     22. to clear and terminate the collection account upon the termination of the series 2006-C4 pooling and servicing agreement.

     In no event will any amounts allocable to the 828-850 Madison Avenue Junior Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 828-850 Madison Avenue Mortgage Loan. The 828-850 Madison Avenue Junior Companion Loan will provide limited subordination to the 828-850 Madison Avenue Mortgage Loan regarding various payments and reimbursements related to the 828-850 Madison Avenue Mortgage Loan that arise out of a credit default.

     In addition, in no event will any amounts allocable to the 3434 North Washington Boulevard Junior Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 3434 North Washington Boulevard Mortgage Loan. The 3434 North Washington Boulevard Junior Companion Loan will provide limited subordination to the 3434 North Washington Boulevard Mortgage Loan regarding various payments and reimbursements related to the 3434 North Washington Boulevard Mortgage Loan that arise out of a credit default.

     In addition, in no event will any amounts allocable to the 500 Sansome Office Junior Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 500 Sansome Office Mortgage Loan. The 500 Sansome Office Junior Companion Loan will provide limited subordination to the 500 Sansome Office Mortgage Loan regarding various payments and reimbursements related to the 500 Sansome Office Mortgage Loan that arise out of a credit default.

     Furthermore, in no event will any amounts allocable to the 280 Park Avenue Pari Passu Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 280 Park Avenue Mortgage Loan. The 280 Park Avenue Pari Passu Companion Loan will provide no subordination to the 280 Park Avenue Mortgage Loan regarding various payments and reimbursements related to the 280 Park Avenue Mortgage Loan that arise out of a credit default.

     Furthermore, in no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     PURCHASE OPTION. The series 2006-C4 pooling and servicing agreement grants the Series 2006-C4 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a series 2006-C4 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2006-C4 certificates is no longer the series 2006-C4 controlling class. The ability of the applicable master servicer or the applicable special servicer to sell any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan", "--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan", "--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

     Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the certificate administrator, the applicable master servicer and the Series 2006-C4 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2006-C4 pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or a Series 2006-C4 Directing Certificateholder or an assignee thereof that is an affiliate of the applicable special servicer proposes to purchase a Defaulted Loan, the applicable master servicer is required pursuant to the series 2006-C4 pooling and servicing agreement to determine whether the applicable special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The applicable master servicer shall be entitled to a one-time fee, as specified in the series 2006-C4 pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the applicable special servicer and the applicable master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The applicable special servicer must give prompt written notice of its fair value determination to the trustee, the applicable master servicer and the Series 2006-C4 Directing Certificateholder.

     If neither the Series 2006-C4 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the applicable special servicer may do so for a limited period.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

     - if the applicable special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the applicable special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the series 2006-C4 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the

Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2006-C4 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the applicable special servicer, on behalf of the issuing entity, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The applicable special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2006-C4 certificateholders and the holder(s) of any related Companion Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the applicable special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

     - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - the applicable special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before that special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which that special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2006-C4 certificates and, in the case of a Companion Loan, the related holder may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the rights of the holder of the Companion Loan, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the applicable special servicer, the applicable master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The applicable special servicer and/or applicable master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series

2006-C4 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2006-C4 certificates may be further reduced by interest payable to the applicable master servicer and/or applicable special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the issuing entity (or, in the case of the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan or a CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion Loan(s)), the applicable special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by the applicable special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the series 2006-C4 pooling and servicing agreement, a special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the issuing entity receives from an REO property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of a trade or business of the foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders (including, in the case of the class A-4FL certificates, through the class A-4FL REMIC II regular interest). See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     REO ACCOUNT. The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2006-C4 pooling and servicing agreement.

     Each special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

     - any withdrawals made out of those amounts, as described in the preceding sentence; and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

PROVIDED that, if the subject REO Property relates to a CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the applicable master servicer's collection account. Each special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property by property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the issuing entity will realize a loss in the amount of such shortfall.

     The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2006-C4 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2006-C4 certificates will be further reduced by interest payable to the applicable master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the applicable master servicer will not be required to make servicing advances to effect such restoration unless--

     - the applicable special servicer determines that such restoration will increase the proceeds to the series 2006-C4 certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole) on liquidation of the mortgage loan after reimbursement of the applicable special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

     - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer its servicing responsibilities to the applicable special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the applicable special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The applicable special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the series 2006-C4 pooling and servicing agreement.

     The applicable special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

     SERIES 2006-C4 CONTROLLING CLASS AND SERIES 2006-C4 DIRECTING Certificateholder. The series 2006-C4 controlling class will be the most subordinate class of series 2006-C4 certificates (other than the class A-X, A-SP, A-Y, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2006-C4 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2006-C4 controlling class will be the most subordinate of the class of series 2006-C4 principal balance certificates that has a total principal balance greater than zero.

     The series 2006-C4 controlling class as of the closing date will be the class S certificates.

     The "Series 2006-C4 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2006-C4 controlling class or a designee selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2006-C4 controlling class; PROVIDED, HOWEVER, that until a Series 2006-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2006-C4 controlling class that a Series 2006-C4 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C4 controlling class certificates will be the Series 2006-C4 Directing Certificateholder. It is anticipated that Hyperion Capital Management, Inc. will serve as the initial Series 2006-C4 Directing Certificateholder.

     ASSET STATUS REPORT. Pursuant to the series 2006-C4 pooling and servicing agreement, the applicable special servicer is required to prepare and deliver a report to each rating agency and the Series 2006-C4 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan. Any Asset Status Report with respect to the 280 Park Avenue Mortgage Loan, the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan or the 500 Sansome Office Mortgage Loan will also be delivered to the holders of the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Junior Companion Loan, as applicable, not later than 45 days after such mortgage loan becomes specially serviced.

     Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to that special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll (for all properties other than residential cooperative properties) and income or operating statement available for the related mortgaged real property;

     - a recommendation by that special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the issuing entity that becomes a specially serviced mortgage loan (excluding the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan and the 500 Sansome Office Mortgage Loan, as applicable), if, within ten (10) business days following delivery of the Asset Status Report, the Series 2006-C4 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the applicable special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2006-C4 Directing Certificateholder disapproves in writing such Asset Status Report, the applicable special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2006-C4 Directing Certificateholder's disapproval. The applicable special servicer must continue to revise that Asset Status Report until either the Series 2006-C4 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; PROVIDED that the applicable special servicer
(a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the applicable special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2006-C4 certificateholders and it has made a reasonable effort to contact the Series 2006-C4 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2006-C4 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The applicable special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The applicable special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, PROVIDED that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the applicable special servicer is required to, subject to the Servicing Standard and the terms of the series 2006-C4 pooling and servicing agreement, obtain the consent of the Series 2006-C4 Directing Certificateholder prior to the taking by that special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the issuing entity as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the issuing entity;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the issuing entity;

     - any proposed or actual sale of an REO Property out of the issuing entity for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

     - any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for a mortgage loan in the issuing entity, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the issuing entity, other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the issuing entity other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the issuing entity and other than in respect of permitted subordinate debt for mortgage loans secured by residential cooperative properties).

     Notwithstanding the foregoing, no direction of the Series 2006-C4 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2006-C4 pooling and servicing agreement, may (a) require or cause the applicable special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2006-C4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the applicable special servicer, the trustee, the certificate administrator, us, the issuing entity or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the applicable special servicer's or the applicable master servicer's responsibilities under the series 2006-C4 pooling and servicing agreement. The applicable special servicer will not (x) follow any such direction of the Series 2006-C4 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2006-C4 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

SECURITIES BACKED BY THE 280 PARK AVENUE PARI PASSU COMPANION LOAN

     Because the 280 Park Avenue Pari Passu Companion Loan are expected to be securitized, some servicing actions with respect to the 280 Park Avenue Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by the 280 Park Avenue Pari Passu Companion Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the issuing entity, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2007, each master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C4 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

SERVICER REPORTS

     As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the master servicer and the special servicer are required to deliver to the certificate administrator a servicer remittance report setting forth the information necessary for the certificate administrator to make the distributions set forth under "Description of the Offered Certificates--Distributions" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the certificate administrator as described above under "Description of the Offered Certificates--Reports to Certificateholders; Available Information."

EVIDENCE AS TO COMPLIANCE

     On or prior to March 15th of each year, commencing with March 15, 2007, each of the master servicer, the special servicer, the certificate administrator and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or special servicer under the series 2006-C4 pooling and servicing agreement:

     - any failure by such master servicer to make (a) any required deposit into its collection account or any other account created under the series 2006-C4 pooling and servicing agreement, which failure continues unremedied for two business days, or any required remittance to the certificate administrator for deposit in the certificate administrator's distribution account by the time required under the series 2006-C4 pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the series 2006-C4 pooling and servicing agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by such special servicer to deposit into the REO Account, or to remit to the applicable master servicer for deposit in that master servicer's collection account, any such deposit or remittance required to be made by that special servicer, when so required under the series 2006-C4 pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2006-C4 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as that master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement;

     - any breach by such master servicer or such special servicer of a representation or warranty contained in the series 2006-C4 pooling and servicing agreement which materially and adversely affects the interests of the series 2006-C4 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement; provided, HOWEVER, if such breach is not capable of being cured within such 30-day period and that master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable master servicer or the applicable special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - consent by such master servicer or special servicer to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such master servicer or special servicer or relating to all or substantially all of its property;

     - admittance by such master servicer or special servicer in writing of its inability to pay its debts generally as they become due, the filing of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making of an assignment for the benefit of its creditors, or the voluntary suspension of payment of its obligations or take any corporate action in furtherance of the foregoing;

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C4 certificates, or (b) placed any class of series 2006-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to NCB, FSB, as a U.S. Commercial Mortgage Servicer), or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days, PROVIDED that any such master servicer shall have 60 days after removal from such default within which it may sell the servicing rights to a party acceptable under the series 2006-C4 pooling and servicing agreement;

     - a servicing officer of the master servicer or the special servicer obtains actual knowledge that Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C4 certificates, or (b) placed any class of series 2006-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action, PROVIDED that any such master servicer shall have 60 days after removal from such default within which it may sell the servicing rights to a party acceptable under the series 2006-C4 pooling and servicing agreement; or

     - The master servicer (or the special servicer), subject to certain cure periods as set forth in the pooling and servicing agreement, shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the pooling and servicing agreement (other than the items required to be delivered by any sub-servicer) by the time required under the pooling and servicing agreement after any applicable notice or cure period.

     The series 2006-C4 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan or the 500 Sansome Office Junior Companion Loan, as applicable.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2006-C4 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2006-C4 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C4 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2006-C4 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2006-C4 pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2006-C4 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C4 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that each master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66(2)/3% of the voting rights allocated to each class of series 2006-C4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2006-C4 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C4 pooling and servicing agreement.

     No series 2006-C4 certificateholder will have the right under the series 2006-C4 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2006-C4 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2006-C4 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee or the certificate administrator, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2006-C4 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2006-C4 certificateholders, unless in the trustee's or certificate administrator's opinion, those series 2006-C4 certificateholders have offered to the trustee or certificate administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee or the certificate administrator as a result.

MATTERS REGARDING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

     Each of the trustee and the certificate administrator is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee and the certificate administrator must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee, the certificate administrator and their affiliates. The trustee, the certificate administrator and any of their respective affiliates may hold series 2006-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services and a portion of such fee will be paid to the certificate administrator. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0006% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity and the certificate administrator fee is payable out of the trustee fee.

     The certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2006-C4 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, the certificate administrator, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2006-C4 pooling and servicing agreement and the series 2006-C4 certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2006-C4 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2006-C4 controlling class, a master servicer or a special servicer, in the order of preference discussed below.

     Written notice of termination of the series 2006-C4 pooling and servicing agreement will be given to each series 2006-C4 certificateholder and, if the swap agreement is still in effect, the swap counterparty. The final distribution with respect to each series 2006-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C4 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2006-C4 certificates;

     - the master servicer of the underlying mortgage loans that were sold to us by NCB, FSB for inclusion in the issuing entity;

     - the special servicer of the underlying mortgage loans that were sold to us by NCB, FSB;

     -    the other master servicer; and

     - the special servicer of the underlying mortgage loans other than the underlying mortgage loans that were sold to us by NCB, FSB;

PROVIDED that if any party above, other than NCB, FSB as the master servicer of the mortgage loans sold to us by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

     Any purchase by any single certificateholder or group of certificateholders of the series 2006-C4 controlling class, a master servicer or a special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the applicable master servicer(s), the applicable special servicer(s) and the trustee; minus

     - solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C4 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2006-C4 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2006-C4 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C4 certificateholders (the holder of the class A-4FL certificates in the case of the class A-4FL REMIC II regular interest), will constitute part of the Standard Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class B, C, D, E, F, G, H, J and K certificates, is reduced to zero, subject to any conditions set forth in the series 2006-C4 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2006-C4 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the issuing entity at the time of exchange, provided that such certificateholders pay the certificate administrator an amount equal to interest calculated at the prime rate on the aggregate certificate principal balance of the principal balance certificates, as of the first day of the current calendar month from and including one business day prior to such final distribution date to but excluding such final distribution date.

AMENDMENT

     In general, the series 2006-C4 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2006-C4 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

     - the holders of the series 2006-C4 certificates entitled to not less than 66(2)/3% of the series 2006-C4 voting rights, not taking into account series 2006-C4 certificates held by us or any of our affiliates or agents, and

     - all of the series 2006-C4 certificateholders that will be adversely affected by the amendment in any material respect.

     Moreover, no amendment may materially and adversely affect the interests of the swap counterparty without the consent of the swap counterparty.

     Additionally, absent a material adverse effect on any certificateholder, the series 2006-C4 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2006-C4 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

     The master servicers and special servicers will be permitted to purchase any class of series 2006-C4 certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to that master servicer's or special servicer's duties pursuant to the series 2006-C4 pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 2006-C4 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2006-C4 pooling and servicing agreement, each master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2006-C4 certificate by that master servicer or special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, which mortgage loans represent 36.6% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, (i) each REMIC created under the series 2006-C4 pooling and servicing agreement (REMIC I and REMIC II, respectively) and the 828-850 Madison Avenue Loan REMIC created pursuant to the related REMIC declaration, will qualify as a REMIC under the Code and (ii) the arrangement under which the class A-4FL REMIC II regular interest, the floating rate account and the swap agreement relating to the class A-4FL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes. In addition, the arrangement pursuant to which the right to Post-ARD Additional Interest and the residual interest in the 828-850 Madison Avenue Loan REMIC is held will be classified as a grantor trust for U.S. federal income tax purposes. The assets of the 828-850 Madison Avenue Loan REMIC will generally include the 828-850 Madison Avenue Mortgage Loan, proceeds thereof in the applicable accounts, and a beneficial interest in the related REO Property acquired pursuant to the pooling and servicing agreement.

     The assets of REMIC I will generally include--

     - the underlying mortgage loans (other than the 828-850 Madison Avenue Mortgage Loan),

     -    the regular interest in the 828-850 Madison Avenue Loan REMIC,

     - the issuing entity's interest in any REO Properties (other than any REO Property acquired with respect to the 828-850 Madison Avenue Mortgage Loan) acquired on behalf of the series 2006-C4 certificateholders with respect to the underlying mortgage loans,

     -    each master servicer's collection account,

     -    each special servicer's REO account, and

     - the certificate administrator's distribution account and interest reserve account,

(in each case exclusive of amounts held in the 828-850 Madison Avenue Loan REMIC), but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For U.S. federal income tax purposes,

     - the separate non-certificated regular interest in the 828-850 Madison Avenue Loan REMIC will be the regular interest in the 828-850 Madison Avenue Loan REMIC and will be an asset of REMIC I,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I and REMIC I will hold the regular interest issued by the 828-850 Madison Avenue Loan REMIC. REMIC II will issue the class A-X, A-SP, A-Y, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-4FL REMIC II regular interest, which will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

     - the class A-4FL certificates will evidence interests in a grantor trust consisting of the class A-4FL REMIC II regular interest, the swap agreement and the floating rate account;

     - the class R certificates will evidence the residual interests in REMIC I and REMIC II and beneficial ownership of the portion of the grantor trust consisting of the residual interest in the 828-850 Madison Avenue Loan REMIC for federal income tax purposes, and

     - the class V certificates will evidence interests in the portion of the grantor trust consisting of the Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

     Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class A-2, A-3, A-1-A, A-M and A-J certificates and the class A-4FL REMIC II regular interest will be issued at a premium, and that the class A-1 certificates will be issued with original issue discount. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the issuing entity.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code. The foregoing sentences shall not apply to the extent of a class A-4FL certificateholder's basis allocable to the swap agreement.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the certificate administrator will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

THE CLASS A-4FL CERTIFICATES

     Each holder of a class A-4FL certificate will be treated for federal income tax purposes as having purchased its proportionate share of the class A-4FL REMIC II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-4FL certificates must allocate the price they pay for their certificates between their interests in the class A-4FL REMIC II regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any market discount or premium on the class A-4FL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap

Premium") either paid or received by the holders of the class A-4FL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-4FL REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-4FL REMIC II regular interest.

     Based on the anticipated purchase prices of the class A-4FL certificates and issue price of the class A-4FL REMIC II regular interest, it is anticipated that the class A-4FL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-4FL certificates. The initial holders of a class A-4FL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-4FL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-4FL certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-4FL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-4FL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-4FL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class A-4FL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

     Any amount of proceeds from the sale, redemption or retirement of a class A-4FL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-4FL certificate under Treasury regulations. A holder of a class A-4FL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-4FL certificates, representing a beneficial ownership in the class A-4FL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-4FL certificate incurred or continued to incur indebtedness to acquire or hold such class A-4FL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2006-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2006-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's, S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the certificate administrator, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-4FL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-4FL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-4FL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-4FL certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the issuing entity.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated September 21, 2006, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

        UNDERWRITER         CLASS A-1         CLASS A-2        CLASS A-AB         CLASS A-3        CLASS A-4FL       CLASS A-1-A
-----------------------  ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Credit Suisse
   Securities (USA)
   LLC.................  $    68,884,000   $    92,000,000   $   156,000,000   $ 1,812,000,000   $   150,000,000   $   712,280,000
LaSalle Financial
   Services, Inc.......  $             0   $             0   $             0   $             0   $             0   $             0
KeyBanc Capital Markets
   Inc., a Division of
   McDonald Investments
   Inc.................  $             0   $             0   $             0   $             0   $             0   $             0
Barclays Capital Inc...  $             0   $             0   $             0   $             0   $             0   $             0
Wachovia Capital
   Markets, LLC........  $             0   $             0   $             0   $             0   $             0   $             0
Greenwich Capital
   Markets, Inc........  $             0   $             0   $             0   $             0   $             0   $             0
TOTAL..................  $    68,884,000   $    92,000,000   $   156,000,000   $ 1,812,000,000   $   150,000,000   $   712,280,000
                         ===============   ===============   ===============   ===============   ===============   ===============

UNDERWRITER                 CLASS A-M         CLASS A-J
-----------------------  ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Credit Suisse
   Securities (USA)
   LLC.................  $   427,309,000   $   341,847,000
LaSalle Financial
   Services, Inc.......  $             0   $             0
KeyBanc Capital Markets
   Inc., a Division of
   McDonald Investments
   Inc.................  $             0   $             0
Barclays Capital Inc...  $             0   $             0
Wachovia Capital
   Markets, LLC........  $             0   $             0
Greenwich Capital
   Markets, Inc........  $             0   $             0
TOTAL                    $   427,309,000   $   341,847,000
                         ===============   ===============   ===============   ===============   ===============   ===============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

     Our proceeds from the sale of the offered certificates will be approximately 100.5% of the total initial principal balance of the offered certificates, plus accrued interest from September 1, 2006, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $7,200,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 5th business day following the date hereof (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next two (2) succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

          CLASS     MOODY'S       S&P        FITCH
       ---------   ---------   ---------   ---------
           A-1        Aaa         AAA         AAA
           A-2        Aaa         AAA         AAA
          A-AB        Aaa         AAA         AAA
           A-3        Aaa         AAA         AAA
          A-4FL       Aaa         AAA         AAA
          A-1-A       Aaa         AAA         AAA
           A-M        Aaa         AAA         AAA
           A-J        Aaa         AAA         AAA

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled (or, in the case of the class A-4FL certificates, to which the class A-4FL REMIC II regular interest is entitled) on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     - the tax attributes of the offered certificates or of the issuing entity,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     A rating on the class A-4FL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. The ratings on the class A-4FL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-4FL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-4FL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1800%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-4FL certificates may experience as a result of the conversion of the pass-through rate on the class A-4FL certificates from a rate based on LIBOR to a fixed rate (subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate) or as a result of the conversion of a fixed rate to a rate based on LIBOR.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's, S&P and/or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "280 PARK AVENUE CONTROLLING HOLDER" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

     "280 PARK AVENUE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

     "280 PARK AVENUE PARI PASSU COMPANION LENDER" means the holder of the 280 Park Avenue Pari Passu Companion Loan.

     "280 PARK AVENUE PARI PASSU COMPANION LOAN" means the 280 Park Avenue outside-the-issuing entity mortgage loan with a cut-off date principal balance of $140,000,000 that is secured by the 280 Park Avenue Property, which mortgage loan will NOT be included in the issuing entity. The 280 Park Avenue Pari Passu Companion Loan is PARI PASSU in right of payment to the 280 Park Avenue Mortgage Loan.

     "280 PARK AVENUE MORTGAGE LOAN" means one of the senior underlying mortgage loans secured by the 280 Park Avenue Property.

     "280 PARK AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "280 Park Avenue."

     "280 PARK AVENUE TOTAL LOAN" means the 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan, collectively.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "3434 NORTH WASHINGTON BOULEVARD AGREEMENT AMONG NOTEHOLDERS" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" in this prospectus supplement.

     "3434 NORTH WASHINGTON BOULEVARD DIRECTING HOLDER" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 3434 North Washington Boulevard Mortgage Loan" in this prospectus supplement.

     "3434 NORTH WASHINGTON BOULEVARD CURE PAYMENT" means any payment made by the 3434 North Washington Boulevard Junior Companion Lender to cure a default on the part of the related borrower under the 3434 North Washington Boulevard Total Loan.

     "3434 NORTH WASHINGTON BOULEVARD DESIGNATED SERVICER ACTION" means any of the following actions with respect to the 3434 North Washington Boulevard Mortgage Loan:

     - any adoption or implementation of a business plan submitted by the related borrower with respect to the 3434 North Washington Boulevard Property;

     - any material change in any related ancillary mortgage loan documents, except for non-economic terms;

     -    the material waiver of any notice provisions related to prepayment;

     - any modification, adjustment or waiver of a monetary term of the related mortgage loan and any modification of, or waiver that would result in the extension of the maturity date, or, with respect to the 3434 North Washington Boulevard Junior Companion Loan, a reduction in the interest rate or the monthly debt service payment payable, a deferral or forgiveness of interest on or principal, or a modification or waiver of any other monetary term relating to the timing or amount of any payment of principal and interest (other than default interest);

     - any modification of, or waiver with respect to, the related mortgage loan that would result in a discounted pay-off of the 3434 North Washington Boulevard Junior Companion Loan;

     - any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the 3434 North Washington Boulevard Property or any acquisition of the 3434 North Washington Boulevard Property by deed in lieu of foreclosure;

     - any release or waiver of the related borrower or any guarantor from liability with respect to the related mortgage loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the 3434 North Washington Boulevard Property or related REO Property into compliance with Environmental Laws (as defined in the 3434 North Washington Boulevard Agreement Among Noteholders);

     - any substitution or release of collateral for the 3434 North Washington Boulevard Total Loan, except as permitted by the related mortgage loan documents;

     - any transfer of the 3434 North Washington Boulevard Property or any portion thereof, or any transfer of any direct or indirect ownership or beneficial interest in the borrower, except in each case as permitted by the related mortgage loan documents;

     - any incurrence of additional debt by the related borrower or any mezzanine financing or preferred equity by any beneficial owner of the borrower;

     - the voting on any plan of reorganization, restructuring or similar plan or agreement or stipulation in the bankruptcy of the borrower;

     - any declaration of any event of default or any acceleration of the 3434 North Washington Boulevard Mortgage Loan;

     - any amendment, material modification, termination, renewal or approval of any entering into any property management agreement for the 3434 North Washington Boulevard Property or the termination, replacement or retaining of any property manager or the granting or denial of any consent requested by or on behalf of the borrower to any of the foregoing (to the extent lender's approval is required under the applicable mortgage loan documents);

     -    any approval or denial of any requested extraordinary expenditure;

     - the termination or replacement of any cash management, clearing account or deposit account bank, and the directing or making or any investments of cash held in the borrower's accounts controlled by an applicable servicer;

     - any proposed modification or waiver of any provision of the 3434 North Washington Boulevard Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower;

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable mortgage loan documents);

     - any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the 3434 North Washington Boulevard Loan agreement with respect to the 3434 North Washington Boulevard Property;

     - the execution, termination, renewal or material modification of any lease, to the extent the lender's approval is provided for under the related mortgage loan documents:

     - any alterations or improvements to the 3434 North Washington Boulevard Property (to the extent the lender's approval is required under the applicable mortgage loan documents);

     -    the decision to apply insurance and/or condemnation awards; and

     - any other matter that could reasonable be expected to have a material adverse effect on the value of the 3434 North Washington Boulevard Junior Companion Loan.

     "3434 NORTH WASHINGTON BOULEVARD JUNIOR COMPANION LENDER" means the holder of the 3434 North Washington Boulevard Junior Companion Loan, or LEM Funding 202, L.P. and LEM Parallel 202, L.P.

     "3434 NORTH WASHINGTON BOULEVARD JUNIOR COMPANION LOAN" means the 3434 North Washington Boulevard outside-the-issuing entity mortgage loan with a cut-off date principal balance of $4,500,000, respectively, that is secured by the 3434 North Washington Boulevard Property, which mortgage loan will NOT be included in the issuing entity. The 3434 North Washington Boulevard Junior Companion Loan is subordinate in right of payment to the 3434 North Washington Boulevard Mortgage Loan.

     "3434 NORTH WASHINGTON BOULEVARD MORTGAGE LOAN" means the senior underlying mortgage loan secured by the 3434 North Washington Boulevard Property.

     "3434 NORTH WASHINGTON BOULEVARD PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "3434 North Washington Boulevard."

     "3434 NORTH WASHINGTON BOULEVARD TOTAL LOAN" means the 3434 North Washington Boulevard Mortgage Loan and the 3434 North Washington Boulevard Junior Companion Loan, together.

     "500 SANSOME OFFICE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 500 Sansome Office Mortgage Loan" in this prospectus supplement.

     "500 SANSOME OFFICE JUNIOR COMPANION LENDER" means the holder of the 500 Sansome Office Junior Companion Loan, or LRP Landesbank Rheinland-Pfalz.

     "500 SANSOME OFFICE JUNIOR COMPANION LOAN" means the 500 Sansome Office outside-the-issuing entity mortgage loan with a cut-off date principal balance of $2,600,000, respectively, that is secured by the 500 Sansome Office Property, which mortgage loan will NOT be included in the issuing entity. The 500 Sansome Office Junior Companion Loan is subordinate in right of payment to the 500 Sansome Office Mortgage Loan.

     "500 SANSOME OFFICE MORTGAGE LOAN" means the senior underlying mortgage loan secured by the 500 Sansome Office Property.

     "500 SANSOME OFFICE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "500 Sansome Office."

     "500 SANSOME OFFICE TOTAL LOAN" means the 500 Sansome Office Mortgage Loan and the 500 Sansome Office Junior Companion Loan, collectively.

     "828-850 MADISON AVENUE AGREEMENT AMONG NOTEHOLDERS" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan" in this prospectus supplement.

     "828-850 MADISON AVENUE CONTROLLING HOLDER" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 828-850 Madison Avenue Mortgage Loan" in this prospectus supplement.

     "828-850 MADISON AVENUE CURE PAYMENT" means any payment made by the holder of the 828-850 Madison Avenue Junior Companion Loan to cure a default on the part of the related borrower under the 828-850 Madison Avenue Total Loan.

     "828-850 MADISON AVENUE DESIGNATED SERVICER ACTIONS" means any of the following actions with respect to the 828-850 Madison Avenue Mortgage Loan:

     - any adoption or implementation of a business plan submitted by the related borrower with respect to the 828-850 Madison Avenue Property;

     - any material change in any related ancillary mortgage loan documents, except for non-economic terms;

     -    the material waiver of any notice provisions related to prepayment;

     - any modification, adjustment or waiver of a monetary term of the related mortgage loan and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the related note or the monthly debt service payment payable on the related note or a deferral or forgiveness of interest on or principal of the related note, and any modification or waiver of any other monetary term of the related note relating to the timing or amount of any payment of principal and interest (other than default interest) or any forbearance to enforce the foregoing terms and conditions;

     - any modification of, or waiver with respect to, the related mortgage loan that would result in a discounted pay-off of the related note;

     - any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the 828-850 Madison Avenue Property or any acquisition of the 828-850 Madison Avenue Property by deed in lieu of foreclosure;

     - any acceleration of the 828-850 Madison Avenue Mortgage Loan or sale of the 828-850 Madison Avenue Mortgage Loan, the 828-850 Madison Avenue Property or related REO Property;

     - any release or waiver of the related borrower or any guarantor from liability with respect to the related mortgage loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the 828-850 Madison Avenue Property or related REO Property into compliance with Environmental Laws (as defined in the 828-850 Madison Avenue Agreement Among Noteholders);

     - any substitution or release of collateral for the related mortgage loan, or subordination of any lien granted under the terms of the 828-850 Madison Avenue Mortgage Loan Documents, except in each case as permitted by the related mortgage loan documents;

     - any substitution or release of collateral for the 828-850 Madison Avenue Total Loan, except as permitted by the related mortgage loan documents;

     - any transfer of the 828-850 Madison Avenue Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related mortgage loan documents;

     - any incurrence of additional debt by the Borrower or any mezzanine financing by any beneficial owner of the borrower;

     - the voting on any plan of reorganization, restructuring or similar plan or agreement or stipulation in the bankruptcy of the borrower;

     - any proposed modification or waiver of any provision of the 828-850 Madison Avenue Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower;

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable mortgage loan documents);

     - the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related mortgage loan documents;

     - any releases, material reductions or waivers of reserve funds or related letters of credit or adjustment to the 828-850 Madison Avenue Loan agreement with respect to the 828-850 Madison Avenue Property;

     - any material alterations or improvements to the 828-850 Madison Avenue Property (to the extent the lender's approval is required under the applicable mortgage loan documents);

     - the decision to apply insurance and/or condemnation awards to the extent the lender has discretion regarding such application under the applicable mortgage loan documents;

     - any approval of an annual budget and business plan of the Borrower, to the extent the lender's approval is provided for under the related mortgage loan documents;

     - any modification, extension or waiver of any material non-monetary term of the 828-850 Madison Avenue Mortgage Loan;

     - release of any escrow or reserves held in conjunction with the 828-850 Madison Avenue Mortgage Loan to the extent not expressly required by the terms thereof;

     - any amendment to any single purpose entity provision of the related mortgage loan documents; and

     - the execution, termination, renewal or material modification of any material lease, to the extent the lender's approval is provided for under the related mortgage loan documents.

such other events as may be expressly provided for in the series 2006-C4 pooling and servicing agreement. The 828-850 Madison Avenue Designated Servicer Actions are not intended to limit the Series 2006-C4 Directing Certificateholder's rights to consent to actions taken by the applicable master servicer in respect of the 828-850 Madison Avenue Mortgage Loan while such loan is a performing mortgage loan that such Series 2006-C4 Directing Certificateholder otherwise has pursuant to the series 2006-C4 pooling and servicing agreement.

     "828-850 MADISON AVENUE JUNIOR COMPANION LENDER" means the holder of the 828-850 Madison Avenue Junior Companion Loan, or LRP Landesbank Rheinland-Pfalz.

     "828-850 MADISON AVENUE JUNIOR COMPANION LOAN" means the 828-850 Madison Avenue outside-the-issuing entity mortgage loan with a cut-off date principal balance of $20,000,000, respectively, that is secured by the 828-850 Madison Avenue Property, which mortgage loan will NOT be included in the issuing entity. The 828-850 Madison Avenue Junior Companion Loan is subordinate in right of payment to the 828-850 Madison Avenue Mortgage Loan.

     "828-850 MADISON AVENUE LOAN REMIC" means the REMIC comprised of the 828-850 Madison Avenue Mortgage Loan, proceeds thereof and a beneficial interest in the related REO Property acquired by foreclosure or deed in lieu of foreclosure.

     "828-850 MADISON AVENUE MORTGAGE LOAN" means the senior underlying mortgage loan secured by the 828-850 Madison Avenue Property.

     "828-850 MADISON AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "828-850 Madison Avenue."

     "828-850 MADISON AVENUE TOTAL LOAN" means the 828-850 Madison Avenue Mortgage Loan and the 828-850 Madison Avenue Junior Companion Loan, collectively.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL ISSUING ENTITY EXPENSE" means an expense (other than master servicing fees and trustee fees, including the certificate administrator fees) of the issuing entity that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Issuing Entity Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee, including the certificate administrator fee, are calculated.

     "AIG" means American International Group, Inc.

     "A.M. BEST" means A.M. Best Company.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2006-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the applicable special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of the 280 Park Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the 280 Park Avenue Total Loan, as if it were a single underlying mortgage loan, and then allocated, PRO RATA, to the 280 Park Avenue Pari Passu Companion Loan and to the 280 Park Avenue Mortgage Loan.

     - In the case of the 828-850 Madison Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the 828-850 Madison Avenue Total Loan, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the 828-850 Madison Avenue Junior Companion Loan, up to its unpaid principal balance, and SECOND, to the 828-850 Madison Avenue Mortgage Loan.

     - In the case of the 3434 North Washington Boulevard Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the 3434 North Washington Boulevard Total Loan, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the 3434 North Washington Boulevard Junior Companion Loan, up to its unpaid principal balance, and SECOND, to the 3434 North Washington Boulevard Mortgage Loan.

     - In the case of the 500 Sansome Office Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the 500 Sansome Office Total Loan, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the 500 Sansome Office Junior Companion Loan, up to its unpaid principal balance, and SECOND, to the 500 Sansome Office Mortgage Loan.

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the issuing entity, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or related Companion Loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

PROVIDED, HOWEVER, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2006-C4 principal balance certificates (other than the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest) have been reduced to zero.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "CBA" means CBA-Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by the applicable mortgage loan seller, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as The Cottages of Fall Creek, The Orchard Apartments, Briarwood Apartments, 833 Jackson & 322 Green, Regional Professional Building, Pavilions Shopping Center and McKnight Retail, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "COMPANION LOANS" means the 280 Park Avenue Pari Passu Companion Loan, the 828-850 Madison Avenue Junior Companion Loan, the 3434 North Washington Boulevard Junior Companion Loan, the 500 Sansome Office Junior Companion Loan and the CBA B-Note Companion Loans.

     "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the issuing entity, the same as "Cut-off Date Loan-to-Value Ratio."

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2006-C4 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; PROVIDED that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or 2005 or a trailing 12-month period ended in 2005 or 2006,

          2. by annualizing the amount of expenses for partial 2005 or 2006 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property often include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

     "ESTIMATED ANNUAL REVENUES" generally means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property often include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means, as to any master servicer, a portion of the applicable master servicing fees (but not including primary servicing fees) equal to fees accrued at a rate in excess of 0.005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse Securities (USA) LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2006-C4 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-C4 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $4,273,091,953, such balance;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2006-C4 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2006-C4 certificates and the class A-4FL REMIC II regular interest is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          1    accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2006-C4 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only issuing entity expenses are the trustee fee, including the certificate administrator fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Issuing Entity Expenses;

     - if there are any prepayments based on a CPR during any yield maintenance period, the loan identified as 105 West Adams Street on Exhibit A to this prospectus supplement will be assumed to have such CPR applied toward the $12,919,172 release amount as disclosed in this prospectus supplement with such resulting prepayments occurring on any payment date prior to the January 2010 payment date;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in October 2006; and

     - the offered certificates are settled on an assumed settlement date of September 28, 2006.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

     - for any residential cooperative property securing a mortgage loan in the issuing entity, the Value Co-op Basis; and

     - for any mortgaged real property (other than a residential cooperative property) securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullets, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in September 2006; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in September 2006;

     - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in September 2006, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts.

PROVIDED that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in September 2006 through and including the due date in August 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and PROVIDED, FURTHER, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

     "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means:

     - with respect to each mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less:

          1.   underwritten replacement reserve amounts; and

          2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means:

     - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the Most Recent Net Cash Flow.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" generally means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

     "NCCB" means National Consumer Cooperative Bank.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the issuing entity, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee (including the certificate administrator fee) and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan that were sold to us by NCB, FSB, such Net Mortgage Interest Rate minus 0.10% per annum);

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan that were sold to us by NCB, FSB, such Net Mortgage Interest Rate minus 0.10% per annum), and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (unless, in either case, such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (or February, if the related distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause
1. of the second and third bullets of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2006-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company pursuant to escrow instructions or otherwise,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is the 280 Park Avenue Mortgage Loan, the 828-850 Madison Avenue Mortgage Loan, the 3434 North Washington Boulevard Mortgage Loan, the 500 Sansome Office Mortgage

          Loan or a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2006-C4 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2006-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2006-C4 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) with some adjustment for residential cooperative mortgage loans, have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) with some adjustment for residential cooperative mortgage loans, have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's, S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's, S&P or Fitch to any class of series 2006-C4 certificates then rated by Moody's, S&P or Fitch, respectively; (m) have been approved by the Series 2006-C4 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2006-C4 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2006-C4 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2006-C4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C4 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the issuing entity, the ratio of--

     1.   the cut-off date principal balance of the mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "REO PROPERTY" means any mortgaged real property that is acquired by the applicable special servicer for the benefit of the series 2006-C4 certificateholders (or, if such property relates to the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan or a CBA A/B

Loan Pair, for the benefit of the series 2006-C4 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     -    the swap counterparty,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR CERTIFICATES" means the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4FL, Class A-1-A, Class A-X, Class A-SP and Class A-Y Certificates.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-Y, A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-4FL REMIC II regular interest have been made on that distribution date.

     "SERIES 2006-C4 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C4 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C4 controlling class; PROVIDED, HOWEVER, that until a Series 2006-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C4 controlling class that a Series 2006-C4 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C4 controlling class certificates will be the Series 2006-C4 Directing Certificateholder.

     "SERVICING FUNCTION PARTICIPANT" means any person, other than the master servicer, the special servicer and the trustee, that is, within the meaning of
Item 1122 of Regulation AB, performing activities that address the servicing criteria, unless such person's activities relate only to 5% or less of the mortgage loans (calculated by Stated Principal Balance).

     "SERVICING STANDARD" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which the applicable master servicer and each special servicer will service and administer the mortgage loans and/or REO Properties (including the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan and the 500 Sansome Office Total Loan) and, when applicable, a CBA A/B Loan Pair that it is obligated to service and administer pursuant to the series 2006-C4 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2006-C4 certificateholders (as a collective whole) or, in the case of the 280 Park Avenue Total Loan, the 828-850 Madison Avenue Total Loan, the 3434 North Washington Boulevard Total Loan, the 500 Sansome Office Total Loan and, when applicable, a CBA A/B Loan Pair, for the benefit of the series 2006-C4 certificateholders and the holder(s) of the related B Note Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2006-C4 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2006-C4 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2006-C4 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2006-C4 pooling and servicing agreement,

          (b) the ownership of any series 2006-C4 certificate, mezzanine loan or any Companion Loan by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

          (c)  the applicable master servicer's obligation to make advances,

          (d) the applicable special servicer's obligation to request that the applicable master servicer make servicing advances,

          (e) the right of the applicable master servicer (or any affiliate thereof) or the applicable special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan originator, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the issuing entity or any related Companion Loan, any of the following events, among others:

     - a payment default has occurred at its maturity date (except, if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers within 45 days of the maturity date a firm commitment to refinance acceptable to the applicable special servicer, with the consent of the series 2006-C4 directing certificateholder, in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 60 days after such payment default, which may be extended to 120 days at the applicable special servicer's, with the consent of the series 2006-C4 directing certificateholder, discretion or (2) the expiration of such commitment); PROVIDED, that the applicable special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C4 directing certificateholder, if following any such direction of the series 2006-C4 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C4 directing certificateholder would violate the Servicing Standard;

     - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the applicable master servicer or, with the approval of the Series 2006-C4 Directing Certificateholder, the judgment of the applicable special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 30 days; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2006-C4 Directing Certificateholder, the judgment of the applicable special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2006-C4 certificateholders and has continued unremedied for 30 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the 2006-C4 Directing Certificateholder agrees with such determination, PROVIDED that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2006-C4 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges,

     -    Post-ARD Additional Interest, or

     -    Static Prepayment Premiums.

     The certificate administrator will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-C4 certificates (other than the class V certificates) on that date.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the issuing entity, an amount that:

     - will initially equal its unpaid principal balance as of its due date in September 2006 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "SUBORDINATE CERTIFICATES" means the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-4FL Certificates" in this prospectus supplement.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2006-C4 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in September 2006 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in September 2006, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in September 2006; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in September 2006;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in September 2006 through and including the due date in August 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED FURTHER that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

          2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property or a residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "U/W OCCUPANCY" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the occupancy rate underwritten by the related originator, based on such originator's underwriting guidelines.

     "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the issuing entity, an amount calculated based on the market value of that real property, assuming operation as a residential cooperative. This value is determined by appraisal and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE MINIMUM AMOUNT" means with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "ZURICH" means Zurich Financial Services Group.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                  Historical Performance of the Mortgage Loans

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                  Schedule of Cooperative Mortgaged Properties

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                            CUT-OFF DATE                   MORTGAGE
                 LOAN                                                        PRINCIPAL                       LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                        BALANCE(1)                     SELLER
---   -------   -----   ------------------------------------------------   -------------   ---------------------------------------
 1                1     11 Madison Avenue                                  $ 806,000,000   Column Financial, Inc.
 2                1     280 Park Avenue                                      300,000,000   Column Financial, Inc.
3a                2     Babcock & Brown FX 3 - Sonterra                       27,884,247   Column Financial, Inc.
3b                2     Babcock & Brown FX 3 - Sandridge                      23,034,510   Column Financial, Inc.
3c                2     Babcock & Brown FX 3 - Majestic Heights               21,709,798   Column Financial, Inc.
3d                2     Babcock & Brown FX 3 - Toscana Villas                 21,688,429   Column Financial, Inc.
3e                2     Babcock & Brown FX 3 - Remington Oaks                 18,388,860   Column Financial, Inc.
3f                2     Babcock & Brown FX 3 - Holly Tree                     14,603,155   Column Financial, Inc.
3g                2     Babcock & Brown FX 3 - Holly Ridge                    11,679,078   Column Financial, Inc.
3h                2     Babcock & Brown FX 3 - Pecan Crossing                 10,555,186   Column Financial, Inc.
3i                2     Babcock & Brown FX 3 - Broadmoor                      10,270,160   Column Financial, Inc.
3j                2     Babcock & Brown FX 3 - Preston Valley                  9,847,439   Column Financial, Inc.
3k                2     Babcock & Brown FX 3 - San Marin                       9,645,316   Column Financial, Inc.
3l                2     Babcock & Brown FX 3 - Chesapeake                      5,828,682   Column Financial, Inc.
3m                2     Babcock & Brown FX 3 - River Road Terrace              5,200,925   Column Financial, Inc.
3n                2     Babcock & Brown FX 3 - Ravenwood                       4,759,778   Column Financial, Inc.
 4                1     The Ritz-Carlton South Beach                         181,000,000   Column Financial, Inc./Barclays Capital
 5                1     Carlton Hotel on Madison                             100,000,000   Column Financial, Inc.
 6                1     The Dream Hotel                                      100,000,000   Column Financial, Inc.
 7       A        1     Springdale Center                                     36,907,000   KeyBank National Association
 8       A        1     Chicopee Marketplace Shopping Center                  17,415,000   KeyBank National Association
 9       A        1     Wilkes-Barre Towne Marketplace                        10,613,000   KeyBank National Association
10       A        1     Cobblestone Village                                    9,994,000   KeyBank National Association
11       A        1     Fashion Square Shopping Center                         7,517,000   KeyBank National Association
12                1     Harwood Center                                        81,000,000   Column Financial, Inc.
13                1     3434 North Washington Boulevard                       64,000,000   LaSalle Bank National Association
14                2     The Edge at Avenue North                              60,800,000   LaSalle Bank National Association
15                1     828-850 Madison Avenue                                60,000,000   Column Financial, Inc.
16                1     Maxtor Campus                                         48,750,000   Column Financial, Inc.
17a               2     Towne Court                                           25,401,830   Column Financial, Inc.
17b               2     Park Place Apartments                                 14,983,110   Column Financial, Inc.
17c               2     Water View Court                                       6,615,060   Column Financial, Inc.
18       B        2     The Cottages of Fall Creek                            28,150,000   Column Financial, Inc.
19       B        2     The Orchard Apartments                                11,300,000   Column Financial, Inc.
20       B        2     Briarwood Apartments                                   7,050,000   Column Financial, Inc.
21                1     Baldwin Commons                                       46,000,000   KeyBank National Association
22                2     Iowa State Student Housing                            43,000,000   Column Financial, Inc.
23                1     105 West Adams Street                                 42,350,000   Column Financial, Inc.
24                1     East Gateway Center                                   40,000,000   LaSalle Bank National Association
25a               2     Babcock & Brown FX 5 - Hampton Court                  22,807,110   Column Financial, Inc.
25b               2     Babcock & Brown FX 5 - Memorial Club                  17,067,271   Column Financial, Inc.
26       C        1     Three City Center                                     18,800,000   KeyBank National Association
27       C        1     Lazy Boy Distribution Center                          14,100,000   KeyBank National Association
28       C        1     Jacobson Warehouse                                     6,900,000   KeyBank National Association
29                1     Center at Hobbs Brook                                 37,200,000   KeyBank National Association
30                1     Baylor Medical Towers                                 33,500,000   LaSalle Bank National Association
31                1     Novant - Midtown Medical Plaza                        33,155,250   Column Financial, Inc.
32                1     SLO Promenade                                         33,000,000   LaSalle Bank National Association
33                1     E.ON US Center                                        32,000,000   Column Financial, Inc.
34                1     The Acropolis Portfolio                               26,800,000   LaSalle Bank National Association
35                1     Village Shoppes at Gainesville                        25,148,071   LaSalle Bank National Association
36                1     Parc at Piedmont                                      25,000,000   Column Financial, Inc.
37                1     Sunland Towne Centre                                  25,000,000   KeyBank National Association
38                1     500 Sansome Office                                    24,400,000   Column Financial, Inc.
39                1     City Club Hotel                                       23,316,259   Column Financial, Inc.
40                1     Northland Inn                                         21,897,697   Column Financial, Inc.
41                1     Four Gateway                                          21,760,000   KeyBank National Association
42                1     Novant - Presbyterian Medical Tower                   21,257,095   Column Financial, Inc.
43                1     The Plaza Evergreen Park                              20,200,000   Column Financial, Inc.
44                1     LakeShore Medical                                     19,360,000   Column Financial, Inc.
45                1     Northville Retail Center                              19,000,000   KeyBank National Association
46                1     Ludlam Point Apartments                               18,924,000   KeyBank National Association
47                1     Pacific Property                                      18,669,738   KeyBank National Association
48                2     790 Riverside Drive Owners                            18,500,000   NCB,FSB
49                1     Germantown Plaza                                      18,500,000   LaSalle Bank National Association
50a               1     Spectra Retail - Petal, MS                             3,814,694   Column Financial, Inc.
50b               1     Spectra Retail - Pineville, LA                         3,760,000   Column Financial, Inc.
50c               1     Spectra Retail - Fort Dodge, IA                        3,720,000   Column Financial, Inc.
50d               1     Spectra Retail - Marshalltown, IA                      2,929,390   Column Financial, Inc.
50e               1     Spectra Retail - La Junta, CO                          2,294,390   Column Financial, Inc.
50f               1     Spectra Retail - Newcastle, OK                         1,601,022   Column Financial, Inc.
51                1     Brookshire Brothers Distribution Facility             18,118,394   NCB,FSB
52                1     833 Jackson & 322 Green                               17,748,000   Column Financial, Inc.
53a               1     Stock Building Supply Portfolio - 19361 Tamarack       4,182,831   LaSalle Bank National Association
53b               1     Stock Building Supply Portfolio - 2225 American        3,954,676   LaSalle Bank National Association
53c               1     Stock Building Supply Portfolio - 1745 Moraine         3,407,106   LaSalle Bank National Association
53d               1     Stock Building Supply Portfolio - 1990 Larsen          2,623,776   LaSalle Bank National Association
53e               1     Stock Building Supply Portfolio - 4710 Dues            1,977,338   LaSalle Bank National Association
53f               1     Stock Building Supply Portfolio - 1949 4th             1,368,926   LaSalle Bank National Association
54                1     Amity Plaza                                           17,300,000   KeyBank National Association
55                1     Brainard Place Medical Campus                         17,200,000   KeyBank National Association
56                2     Sandpiper Apartments                                  16,986,677   LaSalle Bank National Association
57                1     Regional Professional Building                        16,400,000   Column Financial, Inc.
58                1     Novant - Huntersville/Physicians Plaza                16,024,164   Column Financial, Inc.
59                1     Pavilions Shopping Center                             16,000,000   Column Financial, Inc.
60                1     Magnolia Shoppes                                      15,055,231   Column Financial, Inc.
61                1     Princess Medical Center                               14,800,000   Column Financial, Inc.
62                1     Parkshore Centre                                      14,501,000   Column Financial, Inc.
63                1     StorQuest Self Storage                                14,200,000   KeyBank National Association
64                2     Sahara Glen Apartments                                14,100,000   Column Financial, Inc.
65                2     Villages at Del Rio Apartments                        13,628,664   Column Financial, Inc.
66                1     Lakeside Terrace Shopping Center                      13,627,599   KeyBank National Association
67                1     Novant - Metroview Professional Building              13,577,550   Column Financial, Inc.
68                1     Novant - Matthews Medical Office Building             13,564,177   Column Financial, Inc.
69                1     Stadium Plaza North                                   13,325,000   LaSalle Bank National Association
70                1     Antelope Valley Plaza                                 13,200,000   Column Financial, Inc.
71                1     New City Plaza                                        13,000,000   Column Financial, Inc.
72                1     Fashion Mall Commons                                  12,375,000   Column Financial, Inc.
73a               1     CMC Hotel Portfolio I - Holiday Inn Raleigh            8,331,170   Column Financial, Inc.
73b               1     CMC Hotel Portfolio I - Best Western Raleigh           3,442,220   Column Financial, Inc.
74                1     The Art Institute                                     11,600,000   KeyBank National Association
75                1     Cullman Shopping Center                               11,500,000   LaSalle Bank National Association
76                1     Clerbrook RV Resort                                   11,250,000   LaSalle Bank National Association
77                1     Downer Avenue                                         11,000,000   LaSalle Bank National Association

 #    ADDRESS                                                                                    CITY
---   ----------------------------------------------------------------------------------------   --------------------------------
 1    11 Madison Avenue                                                                          New York
 2    280 Park Avenue                                                                            New York
3a    5050 Tamarus Street                                                                        Las Vegas
3b    4025 Burke Road                                                                            Pasadena
3c    5325 East Tropicana Avenue                                                                 Las Vegas
3d    4775 Topaz Street                                                                          Las Vegas
3e    1601 Weyland Drive                                                                         Fort Worth
3f    2481 Lake Drive                                                                            Waldorf
3g    2504 Ivy Brook Court                                                                       Arlington
3h    1225 East Pleasant Run Road                                                                DeSoto
3i    10215 Beechnut Street                                                                      Houston
3j    5631 Spring Valley Road                                                                    Dallas
3k    3501 West Waters Avenue                                                                    Tampa
3l    11620 Audelia Road                                                                         Dallas
3m    20900 River Terrace Road                                                                   Ettrick
3n    4215 Bethel Church Road                                                                    Columbia
 4    1 Lincoln Road                                                                             Miami Beach
 5    88 Madison Avenue                                                                          New York
 6    210 West 55th Street                                                                       New York
 7    3250 Airport Boulevard                                                                     Mobile
 8    591 Memorial Drive                                                                         Chicopee
 9    2150 Wilkes-Barre Township Marketplace                                                     Wilkes-Barre
10    10233 Okeechobee Boulevard                                                                 West Palm Beach
11    1756 Wells Road                                                                            Orange Park
12    1999 Bryan Street                                                                          Dallas
13    3434 North Washington Boulevard                                                            Arlington
14    1401 West Oxford Street                                                                    Philadelphia
15    828-850 Madison Avenue                                                                     New York
16    2452 Clover Basin Drive                                                                    Longmont
17a   91 Thorne Lane                                                                             Newark
17b   650 Lehigh Road                                                                            Newark
17c   321 Harbor Drive                                                                           Claymont
18    6802 East 56th Street                                                                      Indianapolis
19    5350 Cider Mill Lane                                                                       Indianapolis
20    1300 East Fort Lowell Road                                                                 Tucson
21    4846 Baldwin Road                                                                          Orion Township
22    119-324 Stanton Avenue, 116-324 Welch Avenue, 304 Lynn Avenue and 2323-2337 Knapp Street   Ames
23    105 West Adams Street                                                                      Chicago
24    4646-4686 East Van Buren Street                                                            Phoenix
25a   441 North Armistead Street                                                                 Alexandria
25b   904 Westcott Street                                                                        Houston
26    180 South Clinton Avenue                                                                   Rochester
27    2203 Sherrill Drive                                                                        Statesville
28    749 Southrock Drive and 3686 South Central                                                 Rockford
29    100 Charlton Road                                                                          Sturbridge
30    1709 Dryden Road                                                                           Houston
31    1918 Randolph Road                                                                         Charlotte
32    321 Madonna Road                                                                           San Luis Obispo
33    220 West Main Street                                                                       Louisville
34    2611-2689 Commons Boulevard                                                                Dayton
35    821-891 Dawsonville Highway                                                                Gainesville
36    999 Hood Road Northeast                                                                    Marietta
37    655 Sunland Park Drive                                                                     El Paso
38    500 Sansome Street                                                                         San Francisco
39    55 West 44th Street                                                                        New York
40    7025 Northland Drive                                                                       Brooklyn Park
41    444 North 44th Street                                                                      Phoenix
42    1718 East 4th Street                                                                       Charlotte
43    9600 South Western Avenue                                                                  Evergreen Park
44    3232-3299 Wellness Drive                                                                   Holland
45    17101-17677 Haggerty Road                                                                  Northville Township
46    6850-6920 SW 44th Street                                                                   Miami
47    1151-1157 S. Maple Avenue & 1158-1162 Santee Street & 301-329 E. 12th St.                  Los Angeles
48    790 Riverside Drive                                                                        New York
49    13001 Wisteria Drive                                                                       Germantown
50a   793 US Highway 42                                                                          Petal
50b   3628 Monroe Highway                                                                        Pineville
50c   3003-3043 1st Avenue South                                                                 Fort Dodge
50d   50 La Frentz Drive                                                                         Marshalltown
50e   7 Conley Road                                                                              La Junta
50f   707-757 Northwest 34th Place                                                               Newcastle
51    1201 Ellen Trout Drive                                                                     Lufkin
52    833 West Jackson Boulevard and 322 South Green Street                                      Chicago
53a   19361 Tamarack                                                                             Cedar
53b   2225 American Drive                                                                        Neenah
53c   1745 Moraine Terrace                                                                       Green Bay
53d   1990 Larsen Road                                                                           Howard
53e   4710 Dues Drive                                                                            Cincinnati
53f   1979 4th Avenue                                                                            Baldwin
54    112-160 Amity Road                                                                         New Haven
55    29001 and 29017 Cedar Road                                                                 Lyndhurst
56    800 Leisure Lake Drive                                                                     Warner Robins
57    2501 Jimmy Johnson Boulevard                                                               Port Arthur
58    10030 Gilead Road                                                                          Huntersville
59    1955 West Guadalupe Road                                                                   Mesa
60    9651 Westview Drive                                                                        Coral Springs
61    8573-8575 East Princess Drive                                                              Scottsdale
62    1 Poston Road                                                                              Charleston
63    46600 Adams Street                                                                         La Quinta
64    3655 East Sahara Avenue                                                                    Las Vegas
65    3560 Dixie Drive                                                                           Houston
66    26150-26220 Iris Avenue                                                                    Moreno Valley
67    1900 Randolph Road                                                                         Charlotte
68    1450 Matthews Township Parkway                                                             Matthews
69    8351 - 8333 Rochester Avenue and 11966 - 11996 Jack Benny Drive                            Rancho Cucamonga
70    2000-2062 East Avenue J                                                                    Lancaster
71    66 North Main Street                                                                       New City
72    8487 Union Chapel Road                                                                     Indianapolis
73a   2805 Highwoods Boulevard                                                                   Raleigh
73b   2715 Capital Boulevard                                                                     Raleigh
74    3601 West Sunflower Avenue                                                                 Santa Ana
75    Southwest Corner of US Highway 31 @ Loring Street                                          Cullman
76    20005 U.S. Highway 27                                                                      Clermont
77    2551-2650 North Downer Avenue                                                              Milwaukee

 #    COUNTY            STATE   ZIP CODE
---   ---------------   -----   --------
 1    New York            NY      10010
 2    New York            NY      10017
3a    Clark               NV      89119
3b    Harris              TX      77504
3c    Clark               NV      89122
3d    Clark               NV      89121
3e    Tarrant             TX      76180
3f    Charles             MD      20601
3g    Tarrant             TX      76006
3h    Dallas              TX      75115
3i    Harris              TX      77072
3j    Dallas              TX      75254
3k    Hillsborough        FL      33614
3l    Dallas              TX      75243
3m    Chesterfield        VA      23803
3n    Richland            SC      29206
 4    Miami-Dade          FL      33139
 5    New York            NY      10016
 6    New York            NY      10019
 7    Mobile              AL      36606
 8    Hampden             MA      01020
 9    Luzerne             PA      18702
10    Palm Beach          FL      33411
11    Clay                FL      32073
12    Dallas              TX      75201
13    Arlington           VA      22201
14    Philadelphia        PA      19121
15    New York            NY      10021
16    Boulder             CO      80503
17a   New Castle          DE      19711
17b   New Castle          DE      19711
17c   New Castle          DE      19703
18    Marion              IN      46226
19    Marion              IN      46226
20    Pima                AZ      85719
21    Oakland             MI      48359
22    Story               IA      50014
23    Cook                IL      60603
24    Maricopa            AZ      85008
25a   Alexandria City     VA      22312
25b   Harris              TX      77007
26    Monroe              NY      14604
27    Iredell             NC      28625
28    Winnebago           IL      61102
29    Worcester           MA      01566
30    Harris              TX      77030
31    Mecklenburg         NC      28207
32    San Luis Obispo     CA      93405
33    Jefferson           KY      40202
34    Greene              OH      45431
35    Hall                GA      30501
36    Cobb                GA      30068
37    El Paso             TX      79912
38    San Francisco       CA      94111
39    New York            NY      10036
40    Hennepin            MN      55428
41    Maricopa            AZ      85008
42    Mecklenburg         NC      28204
43    Cook                IL      60805
44    Ottawa              MI      49424
45    Wayne               MI      48168
46    Miami-Dade          FL      33155
47    Los Angeles         CA      90015
48    New York            NY      10032
49    Montgomery          MD      20874
50a   Forrest             MS      39465
50b   Rapides             LA      71360
50c   Webster             IA      50501
50d   Marshall            IA      50158
50e   Otero               CO      81050
50f   McClain             OK      73065
51    Angelina            TX      75904
52    Cook                IL      60607
53a   Anoka               MN      55011
53b   Winnebago           WI      54956
53c   Brown               WI      54303
53d   Brown               WI      54303
53e   Butler              OH      45246
53f   Saint Croix         WI      54002
54    New Haven           CT      06515
55    Cuyahoga            OH      44124
56    Houston             GA      31088
57    Jefferson           TX      77640
58    Mecklenburg         NC      28078
59    Maricopa            AZ      85202
60    Broward             FL      33076
61    Maricopa            AZ      85255
62    Charleston          SC      29407
63    Riverside           CA      92253
64    Clark               NV      89104
65    Harris County       TX      77021
66    Riverside           CA      92555
67    Mecklenburg         NC      28207
68    Mecklenburg         NC      28105
69    San Bernardino      CA      91739
70    Los Angeles         CA      93536
71    Rockland            NY      10956
72    Marion              IN      46240
73a   Wake                NC      27604
73b   Wake                NC      27604
74    Orange              CA      92704
75    Cullman             AL      35055
76    Lake                FL      34715
77    Milwaukee           WI      53211

                                                                               CUT-OFF DATE                MORTGAGE
                 LOAN                                                            PRINCIPAL                   LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                           BALANCE(1)                  SELLER
---   -------   -----   ----------------------------------------------------   ------------   ---------------------------------
78                2     Rand Grove Village Apartments                            10,650,000   Column Financial, Inc.
79                1     Mill Valley Office Complex                               10,300,000   Column Financial, Inc.
80                1     Beck Business Center                                     10,300,000   KeyBank National Association
81                1     Southborough Place                                       10,000,000   LaSalle Bank National Association
82                1     Hampton Inn & Suites - Outer Banks                        9,960,244   LaSalle Bank National Association
83                1     Ringling Square                                           9,834,976   Column Financial, Inc.
84                1     Holiday Inn & Suites Cary                                 9,279,027   Column Financial, Inc.
85                1     President Street Garage                                   8,993,023   NCB,FSB
86                1     Holiday Inn Express & Suites Fort Lauderdale Airport      8,468,486   Column Financial, Inc.
87                2     Netherland Gardens Corp.                                  8,244,232   NCB,FSB
88                1     Intermountain Residence Inn Boise                         8,114,026   Column Financial, Inc.
89                1     Spring Center Shopping Center                             8,000,000   LaSalle Bank National Association
90                1     Banta Trails Office Park                                  7,850,000   LaSalle Bank National Association
91                1     City Center Professional                                  7,800,000   Column Financial, Inc.
92                1     Airways Plaza                                             7,750,000   Column Financial, Inc.
93                1     Sully Tech Center                                         7,600,000   KeyBank National Association
94                2     Woods Apartments                                          7,600,000   LaSalle Bank National Association
95                1     30 E. 9th St. Owners Corp.                                7,481,056   NCB,FSB
96                1     Principal Life Building                                   7,470,355   LaSalle Bank National Association
97                1     Stanley Square                                            7,366,223   KeyBank National Association
98                1     Newport Crossings                                         7,300,000   LaSalle Bank National Association
99                2     Branford Hills Apartments                                 7,100,000   NCB,FSB
100               1     Stor-More Auburn                                          7,000,000   KeyBank National Association
101               1     Metro Park Executive Center                               6,950,000   Column Financial, Inc.
102               1     Mission Business Center                                   6,675,000   LaSalle Bank National Association
103               1     Village at Novato                                         6,635,000   Column Financial, Inc.
104               2     296 Austin Road                                           6,592,126   Column Financial, Inc.
105               1     StorHouse Self-Storage                                    6,500,000   KeyBank National Association
106               1     Brea Industrial                                           6,450,000   Column Financial, Inc.
107               1     30-34 Pearsall Owners Corp.                               6,296,188   NCB,FSB
108               2     Colonial Heights Apartments                               6,290,365   KeyBank National Association
109               2     Copper Beech Townhomes IUP                                6,250,000   LaSalle Bank National Association
110               1     8401 New Trails Drive Office Building                     6,240,000   KeyBank National Association
111               2     Village Plaza Apartments                                  6,226,000   Column Financial, Inc.
112               1     Ramada Foothills Resort                                   6,188,096   LaSalle Bank National Association
113               1     Alhambra Shops                                            6,158,000   Column Financial, Inc.
114               1     Walgreens (Baltimore) Ingleside                           6,060,282   LaSalle Bank National Association
115               1     Latham CVS                                                5,982,324   KeyBank National Association
116               2     Alexis Park Apartments                                    5,973,034   Column Financial, Inc.
117               1     Camelot Professional Building                             5,915,988   Column Financial, Inc.
118               1     Intermountain Residence Inn Spokane                       5,755,762   Column Financial, Inc.
119               1     Mallory Commons                                           5,750,000   KeyBank National Association
120               1     Plaza West Shopping Center                                5,500,000   Column Financial, Inc.
121               2     Fox & Hounds Apartments                                   5,500,000   KeyBank National Association
122               1     Deer Creek Woods Buildings 5S & 6S                        5,360,000   KeyBank National Association
123               1     StoragePro                                                5,300,000   KeyBank National Association
124               1     Hampton Inn - Stow                                        5,292,396   LaSalle Bank National Association
125               2     Heinzsite Apartments                                      5,250,000   LaSalle Bank National Association
126               1     Best Western - Tampa                                      5,076,965   LaSalle Bank National Association
127               1     White Sands Mall                                          5,000,000   Column Financial, Inc.
128               1     Scripps Health Office                                     5,000,000   LaSalle Bank National Association
129               1     ProMed Ontario Office                                     4,996,239   LaSalle Bank National Association
130               1     Ashton Place                                              4,990,401   Column Financial, Inc.
131               1     Holiday Inn Express Frisco                                4,988,654   Column Financial, Inc.
132               1     Valley Del Rio Shopping Center                            4,988,028   Column Financial, Inc.
133               1     230 Garth Road Owners, Inc.                               4,987,371   NCB,FSB
134               1     Starbucks Center                                          4,967,313   Column Financial, Inc.
135               1     Broadway 111 Owners Corp.                                 4,898,601   NCB,FSB
136               1     UG Buena Park Center                                      4,860,000   Column Financial, Inc.
137               2     VE - Cedar Grove Apartments                               4,853,377   LaSalle Bank National Association
138               1     Ateret Avot                                               4,760,491   Column Financial, Inc.
139               1     Rancho Pines Shopping Center                              4,635,000   Column Financial, Inc.
140               1     150 East 93 Corp.                                         4,500,000   NCB,FSB
141               1     Mission Industrial Park                                   4,493,434   Column Financial, Inc.
142               2     Elmhurst Towers Apartments, Inc.                          4,492,462   NCB,FSB
143               1     Foodtown Plaza                                            4,479,212   NCB,FSB
144               1     Baymont Inn & Suites - Hot Springs                        4,414,730   Column Financial, Inc.
145               1     Deer Park MHC                                             4,400,000   LaSalle Bank National Association
146               1     83 East Avenue Office                                     4,400,000   LaSalle Bank National Association
147               1     Torrance Medical Office                                   4,371,562   LaSalle Bank National Association
148               1     Nu-Kote Distribution                                      4,370,000   Column Financial, Inc.
149               2     Admiral Manor                                             4,269,618   Column Financial, Inc.
150               1     A&F Service Center                                        4,139,509   NCB,FSB
151               2     Park Village Apartments                                   4,116,119   Column Financial, Inc.
152               1     Shoppes at Brantley Hall                                  4,075,000   KeyBank National Association
153               1     Suburban Extended Stay - Orange Park                      4,070,221   LaSalle Bank National Association
154               1     Suburban Extended Stay - Orlando                          4,070,221   LaSalle Bank National Association
155               1     McKnight Retail                                           4,031,756   LaSalle Bank National Association
156               1     Shoppes on Saxon                                          4,000,000   Column Financial, Inc.
157               1     Yampa River Office Park and Resort Center                 4,000,000   LaSalle Bank National Association
158               1     101 East Washington                                       4,000,000   LaSalle Bank National Association
159               1     Fox Point Shops                                           3,992,268   LaSalle Bank National Association
160               1     Valley Center of Trussville                               3,989,824   Column Financial, Inc.
161               1     1980 Gallows Road Office                                  3,937,451   KeyBank National Association
162               1     Sports Authority - Albuqerque                             3,920,000   LaSalle Bank National Association
163               2     Lark Ellen Villas                                         3,900,000   Column Financial, Inc.
164               1     VE Holiday Inn Express Montgomery                         3,896,022   LaSalle Bank National Association
165               1     Shrub Oak Center                                          3,894,744   Column Financial, Inc.
166               1     Thunderbird Plaza                                         3,880,202   Column Financial, Inc.
167               1     Suburban Extended Stay - Atlanta                          3,845,485   LaSalle Bank National Association
168      D        1     Rio Storage-Harlingen                                     2,252,315   LaSalle Bank National Association
169      D        1     Rio Storage - Brownsville                                 1,589,355   LaSalle Bank National Association
170               2     Park at Presa                                             3,840,599   Column Financial, Inc.
171               2     Crown Court Apartments                                    3,800,000   LaSalle Bank National Association
172               1     Hampton Inn Brevard                                       3,795,647   Column Financial, Inc.
173               1     Crowley Plaza                                             3,781,000   Column Financial, Inc.
174               1     Napa Industrial                                           3,780,000   LaSalle Bank National Association
175               2     Sylmar Mobile Home Park                                   3,770,238   Column Financial, Inc.
176               1     ELS - Scenic MHP                                          3,760,000   LaSalle Bank National Association
177               1     Barrett Lake MHP                                          3,700,000   Column Financial, Inc.
178               1     VE Comfort Inn Chandler                                   3,692,214   LaSalle Bank National Association
179               2     Turnberry Apartments                                      3,598,317   LaSalle Bank National Association
180               2     Fairfield Views Inc. a/k/a Fairfield Views, Inc.          3,597,483   NCB,FSB
181               1     Linkletter Self-Storage Facility                          3,597,351   KeyBank National Association

 #    ADDRESS                                                                             CITY
---   ---------------------------------------------------------------------------------   --------------------------------
78    708-774 East Rand Grove Lane                                                        Palatine
79    2055, 2035 and 2060 Reading Road                                                    Cincinnati
80    28221, 28243, 28265 and 28287 Beck Road                                             Wixom
81    132 Turnpike Road                                                                   Southborough
82    333 Audubon Drive                                                                   Corolla
83    1626 Ringling Boulevard                                                             Sarasota
84    5630 Dillard Drive                                                                  Cary
85    815 East Pratt Street                                                               Baltimore
86    1150 West State Road 84                                                             Fort Lauderdale
87    5610-5650 Netherland Avenue                                                         Riverdale
88    7303 West Denton Street                                                             Boise
89    8627 16th Street                                                                    Silver Spring
90    6319 - 6447 South East Street                                                       Indianapolis
91    15700 37th Avenue North                                                             Plymouth
92    1281-1283 Murfreesboro Road                                                         Nashville
93    14119 Sullyfield Circle                                                             Chantilly
94    852 Garden Walk Boulevard                                                           Riverdale
95    30 East 9th Street                                                                  New York
96    6525 Chancellor Drive                                                               Cedar Falls
97    7908 - 8038 West 151st Street                                                       Overland Park
98    26015-26045 Newport Road                                                            Menifee
99    65 Florence Road                                                                    Branford
100   1802 "A" Street Southeast                                                           Auburn
101   4415 Metro Parkway                                                                  Fort Myers
102   9449, 9469, 9471 Richmond Place, 9450 Buffalo Avenue and 11650 Mission Park Drive   Rancho Cucamonga
103   7514 Redwood Boulevard                                                              Novato
104   296 Austin Road                                                                     Waterbury
105   2829 Northeast 3rd Street                                                           Renton
106   31055 Huntwood Avenue                                                               Hayward
107   30-34 Pearsall Avenue                                                               Glen Cove
108   976 6th Lane                                                                        Vero Beach
109   400-466 Malibu Drive, 370-552 Medlar Drive and 600-662 Pompano Lane                 Indiana
110   8401 New Trails Drive                                                               The Woodlands
111   33 Village Parkway                                                                  Circle Pines
112   6944 East Tanque Verde Road                                                         Tucson
113   1127, 1129 and 1131 South Fremont Avenue                                            Alhambra
114   5657 Baltimore National Pike and 808 Ingleside Avenue                               Catonsville
115   746 and 752 Loudon Road, and 38 Kunker Road                                         Latham
116   2201 Loreco Street                                                                  Bossier City
117   1800 Camelot Drive                                                                  Virginia Beach
118   15915 East Indiana Avenue                                                           Spokane Valley
119   4091 Mallory Lane                                                                   Franklin
120   5563 Western Boulevard                                                              Raleigh
121   325 Foxfire Drive                                                                   Oxford
122   7100-7112 West 135th Street and 13420-13448 Metcalf Avenue                          Overland Park
123   8855 San Leandro Street                                                             Oakland
124   4331 Lakepointe Corporate Drive                                                     Stow
125   710 North Enterprise Street                                                         Bowling Green
126   9331 East Adamo Drive                                                               Tampa
127   3199 White Sands Boulevard                                                          Alamogordo
128   10170 Sorrento Valle                                                                San Diego
129   4150 East Concourse Street                                                          Ontario
130   190 Ashton Court                                                                    Clifton Springs
131   4220 Preston Road                                                                   Frisco
132   4232-4262 Camino Del Rio North                                                      San Diego
133   230 Garth Road                                                                      Scarsdale
134   3699 Hamner Avenue                                                                  Norco
135   600 West 111th Street                                                               New York
136   7550, 7560 and 7570 Orangethorpe Avenue                                             Buena Park
137   800 East South Street                                                               Alvin
138   1410 East 10th Street                                                               Brooklyn
139   4570, 4588 and 4590 North Rancho Drive                                              Las Vegas
140   150 East 93rd Street                                                                New York
141   4747-4751 State Street & 4748-4762 Mission Boulevard                                Ontario
142   81-11 45th Avenue                                                                   Elmhurst
143   1068 High Mountain Road                                                             North Haledon
144   5321 Central Avenue                                                                 Hot Springs
145   4414 Durant Avenue and 4701 Glenwood Drive                                          Deer Park
146   83 East Avenue                                                                      Norwalk
147   19000 Hawthorne Boulevard                                                           Torrance
148   200 Beasley Drive                                                                   Franklin
149   115, 129, 145 Bloomington Avenue                                                    Bremerton
150   3275-3309 Chamblee Dunwoody Road                                                    Chamblee
151   10033 Juniper Avenue                                                                Fontana
152   990 North State Road 434                                                            Altamonte Springs
153   1656 Wells Road                                                                     Orange Park
154   210 North Oxford Road                                                               Casselberry
155   4700 McKnight Road                                                                  Pittsburgh
156   1169 Saxon Boulevard                                                                Orange City
157   3001 South Lincoln Avenue and 2150 Resort Drive                                     Steamboat Springs
158   101 East Washington                                                                 Greenville
159   6830-6949 North Santa Monica Boulevard                                              Fox Point
160   1930 Edwards Lake Road                                                              Trussville
161   1980 Gallows Road                                                                   Vienna
162   4720 Alexander Boulevard Northeast                                                  Albuquerque
163   1313 West San Bernardino Road                                                       Covina
164   4273 Troy Highway                                                                   Montgomery
165   1390-1426 East Main Street                                                          Shrub Oak
166   13760 North 93rd Avenue                                                             Peoria
167   2050 Peachtree Industrial Court                                                     Chamblee
168   205 East Porte Court                                                                Harlingen
169   4455 Paredes Line Road                                                              Brownsville
170   2233 Southeast Military Drive                                                       San Antonio
171   7255 Turfway Road                                                                   Florence
172   800 Forest Gate Center                                                              Pisgah Forest
173   753 Odd Fellow Road                                                                 Crowley
174   167 Camino Dorado                                                                   Napa
175   12365 County Road 2                                                                 Brighton
176   1314 Tunnel Road                                                                    Asheville
177   1250 Barrett Lake Road                                                              Dulzura
178   255 North Kyrene Road                                                               Chandler
179   1911 Twisted Oaks Drive                                                             Norman
180   3103 Fairfield Avenue                                                               Riverdale
181   42130 Lyndie Lane                                                                   Temecula

 #    COUNTY                STATE   ZIP CODE
---   -------------------   -----   --------
78    Cook                    IL      60074
79    Hamilton                OH      45202
80    Oakland                 MI      48393
81    Worcester               MA      01772
82    Currituck               NC      27927
83    Sarasota                FL      34236
84    Wake                    NC      27518
85    Baltimore City          MD      21202
86    Broward                 FL      33315
87    Bronx                   NY      10471
88    Ada                     ID      83704
89    Montgomery              MD      20910
90    Marion                  IN      46227
91    Hennepin                MN      55445
92    Davidson                TN      37217
93    Fairfax                 VA      20151
94    Clayton                 GA      30296
95    New York                NY      10003
96    Black Hawk              IA      50613
97    Johnson                 KS      66223
98    Riverside               CA      92584
99    New Haven               CT      06405
100   King                    WA      98002
101   Lee                     FL      33916
102   San Bernardino          CA      91730
103   Marin                   CA      94945
104   New Haven               CT      06705
105   King                    WA      98056
106   Alameda                 CA      94544
107   Nassau                  NY      11542
108   Indian River            FL      32962
109   Indiana                 PA      15701
110   Montgomery              TX      77381
111   Anoka                   MN      55014
112   Pima                    AZ      85715
113   Los Angeles             CA      91803
114   Baltimore               MD      21228
115   Albany                  NY      12110
116   Bossier                 LA      71112
117   Virginia Beach City     VA      23454
118   Spokane                 WA      99216
119   Williamson              TN      37067
120   Wake                    NC      27606
121   Butler                  OH      45056
122   Johnson                 KS      66223
123   Alameda                 CA      94621
124   Summit                  OH      44224
125   Wood                    OH      43402
126   Hillsborough            FL      33619
127   Otero                   NM      88310
128   San Diego               CA      92121
129   San Bernardino          CA      91764
130   Ontario                 NY      14432
131   Collin                  TX      75034
132   San Diego               CA      92108
133   Westchester             NY      10583
134   Riverside               CA      92860
135   New York                NY      10025
136   Orange                  CA      90621
137   Brazoria                TX      77511
138   Kings                   NY      11230
139   Clark                   NV      89130
140   New York                NY      10128
141   San Bernardino          CA      91762
142   Queens                  NY      11373
143   Passaic                 NJ      07508
144   Garland                 AR      71913
145   Harris                  TX      77536
146   Fairfield               CT      06851
147   Los Angeles             CA      90503
148   Williamson              TN      37064
149   Kitsap                  WA      98312
150   DeKalb                  GA      30341
151   San Bernardino          CA      92335
152   Seminole                FL      32714
153   Clay                    FL      32073
154   Seminole                FL      32707
155   Allegheny               PA      15237
156   Volusia                 FL      32763
157   Routt                   CO      80487
158   Greenville              SC      29601
159   Milwaukee               WI      53217
160   Jefferson               AL      35235
161   Fairfax                 VA      22182
162   Bernalillo              NM      87107
163   Los Angeles             CA      91722
164   Montgomery              AL      36116
165   Westchester             NY      10588
166   Maricopa                AZ      85381
167   Dekalb                  GA      30341
168   Cameron                 TX      78550
169   Cameron                 TX      78521
170   Bexar                   TX      78223
171   Boone                   KY      41042
172   Transylvania            NC      28768
173   Acadia                  LA      70526
174   Napa                    CA      94558
175   Weld                    CO      80603
176   Buncombe                NC      28805
177   San Diego               CA      91917
178   Maricopa                AZ      85226
179   Cleveland               OK      73071
180   Bronx                   NY      10463
181   Riverside               CA      92591

                                                                    CUT-OFF DATE                MORTGAGE
                 LOAN                                                PRINCIPAL                    LOAN
 #    CROSSED   GROUP   PROPERTY NAME                                BALANCE(1)                  SELLER
---   -------   -----   ----------------------------------------   -------------   ---------------------------------
182               1     18th and Everett                               3,597,285   LaSalle Bank National Association
183               1     Lakes Office Building                          3,588,951   Column Financial, Inc.
184               1     Magnolia Self Storage                          3,497,287   LaSalle Bank National Association
185               1     1776 Woodstead Court                           3,494,588   Column Financial, Inc.
186               1     The Burley Inn Hotel & Convention Center       3,486,855   Column Financial, Inc.
187a              1     Pak-It Inn Self Storage - Mableton             2,587,198   Column Financial, Inc.
187b              1     Pak-It Inn Self Storage - Conyers                870,692   Column Financial, Inc.
188               2     Ocean Drive Apartments                         3,450,000   Column Financial, Inc.
189               1     Culvers Strip Center                           3,441,160   Column Financial, Inc.
190               1     222 East 80 Corp.                              3,400,000   NCB,FSB
191               2     La Acienda Gardens Apartments                  3,388,467   Column Financial, Inc.
192               1     Shoppes at Gallatin                            3,347,496   LaSalle Bank National Association
193               1     St. Joe Center                                 3,327,200   Column Financial, Inc.
194               1     Candlewood Suites - Yorktown                   3,300,000   LaSalle Bank National Association
195               1     MacGregor Square                               3,205,000   Column Financial, Inc.
196               1     Ocean Harbor Club Owners, Inc.                 3,194,315   NCB,FSB
197               1     Chase Street Self Storage                      3,145,404   Column Financial, Inc.
198               1     Hampton Inn Albany                             3,130,416   LaSalle Bank National Association
199               1     Robinson Medical Center                        3,125,000   Column Financial, Inc.
200               2     Cornish Home Brewery Apartments                3,097,826   Column Financial, Inc.
201               2     Mariner's Village Apartments                   3,067,492   Column Financial, Inc.
202               1     Lyndie Lane Office Center                      3,050,000   KeyBank National Association
203               1     Walgreens - Amelia, OH                         3,025,000   LaSalle Bank National Association
204               2     Windsor Park Apartments                        3,000,000   Column Financial, Inc.
205               1     Post Road                                      3,000,000   KeyBank National Association
206               1     Thorpe, North and Western Office               2,989,749   Column Financial, Inc.
207               1     Old Yorktown Village Owner's Corp.             2,989,242   NCB,FSB
208               1     Spectrum Campus One Retail                     2,950,000   Column Financial, Inc.
209               1     Jurupa Business Park                           2,929,635   Column Financial, Inc.
210               2     Ridgecrest MHP                                 2,900,000   Column Financial, Inc.
211               2     Grayton Park Apartments                        2,890,591   LaSalle Bank National Association
212               1     Oakland Center                                 2,890,497   LaSalle Bank National Association
213               1     Save Mor Self Storage                          2,797,923   LaSalle Bank National Association
214               1     Carrier Crossing Shopping Center               2,794,242   Column Financial, Inc.
215               2     2 Bronxville Road Owners, Inc.                 2,791,751   NCB,FSB
216               2     2615 Park Avenue Associates                    2,782,758   NCB,FSB
217               1     Arundel Mills Chipotle Center                  2,776,112   Column Financial, Inc.
218               1     Ward Parkway Plaza                             2,750,000   KeyBank National Association
219               1     Quality Inn & Suites Des Moines                2,735,415   Column Financial, Inc.
220               1     Placid Corners                                 2,724,000   Column Financial, Inc.
221               1     Georgetown Shopping Center                     2,717,348   Column Financial, Inc.
222               1     Sandy Plains Connection                        2,646,147   Column Financial, Inc.
223               1     Arundel Mills Mens Wearhouse Center            2,621,329   Column Financial, Inc.
224               2     770 Owners Corp.                               2,596,968   NCB,FSB
225               1     Jefferson Shoppes                              2,596,948   LaSalle Bank National Association
226               2     Nordic Villa Apartments                        2,590,000   Column Financial, Inc.
227      E        1     AutoZone-Jacksonville, FL                        975,000   LaSalle Bank National Association
228      E        1     Autozone-Gaston, SC                              885,000   LaSalle Bank National Association
229      E        1     Autozone-Winnsboro, SC                           705,000   LaSalle Bank National Association
230               1     Sansone Plaza                                  2,548,207   Column Financial, Inc.
231               1     Pak-It Inn (Lilburn)                           2,523,163   Column Financial, Inc.
232               2     Camelot Apartments Kenosha                     2,500,000   Column Financial, Inc.
233               2     Smith St. Gardens, Inc.                        2,496,198   NCB,FSB
234               2     Regency Square Apartments                      2,488,944   Column Financial, Inc.
235               1     Randy's U Store It                             2,476,269   LaSalle Bank National Association
236               1     Regency Park Owners Corp.                      2,473,400   NCB,FSB
237               1     West Haven Center                              2,446,574   Column Financial, Inc.
238               1     Marcin Retail                                  2,416,538   Column Financial, Inc.
239               1     139 East 63rd Street, Inc.                     2,400,000   NCB,FSB
240               2     380-384 Prospect Place                         2,396,498   Column Financial, Inc.
241               1     Route 6 Self Storage                           2,366,282   LaSalle Bank National Association
242               1     Bentwater Retail Village, LLC                  2,342,713   NCB,FSB
243               1     Burlington & East 19th Buildings               2,336,293   KeyBank National Association
244a              1     Bethel Office Building #1                      1,402,082   NCB,FSB
244b              1     Bethel Office Building #2                        896,413   NCB,FSB
245               1     Hennessey Building                             2,296,606   Column Financial, Inc.
246               1     Thomas Road                                    2,250,000   LaSalle Bank National Association
247               1     Commercial Plaza                               2,248,349   LaSalle Bank National Association
248               2     12 Peachtree Avenue                            2,201,431   Column Financial, Inc.
249               2     Wyngate Apartments                             2,200,000   LaSalle Bank National Association
250               1     First Colony Center                            2,199,000   Column Financial, Inc.
251               1     Walgreens Reno                                 2,198,285   LaSalle Bank National Association
252               1     Dora Canal Plaza                               2,196,699   LaSalle Bank National Association
253               1     Zeppe's Plaza                                  2,194,694   Column Financial, Inc.
254               2     Alexander Hamilton Plaza Apts                  2,194,536   Column Financial, Inc.
255               1     Oakridge Shopping Center                       2,192,969   Column Financial, Inc.
256a              1     1130 Kildaire Farm Road                        1,183,329   Column Financial, Inc.
256b              1     5509 Creedmoor Road                              998,589   Column Financial, Inc.
257               1     Greenwood Oaks Business Park                   2,178,344   LaSalle Bank National Association
258               1     Oaktree Plaza Shopping Center                  2,176,877   Column Financial, Inc.
259               1     Colonial Square Office Park                    2,175,000   LaSalle Bank National Association
260               1     Highwood Retail                                2,166,913   Column Financial, Inc.
261               1     Lake Shore Plaza                               2,149,689   KeyBank National Association
262               1     2246-2260 Marietta Boulevard                   2,124,177   Column Financial, Inc.
263               1     Rosebud Business Park                          2,120,000   LaSalle Bank National Association
264               1     700 Market Street                              2,098,416   Column Financial, Inc.
265               1     Airport Kirkwood Shopping Center               2,094,696   Column Financial, Inc.
266               1     Broad Street Retail                            2,053,501   LaSalle Bank National Association
267               2     Woodhurst Apartments                           2,050,000   Column Financial, Inc.
268               1     Overland Park Center                           2,020,000   Column Financial, Inc.
269               1     Shepard Building                               1,996,831   KeyBank National Association
270               2     Woodlands Apartments                           1,994,887   LaSalle Bank National Association
271               1     Clayton's Self Storage                         1,989,523   Column Financial, Inc.
272               1     Harrison Retail Center                         1,943,288   Column Financial, Inc.
273               2     Westshore Estates                              1,938,788   LaSalle Bank National Association
274               1     The Shoppes at Provo Town Center               1,927,693   KeyBank National Association
275               1     16872 East 90 Corp.                            1,850,000   NCB,FSB
276               2     15-45 Elam St                                  1,828,534   Column Financial, Inc.
277               1     Cherryway Medical Center                       1,760,000   Column Financial, Inc.
278               2     3176 Decatur Avenue Owners, Inc.               1,748,902   NCB,FSB
279               1     Grooster Corp.                                 1,747,167   NCB,FSB
280               2     602 Avenue T Owners Corp.                      1,745,320   NCB,FSB
281               1     Desoto Clocktower                              1,742,956   Column Financial, Inc.
282               1     Rite Aid Lansing                               1,726,698   Column Financial, Inc.

 #    ADDRESS                                         CITY                COUNTY               STATE   ZIP CODE
---   ---------------------------------------------   -----------------   ------------------   -----   --------
182   820, 824 and 830 Northwest 18th Avenue          Portland            Multnomah              OR      97209
183   10559 Citation Drive                            Brighton            Livingston             MI      48116
184   3711 Highway 61 South                           Vicksburg           Warren                 MS      39180
185   1776 Woodstead Court                            The Woodlands       Montgomery             TX      77380
186   800 North Overland Avenue                       Burley              Cassia                 ID      83318
187a  6780 Mableton Parkway                           Mableton            Cobb                   GA      30126
187b  2609 Old Covington Highway                      Conyers             Rockdale               GA      30012
188   4443 Ocean Drive                                Corpus Christi      Nueces                 TX      78412
189   3705 North 124th Street                         Brookfield          Waukesha               WI      53005
190   222 East 80th Street                            New York            New York               NY      10021
191   1212 Glen Garden Drive                          Fort Worth          Tarrant                TX      76104
192   825 Nashville Pike                              Gallatin            Sumner                 TN      37066
193   4982-4996 Palm Coast Parkway Northwest          Palm Coast          Flagler                FL      32137
194   329 Commonwealth Drive                          Yorktown            York                   VA      23693
195   1831 Lake Pine Drive                            Cary                Wake                   NC      27511
196   4 Rose Street                                   Oceanside           Nassau                 NY      11572
197   1150 Chase Street                               Athens              Clarke                 GA      30601
198   806 North Westover Boulevard                    Albany              Dougherty              GA      31707
199   133 Church Hill Road                            Robinson            Allegheny              PA      15136
200   1201 West Clay Street                           Richmond            Richmond City          VA      23220
201   3202 South Orlando Drive                        Sanford             Seminole               FL      32773
202   42145 Lyndie Lane                               Temecula            Riverside              CA      92591
203   57 West Main Street                             Amelia              Clermont               OH      45102
204   7900 Creekbend Drive                            Houston             Harris                 TX      77071
205   1996-2070 Post Road (Route 1)                   Fairfield           Fairfield              CT      06824
206   8180 South 700 East Street                      Sandy               Salt Lake              UT      84070
207   Kenneth Stuart Place                            Yorktown Heights    Westchester            NY      10547
208   1776-1782 North High Street                     Columbus            Franklin               OH      43215
209   7101 Jurupa Avenue                              Riverside           Riverside              CA      92504
210   26125 South Highway 27                          Leesburg            Lake                   FL      34748
211   12850 Dolphin Street                            Detroit             Wayne                  MI      48223
212   525 West Oakland Avenue                         Johnson City        Washington             TN      37604
213   677 Linden Street                               Fort Collins        Larimer                CO      80524
214   817 West Pioneer Parkway                        Grand Prairie       Dallas                 TX      75051
215   2 Bronxville Road                               Bronxville          Westchester            NY      10708
216   2615 Park Avenue                                Minneapolis         Hennepin               MN      55407
217   7049 Arundel Mills Boulevard                    Hanover             Anne Arundel           MD      21076
218   8430-8440 Ward Parkway                          Kansas City         Jackson                MO      64114
219   4995 Merle Hay Road                             Des Moines          Polk                   IA      50322
220   300-310 East Warm Springs Road                  Las Vegas           Clark                  NV      89119
221   6505-6533 East State Boulevard                  Fort Wayne          Allen                  IN      46815
222   700 Sandy Plains Road                           Marietta            Cobb                   GA      30066
223   7069 Arundel Mills Boulevard                    Hanover             Anne Arundel           MD      21076
224   770 Ocean Parkway                               Brooklyn            Kings                  NY      11230
225   13175 Jefferson Avenue                          Newport News        Newsport News City     VA      23609
226   3120 Willow Knolls Road                         Peoria              Peoria                 IL      61614
227   7698 103rd Street                               Jacksonville        Duval                  FL      32210
228   5211 US-321                                     Gaston              Lexington              SC      29053
229   621 US 321S Bypass                              Winnsboro           Fairfield              SC      29180
230   319-323 Route 22 East                           Green Brook         Somerset               NJ      08812
231   4400 Lawrenceville Highway                      Lilburn             Gwinnett               GA      30047
232   1468 16th Avenue                                Kenosha             Kenosha                WI      53140
233   194 Smith Street                                Freeport            Nassau                 NY      11520
234   400 Ivy Avenue                                  Waco                McLennan               TX      76706
235   2660 North Morton Street                        Franklin            Johnson                IN      46131
236   25 Lake Street                                  White Plains        Westchester            NY      10603
237   3935 Western Avenue                             Knoxville           Knox                   TN      37921
238   4915 FM 2920 Road                               Spring              Harris                 TX      77388
239   139 East 63rd Street                            New York            New York               NY      10021
240   380-384 Prospect Place                          Brooklyn            Kings                  NY      11238
241   2542 GAR Highway                                Swansea             Bristol                MA      02777
242   3732 & 3734 Cedarcrest Road                     Acworth             Paulding               GA      30101
243   405 East 19th Avenue and 1925 Burlington Road   North Kansas City   Clay                   MO      64116
244a  4200 Lake Otis Parkway                          Anchorage           Anchorage              AK      99508
244b  4115 Lake Otis Parkway                          Anchorage           Anchorage              AK      99508
245   100 West Foothill Boulevard                     Azusa               Los Angeles            CA      91702
246   3700 Thomas Road                                Santa Clara         Santa Clara            CA      95054
247   4800 Southwest Griffith Drive                   Beaverton           Washington             OR      97005
248   12-14 Peachtree Avenue                          Atlanta             Fulton                 GA      30305
249   1601 Wynn-Joyce Road                            Garland             Dallas                 TX      75043
250   1930 State Highway 6 South                      Sugar Land          Fort Bend              TX      77478
251   10370 North McCarran Boulevard                  Reno                Washoe                 NV      89523
252   500 South Duncan Road                           Tavares             Lake                   FL      32778
253   25780 Miles Road                                Bedford Heights     Cuyahoga               OH      44146
254   494, 496 and 498 South Hamilton Road            Columbus            Frankilin              OH      43213
255   3315 Belt Line Road                             Garland             Dallas                 TX      75044
256a  1130 Kildaire Farm Road                         Cary                Wake                   NC      27511
256b  5509 Creedmoor Road                             Raleigh             Wake                   NC      27612
257   500 Polk Avenue                                 Greenwood           Johnson                IN      46143
258   5929-5947 Jimmy Carter Boulevard                Norcross            Gwinnett               GA      30071
259   3597 Henry Street                               Muskegon            Muskegon               MI      49441
260   256 Green Bay Road                              Highwood            Lake                   IL      60040
261   21401 Powerline Road                            Boca Raton          Palm Beach             FL      33433
262   2246-2260 Marietta Boulevard                    Atlanta             Fulton                 GA      30318
263   5859 Rosebud Lane                               Sacramento          Sacramento             CA      95841
264   700-716 Market Street and 310 Kildaire Road     Chapel Hill         Orange                 NC      27516
265   11611 West Airport                              Stafford            Fort Bend              TX      77477
266   9460 West Broad Street                          Richmond            Henrico                VA      23294
267   4042 Curtice Road                               Northwood           Wood                   OH      43619
268   7101 West 91st Street                           Overland Park       Johnson                KS      66212
269   104 Armour Road                                 North Kansas City   Clay                   MO      64116
270   3324, 3332, 3338 and 3334 South Tobacco Road    Greenville          Pitt                   NC      27834
271   900 South Egg Harbor Road                       Hammonton Township  Atlantic               NJ      08037
272   4780 Harrison Boulevard                         Ogden               Weber                  UT      84403
273   3201 South Euclid Avenue                        Bay City            Bay                    MI      48706
274   1316 South University Avenue                    Provo               Utah                   UT      84601
275   168-170-172 East 90th Street                    New York            New York               NY      10128
276   15-45 Elam Street                               New Britain         Hartford               CT      06053
277   1326 Cherry Way                                 Gahanna             Franklin               OH      43230
278   3176 Decatur Avenue                             Bronx               Bronx                  NY      10467
279   22 & 24 Wooster Street                          New York            New York               NY      10013
280   602 Avenue T                                    Brooklyn            Kings                  NY      11223
281   1615-1619 North Hampton Road                    Desoto              Dallas                 TX      75115
282   3825 West Jolly Road                            Lansing             Ingham                 MI      48911

                                                                   CUT-OFF DATE
                 LOAN                                               PRINCIPAL
 #    CROSSED   GROUP   PROPERTY NAME                               BALANCE(1)
---   -------   -----   ---------------------------------------   -------------
283               1     East 60 Village                                1,718,756
284               2     Whitehall Apartments                           1,700,000
285               1     Tropic Isle RV Park                            1,700,000
286               2     Monaco Lake East Apartments, LLC               1,698,696
287               1     El Cajon Mini Storage                          1,697,506
288               1     Richfield Commons                              1,694,539
289               1     Illinois Pointe Shoppes                        1,682,523
290               1     Palm Terrace Mobile Home Park                  1,658,789
291               1     588 Apartments Corp.                           1,643,781
292               1     Plainfield Retail Center                       1,635,000
293               1     682 Tenant Corporation                         1,624,420
294               2     McAdams Apartments                             1,617,837
295               2     Ocean Kay Realty Corp.                         1,600,000
296               2     Lakeshore Apartments                           1,600,000
297               1     Promenade in the Village at Fox Run            1,598,806
298               2     Parkview Apartments                            1,598,790
299               1     Copperas Cove Shopping Center                  1,597,619
300               2     San Jose Apartments                            1,597,458
301               1     Cubby Hole Texas                               1,596,885
302               1     1935 Retail                                    1,575,000
303               1     Bay Storage                                    1,523,912
304               2     Eliana Apartments                              1,504,000
305               1     Timuquana Oaks Center                          1,498,881
306               2     Autumn Trace Apartments                        1,498,865
307               2     Fairfield Tenant Corp.                         1,496,258
308               2     Sherwood Village Cooperative A, Inc.           1,449,177
309               2     Sunset Green Housing Corporation               1,400,000
310               2     Rivercrest Village                             1,396,842
311               1     Ipswich House, Inc.                            1,396,123
312               2     Ellicott Shores Apartments                     1,394,021
313               2     5425 Valles Avenue Owners Corp.                1,349,052
314               1     Centerpoint West Shopping Center               1,345,685
315               1     Aransas Pass Retail                            1,340,000
316               1     340 West Owners Corp.                          1,324,156
317               1     Verizon Wireless Free Standing Building        1,318,971
318               2     Riverbend Estates Mobile Home Park             1,290,658
319               1     Shoppes at Jefferson Place                     1,278,037
320               1     Spruce Tree MHC                                1,274,126
321               2     Amberwood Apartment Homes                      1,272,000
322               1     Riviera Towne Center                           1,253,305
323               1     Sycamore Place Shopping Center                 1,247,058
324               1     Alverser Commons                               1,234,109
325               1     Attic Storage                                  1,198,454
326               1     222 Bowery Owners Corp.                        1,198,200
327               1     Rite Aid - Shelbyville, KY                     1,198,114
328               2     Kenwood Apartments                             1,197,127
329               2     Fairmount Hills Apartments                     1,167,991
330               1     Advance Auto Parts                             1,148,437
331               2     Rock Garden Apartments                         1,097,308
332               2     Kings Landing Apartments                         999,244
333               2     Summit House, Inc.                               998,925
334               2     2909 Ocean Avenue Owners Corp.                   996,828
335               2     Sunset Mobile Home Park                          995,020
336               2     Applewood MHP                                    949,326
337               1     523-533 Tenants Corp.                            937,520
338               2     Dewey Avenue Apartments                          911,300
339               2     Cambridge House Tenants Corporation              898,528
340               1     Levin Center                                     879,392
341               2     Lincoln Park Manor Tenant Corp.                  846,915
342               1     Recker Brown Pad                                 821,366
343               1     Prince Lofts, Inc.                               800,000
344               2     Villa Denese Mobile Home Park                    799,474
345               2     Randall Heights Apts                             799,383
346               2     Swiss Garden Townhomes                           749,492
347               2     Summer Bend Apartments                           749,433
348               1     Angels Attic Self Storage                        748,509
349               1     Colma Mixed Use                                  747,915
350               1     Clovis Shopping Center                           747,194
351               1     230 East 18th Street Corporation                 696,280
352               1     26 Pondfield Road West Owners, Inc.              623,406
353               1     111 West 11 Corp.                                596,569
354               1     214 West 16th Street Owners Corp.                500,000
355               1     Standish Cabot Apartments, Inc.                  499,612
356               2     37-31 149th St. Owners, Inc.                     498,602
357               1     3300 West Illinois                               399,068
358               1     Tribeca Tower Inc.                               345,018
359               2     Fountain Manor Estates, Incorporated             249,792
360               2     Ivydene Co-Op, Inc.                              172,960
                                                                  --------------
   TOTAL/WEIGHTED AVERAGE:                                        $4,273,091,953
                                                                  ==============

                     MORTGAGE
                       LOAN
 #                    SELLER              ADDRESS
---   ---------------------------------   -----------------------------------------------------------------
283   KeyBank National Association        S/s of East State Road 60, East of Valrico Road
284   Column Financial, Inc.              3930 Southwest Twilight Drive
285   LaSalle Bank National Association   15175 Stringfellow Road
286   NCB,FSB                             5201 Monaco Drive
287   LaSalle Bank National Association   512 Raleigh Avenue
288   Column Financial, Inc.              4174 Wheatley Road
289   Column Financial, Inc.              4832 Illinois Road
290   Column Financial, Inc.              2711 Mar Vista Drive
291   NCB,FSB                             588 West End Avenue
292   Column Financial, Inc.              13544 Route 30
293   NCB,FSB                             682 Broadway
294   Column Financial, Inc.              1520 East 17th Street
295   NCB,FSB                             1916 Avenue K
296   LaSalle Bank National Association   4625 Dewey Avenue
297   LaSalle Bank National Association   1923 59th Avenue
298   NCB,FSB                             4150 Lions Place
299   Column Financial, Inc.              301 Constitution Avenue
300   NCB,FSB                             2650 DuPont Avenue
301   LaSalle Bank National Association   1821 East 29th Street
302   LaSalle Bank National Association   2301-2313 South Service Road (I-35)
303   Column Financial, Inc.              22529 Parsons Circle
304   Column Financial, Inc.              6709-6749 South 73rd Circle
305   NCB,FSB                             5101 Timuquana Road
306   NCB,FSB                             1745 Rocky Creek Road
307   NCB,FSB                             3206 Fairfield Avenue
308   NCB,FSB                             99-10 60th Avenue
309   NCB,FSB                             159 Hawthorne Avenue
310   Column Financial, Inc.              1204 County House Lane
311   NCB,FSB                             10 Ipswich Avenue
312   Column Financial, Inc.              75, 115, 171, 231, 232, 255, 256 and 283 Marine Park Drive
313   NCB,FSB                             5425 Valles Avenue
314   Column Financial, Inc.              2636 Frankford Road
315   Column Financial, Inc.              2650 Demory Lane
316   NCB,FSB                             340 West 19th Street
317   LaSalle Bank National Association   305 Greenville Boulevard Southeast
318   Column Financial, Inc.              4402 Riverbend Drive
319   Column Financial, Inc.              640 East Broadway Boulevard
320   LaSalle Bank National Association   14200 - 18 1/2 Mile Road
321   LaSalle Bank National Association   801 Willie L. Miner Avenue
322   LaSalle Bank National Association   10207 China Spring Highway
323   Column Financial, Inc.              4177 Montgomery Highway
324   Column Financial, Inc.              1264, 1266 and 1282 Alverser Plaza
325   Column Financial, Inc.              15611 South Helmer Road
326   NCB,FSB                             222 Bowery
327   LaSalle Bank National Association   1605 Midland Trail
328   Column Financial, Inc.              500 and 619 East Armour Boulevard and 3421 and 3425 Locust Street
329   Column Financial, Inc.              32 Lakeview Drive
330   NCB,FSB                             4356 Augusta Road
331   Column Financial, Inc.              95 Rock Garden Place
332   NCB,FSB                             159 North Gross Road
333   NCB,FSB                             155 Ferris Avenue
334   NCB,FSB                             2909 Ocean Avenue
335   Column Financial, Inc.              2305 Metzgar Road Southwest
336   Column Financial, Inc.              5 Pebbleridge Drive
337   NCB,FSB                             523-533 East 84th Street
338   Column Financial, Inc.              1126 Dewey Avenue
339   NCB,FSB                             One Maple Drive
340   Column Financial, Inc.              3424 Chandler Creek Road
341   NCB,FSB                             75 Lee Avenue and 70 Sherman Avenue
342   Column Financial, Inc.              6059 East Brown Road
343   NCB,FSB                             143 Prince Street
344   Column Financial, Inc.              4511 Lucksinger Lane
345   NCB,FSB                             306 Alberta Road
346   Column Financial, Inc.              179-183 Clinton Road
347   NCB,FSB                             935 South Grove Boulevard
348   Column Financial, Inc.              5802 Joiner Road
349   Column Financial, Inc.              1-11 San Pedro Road
350   Column Financial, Inc.              3900 North Prince Street
351   NCB,FSB                             230 East 18th Street
352   NCB,FSB                             26 Pondfield Road West
353   NCB,FSB                             111 West 11th Street
354   NCB,FSB                             214 West 16th Street
355   NCB,FSB                             1-4 Alden Place
356   NCB,FSB                             37-31 149th Street
357   Column Financial, Inc.              3300 West Illinois Avenue
358   NCB,FSB                             427 Washington Street
359   NCB,FSB                             4065 Ursula Avenue
360   NCB,FSB                             6000 Ivydene Terrace

 #    CITY               COUNTY                STATE   ZIP CODE
---   ----------------   -------------------   -----   --------
283   Valrico            Hillsborough            FL      33594
284   Topeka             Shawnee                 KS      66614
285   Bokeelia           Lee                     FL      33922
286   Pascagoula         Jackson                 MS      39581
287   El Cajon           San Diego               CA      92020
288   Richfield          Summit                  OH      44286
289   Fort Wayne         Allen                   IN      46804
290   Aptos              Santa Cruz              CA      95003
291   New York           New York                NY      10024
292   Plainfield         Will                    IL      60544
293   New York           New York                NY      10012
294   Wichita            Sedgwick                KS      67214
295   Brooklyn           Kings                   NY      11230
296   Greece             Monroe                  NY      14612
297   Greeley            Weld                    CO      80634
298   Macon              Bibb                    GA      31206
299   Copperas Cove      Coryell                 TX      76522
300   Jacksonville       Duval                   FL      32217
301   Bryan              Brazos                  TX      77802
302   Moore              Cleveland               OK      73160
303   Cape Charles       Northampton             VA      23310
304   Ralston            Douglas                 NE      68127
305   Jacksonville       Duval                   FL      32210
306   Macon              Bibb                    GA      31206
307   Bronx              Bronx                   NY      10463
308   Corona             Queens                  NY      11368
309   Yonkers            Westchester             NY      10705
310   Marietta           Washington              OH      45750
311   Great Neck         Nassau                  NY      11021
312   Celoron            Chautauqua              NY      14720
313   Riverdale          Bronx                   NY      10471
314   Dallas             Denton                  TX      75287
315   Aransas Pass       San Patricio            TX      78336
316   New York           New York                NY      10011
317   Greenville         Pitt                    NC      27858
318   San Angelo         Tom Green               TX      76903
319   Jefferson City     Jefferson               TN      37760
320   Marshall           Calhoun                 MI      49068
321   El Reno            Canadian                OK      73036
322   Waco               McLennan                TX      76708
323   Dothan             Houston                 AL      36303
324   Midlothian         Chesterfield            VA      23113
325   Battle Creek       Calhoun                 MI      49015
326   New York           New York                NY      10012
327   Shelbyville        Shelby                  KY      40065
328   Kansas City        Jackson                 MO      64109
329   Lakewood           Chautauqua              NY      14750
330   Lexington          Lexington               SC      29037
331   Dahlonega          Lumpkin                 GA      30533
332   Kingsland          Camden                  GA      31548
333   White Plains       Westchester             NY      10603
334   Brooklyn           Kings                   NY      11235
335   Albuquerque        Bernalillo              NM      87105
336   Medina             Orleans                 NY      14103
337   New York           New York                NY      10028
338   Rochester          Monroe                  NY      14613
339   Great Neck Plaza   Nassau                  NY      11021
340   Virginia Beach     Virginia Beach City     VA      23453
341   Yonkers            Westchester             NY      10705
342   Mesa               Maricopa                AZ      85205
343   New York           New York                NY      10012
344   Austin             Travis                  TX      78745
345   Warner Robins      Houston                 GA      31903
346   New Hartford       Oneida                  NY      13413
347   Kingsland          Camden                  GA      31548
348   San Antonio        Bexar                   TX      78238
349   Colma              San Mateo               CA      94014
350   Clovis             Curry                   NM      88101
351   New York           New York                NY      10003
352   Yonkers            Westchester             NY      10708
353   New York           New York                NY      10011
354   New York           New York                NY      10011
355   Bronxville         Westchester             NY      10708
356   Flushing           Queens                  NY      11354
357   Midland            Midland                 TX      79703
358   New York           New York                NY      10013
359   Los Angeles        Los Angeles             CA      90008
360   Baltimore          Baltimore               MD      21209

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                             CUT-OFF DATE
                LOAN                                                           PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                           BALANCE (1)   PROPERTY TYPE
----  -------  -----  ----------------------------------------------------  --------------  -------------
 1               1    11 Madison Avenue                                     $  806,000,000  Office
 2               1    280 Park Avenue                                          300,000,000  Office
 3a              2    Babcock & Brown FX 3 - Sonterra                           27,884,247  Multifamily
 3b              2    Babcock & Brown FX 3 - Sandridge                          23,034,510  Multifamily
 3c              2    Babcock & Brown FX 3 - Majestic Heights                   21,709,798  Multifamily
 3d              2    Babcock & Brown FX 3 - Toscana Villas                     21,688,429  Multifamily
 3e              2    Babcock & Brown FX 3 - Remington Oaks                     18,388,860  Multifamily
 3f              2    Babcock & Brown FX 3 - Holly Tree                         14,603,155  Multifamily
 3g              2    Babcock & Brown FX 3 - Holly Ridge                        11,679,078  Multifamily
 3h              2    Babcock & Brown FX 3 - Pecan Crossing                     10,555,186  Multifamily
 3i              2    Babcock & Brown FX 3 - Broadmoor                          10,270,160  Multifamily
 3j              2    Babcock & Brown FX 3 - Preston Valley                      9,847,439  Multifamily
 3k              2    Babcock & Brown FX 3 - San Marin                           9,645,316  Multifamily
 3l              2    Babcock & Brown FX 3 - Chesapeake                          5,828,682  Multifamily
 3m              2    Babcock & Brown FX 3 - River Road Terrace                  5,200,925  Multifamily
 3n              2    Babcock & Brown FX 3 - Ravenwood                           4,759,778  Multifamily
 4               1    The Ritz-Carlton South Beach                             181,000,000  Hotel
 5               1    Carlton Hotel on Madison                                 100,000,000  Hotel
 6               1    The Dream Hotel                                          100,000,000  Hotel
 7       A       1    Springdale Center                                         36,907,000  Retail
 8       A       1    Chicopee Marketplace Shopping Center                      17,415,000  Retail
 9       A       1    Wilkes-Barre Towne Marketplace                            10,613,000  Retail
 10      A       1    Cobblestone Village                                        9,994,000  Retail
 11      A       1    Fashion Square Shopping Center                             7,517,000  Retail
 12              1    Harwood Center                                            81,000,000  Office
 13              1    3434 North Washington Boulevard                           64,000,000  Office
 14              2    The Edge at Avenue North                                  60,800,000  Multifamily
 15              1    828-850 Madison Avenue                                    60,000,000  Retail
 16              1    Maxtor Campus                                             48,750,000  Office
 17a             2    Towne Court                                               25,401,830  Multifamily
 17b             2    Park Place Apartments                                     14,983,110  Multifamily
 17c             2    Water View Court                                           6,615,060  Multifamily
 18      B       2    The Cottages of Fall Creek                                28,150,000  Multifamily
 19      B       2    The Orchard Apartments                                    11,300,000  Multifamily
 20      B       2    Briarwood Apartments                                       7,050,000  Multifamily
 21              1    Baldwin Commons                                           46,000,000  Retail
 22              2    Iowa State Student Housing                                43,000,000  Multifamily
 23              1    105 West Adams Street                                     42,350,000  Office
 24              1    East Gateway Center                                       40,000,000  Office
 25a             2    Babcock & Brown FX 5 - Hampton Court                      22,807,110  Multifamily
 25b             2    Babcock & Brown FX 5 - Memorial Club                      17,067,271  Multifamily
 26      C       1    Three City Center                                         18,800,000  Office
 27      C       1    Lazy Boy Distribution Center                              14,100,000  Industrial
 28      C       1    Jacobson Warehouse                                         6,900,000  Industrial
 29              1    Center at Hobbs Brook                                     37,200,000  Retail
 30              1    Baylor Medical Towers                                     33,500,000  Office
 31              1    Novant - Midtown Medical Plaza                            33,155,250  Office
 32              1    SLO Promenade                                             33,000,000  Retail
 33              1    E.ON US Center                                            32,000,000  Office
 34              1    The Acropolis Portfolio                                   26,800,000  Office
 35              1    Village Shoppes at Gainesville                            25,148,071  Retail
 36              1    Parc at Piedmont                                          25,000,000  Multifamily
 37              1    Sunland Towne Centre                                      25,000,000  Retail
 38              1    500 Sansome Office                                        24,400,000  Office
 39              1    City Club Hotel                                           23,316,259  Hotel
 40              1    Northland Inn                                             21,897,697  Hotel
 41              1    Four Gateway                                              21,760,000  Office
 42              1    Novant - Presbyterian Medical Tower                       21,257,095  Office
 43              1    The Plaza Evergreen Park                                  20,200,000  Retail
 44              1    LakeShore Medical                                         19,360,000  Office
 45              1    Northville Retail Center                                  19,000,000  Retail
 46              1    Ludlam Point Apartments                                   18,924,000  Multifamily
 47              1    Pacific Property                                          18,669,738  Retail
 48              2    790 Riverside Drive Owners                                18,500,000  Multifamily
 49              1    Germantown Plaza                                          18,500,000  Retail
 50a             1    Spectra Retail - Petal, MS                                 3,814,694  Retail
 50b             1    Spectra Retail - Pineville, LA                             3,760,000  Retail
 50c             1    Spectra Retail - Fort Dodge, IA                            3,720,000  Retail
 50d             1    Spectra Retail - Marshalltown, IA                          2,929,390  Retail
 50e             1    Spectra Retail - La Junta, CO                              2,294,390  Retail
 50f             1    Spectra Retail - Newcastle, OK                             1,601,022  Retail
 51              1    Brookshire Brothers Distribution Facility                 18,118,394  Mixed Use
 52              1    833 Jackson & 322 Green                                   17,748,000  Office
 53a             1    Stock Building Supply Portfolio - 19361 Tamarack           4,182,831  Industrial
 53b             1    Stock Building Supply Portfolio - 2225 American            3,954,676  Industrial
 53c             1    Stock Building Supply Portfolio - 1745 Moraine             3,407,106  Industrial
 53d             1    Stock Building Supply Portfolio - 1990 Larsen              2,623,776  Industrial
 53e             1    Stock Building Supply Portfolio - 4710 Dues                1,977,338  Industrial
 53f             1    Stock Building Supply Portfolio - 1949 4th                 1,368,926  Industrial
 54              1    Amity Plaza                                               17,300,000  Retail
 55              1    Brainard Place Medical Campus                             17,200,000  Office
 56              2    Sandpiper Apartments                                      16,986,677  Multifamily
 57              1    Regional Professional Building                            16,400,000  Office
 58              1    Novant - Huntersville/Physicians Plaza                    16,024,164  Office
 59              1    Pavilions Shopping Center                                 16,000,000  Retail
 60              1    Magnolia Shoppes                                          15,055,231  Retail
 61              1    Princess Medical Center                                   14,800,000  Office

                                                                                                          DATE OF
                   PROPERTY               UNITS/SQ. FT./      FEE/        YEAR     YEAR     OCCUPANCY    OCCUPANCY     APPRAISED
  #                SUB-TYPE                 ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W     RATE          VALUE
----  ----------------------------------  --------------  -------------  -----  ---------  -----------  ----------  --------------
 1         Central Business District           2,236,139       Fee        1932     1997        100%      8/1/2006   $1,130,000,000
 2         Central Business District           1,206,807       Fee        1961      N/A         98%      3/31/2006   1,266,000,000
 3a              Conventional                        350       Fee        1977     2005         95%      7/25/2006      34,000,000
 3b              Conventional                        504       Fee        1979     2005         96%      7/25/2006      29,000,000
 3c              Conventional                        240       Fee        1989     2005         93%      7/25/2006      27,700,000
 3d              Conventional                        270       Fee        1976     2005         96%      7/24/2006      26,900,000
 3e              Conventional                        580       Fee        1975     2005         83%      7/25/2006      23,500,000
 3f              Conventional                        144       Fee        1974     2004         97%      7/24/2006      17,300,000
 3g              Conventional                        290       Fee        1981     2005         90%      7/25/2006      14,900,000
 3h              Conventional                        236       Fee        1982     2005         87%      7/25/2006      13,300,000
 3i              Conventional                        235       Fee        1982     2000         94%      7/25/2006      12,500,000
 3j              Conventional                        310       Fee        1980     2005         87%      7/25/2006      12,500,000
 3k              Conventional                        193       Fee        1972     2005         87%      7/25/2006      12,300,000
 3l              Conventional                        127       Fee        1982     2005         81%      7/24/2006       7,700,000
 3m              Conventional                        128       Fee        1973     2005         95%      7/25/2006       7,300,000
 3n              Conventional                        112       Fee        1969     2005         89%      7/24/2006       5,500,000
 4               Full Service                        376    Leasehold     1953     2003         77%         N/A        243,000,000
 5               Full Service                        316       Fee        1904     2005         80%         N/A        172,000,000
 6               Full Service                        220    Leasehold     1895     2004         87%         N/A        136,000,000
 7                 Anchored                      565,951       Fee        1959     2005        100%      7/13/2006      49,500,000
 8                 Anchored                      121,220       Fee        2005      N/A        100%      7/19/2006      26,000,000
 9                 Anchored                      309,770    Leasehold     2004      N/A        100%      7/13/2006      17,900,000
 10                Anchored                       33,207       Fee        2005      N/A        100%      7/18/2006      12,400,000
 11               Unanchored                      37,093       Fee        1994     2005        100%      7/13/2006      10,600,000
 12        Central Business District             731,716  Fee/Leasehold   1982      N/A         84%      5/1/2006      102,000,000
 13                Suburban                      205,372       Fee        2006      N/A         97%      9/1/2006       88,200,000
 14              Conventional                        799    Leasehold     2006      N/A        100%      7/20/2006      76,900,000
 15               Unanchored                      17,317       Fee        1926     1980        100%      8/1/2006      121,000,000
 16                Suburban                      450,090       Fee        1989     2001        100%      4/26/2006      67,000,000
 17a             Conventional                        428       Fee        1965     2006         82%      6/20/2006      38,400,000
 17b             Conventional                        275       Fee        1963     2006         78%      6/21/2006      22,650,000
 17c             Conventional                        120       Fee        1972     2006         97%      6/20/2006      10,000,000
 18              Conventional                        770       Fee        1969     2001         94%      5/16/2006      35,420,000
 19              Conventional                        378       Fee        1972     2004         93%      5/16/2006      14,135,000
 20              Conventional                        196       Fee        1977      N/A         97%      5/15/2006      10,000,000
 21                Anchored                      345,137       Fee        1999      N/A         96%      6/30/2006      68,000,000
 22              Conventional                        397       Fee        1910     2004         89%      8/1/2006       55,900,000
 23        Central Business District             455,813       Fee        1927     2006         74%      3/15/2006      62,100,000
 24                Suburban                      230,902       Fee        2001      N/A         92%      6/13/2006      56,000,000
 25a             Conventional                        308       Fee        1965     2005         90%      7/25/2006      39,500,000
 25b             Conventional                        356       Fee        1969     2005         95%      7/25/2006      20,200,000
 26                Suburban                      226,000       Fee        1988      N/A        100%      6/1/2006       26,500,000
 27                   N/A                        639,000       Fee        1999     2003        100%      6/1/2006       20,500,000
 28                   N/A                        240,000       Fee        1992      N/A        100%      7/1/2006       10,600,000
 29                Anchored                      231,016       Fee        1999     2004         96%      6/7/2006       53,100,000
 30                Suburban                      154,905    Leasehold     1954     2005        100%      7/1/2006       43,250,000
 31                Suburban                      219,173    Leasehold     1994     2005         89%      1/1/2006       44,000,000
 32                Anchored                      173,347       Fee        1981     2000         97%      5/11/2006      48,000,000
 33        Central Business District             287,990       Fee        1989     2006         79%      3/31/2006      48,100,000
 34                Suburban                      204,961       Fee        2000      N/A         94%      7/31/2006      34,000,000
 35                Anchored                      229,750       Fee        2004      N/A         97%      6/16/2006      47,000,000
 36           Independent Living                     161       Fee        2001      N/A         84%      5/31/2006      32,400,000
 37                Anchored                      302,481       Fee        1994      N/A         92%      5/1/2006       33,900,000
 38        Central Business District             145,769       Fee        1929     2001         90%      9/1/2006       37,100,000
 39              Full Service                         65       Fee        1902     2006         71%         N/A         34,400,000
 40              Full Service                        231       Fee        1989     2001         60%         N/A         34,200,000
 41                Suburban                      138,240       Fee        1998      N/A         99%      5/1/2006       27,200,000
 42                Suburban                      140,341    Leasehold     1989      N/A         94%      1/1/2006       28,500,000
 43                Anchored                      808,965       Fee        1952     2005         96%      6/1/2006       38,700,000
 44                Suburban                      120,382       Fee        1999     2005         88%      5/31/2006      24,200,000
 45                Anchored                      180,791       Fee        1997      N/A        100%      6/6/2006       35,300,000
 46              Conventional                        205       Fee        1986     2002         97%      6/30/2006      27,900,000
 47               Unanchored                      30,740       Fee        1981      N/A        100%      6/19/2006      25,000,000
 48               Cooperative                        201       Fee        1910     2000        N/A       6/30/2006     134,300,000
 49               Unanchored                     119,316       Fee        1985     2004         94%      8/2/2006       25,800,000
 50a              Anchored(2)                     30,180       Fee        2003      N/A         95%      6/13/2006       4,750,000
 50b              Anchored(2)                     32,200       Fee        2002      N/A        100%      6/13/2006       4,700,000
 50c              Anchored(2)                     33,700       Fee        2004      N/A        100%      6/13/2006       4,650,000
 50d              Anchored(2)                     22,900       Fee        2004      N/A         86%      6/13/2006       3,600,000
 50e              Anchored(2)                     20,500       Fee        2005      N/A         84%      6/13/2006       2,850,000
 50f              Anchored(2)                     11,600       Fee        2004      N/A        100%      6/13/2006       2,100,000
 51            Office/Industrial                 651,901       Fee        1979     2004        100%      4/27/2006      28,000,000
 52        Central Business District             151,716       Fee        1930     2004         94%      6/1/2006       23,000,000
 53a                  N/A                         81,920       Fee        2001      N/A        100%      4/24/2006       5,500,000
 53b                  N/A                         65,000       Fee        1981     1999        100%      4/24/2006       5,200,000
 53c                  N/A                         74,620       Fee        2001      N/A        100%      4/24/2006       4,480,000
 53d                  N/A                         75,180       Fee        1980      N/A        100%      4/24/2006       3,450,000
 53e                  N/A                         80,958       Fee        1977      N/A        100%      4/24/2006       2,600,000
 53f                  N/A                         25,342       Fee        2000      N/A        100%      4/24/2006       1,800,000
 54                Anchored                      179,566       Fee        1961     1993         85%      7/1/2006       28,800,000
 55                Suburban                      115,499       Fee        1972     1989         82%      7/6/2006       21,500,000
 56              Conventional                        530       Fee        1984     2006         90%      6/19/2006      21,350,000
 57                Suburban                      120,775       Fee        2006      N/A        100%      6/5/2006       20,500,000
 58                Suburban                      101,525    Leasehold     2004      N/A        100%      1/1/2006       21,500,000
 59               Unanchored                     127,621       Fee        1986     2003         79%      5/2/2006       22,200,000
 60               Anchored(2)                    114,118       Fee        1998      N/A        100%      4/1/2006       20,200,000
 61        Central Business District              69,448       Fee        2003      N/A         96%      5/16/2006      20,240,000

                                                                             CUT-OFF DATE
                LOAN                                                           PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                           BALANCE (1)   PROPERTY TYPE
----  -------  -----  ----------------------------------------------------  --------------  -------------
 62              1    Parkshore Centre                                          14,501,000  Office
 63              1    StorQuest Self Storage                                    14,200,000  Self Storage
 64              2    Sahara Glen Apartments                                    14,100,000  Multifamily
 65              2    Villages at Del Rio Apartments                            13,628,664  Multifamily
 66              1    Lakeside Terrace Shopping Center                          13,627,599  Retail
 67              1    Novant - Metroview Professional Building                  13,577,550  Office
 68              1    Novant - Matthews Medical Office Building                 13,564,177  Office
 69              1    Stadium Plaza North                                       13,325,000  Industrial
 70              1    Antelope Valley Plaza                                     13,200,000  Retail
 71              1    New City Plaza                                            13,000,000  Retail
 72              1    Fashion Mall Commons                                      12,375,000  Retail
 73a             1    CMC Hotel Portfolio I - Holiday Inn Raleigh                8,331,170  Hotel
 73b             1    CMC Hotel Portfolio I - Best Western Raleigh               3,442,220  Hotel
 74              1    The Art Institute                                         11,600,000  Office
 75              1    Cullman Shopping Center                                   11,500,000  Retail
 76              1    Clerbrook RV Resort                                       11,250,000  Multifamily
 77              1    Downer Avenue                                             11,000,000  Mixed Use
 78              2    Rand Grove Village Apartments                             10,650,000  Multifamily
 79              1    Mill Valley Office Complex                                10,300,000  Office
 80              1    Beck Business Center                                      10,300,000  Industrial
 81              1    Southborough Place                                        10,000,000  Office
 82              1    Hampton Inn & Suites - Outer Banks                         9,960,244  Hotel
 83              1    Ringling Square                                            9,834,976  Office
 84              1    Holiday Inn & Suites Cary                                  9,279,027  Hotel
 85              1    President Street Garage                                    8,993,023  Mixed Use
 86              1    Holiday Inn Express & Suites Fort Lauderdale Airport       8,468,486  Hotel
 87              2    Netherland Gardens Corp.                                   8,244,232  Multifamily
 88              1    Intermountain Residence Inn Boise                          8,114,026  Hotel
 89              1    Spring Center Shopping Center                              8,000,000  Retail
 90              1    Banta Trails Office Park                                   7,850,000  Office
 91              1    City Center Professional                                   7,800,000  Office
 92              1    Airways Plaza                                              7,750,000  Office
 93              1    Sully Tech Center                                          7,600,000  Industrial
 94              2    Woods Apartments                                           7,600,000  Multifamily
 95              1    30 E. 9th St. Owners Corp.                                 7,481,056  Multifamily
 96              1    Principal Life Building                                    7,470,355  Office
 97              1    Stanley Square                                             7,366,223  Retail
 98              1    Newport Crossings                                          7,300,000  Retail
 99              2    Branford Hills Apartments                                  7,100,000  Multifamily
100              1    Stor-More Auburn                                           7,000,000  Self Storage
101              1    Metro Park Executive Center                                6,950,000  Office
102              1    Mission Business Center                                    6,675,000  Industrial
103              1    Village at Novato                                          6,635,000  Retail
104              2    296 Austin Road                                            6,592,126  Multifamily
105              1    StorHouse Self-Storage                                     6,500,000  Self Storage
106              1    Brea Industrial                                            6,450,000  Industrial
107              1    30-34 Pearsall Owners Corp.                                6,296,188  Multifamily
108              2    Colonial Heights Apartments                                6,290,365  Multifamily
109              2    Copper Beech Townhomes IUP                                 6,250,000  Multifamily
110              1    8401 New Trails Drive Office Building                      6,240,000  Office
111              2    Village Plaza Apartments                                   6,226,000  Multifamily
112              1    Ramada Foothills Resort                                    6,188,096  Hotel
113              1    Alhambra Shops                                             6,158,000  Retail
114              1    Walgreens (Baltimore) Ingleside                            6,060,282  Retail
115              1    Latham CVS                                                 5,982,324  Retail
116              2    Alexis Park Apartments                                     5,973,034  Multifamily
117              1    Camelot Professional Building                              5,915,988  Office
118              1    Intermountain Residence Inn Spokane                        5,755,762  Hotel
119              1    Mallory Commons                                            5,750,000  Retail
120              1    Plaza West Shopping Center                                 5,500,000  Retail
121              2    Fox & Hounds Apartments                                    5,500,000  Multifamily
122              1    Deer Creek Woods Buildings 5S & 6S                         5,360,000  Retail
123              1    StoragePro                                                 5,300,000  Self Storage
124              1    Hampton Inn - Stow                                         5,292,396  Hotel
125              2    Heinzsite Apartments                                       5,250,000  Multifamily
126              1    Best Western - Tampa                                       5,076,965  Hotel
127              1    White Sands Mall                                           5,000,000  Retail
128              1    Scripps Health Office                                      5,000,000  Office
129              1    ProMed Ontario Office                                      4,996,239  Office
130              1    Ashton Place                                               4,990,401  Mixed Use
131              1    Holiday Inn Express Frisco                                 4,988,654  Hotel
132              1    Valley Del Rio Shopping Center                             4,988,028  Retail
133              1    230 Garth Road Owners, Inc.                                4,987,371  Multifamily
134              1    Starbucks Center                                           4,967,313  Retail
135              1    Broadway 111 Owners Corp.                                  4,898,601  Multifamily
136              1    UG Buena Park Center                                       4,860,000  Retail
137              2    VE - Cedar Grove Apartments                                4,853,377  Multifamily
138              1    Ateret Avot                                                4,760,491  Multifamily
139              1    Rancho Pines Shopping Center                               4,635,000  Retail
140              1    150 East 93 Corp.                                          4,500,000  Multifamily
141              1    Mission Industrial Park                                    4,493,434  Industrial
142              2    Elmhurst Towers Apartments, Inc.                           4,492,462  Multifamily
143              1    Foodtown Plaza                                             4,479,212  Retail
144              1    Baymont Inn & Suites - Hot Springs                         4,414,730  Hotel
145              1    Deer Park MHC                                              4,400,000  Multifamily
146              1    83 East Avenue Office                                      4,400,000  Office
147              1    Torrance Medical Office                                    4,371,562  Office

                                                                                                          DATE OF
                   PROPERTY               UNITS/SQ. FT./      FEE/        YEAR     YEAR     OCCUPANCY    OCCUPANCY     APPRAISED
  #                SUB-TYPE                 ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W     RATE          VALUE
----  ----------------------------------  --------------  -------------  -----  ---------  -----------  ----------  --------------
 62                Suburban                      116,371       Fee        1985     2005         96%      3/13/2006      19,100,000
 63                   N/A                        124,635       Fee        1998     2001         85%      5/17/2006      17,760,000
 64              Conventional                        268       Fee        1996      N/A         98%      6/19/2006      21,720,000
 65              Conventional                        288       Fee        2002      N/A         93%      5/3/2006       17,375,000
 66                Anchored                       56,166       Fee        2005      N/A         98%      7/1/2006       16,900,000
 67                Suburban                       87,092    Leasehold     1971     2000         95%      1/1/2006       17,750,000
 68                Suburban                       97,205    Leasehold     1994     2004         94%      1/1/2006       19,800,000
 69                   N/A                        144,428       Fee        2006      N/A         85%      7/7/2006       20,300,000
 70                Anchored                      126,295       Fee        1979     2000         95%      6/7/2006       20,425,000
 71                Anchored                      122,061       Fee        1968     1997        100%      7/13/2006      21,800,000
 72               Anchored(2)                     58,277       Fee        1997      N/A         92%      6/8/2006       15,800,000
 73a             Full Service                        128       Fee        1979     2000         69%         N/A         11,700,000
 73b            Limited Service                      139       Fee        1974     2005         58%         N/A          5,100,000
 74                Suburban                       53,484       Fee        2000      N/A        100%      5/31/2006      18,000,000
 75                Anchored                      288,000  Fee/Leasehold   1963     2002         97%      8/14/2006      14,800,000
 76          Manufactured Housing                  1,250       Fee        1983     2002         91%     12/31/2005      14,700,000
 77              Retail/Office                    63,289       Fee        1912     2000         97%      8/1/2006       14,500,000
 78              Conventional                        212       Fee        1974     2005         97%      6/1/2006       14,200,000
 79                Suburban                      106,821       Fee        1906     1992         84%      5/15/2006      13,000,000
 80                   N/A                        170,150       Fee        1999      N/A         92%      7/7/2006       14,800,000
 81                Suburban                       72,223       Fee        2004      N/A        100%      6/2/2006       16,100,000
 82             Limited Service                      123       Fee        2002      N/A         51%         N/A         14,360,000
 83                Suburban                       38,420       Fee        2005      N/A        100%      6/1/2006       13,500,000
 84              Full Service                        120       Fee        1999      N/A         73%         N/A         13,100,000
 85          Retail/Parking Garage               152,425       Fee        2000      N/A         99%      7/28/2006      14,000,000
 86             Limited Service                      100       Fee        2004      N/A         82%         N/A         14,800,000
 87               Cooperative                        457       Fee        1945     2003        N/A       6/21/2006      79,350,000
 88             Limited Service                      104       Fee        2005      N/A         72%         N/A         10,900,000
 89               Unanchored                      49,852       Fee        1986      N/A        100%      9/1/2006       17,600,000
 90                Suburban                       80,514       Fee        1990      N/A         97%      4/6/2006       10,000,000
 91                Suburban                       48,703       Fee        2002      N/A         88%      4/1/2006       10,400,000
 92                Suburban                      147,598       Fee        1972     1996         83%      4/24/2006       9,850,000
 93                   N/A                         88,427       Fee        1985     1987        100%      6/1/2006       12,500,000
 94              Conventional                        168       Fee        1988      N/A         95%      6/30/2006       9,500,000
 95               Cooperative                        145       Fee        1954     1996        N/A       5/25/2006     118,000,000
 96                Suburban                       67,250       Fee        2002      N/A        100%      9/1/2006       10,000,000
 97                Anchored                       72,083       Fee        1988     2005        100%      6/26/2006       9,250,000
 98                Anchored                       25,049       Fee        2006      N/A        100%      8/1/2006       10,500,000
 99              Conventional                        108       Fee        1967     1987         96%      7/31/2006       9,200,000
100                   N/A                        124,156       Fee        1989     1999         85%      5/19/2006      10,350,000
101                Suburban                       56,243       Fee        1985      N/A        100%      6/1/2006        9,800,000
102                   N/A                         64,965       Fee        2006      N/A        100%      6/16/2006      10,150,000
103               Unanchored                      20,043       Fee        2006      N/A         91%      6/1/2006        9,550,000
104              Conventional                        104       Fee        1972     2005         97%      6/8/2006        8,400,000
105                   N/A                         98,776       Fee        2003      N/A         91%      7/7/2006        9,050,000
106                   N/A                        128,580       Fee        1983     2003        100%      6/27/2006      11,800,000
107               Cooperative                        147       Fee        1969     2003        N/A       6/30/2006      37,070,000
108              Conventional                         85       Fee        1982     2006         95%      6/29/2006       9,180,000
109              Conventional                         72       Fee        2005      N/A        100%      9/1/2005        7,825,000
110                Suburban                       71,000       Fee        1996      N/A        100%      3/31/2006       8,400,000
111              Conventional                         50       Fee        2006      N/A         96%      6/13/2006       8,650,000
112             Limited Service                      113       Fee        1984     2003         85%         N/A          8,670,000
113               Anchored(2)                     17,838       Fee        2004      N/A        100%      5/11/2006       9,730,000
114                Anchored                       14,820  Fee/Leasehold   2005      N/A        100%      9/1/2006        7,980,000
115                Anchored                       14,865       Fee        2006      N/A        100%      4/26/2006       7,500,000
116              Conventional                        280       Fee        1987      N/A         85%      6/27/2006       8,700,000
117                Suburban                       40,725       Fee        2004      N/A        100%      6/1/2006        7,690,000
118             Limited Service                       84       Fee        2001      N/A         80%         N/A          9,100,000
119               Unanchored                      29,626       Fee        2005      N/A         84%      6/16/2006       8,225,000
120                Anchored                       62,558       Fee        1986     2001         98%      3/21/2006       6,900,000
121              Conventional                         98       Fee        1975     2004        100%      9/1/2006        7,000,000
122                Anchored                       19,390       Fee        2005      N/A        100%      8/10/2006       6,700,000
123                   N/A                         67,790       Fee        2004      N/A         78%      7/12/2006       7,900,000
124             Limited Service                       84       Fee        2004      N/A         64%         N/A          7,100,000
125              Conventional                        132       Fee        1997     2001        100%      9/1/2006        7,000,000
126             Limited Service                      119       Fee        1973     1999         67%         N/A          6,960,000
127                Anchored                      266,566       Fee        1982     2006         83%      7/10/2006       9,000,000
128                Suburban                       39,800       Fee        1984      N/A        100%      5/22/2006       9,150,000
129                Suburban                       36,744       Fee        2004      N/A         80%      5/22/2006       8,700,000
130   Independent Living/Assisted Living              77       Fee        1998      N/A         97%      8/18/2006       6,600,000
131             Limited Service                       61       Fee        1999      N/A         84%         N/A          7,300,000
132               Anchored(2)                     37,411       Fee        1985     2006         98%      5/3/2006       11,900,000
133               Cooperative                        344       Fee        1962     1996        N/A       5/3/2006      102,200,000
134               Unanchored                      16,017       Fee        2005      N/A         63%      6/1/2006        9,100,000
135               Cooperative                        147       Fee        1925     2002        N/A       6/30/2006      91,800,000
136               Anchored(2)                     11,292       Fee        2006      N/A        100%      7/1/2006        8,190,000
137              Conventional                        168       Fee        1981     2006         94%      6/22/2006       6,300,000
138           Independent Living                      43       Fee        1999      N/A        100%      1/17/2006       7,570,000
139               Unanchored                      19,500       Fee        1998      N/A        100%      5/1/2006        5,880,000
140               Cooperative                         64       Fee        1923     2005        N/A       6/27/2006      40,500,000
141                   N/A                        100,595       Fee        1949     2001         94%      5/22/2006       6,750,000
142               Cooperative                        161       Fee        1959     2002        N/A       6/8/2006       24,800,000
143                Anchored                       36,303       Fee        1970     1991        100%      11/1/2005       6,300,000
144             Limited Service                       88       Fee        2002     2006         53%         N/A          6,500,000
145          Manufactured Housing                    250       Fee        1972     1986         98%      5/31/2006       5,500,000
146        Central Business District              38,807       Fee        1965     1999        100%      6/1/2006        6,000,000
147        Central Business District              21,511       Fee        1981     2003         96%      7/1/2006        5,600,000

                                                                             CUT-OFF DATE
                LOAN                                                           PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                           BALANCE (1)   PROPERTY TYPE
----  -------  -----  ----------------------------------------------------  --------------  -------------
148              1    Nu-Kote Distribution                                       4,370,000  Industrial
149              2    Admiral Manor                                              4,269,618  Multifamily
150              1    A&F Service Center                                         4,139,509  Retail
151              2    Park Village Apartments                                    4,116,119  Multifamily
152              1    Shoppes at Brantley Hall                                   4,075,000  Retail
153              1    Suburban Extended Stay - Orange Park                       4,070,221  Hotel
154              1    Suburban Extended Stay - Orlando                           4,070,221  Hotel
155              1    McKnight Retail                                            4,031,756  Retail
156              1    Shoppes on Saxon                                           4,000,000  Retail
157              1    Yampa River Office Park and Resort Center                  4,000,000  Office
158              1    101 East Washington                                        4,000,000  Office
159              1    Fox Point Shops                                            3,992,268  Retail
160              1    Valley Center of Trussville                                3,989,824  Retail
161              1    1980 Gallows Road Office                                   3,937,451  Office
162              1    Sports Authority - Albuqerque                              3,920,000  Retail
163              2    Lark Ellen Villas                                          3,900,000  Multifamily
164              1    VE Holiday Inn Express Montgomery                          3,896,022  Hotel
165              1    Shrub Oak Center                                           3,894,744  Retail
166              1    Thunderbird Plaza                                          3,880,202  Office
167              1    Suburban Extended Stay - Atlanta                           3,845,485  Hotel
168      D       1    Rio Storage-Harlingen                                      2,252,315  Self Storage
169      D       1    Rio Storage - Brownsville                                  1,589,355  Self Storage
170              2    Park at Presa                                              3,840,599  Multifamily
171              2    Crown Court Apartments                                     3,800,000  Multifamily
172              1    Hampton Inn Brevard                                        3,795,647  Hotel
173              1    Crowley Plaza                                              3,781,000  Retail
174              1    Napa Industrial                                            3,780,000  Industrial
175              2    Sylmar Mobile Home Park                                    3,770,238  Multifamily
176              1    ELS - Scenic MHP                                           3,760,000  Multifamily
177              1    Barrett Lake MHP                                           3,700,000  Multifamily
178              1    VE Comfort Inn Chandler                                    3,692,214  Hotel
179              2    Turnberry Apartments                                       3,598,317  Multifamily
180              2    Fairfield Views Inc. a/k/a Fairfield Views, Inc.           3,597,483  Multifamily
181              1    Linkletter Self-Storage Facility                           3,597,351  Self Storage
182              1    18th and Everett                                           3,597,285  Retail
183              1    Lakes Office Building                                      3,588,951  Office
184              1    Magnolia Self Storage                                      3,497,287  Self Storage
185              1    1776 Woodstead Court                                       3,494,588  Office
186              1    The Burley Inn Hotel & Convention Center                   3,486,855  Hotel
187a             1    Pak-It Inn Self Storage - Mableton                         2,587,198  Self Storage
187b             1    Pak-It Inn Self Storage - Conyers                            870,692  Self Storage
188              2    Ocean Drive Apartments                                     3,450,000  Multifamily
189              1    Culvers Strip Center                                       3,441,160  Retail
190              1    222 East 80 Corp.                                          3,400,000  Multifamily
191              2    La Acienda Gardens Apartments                              3,388,467  Multifamily
192              1    Shoppes at Gallatin                                        3,347,496  Retail
193              1    St. Joe Center                                             3,327,200  Retail
194              1    Candlewood Suites - Yorktown                               3,300,000  Hotel
195              1    MacGregor Square                                           3,205,000  Retail
196              1    Ocean Harbor Club Owners, Inc.                             3,194,315  Multifamily
197              1    Chase Street Self Storage                                  3,145,404  Self Storage
198              1    Hampton Inn Albany                                         3,130,416  Hotel
199              1    Robinson Medical Center                                    3,125,000  Office
200              2    Cornish Home Brewery Apartments                            3,097,826  Multifamily
201              2    Mariner's Village Apartments                               3,067,492  Multifamily
202              1    Lyndie Lane Office Center                                  3,050,000  Office
203              1    Walgreens - Amelia, OH                                     3,025,000  Retail
204              2    Windsor Park Apartments                                    3,000,000  Multifamily
205              1    Post Road                                                  3,000,000  Mixed Use
206              1    Thorpe, North and Western Office                           2,989,749  Office
207              1    Old Yorktown Village Owner's Corp.                         2,989,242  Multifamily
208              1    Spectrum Campus One Retail                                 2,950,000  Retail
209              1    Jurupa Business Park                                       2,929,635  Industrial
210              2    Ridgecrest MHP                                             2,900,000  Multifamily
211              2    Grayton Park Apartments                                    2,890,591  Multifamily
212              1    Oakland Center                                             2,890,497  Retail
213              1    Save Mor Self Storage                                      2,797,923  Self Storage
214              1    Carrier Crossing Shopping Center                           2,794,242  Retail
215              2    2 Bronxville Road Owners, Inc.                             2,791,751  Multifamily
216              2    2615 Park Avenue Associates                                2,782,758  Multifamily
217              1    Arundel Mills Chipotle Center                              2,776,112  Retail
218              1    Ward Parkway Plaza                                         2,750,000  Retail
219              1    Quality Inn & Suites Des Moines                            2,735,415  Hotel
220              1    Placid Corners                                             2,724,000  Retail
221              1    Georgetown Shopping Center                                 2,717,348  Retail
222              1    Sandy Plains Connection                                    2,646,147  Retail
223              1    Arundel Mills Mens Wearhouse Center                        2,621,329  Retail
224              2    770 Owners Corp.                                           2,596,968  Multifamily
225              1    Jefferson Shoppes                                          2,596,948  Retail
226              2    Nordic Villa Apartments                                    2,590,000  Multifamily
227      E       1    AutoZone-Jacksonville, FL                                    975,000  Retail
228      E       1    Autozone-Gaston, SC                                          885,000  Retail
229      E       1    Autozone-Winnsboro, SC                                       705,000  Retail
230              1    Sansone Plaza                                              2,548,207  Retail
231              1    Pak-It Inn (Lilburn)                                       2,523,163  Self Storage
232              2    Camelot Apartments Kenosha                                 2,500,000  Multifamily
233              2    Smith St. Gardens, Inc.                                    2,496,198  Multifamily

                                                                                                          DATE OF
                   PROPERTY               UNITS/SQ. FT./      FEE/        YEAR     YEAR     OCCUPANCY    OCCUPANCY     APPRAISED
  #                SUB-TYPE                 ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W     RATE          VALUE
----  ----------------------------------  --------------  -------------  -----  ---------  -----------  ----------  --------------
148                   N/A                        152,562       Fee        1978     2003        100%      5/11/2006       5,800,000
149               Conventional                       117       Fee        1964     1970         98%      3/30/2006       5,430,000
150                Unanchored                     57,500       Fee        1984     2004         96%      5/31/2006       5,560,000
151               Conventional                        56       Fee        1979     2004         98%       5/1/2006       6,330,000
152                Unanchored                     33,580       Fee        1989     N/A         100%       7/1/2006       6,400,000
153             Limited Service                      144       Fee        1998     N/A          80%         N/A          6,500,000
154             Limited Service                      144       Fee        1999     2004         87%         N/A          7,200,000
155                Unanchored                     44,663       Fee        1957     1988         94%       6/1/2006       5,100,000
156                Unanchored                     12,800       Fee        2006     N/A         100%      5/18/2006       5,800,000
157                 Suburban                      31,399       Fee        2001     N/A         100%       7/1/2006       8,300,000
158        Central Business District              41,316       Fee        1970     2003        100%       5/1/2006       6,950,000
159                Unanchored                     50,085       Fee        1950     2006        100%      7/10/2006       6,000,000
160                Unanchored                     31,344       Fee        1998     N/A         100%       3/1/2006       5,700,000
161                 Suburban                      26,438       Fee        1986     N/A         100%      6/30/2006       6,700,000
162                 Anchored                      45,968       Fee        1995     N/A         100%       6/8/2006       7,060,000
163               Conventional                        23       Fee        2006     N/A         100%      6/30/2006       5,880,000
164             Limited Service                       59       Fee        2003     N/A          75%         N/A          5,700,000
165                Unanchored                     18,885       Fee        2000     N/A         100%      5/19/2006       5,500,000
166                 Suburban                      25,778       Fee        1990     2004        100%       6/8/2006       5,200,000
167             Limited Service                      150       Fee        1998     N/A          75%         N/A          5,000,000
168                   N/A                         58,150       Fee        2000     N/A          72%      7/18/2006       3,000,000
169                   N/A                         53,485       Fee        1999     N/A          70%      7/18/2006       2,900,000
170               Conventional                       210       Fee        1986     N/A          92%       5/8/2006       4,900,000
171               Conventional                       143       Fee        1963     1999         96%      7/21/2006       4,825,000
172             Limited Service                       80       Fee        1996     2003         63%         N/A          6,000,000
173                 Anchored(2)                   27,228       Fee        1999     2005        100%       3/1/2006       4,950,000
174                   N/A                         39,635       Fee        1971     2002        100%       6/8/2006       5,830,000
175           Manufactured Housing                   101       Fee        1960     2005         93%       3/1/2006       4,800,000
176           Manufactured Housing                   212       Fee        1967     1996         85%      12/31/2005      4,700,000
177           Manufactured Housing                    86       Fee        1950     2003         99%       7/1/2006       4,950,000
178             Limited Service                       70       Fee        1998     2006         73%         N/A          5,400,000
179               Conventional                       140       Fee        1973     2004         93%      4/13/2006       5,000,000
180               Cooperative                        106       Fee        1947     1996        N/A       6/15/2006      24,000,000
181                   N/A                         56,251       Fee        1990     N/A          85%      6/27/2006       5,050,000
182                Unanchored                     23,027       Fee        1979     2002        100%       6/1/2006       4,800,000
183                 Suburban                      44,332       Fee        2001     N/A          85%       2/6/2006       4,600,000
184                   N/A                        115,182       Fee        1997     2005         99%       5/4/2006       5,750,000
185                 Suburban                      39,139       Fee        1981     2004         88%      6/14/2006       4,765,000
186               Full Service                       126       Fee        1969     2006         62%         N/A          5,600,000
187a                  N/A                         58,575       Fee        1986     2001         90%       4/1/2006       4,000,000
187b                  N/A                         33,975       Fee        1996     N/A          95%       4/1/2006       1,660,000
188               Conventional                        99       Fee        1964     2006         96%      5/30/2006       4,500,000
189                Unanchored                     14,500       Fee        2003     N/A         100%      7/11/2006       4,900,000
190               Cooperative                         90       Fee        1963     2004        N/A       6/26/2006      56,100,000
191               Conventional                       154       Fee        1967     1999        100%      3/31/2006       4,650,000
192                 Anchored                      56,710       Fee        1980     2004        100%      3/21/2006       4,900,000
193                Unanchored                     32,400       Fee        1991     1998        100%      4/19/2006       5,600,000
194             Limited Service                       59       Fee        2002     N/A          83%         N/A          5,200,000
195                Unanchored                     15,569       Fee        2006     N/A          90%       8/3/2006       4,025,000
196               Cooperative                         92       Fee        1964     1996        N/A       4/26/2006      24,700,000
197                   N/A                         61,057       Fee        1999     2006         99%      7/10/2006       4,550,000
198             Limited Service                       82       Fee        1993     N/A          77%         N/A          3,940,000
199                 Suburban                      21,791       Fee        1991     2006        100%       6/1/2006       4,200,000
200               Conventional                        37       Fee        1891     2005        100%       3/2/2006       4,180,000
201               Conventional                        88       Fee        1974     2006         98%       8/7/2006       4,000,000
202                 Suburban                      26,970       Fee        1990     2004         94%       8/3/2006       5,000,000
203                 Anchored                      14,560       Fee        2003     N/A         100%       9/1/2006       5,400,000
204               Conventional                       130       Fee        1970     2003         95%       4/1/2006       4,025,000
205              Retail/Office                    27,772       Fee        1986     2006        100%       7/1/2006       7,700,000
206                 Suburban                      35,032       Fee        1997     N/A          84%      3/29/2006       4,600,000
207               Cooperative                        100       Fee        1972     1998        N/A       4/28/2006      20,900,000
208                Unanchored                     12,900       Fee        1909     1998        100%       6/1/2006       4,000,000
209                   N/A                         51,014       Fee        1988     N/A         100%      5/22/2006       4,250,000
210           Manufactured Housing                   153       Fee        1972     2005         66%       4/1/2006       3,875,000
211               Conventional                       128       Fee        1955     N/A          92%      3/31/2006       3,650,000
212                Unanchored                     23,897       Fee        2000     N/A         100%       4/1/2006       4,000,000
213                   N/A                        162,413       Fee        1994     1999         76%      6/30/2006       3,800,000
214                Unanchored                     43,351       Fee        1985     N/A         100%      3/13/2006       3,800,000
215               Cooperative                         99       Fee        1960     1993        N/A        6/1/2006      17,200,000
216               Cooperative                        112       Fee        1930     1994        N/A       5/23/2006      16,750,000
217                 Anchored(2)                    7,000       Fee        2006     N/A         100%       6/1/2006       4,150,000
218                Unanchored                     14,000       Fee        2003     N/A         100%      6/30/2006       3,950,000
219             Limited Service                      117       Fee        1971     2005         63%         N/A          3,700,000
220                Unanchored                     18,250       Fee        1998     N/A          86%      6/13/2006       6,550,000
221                Unanchored                     29,220       Fee        1971     2003        100%      3/24/2006       4,230,000
222                Unanchored                     51,538       Fee        1985     N/A          94%      5/31/2006       3,400,000
223                 Anchored(2)                   10,000       Fee        2003     N/A         100%       6/1/2006       3,800,000
224               Cooperative                         99       Fee        1962     2003        N/A       5/17/2006      19,500,000
225                Unanchored                     21,240       Fee        2005     N/A          93%      7/28/2006       3,740,000
226               Conventional                        92       Fee        1976     2004         92%      3/31/2006       3,500,000
227                 Anchored                       6,840       Fee        2005     N/A         100%       9/1/2006       1,740,000
228                 Anchored                       6,840       Fee        2006     N/A         100%       9/1/2006       1,400,000
229                 Anchored                       6,840       Fee        2006     N/A         100%       9/1/2006       1,120,000
230                Unanchored                     32,110       Fee        1989     2001        100%       4/1/2006       3,800,000
231                   N/A                         65,890       Fee        1988     2006         71%       6/1/2006       3,175,000
232               Conventional                       112       Fee        1975     2006         98%      5/31/2006       3,700,000
233               Cooperative                         65       Fee        1955     2002        N/A        4/4/2006       9,830,000

                                                                             CUT-OFF DATE
                LOAN                                                           PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                           BALANCE (1)   PROPERTY TYPE
----  -------  -----  ----------------------------------------------------  --------------  -------------
234              2    Regency Square Apartments                                  2,488,944  Multifamily
235              1    Randy's U Store It                                         2,476,269  Self Storage
236              1    Regency Park Owners Corp.                                  2,473,400  Multifamily
237              1    West Haven Center                                          2,446,574  Retail
238              1    Marcin Retail                                              2,416,538  Retail
239              1    139 East 63rd Street, Inc.                                 2,400,000  Multifamily
240              2    380-384 Prospect Place                                     2,396,498  Multifamily
241              1    Route 6 Self Storage                                       2,366,282  Self Storage
242              1    Bentwater Retail Village, LLC                              2,342,713  Retail
243              1    Burlington & East 19th Buildings                           2,336,293  Office
244a             1    Bethel Office Building #1                                  1,402,082  Office
244b             1    Bethel Office Building #2                                    896,413  Office
245              1    Hennessey Building                                         2,296,606  Retail
246              1    Thomas Road                                                2,250,000  Retail
247              1    Commercial Plaza                                           2,248,349  Office
248              2    12 Peachtree Avenue                                        2,201,431  Multifamily
249              2    Wyngate Apartments                                         2,200,000  Multifamily
250              1    First Colony Center                                        2,199,000  Retail
251              1    Walgreens Reno                                             2,198,285  Retail
252              1    Dora Canal Plaza                                           2,196,699  Retail
253              1    Zeppe's Plaza                                              2,194,694  Mixed Use
254              2    Alexander Hamilton Plaza Apts                              2,194,536  Multifamily
255              1    Oakridge Shopping Center                                   2,192,969  Retail
256a             1    1130 Kildaire Farm Road                                    1,183,329  Office
256b             1    5509 Creedmoor Road                                          998,589  Office
257              1    Greenwood Oaks Business Park                               2,178,344  Industrial
258              1    Oaktree Plaza Shopping Center                              2,176,877  Retail
259              1    Colonial Square Office Park                                2,175,000  Office
260              1    Highwood Retail                                            2,166,913  Retail
261              1    Lake Shore Plaza                                           2,149,689  Retail
262              1    2246-2260 Marietta Boulevard                               2,124,177  Industrial
263              1    Rosebud Business Park                                      2,120,000  Industrial
264              1    700 Market Street                                          2,098,416  Retail
265              1    Airport Kirkwood Shopping Center                           2,094,696  Retail
266              1    Broad Street Retail                                        2,053,501  Retail
267              2    Woodhurst Apartments                                       2,050,000  Multifamily
268              1    Overland Park Center                                       2,020,000  Retail
269              1    Shepard Building                                           1,996,831  Office
270              2    Woodlands Apartments                                       1,994,887  Multifamily
271              1    Clayton's Self Storage                                     1,989,523  Self Storage
272              1    Harrison Retail Center                                     1,943,288  Retail
273              2    Westshore Estates                                          1,938,788  Multifamily
274              1    The Shoppes at Provo Town Center                           1,927,693  Retail
275              1    16872 East 90 Corp.                                        1,850,000  Multifamily
276              2    15-45 Elam St                                              1,828,534  Multifamily
277              1    Cherryway Medical Center                                   1,760,000  Office
278              2    3176 Decatur Avenue Owners, Inc.                           1,748,902  Multifamily
279              1    Grooster Corp.                                             1,747,167  Multifamily
280              2    602 Avenue T Owners Corp.                                  1,745,320  Multifamily
281              1    Desoto Clocktower                                          1,742,956  Retail
282              1    Rite Aid Lansing                                           1,726,698  Retail
283              1    East 60 Village                                            1,718,756  Retail
284              2    Whitehall Apartments                                       1,700,000  Multifamily
285              1    Tropic Isle RV Park                                        1,700,000  Multifamily
286              2    Monaco Lake East Apartments, LLC                           1,698,696  Multifamily
287              1    El Cajon Mini Storage                                      1,697,506  Self Storage
288              1    Richfield Commons                                          1,694,539  Retail
289              1    Illinois Pointe Shoppes                                    1,682,523  Retail
290              1    Palm Terrace Mobile Home Park                              1,658,789  Multifamily
291              1    588 Apartments Corp.                                       1,643,781  Multifamily
292              1    Plainfield Retail Center                                   1,635,000  Retail
293              1    682 Tenant Corporation                                     1,624,420  Multifamily
294              2    McAdams Apartments                                         1,617,837  Multifamily
295              2    Ocean Kay Realty Corp.                                     1,600,000  Multifamily
296              2    Lakeshore Apartments                                       1,600,000  Multifamily
297              1    Promenade in the Village at Fox Run                        1,598,806  Retail
298              2    Parkview Apartments                                        1,598,790  Multifamily
299              1    Copperas Cove Shopping Center                              1,597,619  Retail
300              2    San Jose Apartments                                        1,597,458  Multifamily
301              1    Cubby Hole Texas                                           1,596,885  Self Storage
302              1    1935 Retail                                                1,575,000  Retail
303              1    Bay Storage                                                1,523,912  Self Storage
304              2    Eliana Apartments                                          1,504,000  Multifamily
305              1    Timuquana Oaks Center                                      1,498,881  Retail
306              2    Autumn Trace Apartments                                    1,498,865  Multifamily
307              2    Fairfield Tenant Corp.                                     1,496,258  Multifamily
308              2    Sherwood Village Cooperative A, Inc.                       1,449,177  Multifamily
309              2    Sunset Green Housing Corporation                           1,400,000  Multifamily
310              2    Rivercrest Village                                         1,396,842  Multifamily
311              1    Ipswich House, Inc.                                        1,396,123  Multifamily
312              2    Ellicott Shores Apartments                                 1,394,021  Multifamily
313              2    5425 Valles Avenue Owners Corp.                            1,349,052  Multifamily
314              1    Centerpoint West Shopping Center                           1,345,685  Retail
315              1    Aransas Pass Retail                                        1,340,000  Retail
316              1    340 West Owners Corp.                                      1,324,156  Multifamily
317              1    Verizon Wireless Free Standing Building                    1,318,971  Retail
318              2    Riverbend Estates Mobile Home Park                         1,290,658  Multifamily

                                                                                                          DATE OF
                   PROPERTY               UNITS/SQ. FT./      FEE/        YEAR     YEAR     OCCUPANCY    OCCUPANCY     APPRAISED
  #                SUB-TYPE                 ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W     RATE          VALUE
----  ----------------------------------  --------------  -------------  -----  ---------  -----------  ----------  --------------
234              Conventional                         77       Fee        1983      N/A         88%      6/23/2006       3,200,000
235                   N/A                         57,070       Fee        1990     2000         95%      6/7/2006        3,100,000
236               Cooperative                         65       Fee        1968     1996        N/A       6/12/2006      18,675,000
237               Unanchored                      53,059       Fee        1957     2003        100%      2/22/2006       3,100,000
238               Unanchored                      19,960       Fee        2003      N/A         90%      5/23/2006       3,100,000
239               Cooperative                         53       Fee        1962     2006        N/A       4/7/2006       73,300,000
240              Conventional                         24       Fee        1931     2005        100%      7/1/2006        3,300,000
241                   N/A                         38,725       Fee        2001      N/A         77%      6/21/2006       3,100,000
242               Unanchored                      15,927       Fee        2003     2005        100%      7/3/2006        3,350,000
243                Suburban                       30,299       Fee        1962     2000         92%      6/1/2006        2,950,000
244a               Suburban                       16,814       Fee        1984     1997         82%      5/10/2006       3,200,000
244b               Suburban                       10,848       Fee        1976     2000        100%      4/1/2006        2,075,000
245               Unanchored                       9,363       Fee        1978     2006         78%      1/1/2005        5,560,000
246               Unanchored                       8,338       Fee        2004      N/A        100%      6/1/2006        4,150,000
247                Suburban                       30,417       Fee        1979     1999         81%      6/30/2006       4,200,000
248              Conventional                         18       Fee        1960     2004        100%      7/1/2006        2,940,000
249              Conventional                         45       Fee        1984     2004        100%      6/4/2006        3,000,000
250               Anchored(2)                      7,932       Fee        2005      N/A        100%      2/21/2006       3,025,000
251                Anchored                       14,490       Fee        2005      N/A        100%      9/1/2006        4,430,000
252               Unanchored                      22,000       Fee        1984     2005         95%      6/22/2006       3,340,000
253              Retail/Office                    21,047       Fee        1952     2002        100%      8/15/2006       2,800,000
254              Conventional                        162       Fee        1966      N/A         86%      4/4/2006        3,400,000
255               Unanchored                      29,126       Fee        1983      N/A         94%      5/30/2006       2,975,000
256a               Suburban                       17,422       Fee        1985      N/A        100%      5/1/2006        2,100,000
256b               Suburban                       10,631       Fee        1984     2005        100%      5/1/2006        1,100,000
257                   N/A                         57,891       Fee        1974     2005         83%      6/13/2006       3,150,000
258               Unanchored                      16,999       Fee        1985      N/A        100%      4/1/2006        3,100,000
259                Suburban                       15,034       Fee        2001      N/A        100%      8/7/2006        2,800,000
260               Unanchored                      11,992       Fee        1920     2003         87%      4/13/2006       3,100,000
261               Unanchored                       9,000       Fee        1998      N/A        100%      5/1/2006        3,240,000
262                   N/A                         50,684       Fee        1967     2006        100%      6/30/2006       3,100,000
263                   N/A                         40,720       Fee        1988      N/A        100%      4/6/2006        2,960,000
264               Unanchored                      16,684       Fee        2002      N/A        100%      8/23/2006       3,200,000
265               Unanchored                      13,129       Fee        2002      N/A         92%      5/1/2006        2,775,000
266                Anchored                        8,120       Fee        1997      N/A        100%      5/1/2006        2,800,000
267              Conventional                         38       Fee        1974     2001        100%      6/21/2006       2,600,000
268               Anchored(2)                      7,500       Fee        2005      N/A        100%      6/1/2006        2,780,000
269                Suburban                       21,043       Fee        1928     1999        100%      6/1/2006        2,550,000
270              Conventional                         98       Fee        1991      N/A         93%      5/19/2006       2,540,000
271                   N/A                         50,400       Fee        2002     2005         70%      6/30/2006       3,000,000
272               Unanchored                      10,479       Fee        1980     2005        100%      2/1/2006        2,650,000
273          Manufactured Housing                    149       Fee        1974      N/A         86%      6/1/2006        2,550,000
274               Unanchored                       8,285       Fee        2005      N/A         84%      6/23/2006       2,850,000
275               Cooperative                         28       Fee        1884     2004        N/A       6/21/2006      27,450,000
276              Conventional                         56       Fee        1965      N/A        100%      5/1/2006        2,400,000
277                Suburban                       14,398       Fee        1992      N/A        100%      5/2/2006        2,250,000
278               Cooperative                         61       Fee        1959     1998        N/A       6/13/2006       6,150,000
279               Cooperative                         14       Fee        1868     2001        N/A       6/14/2006      32,450,000
280               Cooperative                         65       Fee        1936     1990        N/A       5/25/2006      10,350,000
281               Unanchored                      38,127       Fee        1984      N/A         89%      6/1/2006        3,250,000
282                Anchored                       11,180       Fee        1999      N/A        100%      6/13/2006       3,000,000
283                Anchored                        8,484       Fee        2006      N/A         99%      7/1/2006        2,500,000
284              Conventional                         74       Fee        1979     2000         84%      5/17/2006       2,330,000
285          Manufactured Housing                    146       Fee        1980     2004         90%      5/18/2006       3,700,000
286              Conventional                        120       Fee        1973     2005         97%      7/10/2006       3,650,000
287                   N/A                         49,584       Fee        1974     1982         92%      4/12/2006       3,650,000
288               Unanchored                      15,964       Fee        2000      N/A         85%      5/1/2006        2,300,000
289               Anchored(2)                     12,141       Fee        2005      N/A        100%      7/6/2006        2,800,000
290          Manufactured Housing                     48       Fee        1956     1994        100%      8/1/2006        3,200,000
291               Cooperative                         62       Fee        1924     2006        N/A       4/10/2006      36,150,000
292               Unanchored                       7,970       Fee        2002      N/A        100%      6/30/2006       2,200,000
293               Cooperative                         17       Fee        1902     1995        N/A       7/6/2006       29,350,000
294              Conventional                         66       Fee        1969     2003         97%      4/1/2006        2,090,000
295               Cooperative                         59       Fee        1954     1996        N/A       6/6/2006       10,600,000
296              Conventional                         60       Fee        1968     2006         92%      5/5/2006        2,050,000
297               Unanchored                      13,614       Fee        2005      N/A         78%      6/23/2006       2,700,000
298              Conventional                         80       Fee        1981      N/A         98%      4/28/2006       2,400,000
299               Anchored(2)                     15,600       Fee        2005      N/A         88%      4/18/2006       2,425,000
300              Conventional                         38       Fee        1958     2005         97%      6/7/2006        2,225,000
301                   N/A                         52,625       Fee        2001      N/A         97%      7/1/2006        2,890,000
302               Unanchored                      14,440       Fee        2004      N/A        100%      8/9/2006        2,000,000
303                   N/A                         44,357       Fee        2002      N/A         83%      6/11/2006       2,480,000
304              Conventional                         54       Fee        1985     2003         93%      6/30/2006       1,880,000
305               Unanchored                      14,234       Fee        1972     1998        100%      7/26/2006       2,000,000
306              Conventional                         72       Fee        1981     1994         97%      6/30/2006       2,250,000
307               Cooperative                         55       Fee        1950     2004        N/A       6/13/2006      10,700,000
308               Cooperative                         66       Fee        1960     1991        N/A       6/22/2006      12,300,000
309               Cooperative                         70       Fee        1959     1996        N/A       8/4/2006       10,000,000
310              Conventional                         69       Fee        1979     2005         91%      5/1/2006        1,760,000
311               Cooperative                         49       Fee        1971     1994        N/A       5/23/2006      21,600,000
312              Conventional                         49       Fee        1964     1995         96%      2/28/2006       1,800,000
313               Cooperative                        107       Fee        1959     2000        N/A       6/8/2006       19,230,000
314               Unanchored                      13,136       Fee        1987      N/A        100%      5/30/2006       1,775,000
315               Anchored(2)                     13,472       Fee        2003      N/A        100%      5/1/2006        1,900,000
316               Cooperative                         25       Fee        1929     2002        N/A       6/22/2006      15,325,000
317               Unanchored                       4,790       Fee        1998     2006        100%      7/26/2006       2,060,000
318          Manufactured Housing                    160       Fee        1971     2005         79%      1/1/2006        1,620,000

                                                                             CUT-OFF DATE
                LOAN                                                           PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                           BALANCE (1)   PROPERTY TYPE
----  -------  -----  ----------------------------------------------------  --------------  -------------
319              1    Shoppes at Jefferson Place                                 1,278,037  Retail
320              1    Spruce Tree MHC                                            1,274,126  Multifamily
321              2    Amberwood Apartment Homes                                  1,272,000  Multifamily
322              1    Riviera Towne Center                                       1,253,305  Retail
323              1    Sycamore Place Shopping Center                             1,247,058  Retail
324              1    Alverser Commons                                           1,234,109  Retail
325              1    Attic Storage                                              1,198,454  Self Storage
326              1    222 Bowery Owners Corp.                                    1,198,200  Multifamily
327              1    Rite Aid - Shelbyville, KY                                 1,198,114  Retail
328              2    Kenwood Apartments                                         1,197,127  Multifamily
329              2    Fairmount Hills Apartments                                 1,167,991  Multifamily
330              1    Advance Auto Parts                                         1,148,437  Retail
331              2    Rock Garden Apartments                                     1,097,308  Multifamily
332              2    Kings Landing Apartments                                     999,244  Multifamily
333              2    Summit House, Inc.                                           998,925  Multifamily
334              2    2909 Ocean Avenue Owners Corp.                               996,828  Multifamily
335              2    Sunset Mobile Home Park                                      995,020  Multifamily
336              2    Applewood MHP                                                949,326  Multifamily
337              1    523-533 Tenants Corp.                                        937,520  Multifamily
338              2    Dewey Avenue Apartments                                      911,300  Multifamily
339              2    Cambridge House Tenants Corporation                          898,528  Multifamily
340              1    Levin Center                                                 879,392  Industrial
341              2    Lincoln Park Manor Tenant Corp.                              846,915  Multifamily
342              1    Recker Brown Pad                                             821,366  Retail
343              1    Prince Lofts, Inc.                                           800,000  Multifamily
344              2    Villa Denese Mobile Home Park                                799,474  Multifamily
345              2    Randall Heights Apts                                         799,383  Multifamily
346              2    Swiss Garden Townhomes                                       749,492  Multifamily
347              2    Summer Bend Apartments                                       749,433  Multifamily
348              1    Angels Attic Self Storage                                    748,509  Self Storage
349              1    Colma Mixed Use                                              747,915  Mixed Use
350              1    Clovis Shopping Center                                       747,194  Retail
351              1    230 East 18th Street Corporation                             696,280  Multifamily
352              1    26 Pondfield Road West Owners, Inc.                          623,406  Multifamily
353              1    111 West 11 Corp.                                            596,569  Multifamily
354              1    214 West 16th Street Owners Corp.                            500,000  Multifamily
355              1    Standish Cabot Apartments, Inc.                              499,612  Multifamily
356              2    37-31 149th St. Owners, Inc.                                 498,602  Multifamily
357              1    3300 West Illinois                                           399,068  Retail
358              1    Tribeca Tower Inc.                                           345,018  Multifamily
359              2    Fountain Manor Estates, Incorporated                         249,792  Multifamily
360              2    Ivydene Co-Op, Inc.                                          172,960  Multifamily
                                                                            --------------
                                                                            $4,273,091,953
                                                                            ==============

                                                                                                          DATE OF
                   PROPERTY               UNITS/SQ. FT./      FEE/        YEAR     YEAR     OCCUPANCY    OCCUPANCY     APPRAISED
  #                SUB-TYPE                 ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W     RATE          VALUE
----  ----------------------------------  --------------  -------------  -----  ---------  -----------  ----------  --------------
319               Anchored(2)                     10,560       Fee        2005      N/A        100%      8/8/2006        1,800,000
320          Manufactured Housing                     80       Fee        1970      N/A         79%      6/23/2006       2,440,000
321              Conventional                         77       Fee        1972     2005         97%      7/1/2006        1,600,000
322               Unanchored                      18,000       Fee        2005      N/A        100%      6/23/2006       1,630,000
323               Unanchored                      12,000       Fee        2003      N/A        100%      5/1/2006        1,650,000
324               Unanchored                       5,200       Fee        2005      N/A        100%      5/30/2006       1,850,000
325                   N/A                         40,150       Fee        2003      N/A         94%      5/4/2006        1,900,000
326               Cooperative                          8       Fee        1884     2005        N/A       6/28/2006       8,040,000
327                Anchored                       14,564       Fee        2006      N/A        100%      3/10/2006       3,450,000
328              Conventional                         94       Fee        1908     1975         94%      4/3/2006        1,570,000
329              Conventional                         48       Fee        1975     2000         94%      2/28/2006       2,000,000
330               Unanchored                       7,000       Fee        2006      N/A        100%      5/26/2006       1,800,000
331              Conventional                         40       Fee        1995      N/A        100%      4/15/2006       1,670,000
332              Conventional                         48       Fee        1988     1999         98%      7/1/2006        1,500,000
333               Cooperative                        144       Fee        1964     2001        N/A       5/26/2006      21,650,000
334               Cooperative                         54       Fee        1957     1991        N/A       4/6/2006        6,900,000
335          Manufactured Housing                     46       Fee        1970      N/A         98%      7/1/2006        1,600,000
336          Manufactured Housing                     94       Fee        1987      N/A         72%      7/17/2006       1,240,000
337               Cooperative                         54       Fee        1930     2005        N/A       6/20/2006      21,840,000
338              Conventional                         37       Fee        1920     2005        100%      5/1/2006        1,245,000
339               Cooperative                         33       Fee        1948     1991        N/A       6/27/2006       7,600,000
340                   N/A                         10,400       Fee        2004      N/A        100%      5/1/2006        1,100,000
341               Cooperative                         30       Fee        1950     1996        N/A       4/21/2006       3,850,000
342               Anchored(2)                      3,275       Fee        2006      N/A        100%      3/20/2006       1,160,000
343               Cooperative                          7       Fee        1890     2000        N/A       6/8/2006       19,630,000
344          Manufactured Housing                     56       Fee        1972     1992        100%      6/1/2006        1,700,000
345              Conventional                         52       Fee        1970     2002         98%      6/19/2006       1,400,000
346              Conventional                         16       Fee        1992      N/A         94%      4/28/2006       1,000,000
347              Conventional                         32       Fee        1980     2000         91%      5/24/2006       1,000,000
348                   N/A                         39,480       Fee        1972     2006         74%      3/31/2006       1,130,000
349           Multifamily/Retail                   8,800       Fee        1925     2001        100%      11/1/2005       1,680,000
350               Anchored(2)                      7,200       Fee        2004      N/A        100%      3/3/2006        1,250,000
351               Cooperative                         15       Fee        1877     2000        N/A       5/25/2006      22,000,000
352               Cooperative                         26       Fee        1927     2000        N/A       5/15/2006       6,220,000
353               Cooperative                         18       Fee        1873     2000        N/A       5/31/2006       7,920,000
354               Cooperative                         12       Fee        1920     1991        N/A       6/21/2006       5,960,000
355               Cooperative                         33       Fee        1925     1967        N/A       7/26/2006      13,350,000
356               Cooperative                         28       Fee        1955     1999        N/A       5/15/2006       5,700,000
357               Unanchored                       4,343       Fee        2001      N/A        100%      3/2/2006          580,000
358               Cooperative                         11       Fee        1920     1997        N/A       3/30/2006      26,350,000
359               Cooperative                         20       Fee        1960     1999        N/A       7/21/2006       3,760,000
360               Cooperative                         12       Fee        1963     2000        N/A       6/21/2006       2,475,000
                                                                          ----     ----        ---                  --------------
TOTAL/WEIGHTED AVERAGE:                                                   1965     2001         96%(3)              $8,081,450,000
                                                                          ====     ====        ===                  ==============
                      MAXIMUM:                                            2006     2006        100%                 $1,266,000,000
                      MINIMUM:                                            1868     1967         51%                 $      580,000

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  PROPERTY IS SHADOW ANCHORED

(3) HOTEL AND COOPERATIVE PROPERTIES ARE NOT INCLUDED IN THE WEIGHTED AVERAGE OCCUPANCY RATE AT U/W.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                                   PERCENTAGE OF
                                                                                     ORIGINAL      CUT-OFF DATE       INITIAL
                 LOAN                                                               PRINCIPAL        PRINCIPAL        MORTGAGE
 #    CROSSED   GROUP                          LOAN NAME                             BALANCE        BALANCE (1)     POOL BALANCE
---   -------   -------   ----------------------------------------------------   --------------   --------------   -------------
  1                1      11 Madison Avenue                                      $  806,000,000   $  806,000,000       18.86%
  2                1      280 Park Avenue                                           300,000,000      300,000,000        7.02%
  3                2      Babcock & Brown FX 3                                      195,095,563      195,095,563        4.57%
  4                1      The Ritz-Carlton South Beach                              181,000,000      181,000,000        4.24%
  5                1      Carlton Hotel on Madison                                  100,000,000      100,000,000        2.34%
  6                1      The Dream Hotel                                           100,000,000      100,000,000        2.34%
  7      A         1      Springdale Center                                          36,907,000       36,907,000        0.86%
  8      A         1      Chicopee Marketplace Shopping Center                       17,415,000       17,415,000        0.41%
  9      A         1      Wilkes-Barre Towne Marketplace                             10,613,000       10,613,000        0.25%
 10      A         1      Cobblestone Village                                         9,994,000        9,994,000        0.23%
 11      A         1      Fashion Square Shopping Center                              7,517,000        7,517,000        0.18%
 12                1      Harwood Center                                             81,000,000       81,000,000        1.90%
 13                1      3434 North Washington Boulevard                            64,000,000       64,000,000        1.50%
 14                2      The Edge at Avenue North                                   60,800,000       60,800,000        1.42%
 15                1      828-850 Madison Avenue                                     60,000,000       60,000,000        1.40%
 16                1      Maxtor Campus                                              48,750,000       48,750,000        1.14%
 17                2      Delaware Multifamily Portfolio                             47,000,000       47,000,000        1.10%
 18      B         2      The Cottages of Fall Creek                                 28,150,000       28,150,000        0.66%
 19      B         2      The Orchard Apartments                                     11,300,000       11,300,000        0.26%
 20      B         2      Briarwood Apartments                                        7,050,000        7,050,000        0.16%
 21                1      Baldwin Commons                                            46,000,000       46,000,000        1.08%
 22                2      Iowa State Student Housing                                 43,000,000       43,000,000        1.01%
 23                1      105 West Adams Street                                      42,350,000       42,350,000        0.99%
 24                1      East Gateway Center                                        40,000,000       40,000,000        0.94%
 25                2      Babcock & Brown FX 5                                       39,874,381       39,874,381        0.93%
 26      C         1      Three City Center                                          18,800,000       18,800,000        0.44%
 27      C         1      Lazy Boy Distribution Center                               14,100,000       14,100,000        0.33%
 28      C         1      Jacobson Warehouse                                          6,900,000        6,900,000        0.16%
 29                1      Center at Hobbs Brook                                      37,200,000       37,200,000        0.87%
 30                1      Baylor Medical Towers                                      33,500,000       33,500,000        0.78%
 31                1      Novant - Midtown Medical Plaza                             33,155,250       33,155,250        0.78%
 32                1      SLO Promenade                                              33,000,000       33,000,000        0.77%
 33                1      E.ON US Center                                             32,000,000       32,000,000        0.75%
 34                1      The Acropolis Portfolio                                    26,800,000       26,800,000        0.63%
 35                1      Village Shoppes at Gainesville                             25,148,071       25,148,071        0.59%
 36                1      Parc at Piedmont                                           25,000,000       25,000,000        0.59%
 37                1      Sunland Towne Centre                                       25,000,000       25,000,000        0.59%
 38                1      500 Sansome Office                                         24,400,000       24,400,000        0.57%
 39                1      City Club Hotel                                            23,400,000       23,316,259        0.55%
 40                1      Northland Inn                                              22,000,000       21,897,697        0.51%
 41                1      Four Gateway                                               21,760,000       21,760,000        0.51%
 42                1      Novant - Presbyterian Medical Tower                        21,257,095       21,257,095        0.50%
 43                1      The Plaza Evergreen Park                                   20,200,000       20,200,000        0.47%
 44                1      LakeShore Medical                                          19,360,000       19,360,000        0.45%
 45                1      Northville Retail Center                                   19,000,000       19,000,000        0.44%
 46                1      Ludlam Point Apartments                                    18,924,000       18,924,000        0.44%
 47                1      Pacific Property                                           18,750,000       18,669,738        0.44%
 48                2      790 Riverside Drive Owners                                 18,500,000       18,500,000        0.43%
 49                1      Germantown Plaza                                           18,500,000       18,500,000        0.43%
 50                1      Spectra - POOL 4                                           18,119,496       18,119,496        0.42%
 51                1      Brookshire Brothers Distribution Facility                  18,350,000       18,118,394        0.42%
 52                1      833 Jackson & 322 Green                                    17,748,000       17,748,000        0.42%
 53                1      Stock Building Supply Portfolio                            17,575,000       17,514,654        0.41%
 54                1      Amity Plaza                                                17,300,000       17,300,000        0.40%
 55                1      Brainard Place Medical Campus                              17,200,000       17,200,000        0.40%
 56                2      Sandpiper Apartments                                       17,000,000       16,986,677        0.40%
 57                1      Regional Professional Building                             16,400,000       16,400,000        0.38%
 58                1      Novant - Huntersville/Physicians Plaza                     16,024,164       16,024,164        0.38%
 59                1      Pavilions Shopping Center                                  16,000,000       16,000,000        0.37%
 60                1      Magnolia Shoppes                                           15,094,000       15,055,231        0.35%
 61                1      Princess Medical Center                                    14,800,000       14,800,000        0.35%
 62                1      Parkshore Centre                                           14,501,000       14,501,000        0.34%
 63                1      StorQuest Self Storage                                     14,200,000       14,200,000        0.33%
 64                2      Sahara Glen Apartments                                     14,100,000       14,100,000        0.33%
 65                2      Villages at Del Rio Apartments                             13,650,000       13,628,664        0.32%
 66                1      Lakeside Terrace Shopping Center                           13,638,000       13,627,599        0.32%
 67                1      Novant - Metroview Professional Building                   13,577,550       13,577,550        0.32%
 68                1      Novant - Matthews Medical Office Building                  13,564,177       13,564,177        0.32%
 69                1      Stadium Plaza North                                        13,325,000       13,325,000        0.31%
 70                1      Antelope Valley Plaza                                      13,200,000       13,200,000        0.31%
 71                1      New City Plaza                                             13,000,000       13,000,000        0.30%
 72                1      Fashion Mall Commons                                       12,375,000       12,375,000        0.29%
 73                1      CMC Hotel Portfolio I                                      11,800,000       11,773,389        0.28%
 74                1      The Art Institute                                          11,600,000       11,600,000        0.27%
 75                1      Cullman Shopping Center                                    11,500,000       11,500,000        0.27%
 76                1      Clerbrook RV Resort                                        11,250,000       11,250,000        0.26%
 77                1      Downer Avenue                                              11,000,000       11,000,000        0.26%
 78                2      Rand Grove Village Apartments                              10,650,000       10,650,000        0.25%
 79                1      Mill Valley Office Complex                                 10,300,000       10,300,000        0.24%
 80                1      Beck Business Center                                       10,300,000       10,300,000        0.24%
 81                1      Southborough Place                                         10,000,000       10,000,000        0.23%
 82                1      Hampton Inn & Suites - Outer Banks                         10,000,000        9,960,244        0.23%
 83                1      Ringling Square                                             9,850,000        9,834,976        0.23%
 84                1      Holiday Inn & Suites Cary                                   9,300,000        9,279,027        0.22%
 85                1      President Street Garage                                     9,000,000        8,993,023        0.21%
 86                1      Holiday Inn Express & Suites Fort Lauderdale Airport        8,500,000        8,468,486        0.20%
 87                2      Netherland Gardens Corp.                                    8,250,000        8,244,232        0.19%
 88                1      Intermountain Residence Inn Boise                           8,120,000        8,114,026        0.19%
 89                1      Spring Center Shopping Center                               8,000,000        8,000,000        0.19%
 90                1      Banta Trails Office Park                                    7,850,000        7,850,000        0.18%
 91                1      City Center Professional                                    7,800,000        7,800,000        0.18%
 92                1      Airways Plaza                                               7,750,000        7,750,000        0.18%
 93                1      Sully Tech Center                                           7,600,000        7,600,000        0.18%
 94                2      Woods Apartments                                            7,600,000        7,600,000        0.18%
 95                1      30 E. 9th St. Owners Corp.                                  7,500,000        7,481,056        0.18%
 96                1      Principal Life Building                                     7,500,000        7,470,355        0.17%
 97                1      Stanley Square                                              7,372,000        7,366,223        0.17%
 98                1      Newport Crossings                                           7,300,000        7,300,000        0.17%
 99                2      Branford Hills Apartments                                   7,100,000        7,100,000        0.17%
100                1      Stor-More Auburn                                            7,000,000        7,000,000        0.16%
101                1      Metro Park Executive Center                                 6,950,000        6,950,000        0.16%
102                1      Mission Business Center                                     6,675,000        6,675,000        0.16%

                                                                      INITIAL
       ORIGINATION      REMAINING       ORIGINAL       REMAINING     INTEREST
       AMORTIZATION    AMORTIZATION     TERM TO         TERM TO        ONLY     MORTGAGE
           TERM            TERM         MATURITY       MATURITY       PERIOD    INTEREST
 #       (MONTHS)        (MONTHS)     (MONTHS)(2)   (MONTHS)(1)(2)   (MONTHS)     RATE
---   -------------   -------------   -----------   --------------   --------   --------
  1   Interest Only   Interest Only      120            120           120        5.770%
  2        360             360           120            117            84        6.754%(6)
  3        364             364           120            112            84        5.560%
  4   Interest Only   Interest Only      120            118           120        6.373%
  5        360             360           120            120            36        6.345%
  6        360             360           120            117            48        6.642%
  7   Interest Only   Interest Only      120            117           120        5.970%
  8   Interest Only   Interest Only      120            117           120        5.970%
  9   Interest Only   Interest Only      120            117           120        5.970%
 10   Interest Only   Interest Only      120            117           120        5.970%
 11   Interest Only   Interest Only      120            117           120        5.970%
 12        360             360           120            117            36        6.244%
 13        360             360           120            120            24        6.240%(8)
 14        360             360           121(9)         121(9)         13(9)     5.516%
 15   Interest Only   Interest Only      156            141           156        4.966%
 16        360             360           120            118            36        6.426%
 17   Interest Only   Interest Only       60             58            60        7.233%
 18        360             360           120            117            36        6.685%
 19        360             360           120            117            36        6.685%
 20        360             360           120            117            36        6.685%
 21   Interest Only   Interest Only      120            118           120        6.050%
 22        360             360           121            120            60        6.330%
 23        360             360            60             57            24        6.570%
 24        360             360           120            120            60        6.080%
 25        360             360           117            112            81        5.980%
 26        360             360           120            119            24        6.210%
 27        360             360           120            119            24        6.210%
 28        360             360           120            119            24        6.210%
 29        360             360           120            118            24        6.110%
 30        360             360           120            119            60        5.730%
 31        360             360           118            117            60        6.260%
 32        360             360           120            119            60        5.670%
 33        360             360           120            118            60        6.140%
 34        360             360           120            120            36        6.236%
 35   Interest Only   Interest Only       60             58            60        4.680%
 36        360             360           120            112            12        6.080%
 37        360             360           120            118            60        6.010%
 38   Interest Only   Interest Only      120            119           120        6.260%
 39        300             297            60             57             0        6.630%
 40        300             296           120            116             0        6.710%
 41        360             360           120            118            60        6.130%
 42        360             360           118            117            60        6.260%
 43        324             324           120            115            24        5.940%
 44        360             360           118            111            36        5.410%
 45   Interest Only   Interest Only      120            118           120        5.720%
 46   Interest Only   Interest Only      120            117           120        6.270%
 47        360             355           120            115             0        6.240%
 48   Interest Only   Interest Only      120            118           120        6.170%
 49        360             360           120            120            12        6.150%
 50        360             360           120            114            60        5.860%
 51        180             176           180            176             0        6.600%
 52        360             360           120            118            24        6.180%
 53        360             356           120            116             0        6.090%
 54        360             360           120            120             0        6.200%
 55        360             360           120            119            36        6.110%
 56        360             359           120            119             0        6.210%
 57        360             360           120            118            24        6.320%
 58        360             360           118            117            60        6.260%
 59        360             360           120            118            24        6.340%
 60        360             357           121            118             0        6.160%
 61        360             360           121            118            24        6.200%
 62        360             360           121            118            60        6.340%
 63        360             360           120            118            36        6.240%
 64        360             360           120            118            36        5.960%
 65        360             358           120            118             0        6.230%
 66        360             359            84             83             0        6.310%
 67        360             360           118            117            60        6.260%
 68        360             360           118            117            60        6.260%
 69        360             360           120            119            48        6.290%
 70        360             360           120            118            60        6.020%
 71   Interest Only   Interest Only      120            119           120        6.010%
 72        360             360           120            118            24        6.140%
 73        300             298           120            118             0        6.630%
 74        360             360           120            118            60        6.290%
 75        360             360           120            120             0        6.420%
 76        360             360           120            120            24        5.780%
 77        360             360           120            120            24        6.130%
 78        360             360           121            119            36        6.180%
 79        360             360           121            118            24        6.240%
 80        360             360           120            119            24        6.200%
 81   Interest Only   Interest Only      120            120           120        6.084%
 82        240             238           120            118             0        6.053%
 83        360             358           119            117             0        6.320%
 84        300             298           120            118             0        6.630%
 85        360             359           120            119             0        6.250%
 86        300             297           120            117             0        6.440%
 87        480             478           120            118             0        5.920%
 88        360             359           120            119             0        6.440%
 89        360             360           120            119            24        5.903%
 90        360             360           120            116            24        5.978%
 91        360             360           121            118            36        6.350%
 92        360             360           120            118            36        6.450%
 93   Interest Only   Interest Only      120            119           120        6.180%
 94        360             360           120            119            36        6.180%
 95        360             357           120            117             0        6.230%
 96        300             300           74              71            13(11)    6.090%
 97        360             359           120            119             0        6.210%
 98        360             360           120            120            36        5.610%
 99        360             360           120            119            12        6.150%
100   Interest Only   Interest Only      120            118           120        5.900%
101        360             360           122            119            72        6.200%
102        360             360           120            118            24        6.505%

                         FIRST
        MONTHLY         PAYMENT       MATURITY                  PREPAYMENT PROVISION (5)      DEFEASANCE
 #     PAYMENT(3)        DATE           DATE       ARD (4)          AS OF ORIGINATION           OPTION
---   -----------     ----------     ----------   --------   ------------------------------   ----------
  1   $ 3,929,343     10/11/2006      9/11/2016     N/A      Lock/116_0.0%/4                     Yes
  2     2,835,389(7)   7/11/2006      6/11/2016     N/A      Lock/116_0.0%/4                     Yes
  3     1,110,856      2/11/2006      1/11/2016     N/A      Lock/113_0.0%/7                     Yes
  4       974,535      8/11/2006      7/11/2016     N/A      Lock/116_0.0%/4                     Yes
  5       621,909     10/11/2006      9/11/2016     N/A      Lock/113_0.0%/7                     Yes
  6       641,435      7/11/2006      6/11/2016     N/A      Lock/27_YM1/89_0.0%/4                No
  7       183,612       7/1/2006       6/1/2016     N/A      Lock/117_0.0%/3                     Yes
  8        86,640       7/1/2006       6/1/2016     N/A      Lock/117_0.0%/3                     Yes
  9        52,800       7/1/2006       6/1/2016     N/A      Lock/117_0.0%/3                     Yes
 10        49,720       7/1/2006       6/1/2016     N/A      Lock/117_0.0%/3                     Yes
 11        37,397       7/1/2006       6/1/2016     N/A      Lock/117_0.0%/3                     Yes
 12       498,418      7/11/2006      6/11/2016     N/A      Lock/116_0.0%/4                     Yes
 13       390,305(7)   10/1/2006       9/1/2036   9/1/2016   Lock/117_0.0%/3                     Yes
 14       345,826      10/1/2006(9)   10/1/2016     N/A      Lock/117_0.0%/4(9)                  Yes
 15       251,749      7/11/2005      6/11/2018     N/A      Lock/151_0.0%/5                     Yes
 16       305,765      8/11/2006      7/11/2016     N/A      Lock/115_0.0%/5                     Yes
 17       287,244      8/11/2006      7/11/2011     N/A      Lock/12_YM1/44_0.0%/4                No
 18       181,366      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
 19        72,804      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
 20        45,422      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
 21       235,138       8/1/2006       7/1/2036   7/1/2016   Lock/95_0.0%/25                     Yes
 22       267,000      9/11/2006      9/11/2016     N/A      Lock/118_0.0%/3                     Yes
 23       269,633      7/11/2006      6/11/2011     N/A      Lock/56_0.0%/4(10)                  Yes
 24       241,881      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
 25       238,555      5/11/2006      1/11/2016     N/A      Lock/110_0.0%/7                     Yes
 26       115,266       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 27        86,450       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 28        42,305       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 29       225,670       8/1/2006       7/1/2016     N/A      Lock/116_0.0%/4                     Yes
 30       195,071       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 31       204,358      9/11/2006      6/11/2016     N/A      Lock/112_0.0%/6                     Yes
 32       190,905       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 33       194,746      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 34       164,768      10/1/2006       9/1/2036   9/1/2016   Lock/116_0.0%/4                     Yes
 35        98,077       8/1/2006       7/1/2011     N/A      Lock/23_YM1/33_0.0%/4                No
 36       151,176      2/11/2006      1/11/2016     N/A      Lock/113_0.0%/7                     Yes
 37       150,048       8/1/2006       7/1/2016     N/A      Lock/116_0.0%/4                     Yes
 38       129,051      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
 39       159,905      7/11/2006      6/11/2011     N/A      Lock/56_0.0%/4                      Yes
 40       151,445      6/11/2006      5/11/2016     N/A      Lock/116_0.0%/4                     Yes
 41       132,286       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
 42       131,022      9/11/2006      6/11/2016     N/A      Lock/112_0.0%/6                     Yes
 43       125,289      5/11/2006      4/11/2016     N/A      Lock/117_0.0%/3                     Yes
 44       108,833      3/11/2006     12/11/2015     N/A      Lock/115 _0.0%/3                    Yes
 45        91,825       8/1/2006       7/1/2036   7/1/2016   Lock/95_0.0%/25                     Yes
 46       100,251       7/1/2006       6/1/2016     N/A      YM1/83_0.0%/37                       No
 47       115,325       5/1/2006       4/1/2016     N/A      Lock/117_0.0%/3                     Yes
 48        96,442       8/1/2006       7/1/2016     N/A      YM1/116_0.0%/4                       No
 49       112,707      10/1/2006       9/1/2016     N/A      Lock/118_0.0%/2                     Yes
 50       107,010      4/11/2006      3/11/2016     N/A      Lock/117_0.0%/3                     Yes
 51       160,859       6/1/2006       5/1/2021     N/A      Lock/176_0.0%/4                     Yes
 52       108,471      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 53       106,390       6/1/2006       5/1/2016     N/A      Lock/117_0.0%/3                     Yes
 54       105,957      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
 55       104,342       9/1/2006       8/1/2016     N/A      YM1/116_0.0%/4                       No
 56       104,230       9/1/2006       8/1/2016     N/A      Lock/118_0.0%/2                     Yes
 57       101,725      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 58        98,768      9/11/2006      6/11/2016     N/A      Lock/112_0.0%/6                     Yes
 59        99,453      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 60        92,055      7/11/2006      7/11/2016     N/A      Lock/118_0.0%/3                     Yes
 61        90,645      7/11/2006      7/11/2016     N/A      Lock/118_0.0%/3                     Yes
 62        90,136      7/11/2006      7/11/2016     N/A      Lock/118_0.0%/3                     Yes
 63        87,340       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
 64        84,174      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 65        83,868      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 66        84,504       9/1/2006       8/1/2013     N/A      YM1/77_0.0%/7                        No
 67        83,688      9/11/2006      6/11/2016     N/A      Lock/112_0.0%/6                     Yes
 68        83,605      9/11/2006      6/11/2016     N/A      Lock/112_0.0%/6                     Yes
 69        82,391       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 70        79,310      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 71        66,013      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
 72        75,312      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 73        80,636      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 74        71,725       8/1/2006       7/1/2036   7/1/2016   Lock/83_0.0%/37                     Yes
 75        72,084      10/1/2006       9/1/2016     N/A      Lock/118_0.0%/2                     Yes
 76        65,867      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
 77        66,873      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
 78        65,090      8/11/2006      8/11/2016     N/A      Lock/118_0.0%/3                     Yes
 79        63,352      7/11/2006      7/11/2016     N/A      Lock/116_0.0%/5                     Yes
 80        63,084       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 81        51,404      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
 82        71,949       8/1/2006       7/1/2016     N/A      Lock/23_YM1/94_0.0%/3                No
 83        61,097      8/11/2006      6/11/2016     N/A      Lock/116_0.0%/3                     Yes
 84        63,552      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 85        55,415       9/1/2006       8/1/2016     N/A      Lock/116_0.0%/4                     Yes
 86        57,074      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
 87        44,933       8/1/2006       7/1/2016     N/A      Lock/116_0.0%/4                     Yes
 88        51,004      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
 89        47,466       9/1/2006       8/1/2016     N/A      Lock/35_YM1/82_0.0%/3                No
 90        46,954       6/1/2006       5/1/2016     N/A      Lock/117_0.0%/3                     Yes
 91        48,534      7/11/2006      7/11/2016     N/A      Lock/118_0.0%/3                     Yes
 92        48,731      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
 93        39,684       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
 94        46,449       9/1/2006       8/1/2016     N/A      Lock/36_YM1/81_0.0%/3                No
 95        46,081       7/1/2006       6/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
 96        48,736       7/1/2006       8/1/2012     N/A      Lock/71_0.0%/3                      Yes
 97        45,199       9/1/2006       8/1/2016     N/A      Lock/116_0.0%/4                     Yes
 98        41,954      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
 99        43,255       9/1/2006       8/1/2016     N/A      Lock/116_0.0%/4                     Yes
100        34,895       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
101        42,567      7/11/2006      8/11/2016     N/A      Lock/119_0.0%/3                     Yes
102        42,212       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes

                                                                                                                   PERCENTAGE OF
                                                                                     ORIGINAL      CUT-OFF DATE       INITIAL
                 LOAN                                                               PRINCIPAL        PRINCIPAL        MORTGAGE
 #    CROSSED   GROUP                          LOAN NAME                             BALANCE        BALANCE (1)     POOL BALANCE
---   -------   -------   ----------------------------------------------------   --------------   --------------   -------------
103                1      Village at Novato                                           6,635,000        6,635,000        0.16%
104                2      296 Austin Road                                             6,600,000        6,592,126        0.15%
105                1      StorHouse Self-Storage                                      6,500,000        6,500,000        0.15%
106                1      Brea Industrial                                             6,450,000        6,450,000        0.15%
107                1      30-34 Pearsall Owners Corp.                                 6,300,000        6,296,188        0.15%
108                2      Colonial Heights Apartments                                 6,300,000        6,290,365        0.15%
109                2      Copper Beech Townhomes IUP                                  6,250,000        6,250,000        0.15%
110                1      8401 New Trails Drive Office Building                       6,240,000        6,240,000        0.15%
111                2      Village Plaza Apartments                                    6,226,000        6,226,000        0.15%
112                1      Ramada Foothills Resort                                     6,225,000        6,188,096        0.14%
113                1      Alhambra Shops                                              6,158,000        6,158,000        0.14%
114                1      Walgreens (Baltimore) Ingleside                             6,100,000        6,060,282        0.14%
115                1      Latham CVS                                                  6,000,000        5,982,324        0.14%
116                2      Alexis Park Apartments                                      6,000,000        5,973,034        0.14%
117                1      Camelot Professional Building                               5,925,000        5,915,988        0.14%
118                1      Intermountain Residence Inn Spokane                         5,760,000        5,755,762        0.13%
119                1      Mallory Commons                                             5,750,000        5,750,000        0.13%
120                1      Plaza West Shopping Center                                  5,500,000        5,500,000        0.13%
121                2      Fox & Hounds Apartments                                     5,500,000        5,500,000        0.13%
122                1      Deer Creek Woods Buildings 5S & 6S                          5,360,000        5,360,000        0.13%
123                1      StoragePro                                                  5,300,000        5,300,000        0.12%
124                1      Hampton Inn - Stow                                          5,300,000        5,292,396        0.12%
125                2      Heinzsite Apartments                                        5,250,000        5,250,000        0.12%
126                1      Best Western - Tampa                                        5,150,000        5,076,965        0.12%
127                1      White Sands Mall                                            5,000,000        5,000,000        0.12%
128                1      Scripps Health Office                                       5,000,000        5,000,000        0.12%
129                1      ProMed Ontario Office                                       5,000,000        4,996,239        0.12%
130                1      Ashton Place                                                5,000,000        4,990,401        0.12%
131                1      Holiday Inn Express Frisco                                  5,000,000        4,988,654        0.12%
132                1      Valley Del Rio Shopping Center                              5,000,000        4,988,028        0.12%
133                1      230 Garth Road Owners, Inc.                                 5,000,000        4,987,371        0.12%
134                1      Starbucks Center                                            4,983,000        4,967,313        0.12%
135                1      Broadway 111 Owners Corp.                                   4,900,000        4,898,601        0.11%
136                1      UG Buena Park Center                                        4,860,000        4,860,000        0.11%
137                2      VE - Cedar Grove Apartments                                 4,860,000        4,853,377        0.11%
138                1      Ateret Avot                                                 4,770,000        4,760,491        0.11%
139                1      Rancho Pines Shopping Center                                4,635,000        4,635,000        0.11%
140                1      150 East 93 Corp.                                           4,500,000        4,500,000        0.11%
141                1      Mission Industrial Park                                     4,500,000        4,493,434        0.11%
142                2      Elmhurst Towers Apartments, Inc.                            4,500,000        4,492,462        0.11%
143                1      Foodtown Plaza                                              4,500,000        4,479,212        0.10%
144                1      Baymont Inn & Suites - Hot Springs                          4,425,000        4,414,730        0.10%
145                1      Deer Park MHC                                               4,400,000        4,400,000        0.10%
146                1      83 East Avenue Office                                       4,400,000        4,400,000        0.10%
147                1      Torrance Medical Office                                     4,375,000        4,371,562        0.10%
148                1      Nu-Kote Distribution                                        4,370,000        4,370,000        0.10%
149                2      Admiral Manor                                               4,283,000        4,269,618        0.10%
150                1      A&F Service Center                                          4,155,000        4,139,509        0.10%
151                2      Park Village Apartments                                     4,127,000        4,116,119        0.10%
152                1      Shoppes at Brantley Hall                                    4,075,000        4,075,000        0.10%
153                1      Suburban Extended Stay - Orange Park                        4,075,000        4,070,221        0.10%
154                1      Suburban Extended Stay - Orlando                            4,075,000        4,070,221        0.10%
155                1      McKnight Retail                                             4,037,500        4,031,756        0.09%
156                1      Shoppes on Saxon                                            4,000,000        4,000,000        0.09%
157                1      Yampa River Office Park and Resort Center                   4,000,000        4,000,000        0.09%
158                1      101 East Washington                                         4,000,000        4,000,000        0.09%
159                1      Fox Point Shops                                             4,000,000        3,992,268        0.09%
160                1      Valley Center of Trussville                                 4,000,000        3,989,824        0.09%
161                1      1980 Gallows Road Office                                    3,950,000        3,937,451        0.09%
162                1      Sports Authority - Albuqerque                               3,920,000        3,920,000        0.09%
163                2      Lark Ellen Villas                                           3,900,000        3,900,000        0.09%
164                1      VE Holiday Inn Express Montgomery                           3,900,000        3,896,022        0.09%
165                1      Shrub Oak Center                                            3,904,000        3,894,744        0.09%
166                1      Thunderbird Plaza                                           3,886,000        3,880,202        0.09%
167                1      Suburban Extended Stay - Atlanta                            3,850,000        3,845,485        0.09%
168      D         1      Rio Storage-Harlingen                                       2,255,000        2,252,315        0.05%
169      D         1      Rio Storage - Brownsville                                   1,591,250        1,589,355        0.04%
170                2      Park at Presa                                               3,850,000        3,840,599        0.09%
171                2      Crown Court Apartments                                      3,800,000        3,800,000        0.09%
172                1      Hampton Inn Brevard                                         3,800,000        3,795,647        0.09%
173                1      Crowley Plaza                                               3,781,000        3,781,000        0.09%
174                1      Napa Industrial                                             3,780,000        3,780,000        0.09%
175                2      Sylmar Mobile Home Park                                     3,800,000        3,770,238        0.09%
176                1      ELS - Scenic MHP                                            3,760,000        3,760,000        0.09%
177                1      Barrett Lake MHP                                            3,700,000        3,700,000        0.09%
178                1      VE Comfort Inn Chandler                                     3,700,000        3,692,214        0.09%
179                2      Turnberry Apartments                                        3,610,000        3,598,317        0.08%
180                2      Fairfield Views Inc. a/k/a Fairfield Views, Inc.            3,600,000        3,597,483        0.08%
181                1      Linkletter Self-Storage Facility                            3,600,000        3,597,351        0.08%
182                1      18th and Everett                                            3,600,000        3,597,285        0.08%
183                1      Lakes Office Building                                       3,600,000        3,588,951        0.08%
184                1      Magnolia Self Storage                                       3,500,000        3,497,287        0.08%
185                1      1776 Woodstead Court                                        3,500,000        3,494,588        0.08%
186                1      The Burley Inn Hotel & Convention Center                    3,500,000        3,486,855        0.08%
187                1      Pak-It Inn Self Storage                                     3,475,000        3,457,890        0.08%
188                2      Ocean Drive Apartments                                      3,450,000        3,450,000        0.08%
189                1      Culvers Strip Center                                        3,450,000        3,441,160        0.08%
190                1      222 East 80 Corp.                                           3,400,000        3,400,000        0.08%
191                2      La Acienda Gardens Apartments                               3,400,000        3,388,467        0.08%
192                1      Shoppes at Gallatin                                         3,350,000        3,347,496        0.08%
193                1      St. Joe Center                                              3,340,000        3,327,200        0.08%
194                1      Candlewood Suites - Yorktown                                3,300,000        3,300,000        0.08%
195                1      MacGregor Square                                            3,205,000        3,205,000        0.08%
196                1      Ocean Harbor Club Owners, Inc.                              3,200,000        3,194,315        0.07%
197                1      Chase Street Self Storage                                   3,150,000        3,145,404        0.07%
198                1      Hampton Inn Albany                                          3,150,000        3,130,416        0.07%
199                1      Robinson Medical Center                                     3,125,000        3,125,000        0.07%
200                2      Cornish Home Brewery Apartments                             3,100,000        3,097,826        0.07%
201                2      Mariner's Village Apartments                                3,075,000        3,067,492        0.07%
202                1      Lyndie Lane Office Center                                   3,050,000        3,050,000        0.07%
203                1      Walgreens - Amelia, OH                                      3,025,000        3,025,000        0.07%
204                2      Windsor Park Apartments                                     3,000,000        3,000,000        0.07%
205                1      Post Road                                                   3,000,000        3,000,000        0.07%

                                                                      INITIAL
       ORIGINATION      REMAINING       ORIGINAL       REMAINING     INTEREST
       AMORTIZATION    AMORTIZATION     TERM TO         TERM TO        ONLY     MORTGAGE
           TERM            TERM         MATURITY       MATURITY       PERIOD    INTEREST
 #       (MONTHS)        (MONTHS)     (MONTHS)(2)   (MONTHS)(1)(2)   (MONTHS)     RATE
---   -------------   -------------   -----------   --------------   --------   --------
103        360             360           120            119            36        6.020%
104        300             299           120            119             0        6.340%
105        360             360           120            119            36        5.980%
106        360             360           121            119            36        6.280%
107        480             478           180            178             0        6.210%
108        360             358           120            118             0        6.310%
109        360             360           120            109            60        5.900%
110        360             360           120            116            60        6.190%
111        360             360           120            119            24        5.980%
112        300             295           120            115             0        6.750%
113        360             360           120            117            48        6.310%
114        360             354           120            114             0        5.150%
115        360             357           120            117             0        5.570%
116        360             355           121            116             0        6.030%
117        360             358           121            119             0        6.330%
118        360             359           120            119             0        6.440%
119        360             360           120            118            36        6.120%
120        360             360           120            118            24        6.100%
121        360             360           120            113            24        5.690%
122        360             360           120            116            36        5.620%
123        360             360           120            117            24        5.770%
124        360             358           120            118             0        6.540%
125        300             300           121(9)         121(9)          1(9)     5.850%
126        300             290           120            110             0        5.960%
127        360             360           120            117            48        6.530%
128        360             360           120            118            36        6.140%
129        360             359           120            119             0        6.360%
130        360             357           120            117             0        7.310%
131        300             298           120            118             0        6.600%
132        360             357           120            117             0        6.450%
133        360             357           120            117             0        6.230%
134        360             356           120            116             0        6.440%
135        720             718           120            118             0        5.990%
136        360             360           120            119            48        6.415%
137        360             358           120            118             0        6.720%
138        300             298           120            118             0        7.210%
139        360             360           120            114            24        5.960%
140   Interest Only   Interest Only      120            118           120        6.070%
141        360             358           120            118             0        6.480%
142        360             358           120            118             0        5.970%
143        360             355           120            115             0        5.910%
144        300             298           120            118             0        6.490%
145        360             360           120            118            17        6.210%
146   Interest Only   Interest Only       60             60            60        6.100%
147        360             359           120            119             0        6.200%
148        360             360           120            120            24        6.325%
149        360             356           120            116             0        6.470%
150        300             297           120            117             0        6.410%
151        360             357           121            118             0        6.050%
152        360             360           120            120             0        5.970%
153        300             299           120            119             0        6.425%
154        300             299           120            119             0        6.425%
155        360             358           120            118             0        6.570%
156        360             360           120            117            36        6.130%
157        360             360           120            119            36        6.080%
158   Interest Only   Interest Only      120            118           120        6.018%
159        240             239           120            119             0        6.230%
160        360             357           121            118             0        6.200%
161        264             262           120            118             0        6.300%
162        360             360           120            118            24        6.280%
163        360             360           120            116            36        6.130%
164        300             299           120            119             0        7.090%
165        360             357           120            117             0        6.490%
166        360             358           120            118             0        6.400%
167        300             299           120            119             0        6.425%
168        300             299           120            119             0        6.350%
169        300             299           120            119             0        6.350%
170        360             357           120            117             0        6.370%
171        360             360           120            119            36        6.080%
172        300             299           120            119             0        6.540%
173        360             360           120            118            24        6.280%
174        360             360           120            118            24        6.280%
175        360             352           120            112             0        5.860%
176        360             360           120            119            24        5.690%
177        360             360           120            114            12        5.820%
178        300             298           120            118             0        6.960%
179        360             356           120            116             0        6.330%
180        480             478           120            118             0        5.920%
181        360             359           120            119             0        6.440%
182        360             359           120            119             0        6.351%
183        360             356           120            116             0        6.540%
184        360             359           120            119             0        6.250%
185        360             358           120            118             0        6.270%
186        300             297           120            117             0        6.370%
187        300             296           120            116             0        6.410%
188        360             360           120            120            60        6.100%
189        360             357           120            117             0        6.170%
190   Interest Only   Interest Only      120            118           120        6.090%
191        360             356           121            117             0        6.140%
192        360             359           120            119             0        6.383%
193        300             297           121            118             0        6.260%
194        300             300           120            120             0        6.406%
195        360             360           115            114            36        5.800%
196        480             476           120            116             0        5.610%
197        360             358           120            118             0        6.480%
198        300             295           120            115             0        6.490%
199        360             360           121            119            24        6.230%
200        360             359           121            120             0        6.610%
201        360             357           122            119             0        6.370%
202        360             360           120            120             0        6.450%
203   Interest Only   Interest Only      120            119           120        6.028%
204        360             360           120            117            12        6.240%
205        360             360           117            115            36        6.590%

                         FIRST
        MONTHLY         PAYMENT       MATURITY                  PREPAYMENT PROVISION (5)      DEFEASANCE
 #     PAYMENT(3)        DATE           DATE       ARD (4)          AS OF ORIGINATION           OPTION
---   -----------     ----------     ----------   --------   ------------------------------   ----------
103        39,866      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
104        43,906      9/11/2006      8/11/2016     N/A      Lock/114_0.0%/6                     Yes
105        38,887       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
106        39,840      8/11/2006      8/11/2016     N/A      Lock/118_0.0%/3                     Yes
107        35,590       8/1/2006       7/1/2021     N/A      Lock/84_YM1/92_0.0%/4                No
108        39,036       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
109        37,071      11/1/2005      10/1/2015     N/A      Lock/108_0.0%/12                    Yes
110        38,178       6/1/2006       5/1/2036   5/1/2016   Lock/116_0.0%/4                     Yes
111        37,248      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
112        43,009       5/1/2006       4/1/2016     N/A      Lock/117_0.0%/3                     Yes
113        38,156      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
114        33,308       4/1/2006       3/1/2016     N/A      Lock/117_0.0%/3                     Yes
115        34,331       7/1/2006       6/1/2036   6/1/2016   Lock/116_0.0%/4                     Yes
116        36,089      5/11/2006      5/11/2016     N/A      Lock/118_0.0%/3                     Yes
117        36,790      8/11/2006      8/11/2016     N/A      Lock/118_0.0%/3                     Yes
118        36,180      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
119        34,919       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
120        33,330      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
121        31,887       3/1/2006       2/1/2016     N/A      Lock/117_0.0%/3                     Yes
122        30,838       6/1/2006       5/1/2016     N/A      Lock/117_0.0%/3                     Yes
123        30,997       7/1/2006       6/1/2016     N/A      Lock/117_0.0%/3                     Yes
124        33,639       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
125        33,346      10/1/2006(9)   10/1/2016     N/A      Lock/119_0.0%/2(9)                  Yes
126        33,056      12/1/2005      11/1/2015     N/A      Lock/117_0.0%/3                     Yes
127        31,702      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
128        30,429       8/1/2006       7/1/2016     N/A      Lock/23_YM1/94_0.0%/3                No
129        31,144       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
130        34,313      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
131        34,073      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
132        31,439      7/11/2006      6/11/2016     N/A      Lock/60_0.0%/60                     Yes
133        30,721       7/1/2006       6/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
134        31,300      6/11/2006      5/11/2016     N/A      Lock/117_0.0%/3                     Yes
135        25,157       8/1/2006       7/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
136        30,447      9/11/2006      8/11/2016     N/A      Lock/25_YM1/92_0.0%/3                No
137        31,425       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
138        34,355      8/11/2006      7/11/2016     N/A      Lock/114_0.0%/6                     Yes
139        27,670      4/11/2006      3/11/2016     N/A      Lock/114_0.0%/6                     Yes
140        23,079       8/1/2006       7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
141        28,384      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
142        26,893       8/1/2006       7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
143        26,720       5/1/2006       4/1/2016     N/A      Lock/116_0.0%/4                     Yes
144        29,850      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
145        26,977       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
146        22,677      10/1/2006       9/1/2011     N/A      Lock/57_0.0%/3                      Yes
147        26,796       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
148        27,120     10/11/2006      9/11/2016     N/A      Lock/117_0.0%/3                     Yes
149        26,987      6/11/2006      5/11/2016     N/A      Lock/114_0.0%/6                     Yes
150        27,822       7/1/2006       6/1/2016     N/A      Lock/116_0.0%/4                     Yes
151        24,876      7/11/2006      7/11/2016     N/A      Lock/118_0.0%/3                     Yes
152        24,353      10/1/2006       9/1/2016     N/A      Lock/107_YM1/8_0.0%/5               Yes
153        27,324       9/1/2006       8/1/2016     N/A      Lock/118_0.0%/2                     Yes
154        27,324       9/1/2006       8/1/2016     N/A      Lock/118_0.0%/2                     Yes
155        25,706       8/1/2006       7/1/2016     N/A      Lock/118_0.0%/2                     Yes
156        24,317      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
157        24,188       9/1/2006       8/1/2016     N/A      Lock/35_YM1/82_0.0%/3                No
158        20,339       8/1/2006       7/1/2016     N/A      Lock/118_0.0%/2                     Yes
159        29,191       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
160        24,499      7/11/2006      7/11/2016     N/A      Lock/118_0.0%/3                     Yes
161        27,686       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
162        24,213       8/1/2006       7/1/2016     N/A      Lock/23_YM1/94_0.0%/3                No
163        23,709      6/11/2006      5/11/2016     N/A      Lock/117_0.0%/3                     Yes
164        27,789       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
165        24,650      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
166        24,307      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
167        25,815       9/1/2006       8/1/2016     N/A      Lock/118_0.0%/2                     Yes
168        15,015       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
169        10,596       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
170        24,006      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
171        22,979       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
172        25,753      9/11/2006      8/11/2016     N/A      Lock/117_0.0%/3                     Yes
173        23,354      8/11/2006      7/11/2016     N/A      Lock/114_0.0%/6                     Yes
174        23,348       8/1/2006       7/1/2016     N/A      Lock/23_YM1/94_0.0%/3                No
175        22,442      2/11/2006      1/11/2016     N/A      Lock/114_0.0%/6                     Yes
176        21,799       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
177        21,757      4/11/2006      3/11/2016     N/A      Lock/117_0.0%/3                     Yes
178        26,056       8/1/2006       7/1/2016     N/A      Lock/117_0.0%/3                     Yes
179        22,416       6/1/2006       5/1/2016     N/A      Lock/117_0.0%/3                     Yes
180        19,607       8/1/2006       7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
181        22,613       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
182        22,403       9/1/2006       8/1/2016     N/A      Lock/114_0.0%/6                     Yes
183        22,849      6/11/2006      5/11/2016     N/A      Lock/114_0.0%/6                     Yes
184        21,550       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
185        21,596      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
186        23,349      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
187        23,268      6/11/2006      5/11/2016     N/A      Lock/114_0.0%/6                     Yes
188        20,907     10/11/2006      9/11/2016     N/A      Lock/117_0.0%/3                     Yes
189        21,063      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
190        17,495       8/1/2006       7/1/2016     N/A      Lock/116_0.0%/4                     Yes
191        20,692      6/11/2006      6/11/2016     N/A      Lock/118_0.0%/3                     Yes
192        20,917       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
193        22,054      7/11/2006      7/11/2016     N/A      Lock/115_0.0%/6                     Yes
194        22,088      10/1/2006       9/1/2016     N/A      Lock/118_0.0%/2                     Yes
195        18,805      9/11/2006      3/11/2016     N/A      Lock/112_0.0%/3                     Yes
196        16,745       6/1/2006       5/1/2016     N/A      YM1/116_0.0%/4                       No
197        19,869      8/11/2006      7/11/2016     N/A      Lock/117_0.0%/3                     Yes
198        21,249       5/1/2006       4/1/2016     N/A      Lock/118_0.0%/2                     Yes
199        19,201      8/11/2006      8/11/2016     N/A      Lock/118_0.0%/3                     Yes
200        19,819      9/11/2006      9/11/2016     N/A      Lock/118_0.0%/3                     Yes
201        19,174      7/11/2006      8/11/2016     N/A      Lock/116_0.0%/6                     Yes
202        19,178      10/1/2006       9/1/2016     N/A      Lock/117_0.0%/3                     Yes
203        15,407       9/1/2006       8/1/2016     N/A      Lock/117_0.0%/3                     Yes
204        18,452      7/11/2006      6/11/2016     N/A      Lock/117_0.0%/3                     Yes
205        19,140       8/1/2006       4/1/2016     N/A      Lock/114_0.0%/3                     Yes

                                                                                                                   PERCENTAGE OF
                                                                                     ORIGINAL      CUT-OFF DATE       INITIAL
                 LOAN                                                               PRINCIPAL        PRINCIPAL        MORTGAGE
 #    CROSSED   GROUP                          LOAN NAME                             BALANCE        BALANCE (1)     POOL BALANCE
---   -------   -------   ----------------------------------------------------   --------------   --------------   -------------
206                1      Thorpe, North and Western Office                            3,000,000        2,989,749        0.07%
207                1      Old Yorktown Village Owner's Corp.                          3,000,000        2,989,242        0.07%
208                1      Spectrum Campus One Retail                                  2,950,000        2,950,000        0.07%
209                1      Jurupa Business Park                                        2,934,000        2,929,635        0.07%
210                2      Ridgecrest MHP                                              2,900,000        2,900,000        0.07%
211                2      Grayton Park Apartments                                     2,900,000        2,890,591        0.07%
212                1      Oakland Center                                              2,900,000        2,890,497        0.07%
213                1      Save Mor Self Storage                                       2,800,000        2,797,923        0.07%
214                1      Carrier Crossing Shopping Center                            2,798,000        2,794,242        0.07%
215                2      2 Bronxville Road Owners, Inc.                              2,800,000        2,791,751        0.07%
216                2      2615 Park Avenue Associates                                 2,800,000        2,782,758        0.07%

217                1      Arundel Mills Chipotle Center                               2,780,000        2,776,112        0.06%
218                1      Ward Parkway Plaza                                          2,750,000        2,750,000        0.06%
219                1      Quality Inn & Suites Des Moines                             2,750,000        2,735,415        0.06%
220                1      Placid Corners                                              2,724,000        2,724,000        0.06%
221                1      Georgetown Shopping Center                                  2,727,000        2,717,348        0.06%
222                1      Sandy Plains Connection                                     2,670,000        2,646,147        0.06%
223                1      Arundel Mills Mens Wearhouse Center                         2,625,000        2,621,329        0.06%
224                2      770 Owners Corp.                                            2,600,000        2,596,968        0.06%
225                1      Jefferson Shoppes                                           2,600,000        2,596,948        0.06%
226                2      Nordic Villa Apartments                                     2,590,000        2,590,000        0.06%
227      E         1      AutoZone-Jacksonville, FL                                     975,000          975,000        0.02%
228      E         1      Autozone-Gaston, SC                                           885,000          885,000        0.02%
229      E         1      Autozone-Winnsboro, SC                                        705,000          705,000        0.02%
230                1      Sansone Plaza                                               2,550,000        2,548,207        0.06%
231                1      Pak-It Inn (Lilburn)                                        2,525,000        2,523,163        0.06%
232                2      Camelot Apartments Kenosha                                  2,500,000        2,500,000        0.06%
233                2      Smith St. Gardens, Inc.                                     2,500,000        2,496,198        0.06%
234                2      Regency Square Apartments                                   2,500,000        2,488,944        0.06%
235                1      Randy's U Store It                                          2,480,000        2,476,269        0.06%
236                1      Regency Park Owners Corp.                                   2,475,000        2,473,400        0.06%
237                1      West Haven Center                                           2,450,000        2,446,574        0.06%
238                1      Marcin Retail                                               2,420,000        2,416,538        0.06%
239                1      139 East 63rd Street, Inc.                                  2,400,000        2,400,000        0.06%
240                2      380-384 Prospect Place                                      2,400,000        2,396,498        0.06%
241                1      Route 6 Self Storage                                        2,368,000        2,366,282        0.06%
242                1      Bentwater Retail Village, LLC                               2,350,000        2,342,713        0.05%
243                1      Burlington & East 19th Buildings                            2,340,000        2,336,293        0.05%
244                1      Bethel Office Buildings                                     2,300,000        2,298,496        0.05%
245                1      Hennessey Building                                          2,300,000        2,296,606        0.05%
246                1      Thomas Road                                                 2,250,000        2,250,000        0.05%
247                1      Commercial Plaza                                            2,250,000        2,248,349        0.05%
248                2      12 Peachtree Avenue                                         2,205,000        2,201,431        0.05%
249                2      Wyngate Apartments                                          2,200,000        2,200,000        0.05%
250                1      First Colony Center                                         2,199,000        2,199,000        0.05%
251                1      Walgreens Reno                                              2,200,000        2,198,285        0.05%
252                1      Dora Canal Plaza                                            2,200,000        2,196,699        0.05%
253                1      Zeppe's Plaza                                               2,200,000        2,194,694        0.05%
254                2      Alexander Hamilton Plaza Apts                               2,200,000        2,194,536        0.05%
255                1      Oakridge Shopping Center                                    2,200,000        2,192,969        0.05%
256                1      Edwards Buildings                                           2,185,000        2,181,918        0.05%
257                1      Greenwood Oaks Business Park                                2,180,000        2,178,344        0.05%
258                1      Oaktree Plaza Shopping Center                               2,182,000        2,176,877        0.05%
259                1      Colonial Square Office Park                                 2,175,000        2,175,000        0.05%
260                1      Highwood Retail                                             2,170,000        2,166,913        0.05%
261                1      Lake Shore Plaza                                            2,153,000        2,149,689        0.05%
262                1      2246-2260 Marietta Boulevard                                2,127,000        2,124,177        0.05%
263                1      Rosebud Business Park                                       2,120,000        2,120,000        0.05%
264                1      700 Market Street                                           2,100,000        2,098,416        0.05%
265                1      Airport Kirkwood Shopping Center                            2,100,000        2,094,696        0.05%
266                1      Broad Street Retail                                         2,055,000        2,053,501        0.05%
267                2      Woodhurst Apartments                                        2,050,000        2,050,000        0.05%
268                1      Overland Park Center                                        2,020,000        2,020,000        0.05%
269                1      Shepard Building                                            2,000,000        1,996,831        0.05%
270                2      Woodlands Apartments                                        2,000,000        1,994,887        0.05%
271                1      Clayton's Self Storage                                      2,000,000        1,989,523        0.05%
272                1      Harrison Retail Center                                      1,950,000        1,943,288        0.05%
273                2      Westshore Estates                                           1,945,000        1,938,788        0.05%
274                1      The Shoppes at Provo Town Center                            1,930,000        1,927,693        0.05%
275                1      16872 East 90 Corp.                                         1,850,000        1,850,000        0.04%
276                2      15-45 Elam St                                               1,831,000        1,828,534        0.04%
277                1      Cherryway Medical Center                                    1,760,000        1,760,000        0.04%
278                2      3176 Decatur Avenue Owners, Inc.                            1,750,000        1,748,902        0.04%
279                1      Grooster Corp.                                              1,750,000        1,747,167        0.04%
280                2      602 Avenue T Owners Corp.                                   1,750,000        1,745,320        0.04%
281                1      Desoto Clocktower                                           1,750,000        1,742,956        0.04%
282                1      Rite Aid Lansing                                            1,729,000        1,726,698        0.04%
283                1      East 60 Village                                             1,720,000        1,718,756        0.04%
284                2      Whitehall Apartments                                        1,700,000        1,700,000        0.04%
285                1      Tropic Isle RV Park                                         1,700,000        1,700,000        0.04%
286                2      Monaco Lake East Apartments, LLC                            1,700,000        1,698,696        0.04%
287                1      El Cajon Mini Storage                                       1,700,000        1,697,506        0.04%
288                1      Richfield Commons                                           1,700,000        1,694,539        0.04%
289                1      Illinois Pointe Shoppes                                     1,700,000        1,682,523        0.04%
290                1      Palm Terrace Mobile Home Park                               1,660,000        1,658,789        0.04%
291                1      588 Apartments Corp.                                        1,650,000        1,643,781        0.04%
292                1      Plainfield Retail Center                                    1,635,000        1,635,000        0.04%
293                1      682 Tenant Corporation                                      1,625,000        1,624,420        0.04%
294                2      McAdams Apartments                                          1,620,000        1,617,837        0.04%
295                2      Ocean Kay Realty Corp.                                      1,600,000        1,600,000        0.04%
296                2      Lakeshore Apartments                                        1,600,000        1,600,000        0.04%
297                1      Promenade in the Village at Fox Run                         1,600,000        1,598,806        0.04%
298                2      Parkview Apartments                                         1,600,000        1,598,790        0.04%
299                1      Copperas Cove Shopping Center                               1,600,000        1,597,619        0.04%
300                2      San Jose Apartments                                         1,600,000        1,597,458        0.04%
301                1      Cubby Hole Texas                                            1,600,000        1,596,885        0.04%
302                1      1935 Retail                                                 1,575,000        1,575,000        0.04%
303                1      Bay Storage                                                 1,525,000        1,523,912        0.04%
304                2      Eliana Apartments                                           1,504,000        1,504,000        0.04%
305                1      Timuquana Oaks Center                                       1,500,000        1,498,881        0.04%
306                2      Autumn Trace Apartments                                     1,500,000        1,498,865        0.04%
307                2      Fairfield Tenant Corp.                                      1,500,000        1,496,258        0.04%
308                2      Sherwood Village Cooperative A, Inc.                        1,450,000        1,449,177        0.03%

                                                                      INITIAL
       ORIGINATION      REMAINING       ORIGINAL       REMAINING     INTEREST
       AMORTIZATION    AMORTIZATION     TERM TO         TERM TO        ONLY     MORTGAGE
           TERM            TERM         MATURITY       MATURITY       PERIOD    INTEREST
 #       (MONTHS)        (MONTHS)     (MONTHS)(2)   (MONTHS)(1)(2)   (MONTHS)     RATE
---   -------------   -------------   -----------   --------------   --------   --------
206        360             356           121            117             0        6.110%
207        360             356           120            116             0        5.910%
208        360             360           120            117            36        6.000%
209        360             358           120            118             0        6.410%
210        360             360           122            119            12        6.400%
211        360             356           120            116             0        6.320%
212        360             356           120            116             0        6.280%
213        360             359           120            119             0        6.410%
214        360             358           120            118             0        6.770%
215        360             357           120            117             0        5.570%
216        240             237           240            237             0        6.490%

217        360             358           120            118             0        6.630%
218   Interest Only   Interest Only      120            119           120        6.160%
219        300             296           120            116             0        6.010%
220        360             360           119            118            60        6.360%
221        240             238           240            238             0        6.850%
222        360             351           120            111             0        5.750%
223        360             358           120            118             0        6.630%
224        480             477           120            117             0        6.030%
225        300             299           120            119             0        6.420%
226        360             360           120            117            24        6.570%
227        300             300           120            120             0        6.436%
228        300             300           120            120             0        6.436%
229        300             300           120            120             0        6.436%
230        360             359           120            119             0        6.600%
231        360             359           120            119             0        6.480%
232        360             360           120            118            24        6.270%
233        480             476           120            116             0        6.000%
234        360             355           120            115             0        6.100%
235        360             358           120            118             0        6.370%
236        480             478           120            118             0        6.080%
237        360             358           120            118             0        6.630%
238        360             358           120            118             0        6.550%
239   Interest Only   Interest Only      120            116           120        5.740%
240        360             358           121            119             0        6.480%
241        360             359           120            119             0        6.490%
242        360             356           120            116             0        6.500%
243        360             358           120            118             0        6.180%
244        360             359           120            119             0        6.850%
245        360             358           120            118             0        6.440%
246        360             360           120            120             0        6.390%
247        360             359           120            119             0        6.450%
248        360             358           120            118             0        6.100%
249        360             360           120            118            24        6.154%
250        360             360           120            117            36        6.420%
251        360             359           120            119             0        6.230%
252        360             358           120            118             0        6.380%
253        300             298           121            119             0        6.300%
254        360             357           120            117             0        6.300%
255        360             356           120            116             0        6.380%
256        360             358           120            118             0        6.600%
257        360             359           120            119             0        6.325%
258        360             357           120            117             0        6.530%
259        360             360           120            120             0        6.180%
260        360             358           120            118             0        6.570%
261        360             358           120            118             0        6.290%
262        360             358           120            118             0        6.810%
263        360             360            60             58            12        6.520%
264        360             359           120            119             0        6.350%
265        360             357           121            118             0        6.230%
266        360             359           120            119             0        6.470%
267        360             360           120            118            24        6.330%
268        360             360           120            118            24        6.580%
269        360             358           120            118             0        6.180%
270        360             357           120            117             0        6.180%
271        360             354           120            114             0        6.110%
272        360             356           121            117             0        6.080%
273        360             356           120            116             0        6.383%
274        300             299           120            119             0        6.330%
275   Interest Only   Interest Only      120            118           120        6.170%
276        360             358           120            118             0        6.760%
277        360             360           118            118             0        6.390%
278        480             478           120            118             0        6.140%
279        360             358           120            118             0        6.100%
280        360             357           180            177             0        5.990%
281        360             355           120            115             0        6.500%
282        360             358           120            118             0        6.800%
283        360             359           120            119             0        6.500%
284        360             360           122            119            12        6.330%
285        300             300            60             60             0        6.720%
286        360             359           120            119             0        6.290%
287        360             358           120            118             0        6.460%
288        360             356           121            117             0        6.360%
289        240             235           239            234             0        6.110%
290        360             359           120            119             0        6.470%
291        360             356           120            116             0        5.700%
292        360             360           121            118            12        6.380%
293        480             479           120            119             0        5.870%
294        360             358           120            118             0        6.790%
295        360             360           120            118            36        6.160%
296        360             360           120            120            24        6.276%
297        360             359           120            119             0        6.390%
298        360             359           120            119             0        6.340%
299        360             358           120            118             0        6.410%
300        360             358           120            118             0        6.170%
301        240             239           120            119             0        6.180%
302        360             360           120            120             0        6.475%
303        360             359           120            119             0        6.550%
304        360             360           122            112            12        5.830%
305        360             359           120            119             0        6.390%
306        360             359           120            119             0        6.340%
307        300             298           120            118             0        6.130%
308        480             478           120            118             0        6.330%

                       FIRST
        MONTHLY       PAYMENT     MATURITY                  PREPAYMENT PROVISION (5)      DEFEASANCE
 #     PAYMENT(3)      DATE         DATE       ARD (4)          AS OF ORIGINATION           OPTION
---   -----------   ----------   ----------   --------   ------------------------------   ----------
206        18,199    6/11/2006    6/11/2016     N/A      Lock/115_0.0%/6                     Yes
207        17,813     6/1/2006     5/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
208        17,687    7/11/2006    6/11/2016     N/A      Lock/117_0.0%/3                     Yes
209        18,372    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
210        18,140    7/11/2006    8/11/2016     N/A      Lock/116_0.0%/6                     Yes
211        17,988     6/1/2006     5/1/2016     N/A      Lock/35_YM1/82_0.0%/3                No
212        17,912     6/1/2006     5/1/2016     N/A      Lock/117_0.0%/3                     Yes
213        17,533     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
214        18,185    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
215        16,021     7/1/2006     6/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
216        20,860     7/1/2006     6/1/2026     N/A      Lock/180_5.0%/12_4.0%/12_3.0%/
                                                         12_2.0%/12_1.0%/8_0.0%/4             No
217        17,810    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
218        14,313     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
219        17,735    6/11/2006    5/11/2016     N/A      Lock/117_0.0%/3                     Yes
220        16,968    9/11/2006    7/11/2016     N/A      Lock/113_0.0%/6                     Yes
221        20,898    8/11/2006    7/11/2026     N/A      Lock/234_0.0%/6                     Yes
222        15,581    1/11/2006   12/11/2015     N/A      Lock/114_0.0%/6                     Yes
223        16,817    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
224        14,360     7/1/2006     6/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
225        17,426     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
226        16,490    7/11/2006    6/11/2016     N/A      Lock/117_0.0%/3                     Yes
227         6,544    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
228         5,940    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
229         4,732    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
230        16,286    9/11/2006    8/11/2016     N/A      Lock/114_0.0%/6                     Yes
231        15,927    9/11/2006    8/11/2016     N/A      Lock/114_0.0%/6                     Yes
232        15,425    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
233        13,755     6/1/2006     5/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
234        15,150    5/11/2006    4/11/2016     N/A      Lock/117_0.0%/3                     Yes
235        15,464     8/1/2006     7/1/2016     N/A      Lock/117_0.0%/3                     Yes
236        13,756     8/1/2006     7/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
237        15,696    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
238        15,376    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
239        11,639     6/1/2006     5/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
240        15,138    8/11/2006    8/11/2016     N/A      Lock/38_YM1/80_0.0%/3                No
241        14,952     9/1/2006     8/1/2016     N/A      Lock/35_YM1/82_0.0%/3                No
242        14,854     6/1/2006     5/1/2016     N/A      Lock/116_0.0%/4                     Yes
243        14,301     8/1/2006     7/1/2016     N/A      Lock/114_0.0%/6                     Yes
244        15,071     9/1/2006     8/1/2016     N/A      Lock/116_0.0%/4                     Yes
245        14,447    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
246        14,059    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
247        14,148     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
248        13,362    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
249        13,409     8/1/2006     7/1/2016     N/A      Lock/117_0.0%/3                     Yes
250        13,784    7/11/2006    6/11/2016     N/A      Lock/117_0.0%/3                     Yes
251        13,517     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
252        13,732     8/1/2006     7/1/2016     N/A      Lock/117_0.0%/3                     Yes
253        14,581    8/11/2006    8/11/2016     N/A      Lock/117_0.0%/4                     Yes
254        13,617    7/11/2006    6/11/2016     N/A      Lock/39_YM1/78_0.0%/3                No
255        13,732    6/11/2006    5/11/2016     N/A      Lock/114_0.0%/6                     Yes
256        13,955    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
257        13,529     9/1/2006     8/1/2016     N/A      Lock/11_YM1/106_0.0%/3               No
258        13,835    7/11/2006    6/11/2016     N/A      Lock/114_0.0%/6                     Yes
259        13,293    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
260        13,816    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
261        13,312     8/1/2006     7/1/2016     N/A      Lock/117_0.0%/3                     Yes
262        13,881    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
263        13,428     8/1/2006     7/1/2011     N/A      Lock/57_0.0%/3                      Yes
264        13,067    9/11/2006    8/11/2016     N/A      Lock/117_0.0%/3                     Yes
265        12,903    7/11/2006    7/11/2016     N/A      Lock/118_0.0%/3                     Yes
266        12,948     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
267        12,729    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
268        12,874    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
269        12,223     8/1/2006     7/1/2016     N/A      Lock/114_0.0%/6                     Yes
270        12,223     7/1/2006     6/1/2016     N/A      Lock/117_0.0%/3                     Yes
271        12,133    4/11/2006    3/11/2016     N/A      Lock/42_YM1/75_0.0%/3                No
272        11,792    6/11/2006    6/11/2016     N/A      Lock/115_0.0%/6                     Yes
273        12,144     6/1/2006     5/1/2016     N/A      Lock/117_0.0%/3                     Yes
274        12,827     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
275         9,644     8/1/2006     7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
276        11,888    8/11/2006    7/11/2016     N/A      Lock/38_YM1/79_0.0%/3                No
277        10,997   10/11/2006    7/11/2016     N/A      Lock/115_0.0%/3                     Yes
278         9,800     8/1/2006     7/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
279        10,605     8/1/2006     7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
280        10,481     7/1/2006     6/1/2021     N/A      Lock/120_YM1/56_0.0%/4               No
281        11,061    5/11/2006    4/11/2016     N/A      Lock/114_0.0%/6                     Yes
282        11,272    8/11/2006    7/11/2016     N/A      Lock/117_0.0%/3                     Yes
283        10,872     9/1/2006     8/1/2016     N/A      YM5/116_0.0%/4                       No
284        10,556    7/11/2006    8/11/2016     N/A      Lock/119_0.0%/3                     Yes
285        11,713    10/1/2006     9/1/2011     N/A      Lock/57_0.0%/3                      Yes
286        10,511     9/1/2006     8/1/2016     N/A      Lock/37_YM1/79_0.0%/4                No
287        10,700     8/1/2006     7/1/2016     N/A      Lock/117_0.0%/3                     Yes
288        10,589    6/11/2006    6/11/2016     N/A      Lock/118_0.0%/3                     Yes
289        12,287    5/11/2006    3/11/2026     N/A      Lock/233_0.0%/6                     Yes
290        10,460    9/11/2006    8/11/2016     N/A      Lock/117_0.0%/3                     Yes
291         9,577     6/1/2006     5/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
292        10,206    7/11/2006    7/11/2016     N/A      Lock/115_0.0%/6                     Yes
293         8,794     9/1/2006     8/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
294        10,550    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
295         9,758     8/1/2006     7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No
296         9,879    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
297         9,998     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
298         9,945     9/1/2006     8/1/2016     N/A      Lock/37_YM1/79_0.0%/4                No
299        10,019    8/11/2006    7/11/2016     N/A      Lock/114_0.0%/6                     Yes
300         9,768     8/1/2006     7/1/2016     N/A      Lock/116_0.0%/4                     Yes
301        11,630     9/1/2006     8/1/2016     N/A      Lock/117_0.0%/3                     Yes
302         9,929    10/1/2006     9/1/2016     N/A      Lock/117_0.0%/3                     Yes
303         9,689    9/11/2006    8/11/2016     N/A      Lock/114_0.0%/6                     Yes
304         8,854   12/11/2005    1/11/2016     N/A      Lock/116_0.0%/6                     Yes
305         9,373     9/1/2006     8/1/2016     N/A      Lock/116_0.0%/4                     Yes
306         9,324     9/1/2006     8/1/2016     N/A      Lock/37_YM1/79_0.0%/4                No
307         9,784     8/1/2006     7/1/2016     N/A      Lock/102_2.0%/14_0.0%/4              No
308         8,314     8/1/2006     7/1/2016     N/A      Lock/84_YM1/32_0.0%/4                No

                                                                                                               PERCENTAGE OF
                                                                                   ORIGINAL     CUT-OFF DATE      INITIAL
               LOAN                                                               PRINCIPAL       PRINCIPAL       MORTGAGE
 #   CROSSED  GROUP                           LOAN NAME                            BALANCE       BALANCE (1)    POOL BALANCE
---  -------  -------    ----------------------------------------------------  --------------  --------------  -------------
309              2       Sunset Green Housing Corporation                           1,400,000       1,400,000       0.03%
310              2       Rivercrest Village                                         1,400,000       1,396,842       0.03%
311              1       Ipswich House, Inc.                                        1,400,000       1,396,123       0.03%
312              2       Ellicott Shores Apartments                                 1,400,000       1,394,021       0.03%
313              2       5425 Valles Avenue Owners Corp.                            1,350,000       1,349,052       0.03%
314              1       Centerpoint West Shopping Center                           1,350,000       1,345,685       0.03%
315              1       Aransas Pass Retail                                        1,340,000       1,340,000       0.03%
316              1       340 West Owners Corp.                                      1,325,000       1,324,156       0.03%
317              1       Verizon Wireless Free Standing Building                    1,320,000       1,318,971       0.03%
318              2       Riverbend Estates Mobile Home Park                         1,296,000       1,290,658       0.03%
319              1       Shoppes at Jefferson Place                                 1,280,000       1,278,037       0.03%
320              1       Spruce Tree MHC                                            1,275,000       1,274,126       0.03%
321              2       Amberwood Apartment Homes                                  1,272,000       1,272,000       0.03%
322              1       Riviera Towne Center                                       1,255,000       1,253,305       0.03%
323              1       Sycamore Place Shopping Center                             1,250,000       1,247,058       0.03%
324              1       Alverser Commons                                           1,235,000       1,234,109       0.03%
325              1       Attic Storage                                              1,200,000       1,198,454       0.03%
326              1       222 Bowery Owners Corp.                                    1,200,000       1,198,200       0.03%
327              1       Rite Aid - Shelbyville, KY                                 1,200,000       1,198,114       0.03%
328              2       Kenwood Apartments                                         1,200,000       1,197,127       0.03%
329              2       Fairmount Hills Apartments                                 1,173,000       1,167,991       0.03%
330              1       Advance Auto Parts                                         1,150,000       1,148,437       0.03%
331              2       Rock Garden Apartments                                     1,100,000       1,097,308       0.03%
332              2       Kings Landing Apartments                                   1,000,000         999,244       0.02%
333              2       Summit House, Inc.                                         1,000,000         998,925       0.02%
334              2       2909 Ocean Avenue Owners Corp.                             1,000,000         996,828       0.02%
335              2       Sunset Mobile Home Park                                    1,000,000         995,020       0.02%
336              2       Applewood MHP                                                950,000         949,326       0.02%
337              1       523-533 Tenants Corp.                                        939,000         937,520       0.02%
338              2       Dewey Avenue Apartments                                      915,000         911,300       0.02%
339              2       Cambridge House Tenants Corporation                          900,000         898,528       0.02%
340              1       Levin Center                                                 880,000         879,392       0.02%
341              2       Lincoln Park Manor Tenant Corp.                              850,000         846,915       0.02%
342              1       Recker Brown Pad                                             824,000         821,366       0.02%
343              1       Prince Lofts, Inc.                                           800,000         800,000       0.02%
344              2       Villa Denese Mobile Home Park                                800,000         799,474       0.02%
345              2       Randall Heights Apts                                         800,000         799,383       0.02%
346              2       Swiss Garden Townhomes                                       750,000         749,492       0.02%
347              2       Summer Bend Apartments                                       750,000         749,433       0.02%
348              1       Angels Attic Self Storage                                    750,000         748,509       0.02%
349              1       Colma Mixed Use                                              750,000         747,915       0.02%
350              1       Clovis Shopping Center                                       750,000         747,194       0.02%
351              1       230 East 18th Street Corporation                             700,000         696,280       0.02%
352              1       26 Pondfield Road West Owners, Inc.                          625,000         623,406       0.01%
353              1       111 West 11 Corp.                                            600,000         596,569       0.01%
354              1       214 West 16th Street Owners Corp.                            500,000         500,000       0.01%
355              1       Standish Cabot Apartments, Inc.                              500,000         499,612       0.01%
356              2       37-31 149th St. Owners, Inc.                                 500,000         498,602       0.01%
357              1       3300 West Illinois                                           400,000         399,068       0.01%
358              1       Tribeca Tower Inc.                                           350,000         345,018       0.01%
359              2       Fountain Manor Estates, Incorporated                         250,000         249,792       0.01%
360              2       Ivydene Co-Op, Inc.                                          175,000         172,960       0.00%
                                                                               --------------  --------------  ---------------
TOTAL/WEIGHTED AVERAGE:                                                        $4,275,075,497  $4,273,091,953     100.00%
                                                                               ==============  ==============  ===============
MAXIMUM:                                                                       $  806,000,000  $  806,000,000      18.86%
MINIMUM:                                                                       $      175,000  $      172,960       0.00%

                                                                                               INITIAL
                                    ORIGINATION     REMAINING      ORIGINAL      REMAINING    INTEREST
                                    AMORTIZATION   AMORTIZATION    TERM TO        TERM TO       ONLY    MORTGAGE
                                        TERM           TERM        MATURITY      MATURITY      PERIOD   INTEREST
 #                                    (MONTHS)       (MONTHS)    (MONTHS)(2)  (MONTHS)(1)(2)  (MONTHS)    RATE
---                                -------------  -------------  -----------  --------------  --------  --------
309                                     360            360          120           120            0       6.040%
310                                     360            357          121           118            0       6.690%
311                                     360            357          120           117            0       5.840%
312                                     360            355          120           115            0       6.250%
313                                     480            478          120           118            0       5.910%
314                                     360            356          120           116            0       6.380%
315                                     360            360          120           118           24       6.540%
316                                     480            478          120           118            0       6.110%
317                                     360            359          120           119            0       6.230%
318                                     360            355          120           115            0       6.400%
319                                     360            358          121           119            0       6.300%
320                                     360            359          120           119            0       6.690%
321                                     300            300          60            60             0       6.560%
322                                     360            358          120           118            0       6.751%
323                                     360            357          120           117            0       6.520%
324                                     360            359          120           119            0       6.510%
325                                     360            358          121           119            0       6.910%
326                                     360            358          120           118            0       6.380%
327                                     360            358          120           118            0       6.210%
328                                     360            357          120           117            0       6.450%
329                                     360            355          120           115            0       6.250%
330                                     360            358          120           118            0       6.730%
331                                     360            357          120           117            0       6.360%
332                                     360            359          120           119            0       6.340%
333                                     480            477          120           117            0       6.230%
334                                     360            356          120           116            0       6.410%
335                                     300            296          121           117            0       6.350%
336                                     360            359          120           119            0       6.570%
337                                     360            358          120           118            0       6.200%
338                                     360            355          120           115            0       6.480%
339                                     360            358          120           118            0       6.060%
340                                     360            359          120           119            0       6.660%
341                                     360            356          120           116            0       5.860%
342                                     360            356          122           118            0       6.380%
343                                Interest Only  Interest Only     120           118          120       6.260%
344                                     360            359          120           119            0       6.830%
345                                     360            359          120           119            0       6.270%
346                                     360            359          120           119            0       6.730%
347                                     360            359          120           119            0       6.340%
348                                     360            357          120           117            0       7.180%
349                                     360            356          120           116            0       6.920%
350                                     300            297          120           117            0       6.390%
351                                     240            237          240           237            0       7.120%
352                                     360            357          120           117            0       6.190%
353                                     240            237          240           237            0       6.590%
354                                Interest Only  Interest Only     120           118          120       6.370%
355                                     360            359          120           119            0       6.250%
356                                     360            357          120           117            0       5.800%
357                                     360            357          120           117            0       6.560%
358                                     180            175          180           175            0       7.810%
359                                     360            359          180           179            0       6.920%
360                                     120            118          120           118            0       6.890%
                                   -------------  -------------  -----------  --------------            --------
TOTAL/WEIGHTED AVERAGE:                 356            355          119           117                    6.132%
                                   =============  =============  ===========  ==============            ========

MAXIMUM:                                720            718          240           238                    7.810%
MINIMUM:                                120            118           60            57                    4.680%

                                                   FIRST
                                     MONTHLY      PAYMENT    MATURITY            PREPAYMENT PROVISION (5)  DEFEASANCE
 #                                  PAYMENT(3)     DATE        DATE     ARD (4)     AS OF ORIGINATION        OPTION
---                                -----------  ----------  ---------  --------  ------------------------  ----------
309                                      8,430   10/1/2006   9/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
310                                      9,025   7/11/2006  7/11/2016    N/A     Lock/39_YM1/79_0.0%/3          No
311                                      8,250    7/1/2006   6/1/2016    N/A     Lock/116_0.0%/4               Yes
312                                      8,620   5/11/2006  4/11/2016    N/A     Lock/114_0.0%/6               Yes
313                                      7,343    8/1/2006   7/1/2016    N/A     Lock/116_0.0%/4               Yes
314                                      8,427   6/11/2006  5/11/2016    N/A     Lock/114_0.0%/6               Yes
315                                      8,505   8/11/2006  7/11/2016    N/A     Lock/114_0.0%/6               Yes
316                                      7,392    8/1/2006   7/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
317                                      8,110    9/1/2006   8/1/2016    N/A     Lock/117_0.0%/3               Yes
318                                      8,107   5/11/2006  4/11/2016    N/A     Lock/114_0.0%/6               Yes
319                                      7,923   8/11/2006  8/11/2016    N/A     Lock/115_0.0%/6               Yes
320                                      8,219    9/1/2006   8/1/2016    N/A     Lock/117_0.0%/3               Yes
321                                      8,636   10/1/2006   9/1/2011    N/A     Lock/57_0.0%/3                Yes
322                                      8,141    8/1/2006   7/1/2016    N/A     Lock/117_0.0%/3               Yes
323                                      7,917   7/11/2006  6/11/2016    N/A     Lock/114_0.0%/6               Yes
324                                      7,814   9/11/2006  8/11/2016    N/A     Lock/114_0.0%/6               Yes
325                                      7,911   8/11/2006  8/11/2016    N/A     Lock/115_0.0%/6               Yes
326                                      7,490    8/1/2006   7/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
327                                      7,357    8/1/2006   7/1/2016    N/A     Lock/117_0.0%/3               Yes
328                                      7,545   7/11/2006  6/11/2016    N/A     Lock/114_0.0%/6               Yes
329                                      7,222   5/11/2006  4/11/2016    N/A     Lock/114_0.0%/6               Yes
330                                      7,444    8/1/2006   7/1/2016    N/A     Lock/24_YM1/92_0.0%/4          No
331                                      6,852   7/11/2006  6/11/2016    N/A     Lock/114_0.0%/6               Yes
332                                      6,216    9/1/2006   8/1/2016    N/A     Lock/37_YM1/79_0.0%/4          No
333                                      5,663    7/1/2006   6/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
334                                      6,262    6/1/2006   5/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
335                                      6,659   6/11/2006  6/11/2016    N/A     Lock/115_0.0%/6               Yes
336                                      6,048   9/11/2006  8/11/2016    N/A     Lock/114_0.0%/6               Yes
337                                      5,751    8/1/2006   7/1/2016    N/A     Lock/48_YM1/68_0.0%/4          No
338                                      5,771   5/11/2006  4/11/2016    N/A     Lock/114_0.0%/6               Yes
339                                      5,431    8/1/2006   7/1/2016    N/A     Lock/116_0.0%/4               Yes
340                                      5,655   9/11/2006  8/11/2016    N/A     Lock/114_0.0%/6               Yes
341                                      5,020    6/1/2006   5/1/2016    N/A     Lock/102_2.0%/14_0.0%/4        No
342                                      5,143   6/11/2006  7/11/2016    N/A     Lock/119_0.0%/3               Yes
343                                      4,231    8/1/2006   7/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
344                                      5,231   9/11/2006  8/11/2016    N/A     Lock/114_0.0%/6               Yes
345                                      4,936    9/1/2006   8/1/2016    N/A     Lock/37_YM1/79_0.0%/4          No
346                                      4,855   9/11/2006  8/11/2016    N/A     Lock/37_YM1/80_0.0%/3          No
347                                      4,662    9/1/2006   8/1/2016    N/A     Lock/37_YM1/79_0.0%/4          No
348                                      5,081   7/11/2006  6/11/2016    N/A     Lock/114_0.0%/6               Yes
349                                      4,950   6/11/2006  5/11/2016    N/A     Lock/114_0.0%/6               Yes
350                                      5,013   7/11/2006  6/11/2016    N/A     Lock/114_0.0%/6               Yes
351                                      5,478    7/1/2006   6/1/2026    N/A     Lock/236_0.0%/4               Yes
352                                      3,824    7/1/2006   6/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
353                                      4,505    7/1/2006   6/1/2026    N/A     Lock/236_0.0%/4               Yes
354                                      2,691    8/1/2006   7/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
355                                      3,079    9/1/2006   8/1/2016    N/A     Lock/84_YM1/32_0.0%/4          No
356                                      2,934    7/1/2006   6/1/2016    N/A     Lock/102_2.0%/14_0.0%/4        No
357                                      2,544   7/11/2006  6/11/2016    N/A     Lock/114_0.0%/6               Yes
358                                      3,307    5/1/2006   4/1/2021    N/A     Lock/120_YM1/56_0.0%/4         No
359                                      1,650    9/1/2006   8/1/2021    N/A     Lock/119_YM1/57_0.0%/4         No
360                                      2,022    8/1/2006   7/1/2016    N/A     Lock/102_2.0%/14_0.0%/4        No
                                   -----------  ----------  ---------
TOTAL/WEIGHTED AVERAGE:            $25,694,873   7/31/2006  3/29/2017
                                   ===========  ==========  =========
MAXIMUM:                           $ 3,929,343  10/11/2006   9/1/2036
MINIMUM:                           $     1,650   7/11/2005  6/11/2011

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENTS REPRESENT THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS. FOR MORTGAGE LOANS WITH AN INITIAL INTEREST ONLY TERM, THE MONTHLY PAYMENTS REPRESENT THE PRINCIPAL AND INTEREST PAYMENTS DUE AFTER THE INITIAL INTEREST ONLY TERM.

(4)  ANTICIPATED REPAYMENT DATE.

(5)  PREPAYMENT PROVISION AS OF ORIGINATION:

     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS

     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y) PAYMENTS

     0.0%/(x) = PREPAYABLE AT PAR FOR (x) PAYMENTS

     A%/(y) = A% PREPAYMENT FOR (y) PAYMENTS

(6) THE AMORTIZATION ON THE 280 PARK AVENUE POOLED PORTION IS BASED ON THE INTEREST RATE ON THE 280 PARK AVENUE TOTAL LOAN OR 7.0125%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."

(7) THE MONTHLY PAYMENT IS BASED ON THE AVERAGE OF THE FIRST 12 MONTHS OF PRINCIPLE AND INTEREST PAYMENTS.

(8) THE AMORTIZATION ON THE 3434 NORTH WASHINGTON BOULEVARD POOLED PORTION IS BASED ON THE INTEREST RATE ON THE 3434 NORTH WASHINGTON BOULEVARD TOTAL LOAN OR 6.52%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."

(9) THE FIRST ACTUAL PAYMENT DATE IS 11/1/2006. THE FIRST PAYMENT DATE, ORIGINAL TERM TO MATURITY, REMAINING TERM TO MATURITY, PREPAYMENT PROVISION AS OF ORIGINATION AND ORIGINAL LOCKOUT PERIOD (MONTHS) WERE ADJUSTED TO INCLUDE AN ADDITIONAL ONE MONTH INTEREST-ONLY PAYMENT THAT THE TRUST WILL RECEIVE IN OCTOBER 2006.

(10) THE LARGEST TENANT, CLUB QUARTERS, HAS THE OPTION TO PURCHASE ITS SPACE AT THE SUBJECT PROPERTY. IF THE SALE WERE TO OCCUR, THE BORROWER WILL BE REQUIRED TO PAY $12,919,172 PLUS YIELD MAINTENANCE. THE TENANT HAS EXERCISED ITS OPTION; HOWEVER, THERE CAN BE NO ASSURANCE SUCH PURCHASE WILL OCCUR.

(11) THE PRINCIPAL LIFE BUILDING INTEREST ONLY PERIOD TAKES EFFECT FOR THE FINAL 13 MONTHS OF THE LOAN.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                    CUT-OFF DATE
                 LOAN                                                 PRINCIPAL       APPRAISED        CUT-OFF DATE
 #    CROSSED   GROUP   LOAN NAME                                    BALANCE (1)        VALUE       LTV RATIO (1) (3)
---   -------   -----   -----------------------------------------   ------------   --------------   -----------------
  1               1     11 Madison Avenue                           $806,000,000   $1,130,000,000         71.3%
  2               1     280 Park Avenue                              300,000,000    1,266,000,000         34.8%
  3               2     Babcock & Brown FX 3                         195,095,563      244,400,000         79.8%
  4               1     The Ritz-Carlton South Beach                 181,000,000      243,000,000         74.5%
  5               1     Carlton Hotel on Madison                     100,000,000      172,000,000         58.1%
  6               1     The Dream Hotel                              100,000,000      136,000,000         73.5%
  7      A        1     Springdale Center                             36,907,000       49,500,000         70.8%
  8      A        1     Chicopee Marketplace Shopping Center          17,415,000       26,000,000         70.8%
  9      A        1     Wilkes-Barre Towne Marketplace                10,613,000       17,900,000         70.8%
 10      A        1     Cobblestone Village                            9,994,000       12,400,000         70.8%
 11      A        1     Fashion Square Shopping Center                 7,517,000       10,600,000         70.8%
 12               1     Harwood Center                                81,000,000      102,000,000         79.4%
 13               1     3434 North Washington Boulevard               64,000,000       88,200,000         72.6%
 14               2     The Edge at Avenue North                      60,800,000       76,900,000         79.1%
 15               1     828-850 Madison Avenue                        60,000,000      121,000,000         49.6%
 16               1     Maxtor Campus                                 48,750,000       67,000,000         72.8%
 17               2     Delaware Multifamily Portfolio                47,000,000       71,050,000         66.2%
 18      B        2     The Cottages of Fall Creek                    28,150,000       35,420,000         78.1%
 19      B        2     The Orchard Apartments                        11,300,000       14,135,000         78.1%
 20      B        2     Briarwood Apartments                           7,050,000       10,000,000         78.1%
 21               1     Baldwin Commons                               46,000,000       68,000,000         67.6%
 22               2     Iowa State Student Housing                    43,000,000       55,900,000         76.9%
 23               1     105 West Adams Street                         42,350,000       62,100,000         68.2%
 24               1     East Gateway Center                           40,000,000       56,000,000         71.4%
 25               2     Babcock & Brown FX 5                          39,874,381       59,700,000         66.8%
 26      C        1     Three City Center                             18,800,000       26,500,000         69.1%
 27      C        1     Lazy Boy Distribution Center                  14,100,000       20,500,000         69.1%
 28      C        1     Jacobson Warehouse                             6,900,000       10,600,000         69.1%
 29               1     Center at Hobbs Brook                         37,200,000       53,100,000         70.1%
 30               1     Baylor Medical Towers                         33,500,000       43,250,000         77.5%
 31               1     Novant - Midtown Medical Plaza                33,155,250       44,000,000         75.4%
 32               1     SLO Promenade                                 33,000,000       48,000,000         68.8%
 33               1     E.ON US Center                                32,000,000       48,100,000         66.5%
 34               1     The Acropolis Portfolio                       26,800,000       34,000,000         78.8%
 35               1     Village Shoppes at Gainesville                25,148,071       47,000,000         53.5%
 36               1     Parc at Piedmont                              25,000,000       32,400,000         77.2%
 37               1     Sunland Towne Centre                          25,000,000       33,900,000         73.7%
 38               1     500 Sansome Office                            24,400,000       37,100,000         65.8%
 39               1     City Club Hotel                               23,316,259       34,400,000         67.8%
 40               1     Northland Inn                                 21,897,697       34,200,000         64.0%
 41               1     Four Gateway                                  21,760,000       27,200,000         80.0%
 42               1     Novant - Presbyterian Medical Tower           21,257,095       28,500,000         74.6%
 43               1     The Plaza Evergreen Park                      20,200,000       38,700,000         52.2%
 44               1     LakeShore Medical                             19,360,000       24,200,000         80.0%
 45               1     Northville Retail Center                      19,000,000       35,300,000         53.8%
 46               1     Ludlam Point Apartments                       18,924,000       27,900,000         67.8%
 47               1     Pacific Property                              18,669,738       25,000,000         74.7%
 48               2     790 Riverside Drive Owners                    18,500,000      134,300,000         13.8%
 49               1     Germantown Plaza                              18,500,000       25,800,000         71.7%
 50               1     Spectra - POOL 4                              18,119,496       22,650,000         80.0%
 51               1     Brookshire Brothers Distribution Facility     18,118,394       28,000,000         64.7%
 52               1     833 Jackson & 322 Green                       17,748,000       23,000,000         77.2%
 53               1     Stock Building Supply Portfolio               17,514,654       23,030,000         76.1%
 54               1     Amity Plaza                                   17,300,000       28,800,000         60.1%
 55               1     Brainard Place Medical Campus                 17,200,000       21,500,000         80.0%
 56               2     Sandpiper Apartments                          16,986,677       21,350,000         79.6%
 57               1     Regional Professional Building                16,400,000       20,500,000         80.0%
 58               1     Novant - Huntersville/Physicians Plaza        16,024,164       21,500,000         74.5%
 59               1     Pavilions Shopping Center                     16,000,000       22,200,000         72.1%
 60               1     Magnolia Shoppes                              15,055,231       20,200,000         74.5%
 61               1     Princess Medical Center                       14,800,000       20,240,000         73.1%
 62               1     Parkshore Centre                              14,501,000       19,100,000         75.9%
 63               1     StorQuest Self Storage                        14,200,000       17,760,000         80.0%
 64               2     Sahara Glen Apartments                        14,100,000       21,720,000         64.9%
 65               2     Villages at Del Rio Apartments                13,628,664       17,375,000         78.4%
 66               1     Lakeside Terrace Shopping Center              13,627,599       16,900,000         80.6%(9)
 67               1     Novant - Metroview Professional Building      13,577,550       17,750,000         76.5%
 68               1     Novant - Matthews Medical Office Building     13,564,177       19,800,000         68.5%
 69               1     Stadium Plaza North                           13,325,000       20,300,000         65.6%
 70               1     Antelope Valley Plaza                         13,200,000       20,425,000         64.6%
 71               1     New City Plaza                                13,000,000       21,800,000         59.6%
 72               1     Fashion Mall Commons                          12,375,000       15,800,000         78.3%
 73               1     CMC Hotel Portfolio I                         11,773,389       16,800,000         70.1%
 74               1     The Art Institute                             11,600,000       18,000,000         64.4%
 75               1     Cullman Shopping Center                       11,500,000       14,800,000         77.7%
 76               1     Clerbrook RV Resort                           11,250,000       14,700,000         76.5%
 77               1     Downer Avenue                                 11,000,000       14,500,000         75.9%
 78               2     Rand Grove Village Apartments                 10,650,000       14,200,000         75.0%
 79               1     Mill Valley Office Complex                    10,300,000       13,000,000         79.2%
 80               1     Beck Business Center                          10,300,000       14,800,000         69.6%
 81               1     Southborough Place                            10,000,000       16,100,000         62.1%

                        MATURITY/
      MATURITY/ARD       ARD LTV          U/W           U/W          U/W     ADMINISTRATIVE
 #       BALANCE     RATIO(2)(3)(4)       NOI         NCF (5)     DSCR (6)        FEES
---   ------------   --------------   -----------   -----------   --------   --------------
  1   $806,000,000        71.3%       $49,924,859   $49,701,245    1.05x(7)      0.0206%
  2    291,225,124        33.7%        55,169,921    53,724,246    1.58(8)       0.0206%
  3    187,485,776        76.7%        16,364,838    15,992,838    1.20          0.0206%
  4    181,000,000        74.5%        17,727,667    15,598,802    1.33          0.0206%
  5     90,959,190        52.9%        12,354,874    11,483,413    1.54          0.0206%
  6     92,949,199        68.3%        11,408,052    10,726,786    1.39          0.0206%
  7     36,907,000        70.8%         3,385,390     3,194,361    1.42          0.0506%
  8     17,415,000        70.8%         1,591,680     1,500,709    1.42          0.0506%
  9     10,613,000        70.8%         1,009,832       917,012    1.42          0.0506%
 10      9,994,000        70.8%           756,999       712,224    1.42          0.0506%
 11      7,517,000        70.8%           688,939       647,792    1.42          0.0506%
 12     73,543,948        72.1%         7,615,069     7,167,671    1.20          0.0206%
 13     57,364,608        65.0%         5,770,268     5,739,462    1.23(8)       0.0206%
 14     52,091,242        67.7%         5,159,007     4,999,207    1.20          0.0206%
 15     60,000,000        49.6%         6,562,982     6,552,630    2.17          0.0206%
 16     44,415,673        66.3%         4,787,385     4,478,306    1.22          0.0206%
 17     47,000,000        66.2%         4,458,816     4,294,216    1.25          0.0206%
 18     25,766,750        71.5%         2,985,784     2,793,284    1.25          0.0406%
 19     10,343,314        71.5%         1,150,608     1,056,108    1.25          0.0406%
 20      6,453,129        71.5%           709,664       660,664    1.25          0.0406%
 21     46,000,000        67.6%         4,129,106     3,898,033    1.38          0.0506%
 22     40,359,857        72.2%         3,951,926     3,832,826    1.20          0.0306%
 23     40,978,091        66.0%         4,608,101     4,093,085    1.27          0.0206%
 24     37,463,749        66.9%         3,720,742     3,468,658    1.20          0.0206%
 25     38,412,878        64.3%         3,765,849     3,699,449    1.29          0.0206%
 26     16,739,432        61.5%         1,997,021     1,774,610    1.27          0.0506%
 27     12,554,575        61.5%         1,549,096     1,316,023    1.27          0.0506%
 28      6,143,728        61.5%           722,161       638,966    1.27          0.0506%
 29     33,051,879        62.2%         3,362,424     3,284,305    1.21          0.0506%
 30     31,228,891        72.2%         3,004,702     2,819,407    1.20          0.0206%
 31     31,205,474        70.9%         3,176,715     2,978,636    1.21          0.0206%
 32     30,737,157        64.0%         2,891,087     2,787,920    1.22          0.0206%
 33     29,997,255        62.4%         3,184,080     2,890,773    1.24          0.0206%
 34     24,327,319        71.6%         2,674,858     2,457,669    1.24          0.0206%
 35     25,148,071        53.5%         3,016,383     2,791,696    2.37          0.0206%
 36     21,735,526        67.1%         2,229,707     2,197,507    1.21          0.0206%
 37     23,394,998        69.0%         2,386,551     2,250,919    1.25          0.0506%
 38     24,400,000        65.8%         2,483,204     2,280,824    1.47          0.0206%
 39     21,357,001        62.1%         2,884,435     2,662,842    1.39          0.0206%
 40     17,444,231        51.0%         3,206,294     2,635,205    1.45          0.0206%
 41     20,395,450        75.0%         1,930,400     1,862,496    1.17          0.0506%
 42     20,007,020        70.2%         2,052,662     1,912,321    1.22          0.0206%
 43     17,268,274        44.6%         2,305,164     1,873,280    1.25          0.0206%
 44     17,340,210        71.7%         1,761,878     1,619,636    1.24          0.0206%
 45     19,000,000        53.8%         2,382,181     2,250,198    2.04          0.0506%
 46     18,924,000        67.8%         1,653,154     1,601,904    1.33          0.0506%
 47     16,015,848        64.1%         2,187,342     2,088,897    1.51          0.0506%
 48     18,500,000        13.8%         3,141,110     3,141,110    2.71          0.0806%
 49     16,117,429        62.5%         1,948,490     1,866,630    1.38          0.0506%
 50     16,922,159        74.7%         1,628,780     1,538,488    1.20          0.0806%
 51        309,524        1.1%          2,599,805     2,378,163    1.23          0.0806%
 52     15,793,550        68.7%         1,720,811     1,562,023    1.20          0.0206%
 53     14,948,372        64.9%         1,643,541     1,534,087    1.20          0.0706%
 54     14,757,882        51.2%         1,841,785     1,673,380    1.32          0.0506%
 55     15,576,750        72.4%         1,865,630     1,645,645    1.31          0.0506%
 56     14,507,816        68.0%         1,648,558     1,516,058    1.21          0.0206%
 57     14,639,028        71.4%         1,559,806     1,513,938    1.24          0.0506%
 58     15,081,823        70.1%         1,537,363     1,449,211    1.22          0.0206%
 59     14,288,207        64.4%         1,634,617     1,536,253    1.29          0.0206%
 60     12,836,898        63.5%         1,399,810     1,345,757    1.22          0.0206%
 61     13,152,606        65.0%         1,420,330     1,341,356    1.23          0.0606%
 62     13,610,143        71.3%         1,408,772     1,328,658    1.23          0.0206%
 63     12,892,603        72.6%         1,286,653     1,274,161    1.22          0.1006%
 64     12,733,129        58.6%         1,315,642     1,248,642    1.24          0.0206%
 65     11,656,982        67.1%         1,292,805     1,235,205    1.23          0.0206%
 66     12,398,224        73.4%         1,276,214     1,216,953    1.20          0.0506%
 67     12,779,089        72.0%         1,324,837     1,283,188    1.28          0.0206%
 68     12,766,502        64.5%         1,344,823     1,251,982    1.25          0.0206%
 69     12,318,273        60.7%         1,211,798     1,133,606    1.15          0.0206%
 70     12,354,210        60.5%         1,240,601     1,175,944    1.24          0.0206%
 71     13,000,000        59.6%         1,631,019     1,516,252    1.91          0.0206%
 72     11,002,447        69.6%         1,123,977     1,084,569    1.20          0.0206%
 73      9,332,185        55.5%         1,567,828     1,367,829    1.41          0.0206%
 74     10,895,267        60.5%         1,139,340     1,064,705    1.24          0.1006%
 75      9,871,862        66.7%         1,108,618       995,890    1.15          0.1006%
 76      9,919,187        67.5%         1,015,799       953,299    1.21          0.0206%
 77      9,776,184        67.4%           992,373       929,060    1.16          0.0706%
 78      9,644,768        67.9%         1,020,611       967,611    1.24          0.0206%
 79      9,161,679        70.5%         1,081,135       955,135    1.26          0.0606%
 80      9,169,046        62.0%         1,156,225     1,017,122    1.34          0.1006%
 81     10,000,000        62.1%         1,131,402     1,045,905    1.70          0.0206%

                                                                               CUT-OFF DATE
                 LOAN                                                            PRINCIPAL       APPRAISED        CUT-OFF DATE
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)        VALUE       LTV RATIO (1) (3)
---   -------   -----   ----------------------------------------------------   ------------   --------------   -----------------
 82               1     Hampton Inn & Suites - Outer Banks                       9,960,244       14,360,000          69.4%
 83               1     Ringling Square                                          9,834,976       13,500,000          72.9%
 84               1     Holiday Inn & Suites Cary                                9,279,027       13,100,000          70.8%
 85               1     President Street Garage                                  8,993,023       14,000,000          64.2%
 86               1     Holiday Inn Express & Suites Fort Lauderdale Airport     8,468,486       14,800,000          57.2%
 87               2     Netherland Gardens Corp.                                 8,244,232       79,350,000          10.4%
 88               1     Intermountain Residence Inn Boise                        8,114,026       10,900,000          74.4%
 89               1     Spring Center Shopping Center                            8,000,000       17,600,000          45.5%
 90               1     Banta Trails Office Park                                 7,850,000       10,000,000          78.5%
 91               1     City Center Professional                                 7,800,000       10,400,000          75.0%
 92               1     Airways Plaza                                            7,750,000        9,850,000          78.7%
 93               1     Sully Tech Center                                        7,600,000       12,500,000          60.8%
 94               2     Woods Apartments                                         7,600,000        9,500,000          80.0%
 95               1     30 E. 9th St. Owners Corp.                               7,481,056      118,000,000           6.3%
 96               1     Principal Life Building                                  7,470,355       10,000,000          74.7%
 97               1     Stanley Square                                           7,366,223        9,250,000          79.6%
 98               1     Newport Crossings                                        7,300,000       10,500,000          69.5%
 99               2     Branford Hills Apartments                                7,100,000        9,200,000          77.2%
100               1     Stor-More Auburn                                         7,000,000       10,350,000          67.6%
101               1     Metro Park Executive Center                              6,950,000        9,800,000          70.9%
102               1     Mission Business Center                                  6,675,000       10,150,000          65.8%
103               1     Village at Novato                                        6,635,000        9,550,000          69.5%
104               2     296 Austin Road                                          6,592,126        8,400,000          78.5%
105               1     StorHouse Self-Storage                                   6,500,000        9,050,000          71.8%
106               1     Brea Industrial                                          6,450,000       11,800,000          54.7%
107               1     30-34 Pearsall Owners Corp.                              6,296,188       37,070,000          17.0%
108               2     Colonial Heights Apartments                              6,290,365        9,180,000          68.5%
109               2     Copper Beech Townhomes IUP                               6,250,000        7,825,000          79.9%
110               1     8401 New Trails Drive Office Building                    6,240,000        8,400,000          74.3%
111               2     Village Plaza Apartments                                 6,226,000        8,650,000          72.0%
112               1     Ramada Foothills Resort                                  6,188,096        8,670,000          71.4%
113               1     Alhambra Shops                                           6,158,000        9,730,000          63.3%
114               1     Walgreens (Baltimore) Ingleside                          6,060,282        7,980,000          75.9%
115               1     Latham CVS                                               5,982,324        7,500,000          79.8%
116               2     Alexis Park Apartments                                   5,973,034        8,700,000          68.7%
117               1     Camelot Professional Building                            5,915,988        7,690,000          76.9%
118               1     Intermountain Residence Inn Spokane                      5,755,762        9,100,000          63.3%
119               1     Mallory Commons                                          5,750,000        8,225,000          69.9%
120               1     Plaza West Shopping Center                               5,500,000        6,900,000          79.7%
121               2     Fox & Hounds Apartments                                  5,500,000        7,000,000          78.6%
122               1     Deer Creek Woods Buildings 5S & 6S                       5,360,000        6,700,000          80.0%
123               1     StoragePro                                               5,300,000        7,900,000          67.1%
124               1     Hampton Inn - Stow                                       5,292,396        7,100,000          74.5%
125               2     Heinzsite Apartments                                     5,250,000        7,000,000          75.0%
126               1     Best Western - Tampa                                     5,076,965        6,960,000          72.9%
127               1     White Sands Mall                                         5,000,000        9,000,000          55.6%
128               1     Scripps Health Office                                    5,000,000        9,150,000          54.6%
129               1     ProMed Ontario Office                                    4,996,239        8,700,000          57.4%
130               1     Ashton Place                                             4,990,401        6,600,000          75.6%
131               1     Holiday Inn Express Frisco                               4,988,654        7,300,000          68.3%
132               1     Valley Del Rio Shopping Center                           4,988,028       11,900,000          41.9%
133               1     230 Garth Road Owners, Inc.                              4,987,371      102,200,000           4.9%
134               1     Starbucks Center                                         4,967,313        9,100,000          54.6%
135               1     Broadway 111 Owners Corp.                                4,898,601       91,800,000           5.3%
136               1     UG Buena Park Center                                     4,860,000        8,190,000          59.3%
137               2     VE - Cedar Grove Apartments                              4,853,377        6,300,000          77.0%
138               1     Ateret Avot                                              4,760,491        7,570,000          62.9%
139               1     Rancho Pines Shopping Center                             4,635,000        5,880,000          78.8%
140               1     150 East 93 Corp.                                        4,500,000       40,500,000          11.1%
141               1     Mission Industrial Park                                  4,493,434        6,750,000          66.6%
142               2     Elmhurst Towers Apartments, Inc.                         4,492,462       24,800,000          18.1%
143               1     Foodtown Plaza                                           4,479,212        6,300,000          71.1%
144               1     Baymont Inn & Suites - Hot Springs                       4,414,730        6,500,000          67.9%
145               1     Deer Park MHC                                            4,400,000        5,500,000          80.0%
146               1     83 East Avenue Office                                    4,400,000        6,000,000          73.3%
147               1     Torrance Medical Office                                  4,371,562        5,600,000          78.1%
148               1     Nu-Kote Distribution                                     4,370,000        5,800,000          75.3%
149               2     Admiral Manor                                            4,269,618        5,430,000          78.6%
150               1     A&F Service Center                                       4,139,509        5,560,000          74.5%
151               2     Park Village Apartments                                  4,116,119        6,330,000          65.0%
152               1     Shoppes at Brantley Hall                                 4,075,000        6,400,000          63.7%
153               1     Suburban Extended Stay - Orange Park                     4,070,221        6,500,000          62.6%
154               1     Suburban Extended Stay - Orlando                         4,070,221        7,200,000          56.5%
155               1     McKnight Retail                                          4,031,756        5,100,000          79.1%
156               1     Shoppes on Saxon                                         4,000,000        5,800,000          69.0%
157               1     Yampa River Office Park and Resort Center                4,000,000        8,300,000          48.2%
158               1     101 East Washington                                      4,000,000        6,950,000          57.6%
159               1     Fox Point Shops                                          3,992,268        6,000,000          66.5%
160               1     Valley Center of Trussville                              3,989,824        5,700,000          70.0%
161               1     1980 Gallows Road Office                                 3,937,451        6,700,000          58.8%
162               1     Sports Authority - Albuqerque                            3,920,000        7,060,000          55.5%

                        MATURITY/
      MATURITY/ARD       ARD LTV          U/W           U/W          U/W     ADMINISTRATIVE
 #       BALANCE     RATIO(2)(3)(4)       NOI         NCF (5)     DSCR (6)        FEES
---   ------------   --------------   -----------   -----------   --------   --------------
 82     6,571,766         45.8%        1,427,711     1,272,733       1.47        0.0206%
 83     8,450,146         62.6%        1,096,916     1,049,284       1.43        0.0206%
 84     7,355,027         56.1%        1,215,405     1,097,741       1.44        0.0206%
 85     7,689,455         54.9%        1,110,664     1,084,534       1.63        0.0806%
 86     6,680,298         45.1%        1,525,497     1,380,776       2.02        0.0206%
 87     7,654,850          9.6%        3,492,885     3,492,885       6.48        0.0806%
 88     6,975,177         64.0%        1,004,683       927,018       1.51        0.0206%
 89     7,074,177         40.2%        1,186,768     1,108,738       1.95        0.0206%
 90     6,954,062         69.5%          794,877       718,423       1.28        0.0706%
 91     7,085,106         68.1%          758,222       705,589       1.21        0.0606%
 92     7,064,081         71.7%          886,458       762,517       1.30        0.1006%
 93     7,600,000         60.8%          915,179       810,143       1.70        0.0506%
 94     6,891,954         72.5%          672,548       628,868       1.13        0.1006%
 95     6,404,346          5.4%        3,355,241     3,355,241       6.07        0.0806%
 96     6,776,401         67.8%          836,296       789,709       1.35        0.0406%
 97     6,291,272         68.0%          717,849       658,252       1.21        0.0506%
 98     6,545,722         62.3%          639,889       618,597       1.23        0.0206%
 99     6,186,200         67.2%          704,709       665,829       1.28        0.0806%
100     7,000,000         67.6%          703,275       687,760       1.64        0.0506%
101     6,600,446         67.4%          669,666       631,584       1.24        0.0406%
102     5,982,119         58.9%          648,370       597,293       1.18        0.0206%
103     5,998,409         62.8%          579,744       566,252       1.18        0.0606%
104     5,169,946         61.5%          737,619       706,419       1.34        0.0206%
105     5,871,798         64.9%          602,663       588,101       1.26        0.0506%
106     5,852,418         49.6%          918,244       817,199       1.71        0.1106%
107     5,552,077         15.0%        1,641,249     1,641,249       3.84        0.0806%
108     5,392,509         58.7%          643,543       622,293       1.33        0.0506%
109     5,838,726         74.6%          563,302       538,102       1.21        0.0206%
110     5,853,343         69.7%          625,040       540,400       1.18        0.0506%
111     5,515,141         63.8%          557,106       534,156       1.20        0.0206%
112     4,941,620         57.0%          790,350       695,197       1.35        0.0206%
113     5,694,609         58.5%          564,752       547,544       1.20        0.0206%
114     5,040,751         63.2%          503,430       501,219       1.25        0.0206%
115     5,023,689         67.0%          545,297       543,345       1.32        0.0506%
116     5,083,377         58.4%          636,141       566,141       1.31        0.0206%
117     5,065,292         65.9%          577,606       532,298       1.21        0.0206%
118     4,947,909         54.4%          739,230       651,918       1.50        0.0206%
119     5,208,688         63.3%          616,791       580,299       1.38        0.0506%
120     4,885,610         70.8%          513,680       483,420       1.21        0.0206%
121     4,839,185         69.1%          486,219       460,739       1.20        0.1006%
122     4,807,763         71.8%          470,780       445,792       1.20        0.0506%
123     4,672,373         59.1%          619,220       609,051       1.64        0.0506%
124     4,566,105         64.3%          616,626       545,418       1.35        0.0206%
125     4,045,363         57.8%          570,582       524,382       1.31        0.0706%
126     3,981,782         57.2%          645,931       569,113       1.43        0.1206%
127     4,639,558         51.6%          765,228       642,644       1.69        0.0206%
128     4,531,029         49.5%          546,706       507,426       1.39        0.0406%
129     4,285,357         49.3%          499,566       455,706       1.22        0.0206%
130     4,396,891         66.6%          588,797       565,697       1.37        0.0206%
131     3,950,497         54.1%          639,533       570,950       1.40        0.0206%
132     4,296,376         36.1%          729,298       678,267       1.80        0.0206%
133     4,269,565          4.2%        5,582,513     5,582,513      15.14        0.0806%
134     4,281,088         47.0%          557,430       530,474       1.41        0.0206%
135     4,785,720          5.2%        3,008,533     3,008,533       9.97        0.0806%
136     4,501,612         55.0%          454,544       448,266       1.23        0.0206%
137     4,207,908         66.8%          551,325       509,325       1.35        0.0206%
138     3,841,864         50.8%          648,565       635,665       1.54        0.0206%
139     4,104,387         69.8%          425,277       402,462       1.21        0.0206%
140     4,500,000         11.1%        1,291,346     1,291,346       4.66        0.0806%
141     3,870,379         57.3%          507,695       460,761       1.35        0.0206%
142     3,813,889         15.4%        1,097,118     1,097,118       3.40        0.0806%
143     3,806,863         60.4%          455,068       422,395       1.32        0.0806%
144     3,483,755         53.6%          597,830       534,902       1.49        0.0206%
145     3,872,443         70.4%          414,309       401,809       1.24        0.0706%
146     4,400,000         73.3%          438,838       394,233       1.45        0.0206%
147     3,732,552         66.7%          430,068       404,282       1.26        0.0206%
148     3,900,520         67.3%          431,897       393,072       1.21        0.0406%
149     3,682,799         67.8%          453,431       408,269       1.26        0.0206%
150     3,262,289         58.7%          469,115       440,437       1.32        0.0806%
151     3,498,513         55.3%          378,867       364,867       1.22        0.0206%
152     3,452,949         54.0%          440,459       399,366       1.37        0.0506%
153     3,200,954         49.2%          551,046       463,970       1.42        0.0206%
154     3,200,954         44.5%          579,206       520,575       1.59        0.0206%
155     3,481,332         68.3%          409,519       379,364       1.23        0.0706%
156     3,623,938         62.5%          353,355       348,875       1.20        0.0606%
157     3,620,414         43.6%          616,153       586,789       2.02        0.0206%
158     4,000,000         57.6%          467,015       427,622       1.75        0.0206%
159     2,646,110         44.1%          458,393       421,649       1.20        0.0206%
160     3,405,832         59.8%          405,928       369,866       1.26        0.0206%
161     2,838,195         42.4%          517,404       472,815       1.42        0.0506%
162     3,496,024         49.5%          455,365       425,586       1.46        0.0406%

                                                                               CUT-OFF DATE
                 LOAN                                                            PRINCIPAL       APPRAISED        CUT-OFF DATE
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)        VALUE       LTV RATIO (1) (3)
---   -------   -----   ----------------------------------------------------   ------------   --------------   -----------------
163               2     Lark Ellen Villas                                        3,900,000       5,880,000           66.3%
164               1     VE Holiday Inn Express Montgomery                        3,896,022       5,700,000           68.4%
165               1     Shrub Oak Center                                         3,894,744       5,500,000           70.8%
166               1     Thunderbird Plaza                                        3,880,202       5,200,000           74.6%
167               1     Suburban Extended Stay - Atlanta                         3,845,485       5,000,000           76.9%
168      D        1     Rio Storage-Harlingen                                    2,252,315       3,000,000           65.1%
169      D        1     Rio Storage - Brownsville                                1,589,355       2,900,000           65.1%
170               2     Park at Presa                                            3,840,599       4,900,000           78.4%
171               2     Crown Court Apartments                                   3,800,000       4,825,000           78.8%
172               1     Hampton Inn Brevard                                      3,795,647       6,000,000           63.3%
173               1     Crowley Plaza                                            3,781,000       4,950,000           76.4%
174               1     Napa Industrial                                          3,780,000       5,830,000           64.8%
175               2     Sylmar Mobile Home Park                                  3,770,238       4,800,000           78.5%
176               1     ELS - Scenic MHP                                         3,760,000       4,700,000           80.0%
177               1     Barrett Lake MHP                                         3,700,000       4,950,000           74.7%
178               1     VE Comfort Inn Chandler                                  3,692,214       5,400,000           68.4%
179               2     Turnberry Apartments                                     3,598,317       5,000,000           72.0%
180               2     Fairfield Views Inc. a/k/a Fairfield Views, Inc.         3,597,483      24,000,000           15.0%
181               1     Linkletter Self-Storage Facility                         3,597,351       5,050,000           71.2%
182               1     18th and Everett                                         3,597,285       4,800,000           74.9%
183               1     Lakes Office Building                                    3,588,951       4,600,000           78.0%
184               1     Magnolia Self Storage                                    3,497,287       5,750,000           60.8%
185               1     1776 Woodstead Court                                     3,494,588       4,765,000           73.3%
186               1     The Burley Inn Hotel & Convention Center                 3,486,855       5,600,000           62.3%
187               1     Pak-It Inn Self Storage                                  3,457,890       5,660,000           61.1%
188               2     Ocean Drive Apartments                                   3,450,000       4,500,000           76.7%
189               1     Culvers Strip Center                                     3,441,160       4,900,000           70.2%
190               1     222 East 80 Corp.                                        3,400,000      56,100,000            6.1%
191               2     La Acienda Gardens Apartments                            3,388,467       4,650,000           72.9%
192               1     Shoppes at Gallatin                                      3,347,496       4,900,000           68.3%
193               1     St. Joe Center                                           3,327,200       5,600,000           59.4%
194               1     Candlewood Suites - Yorktown                             3,300,000       5,200,000           63.5%
195               1     MacGregor Square                                         3,205,000       4,025,000           79.6%
196               1     Ocean Harbor Club Owners, Inc.                           3,194,315      24,700,000           12.9%
197               1     Chase Street Self Storage                                3,145,404       4,550,000           69.1%
198               1     Hampton Inn Albany                                       3,130,416       3,940,000           79.5%
199               1     Robinson Medical Center                                  3,125,000       4,200,000           74.4%
200               2     Cornish Home Brewery Apartments                          3,097,826       4,180,000           74.1%
201               2     Mariner's Village Apartments                             3,067,492       4,000,000           76.7%
202               1     Lyndie Lane Office Center                                3,050,000       5,000,000           61.0%
203               1     Walgreens - Amelia, OH                                   3,025,000       5,400,000           56.0%
204               2     Windsor Park Apartments                                  3,000,000       4,025,000           74.5%
205               1     Post Road                                                3,000,000       7,700,000           39.0%
206               1     Thorpe, North and Western Office                         2,989,749       4,600,000           65.0%
207               1     Old Yorktown Village Owner's Corp.                       2,989,242      20,900,000           14.3%
208               1     Spectrum Campus One Retail                               2,950,000       4,000,000           73.8%
209               1     Jurupa Business Park                                     2,929,635       4,250,000           68.9%
210               2     Ridgecrest MHP                                           2,900,000       3,875,000           74.8%
211               2     Grayton Park Apartments                                  2,890,591       3,650,000           79.2%
212               1     Oakland Center                                           2,890,497       4,000,000           72.3%
213               1     Save Mor Self Storage                                    2,797,923       3,800,000           73.6%
214               1     Carrier Crossing Shopping Center                         2,794,242       3,800,000           73.5%
215               2     2 Bronxville Road Owners, Inc.                           2,791,751      17,200,000           16.2%
216               2     2615 Park Avenue Associates                              2,782,758      16,750,000           16.6%
217               1     Arundel Mills Chipotle Center                            2,776,112       4,150,000           66.9%
218               1     Ward Parkway Plaza                                       2,750,000       3,950,000           69.6%
219               1     Quality Inn & Suites Des Moines                          2,735,415       3,700,000           73.9%
220               1     Placid Corners                                           2,724,000       6,550,000           41.6%
221               1     Georgetown Shopping Center                               2,717,348       4,230,000           64.2%
222               1     Sandy Plains Connection                                  2,646,147       3,400,000           77.8%
223               1     Arundel Mills Mens Wearhouse Center                      2,621,329       3,800,000           69.0%
224               2     770 Owners Corp.                                         2,596,968      19,500,000           13.3%
225               1     Jefferson Shoppes                                        2,596,948       3,740,000           69.4%
226               2     Nordic Villa Apartments                                  2,590,000       3,500,000           74.0%
227      E        1     AutoZone-Jacksonville, FL                                  975,000       1,740,000           60.2%
228      E        1     Autozone-Gaston, SC                                        885,000       1,400,000           60.2%
229      E        1     Autozone-Winnsboro, SC                                     705,000       1,120,000           60.2%
230               1     Sansone Plaza                                            2,548,207       3,800,000           67.1%
231               1     Pak-It Inn (Lilburn)                                     2,523,163       3,175,000           79.5%
232               2     Camelot Apartments Kenosha                               2,500,000       3,700,000           67.6%
233               2     Smith St. Gardens, Inc.                                  2,496,198       9,830,000           25.4%
234               2     Regency Square Apartments                                2,488,944       3,200,000           77.8%
235               1     Randy's U Store It                                       2,476,269       3,100,000           79.9%
236               1     Regency Park Owners Corp.                                2,473,400      18,675,000           13.2%
237               1     West Haven Center                                        2,446,574       3,100,000           78.9%
238               1     Marcin Retail                                            2,416,538       3,100,000           78.0%
239               1     139 East 63rd Street, Inc.                               2,400,000      73,300,000            3.3%
240               2     380-384 Prospect Place                                   2,396,498       3,300,000           72.6%
241               1     Route 6 Self Storage                                     2,366,282       3,100,000           76.3%
242               1     Bentwater Retail Village, LLC                            2,342,713       3,350,000           69.9%
243               1     Burlington & East 19th Buildings                         2,336,293       2,950,000           79.2%

                        MATURITY/
      MATURITY/ARD       ARD LTV          U/W           U/W          U/W     ADMINISTRATIVE
 #       BALANCE     RATIO(2)(3)(4)       NOI         NCF (5)     DSCR (6)        FEES
---   ------------   --------------   -----------   -----------   --------   --------------
163     3,533,576         60.1%          353,185       347,435       1.22        0.0206%
164     3,128,995         54.9%          568,944       518,041       1.55        0.0206%
165     3,358,378         61.1%          402,348       378,659       1.28        0.0706%
166     3,334,760         64.1%          372,899       349,004       1.20        0.0206%
167     3,024,213         60.5%          460,900       396,829       1.28        0.0206%
168     1,766,979         51.1%          228,629       219,906       1.24        0.0206%
169     1,246,875         51.1%          169,565       161,542       1.24        0.0206%
170     3,300,743         67.4%          445,457       392,957       1.36        0.0206%
171     3,439,393         71.3%          389,565       353,815       1.28        0.0206%
172     2,996,119         49.9%          590,593       531,682       1.72        0.0206%
173     3,372,057         68.1%          365,568       343,786       1.23        0.0206%
174     3,371,166         57.8%          379,166       356,531       1.27        0.0406%
175     3,208,588         66.8%          336,846       331,796       1.23        0.0206%
176     3,308,506         70.4%          326,697       316,097       1.21        0.0206%
177     3,196,565         64.6%          340,941       336,691       1.29        0.1106%
178     2,957,024         54.8%          515,861       465,317       1.49        0.0206%
179     3,091,832         61.8%          360,063       323,199       1.20        0.0206%
180     3,340,298         13.9%          767,590       767,590       3.26        0.0806%
181     3,092,444         61.2%          352,913       339,703       1.25        0.0506%
182     3,084,669         64.3%          344,387       329,062       1.22        0.0706%
183     3,101,585         67.4%          386,448       337,368       1.23        0.0206%
184     2,990,344         52.0%          383,702       365,795       1.41        0.0206%
185     2,992,409         62.8%          356,611       311,945       1.20        0.0206%
186     2,744,419         49.0%          669,705       533,459       1.90        0.0206%
187     2,728,775         48.2%          488,546       471,662       1.69        0.1106%
188     3,232,102         71.8%          331,173       306,423       1.22        0.0206%
189     2,940,901         60.0%          334,536       321,445       1.27        0.0206%
190     3,400,000          6.1%        2,006,909     2,006,909       9.56        0.0806%
191     2,890,702         62.2%          360,357       321,857       1.30        0.0206%
192     2,873,063         58.6%          394,182       363,356       1.45        0.0206%
193     2,601,044         46.4%          376,342       352,339       1.33        0.0206%
194     2,590,205         49.8%          570,036       515,510       1.94        0.1006%
195     2,907,588         72.2%          281,037       270,540       1.20        0.0606%
196     2,948,104         11.9%          612,935       612,935       3.05        0.0806%
197     2,709,265         59.5%          348,743       335,663       1.41        0.0206%
198     2,479,746         62.9%          438,358       374,434       1.47        0.0206%
199     2,779,680         66.2%          320,840       287,562       1.25        0.0706%
200     2,671,008         63.9%          301,926       292,676       1.23        0.0206%
201     2,626,387         65.7%          301,260       279,260       1.21        0.0206%
202     2,620,400         52.4%          344,988       299,258       1.30        0.0506%
203     3,025,000         56.0%          326,137       323,958       1.75        0.0206%
204     2,619,935         65.1%          304,624       271,344       1.23        0.0206%
205     2,753,109         35.8%          403,668       356,309       1.55        0.0706%
206     2,548,367         55.4%          315,832       279,048       1.28        0.0206%
207     2,538,120         12.1%        1,166,569     1,166,569       5.46        0.0806%
208     2,665,965         66.6%          267,098       254,165       1.20        0.0206%
209     2,518,516         59.3%          309,709       282,664       1.28        0.0206%
210     2,534,079         65.4%          274,421       266,771       1.23        0.0206%
211     2,483,034         68.0%          299,677       263,169       1.22        0.0706%
212     2,480,195         62.0%          303,781       284,367       1.32        0.0806%
213     2,403,200         63.2%          279,793       255,431       1.21        0.0206%
214     2,425,885         63.8%          318,703       278,919       1.28        0.0206%
215     2,344,388         13.6%          846,452       846,452       4.40        0.0806%
216             0          0.0%          765,430       765,430       3.06        0.0806%
217     2,401,042         57.9%          266,564       256,769       1.20        0.0206%
218     2,750,000         69.6%          279,837       261,940       1.53        0.1006%
219     2,130,924         57.6%          400,465       340,693       1.60        0.0206%
220     2,563,622         39.1%          368,771       347,664       1.71        0.0206%
221        85,964          2.0%          327,652       300,974       1.20        0.0206%
222     2,247,256         66.1%          283,259       244,640       1.31        0.0206%
223     2,267,172         59.7%          250,164       241,368       1.20        0.0206%
224     2,418,171         12.4%          711,628       711,628       4.13        0.0806%
225     2,041,992         54.6%          273,882       258,059       1.23        0.1006%
226     2,324,200         66.4%          269,099       246,099       1.24        0.0206%
227       766,037         47.3%          111,228       107,916       1.27        0.0806%
228       695,326         47.3%           89,389        86,233       1.27        0.0806%
229       553,903         47.3%           71,952        69,101       1.27        0.0806%
230     2,200,286         57.9%          263,990       244,874       1.25        0.0206%
231     2,171,444         68.4%          257,027       247,143       1.29        0.1106%
232     2,229,118         60.2%          271,467       243,467       1.32        0.0206%
233     2,323,835         23.6%          535,891       535,891       3.25        0.0806%
234     2,126,802         66.5%          240,870       217,770       1.20        0.0206%
235     2,126,397         68.6%          227,254       218,649       1.18        0.0206%
236     2,304,610         12.3%          749,783       749,783       4.54        0.0806%
237     2,116,027         68.3%          283,293       243,633       1.29        0.0206%
238     2,085,482         67.3%          237,635       222,573       1.21        0.0206%
239     2,400,000          3.3%        2,019,280     2,019,280      14.46        0.0806%
240     2,060,582         62.4%          226,951       220,701       1.21        0.0206%
241     2,036,998         65.7%          223,480       217,431       1.21        0.0206%
242     2,022,383         60.4%          265,743       255,868       1.44        0.0806%
243     1,995,455         67.6%          241,240       213,688       1.25        0.1006%

                                                                               CUT-OFF DATE
                 LOAN                                                            PRINCIPAL       APPRAISED        CUT-OFF DATE
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)        VALUE       LTV RATIO (1) (3)
---   -------   -----   ----------------------------------------------------   ------------   --------------   -----------------
244               1     Bethel Office Buildings                                  2,298,496       5,275,000           43.6%
245               1     Hennessey Building                                       2,296,606       5,560,000           41.3%
246               1     Thomas Road                                              2,250,000       4,150,000           54.2%
247               1     Commercial Plaza                                         2,248,349       4,200,000           53.5%
248               2     12 Peachtree Avenue                                      2,201,431       2,940,000           74.9%
249               2     Wyngate Apartments                                       2,200,000       3,000,000           73.3%
250               1     First Colony Center                                      2,199,000       3,025,000           72.7%
251               1     Walgreens Reno                                           2,198,285       4,430,000           49.6%
252               1     Dora Canal Plaza                                         2,196,699       3,340,000           65.8%
253               1     Zeppe's Plaza                                            2,194,694       2,800,000           78.4%
254               2     Alexander Hamilton Plaza Apts                            2,194,536       3,400,000           64.5%
255               1     Oakridge Shopping Center                                 2,192,969       2,975,000           73.7%
256               1     Edwards Buildings                                        2,181,918       3,200,000           68.2%
257               1     Greenwood Oaks Business Park                             2,178,344       3,150,000           69.2%
258               1     Oaktree Plaza Shopping Center                            2,176,877       3,100,000           70.2%
259               1     Colonial Square Office Park                              2,175,000       2,800,000           77.7%
260               1     Highwood Retail                                          2,166,913       3,100,000           69.9%
261               1     Lake Shore Plaza                                         2,149,689       3,240,000           66.3%
262               1     2246-2260 Marietta Boulevard                             2,124,177       3,100,000           68.5%
263               1     Rosebud Business Park                                    2,120,000       2,960,000           71.6%
264               1     700 Market Street                                        2,098,416       3,200,000           65.6%
265               1     Airport Kirkwood Shopping Center                         2,094,696       2,775,000           75.5%
266               1     Broad Street Retail                                      2,053,501       2,800,000           73.3%
267               2     Woodhurst Apartments                                     2,050,000       2,600,000           78.8%
268               1     Overland Park Center                                     2,020,000       2,780,000           72.7%
269               1     Shepard Building                                         1,996,831       2,550,000           78.3%
270               2     Woodlands Apartments                                     1,994,887       2,540,000           78.5%
271               1     Clayton's Self Storage                                   1,989,523       3,000,000           66.3%
272               1     Harrison Retail Center                                   1,943,288       2,650,000           73.3%
273               2     Westshore Estates                                        1,938,788       2,550,000           76.0%
274               1     The Shoppes at Provo Town Center                         1,927,693       2,850,000           67.6%
275               1     16872 East 90 Corp.                                      1,850,000      27,450,000            6.7%
276               2     15-45 Elam St                                            1,828,534       2,400,000           76.2%
277               1     Cherryway Medical Center                                 1,760,000       2,250,000           78.2%
278               2     3176 Decatur Avenue Owners, Inc.                         1,748,902       6,150,000           28.4%
279               1     Grooster Corp.                                           1,747,167      32,450,000            5.4%
280               2     602 Avenue T Owners Corp.                                1,745,320      10,350,000           16.9%
281               1     Desoto Clocktower                                        1,742,956       3,250,000           53.6%
282               1     Rite Aid Lansing                                         1,726,698       3,000,000           57.6%
283               1     East 60 Village                                          1,718,756       2,500,000           68.8%
284               2     Whitehall Apartments                                     1,700,000       2,330,000           73.0%
285               1     Tropic Isle RV Park                                      1,700,000       3,700,000           45.9%
286               2     Monaco Lake East Apartments, LLC                         1,698,696       3,650,000           46.5%
287               1     El Cajon Mini Storage                                    1,697,506       3,650,000           46.5%
288               1     Richfield Commons                                        1,694,539       2,300,000           73.7%
289               1     Illinois Pointe Shoppes                                  1,682,523       2,800,000           60.1%
290               1     Palm Terrace Mobile Home Park                            1,658,789       3,200,000           51.8%
291               1     588 Apartments Corp.                                     1,643,781      36,150,000            4.5%
292               1     Plainfield Retail Center                                 1,635,000       2,200,000           74.3%
293               1     682 Tenant Corporation                                   1,624,420      29,350,000            5.5%
294               2     McAdams Apartments                                       1,617,837       2,090,000           77.4%
295               2     Ocean Kay Realty Corp.                                   1,600,000      10,600,000           15.1%
296               2     Lakeshore Apartments                                     1,600,000       2,050,000           78.0%
297               1     Promenade in the Village at Fox Run                      1,598,806       2,700,000           59.2%
298               2     Parkview Apartments                                      1,598,790       2,400,000           66.6%
299               1     Copperas Cove Shopping Center                            1,597,619       2,425,000           65.9%
300               2     San Jose Apartments                                      1,597,458       2,225,000           71.8%
301               1     Cubby Hole Texas                                         1,596,885       2,890,000           55.3%
302               1     1935 Retail                                              1,575,000       2,000,000           78.8%
303               1     Bay Storage                                              1,523,912       2,480,000           61.4%
304               2     Eliana Apartments                                        1,504,000       1,880,000           80.0%
305               1     Timuquana Oaks Center                                    1,498,881       2,000,000           74.9%
306               2     Autumn Trace Apartments                                  1,498,865       2,250,000           66.6%
307               2     Fairfield Tenant Corp.                                   1,496,258      10,700,000           14.0%
308               2     Sherwood Village Cooperative A, Inc.                     1,449,177      12,300,000           11.8%
309               2     Sunset Green Housing Corporation                         1,400,000      10,000,000           14.0%
310               2     Rivercrest Village                                       1,396,842       1,760,000           79.4%
311               1     Ipswich House, Inc.                                      1,396,123      21,600,000            6.5%
312               2     Ellicott Shores Apartments                               1,394,021       1,800,000           77.4%
313               2     5425 Valles Avenue Owners Corp.                          1,349,052      19,230,000            7.0%
314               1     Centerpoint West Shopping Center                         1,345,685       1,775,000           75.8%
315               1     Aransas Pass Retail                                      1,340,000       1,900,000           70.5%
316               1     340 West Owners Corp.                                    1,324,156      15,325,000            8.6%
317               1     Verizon Wireless Free Standing Building                  1,318,971       2,060,000           64.0%
318               2     Riverbend Estates Mobile Home Park                       1,290,658       1,620,000           79.7%
319               1     Shoppes at Jefferson Place                               1,278,037       1,800,000           71.0%
320               1     Spruce Tree MHC                                          1,274,126       2,440,000           52.2%
321               2     Amberwood Apartment Homes                                1,272,000       1,600,000           79.5%
322               1     Riviera Towne Center                                     1,253,305       1,630,000           76.9%
323               1     Sycamore Place Shopping Center                           1,247,058       1,650,000           75.6%
324               1     Alverser Commons                                         1,234,109       1,850,000           66.7%

                        MATURITY/
      MATURITY/ARD       ARD LTV          U/W           U/W          U/W     ADMINISTRATIVE
 #       BALANCE     RATIO(2)(3)(4)       NOI         NCF (5)     DSCR (6)        FEES
---   ------------   --------------   -----------   -----------   --------   --------------
244     1,998,171         37.9%          345,969       322,801       1.78        0.0806%
245     1,975,969         35.5%          242,839       228,183       1.32        0.0706%
246     1,929,818         46.5%          224,723       215,801       1.28        0.0206%
247     1,933,320         46.0%          246,000       220,211       1.30        0.0806%
248     1,875,962         63.8%          198,131       193,631       1.21        0.0206%
249     1,956,600         65.2%          204,495       193,245       1.20        0.0206%
250     2,003,152         66.2%          207,681       198,559       1.20        0.0206%
251     1,878,565         42.4%          279,349       277,176       1.71        0.0206%
252     1,886,855         56.5%          213,990       197,838       1.20        0.0806%
253     1,716,041         61.3%          238,456       221,898       1.27        0.0706%
254     1,882,384         55.4%          259,115       218,615       1.34        0.0206%
255     1,886,901         63.4%          246,209       219,995       1.34        0.0206%
256     1,885,584         58.9%          254,291       222,014       1.33        0.0206%
257     1,866,558         59.3%          266,327       196,971       1.21        0.0206%
258     1,879,145         60.6%          214,098       202,199       1.22        0.0606%
259     1,854,327         66.2%          217,545       203,333       1.27        0.0206%
260     1,871,080         60.4%          212,827       199,036       1.20        0.0206%
261     1,841,815         56.8%          203,235       191,737       1.20        0.0506%
262     1,846,129         59.6%          227,342       208,172       1.25        0.0206%
263     2,024,766         68.4%          215,452       194,370       1.21        0.0206%
264     1,799,339         56.2%          218,661       201,106       1.28        0.0206%
265     1,789,624         64.5%          213,047       195,300       1.26        0.0206%
266     1,766,759         63.1%          195,429       186,590       1.20        0.1206%
267     1,830,277         70.4%          193,398       183,898       1.20        0.0206%
268     1,813,210         65.2%          203,996       195,335       1.26        0.0206%
269     1,705,517         66.9%          208,061       185,041       1.26        0.1006%
270     1,705,362         67.1%          210,462       185,962       1.27        0.0206%
271     1,702,127         56.7%          235,999       228,443       1.57        0.0206%
272     1,654,971         62.5%          183,532       172,738       1.22        0.0206%
273     1,668,333         65.4%          189,427       181,927       1.25        0.0206%
274     1,511,320         53.0%          207,019       195,024       1.27        0.0506%
275     1,850,000          6.7%        1,164,465     1,164,465      10.06        0.0806%
276     1,587,058         66.1%          204,448       190,448       1.34        0.0206%
277     1,514,884         67.3%          168,960       158,376       1.20        0.0206%
278     1,631,652         26.5%          374,435       374,435       3.18        0.0806%
279     1,488,859          4.6%        1,222,950     1,222,950       9.61        0.0806%
280     1,276,546         12.3%          399,888       399,888       3.18        0.0806%
281     1,505,880         46.3%          306,448       274,895       2.07        0.0206%
282     1,500,278         50.0%          210,980       199,261       1.47        0.0206%
283     1,479,990         59.2%          172,544       163,092       1.25        0.0506%
284     1,482,839         63.6%          171,773       153,273       1.21        0.0206%
285     1,553,474         42.0%          229,378       222,078       1.58        0.0206%
286     1,454,120         39.8%          211,852       175,612       1.39        0.0806%
287     1,461,321         40.0%          246,053       239,769       1.87        0.0206%
288     1,454,622         63.2%          163,055       154,220       1.21        0.0206%
289        54,070         1.9%           218,828       206,039       1.40        0.0206%
290     1,427,163         44.6%          175,294       172,894       1.38        0.0206%
291     1,387,162          3.8%        1,158,537     1,158,537      10.08        0.0806%
292     1,430,315         65.0%          155,555       147,584       1.21        0.0206%
293     1,505,946          5.1%        1,083,611     1,083,611      10.27        0.0806%
294     1,405,315         67.2%          198,203       181,703       1.44        0.0206%
295     1,450,483         13.7%          403,759       403,759       3.45        0.0806%
296     1,426,581         69.6%          183,054       164,394       1.39        0.0206%
297     1,372,481         50.8%          159,717       145,980       1.22        0.0206%
298     1,370,535         57.1%          180,290       161,890       1.36        0.0806%
299     1,373,425         56.6%          162,759       146,113       1.22        0.0206%
300     1,364,018         61.3%          161,369       147,157       1.26        0.0806%
301     1,056,430         36.6%          212,903       205,009       1.47        0.0206%
302     1,354,107         67.7%          160,667       146,819       1.23        0.0806%
303     1,314,032         53.0%          158,351       151,702       1.30        0.0206%
304     1,294,256         68.8%          161,065       147,565       1.39        0.0606%
305     1,286,701         64.3%          153,508       142,832       1.27        0.0806%
306     1,284,877         57.1%          167,523       144,483       1.29        0.0806%
307     1,166,990         10.9%          385,299       385,299       3.28        0.0806%
308     1,357,431         11.0%          445,101       445,101       4.46        0.0806%
309     1,188,737         11.9%          510,048       510,048       5.04        0.0806%
310     1,208,757         68.7%          161,940       143,040       1.32        0.0206%
311     1,181,858          5.5%          441,219       441,219       4.46        0.0806%
312     1,196,194         66.5%          170,672       158,422       1.53        0.1106%
313     1,252,331          6.5%        1,003,341     1,003,341      11.39        0.0806%
314     1,157,871         65.2%          145,828       131,908       1.30        0.0206%
315     1,201,802         63.3%          137,515       125,390       1.23        0.0206%
316     1,234,588          8.1%          579,934       579,934       6.54        0.0806%
317     1,127,139         54.7%          132,983       128,213       1.32        0.0606%
318     1,112,078         68.6%          142,584       134,534       1.38        0.0206%
319     1,093,327         60.7%          127,887       115,743       1.22        0.0206%
320     1,102,874         45.2%          148,302       144,302       1.46        0.0206%
321     1,159,693         72.5%          154,358       135,108       1.30        0.1206%
322     1,087,531         66.7%          136,821       125,253       1.28        0.0206%
323     1,076,203         65.2%          128,100       115,500       1.22        0.1106%
324     1,062,965         57.5%          127,615       120,855       1.29        0.0206%

                                                                                CUT-OFF DATE
                 LOAN                                                             PRINCIPAL        APPRAISED         CUT-OFF DATE
 #    CROSSED   GROUP   LOAN NAME                                                BALANCE (1)         VALUE        LTV RATIO (1) (3)
---   -------   -----   ----------------------------------------------------   --------------   --------------   ------------------
325               1     Attic Storage                                               1,198,454        1,900,000          63.1%
326               1     222 Bowery Owners Corp.                                     1,198,200        8,040,000          14.9%
327               1     Rite Aid - Shelbyville, KY                                  1,198,114        3,450,000          34.7%
328               2     Kenwood Apartments                                          1,197,127        1,570,000          76.3%
329               2     Fairmount Hills Apartments                                  1,167,991        2,000,000          58.4%
330               1     Advance Auto Parts                                          1,148,437        1,800,000          63.8%
331               2     Rock Garden Apartments                                      1,097,308        1,670,000          65.7%
332               2     Kings Landing Apartments                                      999,244        1,500,000          66.6%
333               2     Summit House, Inc.                                            998,925       21,650,000           4.6%
334               2     2909 Ocean Avenue Owners Corp.                                996,828        6,900,000          14.4%
335               2     Sunset Mobile Home Park                                       995,020        1,600,000          62.2%
336               2     Applewood MHP                                                 949,326        1,240,000          76.6%
337               1     523-533 Tenants Corp.                                         937,520       21,840,000           4.3%
338               2     Dewey Avenue Apartments                                       911,300        1,245,000          73.2%
339               2     Cambridge House Tenants Corporation                           898,528        7,600,000          11.8%
340               1     Levin Center                                                  879,392        1,100,000          79.9%
341               2     Lincoln Park Manor Tenant Corp.                               846,915        3,850,000          22.0%
342               1     Recker Brown Pad                                              821,366        1,160,000          70.8%
343               1     Prince Lofts, Inc.                                            800,000       19,630,000           4.1%
344               2     Villa Denese Mobile Home Park                                 799,474        1,700,000          47.0%
345               2     Randall Heights Apts                                          799,383        1,400,000          57.1%
346               2     Swiss Garden Townhomes                                        749,492        1,000,000          74.9%
347               2     Summer Bend Apartments                                        749,433        1,000,000          74.9%
348               1     Angels Attic Self Storage                                     748,509        1,130,000          66.2%
349               1     Colma Mixed Use                                               747,915        1,680,000          44.5%
350               1     Clovis Shopping Center                                        747,194        1,250,000          59.8%
351               1     230 East 18th Street Corporation                              696,280       22,000,000           3.2%
352               1     26 Pondfield Road West Owners, Inc.                           623,406        6,220,000          10.0%
353               1     111 West 11 Corp.                                             596,569        7,920,000           7.5%
354               1     214 West 16th Street Owners Corp.                             500,000        5,960,000           8.4%
355               1     Standish Cabot Apartments, Inc.                               499,612       13,350,000           3.7%
356               2     37-31 149th St. Owners, Inc.                                  498,602        5,700,000           8.7%
357               1     3300 West Illinois                                            399,068          580,000          68.8%
358               1     Tribeca Tower Inc.                                            345,018       26,350,000           1.3%
359               2     Fountain Manor Estates, Incorporated                          249,792        3,760,000           6.6%
360               2     Ivydene Co-Op, Inc.                                           172,960        2,475,000           7.0%
                                                                               --------------   --------------          ----
TOTAL/WEIGHTED AVERAGE:                                                        $4,273,091,953   $8,081,450,000          66.9%
                                                                               ==============   ==============          ====
                        MAXIMUM:                                               $  806,000,000   $1,266,000,000          80.6%
                        MINIMUM:                                               $      172,960   $      580,000           1.3%

                                                       MATURITY/
                                    MATURITY/ARD        ARD LTV           U/W            U/W          U/W     ADMINISTRATIVE
 #                                     BALANCE      RATIO(2)(3)(4)        NOI          NCF (5)     DSCR (6)        FEES
---                                --------------   --------------   ------------   ------------   --------   --------------
325                                     1,042,655        54.9%            126,742        120,719     1.27         0.0206%
326                                     1,029,194        12.8%            361,522        361,522     4.02         0.0806%
327                                     1,024,198        29.7%            238,084        226,702     2.57         0.0206%
328                                     1,031,130        65.7%            152,381        128,881     1.42         0.0206%
329                                     1,002,240        50.1%            154,174        142,174     1.64         0.1106%
330                                       995,970        55.3%            116,553        115,853     1.30         0.0806%
331                                       942,802        56.5%            119,304        109,304     1.33         0.0206%
332                                       856,584        57.1%            120,238        104,974     1.41         0.0806%
333                                       934,107         4.3%          1,041,800      1,041,800    15.33         0.0806%
334                                       858,411        12.4%            278,545        278,545     3.71         0.0806%
335                                       781,342        48.8%            110,115        107,815     1.35         0.0206%
336                                       819,032        66.1%            107,084        102,484     1.41         0.0206%
337                                       801,205         3.7%          1,049,817      1,049,817    15.21         0.0806%
338                                       786,920        63.2%             95,820         86,570     1.25         0.0206%
339                                       764,804        10.1%            211,743        211,743     3.25         0.0806%
340                                       760,572        69.1%             92,056         87,696     1.29         0.0206%
341                                       718,062        18.7%            134,304        134,304     2.23         0.0806%
342                                       704,077        60.7%             78,767         74,600     1.21         0.0206%
343                                       800,000         4.1%            960,190        960,190    18.91         0.0806%
344                                       694,641        40.9%            118,292        115,492     1.84         0.0206%
345                                       683,901        48.9%            108,886         99,630     1.68         0.0806%
346                                       649,460        64.9%             76,771         72,771     1.25         0.0206%
347                                       642,438        64.2%             80,375         71,735     1.28         0.0806%
348                                       657,320        58.2%             93,890         88,088     1.44         0.0206%
349                                       652,913        38.9%             88,600         83,767     1.41         0.0206%
350                                       588,476        47.1%             92,549         85,477     1.42         0.0206%
351                                        23,707         0.1%            783,508        783,508    11.92         0.0806%
352                                       533,080         8.6%            307,863        307,863     6.71         0.0806%
353                                        17,261         0.2%            228,904        228,904     4.23         0.0806%
354                                       500,000         8.4%            248,107        248,107     7.68         0.0806%
355                                       427,191         3.2%            520,490        520,490    14.09         0.0806%
356                                       421,584         7.4%            222,603        222,603     6.32         0.0806%
357                                       344,768        59.4%             45,071         40,455     1.33         0.0206%
358                                         7,990         0.0%          1,145,870      1,145,870    28.88         0.0806%
359                                       184,471         4.9%            154,970        154,970     7.83         0.0806%
360                                             0         0.0%            138,100        138,100     5.69         0.0806%
                                   --------------        ----        ------------   ------------    -----
TOTAL/WEIGHTED AVERAGE:            $3,972,708,342        62.2%       $466,579,160   $443,941,518     1.43X
                                   ==============        ====        ============   ============    =====
                        MAXIMUM:   $  806,000,000        76.7%       $ 55,169,921   $ 53,724,246    28.88X
                        MINIMUM:   $            0         0.0%       $     45,071   $     40,455     1.05X

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(7) The 11 Madison Avenue DSCR is based on the As-Is underwriting. The prospective As-Stabilized underwriting produces a DSCR of 1.26x.

(8) U/W DSCR IS BASED ON THE AVERAGE OF THE FIRST 12 PRINCIPAL AND INTEREST PAYMENTS AFTER THE INTEREST ONLY PERIOD OF THE LOAN TERM.

(9) THE AS-STABILIZED APPRAISED VALUE AS OF 10/1/2006 WILL BE $19,200,000, RESULTING IN A CUT-OFF DATE LTV RATIO OF 71.0%.

                  HISTORICAL PERFORMANCE OF THE MORTGAGE LOANS

                                                                                CUT-OFF DATE        MOST           MOST
                 LOAN                                                             PRINCIPAL        RECENT         RECENT
 #    CROSSED   GROUP                       PROPERTY NAME                        BALANCE (1)       REVENUE       EXPENSES
---   -------   -----   ----------------------------------------------------   --------------   ------------   ------------
 1                1     11 Madison Avenue                                      $  806,000,000   $ 66,354,169   $ 20,208,489
 2                1     280 Park Avenue                                           300,000,000     69,372,166     29,077,070
 3                2     Babcock & Brown FX 3                                      195,095,563     24,898,332     11,927,883
 4                1     The Ritz-Carlton South Beach                              181,000,000     66,972,694     50,691,301
 5                1     Carlton Hotel on Madison                                  100,000,000     20,836,943     14,482,420
 6                1     The Dream Hotel                                           100,000,000     17,726,029     10,392,587
 7       A        1     Springdale Center                                          36,907,000            N/A            N/A
 8       A        1     Chicopee Marketplace Shopping Center                       17,415,000            N/A            N/A
 9       A        1     Wilkes-Barre Towne Marketplace                             10,613,000            N/A            N/A
 10      A        1     Cobblestone Village                                         9,994,000            N/A            N/A
 11      A        1     Fashion Square Shopping Center                              7,517,000            N/A            N/A
 12               1     Harwood Center                                             81,000,000     13,345,185      5,935,297
 13               1     3434 North Washington Boulevard                            64,000,000            N/A            N/A
 14               2     The Edge at Avenue North                                   60,800,000            N/A            N/A
 15               1     828-850 Madison Avenue                                     60,000,000      6,495,731      1,503,562
 16               1     Maxtor Campus                                              48,750,000      6,024,652      1,213,876
 17               2     Delaware Multifamily Portfolio                             47,000,000      6,108,352      2,309,788
 18      B        2     The Cottages of Fall Creek                                 28,150,000      5,702,227      3,295,738
 19      B        2     The Orchard Apartments                                     11,300,000      2,500,711      1,652,552
 20      B        2     Briarwood Apartments                                        7,050,000      1,323,419        732,450
 21               1     Baldwin Commons                                            46,000,000      6,040,301      1,642,836
 22               2     Iowa State Student Housing                                 43,000,000      5,283,765      2,216,789
 23               1     105 West Adams Street                                      42,350,000      6,795,278      3,855,567
 24               1     East Gateway Center                                        40,000,000      2,098,386        923,576
 25               2     Babcock & Brown FX 5                                       39,874,381      5,910,893      2,638,882
 26      C        1     Three City Center                                          18,800,000      3,223,620      1,066,926
 27      C        1     Lazy Boy Distribution Center                               14,100,000      1,648,620            N/A
 28      C        1     Jacobson Warehouse                                          6,900,000        830,916            N/A
 29               1     Center at Hobbs Brook                                      37,200,000      3,896,916      1,114,080
 30               1     Baylor Medical Towers                                      33,500,000      3,940,539      1,706,625
 31               1     Novant - Midtown Medical Plaza                             33,155,250      4,037,618      1,422,366
 32               1     SLO Promenade                                              33,000,000      3,505,488        916,915
 33               1     E.ON US Center                                             32,000,000      4,903,658      2,134,846
 34               1     The Acropolis Portfolio                                    26,800,000      3,260,020        891,904
 35               1     Village Shoppes at Gainesville                             25,148,071            N/A            N/A
 36               1     Parc at Piedmont                                           25,000,000            N/A            N/A
 37               1     Sunland Towne Centre                                       25,000,000      3,311,840        765,698
 38               1     500 Sansome Office                                         24,400,000      4,408,850      1,757,057
 39               1     City Club Hotel                                            23,316,259      5,539,926      2,588,149
 40               1     Northland Inn                                              21,897,697     14,276,354     11,090,477
 41               1     Four Gateway                                               21,760,000      3,290,770      1,164,132
 42               1     Novant - Presbyterian Medical Tower                        21,257,095      2,835,926        847,398
 43               1     The Plaza Evergreen Park                                   20,200,000      9,881,416      7,670,756
 44               1     LakeShore Medical                                          19,360,000            N/A            N/A
 45               1     Northville Retail Center                                   19,000,000      3,075,750        629,148
 46               1     Ludlam Point Apartments                                    18,924,000      2,888,174      1,251,984
 47               1     Pacific Property                                           18,669,738      2,756,514        329,335
 48               2     790 Riverside Drive Owners                                 18,500,000            N/A            N/A
 49               1     Germantown Plaza                                           18,500,000      2,007,543        627,866
 50               1     Spectra - POOL 4                                           18,119,496      1,929,800        416,862
 51               1     Brookshire Brothers Distribution Facility                  18,118,394      3,096,528            N/A
 52               1     833 Jackson & 322 Green                                    17,748,000      2,324,964        791,726
 53               1     Stock Building Supply Portfolio                            17,514,654            N/A            N/A
 54               1     Amity Plaza                                                17,300,000      3,236,400        993,482
 55               1     Brainard Place Medical Campus                              17,200,000      3,283,901      1,589,563
 56               2     Sandpiper Apartments                                       16,986,677      2,772,452      1,238,862
 57               1     Regional Professional Building                             16,400,000            N/A            N/A
 58               1     Novant - Huntersville/Physicians Plaza                     16,024,164      1,399,119        319,481
 59               1     Pavilions Shopping Center                                  16,000,000            N/A            N/A
 60               1     Magnolia Shoppes                                           15,055,231      1,903,850        559,203
 61               1     Princess Medical Center                                    14,800,000            N/A            N/A
 62               1     Parkshore Centre                                           14,501,000      2,536,575        947,017
 63               1     StorQuest Self Storage                                     14,200,000      1,781,176        319,546
 64               2     Sahara Glen Apartments                                     14,100,000      1,898,743        662,766
 65               2     Villages at Del Rio Apartments                             13,628,664      2,033,698      1,037,188
 66               1     Lakeside Terrace Shopping Center                           13,627,599      1,327,910        396,611
 67               1     Novant - Metroview Professional Building                   13,577,550      1,930,615        470,576
 68               1     Novant - Matthews Medical Office Building                  13,564,177      1,855,302        529,869
 69               1     Stadium Plaza North                                        13,325,000            N/A            N/A
 70               1     Antelope Valley Plaza                                      13,200,000      1,559,811        425,741
 71               1     New City Plaza                                             13,000,000      2,335,258        718,647
 72               1     Fashion Mall Commons                                       12,375,000      1,257,000        307,934
 73               1     CMC Hotel Portfolio I                                      11,773,389      4,272,275      2,654,650
 74               1     The Art Institute                                          11,600,000      2,191,114        845,837
 75               1     Cullman Shopping Center                                    11,500,000      1,389,424        238,893
 76               1     Clerbrook RV Resort                                        11,250,000      2,537,030      1,499,659
 77               1     Downer Avenue                                              11,000,000      1,153,725        229,753
 78               2     Rand Grove Village Apartments                              10,650,000      2,074,046      1,238,451
 79               1     Mill Valley Office Complex                                 10,300,000      1,483,447        597,523
 80               1     Beck Business Center                                       10,300,000      1,448,017         60,203
 81               1     Southborough Place                                         10,000,000        851,886        242,359
 82               1     Hampton Inn & Suites - Outer Banks                          9,960,244      3,874,456      2,296,882
 83               1     Ringling Square                                             9,834,976            N/A            N/A

             MOST         MOST RECENT      2ND MOST       2ND MOST       2ND MOST       2ND MOST RECENT       3RD MOST
            RECENT         OPERATING        RECENT         RECENT         RECENT      OPERATING STATEMENT      RECENT
 #            NOI       STATEMENT DATE      REVENUE       EXPENSES          NOI               DATE             REVENUE
---      ------------   --------------   ------------   ------------   ------------   -------------------   ------------
 1       $ 46,145,680      7/31/2006     $ 64,920,343   $ 18,909,496   $ 46,010,847        12/31/2005       $ 62,265,011
 2         40,295,096     12/31/2005       68,716,826     27,063,709     41,653,117        12/31/2004                N/A
 3         12,970,449     11/30/2005       24,709,923     12,157,870     12,552,053        12/31/2004         24,874,117
 4         16,281,393      7/31/2006       63,499,336     49,288,965     14,210,371        12/31/2005                N/A
 5          6,354,523      7/31/2006              N/A            N/A            N/A            N/A                   N/A
 6          7,333,442      3/31/2006              N/A            N/A            N/A            N/A                   N/A
 7                N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 8                N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 9                N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 10               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 11               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 12         7,409,888      4/30/2006       13,408,503      6,016,191      7,392,312        12/31/2005         12,792,266
 13               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 14               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 15         4,992,169     12/31/2005        6,646,469      1,206,877      5,439,592        12/31/2004                N/A
 16         4,810,776      5/31/2006        6,018,464      1,267,662      4,750,802        12/31/2005          5,894,441
 17         3,798,564      5/31/2006        5,526,068      2,105,898      3,420,170        12/31/2005          5,053,213
 18         2,406,489      3/31/2006        5,599,305      3,173,132      2,426,173        12/31/2005          5,314,128
 19           848,159      3/31/2006        2,507,891      1,619,389        888,502        12/31/2005          2,370,146
 20           590,969      3/31/2006        1,318,026        719,455        598,571        12/31/2005          1,270,341
 21         4,397,465      5/31/2006        6,741,086      2,349,289      4,391,797        12/31/2005          6,748,367
 22         3,066,976      4/30/2006        4,981,726      2,038,342      2,943,384        12/31/2005          3,960,428
 23         2,939,711     12/31/2005        6,729,178      3,776,115      2,953,063        12/31/2004          6,375,027
 24         1,174,810     12/31/2005        1,343,428        958,628        384,800        12/31/2004            826,435
 25         3,272,011      1/31/2006        5,880,649      2,769,683      3,110,966        12/31/2004          5,780,952
 26         2,156,694      6/30/2006              N/A            N/A            N/A            N/A                   N/A
 27         1,648,620      6/30/2006              N/A            N/A            N/A            N/A                   N/A
 28           830,916      6/30/2006              N/A            N/A            N/A            N/A                   N/A
 29         2,782,836      6/30/2006              N/A            N/A            N/A            N/A                   N/A
 30         2,233,914     12/31/2005        3,795,660      1,773,444      2,022,217        12/31/2004          3,784,363
 31         2,615,252     12/31/2005        3,624,718      1,379,471      2,245,247         12/31/04                 N/A
 32         2,588,572      7/30/2006        3,632,156        871,881      2,760,275        12/31/2005          3,230,063
 33         2,768,812      4/30/2006        4,889,445      2,164,134      2,725,311        12/31/2005          5,019,492
 34         2,368,116      3/31/2006        3,071,938        889,157      2,182,781        12/31/2005          2,377,760
 35               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 36               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 37         2,546,141      3/31/2006        3,436,203        739,176      2,697,026        12/31/2005                N/A
 38         2,651,793      4/30/2006        4,588,661      1,825,287      2,763,374        12/31/2005          4,845,123
 39         2,951,777      3/31/2006        5,528,843      2,553,513      2,975,330        12/31/2005          4,936,336
 40         3,185,877      6/30/2006       14,103,180     10,974,240      3,128,940        12/31/2005                N/A
 41         2,125,540      4/30/2006        3,235,596      1,107,696      2,127,900        12/31/2005                N/A
 42         1,988,528     12/31/2005        2,580,231        773,600      1,806,631        12/31/2004          2,386,462
 43         2,210,660     12/31/2005       10,074,211      8,081,714      1,992,497        12/31/2004                N/A
 44               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 45         2,446,602      4/30/2006        3,196,627        701,538      2,495,089        12/31/2005          2,910,972
 46         1,636,190      6/30/2006        2,834,571      1,118,908      1,715,663        12/31/2005          2,761,914
 47         2,427,178      5/31/2006        2,581,418        288,152      2,293,266        12/31/2005          2,405,302
 48               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 49         1,379,677      4/30/2006        1,972,387        742,312      1,230,076        12/31/2005          1,991,198
 50         1,512,938     12/31/2005          988,222        255,526        732,696        12/31/2004            705,319
 51         3,096,528      7/1/2006               N/A            N/A            N/A            N/A                   N/A
 52         1,533,238      4/30/2006        2,314,316      1,058,024      1,256,292        12/31/2004                N/A
 53               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 54         2,242,918      6/30/2006        2,768,650        872,417      1,896,234        12/31/2005          2,943,323
 55         1,694,340      5/31/2006        3,365,434      1,407,767      1,957,667        12/31/2005          3,415,972
 56         1,533,590      5/31/2006        2,766,610      1,388,948      1,377,662        12/31/2005          2,906,261
 57               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 58         1,079,638     12/31/2005              N/A            N/A            N/A            N/A                   N/A
 59               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 60         1,344,647     12/31/2005        1,947,126        470,685      1,476,441        12/31/2004          1,708,045
 61               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 62         1,589,558      2/28/2006        2,516,358        936,270      1,580,088        12/31/2005          2,248,190
 63         1,461,630      5/31/2006        1,800,232        542,818      1,257,414        12/31/2005          1,619,119
 64         1,235,977     12/31/2005        1,762,714        588,107      1,174,607        12/31/2004                N/A
 65           996,510     12/31/2005              N/A            N/A            N/A            N/A                   N/A
 66           931,294      5/31/2006              N/A            N/A            N/A            N/A                   N/A
 67         1,460,039     12/31/2005        1,492,086        507,991        984,095        12/31/2004          1,640,190
 68         1,325,433     12/31/2005        1,733,762        736,450        997,312        12/31/2004                N/A
 69               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 70         1,134,070      3/31/2006        1,387,984        401,274        986,710        12/31/2005          1,442,598
 71         1,616,611      8/31/2005        2,232,421        749,860      1,482,561        12/31/2004          2,225,290
 72           949,066      3/31/2006        1,357,667        264,008      1,093,659        12/31/2005          1,056,294
 73         1,617,625      4/30/2006        3,878,935      2,530,747      1,348,188        12/31/2005                N/A
 74         1,345,276      5/31/2006        1,904,077        800,975      1,103,102        12/31/2005          1,925,814
 75         1,150,531     12/31/2005        1,289,038        233,035      1,056,003        12/31/2004          1,322,619
 76         1,037,371      6/30/2006        2,629,722      1,465,716      1,164,006        12/31/2005          2,584,771
 77           923,972      6/30/2006        1,114,908        249,872        865,036        12/31/2005          1,141,697
 78           835,595      4/30/2006        1,993,348      1,189,797        803,551        12/31/2005                N/A
 79           885,924      1/31/2006        1,481,166        603,731        877,435        12/31/2005          1,447,666
 80         1,387,814      6/15/2006        1,309,791        288,348      1,021,443        12/31/2005          1,345,262
 81           609,527      4/31/2006          536,414        212,303        324,111        12/31/2005            107,402
 82         1,577,574      5/31/2006        3,749,269      2,199,341      1,549,928        12/31/2005          3,610,757
 83               N/A         N/A                 N/A            N/A            N/A            N/A                   N/A

        3RD MOST       3RD MOST       3RD MOST RECENT
         RECENT         RECENT      OPERATING STATEMENT
 #      EXPENSES          NOI               DATE             U/W NOI        U/W NCF
---   ------------   ------------   -------------------   ------------   ------------
 1    $ 16,502,204   $ 45,762,807        12/31/2004       $ 49,924,859   $ 49,701,245
 2             N/A            N/A            N/A            55,169,921     53,724,246
 3      12,246,177     12,627,940        12/31/2003         16,364,838     15,992,838
 4             N/A            N/A            N/A            17,727,667     15,598,802
 5             N/A            N/A            N/A            12,354,874     11,483,413
 6             N/A            N/A            N/A            11,408,052     10,726,786
 7             N/A            N/A            N/A             3,385,390      3,194,361
 8             N/A            N/A            N/A             1,591,680      1,500,709
 9             N/A            N/A            N/A             1,009,832        917,012
 10            N/A            N/A            N/A               756,999        712,224
 11            N/A            N/A            N/A               688,939        647,792
 12      5,985,929      6,806,337        12/31/2004          7,615,069      7,167,671
 13            N/A            N/A            N/A             5,770,268      5,739,462
 14            N/A            N/A            N/A             5,159,007      4,999,207
 15            N/A            N/A            N/A             6,562,982      6,552,630
 16      1,258,192      4,636,249        12/31/2004          4,787,385      4,478,306
 17      2,626,904      2,426,309        12/31/2004          4,458,816      4,294,216
 18      3,361,676      1,952,452        12/31/2004          2,985,784      2,793,284
 19      1,645,046        725,100        12/31/2004          1,150,608      1,056,108
 20        726,792        543,549        12/31/2004            709,664        660,664
 21      2,493,429      4,254,938        12/31/2004          4,129,106      3,898,033
 22      1,708,505      2,251,923        12/31/2004          3,951,926      3,832,826
 23      4,418,278      1,956,749        12/31/2003          4,608,101      4,093,085
 24        656,532        169,904        12/31/2003          3,720,742      3,468,658
 25      2,678,642      3,102,310        12/31/2003          3,765,849      3,699,449
 26            N/A            N/A            N/A             1,997,021      1,774,610
 27            N/A            N/A            N/A             1,549,096      1,316,023
 28            N/A            N/A            N/A               722,161        638,966
 29            N/A            N/A            N/A             3,362,424      3,284,305
 30      1,647,087      2,137,276        12/31/2003          3,004,702      2,819,407
 31            N/A            N/A            N/A             3,176,715      2,978,636
 32        907,778      2,322,285        12/31/2004          2,891,087      2,787,920
 33      2,118,815      2,900,677        12/31/2004          3,184,080      2,890,773
 34        506,529      1,871,231        12/31/2004          2,674,858      2,457,669
 35            N/A            N/A            N/A             3,016,383      2,791,696
 36            N/A            N/A            N/A             2,229,707      2,197,507
 37            N/A            N/A            N/A             2,386,551      2,250,919
 38      1,758,155      3,086,968        12/31/2004          2,483,204      2,280,824
 39      2,451,651      2,484,685        12/31/2004          2,884,435      2,662,842
 40            N/A            N/A            N/A             3,206,294      2,635,205
 41            N/A            N/A            N/A             1,930,400      1,862,496
 42        732,424      1,654,038        12/31/2003          2,052,662      1,912,321
 43            N/A            N/A            N/A             2,305,164      1,873,280
 44            N/A            N/A            N/A             1,761,878      1,619,636
 45        687,263      2,223,709        12/31/2004          2,382,181      2,250,198
 46      1,019,995      1,741,919        12/31/2004          1,653,154      1,601,904
 47        281,631      2,123,671        12/31/2004          2,187,342      2,088,897
 48            N/A            N/A            N/A             3,141,110      3,141,110
 49        713,230      1,277,968        12/31/2004          1,948,490      1,866,630
 50        139,157        566,162        12/31/2003          1,628,780      1,538,488
 51            N/A            N/A            N/A             2,599,805      2,378,163
 52            N/A            N/A            N/A             1,720,811      1,562,023
 53            N/A            N/A            N/A             1,643,541      1,534,087
 54        906,045      2,037,277        12/31/2004          1,841,785      1,673,380
 55      1,596,440      1,819,531        12/31/2004          1,865,630      1,645,645
 56      1,310,770      1,595,491        12/31/2004          1,648,558      1,516,058
 57            N/A            N/A            N/A             1,559,806      1,513,938
 58            N/A            N/A            N/A             1,537,363      1,449,211
 59            N/A            N/A            N/A             1,634,617      1,536,253
 60        474,250      1,233,795        12/31/2003          1,399,810      1,345,757
 61            N/A            N/A            N/A             1,420,330      1,341,356
 62      1,004,525      1,243,665        12/31/2004          1,408,772      1,328,658
 63        635,379        983,740        12/31/2004          1,286,653      1,274,161
 64            N/A            N/A            N/A             1,315,642      1,248,642
 65            N/A            N/A            N/A             1,292,805      1,235,205
 66            N/A            N/A            N/A             1,276,214      1,216,953
 67        462,397      1,177,793        12/31/2003          1,324,837      1,283,188
 68            N/A            N/A            N/A             1,344,823      1,251,982
 69            N/A            N/A            N/A             1,211,798      1,133,606
 70        362,861      1,079,737        12/31/2004          1,240,601      1,175,944
 71        643,603      1,581,687        12/31/2003          1,631,019      1,516,252
 72        244,574        811,720        12/31/2004          1,123,977      1,084,569
 73            N/A            N/A            N/A             1,567,828      1,367,829
 74        741,019      1,184,795        12/31/2004          1,139,340      1,064,705
 75        168,676      1,153,943        12/31/2003          1,108,618        995,890
 76      1,731,272        853,499        12/31/2004          1,015,799        953,299
 77        227,815        913,882        12/31/2004            992,373        929,060
 78            N/A            N/A            N/A             1,020,611        967,611
 79        580,816        866,850        12/31/2004          1,081,135        955,135
 80        277,822      1,067,439        12/31/2004          1,156,225      1,017,122
 81         93,945         13,456        12/31/2004          1,131,402      1,045,905
 82      2,113,051      1,497,706        12/31/2004          1,427,711      1,272,733
 83            N/A            N/A            N/A             1,096,916      1,049,284

                                                                                CUT-OFF DATE        MOST           MOST
                 LOAN                                                             PRINCIPAL        RECENT         RECENT
 #    CROSSED   GROUP                       PROPERTY NAME                        BALANCE (1)       REVENUE       EXPENSES
---   -------   -----   ----------------------------------------------------   --------------   ------------   ------------
 84               1     Holiday Inn & Suites Cary                                   9,279,027      2,941,610      1,668,418
 85               1     President Street Garage                                     8,993,023      1,235,844         82,991
 86               1     Holiday Inn Express & Suites Fort Lauderdale Airport        8,468,486      3,618,061      2,082,326
 87               2     Netherland Gardens Corp.                                    8,244,232            N/A            N/A
 88               1     Intermountain Residence Inn Boise                           8,114,026      2,576,620      1,531,921
 89               1     Spring Center Shopping Center                               8,000,000      1,482,359        402,894
 90               1     Banta Trails Office Park                                    7,850,000        937,308        233,279
 91               1     City Center Professional                                    7,800,000            N/A            N/A
 92               1     Airways Plaza                                               7,750,000      1,565,596        951,029
 93               1     Sully Tech Center                                           7,600,000      1,303,477        123,013
 94               2     Woods Apartments                                            7,600,000      1,275,362        737,656
 95               1     30 E. 9th St. Owners Corp.                                  7,481,056            N/A            N/A
 96               1     Principal Life Building                                     7,470,355        833,496          4,680
 97               1     Stanley Square                                              7,366,223        715,531        303,566
 98               1     Newport Crossings                                           7,300,000            N/A            N/A
 99               2     Branford Hills Apartments                                   7,100,000      1,211,605        631,595
100               1     Stor-More Auburn                                            7,000,000      1,033,729        323,315
101               1     Metro Park Executive Center                                 6,950,000            N/A            N/A
102               1     Mission Business Center                                     6,675,000         89,754         45,075
103               1     Village at Novato                                           6,635,000            N/A            N/A
104               2     296 Austin Road                                             6,592,126        930,080        347,396
105               1     StorHouse Self-Storage                                      6,500,000        954,792        293,894
106               1     Brea Industrial                                             6,450,000      1,051,628        182,618
107               1     30-34 Pearsall Owners Corp.                                 6,296,188            N/A            N/A
108               2     Colonial Heights Apartments                                 6,290,365        978,295        262,337
109               2     Copper Beech Townhomes IUP                                  6,250,000        504,137        161,481
110               1     8401 New Trails Drive Office Building                       6,240,000      1,071,804        280,272
111               2     Village Plaza Apartments                                    6,226,000            N/A            N/A
112               1     Ramada Foothills Resort                                     6,188,096      2,512,283      1,693,484
113               1     Alhambra Shops                                              6,158,000            N/A            N/A
114               1     Walgreens (Baltimore) Ingleside                             6,060,282            N/A            N/A
115               1     Latham CVS                                                  5,982,324            N/A            N/A
116               2     Alexis Park Apartments                                      5,973,034      1,492,302        804,392
117               1     Camelot Professional Building                               5,915,988            N/A            N/A
118               1     Intermountain Residence Inn Spokane                         5,755,762      2,193,900      1,430,718
119               1     Mallory Commons                                             5,750,000        331,628         86,211
120               1     Plaza West Shopping Center                                  5,500,000        593,452        127,903
121               2     Fox & Hounds Apartments                                     5,500,000        733,270            N/A
122               1     Deer Creek Woods Buildings 5S & 6S                          5,360,000        474,060        154,550
123               1     StoragePro                                                  5,300,000        725,489        339,502
124               1     Hampton Inn - Stow                                          5,292,396      1,740,138      1,100,191
125               2     Heinzsite Apartments                                        5,250,000        867,157        289,232
126               1     Best Western - Tampa                                        5,076,965      2,108,024      1,459,065
127               1     White Sands Mall                                            5,000,000      1,394,282        687,909
128               1     Scripps Health Office                                       5,000,000        639,733        104,182
129               1     ProMed Ontario Office                                       4,996,239        819,711        236,215
130               1     Ashton Place                                                4,990,401      1,733,404      1,126,839
131               1     Holiday Inn Express Frisco                                  4,988,654      1,717,614      1,042,784
132               1     Valley Del Rio Shopping Center                              4,988,028        931,606        249,072
133               1     230 Garth Road Owners, Inc.                                 4,987,371            N/A            N/A
134               1     Starbucks Center                                            4,967,313            N/A            N/A
135               1     Broadway 111 Owners Corp.                                   4,898,601            N/A            N/A
136               1     UG Buena Park Center                                        4,860,000            N/A            N/A
137               2     VE - Cedar Grove Apartments                                 4,853,377        956,221        401,743
138               1     Ateret Avot                                                 4,760,491      2,076,922      1,466,553
139               1     Rancho Pines Shopping Center                                4,635,000        542,356        100,723
140               1     150 East 93 Corp.                                           4,500,000            N/A            N/A
141               1     Mission Industrial Park                                     4,493,434        590,775        131,937
142               2     Elmhurst Towers Apartments, Inc.                            4,492,462            N/A            N/A
143               1     Foodtown Plaza                                              4,479,212        387,235        109,099
144               1     Baymont Inn & Suites - Hot Springs                          4,414,730      1,539,705        977,868
145               1     Deer Park MHC                                               4,400,000        761,451        327,052
146               1     83 East Avenue Office                                       4,400,000        750,254        328,833
147               1     Torrance Medical Office                                     4,371,562        558,346        248,983
148               1     Nu-Kote Distribution                                        4,370,000            N/A            N/A
149               2     Admiral Manor                                               4,269,618        709,257        224,006
150               1     A&F Service Center                                          4,139,509        572,564        154,405
151               2     Park Village Apartments                                     4,116,119        489,600        146,868
152               1     Shoppes at Brantley Hall                                    4,075,000        661,526        199,809
153               1     Suburban Extended Stay - Orange Park                        4,070,221      1,466,154        859,954
154               1     Suburban Extended Stay - Orlando                            4,070,221      1,609,107        911,303
155               1     McKnight Retail                                             4,031,756        642,027        145,815
156               1     Shoppes on Saxon                                            4,000,000            N/A            N/A
157               1     Yampa River Office Park and Resort Center                   4,000,000        285,806         76,658
158               1     101 East Washington                                         4,000,000        780,230        290,243
159               1     Fox Point Shops                                             3,992,268        583,508        206,263
160               1     Valley Center of Trussville                                 3,989,824        439,819         64,487
161               1     1980 Gallows Road Office                                    3,937,451        864,582        235,963
162               1     Sports Authority - Albuqerque                               3,920,000            N/A            N/A
163               2     Lark Ellen Villas                                           3,900,000            N/A            N/A
164               1     VE Holiday Inn Express Montgomery                           3,896,022      1,272,570        639,999
165               1     Shrub Oak Center                                            3,894,744            N/A            N/A
166               1     Thunderbird Plaza                                           3,880,202        577,422        165,144

          MOST         MOST RECENT      2ND MOST       2ND MOST       2ND MOST       2ND MOST RECENT       3RD MOST
         RECENT         OPERATING        RECENT         RECENT         RECENT      OPERATING STATEMENT      RECENT
 #         NOI       STATEMENT DATE      REVENUE       EXPENSES          NOI               DATE             REVENUE
---   ------------   --------------   ------------   ------------   ------------   -------------------   ------------
 84      1,273,192      4/30/2006        2,788,074      1,627,780      1,160,294        12/31/2005          2,625,417
 85      1,152,853     12/31/2005          893,052         93,588        799,464        12/31/2004            850,000
 86      1,535,735      3/31/2006        3,320,397      1,949,991      1,370,406        12/31/2005                N/A
 87            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 88      1,044,699      5/31/2006              N/A            N/A            N/A            N/A                   N/A
 89      1,079,465      3/31/2006        1,431,397        345,975      1,085,422        12/31/2005          1,302,842
 90        704,029     12/31/2005          831,396        219,131        612,265        12/31/2004            775,837
 91            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 92        614,567      5/31/2006        1,549,742        857,446        692,296        12/31/2005          1,764,661
 93      1,180,462      6/30/2006        1,165,114        241,310        923,805        12/31/2005          1,196,511
 94        537,706      6/30/2006        1,220,240        773,710        486,530        12/31/2005          1,234,047
 95            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 96        828,816     12/31/2005          802,156          5,062        797,094        12/31/2004            726,660
 97        411,965      5/31/2006          555,656        280,501        275,155        12/31/2005            518,899
 98            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
 99        580,010     12/31/2005        1,190,889        647,593        543,296        12/31/2004          1,157,978
100        710,414      3/31/2006        1,036,272        406,577        629,695        12/31/2005            944,419
101            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
102         44,679      4/30/2006              N/A            N/A            N/A            N/A                   N/A
103            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
104        582,684     12/31/2005              N/A            N/A            N/A            N/A                   N/A
105        660,898      6/30/2006          604,406        292,872        311,534        12/31/2005                N/A
106        869,010     12/31/2005          985,495        178,310        807,185        12/31/2004                N/A
107            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
108        715,958      5/31/2006          888,697        260,557        628,140        12/31/2005            786,785
109        342,656      3/31/2006          824,349        266,697        557,652        12/31/2005                N/A
110        791,532      5/31/2006          902,501        543,884        358,617        12/31/2005          1,061,724
111            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
112        818,799      1/31/2006        2,486,998      1,685,484        801,514        12/31/2005          2,269,559
113            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
114            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
115            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
116        687,910      6/30/2006        1,423,897        784,018        639,879        12/31/2005          1,313,439
117            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
118        763,182      5/31/2006        2,146,186      1,416,531        729,655        12/31/2005          1,984,487
119        245,416      5/31/2006              N/A            N/A            N/A            N/A                   N/A
120        465,549      2/28/2006          571,075        127,798        443,277        12/31/2005            532,217
121        733,270      6/30/2006          858,834        410,544        448,290        12/31/2005            860,610
122        319,510      6/30/2006              N/A            N/A            N/A            N/A                   N/A
123        385,987      5/31/2006          488,116        273,558        214,558        12/31/2005                N/A
124        639,947      5/31/2006        1,117,693        704,680        413,013        12/31/2005                N/A
125        577,925      4/30/2006          823,430        310,153        513,277        12/31/2005            830,077
126        648,960      6/30/2006        1,894,435      1,427,862        466,574        12/31/2005          1,888,305
127        706,373     12/31/2005        1,491,388        656,885        834,503        12/31/2004                N/A
128        535,552      5/31/2006          564,431        101,302        463,129        12/31/2005            529,869
129        583,496      5/31/2006          600,889        219,776        381,113        12/31/2005                N/A
130        606,565     12/31/2005        1,701,973      1,112,363        589,610        12/31/2004          1,600,336
131        674,830      2/28/2006        1,692,841        999,011        693,830        12/31/2005          1,525,081
132        682,534     12/31/2005          932,939        219,325        713,614        12/31/2004            822,984
133            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
134            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
135            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
136            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
137        554,478      4/30/2006          956,249        402,972        553,277        12/31/2005            952,055
138        610,369     12/31/2005        2,069,044      1,533,486        535,558        12/31/2004                N/A
139        441,633     12/31/2005          477,681         91,195        386,486        12/31/2004                N/A
140            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
141        458,838     12/31/2005          548,387        133,726        414,661        12/31/2004                N/A
142            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
143        278,136     12/31/2005          334,549        112,437        222,112        12/31/2004            317,400
144        561,837      3/31/2006        1,511,788        966,758        545,030        12/31/2005          1,350,972
145        434,399      5/31/2005              N/A            N/A            N/A            N/A                   N/A
146        421,421      4/30/2006          767,005        317,095        449,910        12/31/2005            745,782
147        309,363      4/30/2006              N/A            N/A            N/A            N/A                   N/A
148            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
149        485,251     12/31/2005              N/A            N/A            N/A            N/A                   N/A
150        418,159     12/31/2005          579,138        175,942        403,195        12/31/2004            522,171
151        342,732     12/31/2005          456,000        137,863        318,137        12/31/2004                N/A
152        461,717      6/30/2006          653,737        199,901        453,836        12/31/2005            620,587
153        606,200      6/30/2006        1,448,957        909,204        539,754        12/31/2005          1,124,269
154        697,804      6/30/2006        1,400,825        869,149        531,675        12/31/2005          1,112,505
155        496,212      4/30/2006          560,616        134,674        425,942        12/31/2005            523,109
156            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
157        209,148      3/31/2006          279,807         73,338        206,469        12/31/2005            260,604
158        489,987      4/30/2006          786,521        257,224        529,297        12/31/2005                N/A
159        377,245     12/31/2005          519,885        195,189        324,696        12/31/2004            411,669
160        375,332     12/31/2005          434,665         59,746        374,919        12/31/2004                N/A
161        628,619      6/30/2006          823,123        214,184        608,939        12/31/2005            762,788
162            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
163            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
164        632,571      4/30/2006        1,259,304        610,583        648,721        12/31/2005          1,062,689
165            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
166        412,278      6/30/2006          583,972        161,254        422,718        12/31/2005            568,954

        3RD MOST       3RD MOST       3RD MOST RECENT
         RECENT         RECENT      OPERATING STATEMENT
 #      EXPENSES          NOI               DATE             U/W NOI        U/W NCF
---   ------------   ------------   -------------------   ------------   ------------
 84      1,671,516        953,901        12/31/2004          1,215,405      1,097,741
 85         85,958        764,042        12/31/2003          1,110,664      1,084,534
 86            N/A            N/A            N/A             1,525,497      1,380,776
 87            N/A            N/A            N/A             3,492,885      3,492,885
 88            N/A            N/A            N/A             1,004,683        927,018
 89        363,950        938,892        12/31/2004          1,186,768      1,108,738
 90        239,430        536,407        12/31/2003            794,877        718,423
 91            N/A            N/A            N/A               758,222        705,589
 92        788,686        975,975        12/31/2004            886,458        762,517
 93        230,652        965,859        12/31/2004            915,179        810,143
 94        759,844        474,203        12/31/2004            672,548        628,868
 95            N/A            N/A            N/A             3,355,241      3,355,241
 96          4,250        722,410        12/31/2003            836,296        789,709
 97        282,852        236,047        12/31/2004            717,849        658,252
 98            N/A            N/A            N/A               639,889        618,597
 99        601,938        556,040        12/31/2003            704,709        665,829
100        401,745        542,674        12/31/2004            703,275        687,760
101            N/A            N/A            N/A               669,666        631,584
102            N/A            N/A            N/A               648,370        597,293
103            N/A            N/A            N/A               579,744        566,252
104            N/A            N/A            N/A               737,619        706,419
105            N/A            N/A            N/A               602,663        588,101
106            N/A            N/A            N/A               918,244        817,199
107            N/A            N/A            N/A             1,641,249      1,641,249
108        250,327        536,458        12/31/2004            643,543        622,293
109            N/A            N/A            N/A               563,302        538,102
110        501,491        560,233        12/31/2004            625,040        540,400
111            N/A            N/A            N/A               557,106        534,156
112      1,582,916        686,643        12/31/2004            790,350        695,197
113            N/A            N/A            N/A               564,752        547,544
114            N/A            N/A            N/A               503,430        501,219
115            N/A            N/A            N/A               545,297        543,345
116        747,996        565,443        12/31/2004            636,141        566,141
117            N/A            N/A            N/A               577,606        532,298
118      1,334,096        650,391        12/31/2004            739,230        651,918
119            N/A            N/A            N/A               616,791        580,299
120        127,160        405,057        12/31/2004            513,680        483,420
121        395,127        465,483        12/31/2004            486,219        460,739
122            N/A            N/A            N/A               470,780        445,792
123            N/A            N/A            N/A               619,220        609,051
124            N/A            N/A            N/A               616,626        545,418
125        275,834        554,243        12/31/2004            570,582        524,382
126      1,295,027        593,278        12/31/2004            645,931        569,113
127            N/A            N/A            N/A               765,228        642,644
128         93,834        436,035        12/31/2004            546,706        507,426
129            N/A            N/A            N/A               499,566        455,706
130      1,063,663        536,673        12/31/2003            588,797        565,697
131        947,878        577,203        12/31/2004            639,533        570,950
132        185,177        637,807        12/31/2003            729,298        678,267
133            N/A            N/A            N/A             5,582,513      5,582,513
134            N/A            N/A            N/A               557,430        530,474
135            N/A            N/A            N/A             3,008,533      3,008,533
136            N/A            N/A            N/A               454,544        448,266
137        406,064        545,991        12/31/2004            551,325        509,325
138            N/A            N/A            N/A               648,565        635,665
139            N/A            N/A            N/A               425,277        402,462
140            N/A            N/A            N/A             1,291,346      1,291,346
141            N/A            N/A            N/A               507,695        460,761
142            N/A            N/A            N/A             1,097,118      1,097,118
143        132,112        185,288        12/31/2003            455,068        422,395
144        907,053        443,919        12/31/2004            597,830        534,902
145            N/A            N/A            N/A               414,309        401,809
146        298,172        447,610        12/31/2004            438,838        394,233
147            N/A            N/A            N/A               430,068        404,282
148            N/A            N/A            N/A               431,897        393,072
149            N/A            N/A            N/A               453,431        408,269
150        157,420        364,751        12/31/2003            469,115        440,437
151            N/A            N/A            N/A               378,867        364,867
152        216,641        403,946        12/31/2004            440,459        399,366
153        804,636        319,633        12/31/2004            551,046        463,970
154        757,512        354,993        12/31/2004            579,206        520,575
155        130,554        392,555        12/31/2004            409,519        379,364
156            N/A            N/A            N/A               353,355        348,875
157         57,178        203,426        12/31/2004            616,153        586,789
158            N/A            N/A            N/A               467,015        427,622
159        196,271        215,397        12/31/2003            458,393        421,649
160            N/A            N/A            N/A               405,928        369,866
161        207,890        554,898        12/31/2004            517,404        472,815
162            N/A            N/A            N/A               455,365        425,586
163            N/A            N/A            N/A               353,185        347,435
164        526,389        536,300        12/31/2004            568,944        518,041
165            N/A            N/A            N/A               402,348        378,659
166        172,739        396,215        12/31/2004            372,899        349,004

                                                                                CUT-OFF DATE        MOST           MOST
                 LOAN                                                             PRINCIPAL        RECENT         RECENT
 #    CROSSED   GROUP                       PROPERTY NAME                        BALANCE (1)       REVENUE       EXPENSES
---   -------   -----   ----------------------------------------------------   --------------   ------------   ------------
167               1     Suburban Extended Stay - Atlanta                            3,845,485      1,244,522        735,406
168      D        1     Rio Storage-Harlingen                                       2,252,315        392,851        175,404
169      D        1     Rio Storage - Brownsville                                   1,589,355        335,389        179,382
170               2     Park at Presa                                               3,840,599        893,332        500,078
171               2     Crown Court Apartments                                      3,800,000        832,630        427,726
172               1     Hampton Inn Brevard                                         3,795,647      1,473,167        873,567
173               1     Crowley Plaza                                               3,781,000        428,147         70,533
174               1     Napa Industrial                                             3,780,000            N/A            N/A
175               2     Sylmar Mobile Home Park                                     3,770,238        484,189        147,755
176               1     ELS - Scenic MHP                                            3,760,000        512,278        172,650
177               1     Barrett Lake MHP                                            3,700,000        390,041         95,903
178               1     VE Comfort Inn Chandler                                     3,692,214      1,263,591        744,550
179               2     Turnberry Apartments                                        3,598,317        858,351        538,232
180               2     Fairfield Views Inc. a/k/a Fairfield Views, Inc.            3,597,483            N/A            N/A
181               1     Linkletter Self-Storage Facility                            3,597,351        564,335        197,935
182               1     18th and Everett                                            3,597,285            N/A            N/A
183               1     Lakes Office Building                                       3,588,951        375,334        166,499
184               1     Magnolia Self Storage                                       3,497,287        567,236        349,045
185               1     1776 Woodstead Court                                        3,494,588            N/A            N/A
186               1     The Burley Inn Hotel & Convention Center                    3,486,855      3,406,126      2,699,369
187               1     Pak-It Inn Self Storage                                     3,457,890        564,799        181,838
188               2     Ocean Drive Apartments                                      3,450,000        767,984        492,674
189               1     Culvers Strip Center                                        3,441,160        478,539         97,786
190               1     222 East 80 Corp.                                           3,400,000            N/A            N/A
191               2     La Acienda Gardens Apartments                               3,388,467        679,473        267,848
192               1     Shoppes at Gallatin                                         3,347,496        374,471         71,416
193               1     St. Joe Center                                              3,327,200        504,352        132,799
194               1     Candlewood Suites - Yorktown                                3,300,000      1,363,163        804,091
195               1     MacGregor Square                                            3,205,000            N/A            N/A
196               1     Ocean Harbor Club Owners, Inc.                              3,194,315            N/A            N/A
197               1     Chase Street Self Storage                                   3,145,404            N/A            N/A
198               1     Hampton Inn Albany                                          3,130,416      1,617,723      1,252,453
199               1     Robinson Medical Center                                     3,125,000            N/A            N/A
200               2     Cornish Home Brewery Apartments                             3,097,826            N/A            N/A
201               2     Mariner's Village Apartments                                3,067,492        632,227        332,610
202               1     Lyndie Lane Office Center                                   3,050,000        552,145        157,627
203               1     Walgreens - Amelia, OH                                      3,025,000            N/A            N/A
204               2     Windsor Park Apartments                                     3,000,000        606,645        253,847
205               1     Post Road                                                   3,000,000        714,984        240,464
206               1     Thorpe, North and Western Office                            2,989,749        392,208        172,788
207               1     Old Yorktown Village Owner's Corp.                          2,989,242            N/A            N/A
208               1     Spectrum Campus One Retail                                  2,950,000        300,114         18,496
209               1     Jurupa Business Park                                        2,929,635        413,105        112,908
210               2     Ridgecrest MHP                                              2,900,000        477,284        253,404
211               2     Grayton Park Apartments                                     2,890,591        711,147        630,177
212               1     Oakland Center                                              2,890,497        387,657         57,980
213               1     Save Mor Self Storage                                       2,797,923        573,995        176,999
214               1     Carrier Crossing Shopping Center                            2,794,242        453,042        131,126
215               2     2 Bronxville Road Owners, Inc.                              2,791,751            N/A            N/A
216               2     2615 Park Avenue Associates                                 2,782,758            N/A            N/A
217               1     Arundel Mills Chipotle Center                               2,776,112            N/A            N/A
218               1     Ward Parkway Plaza                                          2,750,000        406,088         45,846
219               1     Quality Inn & Suites Des Moines                             2,735,415      1,493,139      1,095,919
220               1     Placid Corners                                              2,724,000        384,140        117,462
221               1     Georgetown Shopping Center                                  2,717,348        391,943         63,444
222               1     Sandy Plains Connection                                     2,646,147        367,805         85,342
223               1     Arundel Mills Mens Wearhouse Center                         2,621,329        343,016         81,250
224               2     770 Owners Corp.                                            2,596,968            N/A            N/A
225               1     Jefferson Shoppes                                           2,596,948            N/A            N/A
226               2     Nordic Villa Apartments                                     2,590,000        523,197        280,987
227      E        1     AutoZone-Jacksonville, FL                                     975,000            N/A            N/A
228      E        1     Autozone-Gaston, SC                                           885,000            N/A            N/A
229      E        1     Autozone-Winnsboro, SC                                        705,000            N/A            N/A
230               1     Sansone Plaza                                               2,548,207        405,077         75,364
231               1     Pak-It Inn (Lilburn)                                        2,523,163        346,355         99,792
232               2     Camelot Apartments Kenosha                                  2,500,000        601,744        356,585
233               2     Smith St. Gardens, Inc.                                     2,496,198            N/A            N/A
234               2     Regency Square Apartments                                   2,488,944        442,029        214,555
235               1     Randy's U Store It                                          2,476,269        371,092        117,805
236               1     Regency Park Owners Corp.                                   2,473,400            N/A            N/A
237               1     West Haven Center                                           2,446,574        385,379         97,534
238               1     Marcin Retail                                               2,416,538        244,910         65,136
239               1     139 East 63rd Street, Inc.                                  2,400,000            N/A            N/A
240               2     380-384 Prospect Place                                      2,396,498        320,260        102,718
241               1     Route 6 Self Storage                                        2,366,282        404,439        163,271
242               1     Bentwater Retail Village, LLC                               2,342,713        205,044         35,338
243               1     Burlington & East 19th Buildings                            2,336,293        259,539         79,293
244               1     Bethel Office Buildings                                     2,298,496        682,058        295,584
245               1     Hennessey Building                                          2,296,606            N/A            N/A
246               1     Thomas Road                                                 2,250,000            N/A            N/A
247               1     Commercial Plaza                                            2,248,349        411,032        184,861
248               2     12 Peachtree Avenue                                         2,201,431        253,500         20,995
249               2     Wyngate Apartments                                          2,200,000        365,987        152,467

          MOST         MOST RECENT      2ND MOST       2ND MOST       2ND MOST       2ND MOST RECENT       3RD MOST
         RECENT         OPERATING        RECENT         RECENT         RECENT      OPERATING STATEMENT      RECENT
 #         NOI       STATEMENT DATE      REVENUE       EXPENSES          NOI               DATE             REVENUE
---   ------------   --------------   ------------   ------------   ------------   -------------------   ------------
167        509,115      6/30/2006        1,236,983        731,162        505,820        12/31/2005          1,248,119
168        217,447      5/31/2006          389,238        162,956        226,282        12/31/2005                N/A
169        156,007      5/31/2006          321,040        160,825        160,215        12/31/2005                N/A
170        393,254      3/31/2006          910,766        498,083        412,683        12/31/2005            870,108
171        404,905      5/31/2006          826,146        438,660        387,486        12/31/2005            757,159
172        599,600      6/30/2006        1,329,470        837,227        492,243        12/31/2005          1,137,484
173        357,614     12/31/2005          445,655         68,913        376,742        12/31/2004                N/A
174            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
175        336,434     11/30/2005          460,603        172,885        287,718        12/31/2004                N/A
176        339,628      6/30/2006          536,249        170,694        365,555        12/31/2005            498,081
177        294,138     12/31/2005              N/A            N/A            N/A            N/A                   N/A
178        519,040      3/31/2006        1,184,197        636,162        548,035        12/31/2005            977,866
179        320,118      2/28/2006          828,093        523,487        304,606        12/31/2005                N/A
180            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
181        366,400      5/31/2006          568,296        199,232        369,064        12/31/2005            557,457
182            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
183        208,835     12/31/2005          222,791        140,794         81,997        12/31/2004            279,486
184        218,192      3/31/2006          532,115        348,721        183,394        12/31/2005            482,868
185            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
186        706,757      3/31/2006        3,364,648      2,669,071        695,577        12/31/2005          3,150,270
187        382,961     12/31/2005          492,818        164,414        328,404        12/31/2004            539,354
188        275,310      6/30/2006          768,085        442,503        325,582        12/31/2004            782,761
189        380,753     12/31/2005          331,689         72,662        259,027        12/31/2004                N/A
190            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
191        411,625      5/31/2006          653,282        280,819        372,463        12/31/2005            639,013
192        303,055      2/28/2006          286,103         55,563        230,540        12/31/2005                N/A
193        371,553     12/31/2005          470,354        131,349        339,005        12/31/2004            432,900
194        559,072      5/31/2006        1,342,414        771,462        570,952        12/31/2005          1,370,581
195            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
196            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
197            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
198        365,270     12/31/2005        1,561,897      1,153,261        408,637        12/31/2004                N/A
199            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
200            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
201        299,617      7/31/2006          609,084        297,771        311,313        12/31/2005            568,057
202        394,518      6/30/2006          534,014        180,250        353,764        12/31/2005            499,245
203            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
204        352,798      4/30/2006          599,746        259,063        340,683        12/31/2005            603,621
205        474,521      5/31/2006          714,066        233,046        481,020        12/31/2005            671,657
206        219,420     12/31/2005          373,710        190,837        182,873        12/31/2004                N/A
207            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
208        281,618     12/31/2005          255,217         16,119        239,098        12/31/2004                N/A
209        300,197     12/31/2005          370,559        109,428        261,131        12/31/2004                N/A
210        223,880      4/30/2006          454,861        210,246        244,615        12/31/2005            440,079
211         80,970     12/31/2005          678,732        539,790        138,942        12/31/2004            749,365
212        329,677     12/31/2005              N/A            N/A            N/A            N/A                   N/A
213        396,996      6/30/2006          567,264        278,740        288,524        12/31/2005            612,731
214        321,916      4/30/2006          430,900        124,806        306,094         4/30/2006            422,726
215            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
216            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
217            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
218        360,242      6/30/2006          382,917         95,590        287,327        12/31/2005            326,488
219        397,220      5/31/2006        1,453,057      1,048,898        404,159        12/31/2005          1,301,070
220        266,678     12/31/2005              N/A            N/A            N/A            N/A                   N/A
221        328,499      3/30/2006          393,304         44,615        348,689        12/31/2005                N/A
222        282,463     12/31/2005          367,805         85,342        282,463        12/31/2004                N/A
223        261,766      6/30/2006          325,800         75,344        250,456        12/31/2005            324,497
224            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
225            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
226        242,210     12/31/2005          498,452        262,805        235,647        12/31/2004            526,599
227            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
228            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
229            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
230        329,713      6/30/2006          397,195         71,980        325,215        12/31/2005            377,133
231        246,563     12/31/2005              N/A            N/A            N/A            N/A                   N/A
232        245,159     12/31/2005          612,581        345,149        267,432        12/31/2004                N/A
233            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
234        227,474      6/23/2006          451,124        222,187        228,937        12/31/2005            433,718
235        253,287      3/31/2006          370,201        122,088        248,113        12/31/2005            351,772
236            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
237        287,845      3/31/2006          374,632         92,630        282,002        12/31/2005                N/A
238        179,774      3/31/2006          228,393         64,507        163,886         3/31/2006                N/A
239            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
240        217,542      3/31/2006          297,169        102,759        194,410         3/31/2006            258,551
241        241,168     12/31/2005          389,375        145,583        243,792        12/31/2004                N/A
242        169,706     12/31/2005          118,262         27,287         90,975        12/31/2004                N/A
243        180,246      4/30/2006          242,833         94,169        148,664        12/31/2005            163,100
244        386,474     12/31/2005          427,610        163,612        263,998        12/31/2004                N/A
245            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
246            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
247        226,171      4/30/2006          397,258        205,188        192,069        12/31/2005            456,094
248        232,505      7/31/2006          176,100         28,199        147,901        12/31/2005                N/A
249        213,520      5/31/2006          355,605        152,924        202,681        12/31/2005            355,705

        3RD MOST       3RD MOST       3RD MOST RECENT
         RECENT         RECENT      OPERATING STATEMENT
 #      EXPENSES          NOI               DATE             U/W NOI        U/W NCF
---   ------------   ------------   -------------------   ------------   ------------
167        740,833        507,286        12/31/2004            460,900        396,829
168            N/A            N/A            N/A               228,629        219,906
169            N/A            N/A            N/A               169,565        161,542
170        495,811        374,297        12/31/2004            445,457        392,957
171        496,710        260,450        12/31/2004            389,565        353,815
172        751,779        385,705        12/31/2004            590,593        531,682
173            N/A            N/A            N/A               365,568        343,786
174            N/A            N/A            N/A               379,166        356,531
175            N/A            N/A            N/A               336,846        331,796
176        190,675        307,406        12/31/2004            326,697        316,097
177            N/A            N/A            N/A               340,941        336,691
178        521,375        456,491        12/31/2004            515,861        465,317
179            N/A            N/A            N/A               360,063        323,199
180            N/A            N/A            N/A               767,590        767,590
181        203,804        353,653        12/31/2004            352,913        339,703
182            N/A            N/A            N/A               344,387        329,062
183        137,873        141,613        12/31/2003            386,448        337,368
184        292,042        190,826        12/31/2004            383,702        365,795
185            N/A            N/A            N/A               356,611        311,945
186      2,579,091        571,179        12/31/2004            669,705        533,459
187        168,822        370,532        12/31/2003            488,546        471,662
188        450,943        331,818        12/31/2003            331,173        306,423
189            N/A            N/A            N/A               334,536        321,445
190            N/A            N/A            N/A             2,006,909      2,006,909
191        256,032        382,981        12/31/2004            360,357        321,857
192            N/A            N/A            N/A               394,182        363,356
193        139,713        293,187        12/31/2003            376,342        352,339
194        767,192        606,039        12/31/2004            570,036        515,510
195            N/A            N/A            N/A               281,037        270,540
196            N/A            N/A            N/A               612,935        612,935
197            N/A            N/A            N/A               348,743        335,663
198            N/A            N/A            N/A               438,358        374,434
199            N/A            N/A            N/A               320,840        287,562
200            N/A            N/A            N/A               301,926        292,676
201        300,404        267,653        12/31/2004            301,260        279,260
202        157,026        342,219        12/31/2004            344,988        299,258
203            N/A            N/A            N/A               326,137        323,958
204        246,991        356,630        12/31/2004            304,624        271,344
205        268,984        402,673        12/31/2004            403,668        356,309
206            N/A            N/A            N/A               315,832        279,048
207            N/A            N/A            N/A             1,166,569      1,166,569
208            N/A            N/A            N/A               267,098        254,165
209            N/A            N/A            N/A               309,709        282,664
210        216,896        223,183        12/31/2004            274,421        266,771
211        662,956         86,409        12/31/2003            299,677        263,169
212            N/A            N/A            N/A               303,781        284,367
213        295,771        316,960        12/31/2004            279,793        255,431
214        119,818        302,908        12/31/2005            318,703        278,919
215            N/A            N/A            N/A               846,452        846,452
216            N/A            N/A            N/A               765,430        765,430
217            N/A            N/A            N/A               266,564        256,769
218        102,106        224,382        12/31/2004            279,837        261,940
219      1,027,408        273,662        12/31/2004            400,465        340,693
220            N/A            N/A            N/A               368,771        347,664
221            N/A            N/A            N/A               327,652        300,974
222            N/A            N/A            N/A               283,259        244,640
223         73,863        250,634        12/31/2004            250,164        241,368
224            N/A            N/A            N/A               711,628        711,628
225            N/A            N/A            N/A               273,882        258,059
226        244,231        282,368        12/31/2003            269,099        246,099
227            N/A            N/A            N/A               111,228        107,916
228            N/A            N/A            N/A                89,389         86,233
229            N/A            N/A            N/A                71,952         69,101
230         60,776        316,357        12/31/2004            263,990        244,874
231            N/A            N/A            N/A               257,027        247,143
232            N/A            N/A            N/A               271,467        243,467
233            N/A            N/A            N/A               535,891        535,891
234        210,876        222,842        12/31/2004            240,870        217,770
235        102,095        249,678        12/31/2004            227,254        218,649
236            N/A            N/A            N/A               749,783        749,783
237            N/A            N/A            N/A               283,293        243,633
238            N/A            N/A            N/A               237,635        222,573
239            N/A            N/A            N/A             2,019,280      2,019,280
240        102,822        155,729         3/31/2006            226,951        220,701
241            N/A            N/A            N/A               223,480        217,431
242            N/A            N/A            N/A               265,743        255,868
243         80,612         82,488        12/31/2004            241,240        213,688
244            N/A            N/A            N/A               345,969        322,801
245            N/A            N/A            N/A               242,839        228,183
246            N/A            N/A            N/A               224,723        215,801
247        202,921        253,173        12/31/2004            246,000        220,211
248            N/A            N/A            N/A               198,131        193,631
249        144,570        211,135        12/31/2004            204,495        193,245

                                                                                CUT-OFF DATE        MOST           MOST
                 LOAN                                                             PRINCIPAL        RECENT         RECENT
 #    CROSSED   GROUP                       PROPERTY NAME                        BALANCE (1)       REVENUE       EXPENSES
---   -------   -----   ----------------------------------------------------   --------------   ------------   ------------
250               1     First Colony Center                                         2,199,000            N/A            N/A
251               1     Walgreens Reno                                              2,198,285            N/A            N/A
252               1     Dora Canal Plaza                                            2,196,699            N/A            N/A
253               1     Zeppe's Plaza                                               2,194,694        352,651         73,076
254               2     Alexander Hamilton Plaza Apts                               2,194,536        695,548        418,474
255               1     Oakridge Shopping Center                                    2,192,969        386,510        120,157
256               1     Edwards Buildings                                           2,181,918        458,527        194,194
257               1     Greenwood Oaks Business Park                                2,178,344        342,056        106,093
258               1     Oaktree Plaza Shopping Center                               2,176,877        263,230         35,270
259               1     Colonial Square Office Park                                 2,175,000        352,349         71,596
260               1     Highwood Retail                                             2,166,913        288,513         63,245
261               1     Lake Shore Plaza                                            2,149,689        282,348         68,886
262               1     2246-2260 Marietta Boulevard                                2,124,177        208,434         37,071
263               1     Rosebud Business Park                                       2,120,000        213,908         61,802
264               1     700 Market Street                                           2,098,416        353,275        114,145
265               1     Airport Kirkwood Shopping Center                            2,094,696        256,696         72,409
266               1     Broad Street Retail                                         2,053,501        233,621         23,513
267               2     Woodhurst Apartments                                        2,050,000        305,375         96,301
268               1     Overland Park Center                                        2,020,000            N/A            N/A
269               1     Shepard Building                                            1,996,831        187,436         72,266
270               2     Woodlands Apartments                                        1,994,887        355,161         95,638
271               1     Clayton's Self Storage                                      1,989,523        363,005        170,741
272               1     Harrison Retail Center                                      1,943,288            N/A            N/A
273               2     Westshore Estates                                           1,938,788        492,044        324,288
274               1     The Shoppes at Provo Town Center                            1,927,693         70,800         12,556
275               1     16872 East 90 Corp.                                         1,850,000            N/A            N/A
276               2     15-45 Elam St                                               1,828,534        332,987        118,821
277               1     Cherryway Medical Center                                    1,760,000            N/A            N/A
278               2     3176 Decatur Avenue Owners, Inc.                            1,748,902            N/A            N/A
279               1     Grooster Corp.                                              1,747,167            N/A            N/A
280               2     602 Avenue T Owners Corp.                                   1,745,320            N/A            N/A
281               1     Desoto Clocktower                                           1,742,956        312,691        133,579
282               1     Rite Aid Lansing                                            1,726,698        234,727         13,906
283               1     East 60 Village                                             1,718,756            N/A            N/A
284               2     Whitehall Apartments                                        1,700,000        396,638        230,654
285               1     Tropic Isle RV Park                                         1,700,000        498,629        391,886
286               2     Monaco Lake East Apartments, LLC                            1,698,696        605,250        357,529
287               1     El Cajon Mini Storage                                       1,697,506        423,741        154,628
288               1     Richfield Commons                                           1,694,539        249,468         84,011
289               1     Illinois Pointe Shoppes                                     1,682,523        242,902         39,078
290               1     Palm Terrace Mobile Home Park                               1,658,789            N/A            N/A
291               1     588 Apartments Corp.                                        1,643,781            N/A            N/A
292               1     Plainfield Retail Center                                    1,635,000        219,968         73,639
293               1     682 Tenant Corporation                                      1,624,420            N/A            N/A
294               2     McAdams Apartments                                          1,617,837        306,926        185,921
295               2     Ocean Kay Realty Corp.                                      1,600,000            N/A            N/A
296               2     Lakeshore Apartments                                        1,600,000        432,001        220,753
297               1     Promenade in the Village at Fox Run                         1,598,806            N/A            N/A
298               2     Parkview Apartments                                         1,598,790        435,860        264,007
299               1     Copperas Cove Shopping Center                               1,597,619            N/A            N/A
300               2     San Jose Apartments                                         1,597,458        253,996         85,364
301               1     Cubby Hole Texas                                            1,596,885        448,766        244,967
302               1     1935 Retail                                                 1,575,000        208,540         33,230
303               1     Bay Storage                                                 1,523,912        252,239        121,205
304               2     Eliana Apartments                                           1,504,000        287,916        175,071
305               1     Timuquana Oaks Center                                       1,498,881        205,980         44,078
306               2     Autumn Trace Apartments                                     1,498,865        399,608        237,225
307               2     Fairfield Tenant Corp.                                      1,496,258            N/A            N/A
308               2     Sherwood Village Cooperative A, Inc.                        1,449,177            N/A            N/A
309               2     Sunset Green Housing Corporation                            1,400,000            N/A            N/A
310               2     Rivercrest Village                                          1,396,842        306,213        143,981
311               1     Ipswich House, Inc.                                         1,396,123            N/A            N/A
312               2     Ellicott Shores Apartments                                  1,394,021        306,178        134,263
313               2     5425 Valles Avenue Owners Corp.                             1,349,052            N/A            N/A
314               1     Centerpoint West Shopping Center                            1,345,685        244,316         86,337
315               1     Aransas Pass Retail                                         1,340,000        183,345         49,023
316               1     340 West Owners Corp.                                       1,324,156            N/A            N/A
317               1     Verizon Wireless Free Standing Building                     1,318,971            N/A            N/A
318               2     Riverbend Estates Mobile Home Park                          1,290,658        238,329         76,439
319               1     Shoppes at Jefferson Place                                  1,278,037            N/A            N/A
320               1     Spruce Tree MHC                                             1,274,126        255,220         68,825
321               2     Amberwood Apartment Homes                                   1,272,000        276,463        130,785
322               1     Riviera Towne Center                                        1,253,305        180,681         42,751
323               1     Sycamore Place Shopping Center                              1,247,058        137,916         33,049
324               1     Alverser Commons                                            1,234,109            N/A            N/A
325               1     Attic Storage                                               1,198,454        256,570        113,779
326               1     222 Bowery Owners Corp.                                     1,198,200            N/A            N/A
327               1     Rite Aid - Shelbyville, KY                                  1,198,114            N/A            N/A
328               2     Kenwood Apartments                                          1,197,127        406,625        344,279
329               2     Fairmount Hills Apartments                                  1,167,991        258,276        116,528
330               1     Advance Auto Parts                                          1,148,437            N/A            N/A
331               2     Rock Garden Apartments                                      1,097,308        180,798         71,045
332               2     Kings Landing Apartments                                      999,244        291,771        165,210

          MOST         MOST RECENT      2ND MOST       2ND MOST       2ND MOST       2ND MOST RECENT       3RD MOST
         RECENT         OPERATING        RECENT         RECENT         RECENT      OPERATING STATEMENT      RECENT
 #         NOI       STATEMENT DATE      REVENUE       EXPENSES          NOI               DATE             REVENUE
---   ------------   --------------   ------------   ------------   ------------   -------------------   ------------
250            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
251            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
252            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
253        279,575     12/31/2005          333,909         72,253        261,656        12/31/2004                N/A
254        277,074      3/31/2006          706,776        421,809        284,967        12/31/2005            713,644
255        266,353     12/31/2005          377,150        110,209        266,941        12/31/2004            352,573
256        264,333      3/31/2006          452,041        193,408        258,633        12/31/2005            367,394
257        235,964      3/31/2006          344,462        113,900        230,561        12/31/2005            355,676
258        227,960     12/31/2005              N/A            N/A            N/A            N/A                   N/A
259        280,754      3/31/2006          348,019         70,658        277,361        12/31/2005            301,574
260        225,268     12/31/2005              N/A            N/A            N/A            N/A                   N/A
261        213,462      4/30/2006              N/A            N/A            N/A            N/A                   N/A
262        171,363     12/31/2005          183,232         35,926        147,306        12/31/2004            184,762
263        152,106      3/31/2006          268,531         99,918        168,613        12/31/2005            273,174
264        239,130      6/30/2006          343,404        116,385        227,019        12/31/2005            344,535
265        184,287      4/30/2006          251,776         70,509        181,267        12/31/2005                N/A
266        210,108     12/31/2005          230,657         21,103        209,554        12/31/2004            230,888
267        209,074      5/31/2006          287,105         83,364        203,741        12/31/2005            265,157
268            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
269        115,167      4/30/2006          181,436         66,898        114,538        12/31/2005            173,950
270        259,523      3/31/2006          354,161         95,632        258,529        12/31/2005                N/A
271        192,264      9/30/2005          324,437        165,746        158,691        12/31/2004            269,737
272            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
273        167,756      5/31/2006          499,345        301,811        197,534        12/31/2004            510,620
274         58,244      5/31/2006              N/A            N/A            N/A            N/A                   N/A
275            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
276        214,166     12/31/2005              N/A            N/A            N/A            N/A                   N/A
277            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
278            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
279            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
280            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
281        179,112     12/31/2005          267,412        114,994        152,418        12/31/2004            277,554
282        220,821     12/31/2005          234,727          7,432        227,295        12/31/2004                N/A
283            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
284        165,984      4/30/2006          393,033        230,881        162,152        12/31/2005            388,386
285        106,743      4/30/2006          474,641        276,223        198,418        12/31/2005            482,703
286        247,721     12/31/2005          610,717        399,933        210,784        12/31/2004                N/A
287        269,113      3/31/2006          422,065        148,678        273,387        12/31/2005            429,606
288        165,457     12/31/2005              N/A            N/A            N/A            N/A                   N/A
289        203,824     12/31/2005              N/A            N/A            N/A            N/A                   N/A
290            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
291            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
292        146,329     12/31/2005          138,016         68,292         69,724        12/31/2004                N/A
293            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
294        121,005      3/31/2006          267,700         93,200        174,500        12/31/2005            304,800
295            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
296        211,248      6/30/2006          446,379        202,903        243,476        12/31/2005            432,803
297            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
298        171,853     12/31/2005          431,199        265,424        165,775        12/31/2004            410,100
299            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
300        168,632      3/31/2006          211,204        116,124         95,080        12/31/2005            238,010
301        203,799      3/31/2006          444,747        249,316        195,431        12/31/2005            448,250
302        175,310      5/31/2006          201,999         35,152        166,846        12/31/2005                N/A
303        131,034     12/31/2005          202,674        107,954         94,720        12/31/2004                N/A
304        112,845      8/31/2005          282,501        193,991         88,510        12/31/2004            295,995
305        161,902      5/31/2006          202,170         44,098        158,072        12/31/2005            199,002
306        162,383     12/31/2005          394,332        274,052        120,280        12/31/2004            380,772
307            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
308            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
309            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
310        162,232     12/31/2005          304,500        122,621        181,879        12/31/2004                N/A
311            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
312        171,915      2/28/2006          296,266        143,980        152,286        12/31/2005            296,897
313            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
314        157,979     12/31/2005          212,296         80,155        132,141        12/31/2004            193,133
315        134,322     12/31/2005          167,853         51,839        116,014        12/31/2004                N/A
316            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
317            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
318        161,890     12/31/2005          179,363         47,653        131,710        12/31/2004                N/A
319            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
320        186,395     12/31/2005          240,828         82,303        158,525        12/31/2004            248,827
321        145,678     12/31/2005              N/A            N/A            N/A            N/A                   N/A
322        137,390      5/31/2006              N/A            N/A            N/A            N/A                   N/A
323        104,867      4/30/2006          134,795         24,363        110,432        12/31/2005            122,526
324            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
325        142,791      3/30/2006          244,035         99,771        144,264         3/30/2006            231,084
326            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
327            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
328         62,346     12/31/2005          393,682        360,974         32,708        12/31/2004            399,854
329        141,748      2/28/2006          248,871        122,862        126,009        12/31/2005            277,758
330            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
331        109,753     12/31/2005          171,922         94,426         77,496        12/31/2004                N/A
332        126,561      5/31/2006          278,689        150,260        128,429        12/31/2005            280,507

        3RD MOST       3RD MOST       3RD MOST RECENT
         RECENT         RECENT      OPERATING STATEMENT
 #      EXPENSES          NOI               DATE             U/W NOI       U/W NCF
---   ------------   ------------   -------------------   ------------   ------------
250            N/A            N/A            N/A               207,681        198,559
251            N/A            N/A            N/A               279,349        277,176
252            N/A            N/A            N/A               213,990        197,838
253            N/A            N/A            N/A               238,456        221,898
254        389,182        324,462        12/31/2004            259,115        218,615
255        105,221        247,352        12/31/2003            246,209        219,995
256        168,305        199,089        12/31/2004            254,291        222,014
257        155,620        200,055        12/31/2004            266,327        196,971
258            N/A            N/A            N/A               214,098        202,199
259        118,203        183,371        12/31/2004            217,545        203,333
260            N/A            N/A            N/A               212,827        199,036
261            N/A            N/A            N/A               203,235        191,737
262         36,458        148,304        12/31/2003            227,342        208,172
263         64,076        209,098        12/31/2004            215,452        194,370
264        108,880        235,655        12/31/2004            218,661        201,106
265            N/A            N/A            N/A               213,047        195,300
266         26,479        204,409        12/31/2003            195,429        186,590
267         71,385        193,772        12/31/2004            193,398        183,898
268            N/A            N/A            N/A               203,996        195,335
269         70,945        103,004        12/31/2004            208,061        185,041
270            N/A            N/A            N/A               210,462        185,962
271        136,796        132,941        12/31/2003            235,999        228,443
272            N/A            N/A            N/A               183,532        172,738
273        345,461        165,159        12/31/2003            189,427        181,927
274            N/A            N/A            N/A               207,019        195,024
275            N/A            N/A            N/A             1,164,465      1,164,465
276            N/A            N/A            N/A               204,448        190,448
277            N/A            N/A            N/A               168,960        158,376
278            N/A            N/A            N/A               374,435        374,435
279            N/A            N/A            N/A             1,222,950      1,222,950
280            N/A            N/A            N/A               399,888        399,888
281        132,157        145,397        12/31/2003            306,448        274,895
282            N/A            N/A            N/A               210,980        199,261
283            N/A            N/A            N/A               172,544        163,092
284        223,282        165,104        12/31/2004            171,773        153,273
285        291,526        191,177        12/31/2004            229,378        222,078
286            N/A            N/A            N/A               211,852        175,612
287        156,694        272,912        12/31/2004            246,053        239,769
288            N/A            N/A            N/A               163,055        154,220
289            N/A            N/A            N/A               218,828        206,039
290            N/A            N/A            N/A               175,294        172,894
291            N/A            N/A            N/A             1,158,537      1,158,537
292            N/A            N/A            N/A               155,555        147,584
293            N/A            N/A            N/A             1,083,611      1,083,611
294         96,150        208,650        12/31/2004            198,203        181,703
295            N/A            N/A            N/A               403,759        403,759
296        201,413        231,390        12/31/2004            183,054        164,394
297            N/A            N/A            N/A               159,717        145,980
298        227,091        183,009        12/31/2003            180,290        161,890
299            N/A            N/A            N/A               162,759        146,113
300        105,096        132,914        12/31/2004            161,369        147,157
301        218,911        229,338        12/31/2004            212,903        205,009
302            N/A            N/A            N/A               160,667        146,819
303            N/A            N/A            N/A               158,351        151,702
304        231,782         64,213        12/31/2003            161,065        147,565
305         44,098        154,904        12/31/2004            153,508        142,832
306        252,953        127,818        12/31/2003            167,523        144,483
307            N/A            N/A            N/A               385,299        385,299
308            N/A            N/A            N/A               445,101        445,101
309            N/A            N/A            N/A               510,048        510,048
310            N/A            N/A            N/A               161,940        143,040
311            N/A            N/A            N/A               441,219        441,219
312        166,895        130,002        12/31/2004            170,672        158,422
313            N/A            N/A            N/A             1,003,341      1,003,341
314         71,397        121,736        12/31/2003            145,828        131,908
315            N/A            N/A            N/A               137,515        125,390
316            N/A            N/A            N/A               579,934        579,934
317            N/A            N/A            N/A               132,983        128,213
318            N/A            N/A            N/A               142,584        134,534
319            N/A            N/A            N/A               127,887        115,743
320         68,904        179,923        12/31/2003            148,302        144,302
321            N/A            N/A            N/A               154,358        135,108
322            N/A            N/A            N/A               136,821        125,253
323         28,748         93,778        12/31/2004            128,100        115,500
324            N/A            N/A            N/A               127,615        120,855
325        108,894        122,190        12/31/2005            126,742        120,719
326            N/A            N/A            N/A               361,522        361,522
327            N/A            N/A            N/A               238,084        226,702
328        325,477         74,377        12/31/2003            152,381        128,881
329        123,227        154,531        12/31/2004            154,174        142,174
330            N/A            N/A            N/A               116,553        115,853
331            N/A            N/A            N/A               119,304        109,304
332        168,356        112,152        12/31/2004            120,238        104,974

                                                                                CUT-OFF DATE        MOST           MOST
                 LOAN                                                             PRINCIPAL        RECENT         RECENT
 #    CROSSED   GROUP                       PROPERTY NAME                        BALANCE (1)       REVENUE       EXPENSES
---   -------   -----   ----------------------------------------------------   --------------   ------------   ------------
333               2     Summit House, Inc.                                            998,925            N/A            N/A
334               2     2909 Ocean Avenue Owners Corp.                                996,828            N/A            N/A
335               2     Sunset Mobile Home Park                                       995,020        140,175         51,626
336               2     Applewood MHP                                                 949,326        261,164         79,462
337               1     523-533 Tenants Corp.                                         937,520            N/A            N/A
338               2     Dewey Avenue Apartments                                       911,300        204,133         91,408
339               2     Cambridge House Tenants Corporation                           898,528            N/A            N/A
340               1     Levin Center                                                  879,392            N/A            N/A
341               2     Lincoln Park Manor Tenant Corp.                               846,915            N/A            N/A
342               1     Recker Brown Pad                                              821,366            N/A            N/A
343               1     Prince Lofts, Inc.                                            800,000            N/A            N/A
344               2     Villa Denese Mobile Home Park                                 799,474        207,294         80,070
345               2     Randall Heights Apts                                          799,383        344,787        252,649
346               2     Swiss Garden Townhomes                                        749,492        120,030         36,810
347               2     Summer Bend Apartments                                        749,433        169,273         89,265
348               1     Angels Attic Self Storage                                     748,509        178,972         94,748
349               1     Colma Mixed Use                                               747,915        123,360         24,168
350               1     Clovis Shopping Center                                        747,194         94,711         13,162
351               1     230 East 18th Street Corporation                              696,280            N/A            N/A
352               1     26 Pondfield Road West Owners, Inc.                           623,406            N/A            N/A
353               1     111 West 11 Corp.                                             596,569            N/A            N/A
354               1     214 West 16th Street Owners Corp.                             500,000            N/A            N/A
355               1     Standish Cabot Apartments, Inc.                               499,612            N/A            N/A
356               2     37-31 149th St. Owners, Inc.                                  498,602            N/A            N/A
357               1     3300 West Illinois                                            399,068         55,858         13,346
358               1     Tribeca Tower Inc.                                            345,018            N/A            N/A
359               2     Fountain Manor Estates, Incorporated                          249,792            N/A            N/A
360               2     Ivydene Co-Op, Inc.                                           172,960            N/A            N/A
                                                                               --------------   ------------   ------------
TOTAL/WEIGHTED AVERAGE:                                                        $4,273,091,953   $598,311,918   $279,890,516
                                                                               ==============   ============   ============

                MAXIMUM:                                                                        $ 69,372,166   $ 50,691,301
                MINIMUM:                                                                        $     55,858   $      4,680

          MOST         MOST RECENT      2ND MOST       2ND MOST       2ND MOST       2ND MOST RECENT       3RD MOST
         RECENT         OPERATING        RECENT         RECENT         RECENT      OPERATING STATEMENT      RECENT
 #         NOI       STATEMENT DATE      REVENUE       EXPENSES          NOI               DATE             REVENUE
---   ------------   --------------   ------------   ------------   ------------   -------------------   ------------
333            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
334            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
335         88,549     12/31/2005          140,125         56,194         83,931        12/31/2004                N/A
336        181,702      6/30/2006          256,251         93,443        162,808        12/31/2005            252,658
337            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
338        112,725     12/31/2005          195,360         96,898         98,462        12/31/2004                N/A
339            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
340            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
341            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
342            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
343            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
344        127,224      6/30/2006          194,501         74,219        120,282        12/31/2005            174,868
345         92,138     12/31/2005          333,237        241,817         91,420        12/31/2004            311,359
346         83,220      3/31/2006          119,020         36,858         82,162        12/31/2005            117,810
347         80,008      5/31/2006          165,855         75,817         90,038        12/31/2005            158,954
348         84,224     12/31/2005          180,697         85,952         94,745        12/31/2004            177,209
349         99,192     12/31/2005          123,360         21,651        101,709        12/31/2004            123,360
350         81,549     12/31/2005              N/A            N/A            N/A            N/A                   N/A
351            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
352            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
353            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
354            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
355            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
356            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
357         42,512     12/31/2005           55,858         13,346         42,512        12/31/2004                N/A
358            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
359            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
360            N/A         N/A                 N/A            N/A            N/A            N/A                   N/A
      ------------                    ------------   ------------   ------------                         ------------
      $318,419,755                    $514,909,606   $242,122,562   $272,827,043                         $290,172,929
      ============                    ============   ============   ============                         ============

      $ 46,145,680                    $ 68,716,826   $ 49,288,965   $ 46,010,847                         $ 62,265,011
      $     42,512                    $     55,858   $      5,062   $     32,708                         $    107,402


        3RD MOST       3RD MOST       3RD MOST RECENT
         RECENT         RECENT      OPERATING STATEMENT
 #      EXPENSES          NOI               DATE             U/W NOI       U/W NCF
---   ------------   ------------   -------------------   ------------   ------------
333            N/A            N/A            N/A             1,041,800      1,041,800
334            N/A            N/A            N/A               278,545        278,545
335            N/A            N/A            N/A               110,115        107,815
336         92,511        160,147        12/31/2004            107,084        102,484
337            N/A            N/A            N/A             1,049,817      1,049,817
338            N/A            N/A            N/A                95,820         86,570
339            N/A            N/A            N/A               211,743        211,743
340            N/A            N/A            N/A                92,056         87,696
341            N/A            N/A            N/A               134,304        134,304
342            N/A            N/A            N/A                78,767         74,600
343            N/A            N/A            N/A               960,190        960,190
344         90,166         84,702        12/31/2004            118,292        115,492
345        236,645         74,714        12/31/2003            108,886         99,630
346         36,087         81,723        12/31/2004             76,771         72,771
347         82,274         76,680        12/31/2004             80,375         71,735
348         92,970         84,239        12/31/2003             93,890         88,088
349         22,011        101,349        12/31/2003             88,600         83,767
350            N/A            N/A            N/A                92,549         85,477
351            N/A            N/A            N/A               783,508        783,508
352            N/A            N/A            N/A               307,863        307,863
353            N/A            N/A            N/A               228,904        228,904
354            N/A            N/A            N/A               248,107        248,107
355            N/A            N/A            N/A               520,490        520,490
356            N/A            N/A            N/A               222,603        222,603
357            N/A            N/A            N/A                45,071         40,455
358            N/A            N/A            N/A             1,145,870      1,145,870
359            N/A            N/A            N/A               154,970        154,970
360            N/A            N/A            N/A               138,100        138,100
      ------------   ------------                         ------------   ------------
      $120,555,806   $169,619,767                         $466,579,160   $443,941,518
      ============   ============                         ============   ============

      $ 16,502,204   $ 45,762,807                         $ 55,169,921   $ 53,724,246
      $      4,250   $     13,456                         $     45,071   $     40,455

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                              CONTRACTUAL         U/W
                                                                               ENGINEERING     RECURRING        RECURRING
                 LOAN                                                           RESERVE AT    REPLACEMENT      REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                              ORIGINATION   RESERVE/FF&E     RESERVE/FF&E
---   -------   -----   ----------------------------------------------------   -----------   ------------     ------------
  1               1     11 Madison Avenue                                       $  150,713   $    223,614      $  223,614
  2               1     280 Park Avenue                                         $   66,750   $    241,361      $  241,361
  3               2     Babcock & Brown FX 3                                    $  155,963   $          0      $  372,000
  4               1     The Ritz-Carlton South Beach                            $        0              2%(1)  $2,128,865
  5               1     Carlton Hotel on Madison                                $        0              0%(2)  $  871,461
  6               1     The Dream Hotel                                         $  101,375              3%(3)  $  681,265
  7      A        1     Springdale Center                                       $        0   $          0      $   56,147
  8      A        1     Chicopee Marketplace Shopping Center                    $        0   $          0      $   17,433
  9      A        1     Wilkes-Barre Towne Marketplace                          $        0   $          0      $   15,116
 10      A        1     Cobblestone Village                                     $        0   $          0      $    4,981
 11      A        1     Fashion Square Shopping Center                          $        0   $          0      $    5,564
 12               1     Harwood Center                                          $    9,700   $      9,147      $  109,757
 13               1     3434 North Washington Boulevard                         $        0   $          0      $   30,806
 14               2     The Edge at Avenue North                                $        0   $    159,800      $  159,800(5)
 15               1     828-850 Madison Avenue                                  $        0   $          0      $    3,463
 16               1     Maxtor Campus                                           $        0   $          0      $   76,515
 17               2     Delaware Multifamily Portfolio                          $    6,656   $    164,600      $  164,600
 18      B        2     The Cottages of Fall Creek                              $  222,800   $    192,500      $  192,500
 19      B        2     The Orchard Apartments                                  $        0   $     94,500      $   94,500
 20      B        2     Briarwood Apartments                                    $   30,312   $     49,000      $   49,000
 21               1     Baldwin Commons                                         $        0   $          0      $   51,771
 22               2     Iowa State Student Housing                              $    3,625   $    119,700      $  119,100
 23               1     105 West Adams Street                                   $1,691,087   $    114,108      $  114,103
 24               1     East Gateway Center                                     $        0   $     34,635      $   34,635
 25               2     Babcock & Brown FX 5                                    $    8,828   $          0      $   66,400
 26      C        1     Three City Center                                       $        0   $          0      $   45,200
 27      C        1     Lazy Boy Distribution Center                            $        0   $          0      $   63,900
 28      C        1     Jacobson Warehouse                                      $        0   $          0      $   36,005
 29               1     Center at Hobbs Brook                                   $        0   $          0      $   35,154
 30               1     Baylor Medical Towers                                   $        0   $     30,981      $   30,981
 31               1     Novant - Midtown Medical Plaza                          $        0   $     21,917      $   32,876
 32               1     SLO Promenade                                           $        0   $          0      $   25,992
 33               1     E.ON US Center                                          $        0   $     57,592      $   57,598
 34               1     The Acropolis Portfolio                                 $        0   $     30,745      $   30,745
 35               1     Village Shoppes at Gainesville                          $        0   $          0      $   34,463
 36               1     Parc at Piedmont                                        $    2,250   $     32,400      $   32,200
 37               1     Sunland Towne Centre                                    $        0   $     45,372      $   45,372
 38               1     500 Sansome Office                                      $        0   $     14,400      $   21,865
 39               1     City Club Hotel                                         $   27,800              0%     $  221,593
 40               1     Northland Inn                                           $   75,000              4%     $  571,089
 41               1     Four Gateway                                            $        0   $     27,648      $   27,648
 42               1     Novant - Presbyterian Medical Tower                     $        0   $     13,986      $   21,051
 43               1     The Plaza Evergreen Park                                $   12,500   $     80,162      $  121,345
 44               1     LakeShore Medical                                       $        0   $     21,600      $   21,600
 45               1     Northville Retail Center                                $        0   $          0      $   27,119
 46               1     Ludlam Point Apartments                                 $        0   $          0      $   51,250
 47               1     Pacific Property                                        $        0   $      3,936      $    2,886
 48               2     790 Riverside Drive Owners                              $        0   $          0      $   97,802
 49               1     Germantown Plaza                                        $        0   $     18,048      $   22,201
 50               1     Spectra - POOL 4                                        $        0   $     22,662      $   22,662
 51               1     Brookshire Brothers Distribution Facility               $        0   $     91,262      $        0
 52               1     833 Jackson & 322 Green                                 $    1,250   $     15,180      $   37,929
 53               1     Stock Building Supply Portfolio                         $   10,625   $     40,302      $   40,302
 54               1     Amity Plaza                                             $  126,928   $          0      $   26,935
 55               1     Brainard Place Medical Campus                           $   36,950   $     22,980      $   28,803
 56               2     Sandpiper Apartments                                    $        0   $          0      $  132,500
 57               1     Regional Professional Building                          $        0   $          0      $   12,078
 58               1     Novant - Huntersville/Physicians Plaza                  $        0   $      4,150      $   15,229
 59               1     Pavilions Shopping Center                               $  165,550   $     19,200      $   19,143
 60               1     Magnolia Shoppes                                        $   25,000   $     17,124      $   17,124
 61               1     Princess Medical Center                                 $        0   $          0      $   10,417
 62               1     Parkshore Centre                                        $        0   $          0      $   17,456
 63               1     StorQuest Self Storage                                  $        0   $          0      $   12,492
 64               2     Sahara Glen Apartments                                  $        0   $     67,000      $   67,000
 65               2     Villages at Del Rio Apartments                          $    6,250   $     57,600      $   57,600
 66               1     Lakeside Terrace Shopping Center                        $        0   $      7,728      $    7,727
 67               1     Novant - Metroview Professional Building                $        0   $      8,709      $   13,064
 68               1     Novant - Matthews Medical Office Building               $        0   $      9,805      $   14,659
 69               1     Stadium Plaza North                                     $        0   $     14,443      $   14,443
 70               1     Antelope Valley Plaza                                   $        0   $     18,939      $   18,944
 71               1     New City Plaza                                          $   40,000   $          0      $   18,018
 72               1     Fashion Mall Commons                                    $        0   $      8,742      $    8,742
 73               1     CMC Hotel Portfolio I                                   $  117,200              4%     $  199,999
 74               1     The Art Institute                                       $        0   $     10,704      $   10,697
 75               1     Cullman Shopping Center                                 $        0   $     57,590      $   43,193
 76               1     Clerbrook RV Resort                                     $   57,125   $          0      $   62,500
 77               1     Downer Avenue                                           $        0   $     16,455      $   16,455
 78               2     Rand Grove Village Apartments                           $   19,063   $     53,000      $   53,000
 79               1     Mill Valley Office Complex                              $        0   $     21,000      $   21,000

        LC & TI     CONTRACTUAL                  TAX &
       RESERVE AT    RECURRING        U/W      INSURANCE
 #    ORIGINATION     LC & TI       LC & TI     ESCROWS
---   -----------   -----------   ----------   ---------
  1   $ 4,500,000     $      0    $        0      Both
  2   $30,100,502     $100,567    $1,204,313      Both
  3   $         0     $      0    $        0      Both
  4   $         0     $      0    $        0       Tax
  5   $         0     $      0    $        0      Both
  6   $         0     $      0    $        0      Both
  7   $         0     $      0    $  134,882      None
  8   $         0     $      0    $   73,538      None
  9   $         0     $      0    $   77,704      None
 10   $         0     $      0    $   39,794      None
 11   $         0     $      0    $   35,583      None
 12   $         0     $ 32,360    $  337,641      Both
 13   $         0     $      0(4) $        0       Tax
 14   $         0     $      0    $        0   Insurance
 15   $         0     $      0    $    6,889      Both
 16   $    56,261     $ 28,131(6) $  232,564      Both
 17   $         0     $      0    $        0      Both
 18   $         0     $      0    $        0      Both
 19   $         0     $      0    $        0      Both
 20   $         0     $      0    $        0      Both
 21   $         0     $      0    $  179,303       Tax
 22   $         0     $      0    $        0      Both
 23   $         0     $      0    $  400,913      Both
 24   $         0     $ 19,242    $  217,449      Both
 25   $         0     $      0    $        0      Both
 26   $         0     $ 18,920    $  177,212      None
 27   $         0     $ 14,106    $  169,173      None
 28   $         0     $  3,863    $   47,190      None
 29   $         0     $      0    $   42,964      None
 30   $         0     $ 12,909    $  154,314      Both
 31   $         0     $  6,000    $  165,203      Both
 32   $         0     $  5,779    $   77,176      Both
 33   $ 1,637,990     $      0    $  235,709      Both
 34   $ 1,250,000     $      0    $  186,444       Tax
 35   $         0     $      0    $  190,225      None
 36   $         0     $      0    $        0      Both
 37   $     7,286     $  7,286    $   90,260      None
 38   $         0     $ 12,500    $  180,515      Both
 39   $         0     $      0    $        0      Both
 40   $         0     $      0    $        0      Both
 41   $ 1,970,000     $      0    $   40,256      Both
 42   $         0     $  4,165    $  119,290      Both
 43   $   250,000     $      0(7) $  310,539      Both
 44   $         0     $ 10,000    $  120,642      Both
 45   $         0     $      0    $  104,864      None
 46   $         0     $      0    $        0      Both
 47   $     8,000     $  8,000    $   95,559      Both
 48   $         0     $      0    $        0       Tax
 49   $         0     $  5,013    $   59,658      Both
 50   $         0     $  5,638    $   67,630      Both
 51   $         0     $      0    $  130,380      None
 52   $         0     $ 12,500    $  120,859      Both
 53   $         0     $      0    $   69,152      None
 54   $         0     $      0    $  141,469      Both
 55   $     8,333     $  8,333    $  191,182      Both
 56   $         0     $      0    $        0      Both
 57   $ 1,489,396     $      0    $   33,790      Both
 58   $         0     $  3,000    $   72,923      Both
 59   $   500,000     $  8,334    $   79,221      Both
 60   $         0     $  2,500    $   36,929      None
 61   $         0     $      0    $   68,557       Tax
 62   $         0     $  3,000    $   62,658      Both
 63   $         0     $      0    $        0      Both
 64   $         0     $      0    $        0      Both
 65   $         0     $      0    $        0      Both
 66   $         0     $      0    $   51,534      Both
 67   $         0     $  1,945    $   28,585      Both
 68   $         0     $  2,100    $   78,182      Both
 69   $         0     $  4,814    $   63,750      Both
 70   $         0     $  3,333    $   45,713      Both
 71   $         0     $      0    $   96,749      None
 72   $         0     $      0    $   30,666      Both
 73   $         0     $      0    $        0      Both
 74   $         0     $      0    $   63,938      None
 75   $         0     $  6,663    $   69,535   Insurance
 76   $         0     $      0    $        0      None
 77   $         0     $  3,905    $   46,858      Both
 78   $         0     $      0    $        0      Both
 79   $         0     $  8,750    $  105,000      Both

                                                                                              CONTRACTUAL         U/W
                                                                               ENGINEERING     RECURRING        RECURRING
                 LOAN                                                           RESERVE AT    REPLACEMENT      REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                              ORIGINATION   RESERVE/FF&E     RESERVE/FF&E
---   -------   -----   ----------------------------------------------------   -----------   ------------     ------------
 80               1     Beck Business Center                                    $        0   $          0      $   32,329
 81               1     Southborough Place                                      $        0   $          0      $   14,445
 82               1     Hampton Inn & Suites - Outer Banks                      $        0              4%     $  154,978
 83               1     Ringling Square                                         $        0   $      6,924      $    6,916
 84               1     Holiday Inn & Suites Cary                               $        0              4%     $  117,664
 85               1     President Street Garage                                 $        0   $          0      $    4,355
 86               1     Holiday Inn Express & Suites Fort Lauderdale Airport    $        0              4%     $  144,721
 87               2     Netherland Gardens Corp.                                $        0   $          0      $   99,000
 88               1     Intermountain Residence Inn Boise                       $        0              3%     $   77,665
 89               1     Spring Center Shopping Center                           $        0   $          0      $    8,973
 90               1     Banta Trails Office Park                                $        0   $     16,103      $   16,103
 91               1     City Center Professional                                $        0   $      7,308      $    7,305
 92               1     Airways Plaza                                           $   16,250   $     22,140      $   22,140
 93               1     Sully Tech Center                                       $        0   $          0      $   24,020
 94               2     Woods Apartments                                        $        0   $     43,680      $   43,680
 95               1     30 E. 9th St. Owners Corp.                              $        0   $          0      $   68,000
 96               1     Principal Life Building                                 $        0   $     10,092      $   10,088
 97               1     Stanley Square                                          $        0   $     11,160      $   10,812
 98               1     Newport Crossings                                       $        0   $          0      $    3,757
 99               2     Branford Hills Apartments                               $   14,600   $     38,880      $   38,880
100               1     Stor-More Auburn                                        $        0   $     19,200      $   15,515
101               1     Metro Park Executive Center                             $        0   $          0      $    8,436
102               1     Mission Business Center                                 $        0   $      6,497      $    6,497
103               1     Village at Novato                                       $        0   $      1,403      $    2,004
104               2     296 Austin Road                                         $    9,594   $     31,200      $   31,200
105               1     StorHouse Self-Storage                                  $        0   $     14,400      $   14,563
106               1     Brea Industrial                                         $   21,875   $          0      $   19,287
107               1     30-34 Pearsall Owners Corp.                             $        0   $          0      $   22,200
108               2     Colonial Heights Apartments                             $        0   $     21,250      $   21,250
109               2     Copper Beech Townhomes IUP                              $   35,539   $     18,000      $   25,200
110               1     8401 New Trails Drive Office Building                   $        0   $     20,590      $   20,590
111               2     Village Plaza Apartments                                $        0   $     14,460      $   22,950
112               1     Ramada Foothills Resort                                 $   12,125              4%     $   95,153
113               1     Alhambra Shops                                          $        0   $      1,784      $    2,676
114               1     Walgreens (Baltimore) Ingleside                         $  108,503   $      1,769      $    2,211
115               1     Latham CVS                                              $        0   $      1,956      $    1,952
116               2     Alexis Park Apartments                                  $   20,391   $     70,000      $   70,000
117               1     Camelot Professional Building                           $        0   $      6,109      $    6,109
118               1     Intermountain Residence Inn Spokane                     $        0              3%     $   87,312
119               1     Mallory Commons                                         $        0   $          0      $    4,444
120               1     Plaza West Shopping Center                              $        0   $          0      $    9,384
121               2     Fox & Hounds Apartments                                 $  140,000   $     25,224      $   25,480
122               1     Deer Creek Woods Buildings 5S & 6S                      $        0   $          0      $    2,909
123               1     StoragePro                                              $        0   $     10,176      $   10,169
124               1     Hampton Inn - Stow                                      $        0              4%     $   71,208
125               2     Heinzsite Apartments                                    $        0   $     46,200      $   46,200
126               1     Best Western - Tampa                                    $        0              4%     $   76,818
127               1     White Sands Mall                                        $  213,125   $     47,399      $   47,399
128               1     Scripps Health Office                                   $        0   $          0      $    8,000
129               1     ProMed Ontario Office                                   $        0   $      7,349      $    7,349
130               1     Ashton Place                                            $        0   $     23,100      $   23,100
131               1     Holiday Inn Express Frisco                              $        0              4%     $   68,583
132               1     Valley Del Rio Shopping Center                          $    3,870   $          0      $   12,824
133               1     230 Garth Road Owners, Inc.                             $        0   $          0      $  122,501
134               1     Starbucks Center                                        $        0   $      2,403      $    2,403
135               1     Broadway 111 Owners Corp.                               $        0   $          0      $   90,840
136               1     UG Buena Park Center                                    $        0   $      1,694      $    1,694
137               2     VE - Cedar Grove Apartments                             $    3,750   $     42,000      $   42,000
138               1     Ateret Avot                                             $        0   $     12,900      $   12,900
139               1     Rancho Pines Shopping Center                            $        0   $      3,315      $    3,315
140               1     150 East 93 Corp.                                       $        0   $          0      $   26,000
141               1     Mission Industrial Park                                 $    4,375   $          0      $   15,089
142               2     Elmhurst Towers Apartments, Inc.                        $        0   $          0      $   30,300
143               1     Foodtown Plaza                                          $        0   $      5,448      $    5,445
144               1     Baymont Inn & Suites - Hot Springs                      $        0              4%     $   62,928
145               1     Deer Park MHC                                           $    3,750   $     12,500      $   12,500
146               1     83 East Avenue Office                                   $        0   $      7,761      $    7,761
147               1     Torrance Medical Office                                 $        0   $      4,302      $    4,302
148               1     Nu-Kote Distribution                                    $   13,250   $          0      $   15,256
149               2     Admiral Manor                                           $   80,875   $     45,189      $   45,162
150               1     A&F Service Center                                      $   45,800   $      8,604      $    8,603
151               2     Park Village Apartments                                 $   47,063   $     11,200      $   14,000
152               1     Shoppes at Brantley Hall                                $        0   $      8,192      $    8,192
153               1     Suburban Extended Stay - Orange Park                    $        0              4%     $   87,076
154               1     Suburban Extended Stay - Orlando                        $        0              4%     $   58,630
155               1     McKnight Retail                                         $    6,250   $      7,855      $    7,855
156               1     Shoppes on Saxon                                        $        0   $      1,284      $    1,280
157               1     Yampa River Office Park and Resort Center               $        0   $          0      $    4,710
158               1     101 East Washington                                     $        0   $          0      $    8,263

        LC & TI     CONTRACTUAL                  TAX &
       RESERVE AT    RECURRING        U/W      INSURANCE
 #    ORIGINATION     LC & TI       LC & TI     ESCROWS
---   -----------   -----------   ----------   ---------
 80   $         0     $      0    $  106,774      Both
 81   $         0     $      0    $   71,053      Both
 82   $         0     $      0    $        0      Both
 83   $         0     $  1,500    $   40,716      Both
 84   $         0     $      0    $        0      Both
 85   $         0     $      0    $   21,776      Both
 86   $         0     $      0    $        0      Both
 87   $         0     $      0    $        0       Tax
 88   $         0     $      0    $        0      Both
 89   $         0     $      0    $   69,057      None
 90   $   200,000     $  5,029    $   60,352      Both
 91   $         0     $  4,060    $   45,328      Both
 92   $   100,000     $      0    $  101,801      Both
 93   $     4,348     $  4,348    $   81,016      Both
 94   $         0     $      0    $        0      Both
 95   $         0     $      0    $        0       Tax
 96   $         0     $      0    $   36,500      None
 97   $     4,167     $  4,167    $   48,785      Both
 98   $         0     $      0    $   17,535      Both
 99   $         0     $      0    $        0      Both
100   $         0     $      0    $        0      Both
101   $    50,000     $  4,167    $   29,646      Both
102   $         0     $  3,715    $   44,581      Both
103   $    54,425     $      0    $   11,488      Both
104   $         0     $      0    $        0      Both
105   $         0     $      0    $        0      Both
106   $         0     $  5,417    $   81,758      Both
107   $         0     $      0    $        0      None
108   $         0     $      0    $        0      Both
109   $         0     $      0    $        0      Both
110   $     9,600     $  9,600    $   64,049       Tax
111   $         0     $      0    $        0      Both
112   $         0     $      0    $        0      Both
113   $         0     $  1,189    $   14,532      Both
114   $         0     $      0    $        0      None
115   $         0     $      0    $        0      None
116   $         0     $      0    $        0      Both
117   $         0     $  2,000    $   39,199      Both
118   $         0     $      0    $        0      Both
119   $         0     $      0    $   32,048      Both
120   $         0     $  2,778    $   20,876      Both
121   $         0     $      0    $        0      Both
122   $     1,668     $  1,668    $   22,079      Both
123   $         0     $      0    $        0      Both
124   $         0     $      0    $        0      Both
125   $         0     $      0    $        0      Both
126   $         0     $      0    $        0       Tax
127   $         0     $  5,665    $   75,185      Both
128   $   200,000     $      0    $   31,280      None
129   $         0     $  3,062    $   36,511      Both
130   $         0     $      0    $        0      Both
131   $         0     $      0    $        0      Both
132   $         0     $      0    $   38,207      None
133   $         0     $      0    $        0      None
134   $         0     $  2,002    $   24,553      Both
135   $         0     $      0    $        0      None
136   $   147,229     $    149    $    4,584      Both
137   $         0     $      0    $        0      Both
138   $         0     $      0    $        0      Both
139   $    25,000     $  1,625    $   19,500      Both
140   $         0     $      0    $        0      None
141   $         0     $      0    $   31,845      Both
142   $         0     $      0    $        0       Tax
143   $         0     $  2,269    $   27,228      Both
144   $         0     $      0    $        0      Both
145   $         0     $      0    $        0      Both
146   $         0     $  3,070    $   36,843      Both
147   $         0     $  1,790    $   21,483      Both
148   $         0     $      0    $   23,569      None
149   $         0     $      0    $        0      Both
150   $    60,000     $  1,673    $   20,074      Both
151   $         0     $      0    $        0      Both
152   $     2,083     $  2,083    $   32,900      Both
153   $         0     $      0    $        0      Both
154   $         0     $      0    $        0      Both
155   $         0     $  1,858    $   22,300      Both
156   $    80,000     $    267    $    3,200      Both
157   $         0     $      0    $   24,654      Both
158   $         0     $      0    $   31,130      None

                                                                                              CONTRACTUAL         U/W
                                                                               ENGINEERING     RECURRING        RECURRING
                 LOAN                                                           RESERVE AT    REPLACEMENT      REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                              ORIGINATION   RESERVE/FF&E     RESERVE/FF&E
---   -------   -----   ----------------------------------------------------   -----------   ------------     ------------
159               1     Fox Point Shops                                         $        0   $     10,017      $   10,017
160               1     Valley Center of Trussville                             $    3,750   $      4,704      $    4,702
161               1     1980 Gallows Road Office                                $   35,625   $          0      $    6,810
162               1     Sports Authority - Albuqerque                           $        0   $      6,895      $    6,895
163               2     Lark Ellen Villas                                       $        0   $          0      $    5,750
164               1     VE Holiday Inn Express Montgomery                       $    3,750              0%     $   50,903
165               1     Shrub Oak Center                                        $        0   $      2,832      $    2,833
166               1     Thunderbird Plaza                                       $        0   $      3,867      $    3,867
167               1     Suburban Extended Stay - Atlanta                        $        0              4%     $   64,071
168      D        1     Rio Storage-Harlingen                                   $        0   $      8,723      $    8,723
169      D        1     Rio Storage - Brownsville                               $        0   $      8,023      $    8,023
170               2     Park at Presa                                           $   76,250   $     52,500      $   52,500
171               2     Crown Court Apartments                                  $        0   $     35,750      $   35,750
172               1     Hampton Inn Brevard                                     $        0              4%     $   58,911
173               1     Crowley Plaza                                           $    3,750   $          0      $    4,084
174               1     Napa Industrial                                         $  175,000   $      3,600      $    3,600
175               2     Sylmar Mobile Home Park                                 $    1,250   $      5,050      $    5,050
176               1     ELS - Scenic MHP                                        $        0   $          0      $   10,600
177               1     Barrett Lake MHP                                        $        0   $          0      $    4,250
178               1     VE Comfort Inn Chandler                                 $        0              0%     $   50,544
179               2     Turnberry Apartments                                    $   10,750   $     36,864      $   36,864
180               2     Fairfield Views Inc. a/k/a Fairfield Views, Inc.        $        0   $          0      $   27,200
181               1     Linkletter Self-Storage Facility                        $        0   $     13,056      $   13,210
182               1     18th and Everett                                        $        0   $          0      $    3,447
183               1     Lakes Office Building                                   $        0   $      6,650      $    6,650
184               1     Magnolia Self Storage                                   $        0   $     17,907      $   17,907
185               1     1776 Woodstead Court                                    $        0   $      5,880      $    5,871
186               1     The Burley Inn Hotel & Convention Center                $   47,813              4%     $  136,246
187               1     Pak-It Inn Self Storage                                 $    3,500   $     13,871      $   13,883
188               2     Ocean Drive Apartments                                  $    6,250   $     24,750      $   24,750
189               1     Culvers Strip Center                                    $        0   $      2,175      $    2,175
190               1     222 East 80 Corp.                                       $        0   $          0      $   28,321
191               2     La Acienda Gardens Apartments                           $    1,625   $     38,500      $   38,500
192               1     Shoppes at Gallatin                                     $        0   $     22,378      $    8,448
193               1     St. Joe Center                                          $        0   $          0      $    5,535
194               1     Candlewood Suites - Yorktown                            $        0   $          0      $   54,527
195               1     MacGregor Square                                        $        0   $          0      $    1,557
196               1     Ocean Harbor Club Owners, Inc.                          $        0   $          0      $   15,900
197               1     Chase Street Self Storage                               $        0   $     13,080      $   13,080
198               1     Hampton Inn Albany                                      $  358,800   $          0      $   63,924
199               1     Robinson Medical Center                                 $        0   $      3,276      $    3,269
200               2     Cornish Home Brewery Apartments                         $        0   $      9,250      $    9,250
201               2     Mariner's Village Apartments                            $  105,063   $     22,176      $   22,000
202               1     Lyndie Lane Office Center                               $        0   $      7,821      $    7,821
203               1     Walgreens - Amelia, OH                                  $        0   $          0      $    2,180
204               2     Windsor Park Apartments                                 $        0   $     33,288      $   33,280
205               1     Post Road                                               $        0   $      6,060      $    6,110
206               1     Thorpe, North and Western Office                        $        0   $          0      $    5,255
207               1     Old Yorktown Village Owner's Corp.                      $        0   $          0      $   31,740
208               1     Spectrum Campus One Retail                              $        0   $          0      $    1,290
209               1     Jurupa Business Park                                    $   60,781   $          0      $    7,652
210               2     Ridgecrest MHP                                          $    7,188   $          0      $    7,650
211               2     Grayton Park Apartments                                 $        0   $     36,508      $   36,508
212               1     Oakland Center                                          $        0   $          0      $    3,585
213               1     Save Mor Self Storage                                   $        0   $          0      $   24,362
214               1     Carrier Crossing Shopping Center                        $  141,535   $      4,335      $    6,503
215               2     2 Bronxville Road Owners, Inc.                          $        0   $          0      $   26,201
216               2     2615 Park Avenue Associates                             $        0   $          0      $   48,309
217               1     Arundel Mills Chipotle Center                           $        0   $          0      $    1,050
218               1     Ward Parkway Plaza                                      $        0   $          0      $    2,100
219               1     Quality Inn & Suites Des Moines                         $    8,750              4%     $   59,772
220               1     Placid Corners                                          $        0   $      2,738      $    2,738
221               1     Georgetown Shopping Center                              $        0   $          0      $    4,383
222               1     Sandy Plains Connection                                 $  250,375   $          0      $    7,745
223               1     Arundel Mills Mens Wearhouse Center                     $        0   $          0      $    1,500
224               2     770 Owners Corp.                                        $        0   $          0      $   27,929
225               1     Jefferson Shoppes                                       $        0   $      3,186      $    3,183
226               2     Nordic Villa Apartments                                 $   32,837   $     23,000      $   23,000
227      E        1     AutoZone-Jacksonville, FL                               $        0   $      1,026      $    1,026
228      E        1     Autozone-Gaston, SC                                     $        0   $      1,026      $    1,026
229      E        1     Autozone-Winnsboro, SC                                  $        0   $      1,026      $    1,026
230               1     Sansone Plaza                                           $        0   $          0      $    4,817
231               1     Pak-It Inn (Lilburn)                                    $        0   $      9,884      $    9,884
232               2     Camelot Apartments Kenosha                              $   17,150   $     28,000      $   28,000
233               2     Smith St. Gardens, Inc.                                 $        0   $          0      $    9,900
234               2     Regency Square Apartments                               $        0   $     23,100      $   23,100
235               1     Randy's U Store It                                      $        0   $      8,606      $    8,606
236               1     Regency Park Owners Corp.                               $        0   $          0      $   24,728
237               1     West Haven Center                                       $  209,063   $      7,959      $    7,959

        LC & TI     CONTRACTUAL                  TAX &
       RESERVE AT    RECURRING        U/W      INSURANCE
 #    ORIGINATION     LC & TI       LC & TI     ESCROWS
---   -----------   -----------   ----------   ---------
159   $         0     $      0    $   26,726      Both
160   $         0     $  2,600    $   31,360      Both
161   $     3,062     $  3,062    $   37,979      Both
162   $         0     $      0    $   22,884      Both
163   $         0     $      0    $        0      Both
164   $         0     $      0    $        0      Both
165   $         0     $  1,667    $   20,856      Both
166   $         0     $      0    $   20,028       Tax
167   $         0     $      0    $        0      Both
168   $         0     $      0    $        0      Both
169   $         0     $      0    $        0      Both
170   $         0     $      0    $        0      Both
171   $         0     $      0    $        0      Both
172   $         0     $      0    $        0      Both
173   $         0     $  2,083    $   17,698      Both
174   $   100,000     $      0    $   19,035      Both
175   $         0     $      0    $        0      Both
176   $         0     $      0    $        0      None
177   $         0     $      0    $        0      Both
178   $         0     $      0    $        0      Both
179   $         0     $      0    $        0      Both
180   $         0     $      0    $        0      None
181   $         0     $      0    $        0      Both
182   $    35,634     $      0    $   11,878      Both
183   $         0     $  2,956    $   42,430      Both
184   $         0     $      0    $        0      Both
185   $         0     $  3,262    $   38,795      Both
186   $         0     $      0    $        0      None
187   $         0     $      0    $    3,001      Both
188   $         0     $      0    $        0      Both
189   $         0     $    917    $   10,916      Both
190   $         0     $      0    $        0      None
191   $         0     $      0    $        0      Both
192   $         0     $    704    $   22,377      Both
193   $         0     $  3,684    $   18,468      None
194   $         0     $      0    $        0      Both
195   $         0     $    833    $    8,940      Both
196   $         0     $      0    $        0      None
197   $         0     $      0    $        0      Both
198   $         0     $      0    $        0      Both
199   $         0     $  1,816    $   30,009      Both
200   $         0     $      0    $        0      Both
201   $         0     $      0    $        0      Both
202   $    50,000     $  1,042    $   37,909      Both
203   $         0     $      0    $        0      None
204   $         0     $      0    $        0      Both
205   $         0     $      0    $   41,249      Both
206   $         0     $  2,627    $   31,529      Both
207   $         0     $      0    $        0      None
208   $         0     $      0    $   11,643      Both
209   $         0     $      0    $   19,393      Both
210   $         0     $      0    $        0      Both
211   $         0     $      0    $        0      Both
212   $    80,000     $      0    $   15,829      Both
213   $         0     $      0    $        0      Both
214   $    30,000     $  2,500    $   33,281      Both
215   $         0     $      0    $        0      None
216   $         0     $      0    $        0      Both
217   $         0     $    533    $    8,745      Both
218   $         0     $      0    $   15,797      Both
219   $         0     $      0    $        0      Both
220   $    24,000     $      0    $   18,369      Both
221   $         0     $  1,667    $   22,295      Both
222   $         0     $  1,000    $   30,874      Both
223   $         0     $    833    $    7,296      Both
224   $         0     $      0    $        0       Tax
225   $         0     $  1,062    $   12,639      Both
226   $         0     $      0    $        0      Both
227   $         0     $      0    $    2,286      None
228   $         0     $      0    $    2,131      None
229   $         0     $      0    $    1,825      None
230   $    30,000     $  1,900    $   14,299      Both
231   $         0     $      0    $        0      Both
232   $         0     $      0    $        0      Both
233   $         0     $      0    $        0      None
234   $         0     $      0    $        0      Both
235   $         0     $      0    $        0      Both
236   $         0     $      0    $        0       Tax
237   $    40,000     $  2,500    $   31,701      Both

                                                                                              CONTRACTUAL         U/W
                                                                               ENGINEERING     RECURRING        RECURRING
                 LOAN                                                           RESERVE AT    REPLACEMENT      REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                              ORIGINATION   RESERVE/FF&E     RESERVE/FF&E
---   -------   -----   ----------------------------------------------------   -----------   ------------     ------------
238               1     Marcin Retail                                           $    3,625   $      2,994      $    2,994
239               1     139 East 63rd Street, Inc.                              $        0   $          0      $   47,500
240               2     380-384 Prospect Place                                  $   24,844   $      6,250      $    6,250
241               1     Route 6 Self Storage                                    $        0   $      6,049      $    6,049
242               1     Bentwater Retail Village, LLC                           $        0   $      1,911      $    1,911
243               1     Burlington & East 19th Buildings                        $        0   $      5,158      $    4,986
245               1     Hennessey Building                                      $        0   $        936      $    1,404
246               1     Thomas Road                                             $        0   $      1,467      $    1,467
247               1     Commercial Plaza                                        $        0   $      6,261      $    6,261
248               2     12 Peachtree Avenue                                     $      283   $      4,500      $    4,500
249               2     Wyngate Apartments                                      $        0   $     11,250      $   11,250
250               1     First Colony Center                                     $        0   $          0      $    1,190
251               1     Walgreens Reno                                          $        0   $          0      $    2,174
252               1     Dora Canal Plaza                                        $    5,013   $      3,300      $    3,300
253               1     Zeppe's Plaza                                           $        0   $      3,156      $    3,157
254               2     Alexander Hamilton Plaza Apts                           $  100,200   $     40,500      $   40,500
255               1     Oakridge Shopping Center                                $        0   $          0      $    4,369
256               1     Edwards Buildings                                       $        0   $          0      $    4,382
257               1     Greenwood Oaks Business Park                            $        0   $     11,578      $   11,578
258               1     Oaktree Plaza Shopping Center                           $    6,875   $     24,000      $    2,550
259               1     Colonial Square Office Park                             $        0   $      4,183      $    4,183
260               1     Highwood Retail                                         $    7,379   $          0      $    1,799
261               1     Lake Shore Plaza                                        $        0   $          0      $    1,350
262               1     2246-2260 Marietta Boulevard                            $        0   $      7,608      $    7,603
263               1     Rosebud Business Park                                   $        0   $      6,108      $    6,108
264               1     700 Market Street                                       $        0   $          0      $    2,503
265               1     Airport Kirkwood Shopping Center                        $    3,125   $      1,968      $    1,969
266               1     Broad Street Retail                                     $        0   $      1,218      $    1,218
267               2     Woodhurst Apartments                                    $        0   $      9,504      $    9,500
268               1     Overland Park Center                                    $        0   $          0      $    1,125
269               1     Shepard Building                                        $        0   $          0      $    4,209
270               2     Woodlands Apartments                                    $        0   $     24,500      $   24,500
271               1     Clayton's Self Storage                                  $      312   $          0      $    7,556
272               1     Harrison Retail Center                                  $   21,719   $          0      $    1,572
273               2     Westshore Estates                                       $        0   $      7,500      $    7,500
274               1     The Shoppes at Provo Town Center                        $        0   $          0      $    1,243
275               1     16872 East 90 Corp.                                     $        0   $          0      $   10,463
276               2     15-45 Elam St                                           $   15,900   $     14,000      $   14,000
277               1     Cherryway Medical Center                                $    5,625   $      2,160      $    2,160
278               2     3176 Decatur Avenue Owners, Inc.                        $        0   $          0      $   17,700
279               1     Grooster Corp.                                          $        0   $          0      $   21,120
280               2     602 Avenue T Owners Corp.                               $        0   $          0      $   20,000
281               1     Desoto Clocktower                                       $    2,750   $      5,719      $    5,719
282               1     Rite Aid Lansing                                        $    6,250   $      1,677      $    1,677
283               1     East 60 Village                                         $        0   $      1,274      $    1,263
284               2     Whitehall Apartments                                    $        0   $     18,504      $   18,500
285               1     Tropic Isle RV Park                                     $        0   $      7,300      $    7,300
286               2     Monaco Lake East Apartments, LLC                        $   50,100   $     36,240      $   36,240
287               1     El Cajon Mini Storage                                   $        0   $          0      $    6,284
288               1     Richfield Commons                                       $   34,950   $      2,395      $    2,395
289               1     Illinois Pointe Shoppes                                 $        0   $          0      $    1,821
290               1     Palm Terrace Mobile Home Park                           $  375,000   $      2,400      $    2,400
291               1     588 Apartments Corp.                                    $        0   $          0      $   19,460
292               1     Plainfield Retail Center                                $        0   $          0      $    1,196
293               1     682 Tenant Corporation                                  $        0   $          0      $   18,850
294               2     McAdams Apartments                                      $    5,063   $     16,500      $   16,500
295               2     Ocean Kay Realty Corp.                                  $        0   $          0      $   20,100
296               2     Lakeshore Apartments                                    $        0   $     18,660      $   18,660
297               1     Promenade in the Village at Fox Run                     $        0   $      2,060      $    2,060
298               2     Parkview Apartments                                     $   48,840   $     18,400      $   18,400
299               1     Copperas Cove Shopping Center                           $    2,488   $          0      $    2,340
300               2     San Jose Apartments                                     $    6,250   $     14,212      $   14,212
301               1     Cubby Hole Texas                                        $        0   $          0      $    7,894
302               1     1935 Retail                                             $        0   $          0      $    2,166
303               1     Bay Storage                                             $    4,819   $          0      $    6,649
304               2     Eliana Apartments                                       $    9,750   $     13,500      $   13,500
305               1     Timuquana Oaks Center                                   $        0   $      3,558      $    3,559
306               2     Autumn Trace Apartments                                 $   25,750   $     23,040      $   23,040
307               2     Fairfield Tenant Corp.                                  $        0   $          0      $   14,800
308               2     Sherwood Village Cooperative A, Inc.                    $        0   $          0      $   22,000
309               2     Sunset Green Housing Corporation                        $        0   $          0      $   18,037
310               2     Rivercrest Village                                      $   13,500   $     17,250      $   18,900
311               1     Ipswich House, Inc.                                     $        0   $          0      $   12,400
312               2     Ellicott Shores Apartments                              $   44,894   $     12,250      $   12,250
313               2     5425 Valles Avenue Owners Corp.                         $        0   $          0      $   55,000
314               1     Centerpoint West Shopping Center                        $        0   $          0      $    4,072
315               1     Aransas Pass Retail                                     $   26,875   $          0      $    2,021
316               1     340 West Owners Corp.                                   $        0   $          0      $    5,831
317               1     Verizon Wireless Free Standing Building                 $        0   $          0      $      719

        LC & TI     CONTRACTUAL                  TAX &
       RESERVE AT    RECURRING        U/W      INSURANCE
 #    ORIGINATION     LC & TI       LC & TI     ESCROWS
---   -----------   -----------   ----------   ---------
238   $    35,000     $  1,667    $   12,068      Both
239   $         0     $      0    $        0      None
240   $         0     $      0    $        0      Both
241   $         0     $      0    $        0      Both
242   $    50,000     $      0    $    7,964      Both
243   $     2,083     $  2,083    $   22,565      Both
245   $    25,000     $    663    $   13,252      Both
246   $         0     $    595    $    7,456      Both
247   $    50,000     $      0    $   19,528      Both
248   $         0     $      0    $        0      Both
249   $         0     $      0    $        0      Both
250   $         0     $    661    $    7,932      Both
251   $         0     $      0    $        0      None
252   $         0     $  1,100    $   12,852      Both
253   $         0     $  1,250    $   13,401      Both
254   $         0     $      0    $        0      Both
255   $    70,000     $      0    $   21,845      Both
256   $    90,000     $  2,500    $   27,895      Both
257   $         0     $  4,815    $   57,779      Both
258   $         0     $    992    $    9,349      Both
259   $         0     $    836    $   10,028      Both
260   $         0     $      0    $   11,992      Both
261   $         0     $      0    $   10,148      Both
262   $         0     $  1,000    $   11,567      Both
263   $         0     $  1,248    $   14,974      Both
264   $         0     $    833    $   15,052      Both
265   $         0     $  1,313    $   15,778      Both
266   $         0     $    635    $    7,621      Both
267   $         0     $      0    $        0      Both
268   $         0     $    625(8) $    7,536      Both
269   $         0     $      0    $   18,811      Both
270   $         0     $      0    $        0      Both
271   $         0     $      0    $        0      Both
272   $         0     $    769    $    9,222      Both
273   $         0     $      0    $        0      Both
274   $       900     $    900    $   10,752      Both
275   $         0     $      0    $        0       Tax
276   $         0     $      0    $        0      Both
277   $         0     $      0    $    8,424      None
278   $         0     $      0    $        0       Tax
279   $         0     $      0    $        0       Tax
280   $         0     $      0    $        0      None
281   $         0     $  1,500    $   25,834      Both
282   $         0     $    932(9) $   10,042      Both
283   $       847     $    847    $    8,189      Both
284   $         0     $      0    $        0      Both
285   $         0     $      0    $        0      Both
286   $         0     $      0    $        0      Both
287   $         0     $      0    $        0      Both
288   $         0     $    625    $    6,440      Both
289   $         0     $    692    $   10,968      Both
290   $         0     $      0    $        0      Both
291   $         0     $      0    $        0      None
292   $    16,000     $    667    $    6,775      Both
293   $         0     $      0    $        0      None
294   $         0     $      0    $        0      Both
295   $         0     $      0    $        0       Tax
296   $         0     $      0    $        0      Both
297   $         0     $    973    $   11,678      Both
298   $         0     $      0    $        0      Both
299   $         0     $    833    $   14,306      Both
300   $         0     $      0    $        0      Both
301   $         0     $      0    $        0      Both
302   $         0     $      0    $   11,682      Both
303   $         0     $      0    $        0      Both
304   $         0     $      0    $        0      Both
305   $         0     $    593    $    7,118      Both
306   $         0     $      0    $        0      Both
307   $         0     $      0    $        0      None
308   $         0     $      0    $        0      None
309   $         0     $      0    $        0      None
310   $         0     $      0    $        0      Both
311   $         0     $      0    $        0      None
312   $         0     $      0    $        0      Both
313   $         0     $      0    $        0      None
314   $         0     $    417    $    9,848      Both
315   $    15,000     $  2,727    $   10,104      Both
316   $         0     $      0    $        0       Tax
317   $         0     $      0    $    4,051      None

                                                                                              CONTRACTUAL         U/W
                                                                               ENGINEERING     RECURRING        RECURRING
                 LOAN                                                           RESERVE AT    REPLACEMENT      REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                              ORIGINATION   RESERVE/FF&E     RESERVE/FF&E
---   -------   -----   ----------------------------------------------------   -----------   ------------     ------------
318               2     Riverbend Estates Mobile Home Park                      $   19,063   $      8,000      $    8,050
319               1     Shoppes at Jefferson Place                              $        0   $          0      $    1,584
320               1     Spruce Tree MHC                                         $        0   $      4,000      $    4,000
321               2     Amberwood Apartment Homes                               $   16,125   $     19,250      $   19,250
322               1     Riviera Towne Center                                    $        0   $      2,700      $    2,700
323               1     Sycamore Place Shopping Center                          $      313   $          0      $    1,800
324               1     Alverser Commons                                        $      250   $          0      $      780
325               1     Attic Storage                                           $        0   $          0      $    6,023
326               1     222 Bowery Owners Corp.                                 $        0   $          0      $    1,200
327               1     Rite Aid - Shelbyville, KY                              $        0   $      2,185      $    2,185
328               2     Kenwood Apartments                                      $    9,938   $     23,500      $   23,500
329               2     Fairmount Hills Apartments                              $   37,181   $     12,000      $   12,000
330               1     Advance Auto Parts                                      $        0   $        700      $      700
331               2     Rock Garden Apartments                                  $   21,000   $     10,000      $   10,000
332               2     Kings Landing Apartments                                $        0   $     15,264      $   15,264
333               2     Summit House, Inc.                                      $        0   $          0      $   14,900
334               2     2909 Ocean Avenue Owners Corp.                          $        0   $          0      $    9,100
335               2     Sunset Mobile Home Park                                 $  106,562   $          0      $    2,300
336               2     Applewood MHP                                           $   10,625   $      4,600      $    4,600
337               1     523-533 Tenants Corp.                                   $        0   $          0      $    8,300
338               2     Dewey Avenue Apartments                                 $   18,863   $      9,250      $    9,250
339               2     Cambridge House Tenants Corporation                     $        0   $          0      $    4,600
340               1     Levin Center                                            $        0   $          0      $    1,560
341               2     Lincoln Park Manor Tenant Corp.                         $        0   $          0      $   13,455
342               1     Recker Brown Pad                                        $        0   $        330      $      491
343               1     Prince Lofts, Inc.                                      $        0   $          0      $    1,200
344               2     Villa Denese Mobile Home Park                           $   62,625   $      2,800      $    2,800
345               2     Randall Heights Apts                                    $        0   $      9,256      $    9,256
346               2     Swiss Garden Townhomes                                  $        0   $      4,000      $    4,000
347               2     Summer Bend Apartments                                  $   14,750   $      8,640      $        0
348               1     Angels Attic Self Storage                               $    8,925   $          0      $    5,802
349               1     Colma Mixed Use                                         $   30,625   $      1,000      $    1,000
350               1     Clovis Shopping Center                                  $    2,625   $          0      $    1,080
351               1     230 East 18th Street Corporation                        $        0   $          0      $    2,400
352               1     26 Pondfield Road West Owners, Inc.                     $        0   $          0      $    3,900
353               1     111 West 11 Corp.                                       $        0   $          0      $    2,700
354               1     214 West 16th Street Owners Corp.                       $        0   $          0      $    1,800
355               1     Standish Cabot Apartments, Inc.                         $        0   $          0      $    8,900
356               2     37-31 149th St. Owners, Inc.                            $        0   $          0      $    3,722
357               1     3300 West Illinois                                      $    2,250   $          0      $      651
358               1     Tribeca Tower Inc.                                      $  190,000   $          0      $   19,950
359               2     Fountain Manor Estates, Incorporated                    $        0   $          0      $    6,000
360               2     Ivydene Co-Op, Inc.                                     $        0   $          0      $   14,180

        LC & TI     CONTRACTUAL                  TAX &
       RESERVE AT    RECURRING        U/W      INSURANCE
 #    ORIGINATION     LC & TI       LC & TI     ESCROWS
---   -----------   -----------   ----------   ---------
318   $         0     $      0    $        0      Both
319   $         0     $    880    $   10,560      Both
320   $         0     $      0    $        0      Both
321   $         0     $      0    $        0      Both
322   $         0     $    739    $    8,868      Both
323   $         0     $  1,000    $   10,800      Both
324   $         0     $    500    $    5,980      Both
325   $         0     $      0    $        0      Both
326   $         0     $      0    $        0      None
327   $         0     $      0    $    9,197      None
328   $         0     $      0    $        0      Both
329   $         0     $      0    $        0      Both
330   $         0     $      0    $        0       Tax
331   $         0     $      0    $        0      Both
332   $         0     $      0    $        0      Both
333   $         0     $      0    $        0      None
334   $         0     $      0    $        0      Both
335   $         0     $      0    $        0      Both
336   $         0     $      0    $        0      Both
337   $         0     $      0    $        0      None
338   $         0     $      0    $        0      Both
339   $         0     $      0    $        0       Tax
340   $    10,000     $    233    $    2,800      Both
341   $         0     $      0    $        0       Tax
342   $         0     $      0    $    3,676      Both
343   $         0     $      0    $        0      None
344   $         0     $      0    $        0      Both
345   $         0     $      0    $        0      Both
346   $         0     $      0    $        0      Both
347   $         0     $      0    $    8,640      Both
348   $         0     $      0    $        0      Both
349   $         0     $    417    $    3,833      Both
350   $    42,000     $    417    $    5,992      Both
351   $         0     $      0    $        0      None
352   $         0     $      0    $        0      None
353   $         0     $      0    $        0      None
354   $         0     $      0    $        0      None
355   $         0     $      0    $        0      None
356   $         0     $      0    $        0      None
357   $     4,000     $    333    $    3,965      Both
358   $         0     $      0    $        0       Tax
359   $         0     $      0    $        0      Both
360   $         0     $      0    $        0      Both

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  THE BORROWER IS REQUIRED TO MAKE MONTHLY DEPOSITS EQUAL TO THE GREATER OF
     (I) THE AMOUNT REQUIRED TO BE RESERVED PURSUANT TO THE MANAGEMENT AGREEMENT AND (II) 2% OF GROSS INCOME FROM OPERATIONS DURING CALENDAR YEAR 2006, 3% OF GROSS INCOME FROM OPERATIONS DURING CALENDAR YEAR 2007, AND 4% OF GROSS INCOME FROM OPERATIONS THEREAFTER BEGINNING IN CALENDAR YEAR 2008 TO FUND CERTAIN FF&E PAYMENTS; PROVIDED THAT DURING CERTAIN PERIODS IN WHICH THE PROPERTY IS MANAGED BY THE CURRENT PROPERTY MANAGER, AN APPLICABLE MARRIOTT ENTITY OR A QUALIFIED REPLACEMENT, THE BORROWER IS REQUIRED TO DEPOSIT ONLY AN AMOUNT, IF ANY, EQUAL TO THE DIFFERENCE BETWEEN THE AMOUNT RESERVED BY THE CURRENT PROPERTY MANAGER UNDER THE MANAGEMENT AGREEMENT AND THE RELATED RESERVE AMOUNT REQUIRED BY THE LOAN DOCUMENTS.

(2) COMMENCING ON 9/11/2007 TO 8/11/2012 BORROWER SHALL MAKE MONTHLY PAYMENTS OF $33,312.50 INTO THE FF&E RESERVE. COMMENCING ON 9/11/2012 AND CONTINUING THROUGH AND INCLUDING THE PAYMENT DATE IMMEDIATELY PRECEDING THE MATURITY DATE, BORROWER SHALL MAKE MONTHLY PAYMENTS EQUAL TO 4% OF EGI.

(3) PAYMENTS TO THE FF&E RESERVE WILL BE 3% OF EGI UNTIL 6/11/2008 AND 4% THEREAFTER UNTIL DEBT HAS BEEN REPAID.

(4) BEGINNING OCTOBER 1, 2008 TO AND INCLUDING SEPTEMBER 1, 2011, $17,114 MONTHLY; FROM OCTOBER 1, 2011 TO AND INCLUDING SEPTEMBER 1, 2012, $34,228 MONTHLY; FROM OCTOBER 1, 2012 TO AND INCLUDING SEPTEMBER 1, 2014, $51,343 MONTHLY; FROM OCTOBER 1, 2014 TO AND INCLUDING SEPTEMBER 1, 2015, $68,457 MONTHLY; AND FROM OCTOBER 1, 2015 TO AND INCLUDING SEPTEMBER 1, 2016, $85,571 MONTHLY. THE BORROWER SHALL CONTINUE TO MAKE TENANT IMPROVEMENT AND LEASING COMMISSION MONTHLY PAYMENTS UNTIL THE EARLIER OF (I) THE DATE WHICH IS 12 MONTHS PRIOR TO THE EXPIRATION OF THE SRA INTERNATIONAL, INC. ("SRA") LEASE, (II) THE DATE OF ANY TERMINATION OF AN SRA LEASE, OR (III) TWELVE MONTHS PRIOR TO SEPTEMBER 1, 2016. UPON THE OCCURRENCE OF AN SRA TRIGGER EVENT, THE BORROWER SHALL PAY TO LENDER MONTHLY DEPOSITS IN THE AMOUNT OF $100,000 FOR THE TENANT IMPROVEMENT AND LEASING COMMISSION RESERVE UNTIL THE EARLIER OF (X) THE BALANCE OF THE TENANT IMPROVEMENT AND LEASING COMMISSION RESERVE EQUALS OR EXCEEDS $4,169,000 AND NO EVENT OF DEFAULT SHALL THEN EXIST OR IS CONTINUING, (Y) THE SRA LEASE IS RENEWED PURSUANT TO CERTAIN STATED CONDITIONS OR (Z) LENDER SHALL HAVE APPROVED A REPLACEMENT LEASE PURSUANT TO CERTAIN STATED CONDITIONS. NOTWITHSTANDING THE FOREGOING, IF SRA INTERNATIONAL, INC. RENEWS THE SRA LEASE WITH RESPECT TO NOT LESS THAN 146,000 SQUARE FEET, THEN THE REQUIRED BALANCE SHALL BE REDUCED BY AN AMOUNT EQUAL TO $20 MULTIPLIED BY THE NUMBER OF SQUARE FEET.

(5) THE BORROWER IS REQUIRED TO MAKE MONTHLY PAYMENTS INTO A REPLACEMENT RESERVE ACCOUNT TO FUND ONGOING REPAIRS AND REPLACEMENTS PURSUANT TO THE FOLLOWING SCHEDULE: (A) COMMENCING ON AUGUST 1, 2006 AND UP TO AND INCLUDING JULY 1, 2007 AN AMOUNT EQUAL TO $13,317, (B) COMMENCING ON AUGUST 1, 2007 AND UP TO AND INCLUDING JULY 1, 2008 AN AMOUNT EQUAL TO $16,645,
     (C) COMMENCING ON AUGUST 1, 2008 AND UP TO AND INCLUDING JULY 1, 2009 AN AMOUNT EQUAL TO $19,975, AND (D) COMMENCING ON AUGUST 1, 2009 AN AMOUNT EQUAL TO $23,304. DEPOSITS INTO THE REPLACEMENT RESERVE ACCOUNT WILL NOT BE REQUIRED IF THE BALANCE EQUALS OR EXCEEDS $343,000.

(6) COMMENCING ON 8/11/2012 TO 6/11/2015 MONTHLY CONTRIBUTIONS TO THE TI/LC RESERVE BECOME $70,833.33. COMMENCING ON 8/11/2015 TO 6/11/2016 MONTHLY CONTRIBUTIONS BECOME THE GREATER OF I) $269,607.42 AND II) NCF FOR EACH MONTH.

(7) COMMENCING ON TI/LC RESERVE BALANCE FALLING BELOW $150,000, BORROWER SHALL MAKE MONTHLY DEPOSITS OF $10,000 INTO THE TI/LC RESERVE ACCOUNT. OBLIGATION WILL CEASE WHEN BALANCE EXCEEDS $250,000.

(8) MONTHLY TI/LC PAYMENTS SHALL INCREASE TO $5,000 COMMENCING ON THE DATE ONE YEAR PRIOR TO THE EARLIER OF THE EXPIRATION OF THE TERM OF THE MATTRESS FIRM LEASE AND THE NEXTEL LEASE AND CONTINUING UNTIL SUCH TIME AS THE EXISTING TENANTS UNDER BOTH THE MATTRESS FIRM LEASE AND NEXTEL LEASE HAVE EXERCISED THEIR RENEWAL OPTIONS.

(9) PAYMENTS TO THE CONTRACTUAL TI/LC RESERVE SHALL CEASE UPON ACHIEVING A DSCR GREATER THAN OR EQUAL TO 1.44X.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                        CUT-OFF
                                                                    DATE PRINCIPAL    PROPERTY
 #     CROSSED   PROPERTY NAME                                        BALANCE (1)       TYPE       SQ. FT.
----   -------   ------------------------------------------------   --------------   ----------   ---------
 1               11 Madison Avenue                                   $806,000,000    Office       2,236,139
 2               280 Park Avenue                                     $300,000,000    Office       1,206,807
 7        A      Springdale Center                                   $ 36,907,000    Retail         565,951
 8        A      Chicopee Marketplace Shopping Center                $ 17,415,000    Retail         121,220
 9        A      Wilkes-Barre Towne Marketplace                      $ 10,613,000    Retail         309,770
 10       A      Cobblestone Village                                 $  9,994,000    Retail          33,207
 11       A      Fashion Square Shopping Center                      $  7,517,000    Retail          37,093
 12              Harwood Center                                      $ 81,000,000    Office         731,716
 13              3434 North Washington Boulevard                     $ 64,000,000    Office         205,372
 15              828-850 Madison Avenue                              $ 60,000,000    Retail          17,317
 16              Maxtor Campus                                       $ 48,750,000    Office         450,090
 21              Baldwin Commons                                     $ 46,000,000    Retail         345,137
 23              105 West Adams Street                               $ 42,350,000    Office         455,813
 24              East Gateway Center                                 $ 40,000,000    Office         230,902
 26       C      Three City Center                                   $ 18,800,000    Office         226,000
 27       C      Lazy Boy Distribution Center                        $ 14,100,000    Industrial     639,000
 28       C      Jacobson Warehouse                                  $  6,900,000    Industrial     240,000
 29              Center at Hobbs Brook                               $ 37,200,000    Retail         231,016
 30              Baylor Medical Towers                               $ 33,500,000    Office         154,905
 31              Novant - Midtown Medical Plaza                      $ 33,155,250    Office         219,173
 32              SLO Promenade                                       $ 33,000,000    Retail         173,347
 33              E.ON US Center                                      $ 32,000,000    Office         287,990
 34              The Acropolis Portfolio                             $ 26,800,000    Office         204,961
 35              Village Shoppes at Gainesville                      $ 25,148,071    Retail         229,750
 37              Sunland Towne Centre                                $ 25,000,000    Retail         302,481
 38              500 Sansome Office                                  $ 24,400,000    Office         145,769
 41              Four Gateway                                        $ 21,760,000    Office         138,240
 42              Novant - Presbyterian Medical Tower                 $ 21,257,095    Office         140,341
 43              The Plaza Evergreen Park                            $ 20,200,000    Retail         808,965
 44              LakeShore Medical                                   $ 19,360,000    Office         120,382
 45              Northville Retail Center                            $ 19,000,000    Retail         180,791
 47              Pacific Property                                    $ 18,669,738    Retail          30,740
 49              Germantown Plaza                                    $ 18,500,000    Retail         119,316
 50a             Spectra Retail - Petal, MS                          $  3,814,694    Retail          30,180
 50b             Spectra Retail - Pineville, LA                      $  3,760,000    Retail          32,200
 50c             Spectra Retail - Fort Dodge, IA                     $  3,720,000    Retail          33,700
 50d             Spectra Retail - Marshalltown, IA                   $  2,929,390    Retail          22,900
 50e             Spectra Retail - La Junta, CO                       $  2,294,390    Retail          20,500
 50f             Spectra Retail - Newcastle, OK                      $  1,601,022    Retail          11,600
 51              Brookshire Brothers Distribution Facility           $ 18,118,394    Mixed Use      651,901
 52              833 Jackson & 322 Green                             $ 17,748,000    Office         151,716
 53a             Stock Building Supply Portfolio - 19361 Tamarack    $  4,182,831    Industrial      81,920
 53b             Stock Building Supply Portfolio - 2225 American     $  3,954,676    Industrial      65,000
 53c             Stock Building Supply Portfolio - 1745 Moraine      $  3,407,106    Industrial      74,620
 53d             Stock Building Supply Portfolio - 1990 Larsen       $  2,623,776    Industrial      75,180
 53e             Stock Building Supply Portfolio - 4710 Dues         $  1,977,338    Industrial      80,958
 53f             Stock Building Supply Portfolio - 1949 4th          $  1,368,926    Industrial      25,342
 54              Amity Plaza                                         $ 17,300,000    Retail         179,566
 55              Brainard Place Medical Campus                       $ 17,200,000    Office         115,499
 57              Regional Professional Building                      $ 16,400,000    Office         120,775
 58              Novant - Huntersville/Physicians Plaza              $ 16,024,164    Office         101,525
 59              Pavilions Shopping Center                           $ 16,000,000    Retail         127,621
 60              Magnolia Shoppes                                    $ 15,055,231    Retail         114,118
 61              Princess Medical Center                             $ 14,800,000    Office          69,448
 62              Parkshore Centre                                    $ 14,501,000    Office         116,371
 66              Lakeside Terrace Shopping Center                    $ 13,627,599    Retail          56,166
 67              Novant - Metroview Professional Building            $ 13,577,550    Office          87,092
 68              Novant - Matthews Medical Office Building           $ 13,564,177    Office          97,205
 69              Stadium Plaza North                                 $ 13,325,000    Industrial     144,428
 70              Antelope Valley Plaza                               $ 13,200,000    Retail         126,295
 71              New City Plaza                                      $ 13,000,000    Retail         122,061
 72              Fashion Mall Commons                                $ 12,375,000    Retail          58,277
 74              The Art Institute                                   $ 11,600,000    Office          53,484
 75              Cullman Shopping Center                             $ 11,500,000    Retail         288,000
 77              Downer Avenue                                       $ 11,000,000    Mixed Use       63,289
 79              Mill Valley Office Complex                          $ 10,300,000    Office         106,821
 80              Beck Business Center                                $ 10,300,000    Industrial     170,150
 81              Southborough Place                                  $ 10,000,000    Office          72,223
 83              Ringling Square                                     $  9,834,976    Office          38,420
 85              President Street Garage                             $  8,993,023    Mixed Use      152,425
 89              Spring Center Shopping Center                       $  8,000,000    Retail          49,852
 90              Banta Trails Office Park                            $  7,850,000    Office          80,514
 91              City Center Professional                            $  7,800,000    Office          48,703
 92              Airways Plaza                                       $  7,750,000    Office         147,598
 93              Sully Tech Center                                   $  7,600,000    Industrial      88,427
 96              Principal Life Building                             $  7,470,355    Office          67,250
 97              Stanley Square                                      $  7,366,223    Retail          72,083
 98              Newport Crossings                                   $  7,300,000    Retail          25,049
101              Metro Park Executive Center                         $  6,950,000    Office          56,243
102              Mission Business Center                             $  6,675,000    Industrial      64,965
103              Village at Novato                                   $  6,635,000    Retail          20,043
106              Brea Industrial                                     $  6,450,000    Industrial     128,580
110              8401 New Trails Drive Office Building               $  6,240,000    Office          71,000
113              Alhambra Shops                                      $  6,158,000    Retail          17,838
114              Walgreens (Baltimore) Ingleside                     $  6,060,282    Retail          14,820
115              Latham CVS                                          $  5,982,324    Retail          14,865
117              Camelot Professional Building                       $  5,915,988    Office          40,725
119              Mallory Commons                                     $  5,750,000    Retail          29,626
120              Plaza West Shopping Center                          $  5,500,000    Retail          62,558
122              Deer Creek Woods Buildings 5S & 6S                  $  5,360,000    Retail          19,390
127              White Sands Mall                                    $  5,000,000    Retail         266,566
128              Scripps Health Office                               $  5,000,000    Office          39,800
129              ProMed Ontario Office                               $  4,996,239    Office          36,744
132              Valley Del Rio Shopping Center                      $  4,988,028    Retail          37,411
134              Starbucks Center                                    $  4,967,313    Retail          16,017
136              UG Buena Park Center                                $  4,860,000    Retail          11,292
139              Rancho Pines Shopping Center                        $  4,635,000    Retail          19,500
141              Mission Industrial Park                             $  4,493,434    Industrial     100,595
143              Foodtown Plaza                                      $  4,479,212    Retail          36,303
146              83 East Avenue Office                               $  4,400,000    Office          38,807
147              Torrance Medical Office                             $  4,371,562    Office          21,511
148              Nu-Kote Distribution                                $  4,370,000    Industrial     152,562
150              A&F Service Center                                  $  4,139,509    Retail          57,500
152              Shoppes at Brantley Hall                            $  4,075,000    Retail          33,580
155              McKnight Retail                                     $  4,031,756    Retail          44,663
156              Shoppes on Saxon                                    $  4,000,000    Retail          12,800
157              Yampa River Office Park and Resort Center           $  4,000,000    Office          31,399
158              101 East Washington                                 $  4,000,000    Office          41,316
159              Fox Point Shops                                     $  3,992,268    Retail          50,085
160              Valley Center of Trussville                         $  3,989,824    Retail          31,344
161              1980 Gallows Road Office                            $  3,937,451    Office          26,438
162              Sports Authority - Albuqerque                       $  3,920,000    Retail          45,968
165              Shrub Oak Center                                    $  3,894,744    Retail          18,885
166              Thunderbird Plaza                                   $  3,880,202    Office          25,778
173              Crowley Plaza                                       $  3,781,000    Retail          27,228
174              Napa Industrial                                     $  3,780,000    Industrial      39,635
182              18th and Everett                                    $  3,597,285    Retail          23,027
183              Lakes Office Building                               $  3,588,951    Office          44,332

                       MAJOR                     MAJOR             MAJOR                          MAJOR                     MAJOR
                    TENANT # 1                 TENANT # 1     TENANT # 1 LEASE                 TENANT # 2                TENANT # 2
 #                     NAME                      SQ. FT.       EXPIRATION DATE                    NAME                     SQ. FT.
----   -------------------------------------   ----------     ----------------   -------------------------------------   ----------
 1               Credit Suisse(2)               1,925,401(3)      4/30/2017                     AON                        138,072
 2               Deutsche Bank                    337,868         2/28/2011            National Football League            205,145
 7                  McRae's                       168,000         7/31/2014             Burlington Coat Factory            135,774
 8            TJX Companies, Inc.                  36,000         9/30/2015                   Staples                       20,388
 9                 Wal-Mart                       205,000        10/31/2022            A.C. Moore Arts & Crafts             22,500
 10                Crispers                         5,400        12/31/2015              Tokyo Steakhouse                    4,200
 11           Miller's Ale House                    6,500        11/30/2020           Takeya Japanese Steakhouse             6,500
 12              Omnicom Group                    339,297        12/31/2019            Fireman's Fund Insurance             90,360
 13           SRA International, Inc.             192,097         7/31/2016             Mei's Asian Bistro                   4,804
 15                  Gucci                         10,428         2/28/2018                    Chloe                         3,348
 16           Seagate Technology LLC              450,090         3/31/2016                     N/A                            N/A
 21                 Kohl's                         86,584         4/15/2019              Linens 'N' Things                  34,680
 23              Club Quarters                    110,045        12/31/2038             Northwestern University             28,823
 24          Clear Channel Real Estate             75,625         3/31/2017                Malcom Pirnie                    35,303
 26          Frontier Corporation                 226,000        12/31/2014                     N/A                            N/A
 27           La-Z-Boy Furniture                  639,000         4/30/2010                     N/A                            N/A
 28         Jacobson Warehouse Company            240,000        12/31/2014                     N/A                            N/A
 29               Stop & Shop                      57,769        11/30/2019                  Marshalls                      30,457
 30         Baylor College of Medicine            126,794         8/31/2012                    MARS                          2,985
 31        Novant Healthcare Affiliates           111,541        12/31/2011      Arthritis & Osteoporosis Consultants       11,275
 32            Bed Bath & Beyond                   35,786         1/31/2011              Gottschalks, Inc                   30,000
 33     E.ON US (Louisville Gas & Electric)       179,390         7/31/2015              Deloitte & Touche                  10,720
 34          Spectral Systems Inc.                 51,425         7/31/2010           Executive Suites Plus, Inc.           37,550
 35           Publix Supermarket                   44,841         9/30/2024                 Ross Stores                     30,119
 37                  Kmart                        110,875         2/29/2020                Circuit City                     33,000
 38            Plumtree Software                   49,281         4/30/2007                Tobin & Tobin                    15,227
 41           ValueOptions, Inc.                   96,345         9/30/2009            Eclipsys Corporation                 32,910
 42     Presbyterian Healthcare Affiliates         46,028        12/31/2010          Mid Carolina Cardiology, P.A.          32,833
 43           Carson Pirie Scott                  240,632          3/2/2013         National Wholesale Liquidators         160,000
 44            Holland Hospital                    37,937         1/31/2015               Michigan Medical PC               13,564
 45              Borman's Inc.                     58,120         6/30/2017              Bed Bath & Beyond                  42,300
 47        Central Parking Systemn, Inc.           11,500         3/31/2008              Karmin Neman Ebrahim                1,350
 49             SafeWay, Lotte                     40,766         7/28/2015                Seneca Chruch                    16,000
 50a              Dollar Tree                       8,000         1/31/2008                  Shoe Show                       5,000
 50b              Dollar Tree                       8,000         5/31/2007               Shoe Department                    5,000
 50c              Dollar Tree                      12,000         5/31/2009                Rent-A-Center                     4,200
 50d             Rent-A-Center                      4,200        12/31/2009                   Cato's                         3,900
 50e              Dollar Tree                       8,000         4/30/2010                Rent-A-Center                     4,500
 50f           The Enchanted Cottage                3,000         4/30/2010                Cells-U-More                      1,600
 51          Brookshire Brothers, LTD             651,901         4/30/2021                     N/A                            N/A
 52         Chicago Access Corporation             22,432         7/31/2008             Krahl Construction                  17,015
 53a         Stock Building Supply                 81,920         3/31/2019                     N/A                            N/A
 53b         Stock Building Supply                 65,000          1/1/2010                     N/A                            N/A
 53c         Stock Building Supply                 74,620         4/30/2016                     N/A                            N/A
 53d         Stock Building Supply                 75,180         4/30/2016                     N/A                            N/A
 53e         Stock Building Supply                 80,958         4/30/2016                     N/A                            N/A
 53f         Stock Building Supply                 25,342         3/31/2019                     N/A                            N/A
 54               Stop & Shop                      74,988         3/31/2013           Dollar Dreams, fka McCrory            17,302
 55           UH (Zeeba Surgery Cntr)              10,210         9/30/2012                Beachwood OB/GYN                  5,624
 57    The Medical Center of Southeast Texas       22,516         5/31/2018            Michael T. McMahon, M.D.             11,938
 58     Presbyterian Healthcare Affiliates         79,431        12/31/2007            Charlotte Orthopedic                  7,030
 59          B&S Model Home Furniture              15,000        12/31/2007              Native New Yorker                   6,776
 60              Regal Cinemas                     60,613         6/30/2018             Jo-Ann Stores, Inc.                 15,200
 61         North Scottsdale Endoscopy              6,804         9/30/2015          Digestive Health Specialists            5,792
 62                   GSA                          31,896         3/31/2009          University Medical Associates          21,094
 66               Longs Drugs                      15,005          5/7/2065              Washington Mutual                   5,000
 67     Presbyterian Healthcare Affiliates         50,554        11/30/2010       Mecklenburg Neurological Associates       13,774
 68     Presbyterian Healthcare Affiliates         32,153        12/31/2010           Matthews Family Physicians            15,013
 69               Pump It Up                       10,572         1/10/2013              Icon Motorsports                    9,809
 70                  Vons                          32,000        11/30/2009                Sav-On Drugs                     25,500
 71         Inserra Supermarkets, Inc.             57,052         5/31/2015            Rite-Aid Corporation                  6,400
 72               Ulta Salon                       10,033         9/30/2014              Fleming's Steakhouse                7,539
 74          The Art Institute of L.A.             53,484         6/30/2020                     N/A                            N/A
 75                  Belk                          87,442         9/30/2018                 Food World                      54,277
 77            Schwartz Bookshop                    9,542         4/30/2009      Silver Cinemas (d/b/a Downer Theater)       7,800
 79          CBS/Infinity Broadcasting             24,016         6/30/2009          Reisenfeld & Associates, LLC           16,976
 80             The Floor Club                     12,300         2/28/2009              American Project                    7,700
 81            Clark Consulting                    25,818         7/31/2015                Goldman Sachs                    12,095
 83              AmSouth Bank                      20,368         1/31/2026           Fanz Enterprises, Inc.                14,256
 85          Parking Management, Inc.             130,650         6/30/2016             Office Depot, Inc.                  18,525
 89            Blockbuster Video                    6,000         1/31/2008                Dollar Power                      4,100
 90                  Keane                         17,089         8/31/2007              IU Medical Group                    8,620
 91         Minnesota Gastroenterology             22,022         7/31/2012             Institute for Low Back               7,750
 92            Medifax EDI, Inc.                   54,670         1/31/2009           Direct General Corporation            47,461
 93         ManTech Telecommunications             68,387         4/30/2014          The Russell School of Ballet            7,824
 96      Principal Life Insurance Company          67,250         7/31/2012                     N/A                            N/A
 97              Smoke N Fire                      13,167         8/31/2016                 Dollar Tree                     12,000
 98           Hollywood Entertainment               6,000          8/8/2016               Jack in the Box                    4,692
101            Progressive Insurance                8,831         8/31/2007              General Electric                    5,128
102              Comfort Pedic                     15,805         4/31/2011                 Stangwerks                       8,757
103              Trader Joe's                      12,113         3/31/2016       Pharmaca Integrative Pharmacy, Inc.        4,354
106            Sigmatron Corporation              101,580         9/30/2010               Wohler Technologies               27,000
110           Hewitt Associates, LLC               71,000         3/31/2011                     N/A                            N/A
113          E1 Financial Credit Union              4,091         9/30/2010              Moe's Southwest Grill               2,747
114              Walgreen Co.                      14,820         1/31/2031                     N/A                            N/A
115       Mack Drug Co. of New York, Inc.          14,865         4/22/2031                     N/A                            N/A
117      Atlantic Orthopeadic Specialists          10,524         6/25/2014      Virginia Beach Dialysis Center, Inc.       10,433
119                 Details                         2,607          4/1/2010             Blue Coast Burrito                   2,500
120              Harris Teeter                     25,038         5/31/2011               Planet Fitness                    12,450
122            Norwalk Furniture                    4,507         2/28/2011                   Noodles                        2,354
127                 K-Mart                         89,923         1/31/2013                  JC Penney                      37,381
128             Scripps Health                     39,800        10/31/2016                     N/A                            N/A
129      ProMed Health Care Administrators         17,174        12/31/2018             Standard Pacific Homes              12,316
132             Tuesday Morning                     8,365         1/15/2009                   Chili's                        7,000
134                Starbucks                        1,800         9/30/2015                 Sake Sushi                       1,540
136            Wells Fargo Bank                     4,500          6/5/2016                   Wendy's(5)                     3,212
139              U.S. Forestry                      3,000         4/30/2007              Curves for Women                    2,000
141          Skyline International                  6,000         6/30/2009             Inter Custom Door, Inc.              5,720
143           Nicholas Markets, Inc.               28,130        10/31/2020          Anthony & Mario's Restaurant            2,912
146           SSP Associates, LLC                   6,377         4/30/2014               SmartEquip Inc.                    3,550
147               Tasic, DDS                        5,551         8/31/2011                  Gold, MD                        2,516
148          Nu-Kote International                152,562        12/31/2008                     N/A                            N/A
150           SE Oriental Market                   12,230        12/31/2011                 Royal China                     11,750
152           Outback Steakhouse                    6,200        11/30/2009              Peter Glenn Ski Shop                6,000
155             Pool City, Inc.                    16,859         4/30/2008             HoneyBaked Ham Company               4,007
156              Matress Giant                      4,000         7/31/2011              Verizon Wireless                    3,200
157            Resort Group, LLC                   18,917         6/30/2026                  Sotheby's                       4,222
158            NAI Earle Furman                     9,758        12/31/2009                 RegionsBank                      8,140
159         Wheel & Sprocket, Inc.                 12,598         6/30/2014        General Capital Management, Inc.          9,687
160               Cycle Gear                        5,180         5/30/2011             Zapata's Restaurant                  3,496
161              Gibbs School                      26,107         12/1/2009                     N/A                            N/A
162            TSA Stores, Inc.                    45,968         1/31/2016                     N/A                            N/A
165               Mommy N' Me                       5,575          8/1/2008                  JV Bagel                        2,200
166           Arizona Medical Clinic               23,857         8/31/2012             Ernest Delmoe, DDS                   1,921
173               Dollar Tree                       4,800         1/31/2011             Hibbett Sporting Goods               4,000
174       Collotype Labels International           15,900         1/31/2008              C&E Capsules, LLC                   9,889
182          Ferguson Enterprises                  17,777         4/30/2011            Miller Paint Co, Inc.                 5,250
183              Nordic Tech.                      14,933        12/31/2009              Blasland, Bouck & Lee              14,337

            MAJOR                           MAJOR                         MAJOR          MAJOR
       TENANT # 2 LEASE                   TENANT # 3                   TENANT # 3   TENANT # 3 LEASE
 #      EXPIRATION DATE                      NAME                        SQ. FT.    EXPIRATION DATE
----   ----------------   ------------------------------------------   ----------   ----------------
 1         4/19/2013                    Omnicom                          95,557         9/27/2008
 2         2/29/2012                 Credit Suisse                       91,948         1/30/2014
 7        10/31/2009                    Best Buy                         46,930         1/31/2017
 8         7/31/2015             Chicopee Discounts, LLC                 12,000         2/28/2017
 9          2/1/2014                 Cracker Barrel                      10,000         9/24/2018
 10        2/29/2016                 Dollar Palace                        2,800         3/31/2011
 11        2/20/2021            Carrabba's Italian Grill                  6,242        12/31/2006
 12        9/30/2007             Department of Education                 61,479         3/31/2015
 13        6/30/2016                 Cardinal Bank                        2,690         9/30/2016
 15        9/30/2018                Nicholas Petrou                       1,539         7/31/2016
 16              N/A                      N/A                               N/A               N/A
 21        1/31/2015                    CompUSA                          28,823         3/31/2014
 23       11/30/2015                 CRC Insurance                       26,910         6/30/2015
 24        5/31/2012                  Cemex, Inc.                        21,727         9/30/2013
 26              N/A                      N/A                               N/A               N/A
 27              N/A                      N/A                               N/A               N/A
 28              N/A                      N/A                               N/A               N/A
 29        8/31/2011               Linens 'N' Things                     29,000         1/31/2017
 30       10/17/2007                    Chipotle                          2,835        12/14/2010
 31       12/31/2015               The Goslen Center                     10,473        10/31/2008
 32        8/16/2020                    Staples                          24,063        12/31/2015
 33       11/30/2007                    BKD LLP                           9,500         4/30/2010
 34        2/28/2013                   ICAD, Inc.                        23,301        12/31/2010
 35        1/31/2015                   Marshall's                        30,000         8/31/2014
 37        1/31/2015              HMY Roomstore, Inc.                    31,541        12/31/2009
 38       12/31/2011               Ascent Media Group                    10,980        10/31/2012
 41        2/29/2008             3rd Wave Solutions, Inc.                 5,086         3/31/2008
 42       12/31/2010                 Midtown OB/GYN                       8,088         7/31/2011
 43        1/31/2016                  Circuit City                       36,260         1/31/2014
 44        1/31/2010               Siegers and Tyler                     12,832        12/14/2009
 45        1/31/2008            Barnes & Noble Superstore                28,200         4/30/2012
 47        1/31/2009                Morris Mellamed                       1,350         3/31/2009
 49        8/31/2007                  Pelican Pete                        5,552        12/31/2006
 50a       3/31/2008                     Cato's                           3,900         1/31/2008
 50b       6/30/2007                    Hallmark                          5,000         2/28/2008
 50c       8/31/2009                     Cato's                           3,900         1/31/2009
 50d       1/31/2009                 Payless Shoes                        2,800        11/30/2009
 50e       4/30/2010             GameStop and Movies Too                  2,400         5/31/2010
 50f       2/28/2010                  Ribs 'N More                        1,600         7/31/2010
 51              N/A                      N/A                               N/A               N/A
 52        5/31/2013              Knepper & Kibby P.C.                   12,828         2/28/2011
 53a             N/A                      N/A                               N/A               N/A
 53b             N/A                      N/A                               N/A               N/A
 53c             N/A                      N/A                               N/A               N/A
 53d             N/A                      N/A                               N/A               N/A
 53e             N/A                      N/A                               N/A               N/A
 53f             N/A                      N/A                               N/A               N/A
 54        1/31/2008                    Above US                         10,584         1/31/2010
 55        1/31/2014               Periodontal Assoc                      5,138         7/31/2014
 57        5/31/2016                    Dr. Rao                          10,701         5/31/2010
 58       12/31/2014               Piedmont Oncology                      4,588        12/31/2010
 59        10/8/2011                  Blockbuster                         6,587         6/30/2010
 60        1/31/2009        The Creative Child Learning Center            7,620         9/30/2006
 61        5/31/2015             Morrison Vein Institute                  5,120         4/30/2014
 62        8/31/2013               Computer Sciences                      6,937        10/31/2008
 66        9/30/2015                   McDonalds                          4,656        12/31/2025
 67        9/30/2008          Metrolina Urology Clinic, P.A.              3,486         3/31/2007
 68        7/31/2009             Bradford Clinic, P.A.                   10,544        10/31/2010
 69        1/31/2008             Tad Magagement Services                  8,862         1/31/2009
 70        11/9/2009              DD's Discounts Store                   24,000         1/31/2016
 71        2/28/2011          Legal Aid Society of Rockland               5,470               MTM(4)
 72        8/31/2015                     LuLu's                           6,400         1/31/2008
 74              N/A                      N/A                               N/A               N/A
 75        2/28/2011                    JC Penny                         25,434         7/31/2007
 77        2/28/2010                 The Cafe Grand                       5,500        10/31/2006
 79        4/30/2011                  Curtis, Inc.                       14,537         4/30/2008
 80        9/30/2009                   Congnitens                         7,600        12/31/2008
 81        7/31/2011                Vanguard Health                      10,750        11/30/2010
 83        4/30/2016              John Michael Smith CPA                  2,397         5/31/2011
 85       12/31/2014               Hertz Corporation                      1,000        11/30/2009
 89        7/31/2007                    7 Eleven                          4,050        12/31/2006
 90        3/31/2007                   VistaCare                          8,464         1/31/2007
 91       10/31/2020             Consulting Radiologists                  6,794         8/31/2014
 92       10/31/2011              L.M. Berry & Company                   15,664         6/30/2008
 93        6/30/2009             Security and Energy Tech                 6,808         6/30/2007
 96              N/A                      N/A                               N/A               N/A
 97        3/22/2011                Tuesday Morning                      10,020         1/15/2011
 98        6/26/2026             Meifee Foods Inc. (IHOP)                 4,406         6/30/2031
101        1/31/2007                 Suntrust Bank                        4,818        12/31/2006
102        2/28/2011              Clearwater Graphics                     7,048         3/31/2009
103        5/31/2016              Starbucks Corporation                   1,684         5/31/2016
106         6/4/2010                      N/A                               N/A               N/A
110              N/A                      N/A                               N/A               N/A
113       10/31/2015                     Nextel                           2,000        10/22/2009
114              N/A                      N/A                               N/A               N/A
115              N/A                      N/A                               N/A               N/A
117         2/1/2022         Sentara/Pediatrics at The Beach             10,278          3/5/2016
119         1/1/2014                 Bahama Mama's                        2,500        11/27/2014
120       11/30/2009                  Dollar Tree                         8,450         1/31/2013
122        7/31/2010                Lifetime Fitness                      2,221         4/30/2007
127        3/31/2012                     Bealls                          24,926         5/31/2010
128              N/A                      N/A                               N/A               N/A
129       12/31/2014                      N/A                               N/A               N/A
132        3/23/2011             Bridal & Tuxedo Outlet                   3,170         2/28/2010
134        7/31/2010                  Sargo's Subs                        1,540         9/30/2010
136       12/31/2016             Waikiki Islands Grill                    2,080         7/26/2016
139        5/31/2009              Buy the Hour Kids Camp                  2,000         2/28/2011
141        5/31/2009           Designer Kitchens and Baths                5,698         5/31/2007
143        1/31/2007              Grand Opening Liquors                   2,836        10/31/2020
146       12/31/2006         Drs. Lawlor, Overland & Resnick              3,300         1/31/2009
147              MTM                PT Rehab Network                      2,419         2/28/2008
148              N/A                      N/A                               N/A               N/A
150        2/28/2009                  Red and Red                         6,300         6/30/2009
152        4/30/2008           Central Florida Orthodontics               2,400        12/30/2008
155        6/30/2007             Casual Male Retail Group                 3,870         3/31/2008
156        1/31/2011             Panchero's Mexican Grill                 2,400         6/30/2011
157       12/31/2012                      CPG                             4,206        12/31/2007
158       10/31/2012                 Ramona Graham                        7,360         4/30/2008
159        1/31/2016        Freedom Physical Therapy Services             4,800         5/31/2017
160        8/30/2009                  Quiltmakers                         3,072        10/31/2006
161              N/A                      N/A                               N/A               N/A
162              N/A                      N/A                               N/A               N/A
165         4/1/2007                   Hair Salon                         2,080          4/1/2011
166        8/31/2007                      N/A                               N/A               N/A
173        3/31/2007            C&C Self Enterprises, Inc.                3,880         6/30/2009
174        7/31/2008             Collopack Solutions, LLC                 9,857         8/31/2013
182        4/30/2016                      N/A                               N/A               N/A
183        1/31/2011          Asset Based Audit Consultants               5,072         3/31/2016

                                                                        CUT-OFF
                                                                    DATE PRINCIPAL    PROPERTY
 #     CROSSED   PROPERTY NAME                                        BALANCE (1)       TYPE       SQ. FT.
----   -------   ------------------------------------------------   --------------   ----------   ---------
185              1776 Woodstead Court                                $  3,494,588    Office          39,139
189              Culvers Strip Center                                $  3,441,160    Retail          14,500
192              Shoppes at Gallatin                                 $  3,347,496    Retail          56,710
193              St. Joe Center                                      $  3,327,200    Retail          32,400
195              MacGregor Square                                    $  3,205,000    Retail          15,569
199              Robinson Medical Center                             $  3,125,000    Office          21,791
202              Lyndie Lane Office Center                           $  3,050,000    Office          26,970
203              Walgreens - Amelia, OH                              $  3,025,000    Retail          14,560
205              Post Road                                           $  3,000,000    Mixed Use       27,772
206              Thorpe, North and Western Office                    $  2,989,749    Office          35,032
208              Spectrum Campus One Retail                          $  2,950,000    Retail          12,900
209              Jurupa Business Park                                $  2,929,635    Industrial      51,014
212              Oakland Center                                      $  2,890,497    Retail          23,897
214              Carrier Crossing Shopping Center                    $  2,794,242    Retail          43,351
217              Arundel Mills Chipotle Center                       $  2,776,112    Retail           7,000
218              Ward Parkway Plaza                                  $  2,750,000    Retail          14,000
220              Placid Corners                                      $  2,724,000    Retail          18,250
221              Georgetown Shopping Center                          $  2,717,348    Retail          29,220
222              Sandy Plains Connection                             $  2,646,147    Retail          51,538
223              Arundel Mills Mens Wearhouse Center                 $  2,621,329    Retail          10,000
225              Jefferson Shoppes                                   $  2,596,948    Retail          21,240
227       E      AutoZone-Jacksonville, FL                           $    975,000    Retail           6,840
228       E      Autozone-Gaston, SC                                 $    885,000    Retail           6,840
229       E      Autozone-Winnsboro, SC                              $    705,000    Retail           6,840
230              Sansone Plaza                                       $  2,548,207    Retail          32,110
237              West Haven Center                                   $  2,446,574    Retail          53,059
238              Marcin Retail                                       $  2,416,538    Retail          19,960
242              Bentwater Retail Village, LLC                       $  2,342,713    Retail          15,927
243              Burlington & East 19th Buildings                    $  2,336,293    Office          30,299
244a             Bethel Office Building #1                           $  1,402,082    Office          16,814
244b             Bethel Office Building #2                           $    896,413    Office          10,848
245              Hennessey Building                                  $  2,296,606    Retail           9,363
246              Thomas Road                                         $  2,250,000    Retail           8,338
247              Commercial Plaza                                    $  2,248,349    Office          30,417
250              First Colony Center                                 $  2,199,000    Retail           7,932
251              Walgreens Reno                                      $  2,198,285    Retail          14,490
252              Dora Canal Plaza                                    $  2,196,699    Retail          22,000
253              Zeppe's Plaza                                       $  2,194,694    Mixed Use       21,047
255              Oakridge Shopping Center                            $  2,192,969    Retail          29,126
256a             1130 Kildaire Farm Road                             $  1,183,329    Office          17,422
256b             5509 Creedmoor Road                                 $    998,589    Office          10,631
257              Greenwood Oaks Business Park                        $  2,178,344    Industrial      57,891
258              Oaktree Plaza Shopping Center                       $  2,176,877    Retail          16,999
259              Colonial Square Office Park                         $  2,175,000    Office          15,034
260              Highwood Retail                                     $  2,166,913    Retail          11,992
261              Lake Shore Plaza                                    $  2,149,689    Retail           9,000
262              2246-2260 Marietta Boulevard                        $  2,124,177    Industrial      50,684
263              Rosebud Business Park                               $  2,120,000    Industrial      40,720
264              700 Market Street                                   $  2,098,416    Retail          16,684
265              Airport Kirkwood Shopping Center                    $  2,094,696    Retail          13,129
266              Broad Street Retail                                 $  2,053,501    Retail           8,120
268              Overland Park Center                                $  2,020,000    Retail           7,500
269              Shepard Building                                    $  1,996,831    Office          21,043
272              Harrison Retail Center                              $  1,943,288    Retail          10,479
274              The Shoppes at Provo Town Center                    $  1,927,693    Retail           8,285
277              Cherryway Medical Center                            $  1,760,000    Office          14,398
281              Desoto Clocktower                                   $  1,742,956    Retail          38,127
282              Rite Aid Lansing                                    $  1,726,698    Retail          11,180
283              East 60 Village                                     $  1,718,756    Retail           8,484
288              Richfield Commons                                   $  1,694,539    Retail          15,964
289              Illinois Pointe Shoppes                             $  1,682,523    Retail          12,141
292              Plainfield Retail Center                            $  1,635,000    Retail           7,970
297              Promenade in the Village at Fox Run                 $  1,598,806    Retail          13,614
299              Copperas Cove Shopping Center                       $  1,597,619    Retail          15,600
302              1935 Retail                                         $  1,575,000    Retail          14,440
305              Timuquana Oaks Center                               $  1,498,881    Retail          14,234
314              Centerpoint West Shopping Center                    $  1,345,685    Retail          13,136
315              Aransas Pass Retail                                 $  1,340,000    Retail          13,472
317              Verizon Wireless Free Standing Building             $  1,318,971    Retail           4,790
319              Shoppes at Jefferson Place                          $  1,278,037    Retail          10,560
322              Riviera Towne Center                                $  1,253,305    Retail          18,000
323              Sycamore Place Shopping Center                      $  1,247,058    Retail          12,000
324              Alverser Commons                                    $  1,234,109    Retail           5,200
327              Rite Aid - Shelbyville, KY                          $  1,198,114    Retail          14,564
330              Advance Auto Parts                                  $  1,148,437    Retail           7,000
340              Levin Center                                        $    879,392    Industrial      10,400
342              Recker Brown Pad                                    $    821,366    Retail           3,275
349              Colma Mixed Use                                     $    747,915    Mixed Use        8,800
350              Clovis Shopping Center                              $    747,194    Retail           7,200
357              3300 West Illinois                                  $    399,068    Retail           4,343

                       MAJOR                     MAJOR           MAJOR                          MAJOR                     MAJOR
                    TENANT # 1                 TENANT # 1   TENANT # 1 LEASE                 TENANT # 2                TENANT # 2
 #                     NAME                      SQ. FT.     EXPIRATION DATE                    NAME                     SQ. FT.
----   -------------------------------------   ----------   ----------------   -------------------------------------   ----------
185               LMI Capital                       5,633      11/30/2007                  DRK, Inc.                       5,322
189                Culver's                         6,610       5/31/2017                  Chipotle                        2,772
192                World Gym                       15,341       2/28/2015            Dollar Tree Stores, Inc.             14,475
193               Master Tile                       3,900       7/31/2010             The Wine Pairing Shoppe              3,000
195            Courtney's Restaurant                3,345       4/30/2016                Dream Dinners                     2,025
199         Allegheny General Hospital              7,979       6/30/2016          Allegheny Imaging of Robinson           7,203
202      American Capital Enterprises, Inc          3,778       2/29/2008        North, Frederick & Brewster, Inc.         3,056
203              Walgreen Co.                      14,560       6/30/2078                     N/A                            N/A
205             The Beach Shack                     4,400      10/31/2020             William Pitt Sotheby's               2,460
206        Thorpe, North & Western, LLP            16,768       5/31/2008                   Accela                         7,030
208            Urban Outfitters                     9,500       4/30/2010                  Starbucks                       2,200
209        Riverside Valley Comm. Church            5,040       6/30/2008       Pacific Texturing/Geoffrey Maddocks        3,360
212              OSI Software                       4,812       9/14/2006                  Black Box                       4,500
214              Aarons' Rents                      9,652       2/28/2009              House on the Rock                   4,691
217                Chipotle                         2,700      11/30/2015           Tower Federal Credit Union             2,200
218               Red Snapper                       4,168       6/30/2009                 Radio Shack                      2,450
220              PT Gaming LLC                      4,000       7/15/2008             Midjit Market & Gas                  3,950
221          Wrigley Field Bar & Grill              7,600       8/31/2020                Tan-All-U-Can                     4,000
222             Tuesday Morning                    11,407       1/15/2010             Emory Christian School               9,150
223             Men's Wearhouse                     6,000       2/28/2014               Vitamin Shoppe                     4,000
225              Dollar Green                       4,200       5/31/2011          STT, Inc. dba House of Video            3,620
227      AutoZone Development Corporation           6,840       9/17/2024                     N/A                            N/A
228      AutoZone Development Corporation           6,840       8/22/2025                     N/A                            N/A
229      AutoZone Development Corporation           6,840        7/7/2025                     N/A                            N/A
230               Ideal Tile                        9,600       2/28/2008                Miller Paving                     4,000
237      Knox Area Rescue Ministries, Inc.         13,154       1/31/2007            Elliott's TN Boot Co.                 9,935
238               Las Ramadas                       3,850       3/31/2008               Uncle Sam's Bar                    2,790
242               Danceworks                        3,950       5/31/2013              Community Trust Bank                3,513
243              Premier Bank                       6,017      11/11/2012             ARC of Kansas City                   5,300
244a        Northern Orthopedics, Inc.              3,008       4/30/2007             Michael S. Fisher, M.D.              2,162
244b   Alaska Women's Health Services, Inc.        10,848       7/31/2012                     N/A                            N/A
245                Cingular                         3,294       5/31/2011                  Starbucks                       1,664
246                Dent Pro                         2,100       5/31/2011                  Pham DDS                        1,548
247       National Associates, Inc. N.W.            5,722       9/30/2007            Financial Authority, Inc.             3,500
250            Earl of Sandwich                     3,200        6/1/2016            First Colony Day Spa                  1,996
251              Walgreen Co.                      14,490       9/30/2080                     N/A                            N/A
252                Sunbright                        3,300       5/31/2009                 State of FL                      2,200
253              Zeppe's Pizza                      3,300       4/30/2012               JTC Management                     3,000
255               Planet Tan                        8,178      11/30/2009            Monarch Dental Associates             4,277
256a                 HP&W                           7,550       4/30/2008               S&S Medical PA                     4,574
256b              HP&W Sales                        8,002       1/31/2008               Team Tech Solutions                2,629
257                LensTech                         4,500       6/30/2008               Adam's Electric                    3,600
258                 Hooters                         3,710       8/31/2009               Ocean Cleaners                     1,516
259              Rehmann Group                      5,767       4/30/2012                 Randers E&C                      2,747
260               Sage Grill                        4,899       3/31/2014                Envision-Ruff                     2,663
261            LeQuebrada Hair Salon                3,378       4/30/2009              Couture Cleaners                    1,882
262               Ray O Lite                       27,925       3/31/2019               GA Distributors                   17,334
263             Thomas E. Lucas                     3,900       9/30/2006               Richard Topper                     2,600
264          Weaver Street Market                   6,143      12/31/2010                    Pazzo                         3,000
265               RadioShack                        2,399        1/1/2008                Sandwich King                     2,100
266             Hollywood Video                     6,020      12/31/2011               Einstein Bagel                     2,100
268              Mattress Firm                      5,500       8/31/2015                Sprint Nextel                     2,000
269                  WSKF                          12,120       3/31/2019              Maxus Properties                    8,923
272              America West                       3,023       4/30/2011              Cingular Wireless                   2,062
274              Seagull Book                       3,000       1/31/2011                  T-Mobile                        2,500
277          Mt. Carmel Health System              14,398      10/20/2010                     N/A                            N/A
281                 Day Spa                         4,800       1/31/2011              N. American Title                   4,595
282                Rite Aid                        11,180      10/31/2019                     N/A                            N/A
283            Washington Mutual                    3,500        5/9/2016            Golden Salon & Spa, Inc.              3,121
288       Omni Coffeehouse d/b/a Arabica            2,440       1/31/2011              Colleen Demas DDS                   2,200
289          True Colors Flooring                   5,610       7/31/2015             Caboodle Cartridge                   1,672
292                 Curves                          1,950      10/31/2007              Michael E. Risty, DDS               1,800
297           Cables Pub & Grill                    4,382       5/14/2011              Cottonwood Travel                   2,167
299           Cato of Texas, L.P.                   4,160       2/28/2011               Payless Shoe Source                2,800
302               Star Dental                       3,040       9/30/2009                U.S. Cellular                     2,200
305              Walgreen DTR                       3,780       9/30/2020             Treasure Food Store                  2,420
314            King Family Pawn                     3,337      12/31/2013                 Kwick Stop                       2,589
315               Dollar Tree                       8,009       5/31/2008                Payless Shoes                     2,590
317            Verizon Wireless                     4,790       3/31/2016                     N/A                            N/A
319          Better Rest Mattress                   3,950      10/31/2010                Coffee Beanz                      1,594
322              Family Dollar                      8,400       2/28/2016             Zebs Backyard Grill                  2,400
323               Pig Out BBQ                       2,400      10/31/2008                 Kyoto, LLC                       2,400
324               Cafe Catura                       2,200       1/31/2010                 Meal Makers                      2,000
327         Rite Aid of Kentucky, Inc.             14,564       3/31/2026                     N/A                            N/A
330    Advance Stores Company, Incorporated         7,000      12/31/2020                     N/A                            N/A
340           Steam King Carpet Care                3,000      10/31/2007                 PC Hauling                       3,000
342               Nail Salon                        1,104       2/28/2011                   Day Spa                        1,087
349             Victor Mendoza                      1,900       6/30/2009             Mr. Tan Sully Cafe                   1,500
350          Payless Shoesource, Inc.               3,000       5/31/2009                Papa Murphy's                     1,560
357               Radio Shack                       2,700       1/31/2007               Domino's Pizza                     1,643

            MAJOR                           MAJOR                         MAJOR          MAJOR
       TENANT # 2 LEASE                   TENANT # 3                   TENANT # 3   TENANT # 3 LEASE
 #      EXPIRATION DATE                      NAME                        SQ. FT.    EXPIRATION DATE
----   ----------------   ------------------------------------------   ----------   ----------------
185       10/31/2009         Cypressbrook Management Company              2,163         7/31/2008
189        7/11/2014                  Countrywide                         2,395        12/31/2006
192        1/31/2010              Electronic's Express                   14,089         7/31/2015
193        7/31/2008               Ricardo's Kitchen                      2,700        10/31/2008
195        4/30/2016             Mediterra Grille & Pizza                 1,538         7/31/2016
199        4/30/2013        Allegheny Medical Practice Network            6,609         3/31/2011
202        9/30/2007         Aron M. Fisher dba DCS Mortgage              2,846         9/30/2008
203              N/A                      N/A                               N/A               N/A
205        6/30/2012              Country Wide Mortgage                   2,000         2/28/2009
206       12/31/2008              Professional Careers                    3,226         3/31/2009
208        2/29/2016                   Supercuts                          1,200        12/31/2009
209        6/30/2006               T&V Printing, Inc.                     3,360         3/31/2009
212        2/28/2009              Mullins Martial Arts                    3,476          9/1/2006
214        3/31/2009                 Rose 99 Cents                        3,974        10/31/2010
217        1/31/2011             Potbelly Sandwich Works                  2,100        11/30/2015
218        4/30/2013                  Wells Fargo                         2,205         8/31/2006
220       11/30/2024              Flouranse Restaurant                    3,420         1/31/2011
221        8/31/2008              Georgetown Video, LLC                   4,000         8/31/2008
222        9/30/2009                 7th Day Church                       6,705        12/31/2007
223       11/30/2013                      N/A                               N/A               N/A
225        3/31/2018          Junior's International Bakery               2,420         6/30/2012
227              N/A                      N/A                               N/A               N/A
228              N/A                      N/A                               N/A               N/A
229              N/A                      N/A                               N/A               N/A
230        3/31/2007                Attic Treasures                       3,200         7/31/2009
237       12/31/2011              Midpoint Int'l Corp.                    5,400         1/31/2008
238        5/31/2011                  Dr. Karimjee                        2,160         3/31/2012
242        4/27/2012            Omega Learning Center, LLC                1,996         3/31/2011
243         1/1/2008           Leggette, Brashears & Graham               3,870         5/31/2011
244a      11/30/2006                Albert T. Grubba                      1,796               MTM
244b             N/A                      N/A                               N/A               N/A
245        4/30/2016                      UPS                             1,223         5/31/2011
246       11/30/2009                   Starbucks                          1,266         7/31/2014
247              MTM            GMAC Mortgage Corporation                 2,688         6/30/2007
250         6/1/2016               Texas Spinal Care                      1,426          6/1/2016
251              N/A                      N/A                               N/A               N/A
252        4/30/2011                Vert Skate Shop                       2,200         7/31/2011
253        3/31/2012              Emergency Pet Clinic                    2,840         5/31/2013
255       10/31/2008                 Dry Clean City                       3,725         2/28/2007
256a       2/28/2010        Davidson, Holland, Whitesell & Co.            4,051         4/30/2010
256b       8/31/2007                      N/A                               N/A               N/A
257              MTM                 Regional Serv.                       3,600        12/31/2008
258        3/31/2008                Cafe Cheesesteak                      1,500        12/31/2009
259       12/31/2006                    McPhail                           2,300         9/30/2011
260        5/31/2008               Washington Gardens                     1,831         1/31/2008
261        1/31/2009           Dunkin Donuts/Baskin Robbins               1,789        11/30/2008
262       12/31/2007             American-Superior, Inc.                  5,425         9/30/2010
263        8/31/2006                   Sonya Pina                         2,600         9/30/2006
264       10/31/2012               Adolescent Health                      2,412         6/30/2010
265         1/1/2008                   Pizza Hut                          1,500         9/30/2007
266        3/31/2007                      N/A                               N/A               N/A
268        5/31/2015                      N/A                               N/A               N/A
269        3/31/2019                      N/A                               N/A               N/A
272        1/31/2011                  Sun Bleached                        1,606         3/31/2009
274        5/31/2011                     Subway                           1,440         5/31/2016
277              N/A                      N/A                               N/A               N/A
281        4/30/2007              Keller Williams R.E.                    4,210        11/30/2011
282              N/A                      N/A                               N/A               N/A
283         8/9/2016      CURVES Valrico (The Vitality Center, Inc.)      1,800         1/16/2010
288        9/30/2013                  Becker Signs                        1,704        10/31/2010
289        5/31/2010                   Sprint PCS                         1,672         6/14/2010
292       12/31/2015                Aurello's Pizza                       1,520         8/31/2007
297       11/20/2010                    Hearne's                          1,485         5/31/2009
299        2/28/2012            Colonial Real Estate, Inc.                2,400        12/31/2010
302        3/31/2009              Marylon Pryor Realtors                  2,200         3/31/2007
305        6/30/2014              Timuquana Coin Laundry                  2,280         9/30/2010
314        4/30/2009                     Subway                           2,436        12/31/2010
315        6/30/2008                    Gamestop                          1,600         6/30/2010
317              N/A                      N/A                               N/A               N/A
319       10/31/2010                Check Into Cash                       1,320        11/30/2009
322        8/31/2008            Vito's Italian Tratteria                  2,400         8/31/2008
323       12/31/2008              Countrywide Home Loans                  1,200         8/31/2006
324       11/30/2011                   Nail Salon                         1,000         3/31/2011
327              N/A                      N/A                               N/A               N/A
330              N/A                      N/A                               N/A               N/A
340        9/30/2010               Levin Contracting                      3,000         9/30/2017
342        4/30/2011               The Rush Team Realty                   1,084         2/28/2011
349       12/31/2009          Po Ray Young Oriental Kitchen               1,200        12/31/2009
350        1/31/2011                 GameStop, Inc.                       1,440         6/30/2009
357        1/31/2010                      N/A                               N/A               N/A

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) TOTAL RENTED SPACE FOR CREDIT SUISSE INCLUDES 93,972 SQUARE FEET OF SPACE THAT IS SUBLEASED FROM GFT, WITH A LEASE EXPIRATION OF 1/31/2013, AND 10,042 SQUARE FEET OF SPACE THAT IS SUBLEASED FROM GOULD SPACE, WITH A LEASE EXPIRATION DATE OF 10/31/2013.

(3) THE EARLIEST LEASE EXPIRATION DATE FOR LEASES TO CREDIT SUISSE IS 3/31/2011, AT WHICH TIME A LEASE FOR 420 SQUARE FEET EXPIRES. LEASES FOR A TOTAL OF 643,332 SQUARE FEET EXPIRE ON 4/30/2017 AND LEASES FOR A TOTAL OF 1,177,635 SQUARE FEET EXPIRE ON 5/31/2017.

(4) THE TENANT LEGAL AID SOCIETY OF ROCKLAND'S LEASE RECENTLY EXPIRED AND THEY ARE CURRENTLY RENTING THE SPACE MONTH-TO-MONTH. A NEW LEASE IS CURRENTLY BEING NEGOTIATED.

(5)  TENANT OCCUPIES ITS SPACE PURSUANT TO A GROUND LEASE.

                              MULTIFAMILY SCHEDULE

                                                                                                               UTILITIES
                                                                                                                 TENANT
 #    CROSSED   PROPERTY NAME                                              PROPERTY SUB-TYPE                      PAYS
---   -------   ------------------------------------------------   ----------------------------------   ------------------------
3a              Babcock & Brown FX 3 - Sonterra                               Conventional              Electric/Gas/Water/Sewer
3b              Babcock & Brown FX 3 - Sandridge                              Conventional                Electric/Water/Sewer
3c              Babcock & Brown FX 3 - Majestic Heights                       Conventional              Electric/Gas/Water/Sewer
3d              Babcock & Brown FX 3 - Toscana Villas                         Conventional              Electric/Gas/Water/Sewer
3e              Babcock & Brown FX 3 - Remington Oaks                         Conventional                Electric/Water/Sewer
3f              Babcock & Brown FX 3 - Holly Tree                             Conventional              Electric/Gas/Water/Sewer
3g              Babcock & Brown FX 3 - Holly Ridge                            Conventional                Electric/Water/Sewer
3h              Babcock & Brown FX 3 - Pecan Crossing                         Conventional                Electric/Water/Sewer
3i              Babcock & Brown FX 3 - Broadmoor                              Conventional                      Electric
3j              Babcock & Brown FX 3 - Preston Valley                         Conventional                Electric/Water/Sewer
3k              Babcock & Brown FX 3 - San Marin                              Conventional                Electric/Water/Sewer
3l              Babcock & Brown FX 3 - Chesapeake                             Conventional                      Electric
3m              Babcock & Brown FX 3 - River Road Terrace                     Conventional                Electric/Water/Sewer
3n              Babcock & Brown FX 3 - Ravenwood                              Conventional                Electric/Water/Sewer
14              The Edge at Avenue North                                      Conventional                        None
17a             Towne Court                                                   Conventional                 Electric/Gas/Water
17b             Park Place Apartments                                         Conventional                 Electric/Gas/Water
17c             Water View Court                                              Conventional                 Electric/Gas/Water
18       B      The Cottages of Fall Creek                                    Conventional                Electric/Water/Sewer
19       B      The Orchard Apartments                                        Conventional                Electric/Water/Sewer
20       B      Briarwood Apartments                                          Conventional                    Water/Sewer
22              Iowa State Student Housing(1)                                 Conventional                      Electric
25a             Babcock & Brown FX 5 - Hampton Court                          Conventional                Electric/Water/Sewer
25b             Babcock & Brown FX 5 - Memorial Club                          Conventional                Electric/Water/Sewer
36              Parc at Piedmont                                           Independent Living                   Electric
46              Ludlam Point Apartments                                       Conventional                Electric/Water/Sewer
48              790 Riverside Drive Owners                                    Cooperative                       Electric
56              Sandpiper Apartments                                          Conventional                      Electric
64              Sahara Glen Apartments                                        Conventional                    Electric/Gas
65              Villages at Del Rio Apartments                                Conventional                Electric/Water/Sewer
76              Clerbrook RV Resort                                       Manufactured Housing                  Electric
78              Rand Grove Village Apartments                                 Conventional                      Electric
87              Netherland Gardens Corp.                                      Cooperative                         Gas
94              Woods Apartments                                              Conventional                      Electric
95              30 E. 9th St. Owners Corp.                                    Cooperative                     Electric/Gas
99              Branford Hills Apartments                                     Conventional                      Electric
104             296 Austin Road                                               Conventional                    Electric/Gas
107             30-34 Pearsall Owners Corp.                                   Cooperative                       Electric
108             Colonial Heights Apartments                                   Conventional                   Electric/Water
109             Copper Beech Townhomes IUP                                    Conventional                Electric/Water/Sewer
111             Village Plaza Apartments                                      Conventional                    Electric/Gas
116             Alexis Park Apartments                                        Conventional                      Electric
121             Fox & Hounds Apartments                                       Conventional                    Electric/Gas
125             Heinzsite Apartments                                          Conventional              Electric/Gas/Sewer/Water
130             Ashton Place                                       Independent Living/Assisted Living             N/A
133             230 Garth Road Owners, Inc.                                   Cooperative                       Electric
135             Broadway 111 Owners Corp.                                     Cooperative                     Electric/Gas
137             VE - Cedar Grove Apartments                                   Conventional                      Electric
138             Ateret Avot                                                Independent Living                     N/A
140             150 East 93 Corp.                                             Cooperative                     Electric/Gas
142             Elmhurst Towers Apartments, Inc.                              Cooperative                       Electric
145             Deer Park MHC                                             Manufactured Housing                  Electric
149             Admiral Manor                                                 Conventional                    Electric/Gas
151             Park Village Apartments                                       Conventional                 Electric/Gas/Sewer
163             Lark Ellen Villas                                             Conventional                    Electric/Gas
170             Park at Presa                                                 Conventional                Electric/Water/Sewer
171             Crown Court Apartments                                        Conventional                      Electric
175             Sylmar Mobile Home Park                                   Manufactured Housing          Electric/Gas/Sewer/Water
176             ELS - Scenic MHP                                          Manufactured Housing                  Electric
177             Barrett Lake MHP                                          Manufactured Housing             Electric/Gas/Water
179             Turnberry Apartments                                          Conventional                    Electric/Gas
180             Fairfield Views Inc. a/k/a Fairfield Views, Inc.              Cooperative                       Electric
188             Ocean Drive Apartments                                        Conventional                      Electric
190             222 East 80 Corp.                                             Cooperative                       Electric
191             La Acienda Gardens Apartments                                 Conventional                      Electric
196             Ocean Harbor Club Owners, Inc.                                Cooperative                       Electric
200             Cornish Home Brewery Apartments                               Conventional                      Electric
201             Mariner's Village Apartments                                  Conventional                Electric/Water/Sewer
204             Windsor Park Apartments                                       Conventional                      Electric
207             Old Yorktown Village Owner's Corp.                            Cooperative                       Electric
210             Ridgecrest MHP                                            Manufactured Housing                  Electric
211             Grayton Park Apartments                                       Conventional                      Electric
215             2 Bronxville Road Owners, Inc.                                Cooperative                       Electric
216             2615 Park Avenue Associates                                   Cooperative                     Electric/Gas
224             770 Owners Corp.                                              Cooperative                       Electric
226             Nordic Villa Apartments                                       Conventional                      Electric
232             Camelot Apartments Kenosha                                    Conventional                      Electric
233             Smith St. Gardens, Inc.                                       Cooperative                     Electric/Gas
234             Regency Square Apartments                                     Conventional              Electric/Gas/Water/Sewer
236             Regency Park Owners Corp.                                     Cooperative                       Electric
239             139 East 63rd Street, Inc.                                    Cooperative                     Electric/Gas
240             380-384 Prospect Place                                        Conventional                      Electric
248             12 Peachtree Avenue                                           Conventional                    Electric/Gas
249             Wyngate Apartments                                            Conventional                   Electric/Water

                  SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT
          #       STUDIO      STUDIO      STUDIO      1 BR       1 BR        1 BR       2 BR       2 BR        2 BR       3 BR
 #    ELEVATORS    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS
---   ---------   -------   ---------   ---------   -------   ---------   ---------   -------   ---------   ---------   -------
3a            0         0         N/A         N/A       184      $  607      $  650       132      $  730      $  790        34
3b            0         0         N/A         N/A       260      $  535      $  640       228      $  678      $  895        16
3c            0         0         N/A         N/A       112      $  656      $  685       112      $  775      $  815        16
3d            0         0         N/A         N/A       120      $  604      $  640       104      $  729      $  790        46
3e            0        56      $  406      $  425       368      $  492      $  660       156      $  633      $  780         0
3f            0         0         N/A         N/A        36      $  933      $1,005       108      $1,038      $1,125         0
3g            0         0         N/A         N/A       258      $  458      $  690        32      $  674      $  795         0
3h            0         0         N/A         N/A       140      $  516      $  645        88      $  650      $  695         8
3i            0         0         N/A         N/A       156      $  530      $  700        79      $  734      $  950         0
3j            0         0         N/A         N/A       206      $  428      $  525       104      $  602      $  680         0
3k            0        24      $  496      $  505        57      $  578      $  801        92      $  694      $  800        20
3l            0         0         N/A         N/A        63      $  599      $  745        64      $  745      $  880         0
3m            0         0         N/A         N/A         0         N/A         N/A       128      $  562      $  665         0
3n            0         0         N/A         N/A        16      $  497      $  510        80      $  532      $  557        16
14            3       391      $  565      $  650       408      $1,042      $1,170         0         N/A         N/A         0
17a           0        24      $  637      $  694       206      $  721      $  870       187      $  858      $1,300         9
17b           0         0         N/A         N/A       144      $  683      $  920       131      $  784      $  920         0
17c           0         0         N/A         N/A        24      $  664      $  750        96      $  778      $  900         0
18            0         0         N/A         N/A       192      $  533      $  606       455      $  676      $1,160       123
19            0         0         N/A         N/A       196      $  532      $  639       182      $  633      $  761         0
20            0         0         N/A         N/A       164      $  556      $  665        32      $  784      $  850         0
22            1        49      $  485      $  625        34      $  568      $  725        82      $  807      $  940        84
25a           0         0         N/A         N/A        84      $  876      $1,075       168      $1,034      $1,224        56
25b           0         0         N/A         N/A       264      $  594      $  825        91      $  722      $  815         1
36            3         0         N/A         N/A        37      $1,912      $2,125        77      $2,635      $3,003        47
46            0         0         N/A         N/A        72      $  991      $1,115       133      $1,248      $1,500         0
48            3        14      $1,300      $1,300        87      $2,245      $2,813        25      $2,772      $3,025        73
56            0         0         N/A         N/A       384      $  480      $  530       146      $  596      $  625         0
64            0         0         N/A         N/A        96      $  576      $  625       172      $  680      $  725         0
65            0         0         N/A         N/A       144      $  645      $  779       144      $  798      $  939         0
76          N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
78            0         0         N/A         N/A        44      $  763      $  763        98      $  878      $  878        50
87           11        65      $  691      $  700       261      $1,158      $1,190       128      $1,435      $1,575         3
94            0         0         N/A         N/A        43      $  610      $  610       120      $  735      $  735         5
95            4        20      $1,506      $1,900        89      $2,971      $3,600        31      $4,102      $4,950         5
99            0         0         N/A         N/A        36      $  900      $  900        36      $1,200      $1,200        36
104           0         0         N/A         N/A         4      $  705      $  712         4      $  822      $  822        60
107           3         9      $  830      $  840        27      $1,248      $1,470       111      $1,627      $2,100         0
108           0         0         N/A         N/A         0         N/A         N/A        60      $  873      $1,095        25
109           0         0         N/A         N/A        19      $  550      $  600        21      $  794      $  854        16
111           1         0         N/A         N/A        38      $  872      $  950        12      $1,065      $1,100         0
116           0        80      $  385      $  450       100      $  473      $  650       100      $  575      $  715         0
121           0         0         N/A         N/A         6      $  666      $  686        82      $  744      $  961         0
125           0         0         N/A         N/A        68      $  428      $  485        64      $  762      $  870         0
130           2         0         N/A         N/A        55      $2,053      $4,500        22      $2,662      $4,366         0
133           5         7      $1,375      $1,375       200      $1,850      $1,943        75      $2,494      $2,520        62
135           4        13      $1,198      $2,500        51      $1,830      $2,450        79      $3,604      $5,850         4
137           0        24        $381      $  385        88      $  467      $  470        56      $  624      $  635         0
138           3         0         N/A         N/A         6      $3,500      $3,500        37      $4,245      $5,100         0
140           2         0         N/A         N/A        33      $2,429      $2,800        27      $3,027      $4,050         3
142           2        65      $  878      $  950        65      $1,151      $1,250        31      $1,412      $1,600         0
145         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
149           3         0         N/A         N/A       117      $  522      $  695         0         N/A         N/A         0
151           0         0         N/A         N/A        17      $  699      $  700        39      $  799      $  800         0
163           0         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A        23
170           0        48      $  344      $  375       160      $  404      $  430         2      $  405      $  410         0
171           0         0         N/A         N/A        44      $  450      $  450        99      $  550      $  575         0
175         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
176         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
177         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
179           0         0         N/A         N/A        48      $  495      $  495        80      $  633      $  650        12
180           2         1      $  700      $  700        27      $1,136      $1,200        74      $1,333      $1,600         4
188           0         0         N/A         N/A        20      $  529      $1,098        69      $  677      $  889        10
190           2        26      $2,261      $2,500        42      $3,042      $3,500        18      $4,500      $4,500         4
191           0         0         N/A         N/A        16      $  397      $  400        89      $  438      $  485        49
196           0        11      $1,000      $1,000        59      $1,278      $1,278        22      $1,688      $1,688         0
200           1         0         N/A         N/A        20      $  764      $  900        17      $1,081      $1,250         0
201           0         0         N/A         N/A        48      $  522      $  735        40      $  616      $  700         0
204           0        20      $  329      $  355        80      $  393      $  430        30      $  507      $  560         0
207           0         0         N/A         N/A        82      $1,388      $1,432        18      $1,006      $1,600         0
210         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
211           1         0         N/A         N/A        77      $  518      $  560        51      $  593      $  615         0
215           2         0         N/A         N/A        51      $1,096      $1,155        39      $1,256      $1,600         9
216           2        15      $  835      $  850        72      $1,169      $1,200        25      $1,520      $1,750         0
224           2        28      $  900      $  900        59      $1,336      $1,620        12      $1,800      $1,800         0
226           0        50      $  314      $  545        18      $  479      $  479        24      $  547      $  619         0
232           0         0         N/A         N/A        80      $  466      $  485        32      $  563      $  585         0
233           2         6      $  925      $  950        53      $1,364      $1,520         6      $1,578      $1,710         0
234           0         0         N/A         N/A        77      $  532      $  575         0         N/A         N/A         0
236           1         0         N/A         N/A        18      $1,235      $1,330        47      $1,791      $2,000         0
239           2         0         N/A         N/A        11      $4,036      $4,400        29      $5,638      $6,000        12
240           0         0         N/A         N/A         0         N/A         N/A        24      $1,206      $1,750         0
248           0         0         N/A         N/A         4      $  925      $  925        14      $1,250      $1,350         0
249           0         0         N/A         N/A        18      $  658      $  760        27      $  739      $  825         0

       SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
         3 BR       3 BR        4 BR       4 BR       4 BR        5 BR       5 BR       5 BR
 #    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT
---   ---------   ---------   -------   ---------   ---------   -------   ---------   ---------
3a      $   976     $ 1,069         0         N/A         N/A         0         N/A         N/A
3b      $   877     $   935         0         N/A         N/A         0         N/A         N/A
3c      $   989     $ 1,020         0         N/A         N/A         0         N/A         N/A
3d      $   916     $ 1,009         0         N/A         N/A         0         N/A         N/A
3e          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3f          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3g          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3h      $   894     $   905         0         N/A         N/A         0         N/A         N/A
3i          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3j          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3k      $   841     $   865         0         N/A         N/A         0         N/A         N/A
3l          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3m          N/A         N/A         0         N/A         N/A         0         N/A         N/A
3n      $   641     $   675         0         N/A         N/A         0         N/A         N/A
14          N/A         N/A         0         N/A         N/A         0         N/A         N/A
17a     $ 1,388     $ 1,425         2      $1,650      $1,650         0         N/A         N/A
17b         N/A         N/A         0         N/A         N/A         0         N/A         N/A
17c         N/A         N/A         0         N/A         N/A         0         N/A         N/A
18      $ 1,029     $ 1,310         0         N/A         N/A         0         N/A         N/A
19          N/A         N/A         0         N/A         N/A         0         N/A         N/A
20          N/A         N/A         0         N/A         N/A         0         N/A         N/A
22      $ 1,139     $ 1,405       114      $1,375      $1,665        32     $ 1,807     $ 2,060
25a     $ 1,226     $ 1,375         0         N/A         N/A         0         N/A         N/A
25b     $ 1,250     $ 1,250         0         N/A         N/A         0         N/A         N/A
36      $ 3,342     $ 5,470         0         N/A         N/A         0         N/A         N/A
46          N/A         N/A         0         N/A         N/A         0         N/A         N/A
48      $ 3,962     $ 4,800         2      $5,400      $5,400         0         N/A         N/A
56          N/A         N/A         0         N/A         N/A         0         N/A         N/A
64          N/A         N/A         0         N/A         N/A         0         N/A         N/A
65          N/A         N/A         0         N/A         N/A         0         N/A         N/A
76          N/A         N/A         0         N/A         N/A         0         N/A         N/A
78      $   978     $   978        20      $1,069      $1,069         0         N/A         N/A
87      $ 2,795     $ 3,120         0         N/A         N/A         0         N/A         N/A
94      $   944     $   944         0         N/A         N/A         0         N/A         N/A
95      $ 6,600     $ 6,600         0         N/A         N/A         0         N/A         N/A
99      $ 1,500     $ 1,500         0         N/A         N/A         0         N/A         N/A
104     $ 1,001     $ 1,041        36      $1,058      $1,110         0         N/A         N/A
107         N/A         N/A         0         N/A         N/A         0         N/A         N/A
108     $ 1,072     $ 1,250         0         N/A         N/A         0         N/A         N/A
109     $ 1,005     $ 1,080        16      $1,228      $1,320         0         N/A         N/A
111         N/A         N/A         0         N/A         N/A         0         N/A         N/A
116         N/A         N/A         0         N/A         N/A         0         N/A         N/A
121         N/A         N/A        10      $1,717      $1,717         0         N/A         N/A
125         N/A         N/A         0         N/A         N/A         0         N/A         N/A
130         N/A         N/A         0         N/A         N/A         0         N/A         N/A
133     $ 2,943     $ 2,943         0         N/A         N/A         0         N/A         N/A
135     $ 6,750     $ 6,750         0         N/A         N/A         0         N/A         N/A
137         N/A         N/A         0         N/A         N/A         0         N/A         N/A
138         N/A         N/A         0         N/A         N/A         0         N/A         N/A
140     $ 3,200     $ 5,500         1      $8,625      $8,625         0         N/A         N/A
142         N/A         N/A         0         N/A         N/A         0         N/A         N/A
145         N/A         N/A         0         N/A         N/A         0         N/A         N/A
149         N/A         N/A         0         N/A         N/A         0         N/A         N/A
151         N/A         N/A         0         N/A         N/A         0         N/A         N/A
163     $ 1,800     $ 1,800         0         N/A         N/A         0         N/A         N/A
170         N/A         N/A         0         N/A         N/A         0         N/A         N/A
171         N/A         N/A         0         N/A         N/A         0         N/A         N/A
175         N/A         N/A         0         N/A         N/A         0         N/A         N/A
176         N/A         N/A         0         N/A         N/A         0         N/A         N/A
177         N/A         N/A         0         N/A         N/A         0         N/A         N/A
179     $   864     $   864         0         N/A         N/A         0         N/A         N/A
180     $ 2,029     $ 3,000         0         N/A         N/A         0         N/A         N/A
188     $   831     $   869         0         N/A         N/A         0         N/A         N/A
190     $ 7,287     $ 8,800         0         N/A         N/A         0         N/A         N/A
191     $   481     $   600         0         N/A         N/A         0         N/A         N/A
196         N/A         N/A         0         N/A         N/A         0         N/A         N/A
200         N/A         N/A         0         N/A         N/A         0         N/A         N/A
201         N/A         N/A         0         N/A         N/A         0         N/A         N/A
204         N/A         N/A         0         N/A         N/A         0         N/A         N/A
207         N/A         N/A         0         N/A         N/A         0         N/A         N/A
210         N/A         N/A         0         N/A         N/A         0         N/A         N/A
211         N/A         N/A         0         N/A         N/A         0         N/A         N/A
215     $ 1,908     $ 2,040         0         N/A         N/A         0         N/A         N/A
216         N/A         N/A         0         N/A         N/A         0         N/A         N/A
224         N/A         N/A         0         N/A         N/A         0         N/A         N/A
226         N/A         N/A         0         N/A         N/A         0         N/A         N/A
232         N/A         N/A         0         N/A         N/A         0         N/A         N/A
233         N/A         N/A         0         N/A         N/A         0         N/A         N/A
234         N/A         N/A         0         N/A         N/A         0         N/A         N/A
236         N/A         N/A         0         N/A         N/A         0         N/A         N/A
239     $ 7,550     $12,000         0         N/A         N/A         1     $13,500     $13,500
240         N/A         N/A         0         N/A         N/A         0         N/A         N/A
248         N/A         N/A         0         N/A         N/A         0         N/A         N/A
249         N/A         N/A         0         N/A         N/A         0         N/A         N/A

                                                                                                               UTILITIES
                                                                                                                 TENANT
 #    CROSSED   PROPERTY NAME                                              PROPERTY SUB-TYPE                      PAYS
---   -------   ------------------------------------------------   ----------------------------------   ------------------------
254             Alexander Hamilton Plaza Apts                                 Conventional                    Electric/Gas
267             Woodhurst Apartments                                          Conventional                        None
270             Woodlands Apartments                                          Conventional                      Electric
273             Westshore Estates                                         Manufactured Housing             Electric/Gas/Water
275             16872 East 90 Corp.                                           Cooperative                       Electric
276             15-45 Elam St                                                 Conventional                    Electric/Gas
278             3176 Decatur Avenue Owners, Inc.                              Cooperative                       Electric
279             Grooster Corp.                                                Cooperative                       Electric
280             602 Avenue T Owners Corp.                                     Cooperative                     Electric/Gas
284             Whitehall Apartments                                          Conventional                      Electric
285             Tropic Isle RV Park                                       Manufactured Housing            Electric/Water/Sewer
286             Monaco Lake East Apartments, LLC                              Conventional                    Electric/Gas
290             Palm Terrace Mobile Home Park                             Manufactured Housing             Electric/Gas/Water
291             588 Apartments Corp.                                          Cooperative                       Electric
293             682 Tenant Corporation                                        Cooperative                     Electric/Gas
294             McAdams Apartments                                            Conventional                      Electric
295             Ocean Kay Realty Corp.                                        Cooperative                       Electric
296             Lakeshore Apartments                                          Conventional                      Electric
298             Parkview Apartments                                           Conventional                    Electric/Gas
300             San Jose Apartments                                           Conventional                   Electric/Water
304             Eliana Apartments                                             Conventional                      Electric
306             Autumn Trace Apartments                                       Conventional                    Electric/Gas
307             Fairfield Tenant Corp.                                        Cooperative                       Electric
308             Sherwood Village Cooperative A, Inc.                          Cooperative                         None
309             Sunset Green Housing Corporation                              Cooperative                         None
310             Rivercrest Village                                            Conventional                    Electric/Gas
311             Ipswich House, Inc.                                           Cooperative                     Electric/Gas
312             Ellicott Shores Apartments                                    Conventional                        N/A
313             5425 Valles Avenue Owners Corp.                               Cooperative                     Electric/Gas
316             340 West Owners Corp.                                         Cooperative                       Electric
318             Riverbend Estates Mobile Home Park                        Manufactured Housing          Electric/Gas/Water/Sewer
320             Spruce Tree MHC                                           Manufactured Housing          Electric/Gas/Sewer/Water
321             Amberwood Apartment Homes                                     Conventional                      Electric
326             222 Bowery Owners Corp.                                       Cooperative                       Electric
328             Kenwood Apartments                                            Conventional                      Electric
329             Fairmount Hills Apartments                                    Conventional                      Electric
331             Rock Garden Apartments                                        Conventional                      Electric
332             Kings Landing Apartments                                      Conventional                      Electric
333             Summit House, Inc.                                            Cooperative                       Electric
334             2909 Ocean Avenue Owners Corp.                                Cooperative                       Electric
335             Sunset Mobile Home Park                                   Manufactured Housing                Electric/Gas
336             Applewood MHP                                             Manufactured Housing                   Sewer
337             523-533 Tenants Corp.                                         Cooperative                     Electric/Gas
338             Dewey Avenue Apartments                                       Conventional                    Electric/Gas
339             Cambridge House Tenants Corporation                           Cooperative                     Electric/Gas
341             Lincoln Park Manor Tenant Corp.                               Cooperative                         Gas
343             Prince Lofts, Inc.                                            Cooperative                       Electric
344             Villa Denese Mobile Home Park                             Manufactured Housing          Electric/Gas/Water/Sewer
345             Randall Heights Apts                                          Conventional                      Electric
346             Swiss Garden Townhomes                                        Conventional                   Electric/Water
347             Summer Bend Apartments                                        Conventional                    Electric/Gas
349             Colma Mixed Use                                            Multifamily/Retail              Electric/Gas/Water
351             230 East 18th Street Corporation                              Cooperative                     Electric/Gas
352             26 Pondfield Road West Owners, Inc.                           Cooperative                     Electric/Gas
353             111 West 11 Corp.                                             Cooperative                     Electric/Gas
354             214 West 16th Street Owners Corp.                             Cooperative                     Electric/Gas
355             Standish Cabot Apartments, Inc.                               Cooperative                     Electric/Gas
356             37-31 149th St. Owners, Inc.                                  Cooperative                       Electric
358             Tribeca Tower Inc.                                            Cooperative                       Electric
359             Fountain Manor Estates, Incorporated                          Cooperative                     Electric/Gas
360             Ivydene Co-Op, Inc.                                           Cooperative                     Electric/Gas

                  SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT
          #       STUDIO      STUDIO      STUDIO      1 BR       1 BR        1 BR       2 BR       2 BR        2 BR       3 BR
 #    ELEVATORS    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS
---   ---------   -------   ---------   ---------   -------   ---------   ---------   -------   ---------   ---------   -------
254           0         0         N/A         N/A       120      $  386      $  430        42      $  478      $  550         0
267           0         0         N/A         N/A         2      $  500      $  500        30      $  655      $  720         6
270           0         0         N/A         N/A        56      $  303      $  325        42      $  389      $  390         0
273         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
275           0         0         N/A         N/A        22      $4,750      $4,750         5      $6,483      $7,700         1
276           0         0         N/A         N/A        48      $  548      $  650         8      $  553      $  600         0
278           1         6      $  700      $  700        24      $  929      $1,068        31      $1,196      $1,395         0
279           2         0         N/A         N/A         1      $8,167      $8,167         6      $8,167      $9,333         4
280           1         2      $  793      $1,000        45      $1,036      $1,138        18      $1,043      $1,513         0
284           0         0         N/A         N/A        42      $  448      $  475        12      $  574      $  595        20
285         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
286           0         0         N/A         N/A        16      $  445      $  445        88      $  550      $  550        16
290         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
291           2         2      $1,700      $1,700        32      $2,153      $2,250        28      $3,512      $3,600         0
293           2         0         N/A         N/A         1      $4,875      $4,875        13      $5,712      $6,375         2
294           0         0         N/A         N/A         0         N/A         N/A        24      $  379      $  390        42
295           1         6      $  690      $  740        29      $1,073      $1,120        23      $1,109      $1,395         1
296           0         0         N/A         N/A        36      $  608      $  628        24      $  698      $  708         0
298           0         0         N/A         N/A        32      $  442      $  442        40      $  492      $  492         0
300           0         0         N/A         N/A        10      $  553      $  553        18      $  627      $  627        10
304           0         0         N/A         N/A        36      $  435      $  480        18      $  580      $  580         0
306           0         0         N/A         N/A         0         N/A         N/A        40      $  485      $  485        32
307           1         7      $  869      $1,000        29      $1,055      $1,200        18      $1,592      $2,000         1
308           1        12      $  950      $  950        30      $1,200      $1,200        12      $1,375      $1,375        12
309           2         0         N/A         N/A        18      $1,050      $1,050        34      $1,238      $1,238        18
310           0        20      $  332      $  355        43      $  388      $  509         6      $  548      $  559         0
311           1         4      $1,150      $1,150        24      $1,600      $1,600        15      $1,900      $1,900         6
312           0         0         N/A         N/A         4      $  430      $  430        45      $  558      $  595         0
313           2         0         N/A         N/A        71      $1,202      $1,225        36      $1,616      $1,800         0
316           0         0         N/A         N/A         7      $2,500      $2,500        18      $3,431      $3,900         0
318         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
320         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
321           0         0         N/A         N/A        12      $  300      $  300        24      $  350      $  350        37
326           0         0         N/A         N/A         4      $3,000      $3,000         3      $5,889      $6,667         1
328           1        14      $  375      $  375        74      $  460      $  460         2      $  610      $  610         4
329           0         0         N/A         N/A        25      $  473      $  500        23      $  565      $  600         0
331           0         0         N/A         N/A         0         N/A         N/A        40      $  496      $  550         0
332           0         0         N/A         N/A         8      $  485      $  485        40      $  555      $  555         0
333           2         0         N/A         N/A        84      $1,015      $1,120        60      $1,395      $1,440         0
334           1        42      $  773      $  850        12      $1,000      $1,050         0         N/A         N/A         0
335         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
336         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
337           0        12      $1,125      $1,125        24      $2,263      $2,380        12      $2,800      $2,800         0
338           1         7      $  415      $  415        29      $  475      $  475         1      $  525      $  525         0
339           0        15      $  998      $1,150         6      $1,290      $1,290        12      $1,400      $1,400         0
341           0         4      $  850      $  850        21      $  978      $1,050         5      $1,203      $1,350         0
343           1         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         6
344         N/A         0         N/A         N/A         0         N/A         N/A         0         N/A         N/A         0
345           0         0         N/A         N/A         8      $  486      $  486        32      $  554      $  554        12
346           0         0         N/A         N/A         0         N/A         N/A        16      $  653      $  675         0
347           0         0         N/A         N/A         8      $  435      $  435        24      $  485      $  485         0
349         N/A         0         N/A         N/A         0         N/A         N/A         2      $1,020      $1,100         1
351           1         0         N/A         N/A         2      $3,938      $4,025        11      $5,752      $6,065         0
352           0         7      $  838      $1,063         9      $1,378      $1,400         9      $1,956      $1,980         1
353           0         5      $1,500      $1,500        10      $1,532      $2,175         2      $3,000      $3,000         1
354           0         0         N/A         N/A         7      $2,429      $2,720         2      $2,720      $2,720         3
355           0         0         N/A         N/A         9      $1,400      $1,400        16      $2,200      $2,200         8
356           0        10      $  795      $  875        14      $1,225      $1,225         4      $1,260      $1,575         0
358           2         0         N/A         N/A         0         N/A         N/A         6      $7,500      $7,500         5
359           0         0         N/A         N/A         2      $  900      $  900        18      $1,100      $1,100         0
360           0         0         N/A         N/A         0         N/A         N/A         6      $1,500      $1,500         6

       SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
         3 BR       3 BR        4 BR       4 BR       4 BR        5 BR       5 BR       5 BR
 #    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT
---   ---------   ---------   -------   ---------   ---------   -------   ---------   ---------
254         N/A         N/A         0         N/A         N/A         0         N/A         N/A
267     $   735     $   750         0         N/A         N/A         0         N/A         N/A
270         N/A         N/A         0         N/A         N/A         0         N/A         N/A
273         N/A         N/A         0         N/A         N/A         0         N/A         N/A
275     $ 7,700     $ 7,700         0         N/A         N/A         0         N/A         N/A
276         N/A         N/A         0         N/A         N/A         0         N/A         N/A
278         N/A         N/A         0         N/A         N/A         0         N/A         N/A
279     $ 8,292     $ 9,333         0         N/A         N/A         0         N/A         N/A
280         N/A         N/A         0         N/A         N/A         0         N/A         N/A
284     $   648     $   650         0         N/A         N/A         0         N/A         N/A
285         N/A         N/A         0         N/A         N/A         0         N/A         N/A
286     $   650     $   650         0         N/A         N/A         0         N/A         N/A
290         N/A         N/A         0         N/A         N/A         0         N/A         N/A
291         N/A         N/A         0         N/A         N/A         0         N/A         N/A
293     $11,875     $12,500         0         N/A         N/A         0         N/A         N/A
294     $   419     $   440         0         N/A         N/A         0         N/A         N/A
295     $ 1,282     $ 2,700         0         N/A         N/A         0         N/A         N/A
296         N/A         N/A         0         N/A         N/A         0         N/A         N/A
298         N/A         N/A         8      $  607      $  607         0         N/A         N/A
300     $   758     $   758         0         N/A         N/A         0         N/A         N/A
304         N/A         N/A         0         N/A         N/A         0         N/A         N/A
306     $   519     $   519         0         N/A         N/A         0         N/A         N/A
307     $ 2,800     $ 2,800         0         N/A         N/A         0         N/A         N/A
308     $ 1,530     $ 1,530         0         N/A         N/A         0         N/A         N/A
309     $ 1,540     $ 1,540         0         N/A         N/A         0         N/A         N/A
310         N/A         N/A         0         N/A         N/A         0         N/A         N/A
311     $ 2,100     $ 2,100         0         N/A         N/A         0         N/A         N/A
312         N/A         N/A         0         N/A         N/A         0         N/A         N/A
313         N/A         N/A         0         N/A         N/A         0         N/A         N/A
316         N/A         N/A         0         N/A         N/A         0         N/A         N/A
318         N/A         N/A         0         N/A         N/A         0         N/A         N/A
320         N/A         N/A         0         N/A         N/A         0         N/A         N/A
321     $   377     $   450         4      $  450      $  450         0         N/A         N/A
326     $ 9,600     $ 9,600         0         N/A         N/A         0         N/A         N/A
328     $   735     $   735         0         N/A         N/A         0         N/A         N/A
329         N/A         N/A         0         N/A         N/A         0         N/A         N/A
331         N/A         N/A         0         N/A         N/A         0         N/A         N/A
332         N/A         N/A         0         N/A         N/A         0         N/A         N/A
333         N/A         N/A         0         N/A         N/A         0         N/A         N/A
334         N/A         N/A         0         N/A         N/A         0         N/A         N/A
335         N/A         N/A         0         N/A         N/A         0         N/A         N/A
336         N/A         N/A         0         N/A         N/A         0         N/A         N/A
337         N/A         N/A         6      $4,440      $5,040         0         N/A         N/A
338         N/A         N/A         0         N/A         N/A         0         N/A         N/A
339         N/A         N/A         0         N/A         N/A         0         N/A         N/A
341         N/A         N/A         0         N/A         N/A         0         N/A         N/A
343     $ 9,154     $ 9,562         0         N/A         N/A         0         N/A         N/A
344         N/A         N/A         0         N/A         N/A         0         N/A         N/A
345     $   635     $   635         0         N/A         N/A         0         N/A         N/A
346         N/A         N/A         0         N/A         N/A         0         N/A         N/A
347         N/A         N/A         0         N/A         N/A         0         N/A         N/A
349     $   990     $   990         1      $1,000      $1,000         0         N/A         N/A
351         N/A         N/A         2      $6,650      $6,650         0         N/A         N/A
352     $ 3,300     $ 3,300         0         N/A         N/A         0         N/A         N/A
353     $ 4,350     $ 4,350         0         N/A         N/A         0         N/A         N/A
354     $ 3,591     $ 5,440         0         N/A         N/A         0         N/A         N/A
355     $ 3,500     $ 3,500         0         N/A         N/A         0         N/A         N/A
356         N/A         N/A         0         N/A         N/A         0         N/A         N/A
358     $16,667     $16,667         0         N/A         N/A         0         N/A         N/A
359         N/A         N/A         0         N/A         N/A         0         N/A         N/A
360     $ 1,667     $ 1,667         0         N/A         N/A         0         N/A         N/A

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1) IOWA STATE STUDENT HOUSING INCLUDES TWO 6-BEDROOM UNITS WHICH BOTH HAVE AN AVERAGE RENT OF $1,500 AND MAX RENT OF $1,500.

                        RECURRING RESERVE CAP INFORMATION

                                                                                              CONTRACTUAL    CONTRACTUAL
                                                                               CUT-OFF DATE    RECURRING      RECURRING
                 LOAN                                                            PRINCIPAL    REPLACEMENT    REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)     RESERVE      RESERVE CAP
---   -------   -----   ----------------------------------------------------   ------------   -----------    -----------
 1                1     11 Madison Avenue                                      $806,000,000    $223,614             N/A
 2                1     280 Park Avenue                                        $300,000,000    $241,361             N/A
 3                2     Babcock & Brown FX 3                                   $195,095,563    $      0             N/A
 4                1     The Ritz-Carlton South Beach                           $181,000,000           2%(2)         N/A
 5                1     Carlton Hotel on Madison                               $100,000,000           0%(3)         N/A
 6                1     The Dream Hotel                                        $100,000,000           3%(4)         N/A
 7       A        1     Springdale Center                                      $ 36,907,000    $      0             N/A
 8       A        1     Chicopee Marketplace Shopping Center                   $ 17,415,000    $      0             N/A
 9       A        1     Wilkes-Barre Towne Marketplace                         $ 10,613,000    $      0             N/A
 10      A        1     Cobblestone Village                                    $  9,994,000    $      0             N/A
 11      A        1     Fashion Square Shopping Center                         $  7,517,000    $      0             N/A
 12               1     Harwood Center                                         $ 81,000,000    $  9,147             N/A
 13               1     3434 North Washington Boulevard                        $ 64,000,000    $      0             N/A
 14               2     The Edge at Avenue North                               $ 60,800,000    $159,800(6)          N/A
 15               1     828-850 Madison Avenue                                 $ 60,000,000    $      0             N/A
 16               1     Maxtor Campus                                          $ 48,750,000    $      0             N/A
 17               2     Delaware Multifamily Portfolio                         $ 47,000,000    $164,600        $500,000
 18      B        2     The Cottages of Fall Creek                             $ 28,150,000    $192,500             N/A
 19      B        2     The Orchard Apartments                                 $ 11,300,000    $ 94,500             N/A
 20      B        2     Briarwood Apartments                                   $  7,050,000    $ 49,000             N/A
 21               1     Baldwin Commons                                        $ 46,000,000    $      0             N/A
 22               2     Iowa State Student Housing                             $ 43,000,000    $119,700        $360,000
 23               1     105 West Adams Street                                  $ 42,350,000    $114,108             N/A
 24               1     East Gateway Center                                    $ 40,000,000    $ 34,635        $ 92,270
 25               2     Babcock & Brown FX 5                                   $ 39,874,381    $      0             N/A
 26      C        1     Three City Center                                      $ 18,800,000    $      0             N/A
 27      C        1     Lazy Boy Distribution Center                           $ 14,100,000    $      0             N/A
 28      C        1     Jacobson Warehouse                                     $  6,900,000    $      0             N/A
 29               1     Center at Hobbs Brook                                  $ 37,200,000    $      0             N/A
 30               1     Baylor Medical Towers                                  $ 33,500,000    $ 30,981             N/A
 31               1     Novant - Midtown Medical Plaza                         $ 33,155,250    $ 21,917             N/A
 32               1     SLO Promenade                                          $ 33,000,000    $      0             N/A
 33               1     E.ON US Center                                         $ 32,000,000    $ 57,592             N/A
 34               1     The Acropolis Portfolio                                $ 26,800,000    $ 30,745             N/A
 35               1     Village Shoppes at Gainesville                         $ 25,148,071    $      0             N/A
 36               1     Parc at Piedmont                                       $ 25,000,000    $ 32,400             N/A
 37               1     Sunland Towne Centre                                   $ 25,000,000    $ 45,372             N/A
 38               1     500 Sansome Office                                     $ 24,400,000    $ 14,400        $ 50,000
 39               1     City Club Hotel                                        $ 23,316,259           0%            N/A
 40               1     Northland Inn                                          $ 21,897,697           4%            N/A
 41               1     Four Gateway                                           $ 21,760,000    $ 27,648             N/A
 42               1     Novant - Presbyterian Medical Tower                    $ 21,257,095    $ 13,986             N/A
 43               1     The Plaza Evergreen Park                               $ 20,200,000    $ 80,162        $240,487
 44               1     LakeShore Medical                                      $ 19,360,000    $ 21,600        $ 65,000
 45               1     Northville Retail Center                               $ 19,000,000    $      0             N/A
 46               1     Ludlam Point Apartments                                $ 18,924,000    $      0             N/A
 47               1     Pacific Property                                       $ 18,669,738    $  3,936             N/A
 48               2     790 Riverside Drive Owners                             $ 18,500,000    $      0             N/A
 49               1     Germantown Plaza                                       $ 18,500,000    $ 18,048        $ 54,144
 50               1     Spectra - POOL 4                                       $ 18,119,496    $ 22,662        $ 67,986
 51               1     Brookshire Brothers Distribution Facility              $ 18,118,394    $ 91,262             N/A
 52               1     833 Jackson & 322 Green                                $ 17,748,000    $ 15,180        $ 45,000
 53               1     Stock Building Supply Portfolio                        $ 17,514,654    $ 40,302        $120,000
 54               1     Amity Plaza                                            $ 17,300,000    $      0             N/A
 55               1     Brainard Place Medical Campus                          $ 17,200,000    $ 22,980        $ 68,940
 56               2     Sandpiper Apartments                                   $ 16,986,677    $      0             N/A
 57               1     Regional Professional Building                         $ 16,400,000    $      0             N/A
 58               1     Novant - Huntersville/Physicians Plaza                 $ 16,024,164    $  4,150             N/A
 59               1     Pavilions Shopping Center                              $ 16,000,000    $ 19,200        $ 75,000
 60               1     Magnolia Shoppes                                       $ 15,055,231    $ 17,124        $ 34,000
 61               1     Princess Medical Center                                $ 14,800,000    $      0             N/A
 62               1     Parkshore Centre                                       $ 14,501,000    $      0             N/A
 63               1     StorQuest Self Storage                                 $ 14,200,000    $      0        $ 22,500
 64               2     Sahara Glen Apartments                                 $ 14,100,000    $ 67,000             N/A
 65               2     Villages at Del Rio Apartments                         $ 13,628,664    $ 57,600             N/A
 66               1     Lakeside Terrace Shopping Center                       $ 13,627,599    $  7,728        $ 23,184
 67               1     Novant - Metroview Professional Building               $ 13,577,550    $  8,709             N/A
 68               1     Novant - Matthews Medical Office Building              $ 13,564,177    $  9,805             N/A
 69               1     Stadium Plaza North                                    $ 13,325,000    $ 14,443        $ 43,150
 70               1     Antelope Valley Plaza                                  $ 13,200,000    $ 18,939        $ 25,260
 71               1     New City Plaza                                         $ 13,000,000    $      0             N/A
 72               1     Fashion Mall Commons                                   $ 12,375,000    $  8,742        $ 17,484
 73               1     CMC Hotel Portfolio I                                  $ 11,773,389           4%            N/A
 74               1     The Art Institute                                      $ 11,600,000    $ 10,704        $ 16,056
 75               1     Cullman Shopping Center                                $ 11,500,000    $ 57,590             N/A
 76               1     Clerbrook RV Resort                                    $ 11,250,000    $      0             N/A
 77               1     Downer Avenue                                          $ 11,000,000    $ 16,455        $ 49,365
 78               2     Rand Grove Village Apartments                          $ 10,650,000    $ 53,000             N/A
 79               1     Mill Valley Office Complex                             $ 10,300,000    $ 21,000        $ 42,000
 80               1     Beck Business Center                                   $ 10,300,000    $      0             N/A
 81               1     Southborough Place                                     $ 10,000,000    $      0             N/A
 82               1     Hampton Inn & Suites - Outer Banks                     $  9,960,244           4%            N/A
 83               1     Ringling Square                                        $  9,834,976    $  6,924        $  6,914
 84               1     Holiday Inn & Suites Cary                              $  9,279,027           4%            N/A

      CONTRACTUAL                   CONTRACTUAL
       RECURRING                     RECURRING                    CONTRACTUAL
        LC & TI                       LC & TI                        OTHER
 #      RESERVE                     RESERVE CAP                     RESERVE
---   -----------   -------------------------------------------   -----------
 1     $      0                                             N/A     $     0
 2     $100,567                                             N/A     $     0
 3     $      0                                             N/A     $     0
 4     $      0                                             N/A     $     0
 5     $      0                                             N/A     $     0
 6     $      0                                             N/A     $79,167
 7     $      0                                             N/A     $     0
 8     $      0                                             N/A     $     0
 9     $      0                                             N/A     $     0
 10    $      0                                             N/A     $     0
 11    $      0                                             N/A     $     0
 12    $ 32,360                                             N/A     $     0
 13    $      0(5)                                   $4,169,000     $     0
 14    $      0                                             N/A     $     0
 15    $      0                                             N/A     $     0
 16    $ 28,131(7)                                          N/A     $     0
 17    $      0                                             N/A     $     0
 18    $      0                                             N/A     $     0
 19    $      0                                             N/A     $     0
 20    $      0                                             N/A     $     0
 21    $      0                                             N/A     $     0
 22    $      0                                             N/A     $     0
 23    $      0                                             N/A     $     0
 24    $ 19,242                                      $  461,340     $     0
 25    $      0                                             N/A     $     0
 26    $ 18,920                                             N/A     $     0
 27    $ 14,106                                             N/A     $     0
 28    $  3,863                                             N/A     $     0
 29    $      0                                             N/A     $     0
 30    $ 12,909                                      $  760,579     $     0
 31    $  6,000                                      $  250,000     $     0
 32    $  5,779                                      $  139,000     $     0
 33    $      0                                             N/A     $     0
 34    $      0                                             N/A     $     0
 35    $      0                                             N/A     $     0
 36    $      0                                             N/A     $     0
 37    $  7,286                                             N/A     $     0
 38    $ 12,500                                      $  600,000     $     0
 39    $      0                                             N/A     $     0
 40    $      0                                             N/A     $ 7,212(8)
 41    $      0                                             N/A     $     0
 42    $  4,165                                      $  250,000     $     0
 43    $      0(9)                                   $  250,000     $     0
 44    $ 10,000                                      $  480,000     $     0
 45    $      0                                             N/A     $     0
 46    $      0                                             N/A     $     0
 47    $  8,000                                      $  288,000     $     0
 48    $      0                                             N/A     $     0
 49    $  5,013                                      $  120,321     $     0
 50    $  5,638                                      $  202,971     $     0
 51    $      0                                             N/A     $     0
 52    $ 12,500                                      $  375,000     $     0
 53    $      0                                             N/A     $     0
 54    $      0                                             N/A     $     0
 55    $  8,333                                      $  300,000     $     0
 56    $      0                                             N/A     $     0
 57    $      0                                             N/A     $     0
 58    $  3,000                                      $  125,000     $     0
 59    $  8,334                                      $  300,000     $     0
 60    $  2,500                                      $  120,000     $     0
 61    $      0                                             N/A     $     0
 62    $  3,000                                      $  110,000     $     0
 63    $      0                                             N/A     $     0
 64    $      0                                             N/A     $     0
 65    $      0                                             N/A     $     0
 66    $      0                                             N/A     $     0
 67    $  1,945                                      $   70,000     $     0
 68    $  2,100                                      $  150,000     $     0
 69    $  4,814                                      $  256,850     $     0
 70    $  3,333                                      $   75,000     $     0
 71    $      0                                             N/A     $     0
 72    $      0                                             N/A     $     0
 73    $      0                                             N/A     $     0
 74    $      0                                             N/A     $     0
 75    $  6,663                                             N/A     $ 4,167
 76    $      0                                             N/A     $     0
 77    $  3,905                                      $  110,000     $     0
 78    $      0                                             N/A     $     0
 79    $  8,750                                      $  210,000     $     0
 80    $      0                                             N/A     $     0
 81    $      0                                             N/A     $     0
 82    $      0                                             N/A     $     0
 83    $  1,500                                             N/A     $14,583
 84    $      0                                             N/A     $     0

                                                CONTRACTUAL                                            CONTRACTUAL
                                               OTHER RESERVE                                          OTHER RESERVE
 #                                              DESCRIPTION                                                CAP
---   ---------------------------------------------------------------------------------------------   -------------
 1                                                   N/A                                                       N/A
 2                                                   N/A                                                       N/A
 3                                                   N/A                                                       N/A
 4                                                   N/A                                                       N/A
 5                                                   N/A                                                       N/A
 6                                           Ground Rent Reserve                                               N/A
 7                                                   N/A                                                       N/A
 8                                                   N/A                                                       N/A
 9                                                   N/A                                                       N/A
 10                                                  N/A                                                       N/A
 11                                                  N/A                                                       N/A
 12                                                  N/A                                                $1,475,000
 13                                                  N/A                                                       N/A
 14                                                  N/A                                                       N/A
 15                                                  N/A                                                       N/A
 16                                                  N/A                                                       N/A
 17                                                  N/A                                                       N/A
 18                                                  N/A                                                       N/A
 19                                                  N/A                                                       N/A
 20                                                  N/A                                                       N/A
 21                                                  N/A                                                       N/A
 22                                                  N/A                                                       N/A
 23                                                  N/A                                                       N/A
 24                                                  N/A                                                       N/A
 25                                                  N/A                                                       N/A
 26                                                  N/A                                                       N/A
 27                                                  N/A                                                       N/A
 28                                                  N/A                                                       N/A
 29                                                  N/A                                                       N/A
 30                                                  N/A                                                       N/A
 31                                                  N/A                                                       N/A
 32                                                  N/A                                                       N/A
 33                                                  N/A                                                       N/A
 34                                                  N/A                                                       N/A
 35                                                  N/A                                                       N/A
 36                                                  N/A                                                       N/A
 37                                                  N/A                                                       N/A
 38                                                  N/A                                                       N/A
 39                                                  N/A                                                       N/A
 40                                         Seasonality Reserve                                                N/A
 41                                                  N/A                                                       N/A
 42                                                  N/A                                                       N/A
 43                                                  N/A                                                       N/A
 44                                                  N/A                                                       N/A
 45                                                  N/A                                                       N/A
 46                                                  N/A                                                       N/A
 47                                                  N/A                                                       N/A
 48                                                  N/A                                                       N/A
 49                                                  N/A                                                       N/A
 50                                                  N/A                                                       N/A
 51                                                  N/A                                                       N/A
 52                                                  N/A                                                       N/A
 53                                                  N/A                                                       N/A
 54                                                  N/A                                                       N/A
 55                                                  N/A                                                       N/A
 56                                                  N/A                                                       N/A
 57                                                  N/A                                                       N/A
 58                                                  N/A                                                       N/A
 59                                                  N/A                                                       N/A
 60                                                  N/A                                                       N/A
 61                                                  N/A                                                       N/A
 62                                                  N/A                                                       N/A
 63                                                  N/A                                                       N/A
 64                                                  N/A                                                       N/A
 65                                                  N/A                                                       N/A
 66                                                  N/A                                                       N/A
 67                                                  N/A                                                       N/A
 68                                                  N/A                                                       N/A
 69                                                  N/A                                                       N/A
 70                                                  N/A                                                       N/A
 71                                                  N/A                                                       N/A
 72                                                  N/A                                                       N/A
 73                                                  N/A                                                       N/A
 74                                                  N/A                                                       N/A
 75                                  Food World Reserve Monthly Payment                                        N/A
 76                                                  N/A                                                       N/A
 77                                                  N/A                                                       N/A
 78                                                  N/A                                                       N/A
 79                                                  N/A                                                       N/A
 80                                                  N/A                                                       N/A
 81                                                  N/A                                                       N/A
 82                                                  N/A                                                       N/A
 83                                     Fanz Enterprises Rent Reserve                                          N/A
 84                                                  N/A                                                       N/A

                                                                                              CONTRACTUAL    CONTRACTUAL
                                                                               CUT-OFF DATE    RECURRING      RECURRING
                 LOAN                                                            PRINCIPAL    REPLACEMENT    REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)     RESERVE      RESERVE CAP
---   -------   -----   ----------------------------------------------------   ------------   -----------    -----------
 85               1     President Street Garage                                $  8,993,023    $      0             N/A
 86               1     Holiday Inn Express & Suites Fort Lauderdale Airport   $  8,468,486           4%            N/A
 87               2     Netherland Gardens Corp.                               $  8,244,232    $      0             N/A
 88               1     Intermountain Residence Inn Boise                      $  8,114,026           3%            N/A
 89               1     Spring Center Shopping Center                          $  8,000,000    $      0             N/A
 90               1     Banta Trails Office Park                               $  7,850,000    $ 16,103             N/A
 91               1     City Center Professional                               $  7,800,000    $  7,308        $ 29,232
 92               1     Airways Plaza                                          $  7,750,000    $ 22,140             N/A
 93               1     Sully Tech Center                                      $  7,600,000    $      0             N/A
 94               2     Woods Apartments                                       $  7,600,000    $ 43,680        $126,000
 95               1     30 E. 9th St. Owners Corp.                             $  7,481,056    $      0             N/A
 96               1     Principal Life Building                                $  7,470,355    $ 10,092        $ 30,264
 97               1     Stanley Square                                         $  7,366,223    $ 11,160        $ 22,500
 98               1     Newport Crossings                                      $  7,300,000    $      0             N/A
 99               2     Branford Hills Apartments                              $  7,100,000    $ 38,880             N/A
100               1     Stor-More Auburn                                       $  7,000,000    $ 19,200             N/A
101               1     Metro Park Executive Center                            $  6,950,000    $      0             N/A
102               1     Mission Business Center                                $  6,675,000    $  6,497        $ 13,500
103               1     Village at Novato                                      $  6,635,000    $  1,403             N/A
104               2     296 Austin Road                                        $  6,592,126    $ 31,200             N/A
105               1     StorHouse Self-Storage                                 $  6,500,000    $ 14,400        $ 28,800
106               1     Brea Industrial                                        $  6,450,000    $      0             N/A
107               1     30-34 Pearsall Owners Corp.                            $  6,296,188    $      0             N/A
108               2     Colonial Heights Apartments                            $  6,290,365    $ 21,250        $ 63,750
109               2     Copper Beech Townhomes IUP                             $  6,250,000    $ 18,000        $ 36,000
110               1     8401 New Trails Drive Office Building                  $  6,240,000    $ 20,590             N/A
111               2     Village Plaza Apartments                               $  6,226,000    $ 14,460        $ 14,450
112               1     Ramada Foothills Resort                                $  6,188,096           4%            N/A
113               1     Alhambra Shops                                         $  6,158,000    $  1,784             N/A
114               1     Walgreens (Baltimore) Ingleside                        $  6,060,282    $  1,769             N/A
115               1     Latham CVS                                             $  5,982,324    $  1,956             N/A
116               2     Alexis Park Apartments                                 $  5,973,034    $ 70,000             N/A
117               1     Camelot Professional Building                          $  5,915,988    $  6,109        $  6,109
118               1     Intermountain Residence Inn Spokane                    $  5,755,762           3%            N/A
119               1     Mallory Commons                                        $  5,750,000    $      0             N/A
120               1     Plaza West Shopping Center                             $  5,500,000    $      0             N/A
121               2     Fox & Hounds Apartments                                $  5,500,000    $ 25,224        $ 75,675
122               1     Deer Creek Woods Buildings 5S & 6S                     $  5,360,000    $      0             N/A
123               1     StoragePro                                             $  5,300,000    $ 10,176        $ 30,528
124               1     Hampton Inn - Stow                                     $  5,292,396           4%            N/A
125               2     Heinzsite Apartments                                   $  5,250,000    $ 46,200        $ 92,400
126               1     Best Western - Tampa                                   $  5,076,965           4%            N/A
127               1     White Sands Mall                                       $  5,000,000    $ 47,399             N/A
128               1     Scripps Health Office                                  $  5,000,000    $      0             N/A
129               1     ProMed Ontario Office                                  $  4,996,239    $  7,349        $ 23,243
130               1     Ashton Place                                           $  4,990,401    $ 23,100             N/A
131               1     Holiday Inn Express Frisco                             $  4,988,654           4%            N/A
132               1     Valley Del Rio Shopping Center                         $  4,988,028    $      0             N/A
133               1     230 Garth Road Owners, Inc.                            $  4,987,371    $      0             N/A
134               1     Starbucks Center                                       $  4,967,313    $  2,403             N/A
135               1     Broadway 111 Owners Corp.                              $  4,898,601    $      0             N/A
136               1     UG Buena Park Center                                   $  4,860,000    $  1,694             N/A
137               2     VE - Cedar Grove Apartments                            $  4,853,377    $ 42,000             N/A
138               1     Ateret Avot                                            $  4,760,491    $ 12,900             N/A
139               1     Rancho Pines Shopping Center                           $  4,635,000    $  3,315             N/A
140               1     150 East 93 Corp.                                      $  4,500,000    $      0             N/A
141               1     Mission Industrial Park                                $  4,493,434    $      0             N/A
142               2     Elmhurst Towers Apartments, Inc.                       $  4,492,462    $      0             N/A
143               1     Foodtown Plaza                                         $  4,479,212    $  5,448             N/A
144               1     Baymont Inn & Suites - Hot Springs                     $  4,414,730           4%            N/A
145               1     Deer Park MHC                                          $  4,400,000    $ 12,500             N/A
146               1     83 East Avenue Office                                  $  4,400,000    $  7,761             N/A
147               1     Torrance Medical Office                                $  4,371,562    $  4,302             N/A
148               1     Nu-Kote Distribution                                   $  4,370,000    $      0             N/A
149               2     Admiral Manor                                          $  4,269,618    $ 45,189             N/A
150               1     A&F Service Center                                     $  4,139,509    $  8,604             N/A
151               2     Park Village Apartments                                $  4,116,119    $ 11,200             N/A
152               1     Shoppes at Brantley Hall                               $  4,075,000    $  8,192        $ 24,576
153               1     Suburban Extended Stay - Orange Park                   $  4,070,221           4%            N/A
154               1     Suburban Extended Stay - Orlando                       $  4,070,221           4%            N/A
155               1     McKnight Retail                                        $  4,031,756    $  7,855             N/A
156               1     Shoppes on Saxon                                       $  4,000,000    $  1,284             N/A
157               1     Yampa River Office Park and Resort Center              $  4,000,000    $      0             N/A
158               1     101 East Washington                                    $  4,000,000    $      0             N/A
159               1     Fox Point Shops                                        $  3,992,268    $ 10,017        $ 30,051
160               1     Valley Center of Trussville                            $  3,989,824    $  4,704        $ 10,000
161               1     1980 Gallows Road Office                               $  3,937,451    $      0             N/A
162               1     Sports Authority - Albuqerque                          $  3,920,000    $  6,895        $ 20,685
163               2     Lark Ellen Villas                                      $  3,900,000    $      0             N/A
164               1     VE Holiday Inn Express Montgomery                      $  3,896,022           0%            N/A
165               1     Shrub Oak Center                                       $  3,894,744    $  2,832             N/A
166               1     Thunderbird Plaza                                      $  3,880,202    $  3,867        $ 11,600
167               1     Suburban Extended Stay - Atlanta                       $  3,845,485           4%            N/A
168      D        1     Rio Storage-Harlingen                                  $  2,252,315    $  8,723             N/A

      CONTRACTUAL                   CONTRACTUAL
       RECURRING                     RECURRING                    CONTRACTUAL
        LC & TI                       LC & TI                        OTHER
 #      RESERVE                     RESERVE CAP                     RESERVE
---   -----------   -------------------------------------------   -----------
 85    $      0                                             N/A     $     0
 86    $      0                                             N/A     $     0
 87    $      0                                             N/A     $     0
 88    $      0                                             N/A     $     0
 89    $      0                                             N/A     $     0
 90    $  5,029                                      $  450,000     $     0
 91    $  4,060                                      $  194,880     $     0
 92    $      0                                             N/A     $     0
 93    $  4,348                                      $  400,000     $     0
 94    $      0                                             N/A     $     0
 95    $      0                                             N/A     $     0
 96    $      0                                             N/A     $     0
 97    $  4,167                                      $  250,000     $     0
 98    $      0                                             N/A     $     0
 99    $      0                                             N/A     $     0
100    $      0                                             N/A     $     0
101    $  4,167                                      $  100,000     $     0
102    $  3,715                                      $   98,500     $     0
103    $      0                                             N/A     $     0
104    $      0                                             N/A     $     0
105    $      0                                             N/A     $     0
106    $  5,417                                             N/A     $     0
107    $      0                                             N/A     $     0
108    $      0                                             N/A     $     0
109    $      0                                             N/A     $     0
110    $  9,600                                      $  575,000     $     0
111    $      0                                             N/A     $     0
112    $      0                                             N/A     $     0
113    $  1,189                                      $   50,000     $     0
114    $      0                                             N/A     $     0
115    $      0                                             N/A     $     0
116    $      0                                             N/A     $     0
117    $  2,000                                      $   72,000     $     0
118    $      0                                             N/A     $     0
119    $      0                                             N/A     $     0
120    $  2,778                                      $  100,000     $     0
121    $      0                                             N/A     $11,111
122    $  1,668                                      $   60,036     $     0
123    $      0                                             N/A     $     0
124    $      0                                             N/A     $     0
125    $      0                                             N/A     $     0
126    $      0                                             N/A     $     0
127    $  5,665                                             N/A     $     0
128    $      0                                      $  200,000     $     0
129    $  3,062                                      $  116,214     $     0
130    $      0                                             N/A     $     0
131    $      0                                             N/A     $     0
132    $      0                                             N/A     $     0
133    $      0                                             N/A     $     0
134    $  2,002                                             N/A     $     0
135    $      0                                             N/A     $     0
136    $    149                                             N/A     $     0
137    $      0                                             N/A     $     0
138    $      0                                             N/A     $     0
139    $  1,625                                      $   75,000     $     0
140    $      0                                             N/A     $     0
141    $      0                                             N/A     $     0
142    $      0                                             N/A     $     0
143    $  2,269     $50,000.00 years 1-5; $35,000.00 years 6-10     $     0
144    $      0                                             N/A     $     0
145    $      0                                             N/A     $     0
146    $  3,070                                      $   73,735     $     0
147    $  1,790                                             N/A     $     0
148    $      0                                             N/A     $     0
149    $      0                                             N/A     $     0
150    $  1,673                                      $   80,000     $     0
151    $      0                                             N/A     $     0
152    $  2,083                                      $   75,000     $     0
153    $      0                                             N/A     $     0
154    $      0                                             N/A     $     0
155    $  1,858                                             N/A     $     0
156    $    267                                             N/A     $     0
157    $      0                                             N/A     $     0
158    $      0                                             N/A     $     0
159    $      0                                      $   80,181     $     0
160    $  2,600                                      $   65,000     $     0
161    $  3,062                                      $  100,000     $     0
162    $      0                                      $   68,950     $     0
163    $      0                                             N/A     $     0
164    $      0                                             N/A     $     0
165    $  1,667                                      $   70,000     $     0
166    $      0                                             N/A     $     0
167    $      0                                             N/A     $     0
168    $      0                                             N/A     $     0

                                                CONTRACTUAL                                            CONTRACTUAL
                                               OTHER RESERVE                                          OTHER RESERVE
 #                                              DESCRIPTION                                                CAP
---   ---------------------------------------------------------------------------------------------   -------------
 85                                                  N/A                                                       N/A
 86                                                  N/A                                                       N/A
 87                                                  N/A                                                       N/A
 88                                                  N/A                                                       N/A
 89                                                  N/A                                                       N/A
 90                                                  N/A                                                       N/A
 91                                                  N/A                                                       N/A
 92                                                  N/A                                                       N/A
 93                                                  N/A                                                       N/A
 94                                                  N/A                                                       N/A
 95                                                  N/A                                                       N/A
 96                                                  N/A                                                       N/A
 97                                                  N/A                                                       N/A
 98                                                  N/A                                                       N/A
 99                                                  N/A                                                       N/A
100                                                  N/A                                                       N/A
101                                                  N/A                                                       N/A
102                                                  N/A                                                       N/A
103                                                  N/A                                                       N/A
104                                                  N/A                                                       N/A
105                                                  N/A                                                       N/A
106                                                  N/A                                                       N/A
107                                                  N/A                                                       N/A
108                                                  N/A                                                       N/A
109                                                  N/A                                                       N/A
110                                                  N/A                                                       N/A
111                                                  N/A                                                       N/A
112                                                  N/A                                                       N/A
113                                                  N/A                                                       N/A
114                                                  N/A                                                       N/A
115                                                  N/A                                                       N/A
116                                                  N/A                                                       N/A
117                                                  N/A                                                       N/A
118                                                  N/A                                                       N/A
119                                                  N/A                                                       N/A
120                                                  N/A                                                       N/A
121                                          Seasonality Escrow                                           $100,000
122                                                  N/A                                                       N/A
123                                                  N/A                                                       N/A
124                                                  N/A                                                       N/A
125                                                  N/A                                                       N/A
126                                                  N/A                                                       N/A
127                                                  N/A                                                       N/A
128                                                  N/A                                                       N/A
129                                                  N/A                                                       N/A
130                                                  N/A                                                       N/A
131                                                  N/A                                                       N/A
132                                                  N/A                                                       N/A
133                                                  N/A                                                       N/A
134                                                  N/A                                                       N/A
135                                                  N/A                                                       N/A
136                                                  N/A                                                       N/A
137                                                  N/A                                                       N/A
138                                                  N/A                                                       N/A
139                                                  N/A                                                       N/A
140                                                  N/A                                                       N/A
141                                                  N/A                                                       N/A
142                                                  N/A                                                       N/A
143                                                  N/A                                                       N/A
144                                                  N/A                                                   $95,000
145                                                  N/A                                                       N/A
146                                                  N/A                                                       N/A
147                                                  N/A                                                       N/A
148                                                  N/A                                                       N/A
149                                                  N/A                                                       N/A
150                                                  N/A                                                       N/A
151                                                  N/A                                                       N/A
152                                                  N/A                                                       N/A
153                                                  N/A                                                       N/A
154                                                  N/A                                                       N/A
155                                                  N/A                                                       N/A
156                                                  N/A                                                       N/A
157                                                  N/A                                                       N/A
158                                                  N/A                                                       N/A
159                                                  N/A                                                       N/A
160                                                  N/A                                                       N/A
161                                                  N/A                                                       N/A
162                                                  N/A                                                       N/A
163                                                  N/A                                                       N/A
164                                                  N/A                                                       N/A
165                                                  N/A                                                       N/A
166                                                  N/A                                                       N/A
167                                                  N/A                                                       N/A
168                                                  N/A                                                       N/A

                                                                                              CONTRACTUAL    CONTRACTUAL
                                                                               CUT-OFF DATE    RECURRING      RECURRING
                 LOAN                                                            PRINCIPAL    REPLACEMENT    REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)     RESERVE      RESERVE CAP
---   -------   -----   ----------------------------------------------------   ------------   -----------    -----------
169      D        1     Rio Storage - Brownsville                              $  1,589,355    $  8,023             N/A
170               2     Park at Presa                                          $  3,840,599    $ 52,500             N/A
171               2     Crown Court Apartments                                 $  3,800,000    $ 35,750        $107,250
172               1     Hampton Inn Brevard                                    $  3,795,647           4%            N/A
173               1     Crowley Plaza                                          $  3,781,000    $      0             N/A
174               1     Napa Industrial                                        $  3,780,000    $  3,600        $ 10,800
175               2     Sylmar Mobile Home Park                                $  3,770,238    $  5,050             N/A
176               1     ELS - Scenic MHP                                       $  3,760,000    $      0             N/A
177               1     Barrett Lake MHP                                       $  3,700,000    $      0             N/A
178               1     VE Comfort Inn Chandler                                $  3,692,214           0%            N/A
179               2     Turnberry Apartments                                   $  3,598,317    $ 36,864             N/A
180               2     Fairfield Views Inc. a/k/a Fairfield Views, Inc.       $  3,597,483    $      0             N/A
181               1     Linkletter Self-Storage Facility                       $  3,597,351    $ 13,056        $ 12,978
182               1     18th and Everett                                       $  3,597,285    $      0        $ 10,341
183               1     Lakes Office Building                                  $  3,588,951    $  6,650        $ 13,300
184               1     Magnolia Self Storage                                  $  3,497,287    $ 17,907             N/A
185               1     1776 Woodstead Court                                   $  3,494,588    $  5,880             N/A
186               1     The Burley Inn Hotel & Convention Center               $  3,486,855           4%            N/A
187               1     Pak-It Inn Self Storage                                $  3,457,890    $ 13,871             N/A
188               2     Ocean Drive Apartments                                 $  3,450,000    $ 24,750             N/A
189               1     Culvers Strip Center                                   $  3,441,160    $  2,175             N/A
190               1     222 East 80 Corp.                                      $  3,400,000    $      0             N/A
191               2     La Acienda Gardens Apartments                          $  3,388,467    $ 38,500             N/A
192               1     Shoppes at Gallatin                                    $  3,347,496    $ 22,378        $ 25,344
193               1     St. Joe Center                                         $  3,327,200    $      0             N/A
194               1     Candlewood Suites - Yorktown                           $  3,300,000    $      0             N/A
195               1     MacGregor Square                                       $  3,205,000    $      0             N/A
196               1     Ocean Harbor Club Owners, Inc.                         $  3,194,315    $      0             N/A
197               1     Chase Street Self Storage                              $  3,145,404    $ 13,080        $ 25,000
198               1     Hampton Inn Albany                                     $  3,130,416           0%            N/A
199               1     Robinson Medical Center                                $  3,125,000    $  3,276        $  6,540
200               2     Cornish Home Brewery Apartments                        $  3,097,826    $  9,250        $  9,250
201               2     Mariner's Village Apartments                           $  3,067,492    $ 22,176             N/A
202               1     Lyndie Lane Office Center                              $  3,050,000    $  7,821        $ 10,800
203               1     Walgreens - Amelia, OH                                 $  3,025,000    $      0             N/A
204               2     Windsor Park Apartments                                $  3,000,000    $ 33,288             N/A
205               1     Post Road                                              $  3,000,000    $  6,060             N/A
206               1     Thorpe, North and Western Office                       $  2,989,749    $      0             N/A
207               1     Old Yorktown Village Owner's Corp.                     $  2,989,242    $      0             N/A
208               1     Spectrum Campus One Retail                             $  2,950,000    $      0             N/A
209               1     Jurupa Business Park                                   $  2,929,635    $      0             N/A
210               2     Ridgecrest MHP                                         $  2,900,000    $      0             N/A
211               2     Grayton Park Apartments                                $  2,890,591    $ 36,508             N/A
212               1     Oakland Center                                         $  2,890,497    $      0        $ 20,000
213               1     Save Mor Self Storage                                  $  2,797,923    $      0             N/A
214               1     Carrier Crossing Shopping Center                       $  2,794,242    $  4,335             N/A
215               2     2 Bronxville Road Owners, Inc.                         $  2,791,751    $      0             N/A
216               2     2615 Park Avenue Associates                            $  2,782,758    $      0             N/A
217               1     Arundel Mills Chipotle Center                          $  2,776,112    $      0             N/A
218               1     Ward Parkway Plaza                                     $  2,750,000    $      0             N/A
219               1     Quality Inn & Suites Des Moines                        $  2,735,415           4%            N/A
220               1     Placid Corners                                         $  2,724,000    $  2,738             N/A
221               1     Georgetown Shopping Center                             $  2,717,348    $      0             N/A
222               1     Sandy Plains Connection                                $  2,646,147    $      0             N/A
223               1     Arundel Mills Mens Wearhouse Center                    $  2,621,329    $      0             N/A
224               2     770 Owners Corp.                                       $  2,596,968    $      0             N/A
225               1     Jefferson Shoppes                                      $  2,596,948    $  3,186             N/A
226               2     Nordic Villa Apartments                                $  2,590,000    $ 23,000             N/A
227      E        1     AutoZone-Jacksonville, FL                              $    975,000    $  1,026             N/A
228      E        1     Autozone-Gaston, SC                                    $    885,000    $  1,026             N/A
229      E        1     Autozone-Winnsboro, SC                                 $    705,000    $  1,026             N/A
230               1     Sansone Plaza                                          $  2,548,207    $      0             N/A
231               1     Pak-It Inn (Lilburn)                                   $  2,523,163    $  9,884             N/A
232               2     Camelot Apartments Kenosha                             $  2,500,000    $ 28,000             N/A
233               2     Smith St. Gardens, Inc.                                $  2,496,198    $      0             N/A
234               2     Regency Square Apartments                              $  2,488,944    $ 23,100             N/A
235               1     Randy's U Store It                                     $  2,476,269    $  8,606             N/A
236               1     Regency Park Owners Corp.                              $  2,473,400    $      0             N/A
237               1     West Haven Center                                      $  2,446,574    $  7,959             N/A
238               1     Marcin Retail                                          $  2,416,538    $  2,994             N/A
239               1     139 East 63rd Street, Inc.                             $  2,400,000    $      0             N/A
240               2     380-384 Prospect Place                                 $  2,396,498    $  6,250             N/A
241               1     Route 6 Self Storage                                   $  2,366,282    $  6,049             N/A
242               1     Bentwater Retail Village, LLC                          $  2,342,713    $  1,911             N/A
243               1     Burlington & East 19th Buildings                       $  2,336,293    $  5,158        $ 15,474
244               1     Bethel Office Buildings                                $  2,298,496    $  9,338             N/A
245               1     Hennessey Building                                     $  2,296,606    $    936             N/A
246               1     Thomas Road                                            $  2,250,000    $  1,467             N/A
247               1     Commercial Plaza                                       $  2,248,349    $  6,261             N/A
248               2     12 Peachtree Avenue                                    $  2,201,431    $  4,500             N/A
249               2     Wyngate Apartments                                     $  2,200,000    $ 11,250             N/A
250               1     First Colony Center                                    $  2,199,000    $      0             N/A
251               1     Walgreens Reno                                         $  2,198,285    $      0             N/A
252               1     Dora Canal Plaza                                       $  2,196,699    $  3,300             N/A

      CONTRACTUAL                   CONTRACTUAL
       RECURRING                     RECURRING                    CONTRACTUAL
        LC & TI                       LC & TI                        OTHER
 #      RESERVE                     RESERVE CAP                     RESERVE
---   -----------   -------------------------------------------   -----------
169    $      0                                             N/A     $     0
170    $      0                                             N/A     $     0
171    $      0                                             N/A     $     0
172    $      0                                             N/A     $11,723
173    $  2,083                                      $   50,000     $     0
174    $      0                                      $  100,000     $     0
175    $      0                                             N/A     $     0
176    $      0                                             N/A     $     0
177    $      0                                             N/A     $     0
178    $      0                                             N/A     $     0
179    $      0                                             N/A     $     0
180    $      0                                             N/A     $     0
181    $      0                                             N/A     $     0
182    $      0                                      $   35,634     $     0
183    $  2,956                                      $  177,330     $     0
184    $      0                                             N/A     $     0
185    $  3,262                                             N/A     $     0
186    $      0                                             N/A     $     0
187    $      0                                             N/A     $     0
188    $      0                                             N/A     $     0
189    $    917                                      $   33,000     $     0
190    $      0                                             N/A     $     0
191    $      0                                             N/A     $     0
192    $    704                                             N/A     $     0
193    $  3,684                                      $   70,000     $     0
194    $      0                                             N/A     $     0
195    $    833                                      $   30,000     $     0
196    $      0                                             N/A     $     0
197    $      0                                             N/A     $     0
198    $      0                                             N/A     $     0
199    $  1,816                                      $   65,000     $     0
200    $      0                                             N/A     $     0
201    $      0                                             N/A     $     0
202    $  1,042                                      $   75,000     $     0
203    $      0                                             N/A     $     0
204    $      0                                             N/A     $     0
205    $      0                                             N/A     $     0
206    $  2,627                                      $  175,000     $     0
207    $      0                                             N/A     $     0
208    $      0                                             N/A     $     0
209    $      0                                             N/A     $     0
210    $      0                                             N/A     $     0
211    $      0                                             N/A     $     0
212    $      0                                      $   80,000     $     0
213    $      0                                             N/A     $     0
214    $  2,500                                      $  100,000     $     0
215    $      0                                             N/A     $     0
216    $      0                                             N/A     $     0
217    $    533                                             N/A     $     0
218    $      0                                             N/A     $     0
219    $      0                                             N/A     $     0
220    $      0                                             N/A     $     0
221    $  1,667                                      $   60,000     $     0
222    $  1,000                                      $   50,000     $     0
223    $    833                                             N/A     $     0
224    $      0                                             N/A     $     0
225    $  1,062                                      $   50,000     $     0
226    $      0                                             N/A     $     0
227    $      0                                             N/A     $     0
228    $      0                                             N/A     $     0
229    $      0                                             N/A     $     0
230    $  1,900                                      $   30,000     $     0
231    $      0                                             N/A     $     0
232    $      0                                             N/A     $     0
233    $      0                                             N/A     $     0
234    $      0                                             N/A     $     0
235    $      0                                             N/A     $     0
236    $      0                                             N/A     $     0
237    $  2,500                                      $   75,000     $     0
238    $  1,667                                      $   75,000     $     0
239    $      0                                             N/A     $     0
240    $      0                                             N/A     $     0
241    $      0                                             N/A     $     0
242    $      0                                      $   50,000     $     0
243    $  2,083                                      $   50,000     $     0
244    $  1,153                                             N/A     $     0
245    $    663                                             N/A     $     0
246    $    595                                             N/A     $     0
247    $      0                                      $   50,000     $     0
248    $      0                                             N/A     $     0
249    $      0                                             N/A     $     0
250    $    661                                             N/A     $     0
251    $      0                                             N/A     $     0
252    $  1,100                                             N/A     $     0

                                                CONTRACTUAL                                            CONTRACTUAL
                                               OTHER RESERVE                                          OTHER RESERVE
 #                                              DESCRIPTION                                                CAP
---   ---------------------------------------------------------------------------------------------   -------------
169                                                  N/A                                                       N/A
170                                                  N/A                                                       N/A
171                                                  N/A                                                       N/A
172                                          Seasonality Reserve                                               N/A
173                                                  N/A                                                       N/A
174                                                  N/A                                                       N/A
175                                                  N/A                                                       N/A
176                                                  N/A                                                       N/A
177                                                  N/A                                                       N/A
178                                                  N/A                                                       N/A
179                                                  N/A                                                       N/A
180                                                  N/A                                                       N/A
181                                                  N/A                                                       N/A
182                                                  N/A                                                       N/A
183                                                  N/A                                                       N/A
184                                                  N/A                                                       N/A
185                                                  N/A                                                       N/A
186                                                  N/A                                                       N/A
187                                                  N/A                                                       N/A
188                                                  N/A                                                       N/A
189                                                  N/A                                                       N/A
190                                                  N/A                                                       N/A
191                                                  N/A                                                       N/A
192                                                  N/A                                                       N/A
193                                                  N/A                                                       N/A
194                                                  N/A                                                       N/A
195                                                  N/A                                                       N/A
196                                                  N/A                                                       N/A
197                                                  N/A                                                       N/A
198                                                  N/A                                                       N/A
199                                                  N/A                                                       N/A
200                                                  N/A                                                       N/A
201                                                  N/A                                                       N/A
202                                                  N/A                                                       N/A
203                                                  N/A                                                       N/A
204                                                  N/A                                                       N/A
205                                                  N/A                                                       N/A
206                                                  N/A                                                       N/A
207                                                  N/A                                                       N/A
208                                                  N/A                                                       N/A
209                                                  N/A                                                       N/A
210                                                  N/A                                                       N/A
211                                                  N/A                                                       N/A
212                                                  N/A                                                       N/A
213                                                  N/A                                                       N/A
214                                                  N/A                                                       N/A
215                                                  N/A                                                       N/A
216                                                  N/A                                                       N/A
217                                                  N/A                                                       N/A
218                                                  N/A                                                       N/A
219                                                  N/A                                                       N/A
220                                                  N/A                                                       N/A
221                                                  N/A                                                       N/A
222                                                  N/A                                                       N/A
223                                                  N/A                                                       N/A
224                                                  N/A                                                       N/A
225                                                  N/A                                                       N/A
226                                                  N/A                                                       N/A
227                                                  N/A                                                       N/A
228                                                  N/A                                                       N/A
229                                                  N/A                                                       N/A
230                                                  N/A                                                       N/A
231                                                  N/A                                                       N/A
232                                                  N/A                                                       N/A
233                                                  N/A                                                       N/A
234                                                  N/A                                                       N/A
235                                                  N/A                                                       N/A
236                                                  N/A                                                       N/A
237                                                  N/A                                                       N/A
238                                                  N/A                                                       N/A
239                                                  N/A                                                       N/A
240                                                  N/A                                                       N/A
241                                                  N/A                                                       N/A
242                                                  N/A                                                       N/A
243                                                  N/A                                                       N/A
244                                                  N/A                                                       N/A
245                                                  N/A                                                       N/A
246                                                  N/A                                                       N/A
247                                                  N/A                                                       N/A
248                                                  N/A                                                       N/A
249                                                  N/A                                                       N/A
250                                                  N/A                                                       N/A
251                                                  N/A                                                       N/A
252                                                  N/A                                                       N/A

                                                                                              CONTRACTUAL    CONTRACTUAL
                                                                               CUT-OFF DATE    RECURRING      RECURRING
                 LOAN                                                            PRINCIPAL    REPLACEMENT    REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)     RESERVE      RESERVE CAP
---   -------   -----   ----------------------------------------------------   ------------   -----------    -----------
253               1     Zeppe's Plaza                                          $  2,194,694    $  3,156             N/A
254               2     Alexander Hamilton Plaza Apts                          $  2,194,536    $ 40,500        $121,500
255               1     Oakridge Shopping Center                               $  2,192,969    $      0             N/A
256               1     Edwards Buildings                                      $  2,181,918    $      0             N/A
257               1     Greenwood Oaks Business Park                           $  2,178,344    $ 11,578             N/A
258               1     Oaktree Plaza Shopping Center                          $  2,176,877    $ 24,000        $ 59,000
259               1     Colonial Square Office Park                            $  2,175,000    $  4,183        $ 25,098
260               1     Highwood Retail                                        $  2,166,913         0.0%            N/A
261               1     Lake Shore Plaza                                       $  2,149,689    $      0             N/A
262               1     2246-2260 Marietta Boulevard                           $  2,124,177    $  7,608             N/A
263               1     Rosebud Business Park                                  $  2,120,000    $  6,108             N/A
264               1     700 Market Street                                      $  2,098,416    $      0             N/A
265               1     Airport Kirkwood Shopping Center                       $  2,094,696    $  1,968             N/A
266               1     Broad Street Retail                                    $  2,053,501    $  1,218             N/A
267               2     Woodhurst Apartments                                   $  2,050,000    $  9,504        $ 38,000
268               1     Overland Park Center                                   $  2,020,000    $      0             N/A
269               1     Shepard Building                                       $  1,996,831    $      0             N/A
270               2     Woodlands Apartments                                   $  1,994,887    $ 24,500             N/A
271               1     Clayton's Self Storage                                 $  1,989,523    $      0             N/A
272               1     Harrison Retail Center                                 $  1,943,288    $      0             N/A
273               2     Westshore Estates                                      $  1,938,788    $  7,500             N/A
274               1     The Shoppes at Provo Town Center                       $  1,927,693    $      0             N/A
275               1     16872 East 90 Corp.                                    $  1,850,000    $      0             N/A
276               2     15-45 Elam St                                          $  1,828,534    $ 14,000             N/A
277               1     Cherryway Medical Center                               $  1,760,000    $  2,160        $  8,000
278               2     3176 Decatur Avenue Owners, Inc.                       $  1,748,902    $      0             N/A
279               1     Grooster Corp.                                         $  1,747,167    $      0             N/A
280               2     602 Avenue T Owners Corp.                              $  1,745,320    $      0             N/A
281               1     Desoto Clocktower                                      $  1,742,956    $  5,719             N/A
282               1     Rite Aid Lansing                                       $  1,726,698    $  1,677             N/A
283               1     East 60 Village                                        $  1,718,756    $  1,274        $  3,822
284               2     Whitehall Apartments                                   $  1,700,000    $ 18,504        $ 55,000
285               1     Tropic Isle RV Park                                    $  1,700,000    $  7,300             N/A
286               2     Monaco Lake East Apartments, LLC                       $  1,698,696    $ 36,240             N/A
287               1     El Cajon Mini Storage                                  $  1,697,506    $      0             N/A
288               1     Richfield Commons                                      $  1,694,539    $  2,395             N/A
289               1     Illinois Pointe Shoppes                                $  1,682,523    $      0             N/A
290               1     Palm Terrace Mobile Home Park                          $  1,658,789    $  2,400             N/A
291               1     588 Apartments Corp.                                   $  1,643,781    $      0             N/A
292               1     Plainfield Retail Center                               $  1,635,000    $      0             N/A
293               1     682 Tenant Corporation                                 $  1,624,420    $      0             N/A
294               2     McAdams Apartments                                     $  1,617,837    $ 16,500             N/A
295               2     Ocean Kay Realty Corp.                                 $  1,600,000    $      0             N/A
296               2     Lakeshore Apartments                                   $  1,600,000    $ 18,660             N/A
297               1     Promenade in the Village at Fox Run                    $  1,598,806    $  2,060        $  6,180
298               2     Parkview Apartments                                    $  1,598,790    $ 18,400             N/A
299               1     Copperas Cove Shopping Center                          $  1,597,619    $      0             N/A
300               2     San Jose Apartments                                    $  1,597,458    $ 14,212             N/A
301               1     Cubby Hole Texas                                       $  1,596,885    $      0             N/A
302               1     1935 Retail                                            $  1,575,000    $      0             N/A
303               1     Bay Storage                                            $  1,523,912    $      0             N/A
304               2     Eliana Apartments                                      $  1,504,000    $ 13,500             N/A
305               1     Timuquana Oaks Center                                  $  1,498,881    $  3,558             N/A
306               2     Autumn Trace Apartments                                $  1,498,865    $ 23,040             N/A
307               2     Fairfield Tenant Corp.                                 $  1,496,258    $      0             N/A
308               2     Sherwood Village Cooperative A, Inc.                   $  1,449,177    $      0             N/A
309               2     Sunset Green Housing Corporation                       $  1,400,000    $      0             N/A
310               2     Rivercrest Village                                     $  1,396,842    $ 17,250             N/A
311               1     Ipswich House, Inc.                                    $  1,396,123    $      0             N/A
312               2     Ellicott Shores Apartments                             $  1,394,021    $ 12,250             N/A
313               2     5425 Valles Avenue Owners Corp.                        $  1,349,052    $      0             N/A
314               1     Centerpoint West Shopping Center                       $  1,345,685    $      0             N/A
315               1     Aransas Pass Retail                                    $  1,340,000    $      0             N/A
316               1     340 West Owners Corp.                                  $  1,324,156    $      0             N/A
317               1     Verizon Wireless Free Standing Building                $  1,318,971    $      0             N/A
318               2     Riverbend Estates Mobile Home Park                     $  1,290,658    $  8,000             N/A
319               1     Shoppes at Jefferson Place                             $  1,278,037    $      0             N/A
320               1     Spruce Tree MHC                                        $  1,274,126    $  4,000             N/A
321               2     Amberwood Apartment Homes                              $  1,272,000    $ 19,250             N/A
322               1     Riviera Towne Center                                   $  1,253,305    $  2,700             N/A
323               1     Sycamore Place Shopping Center                         $  1,247,058    $      0             N/A
324               1     Alverser Commons                                       $  1,234,109    $      0             N/A
325               1     Attic Storage                                          $  1,198,454    $      0             N/A
326               1     222 Bowery Owners Corp.                                $  1,198,200    $      0             N/A
327               1     Rite Aid - Shelbyville, KY                             $  1,198,114    $  2,185             N/A
328               2     Kenwood Apartments                                     $  1,197,127    $ 23,500             N/A
329               2     Fairmount Hills Apartments                             $  1,167,991    $ 12,000             N/A
330               1     Advance Auto Parts                                     $  1,148,437    $    700             N/A
331               2     Rock Garden Apartments                                 $  1,097,308    $ 10,000             N/A
332               2     Kings Landing Apartments                               $    999,244    $ 15,264             N/A
333               2     Summit House, Inc.                                     $    998,925    $      0             N/A
334               2     2909 Ocean Avenue Owners Corp.                         $    996,828    $      0             N/A
335               2     Sunset Mobile Home Park                                $    995,020    $      0             N/A
336               2     Applewood MHP                                          $    949,326    $  4,600             N/A

      CONTRACTUAL                   CONTRACTUAL
       RECURRING                     RECURRING                    CONTRACTUAL
        LC & TI                       LC & TI                        OTHER
 #      RESERVE                     RESERVE CAP                     RESERVE
---   -----------   -------------------------------------------   -----------
253      $1,250                                      $   45,000   $     0
254        $0                                               N/A   $     0
255        $0                                        $   70,000   $     0
256      $2,500                                      $   90,000   $     0
257      $4,815                                             N/A   $     0
258       $992                                       $   36,000   $     0
259       $836                                       $   60,174   $     0
260        $0                                               N/A   $     0
261        $0                                               N/A   $     0
262      $1,000                                             N/A   $     0
263      $1,248                                      $   80,000   $     0
264       $833                                       $   40,000   $     0
265      $1,313                                      $   47,265   $     0
266       $635                                              N/A   $     0
267        $0                                               N/A   $     0
268       $625(10)                                          N/A   $     0
269        $0                                               N/A   $     0
270        $0                                               N/A   $     0
271        $0                                               N/A   $     0
272       $769                                       $   50,000   $     0
273        $0                                               N/A   $     0
274       $900                                       $   32,400   $     0
275        $0                                               N/A   $     0
276        $0                                               N/A   $     0
277        $0                                               N/A   $     0
278        $0                                               N/A   $     0
279        $0                                               N/A   $     0
280        $0                                               N/A   $     0
281      $1,500                                      $   72,000   $     0
282       $932(11)                                          N/A   $ 2,000
283       $847                                       $   30,486   $     0
284        $0                                               N/A   $     0
285        $0                                               N/A   $     0
286        $0                                               N/A   $     0
287        $0                                               N/A   $     0
288       $625                                       $   30,000   $     0
289       $692                                       $   75,000   $     0
290        $0                                               N/A   $     0
291        $0                                               N/A   $     0
292       $667                                       $   24,000   $     0
293        $0                                               N/A   $     0
294        $0                                               N/A   $     0
295        $0                                               N/A   $     0
296        $0                                               N/A   $     0
297       $973                                       $   45,000   $     0
298        $0                                               N/A   $     0
299       $833                                       $   70,000   $     0
300        $0                                               N/A   $     0
301        $0                                               N/A   $     0
302        $0                                               N/A   $     0
303        $0                                               N/A   $     0
304        $0                                               N/A   $     0
305       $593                                       $   25,000   $     0
306        $0                                               N/A   $     0
307        $0                                               N/A   $     0
308        $0                                               N/A   $     0
309        $0                                               N/A   $     0
310        $0                                               N/A   $     0
311        $0                                               N/A   $     0
312        $0                                               N/A   $     0
313        $0                                               N/A   $     0
314       $417                                       $   40,000   $ 4,789
315      $2,727                                      $   75,000   $     0
316        $0                                               N/A   $     0
317        $0                                               N/A   $     0
318        $0                                               N/A   $     0
319       $880                                       $   55,000   $     0
320        $0                                               N/A   $     0
321        $0                                               N/A   $     0
322       $739                                       $   53,208   $     0
323      $1,000                                      $   35,000   $     0
324       $500                                       $   30,000   $     0
325        $0                                               N/A   $     0
326        $0                                               N/A   $     0
327        $0                                               N/A   $     0
328        $0                                               N/A   $     0
329        $0                                               N/A   $     0
330        $0                                               N/A   $     0
331        $0                                               N/A   $     0
332        $0                                               N/A   $     0
333        $0                                               N/A   $     0
334        $0                                               N/A   $     0
335        $0                                               N/A   $     0
336        $0                                               N/A   $     0

                                                CONTRACTUAL                                            CONTRACTUAL
                                               OTHER RESERVE                                          OTHER RESERVE
 #                                              DESCRIPTION                                                CAP
---   ---------------------------------------------------------------------------------------------   -------------
253                                                  N/A                                                       N/A
254                                                  N/A                                                       N/A
255                                                  N/A                                                       N/A
256                                                  N/A                                                       N/A
257                                                  N/A                                                       N/A
258                                                  N/A                                                       N/A
259                                                  N/A                                                       N/A
260                                                  N/A                                                       N/A
261                                                  N/A                                                       N/A
262                                                  N/A                                                       N/A
263                                                  N/A                                                       N/A
264                                                  N/A                                                       N/A
265                                                  N/A                                                       N/A
266                                                  N/A                                                       N/A
267                                                  N/A                                                       N/A
268                                                  N/A                                                       N/A
269                                                  N/A                                                       N/A
270                                                  N/A                                                       N/A
271                                                  N/A                                                       N/A
272                                                  N/A                                                       N/A
273                                                  N/A                                                       N/A
274                                                  N/A                                                       N/A
275                                                  N/A                                                       N/A
276                                                  N/A                                                       N/A
277                                                  N/A                                                       N/A
278                                                  N/A                                                       N/A
279                                                  N/A                                                       N/A
280                                                  N/A                                                       N/A
281                                                  N/A                                                       N/A
282       Monthly Debt Reserve. Required if Initial Reserve falls below $99,920. Capped at $100,000            N/A
283                                                  N/A                                                       N/A
284                                                  N/A                                                       N/A
285                                                  N/A                                                       N/A
286                                                  N/A                                                       N/A
287                                                  N/A                                                       N/A
288                                                  N/A                                                       N/A
289                                                  N/A                                                       N/A
290                                                  N/A                                                       N/A
291                                                  N/A                                                       N/A
292                                                  N/A                                                       N/A
293                                                  N/A                                                       N/A
294                                                  N/A                                                       N/A
295                                                  N/A                                                       N/A
296                                                  N/A                                                       N/A
297                                                  N/A                                                       N/A
298                                                  N/A                                                       N/A
299                                                  N/A                                                       N/A
300                                                  N/A                                                       N/A
301                                                  N/A                                                       N/A
302                                                  N/A                                                       N/A
303                                                  N/A                                                       N/A
304                                                  N/A                                                       N/A
305                                                  N/A                                                       N/A
306                                                  N/A                                                       N/A
307                                                  N/A                                                       N/A
308                                                  N/A                                                       N/A
309                                                  N/A                                                       N/A
310                                                  N/A                                                       N/A
311                                                  N/A                                                       N/A
312                                                  N/A                                                       N/A
313                                                  N/A                                                       N/A
314                                       Roof Replacement Reserve                                         $57,470
315                                                  N/A                                                       N/A
316                                                  N/A                                                       N/A
317                                                  N/A                                                       N/A
318                                                  N/A                                                       N/A
319                                                  N/A                                                       N/A
320                                                  N/A                                                       N/A
321                                                  N/A                                                       N/A
322                                                  N/A                                                       N/A
323                                                  N/A                                                       N/A
324                                                  N/A                                                       N/A
325                                                  N/A                                                       N/A
326                                                  N/A                                                       N/A
327                                                  N/A                                                       N/A
328                                                  N/A                                                       N/A
329                                                  N/A                                                       N/A
330                                                  N/A                                                       N/A
331                                                  N/A                                                       N/A
332                                                  N/A                                                       N/A
333                                                  N/A                                                       N/A
334                                                  N/A                                                       N/A
335                                                  N/A                                                       N/A
336                                                  N/A                                                       N/A

                                                                                              CONTRACTUAL    CONTRACTUAL
                                                                               CUT-OFF DATE    RECURRING      RECURRING
                 LOAN                                                            PRINCIPAL    REPLACEMENT    REPLACEMENT
 #    CROSSED   GROUP   LOAN NAME                                               BALANCE (1)     RESERVE      RESERVE CAP
---   -------   -----   ----------------------------------------------------   ------------   -----------    -----------
337               1     523-533 Tenants Corp.                                  $    937,520    $      0             N/A
338               2     Dewey Avenue Apartments                                $    911,300    $  9,250        $ 27,750
339               2     Cambridge House Tenants Corporation                    $    898,528    $      0             N/A
340               1     Levin Center                                           $    879,392    $      0             N/A
341               2     Lincoln Park Manor Tenant Corp.                        $    846,915    $      0             N/A
342               1     Recker Brown Pad                                       $    821,366    $    330             N/A
343               1     Prince Lofts, Inc.                                     $    800,000    $      0             N/A
344               2     Villa Denese Mobile Home Park                          $    799,474    $  2,800             N/A
345               2     Randall Heights Apts                                   $    799,383    $  9,256             N/A
346               2     Swiss Garden Townhomes                                 $    749,492    $  4,000             N/A
347               2     Summer Bend Apartments                                 $    749,433    $  8,640             N/A
348               1     Angels Attic Self Storage                              $    748,509    $      0             N/A
349               1     Colma Mixed Use                                        $    747,915    $  1,000             N/A
350               1     Clovis Shopping Center                                 $    747,194    $      0             N/A
351               1     230 East 18th Street Corporation                       $    696,280    $      0             N/A
352               1     26 Pondfield Road West Owners, Inc.                    $    623,406    $      0             N/A
353               1     111 West 11 Corp.                                      $    596,569    $      0             N/A
354               1     214 West 16th Street Owners Corp.                      $    500,000    $      0             N/A
355               1     Standish Cabot Apartments, Inc.                        $    499,612    $      0             N/A
356               2     37-31 149th St. Owners, Inc.                           $    498,602    $      0             N/A
357               1     3300 West Illinois                                     $    399,068    $      0             N/A
358               1     Tribeca Tower Inc.                                     $    345,018    $      0             N/A
359               2     Fountain Manor Estates, Incorporated                   $    249,792    $      0             N/A
360               2     Ivydene Co-Op, Inc.                                    $    172,960    $      0             N/A

      CONTRACTUAL                   CONTRACTUAL
       RECURRING                     RECURRING                    CONTRACTUAL
        LC & TI                       LC & TI                        OTHER
 #      RESERVE                     RESERVE CAP                     RESERVE
---   -----------   -------------------------------------------   -----------
337    $      0                                             N/A     $     0
338    $      0                                             N/A     $     0
339    $      0                                             N/A     $     0
340    $    233                                         $28,000     $     0
341    $      0                                             N/A     $     0
342    $      0                                             N/A     $     0
343    $      0                                             N/A     $     0
344    $      0                                             N/A     $     0
345    $      0                                             N/A     $     0
346    $      0                                             N/A     $     0
347    $      0                                             N/A     $     0
348    $      0                                             N/A     $     0
349    $    417                                         $20,000     $     0
350    $    417                                         $62,000     $     0
351    $      0                                             N/A     $     0
352    $      0                                             N/A     $     0
353    $      0                                             N/A     $     0
354    $      0                                             N/A     $     0
355    $      0                                             N/A     $     0
356    $      0                                             N/A     $     0
357    $    333                                         $20,000     $     0
358    $      0                                             N/A     $     0
359    $      0                                             N/A     $     0
360    $      0                                             N/A     $     0

                                                CONTRACTUAL                                            CONTRACTUAL
                                               OTHER RESERVE                                          OTHER RESERVE
 #                                              DESCRIPTION                                                CAP
---   ---------------------------------------------------------------------------------------------   -------------
337                                                  N/A                                                       N/A
338                                                  N/A                                                       N/A
339                                                  N/A                                                       N/A
340                                                  N/A                                                       N/A
341                                                  N/A                                                       N/A
342                                                  N/A                                                       N/A
343                                                  N/A                                                       N/A
344                                                  N/A                                                       N/A
345                                                  N/A                                                       N/A
346                                                  N/A                                                       N/A
347                                                  N/A                                                       N/A
348                                                  N/A                                                       N/A
349                                                  N/A                                                       N/A
350                                                  N/A                                                       N/A
351                                                  N/A                                                       N/A
352                                                  N/A                                                       N/A
353                                                  N/A                                                       N/A
354                                                  N/A                                                       N/A
355                                                  N/A                                                       N/A
356                                                  N/A                                                       N/A
357                                                  N/A                                                       N/A
358                                                  N/A                                                       N/A
359                                                  N/A                                                       N/A
360                                                  N/A                                                       N/A

A THE UNDERLYING MORTGAGE LOANS SECURED BY SPRINGDALE CENTER, CHICOPEE MARKETPLACE SHOPPING CENTER, WILKES-BARRE TOWNE MARKETPLACE, COBBLESTONE VILLAGE AND FASHION SQUARE SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY THE COTTAGES OF FALL CREEK, THE ORCHARD APARTMENTS, AND BRIARWOOD APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

C THE UNDERLYING MORTGAGE LOANS SECURED BY THREE CITY CENTER, LAZY BOY DISTRIBUTION CENTER AND JACOBSON WAREHOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

D THE UNDERLYING MORTGAGE LOANS SECURED BY RIO STORAGE-HARLINGEN AND RIO STORAGE - BROWNSVILLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

E THE UNDERLYING MORTGAGE LOANS SECURED BY AUTOZONE-JACKSONVILLE, FL, AUTOZONE-GASTON, SC AND AUTOZONE-WINNSBORO, SC ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  THE BORROWER IS REQUIRED TO MAKE MONTHLY DEPOSITS EQUAL TO THE GREATER OF
     (I) THE AMOUNT REQUIRED TO BE RESERVED PURSUANT TO THE MANAGEMENT AGREEMENT AND (II) 2% OF GROSS INCOME FROM OPERATIONS DURING CALENDAR YEAR 2006, 3% OF GROSS INCOME FROM OPERATIONS DURING CALENDAR YEAR 2007, AND 4% OF GROSS INCOME FROM OPERATIONS THEREAFTER BEGINNING IN CALENDAR YEAR 2008 TO FUND CERTAIN FF&E PAYMENTS; PROVIDED THAT DURING CERTAIN PERIODS IN WHICH THE PROPERTY IS MANAGED BY THE CURRENT PROPERTY MANAGER, AN APPLICABLE MARRIOTT ENTITY OR A QUALIFIED REPLACEMENT, THE BORROWER IS REQUIRED TO DEPOSIT ONLY AN AMOUNT, IF ANY, EQUAL TO THE DIFFERENCE BETWEEN THE AMOUNT RESERVED BY THE CURRENT PROPERTY MANAGER UNDER THE MANAGEMENT AGREEMENT AND THE RELATED RESERVE AMOUNT REQUIRED BY THE LOAN DOCUMENTS.

(3) COMMENCING ON 9/11/2007 TO 8/11/2012 BORROWER SHALL MAKE MONTHLY PAYMENTS OF $33,312.50 INTO THE FF&E RESERVE. COMMENCING ON 9/11/2012 AND CONTINUING THROUGH AND INCLUDING THE PAYMENT DATE IMMEDIATELY PRECEDING THE MATURITY DATE, BORROWER SHALL MAKE MONTHLY PAYMENTS EQUAL TO 4% OF EGI.

(4) PAYMENTS TO THE FF&E RESERVE WILL BE 3% OF EGI UNTIL 6/11/2008 AND 4% THEREAFTER UNTIL DEBT HAS BEEN REPAID.

(5) BEGINNING OCTOBER 1, 2008 TO AND INCLUDING SEPTEMBER 1, 2011, $17,114 MONTHLY; FROM OCTOBER 1, 2011 TO AND INCLUDING SEPTEMBER 1, 2012, $34,228 MONTHLY; FROM OCTOBER 1, 2012 TO AND INCLUDING SEPTEMBER 1, 2014, $51,343 MONTHLY; FROM OCTOBER 1, 2014 TO AND INCLUDING SEPTEMBER 1, 2015, $68,457 MONTHLY; AND FROM OCTOBER 1, 2015 TO AND INCLUDING SEPTEMBER 1, 2016, $85,571 MONTHLY. THE BORROWER SHALL CONTINUE TO MAKE TENANT IMPROVEMENT AND LEASING COMMISSION MONTHLY PAYMENTS UNTIL THE EARLIER OF (I) THE DATE WHICH IS 12 MONTHS PRIOR TO THE EXPIRATION OF THE SRA INTERNATIONAL, INC. ("SRA") LEASE, (II) THE DATE OF ANY TERMINATION OF AN SRA LEASE, OR (III) TWELVE MONTHS PRIOR TO SEPTEMBER 1, 2016. UPON THE OCCURRENCE OF AN SRA TRIGGER EVENT, THE BORROWER SHALL PAY TO LENDER MONTHLY DEPOSITS IN THE AMOUNT OF $100,000 FOR THE TENANT IMPROVEMENT AND LEASING COMMISSION RESERVE UNTIL THE EARLIER OF (X) THE BALANCE OF THE TENANT IMPROVEMENT AND LEASING COMMISSION RESERVE EQUALS OR EXCEEDS $4,169,000 AND NO EVENT OF DEFAULT SHALL THEN EXIST OR IS CONTINUING, (Y) THE SRA LEASE IS RENEWED PURSUANT TO CERTAIN STATED CONDITIONS OR (Z) LENDER SHALL HAVE APPROVED A REPLACEMENT LEASE PURSUANT TO CERTAIN STATED CONDITIONS. NOTWITHSTANDING THE FOREGOING, IF SRA INTERNATIONAL, INC. RENEWS THE SRA LEASE WITH RESPECT TO NOT LESS THAN 146,000 SQUARE FEET, THEN THE REQUIRED BALANCE SHALL BE REDUCED BY AN AMOUNT EQUAL TO $20 MULTIPLIED BY THE NUMBER OF SQUARE FEET.

(6) THE BORROWER IS REQUIRED TO MAKE MONTHLY PAYMENTS INTO A REPLACEMENT RESERVE ACCOUNT TO FUND ONGOING REPAIRS AND REPLACEMENTS PURSUANT TO THE FOLLOWING SCHEDULE: (A) COMMENCING ON AUGUST 1, 2006 AND UP TO AND INCLUDING JULY 1, 2007 AN AMOUNT EQUAL TO $13,317, (B) COMMENCING ON AUGUST 1, 2007 AND UP TO AND INCLUDING JULY 1, 2008 AN AMOUNT EQUAL TO $16,645,
     (C) COMMENCING ON AUGUST 1, 2008 AND UP TO AND INCLUDING JULY 1, 2009 AN AMOUNT EQUAL TO $19,975, AND (D) COMMENCING ON AUGUST 1, 2009 AN AMOUNT EQUAL TO $23,304. DEPOSITS INTO THE REPLACEMENT RESERVE ACCOUNT WILL NOT BE REQUIRED IF THE BALANCE EQUALS OR EXCEEDS $343,000.

(7) COMMENCING ON 8/11/2012 TO 6/11/2015 MONTHLY CONTRIBUTIONS TO THE TI/LC RESERVE BECOME $70,833.33. COMMENCING ON 8/11/2015 TO 6/11/2016 MONTHLY CONTRIBUTIONS BECOME THE GREATER OF I) $269,607.42 AND II) NCF FOR EACH MONTH.

(8) PAYMENTS MADE TO THE SEASONALITY RESERVE WILL ADJUST TO 1/9 OF THE ADJUSTED DEPOSIT AMOUNT ON 6/1/2007 UNTIL BALANCE OF RESERVE IS EQUAL TO THE THEN-APPLICABLE ADJUSTED DEPOSIT AMOUNT.

(9) COMMENCING ON TI/LC RESERVE BALANCE FALLING BELOW $150,000, BORROWER SHALL MAKE MONTHLY DEPOSITS OF $10,000 INTO THE TI/LC RESERVE ACCOUNT. OBLIGATION WILL CEASE WHEN BALANCE EXCEEDS $250,000.

(10) MONTHLY TI/LC PAYMENTS SHALL INCREASE TO $5,000 COMMENCING ON THE DATE ONE YEAR PRIOR TO THE EARLIER OF THE EXPIRATION OF THE TERM OF THE MATTRESS FIRM LEASE AND THE NEXTEL LEASE AND CONTINUING UNTIL SUCH TIME AS THE EXISTING TENANTS UNDER BOTH THE MATTRESS FIRM LEASE AND NEXTEL LEASE HAVE EXERCISED THEIR RENEWAL OPTIONS.

(11) PAYMENTS TO THE CONTRACTUAL TI/LC RESERVE SHALL CEASE UPON ACHIEVING A DSCR GREATER THAN OR EQUAL TO 1.44X.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                              CO-OP BASIS   CUT-OFF DATE  RENTAL BASIS
                                                                 PROPERTY      APPRAISED    CO-OP BASIS     APPRAISED
 #   CROSSED  PROPERTY NAME                                       SUBTYPE        VALUE     LTV RATIO (1)    VALUE (2)
---  -------  ------------------------------------------------  -----------  ------------  -------------  ------------
 48           790 Riverside Drive Owners                        Cooperative  $134,300,000       13.8%      $39,300,000
 87           Netherland Gardens Corp.                          Cooperative    79,350,000       10.4%       43,700,000
 95           30 E. 9th St. Owners Corp.                        Cooperative   118,000,000        6.3%       42,000,000
107           30-34 Pearsall Owners Corp.                       Cooperative    37,070,000       17.0%       21,880,000
133           230 Garth Road Owners, Inc.                       Cooperative   102,200,000        4.9%       69,800,000
135           Broadway 111 Owners Corp.                         Cooperative    91,800,000        5.3%       37,600,000
140           150 East 93 Corp.                                 Cooperative    40,500,000       11.1%       16,100,000
142           Elmhurst Towers Apartments, Inc.                  Cooperative    24,800,000       18.1%       13,800,000
180           Fairfield Views Inc. a/k/a Fairfield Views, Inc.  Cooperative    24,000,000       15.0%        9,600,000
190           222 East 80 Corp.                                 Cooperative    56,100,000        6.1%       25,100,000
196           Ocean Harbor Club Owners, Inc.                    Cooperative    24,700,000       12.9%        7,700,000
207           Old Yorktown Village Owner's Corp.                Cooperative    20,900,000       14.3%       14,600,000
215           2 Bronxville Road Owners, Inc.                    Cooperative    17,200,000       16.2%       10,600,000
216           2615 Park Avenue Associates                       Cooperative    16,750,000       16.6%        9,520,000
224           770 Owners Corp.                                  Cooperative    19,500,000       13.3%        9,000,000
233           Smith St. Gardens, Inc.                           Cooperative     9,830,000       25.4%        6,900,000
236           Regency Park Owners Corp.                         Cooperative    18,675,000       13.2%        9,400,000
239           139 East 63rd Street, Inc.                        Cooperative    73,300,000        3.3%       25,200,000
275           16872 East 90 Corp.                               Cooperative    27,450,000        6.7%       14,600,000
278           3176 Decatur Avenue Owners, Inc.                  Cooperative     6,150,000       28.4%        4,700,000
279           Grooster Corp.                                    Cooperative    32,450,000        5.4%       15,300,000
280           602 Avenue T Owners Corp.                         Cooperative    10,350,000       16.9%        5,000,000
291           588 Apartments Corp.                              Cooperative    36,150,000        4.5%       14,600,000
293           682 Tenant Corporation                            Cooperative    29,350,000        5.5%       13,500,000
295           Ocean Kay Realty Corp.                            Cooperative    10,600,000       15.1%        5,000,000
307           Fairfield Tenant Corp.                            Cooperative    10,700,000       14.0%        4,800,000
308           Sherwood Village Cooperative A, Inc.              Cooperative    12,300,000       11.8%        5,600,000
309           Sunset Green Housing Corporation                  Cooperative    10,000,000       14.0%        6,400,000
311           Ipswich House, Inc.                               Cooperative    21,600,000        6.5%        5,500,000
313           5425 Valles Avenue Owners Corp.                   Cooperative    19,230,000        7.0%       12,500,000
316           340 West Owners Corp.                             Cooperative    15,325,000        8.6%        7,250,000
326           222 Bowery Owners Corp.                           Cooperative     8,040,000       14.9%        4,520,000
333           Summit House, Inc.                                Cooperative    21,650,000        4.6%       13,000,000
334           2909 Ocean Avenue Owners Corp.                    Cooperative     6,900,000       14.4%        3,700,000
337           523-533 Tenants Corp.                             Cooperative    21,840,000        4.3%       13,120,000
339           Cambridge House Tenants Corporation               Cooperative     7,600,000       11.8%        2,650,000
341           Lincoln Park Manor Tenant Corp.                   Cooperative     3,850,000       22.0%        1,700,000
343           Prince Lofts, Inc.                                Cooperative    19,630,000        4.1%       12,000,000
351           230 East 18th Street Corporation                  Cooperative    22,000,000        3.2%        9,800,000
352           26 Pondfield Road West Owners, Inc.               Cooperative     6,220,000       10.0%        3,730,000
353           111 West 11 Corp.                                 Cooperative     7,920,000        7.5%        2,860,000
354           214 West 16th Street Owners Corp.                 Cooperative     5,960,000        8.4%        3,100,000
355           Standish Cabot Apartments, Inc.                   Cooperative    13,350,000        3.7%        6,500,000
356           37-31 149th St. Owners, Inc.                      Cooperative     5,700,000        8.7%        2,800,000
358           Tribeca Tower Inc.                                Cooperative    26,350,000        1.3%       14,300,000
359           Fountain Manor Estates, Incorporated              Cooperative     3,760,000        6.6%        2,580,000
360           Ivydene Co-Op, Inc.                               Cooperative     2,475,000        7.0%        1,700,000

       CUT-OFF DATE               SPONSOR             INVESTOR  COOPERATIVE  NON-OWNER     NON-OWNER      COOPERATIVE   COOPERATIVE
       RENTAL BASIS     SPONSOR    CARRY    INVESTOR    CARRY      OWNED      OCCUPIED  OCCUPIED UNITS    COMMERCIAL     CONVERSION
 #   LTV RATIO (1) (2)   UNITS     AMOUNT     UNITS    AMOUNT      UNITS     UNITS (3)      PERCENT     SQUARE FOOTAGE      YEAR
---  -----------------  -------  ---------  --------  --------  -----------  ---------  --------------  --------------  -----------
 48         47.1%          56    ($185,655)     0          N/A       0           56          27.9%               0          1985
 87         18.9%          37      $12,945      20     $64,225       0           57          12.5%               0          1983
 95         17.8%          25     ($32,982)     0          N/A       0           25          17.2%               0          1987
107         28.8%          15     ($29,201)     0          N/A       0           15          10.2%               0          1981
133          7.1%          2      ($10,424)     0          N/A       0            2           0.6%               0          1979
135         13.0%          58     $221,808      0          N/A       0           58          39.5%               0          1987
140         28.0%          17     ($60,644)     0          N/A       0           17          26.6%           2,900          1985
142         32.6%          66      $84,933      0          N/A       1           67          41.6%               0          1986
180         37.5%          0           N/A      20    ($17,337)      6           26          24.5%               0          1982
190         13.5%          0           N/A      0          N/A       0            0           0.0%               0          1972
196         41.5%          0           N/A      0          N/A       0            0           0.0%               0          1982
207         20.5%          0           N/A      0          N/A       1            1           1.0%               0          1983
215         26.3%          9      ($12,667)     0          N/A       0            9           9.1%               0          1984
216         29.2%          0           N/A      0          N/A       0            0           0.0%               0          1947
224         28.9%          18      $40,775      0          N/A       0           18          18.2%           1,200          1981
233         36.2%          4        $1,403      0          N/A       1            5           7.7%               0          1985
236         26.3%          1       ($1,596)     0          N/A       0            1           1.5%           2,710          1987
239          9.5%          0           N/A      0          N/A       0            0           0.0%               0          1962
275         12.7%          0           N/A      3     ($14,406)      0            3          10.7%               0          1988
278         37.2%          23      $73,897      0          N/A       1           24          39.3%             600          1986
279         11.4%          0           N/A      0          N/A       0            0           0.0%           7,500          1974
280         34.9%          23      $20,487      0          N/A       0           23          35.4%               0          1990
291         11.3%          3          ($12)     0          N/A       0            3           4.8%               0          1981
293         12.0%          0           N/A      0          N/A       0            0           0.0%           2,800          1986
295         32.0%          14      $32,391      0          N/A       0           14          23.7%           1,560          1985
307         31.2%          18     ($39,590)     0          N/A       0           18          32.7%               0          1986
308         25.9%          0           N/A      0          N/A       0            0           0.0%               0          1961
309         21.9%          0           N/A      0          N/A       0            0           0.0%               0          1959
311         25.4%          0           N/A      0          N/A       0            0           0.0%               0          1978
313         10.8%          13      $60,798      0          N/A       0           13          12.1%               0          1988
316         18.3%          3      ($18,942)     0          N/A       0            3          12.0%               0          1988
326         26.5%          0           N/A      0          N/A       0            0           0.0%           3,750          1987
333          7.7%          0           N/A      0          N/A       0            0           0.0%               0          1964
334         26.9%          38     $132,809      0          N/A       0           38          70.4%               0          1986
337          7.1%          0           N/A      0          N/A       0            0           0.0%               0          1978
339         33.9%          3       ($3,528)     0          N/A       0            3           9.1%               0          1983
341         49.8%          18      $50,530      0          N/A       0           18          60.0%           7,000          1985
343          6.7%          0           N/A      0          N/A       0            0           0.0%           3,400          1973
351          7.1%          0           N/A      0          N/A       0            0           0.0%               0          1971
352         16.7%          0           N/A      0          N/A       0            0           0.0%               0          1983
353         20.9%          0           N/A      4      ($6,014)      0            4          22.2%               0          1987
354         16.1%          0           N/A      0          N/A       1            1           8.3%               0          1987
355          7.7%          0           N/A      0          N/A       0            0           0.0%               0          1967
356         17.8%          3       $18,080      0          N/A       0            3          10.7%               0          1987
358          2.4%          0           N/A      2      $27,360       0            2          18.2%           4,000          1979
359          9.7%          0           N/A      0          N/A       0            0           0.0%               0          1960
360         10.2%          0           N/A      0          N/A       0            0           0.0%               0          1980

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

(3) NON-OWNER OCCUPIED UNITS, IS THE SUM OF THE SPONSOR UNITS, INVESTOR UNITS AND THE COOPERATIVE UNITS.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

Range of Cut-off Date Rental Basis Loan-to-Value Ratios for Cooperative Mortgage
                                      Loans

Range of Cut-off Date Co-op Basis Loan-to-Value Ratios for Cooperative Mortgage
                                      Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                                  WEIGHTED
                                                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
CONCENTRATION                      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
Top 1                            $  806,000,000        18.9%       5.770%      1.05x        71.3%
Top 3                             1,301,095,563        30.4%       5.965%      1.19         64.2%
Top 5                             1,582,095,563        37.0%       6.036%      1.23         65.0%
Top 7                             1,764,541,563        41.3%       6.067%      1.25         65.7%
Top 10                            1,970,341,563        46.1%       6.063%      1.25         66.9%
-----------------------------------------------------------------------------------------------------
ENTIRE POOL                      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
=====================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                        WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                           MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER                         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                        166      $2,774,483,912        64.9%       6.143%      1.28x        67.2%
LaSalle Bank National Association              87         646,736,657        15.1%       6.029%      1.33         71.4%
KeyBank National Association                   43         492,455,312        11.5%       6.092%      1.36         70.4%
Column Financial, Inc./Barclays Capital         1         181,000,000         4.2%       6.373%      1.33         74.5%
NCB, FSB                                       63         178,416,072         4.2%       6.182%      4.51         29.9%
                                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                          =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES             LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
4.680% - 5.750%                       19      $  492,542,233        11.5%       5.458%      1.54x        71.2%
5.751% - 6.000%                       40       1,111,939,942        26.0%       5.815%      1.27         69.1%
6.001% - 6.250%                      105         984,432,293        23.0%       6.155%      1.59         68.5%
6.251% - 6.500%                      128         932,998,048        21.8%       6.353%      1.37         69.6%
6.501% - 6.750%                       46         365,521,271         8.6%       6.628%      1.35         70.7%
6.751% - 7.000%                       15         323,221,445         7.6%       6.760%      1.57         36.9%
7.001% - 7.810%                        7          62,436,721         1.5%       7.230%      1.57         65.8%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.810%
MINIMUM MORTGAGE INTEREST RATE:     4.680%
WTD. AVG. MORTGAGE INTEREST RATE:   6.132%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE          MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   PRINCIPAL BALANCES (1)           LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
$    172,960 -    1,000,000           32      $   23,522,071         0.6%       6.463%      4.85x        41.8%
   1,000,001 -    1,500,000           27          35,262,954         0.8%       6.370%      2.53         53.1%
   1,500,001 -    2,000,000           37          63,394,263         1.5%       6.302%      2.45         56.6%
   2,000,001 -    3,000,000           63         155,184,645         3.6%       6.342%      1.80         62.5%
   3,000,001 -    4,000,000           46         164,786,476         3.9%       6.265%      1.62         65.7%
   4,000,001 -    5,000,000           29         132,619,322         3.1%       6.366%      2.39         58.7%
   5,000,001 -    6,000,000           12          66,656,468         1.6%       6.004%      1.34         73.8%
   6,000,001 -    7,000,000           16         103,411,057         2.4%       6.142%      1.46         66.9%
   7,000,001 -    8,000,000           13          97,884,634         2.3%       6.151%      1.72         67.2%
   8,000,001 -   10,000,000            9          82,888,014         1.9%       6.229%      2.06         62.1%
  10,000,001 -   12,000,000           10         110,286,389         2.6%       6.258%      1.27         73.7%
  12,000,001 -   15,000,000           13         177,998,990         4.2%       6.192%      1.28         72.0%
  15,000,001 -   20,000,000           19         335,635,353         7.9%       6.124%      1.40         69.2%
  20,000,001 -   40,000,000           19         548,565,754        12.8%       6.067%      1.32         70.4%
  40,000,001 -   65,000,000            8         411,900,000         9.6%       6.105%      1.38         68.9%
  65,000,001 -  100,000,000            3         281,000,000         6.6%       6.422%      1.39         69.7%
 100,000,001 -  250,000,000            2         376,095,563         8.8%       5.951%      1.26         77.2%
 250,000,001 - $806,000,000            2       1,106,000,000        25.9%       6.037%      1.19         61.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $806,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    172,960
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 11,869,700

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                           ORIGINAL AMORTIZATION TERMS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION        MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS)              LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Interest Only                         29      $1,393,643,071        32.6%       5.898%      1.35x        68.1%
120 - 300                             51         232,358,548         5.4%       6.495%      1.55         65.8%
301 - 360                            265       2,409,702,755        56.4%       6.280%      1.41         66.3%
361 - 720                             15         237,387,579         5.6%       5.639%      2.02         67.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):   356

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
           RANGE OF               NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        ORIGINAL TERMS           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      TO STATED MATURITY          MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
         (MONTHS) (1)               LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
 60 -  84                             10      $  168,404,285         3.9%       6.427%      1.45x        66.7%
 85 - 120                            304       3,751,158,116        87.8%       6.137%      1.42         66.9%
121 - 240                             46         353,529,553         8.3%       5.936%      1.52         67.8%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                          REMAINING AMORTIZATION TERMS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1)            LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Interest Only                         29      $1,393,643,071        32.6%       5.898%      1.35x        68.1%
118 - 299                             43         210,801,192         4.9%       6.525%      1.56         65.4%
300 - 360                            273       2,431,260,111        56.9%       6.280%      1.41         66.4%
361 - 718                             15         237,387,579         5.6%       5.639%      2.02         67.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     718
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     118
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):   355

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
           RANGE OF               NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        REMAINING TERMS          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      TO STATED MATURITY          MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
        (MONTHS) (1)(2)             LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
 57 -  84                             10      $  168,404,285         3.9%       6.427%      1.45x        66.7%
 85 - 120                            337       3,943,407,479        92.3%       6.143%      1.41         67.2%
121 - 238                             13         161,280,189         3.8%       5.540%      1.85         60.9%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     238
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      57
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS              REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (1)        PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
1955 - 1985                           27      $  518,880,564        12.1%       6.405%      1.57x        49.0%
1986 - 1994                           39         220,738,554         5.2%       6.174%      1.47         68.0%
1995 - 1998                           39         999,236,406        23.4%       5.840%      1.29         69.0%
1999 - 2000                           46         295,992,664         6.9%       6.147%      1.56         66.0%
2001 - 2004                          119       1,132,222,323        26.5%       6.276%      1.52         69.8%
2005 - 2006                          120       1,106,021,442        25.9%       6.106%      1.36         70.7%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              390      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):   2006
OLDEST YEAR BUILT/RENOVATED (1):        1955
WTD. AVG. YEAR BUILT/RENOVATED (1):     1997

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF                 REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)     PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
63% - 85%                             47      $  433,496,023       10.1%        6.318%      1.26x        71.9%
86% - 90%                             25         245,182,306        5.7%        6.049%      1.26         74.4%
91% - 93%                             24         191,358,811        4.5%        6.079%      1.24         74.8%
94% - 95%                             29         265,048,889        6.2%        6.161%      1.25         74.8%
96% - 97%                             33         439,109,587       10.3%        6.003%      1.32         71.0%
98% - 100%                           158       2,037,992,570       47.7%        6.045%      1.28         65.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              316      $3,612,188,186       84.5%        6.083%      1.28x        68.4%
                                 =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      63%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    96%

(1)  HOTEL AND COOPERATIVE PROPERTIES ARE NOT INCLUDED.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
     RANGE OF U/W DSCRS             LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
1.05x - 1.22                          87      $1,877,398,452        43.9%       5.913%      1.14x        74.1%
1.23 -  1.26                          56         543,295,258        12.7%       6.306%      1.24         71.9%
1.27 -  1.30                          44         247,941,663         5.8%       6.288%      1.28         70.4%
1.31 -  1.35                          31         338,993,844         7.9%       6.310%      1.33         72.7%
1.36 -  1.40                          17         227,494,370         5.3%       6.435%      1.39         70.5%
1.41 -  1.45                          25         177,023,092         4.1%       6.250%      1.43         68.9%
1.46 -  1.50                          10          59,871,076         1.4%       6.339%      1.47         65.7%
1.51 -  1.80                          30         531,877,200        12.4%       6.567%      1.59         46.0%
1.81 - 28.88x                         60         269,196,998         6.3%       5.695%      3.87         34.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM U/W DSCR:     28.88x
MINIMUM U/W DSCR:      1.05x
WTD. AVG. U/W DSCR:    1.43x

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
 1.3% - 60.0%                         92      $  772,883,816        18.1%       6.270%      2.35x        40.0%
60.1% - 65.0%                         34         194,446,336         4.6%       6.344%      1.40         63.3%
65.1% - 70.0%                         63         543,409,761        12.7%       6.309%      1.31         67.7%
70.1% - 73.0%                         37       1,217,663,439        28.5%       5.918%      1.13         71.4%
73.1% - 75.0%                         41         509,654,828        11.9%       6.360%      1.32         74.2%
75.1% - 80.0%                         92       1,021,406,173        23.9%       6.031%      1.22         78.6%
80.1% - 80.6%                          1          13,627,599         0.3%       6.310%      1.20         80.6%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):      1.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   66.9%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF   AVERAGE                  WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
New York                              63      $1,566,062,873        36.6%       6.076%      1.65x        58.2%
Texas                                 42         364,316,149         8.5%       6.046%      1.23         76.3%
Florida                               26         327,352,956         7.7%       6.274%      1.34         72.4%
California                            35         250,310,625         5.9%       6.163%      1.32         66.8%
   Southern California (2)            26         196,968,921         4.6%       6.149%      1.29         67.5%
   Northern California (2)             9          53,341,704         1.2%       6.217%      1.44         64.0%
North Carolina                        19         166,545,737         3.9%       6.274%      1.28         73.0%
Virginia                              13         124,147,162         2.9%       6.197%      1.29         70.5%
Arizona                                9         114,191,879         2.7%       6.257%      1.23         73.8%
Georgia                               22         113,210,983         2.6%       5.899%      1.52         70.6%
Michigan                              11         109,452,608         2.6%       5.954%      1.45         68.2%
Illinois                               8         104,239,913         2.4%       6.315%      1.25         67.7%
Nevada                                 7          94,939,759         2.2%       5.677%      1.23         75.7%
Ohio                                  15          89,585,346         2.1%       6.174%      1.28         77.1%
Pennsylvania                           5          84,819,756         2.0%       5.678%      1.23         78.0%
Indiana                                8          68,729,483         1.6%       6.476%      1.24         77.0%
Massachusetts                          4          66,981,282         1.6%       6.083%      1.34         69.3%
Colorado                               6          63,211,357         1.5%       6.348%      1.27         71.5%
Maryland                               8          61,726,861         1.4%       5.939%      1.43         69.0%
Iowa                                   5          59,855,160         1.4%       6.233%      1.24         76.8%
Alabama                                5          57,539,904         1.3%       6.164%      1.36         72.1%
Delaware                               3          47,000,000         1.1%       7.233%      1.25         66.2%
Minnesota                              5          42,889,287         1.0%       6.464%      1.45         65.3%
Connecticut                            6          40,220,660         0.9%       6.258%      1.35         66.7%
Kentucky                               3          36,998,114         0.9%       6.136%      1.29         66.7%
Wisconsin                              8          32,287,913         0.8%       6.143%      1.20         73.6%
Tennessee                              7          27,832,604         0.7%       6.345%      1.32         74.1%
South Carolina                         6          25,999,215         0.6%       6.171%      1.31         72.3%
Washington                             4          23,525,381         0.6%       6.158%      1.43         69.7%
Kansas                                 5          18,064,060         0.4%       6.140%      1.23         78.1%
Louisiana                              3          13,514,034         0.3%       6.053%      1.26         74.0%
Idaho                                  2          11,600,881         0.3%       6.419%      1.63         70.8%
New Mexico                             4          10,662,214         0.2%       6.411%      1.55         56.5%
New Jersey                             3           9,016,942         0.2%       6.149%      1.36         68.9%
Mississippi                            3           9,010,677         0.2%       6.092%      1.32         66.2%
Missouri                               4           8,280,251         0.2%       6.212%      1.37         75.4%
Oklahoma                               4           8,046,339         0.2%       6.301%      1.22         76.1%
Utah                                   3           6,860,730         0.2%       6.163%      1.26         68.1%
Oregon                                 2           5,845,635         0.1%       6.389%      1.25         66.7%
Arkansas                               1           4,414,730         0.1%       6.490%      1.49         67.9%
Alaska                                 2           2,298,496         0.1%       6.850%      1.78         43.6%
Nebraska                               1           1,504,000         0.0%       5.830%      1.39         80.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              390      $4,273,091,953       100.0%       6.132%      1.43x        66.9%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED        WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                           LOANS       BALANCE (1)        BALANCE       RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term        107      $1,993,429,031        46.7%       6.205%      1.32x        67.2%             48
Interest Only Balloon Loans           27       1,328,643,071        31.1%       5.895%      1.34         68.3%            117
Balloons without IO Term             212         745,968,201        17.5%       6.343%      1.90         63.5%            N/A
ARD Loans with Partial IO
   Periods                             4         108,640,000         2.5%       6.242%      1.23         73.4%             32
ARD Loans with Full IO Periods         2          65,000,000         1.5%       5.954%      1.57         63.6%            118
Fully Amortizing                       7          25,429,326         0.6%       6.647%      2.20         55.1%            N/A
ARD Loans without IO Periods           1           5,982,324         0.1%       5.570%      1.32         79.8%            N/A
                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              360      $4,273,091,953       100.0%       6.132%      1.43x        66.9%            N/A
                                 =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES    BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Office                                57      $1,894,489,185        44.3%       6.111%       1.22x       66.4%
Multifamily                          143         847,110,279        19.8%       6.066%       1.92        66.5%
Retail                               114         765,702,168        17.9%       5.967%       1.45        66.7%
Hotel                                 27         541,548,230        12.7%       6.465%       1.43        69.3%
Industrial                            21         105,739,635         2.5%       6.269%       1.30        68.3%
Self Storage                          21          69,458,028         1.6%       6.239%       1.38        70.3%
Mixed Use                              7          49,044,427         1.1%       6.493%       1.33        67.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              390      $4,273,091,953       100.0%       6.132%       1.43x       66.9%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                    PERCENTAGE   WEIGHTED
                                                       NUMBER OF                    OF INITIAL    AVERAGE                 WEIGHTED
                                                       MORTGAGED    CUT-OFF DATE     MORTGAGE    MORTGAGE   WEIGHTED      AVERAGE
                          PROPERTY                       REAL         PRINCIPAL        POOL      INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE             SUB-TYPE                    PROPERTIES     BALANCE (1)      BALANCE      RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
OFFICE
                          Central Business District        11      $1,331,069,562      31.2%      6.077%      1.21x        63.3%
                          Suburban                         46         563,419,623      13.2%      6.191%      1.25         73.7%
                                                      ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    57      $1,894,489,185      44.3%      6.111%      1.22x        66.4%
                                                      ==============================================================================
MULTIFAMILY
                          Conventional                     80      $  657,607,833      15.4%      6.054%      1.24x        75.6%
                          Cooperative                      47         119,355,537       2.8%      6.082%      6.06         11.7%
                          Manufactured Housing             14          40,386,419       0.9%      6.073%      1.28         73.2%
                          Independent Living                2          29,760,491       0.7%      6.261%      1.26         74.9%
                                                      ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                   143      $  847,110,279      19.8%      6.066%      1.92x        66.5%
                                                      ==============================================================================
RETAIL
                          Anchored                         57      $  500,325,495      11.7%      5.966%      1.40x        67.7%
                          Unanchored                       57         265,376,673       6.2%      5.970%      1.53         64.7%
                                                      ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                   114      $  765,702,168      17.9%      5.967%      1.45x        66.7%
                                                      ==============================================================================
HOTEL
                          Full Service                      8      $  447,311,008      10.5%      6.467%      1.41x        69.5%
                          Limited Service                  19          94,237,222       2.2%      6.454%      1.53         68.3%
                                                      ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    27      $  541,548,230      12.7%      6.465%      1.43x        69.3%
                                                      ==============================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                        WEIGHTED      WEIGHTED
                                                                             WEIGHTED    AVERAGE       AVERAGE
                                                                             AVERAGE    REMAINING     REMAINING      WEIGHTED
                                                            PERCENTAGE OF   REMAINING    LOCKOUT    LOCKOUT PLUS      AVERAGE
          RANGE OF             NUMBER OF    CUT-OFF DATE       INITIAL       LOCKOUT     PLUS YM     PREPAYMENT      REMAINING
     REMAINING TERMS TO         MORTGAGE      PRINCIPAL     MORTGAGE POOL     PERIOD      PERIOD       PERIOD        MATURITY
STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)       BALANCE       (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS) (1)
-------------------------------------------------------------------------------------------------------------------------------
 57 - 110                          12      $  179,731,250         4.2%          40          59            37             63
111 - 120                         335       3,932,080,514        92.0%         109         113           107            118
121 - 238                          13         161,280,189         3.8%         134         138           135            144
                               ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           360      $4,273,091,953       100.0%         107         112           105            117
                               ================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                                PREPAYMENT OPTION

                                                                                        WEIGHTED      WEIGHTED
                                                                             WEIGHTED    AVERAGE       AVERAGE
                                                                             AVERAGE    REMAINING     REMAINING      WEIGHTED
                                                            PERCENTAGE OF   REMAINING    LOCKOUT    LOCKOUT PLUS      AVERAGE
                               NUMBER OF    CUT-OFF DATE       INITIAL       LOCKOUT     PLUS YM     PREPAYMENT      REMAINING
                                MORTGAGE      PRINCIPAL     MORTGAGE POOL     PERIOD      PERIOD       PERIOD        MATURITY
      PREPAYMENT OPTION          LOANS       BALANCE (1)       BALANCE       (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS) (2)
-------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance              288      $3,869,020,038        90.5%          113        113           113            117
Lockout / Yield
   Maintenance (3)                 54         301,145,485         7.0%           34        101            34            105
Yield Maintenance                   6          73,164,670         1.7%            0         98             0            111
Lockout / Prepayment Penalty       11          25,686,760         0.6%          108        108           126            130
Lockout / Defeasance /
   Yield Maintenance                1           4,075,000         0.1%          107        115           107            120
                               ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           360      $4,273,091,953       100.0%          107        112           105            117
                               ================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF     AVERAGE                WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL    INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD                    PROPERTIES     BALANCE (1)       BALANCE         RATES    U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
Fee                                  377      $3,691,040,435        86.4%        6.115%      1.46x        65.6%
Leasehold                             10         483,491,236        11.3%        6.244%      1.30         75.0%
Fee/Leasehold                          3          98,560,282         2.3%        6.197%      1.20         79.0%
                                 ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              390      $4,273,091,953       100.0%        6.132%      1.43x        66.9%
                                 ==================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
           RANGE OF              NUMBER OF                   PERCENTAGE OF   AVERAGE                  AVERAGE         AVERAGE
            CUT-OFF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
         RENTAL BASIS             MORTGAGE      PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CO-OP BASIS     RENTAL BASIS
            LTV (1)                LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
 2.4% -  9.9%                         9       $ 11,914,518        0.3%         6.244%     15.29x        4.2%            7.6%
10.0% - 19.9%                        14         35,357,434        0.8%         6.042%      8.06         7.2%           15.5%
20.0% - 29.9%                        13         31,467,203        0.7%         6.106%      4.29        14.0%           26.6%
30.0% - 49.8%                        11         40,616,382        1.0%         6.051%      2.99        16.0%           41.2%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              47       $119,355,537        2.8%         6.082%      6.06x       11.7%           26.4%
                                 ===============================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     49.8%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      2.4%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):   26.4%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
           RANGE OF              NUMBER OF                   PERCENTAGE OF   AVERAGE                  AVERAGE         AVERAGE
            CUT-OFF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
          CO-OP BASIS             MORTGAGE      PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CO-OP BASIS     RENTAL BASIS
            LTV (1)                LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
 1.3% -  9.9%                        23       $ 40,397,006        0.9%         6.125%     10.36x        5.6%           12.9%
10.0% - 19.9%                        21         73,866,515        1.7%         6.063%      3.92        14.0%           32.9%
20.0% - 28.4%                         3          5,092,016        0.1%         6.025%      3.06        25.9%           38.8%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              47       $119,355,537        2.8%         6.082%      6.06x       11.7%           26.4%
                                 ===============================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):     28.4%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):      1.3%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):   11.7%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                  WEIGHTED               WEIGHTED       WEIGHTED     WEIGHTED
                         NUMBER OF                 PERCENTAGE OF   AVERAGE               AVERAGE        AVERAGE       AVERAGE
      PERCENTAGE         UNDERLYING  CUT-OFF DATE   INITIAL       MORTGAGE  WEIGHTED  CUT-OFF DATE    CUT-OFF DATE  PERCENT OF
      OF SPONSOR-        MORTGAGE      PRINCIPAL   MORTGAGE POOL  INTEREST  AVERAGE   CO-OP BASIS     RENTAL BASIS  SPONSOR OWNED
      OWNED UNITS          LOANS      BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)    UNITS
--------------------------------------------------------------------------------------------------------------------------------
     None                    24      $ 35,448,966       0.8%        6.098%    7.72x        9.6%          20.9%           0.0%
0.6%  - 10.0%                 7        23,535,261       0.6%        5.959%    7.65        11.4%          19.9%           5.5%
10.0% - 20.0%                 6        19,546,023       0.5%        6.156%    5.50        10.9%          22.4%          14.2%
20.0% - 30.0%                 3        24,600,000       0.6%        6.151%    3.11        13.4%          42.6%          27.4%
30.0% - 40.0%                 4         9,889,082       0.2%        6.038%    6.56        12.7%          23.9%          37.4%
40.0% - 70.4%                 3         6,336,205       0.1%        6.025%    3.29        18.0%          34.0%          48.2%
                         --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      47      $119,355,537       2.8%        6.082%    6.06x       11.7%          26.4%          14.7%
                         ========================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:        70.4%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):    0.6%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:     14.7%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE       PRINCIPAL      LOAN GROUP 1    INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                LOANS       BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.               120      $2,272,023,448        63.8%         6.154%     1.29x        65.4%
LaSalle Bank National
   Association                        73         525,702,019        14.8%         6.069%     1.36         69.7%
KeyBank National Association          41         480,664,947        13.5%         6.094%     1.36         70.3%
Column Financial,
   Inc./Barclays Capital               1         181,000,000         5.1%         6.373%     1.33         74.5%
NCB, FSB                              33         101,421,091         2.8%         6.242%     5.25         32.8%
                                 ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%         6.147%     1.42x        66.2%
                                 ==================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
    MORTGAGE INTEREST RATES         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
4.680% - 5.750%                       15      $  228,354,919         6.4%       5.349%      1.90x        62.2%
5.751% - 6.000%                       25       1,011,695,059        28.4%       5.802%      1.19         70.3%
6.001% - 6.250%                       78         858,555,019        24.1%       6.154%      1.57         69.6%
6.251% - 6.500%                       98         824,104,531        23.1%       6.354%      1.37         69.3%
6.501% - 6.750%                       36         304,112,407         8.5%       6.618%      1.36         69.3%
6.751% - 7.000%                       10         318,552,849         8.9%       6.760%      1.57         36.5%
7.001% - 7.810%                        6          15,436,721         0.4%       7.220%      2.56         64.5%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.810%
MINIMUM MORTGAGE INTEREST RATE:     4.680%
WTD. AVG. MORTGAGE INTEREST RATE:   6.147%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
    PRINCIPAL BALANCES (1)          LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
   $345,018 -    1,000,000           17       $   11,906,850         0.3%       6.561%      6.24x        39.0%
  1,000,001 -    1,500,000           15           19,253,657         0.5%       6.424%      2.13         54.6%
  1,500,001 -    2,000,000           24           41,221,049         1.2%       6.312%      2.82         54.5%
  2,000,001 -    3,000,000           48          117,104,969         3.3%       6.381%      1.75         63.9%
  3,000,001 -    4,000,000           36          129,276,055         3.6%       6.287%      1.67         64.8%
  4,000,001 -    5,000,000           25          114,887,745         3.2%       6.374%      2.48         58.5%
  5,000,001 -    6,000,000            9           49,933,434         1.4%       6.051%      1.36         73.8%
  6,000,001 -    7,000,000           12           78,052,566         2.2%       6.144%      1.52         64.4%
  7,000,001 -    8,000,000           10           76,134,634         2.1%       6.099%      1.87         63.9%
  8,000,001 -   10,000,000            8           74,643,782         2.1%       6.263%      1.57         67.8%
 10,000,001 -   12,000,000            8           88,336,389         2.5%       6.213%      1.27         73.0%
 12,000,001 -   15,000,000           11          150,270,326         4.2%       6.210%      1.29         72.1%
 15,000,001 -   20,000,000           17          300,148,675         8.4%       6.116%      1.34         72.1%
 20,000,001 -   40,000,000           17          480,541,373        13.5%       6.038%      1.32         70.3%
 40,000,001 -   65,000,000            5          261,100,000         7.3%       6.002%      1.48         65.8%
 65,000,001 -  100,000,000            3          281,000,000         7.9%       6.422%      1.39         69.7%
100,000,001 -  250,000,000            1          181,000,000         5.1%       6.373%      1.33         74.5%
250,000,001 - $806,000,000            2        1,106,000,000        31.1%       6.037%      1.19         61.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             268       $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $806,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    345,018
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 13,286,610

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                           ORIGINAL AMORTIZATION TERMS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION        MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS)              LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Interest Only                         27      $1,328,143,071        37.3%       5.847%      1.33x        68.9%
180 - 300                             44         213,797,425         6.0%       6.518%      1.53         66.1%
301 - 360                            191       1,999,059,930        56.1%       6.309%      1.42         65.0%
361   720                              6          19,811,079         0.6%       6.008%      6.02         11.5%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):   354

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS TO          MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)       LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
 60 -  84                              8      $  120,132,285         3.4%       6.111%      1.53x        66.8%
 85 - 120                            232       3,242,162,836        91.1%       6.163%      1.40         66.4%
121 - 240                             28         198,516,384         5.6%       5.910%      1.71         62.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                          REMAINING AMORTIZATION TERMS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1)            LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Interest Only                         27      $1,328,143,071        37.3%       5.847%      1.33x        68.9%
175 - 299                             38         198,762,070         5.6%       6.535%      1.53         66.1%
300 - 360                            197       2,014,095,285        56.6%       6.309%      1.42         65.0%
361 - 718                              6          19,811,079         0.6%       6.008%      6.02         11.5%
                                 --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     718
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     175
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):   353

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   REMAINING TERMS TO STATED      MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
   MATURITY (MONTHS) (1)(2)         LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
 57 -  84                              8      $  120,132,285         3.4%       6.111%      1.53x        66.8%
 85 - 120                            252       3,350,226,902        94.1%       6.166%      1.40         66.6%
121 - 238                              8          90,452,319         2.5%       5.496%      2.25         50.2%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     238
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      57
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS              REAL        PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (1)        PROPERTIES    BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
1961 - 1985                           17      $  492,428,615        13.8%        6.402%     1.59x        47.5%
1986 - 1994                           24         179,568,513         5.0%        6.171%     1.37         69.9%
1995 - 1998                           31         973,451,777        27.3%        5.835%     1.27         69.5%
1999 - 2000                           34         253,146,965         7.1%        6.168%     1.43         69.5%
2001 - 2004                           96         966,788,374        27.2%        6.281%     1.48         69.9%
2005 - 2006                           80         695,427,260        19.5%        6.205%     1.45         67.6%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              282      $3,560,811,505       100.0%        6.147%     1.42x        66.2%
                                 =================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):   (2006)
OLDEST YEAR BUILT/RENOVATED (1):        (1961)
WTD. AVG. YEAR BUILT/RENOVATED (1):     (1996)

(1) Years Built/Renovated reflects the later of the year built and year renovated.

(2)  Assumes a Cut-off Date in September 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF                 REAL        PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)     PROPERTIES    BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
63% -  85%                            38      $  356,080,523       10.0%        6.269%      1.27x        71.9%
86% -  90%                            14         109,279,453        3.1%        6.124%      1.32         72.0%
91% -  93%                            11         120,785,442        3.4%        6.062%      1.24         72.7%
94% -  95%                            17         151,617,935        4.3%        6.223%      1.26         73.6%
96% -  97%                            16         319,221,429        9.0%        6.016%      1.35         68.8%
98% - 100%                           134       1,903,876,067       53.5%        6.059%      1.29         64.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              230      $2,960,860,849       83.2%        6.090%      1.29x        66.8%
                                 =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      63%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    96%

(1)  Hotel and Cooperative Properties are not included.

(2)  Assumes a Cut-off Date in September 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
           U/W DSCRS                LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
1.05x -  1.22                         67      $1,501,880,820        42.2%       5.952%      1.12x        72.9%
1.23  -  1.26                         39         386,591,874        10.9%       6.164%      1.24         71.5%
1.27  -  1.30                         36         188,263,629         5.3%       6.364%      1.28         70.6%
1.31  -  1.35                         20         300,022,702         8.4%       6.312%      1.33         72.8%
1.36  -  1.40                         11         215,961,627         6.1%       6.443%      1.39         70.4%
1.41  -  1.45                         21         172,259,558         4.8%       6.241%      1.43         68.7%
1.46  -  1.50                         10          59,871,076         1.7%       6.339%      1.47         65.7%
1.51  -  1.80                         27         528,515,805        14.8%       6.569%      1.59         45.9%
1.81  - 28.88x                        37         207,444,413         5.8%       5.580%      3.81         40.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM U/W DSCR:     28.88x
MINIMUM U/W DSCR:      1.05x
WTD. AVG. U/W DSCR:    1.42x

(1)  Assumes a Cut-off Date in September 2006.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
1.3%  - 60.0%                         66      $  707,465,160        19.9%       6.286%      2.21x        42.1%
60.1% - 65.0%                         30         173,040,661         4.9%       6.382%      1.42         63.1%
65.1% - 70.0%                         53         432,677,776        12.2%       6.244%      1.32         67.9%
70.1% - 73.0%                         31       1,198,756,699        33.7%       5.913%      1.13         71.4%
73.1% - 75.0%                         30         475,355,347        13.3%       6.369%      1.33         74.2%
75.1% - 80.0%                         57         559,888,263        15.7%       6.132%      1.22         78.2%
80.1% - 80.6%                          1          13,627,599         0.4%       6.310%      1.20         80.6%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):      1.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   66.2%

(1)  Assumes a Cut-off Date in September 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL       LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES    BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
New York                              37      $1,499,146,644        42.1%       6.076%      1.55x        59.8%
Florida                               21         303,852,325         8.5%       6.294%      1.35         72.2%
California                            32         242,044,714         6.8%       6.165%      1.32         66.9%
   Southern California (2)            23         188,703,010         5.3%       6.151%      1.28         67.7%
   Northern California (2)             9          53,341,704         1.5%       6.217%      1.44         64.0%
Texas                                 24         218,704,780         6.1%       6.207%      1.23         75.7%
North Carolina                        18         164,550,849         4.6%       6.275%      1.28         72.9%
Arizona                                8         107,141,879         3.0%       6.228%      1.23         73.5%
Michigan                               9         104,623,229         2.9%       5.936%      1.46         67.7%
Virginia                              10          93,041,300         2.6%       6.272%      1.30         70.7%
Illinois                               6          90,999,913         2.6%       6.323%      1.25         66.6%
Georgia                               13          79,679,852         2.2%       5.764%      1.64         68.1%
Ohio                                  10          73,193,968         2.1%       6.215%      1.28         77.5%
Massachusetts                          4          66,981,282         1.9%       6.083%      1.34         69.3%
Colorado                               5          59,441,119         1.7%       6.379%      1.27         71.1%
Alabama                                5          57,539,904         1.6%       6.164%      1.36         72.1%
Maryland                               6          46,950,746         1.3%       6.053%      1.49         65.9%
Minnesota                              3          33,880,528         1.0%       6.551%      1.36         68.0%
Kentucky                               2          33,198,114         0.9%       6.143%      1.29         65.4%
Wisconsin                              7          29,787,913         0.8%       6.133%      1.19         74.1%
Indiana                                6          29,279,483         0.8%       6.194%      1.23         75.5%
Tennessee                              7          27,832,604         0.8%       6.345%      1.32         74.1%
Connecticut                            3          24,700,000         0.7%       6.230%      1.37         59.9%
South Carolina                         5          21,239,437         0.6%       6.308%      1.33         70.6%
Washington                             3          19,255,762         0.5%       6.088%      1.47         67.7%
Pennsylvania                           3          17,769,756         0.5%       6.152%      1.35         73.3%
Iowa                                   4          16,855,160         0.5%       5.986%      1.33         76.7%
Kansas                                 3          14,746,223         0.4%       6.046%      1.21         78.8%
Idaho                                  2          11,600,881         0.3%       6.419%      1.63         70.8%
New Mexico                             3           9,667,194         0.3%       6.418%      1.58         55.9%
Nevada                                 3           9,557,285         0.3%       6.136%      1.47         61.5%
New Jersey                             3           9,016,942         0.3%       6.149%      1.36         68.9%
Louisiana                              2           7,541,000         0.2%       6.071%      1.22         78.2%
Mississippi                            2           7,311,981         0.2%       6.047%      1.30         70.8%
Missouri                               3           7,083,124         0.2%       6.172%      1.36         75.2%
Utah                                   3           6,860,730         0.2%       6.163%      1.26         68.1%
Oregon                                 2           5,845,635         0.2%       6.389%      1.25         66.7%
Arkansas                               1           4,414,730         0.1%       6.490%      1.49         67.9%
Oklahoma                               2           3,176,022         0.1%       6.165%      1.21         79.4%
Alaska                                 2           2,298,496         0.1%       6.850%      1.78         43.6%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              282      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

(1)  Assumes a Cut-off Date in September 2006.

(2) Southern California consists of mortgaged real properties located in California with zip codes less than or equal to 93600. Northern California consists of mortgaged real properties located in California with zip codes greater than 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED       WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL       LOAN GROUP 1   INTEREST   AVERAGE     CUT-OFF DATE     REMAINING
LOAN TYPE                          LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term         79      $1,512,689,087        42.5%       6.311%      1.34x         64.1%            46
Interest Only Balloon Loans           25       1,263,143,071        35.5%       5.841%      1.32          69.1%           119
Balloons without IO Term             152         582,883,415        16.4%       6.375%      1.83          64.3%           N/A
ARD Loans with Partial
   IO Periods                          4         108,640,000         3.1%       6.242%      1.23          73.4%            32
ARD Loans with Full IO Periods         2          65,000,000         1.8%       5.954%      1.57          63.6%           118
Fully Amortizing                       5          22,473,608         0.6%       6.665%      2.06          60.2%           N/A
ARD Loans without IO Periods           1           5,982,324         0.2%       5.570%      1.32          79.8%           N/A
                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              268      $3,560,811,505       100.0%       6.147%      1.42x         66.2%           N/A
                                 =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                 NUMBER OF                     PERCENTAGE OF   AVERAGE                  WEIGHTED
                                 MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL      LOAN GROUP 1   INTEREST   AVERAGE     CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Office                                57      $1,894,489,185        53.2%       6.111%      1.22x         66.4%
Retail                               114         765,702,168        21.5%       5.967%      1.45          66.7%
Hotel                                 27         541,548,230        15.2%       6.465%      1.43          69.3%
Multifamily                           35         134,829,831         3.8%       6.133%      4.23          44.8%
Industrial                            21         105,739,635         3.0%       6.269%      1.30          68.3%
Self Storage                          21          69,458,028         2.0%       6.239%      1.38          70.3%
Mixed Use                              7          49,044,427         1.4%       6.493%      1.33          67.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              282      $3,560,811,505       100.0%       6.147%      1.42x         66.2%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                            NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                                            MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                        PROPERTY               REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE           SUB-TYPE            PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
OFFICE
                Central Business District       11       $1,331,069,562        37.4%       6.077%      1.21x         63.3%
                Suburban                        46          563,419,623        15.8%       6.191%      1.25          73.7%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         57       $1,894,489,185        53.2%       6.111%      1.22x         66.4%
                                            =================================================================================
RETAIL
                Anchored                        57       $  500,325,495        14.1%       5.966%      1.40x         67.7%
                Unanchored                      57          265,376,673         7.5%       5.970%      1.53          64.7%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        114       $  765,702,168        21.5%       5.967%      1.45x         66.7%
                                            =================================================================================
HOTEL
                Full Service                     8       $  447,311,008        12.6%       6.467%      1.41x         69.5%
                Limited Service                 19           94,237,222         2.6%       6.454%      1.53          68.3%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         27       $  541,548,230        15.2%       6.465%      1.43x         69.3%
                                            =================================================================================
MULTIFAMILY
                Cooperative                     25       $   58,402,425         1.6%       6.095%      8.10x          8.6%
                Independent Living               2           29,760,491         0.8%       6.261%      1.26          74.9%
                Manufactured Housing             7           27,742,915         0.8%       5.982%      1.27          72.8%
                Conventional                     1           18,924,000         0.5%       6.270%      1.33          67.8%
                                            ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         35       $  134,829,831         3.8%       6.133%      4.23x         44.8%
                                            =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                                             WEIGHTED
                                                                               WEIGHTED      WEIGHTED         AVERAGE      WEIGHTED
                                                                               AVERAGE       AVERAGE         REMAINING      AVERAGE
                                                              PERCENTAGE OF   REMAINING     REMAINING      LOCKOUT PLUS    REMAINING
                                 NUMBER OF    CUT-OFF DATE       INITIAL       LOCKOUT       LOCKOUT        PREPAYMENT     MATURITY
RANGE OF REMAINING TERMS TO       MORTGAGE      PRINCIPAL      LOAN GROUP 1     PERIOD    PLUS YM PERIOD      PERIOD       (MONTHS)
STATED MATURITY (MONTHS) (1)       LOANS       BALANCE (2)       BALANCE       (MONTHS)      (MONTHS)        (MONTHS)         (1)
------------------------------------------------------------------------------------------------------------------------------------
 57 - 110                             9      $  125,209,250         3.5%          50             59              44            63
111 - 120                           251       3,345,149,937        93.9%         110            114             108           118
121 - 238                             8          90,452,319         2.5%         145            152             145           157
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             268      $3,560,811,505       100.0%         109            113             107           117
                                 ===================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                                PREPAYMENT OPTION

                                                                                                              WEIGHTED
                                                                               WEIGHTED      WEIGHTED         AVERAGE      WEIGHTED
                                                                               AVERAGE       AVERAGE         REMAINING      AVERAGE
                                                              PERCENTAGE OF   REMAINING     REMAINING      LOCKOUT PLUS    REMAINING
                                 NUMBER OF    CUT-OFF DATE       INITIAL       LOCKOUT       LOCKOUT        PREPAYMENT     MATURITY
                                  MORTGAGE      PRINCIPAL      LOAN GROUP 1     PERIOD    PLUS YM PERIOD      PERIOD       (MONTHS)
PREPAYMENT OPTION                  LOANS       BALANCE (2)       BALANCE       (MONTHS)      (MONTHS)        (MONTHS)         (2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                229      $3,280,601,795        92.1%         113            113             113           118
Lockout / Yield Maintenance          29         206,121,428         5.8%          33            108              33           112
Yield Maintenance                     5          54,664,670         1.5%           0             93               0           109
Lockout / Prepayment Penalty          4          15,348,613         0.4%          99             99             113           117
Lockout / Defeasance / Yield
   Maintenance                        1           4,075,000         0.1%         107            115             107           120
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             268      $3,560,811,505       100.0%         109            113             107           117
                                 ===================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                    PROPERTIES     BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Fee                                  270      $3,039,559,987        85.4%       6.117%      1.44x        64.7%
Leasehold                              9         422,691,236        11.9%       6.349%      1.31         74.4%
Fee/Leasehold                          3          98,560,282         2.8%       6.197%      1.20         79.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              282      $3,560,811,505       100.0%       6.147%      1.42x        66.2%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
       RANGE OF CUT-OFF           MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CO-OP BASIS     RENTAL BASIS
     RENTAL BASIS LTV (1)           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
2.4% - 9.9%                           7        $10,665,802        0.3%        6.230%     15.46x         4.1%            7.5%
10.0% - 19.9%                        10         25,092,588        0.7%        6.088%      8.45          6.1%           14.6%
20.0% - 29.9%                         7         19,449,721        0.5%        6.111%      4.44         13.6%           26.4%
30.0% - 41.5%                         1          3,194,315        0.1%        5.610%      3.05         12.9%           41.5%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              25        $58,402,425        1.6%        6.095%      8.10x         8.6%           18.7%
                                 ===============================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     41.5%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      2.4%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):   18.7%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
           RANGE OF               MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CO-OP BASIS     RENTAL BASIS
  CUT-OFF CO-OP BASIS LTV (1)       LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
1.3% - 9.9%                          18        $37,127,675        1.0%        6.126%     10.28x         5.5%           13.0%
10.0% - 17.0%                         7         21,274,750        0.6%        6.042%      4.30         14.0%           28.6%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              25        $58,402,425        1.6%        6.095%      8.10x         8.6%           18.7%
                                 ===============================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):     17.0%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):      1.3%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):    8.6%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                                              WEIGHTED
                                                                                                 WEIGHTED     AVERAGE
                                                                                                  AVERAGE     CUT-OFF     WEIGHTED
                                                             PERCENTAGE   WEIGHTED                CUT-OFF       DATE       AVERAGE
                                  NUMBER OF                      OF        AVERAGE              DATE CO-OP     RENTAL    PERCENT OF
                                 UNDERLYING   CUT-OFF DATE     INITIAL    MORTGAGE   WEIGHTED      BASIS       BASIS       SPONSOR
    PERCENTAGE OF SPONSOR-        MORTGAGE      PRINCIPAL    LOAN GROUP   INTEREST    AVERAGE       LTV         LTV         OWNED
          OWNED UNITS               LOANS      BALANCE (1)    1 BALANCE     RATE     U/W DSCR   RATIO (1)    RATIO (1)      UNITS
-----------------------------------------------------------------------------------------------------------------------------------
None                                 17        $24,797,872       0.7%      6.051%      8.94x         7.9%      18.0%         0.0%
 0.6% - 10.0%                         3          9,104,552       0.3%      6.094%     11.35          7.1%      13.1%         1.6%
10.0% - 20.0%                         3         15,101,400       0.4%      6.211%      5.18         11.0%      22.4%        13.8%
20.0% - 30.0%                         1          4,500,000       0.1%      6.070%      4.66         11.1%      28.0%        26.6%
30.0% - 39.5%                         1          4,898,601       0.1%      5.990%      9.97          5.3%      13.0%        39.5%
                                 --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              25        $58,402,425       1.6%      6.095%      8.10x         8.6%      18.7%         9.2%
                                 ==================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:        39.5%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):    0.6%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:      9.2%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER                LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.               46       $502,460,464        70.5%       6.094%      1.23x        75.4%
LaSalle Bank National
   Association                       14        121,034,638        17.0%       5.856%      1.22         78.6%
NCB, FSB                             30         76,994,981        10.8%       6.103%      3.53         26.1%
KeyBank National Association          2         11,790,365         1.7%       6.021%      1.27         73.2%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                            MORTGAGE INTEREST RATES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
    MORTGAGE INTEREST RATES         LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
5.516% - 5.750%                       4       $264,187,314        37.1%       5.553%      1.23x        78.9%
5.751% - 6.000%                      15        100,244,884        14.1%       5.949%      2.12         56.7%
6.001% - 6.250%                      27        125,877,274        17.7%       6.160%      1.76         61.4%
6.251% - 6.500%                      30        108,893,517        15.3%       6.349%      1.37         71.6%
6.501% - 6.750%                      10         61,408,863         8.6%       6.675%      1.26         77.6%
6.751% - 7.000%                       5          4,668,596         0.7%       6.796%      1.97         65.3%
7.001% - 7.810%                       1         47,000,000         6.6%       7.233%      1.25         66.2%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     7.233%
MINIMUM MORTGAGE INTEREST RATE:     5.516%
WTD. AVG. MORTGAGE INTEREST RATE:   6.053%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)          LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
  $172,960 -   1,000,000             15       $ 11,615,221         1.6%       6.362%      3.43x        44.7%
 1,000,001 -   1,500,000             12         16,009,297         2.2%       6.305%      3.01         51.3%
 1,500,001 -   2,000,000             13         22,173,213         3.1%       6.284%      1.77         60.5%
 2,000,001 -   3,000,000             15         38,079,676         5.3%       6.223%      1.93         58.2%
 3,000,001 -   4,000,000             10         35,510,422         5.0%       6.182%      1.45         68.8%
 4,000,001 -   5,000,000              4         17,731,577         2.5%       6.314%      1.82         59.7%
 5,000,001 -   6,000,000              3         16,723,034         2.3%       5.862%      1.27         73.9%
 6,000,001 -   7,000,000              4         25,358,491         3.6%       6.136%      1.27         74.8%
 7,000,001 -   8,000,000              3         21,750,000         3.1%       6.334%      1.22         78.5%
 8,000,001 -  10,000,000              1          8,244,232         1.2%       5.920%      6.48         10.4%
10,000,001 -  12,000,000              2         21,950,000         3.1%       6.440%      1.25         76.6%
12,000,001 -  15,000,000              2         27,728,664         3.9%       6.093%      1.24         71.5%
15,000,001 -  20,000,000              2         35,486,677         5.0%       6.189%      1.99         45.3%
20,000,001 -  40,000,000              2         68,024,381         9.6%       6.272%      1.27         71.5%
40,000,001 -  65,000,000              3        150,800,000        21.2%       6.283%      1.22         74.5%
65,000,001 - 250,000,000              1        195,095,563        27.4%       5.560%      1.20         79.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $195,095,563
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $172,960
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $7,742,179

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                           ORIGINAL AMORTIZATION TERMS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    ORIGINAL AMORTIZATION         MORTGAGE     PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
        TERMS (MONTHS)             LOANS       BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Interest Only                         2       $ 65,500,000         9.2%       6.933%      1.66x        51.4%
120 - 300                             7         18,561,123         2.6%       6.228%      1.78         61.6%
301 - 360                            74        410,642,826        57.7%       6.142%      1.34         72.7%
361   720                             9        217,576,500        30.5%       5.605%      1.66         73.0%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):   363

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS TO          MORTGAGE      PRINCIPAL    LOAN GROUP 2    INTEREST    AVERAGE   CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)       LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
  60 - 84                             2       $ 48,272,000         6.8%       7.216%      1.25x        66.6%
 85 - 120                            72        508,995,279        71.5%       5.969%      1.56         69.7%
121 - 240                            18        155,013,169        21.8%       5.970%      1.29         74.7%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                          REMAINING AMORTIZATION TERMS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1)            LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Interest Only                         2       $ 65,500,000         9.2%       6.933%      1.66x        51.4%
118 - 299                             5         12,039,123         1.7%       6.357%      2.04         53.8%
300 - 360                            76        417,164,826        58.6%       6.140%      1.34         72.8%
361 - 718                             9        217,576,500        30.5%       5.605%      1.66         73.0%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     478
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     118
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):   363

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   REMAINING TERMS TO STATED      MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
   MATURITY (MONTHS) (1)(2)         LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
 58 -  84                             2       $ 48,272,000         6.8%       7.216%      1.25x        66.6%
 85 - 120                            85        593,180,577        83.3%       6.013%      1.51         70.4%
121 - 238                             5         70,827,871         9.9%       5.596%      1.35         74.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     237
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      58
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS              REAL        PRINCIPAL    LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (1)        PROPERTIES    BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
1955 - 1985                           10      $ 26,451,948         3.7%       6.462%      1.28x         75.5%
1986 - 1994                           15        41,170,040         5.8%       6.188%      1.90          59.6%
1995 - 1998                            8        25,784,629         3.6%       6.013%      2.05          48.9%
1999 - 2000                           12        42,845,700         6.0%       6.024%      2.32          45.6%
2001 - 2004                           23       165,433,949        23.2%       6.249%      1.73          69.3%
2005 - 2006                           40       410,594,182        57.6%       5.940%      1.23          75.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              108      $712,280,448       100.0%       6.053%      1.48x         70.6%
                                 ===============================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):   (2006)
OLDEST YEAR BUILT/RENOVATED (1):        (1955)
WTD. AVG. YEAR BUILT/RENOVATED (1):     (2002)

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF                 REAL        PRINCIPAL     LOAN GROUP 2    INTEREST   AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)     PROPERTIES    BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
66% - 85%                             9       $ 77,415,499       10.9%        6.544%      1.24x        71.5%
86% - 90%                            11        135,902,853       19.1%        5.989%      1.22         76.3%
91% - 93%                            13         70,573,369        9.9%        6.107%      1.24         78.3%
94% - 95%                            12        113,430,954       15.9%        6.077%      1.24         76.3%
96% - 97%                            17        119,888,158       16.8%        5.969%      1.24         77.0%
98% - 100%                           24        134,116,503       18.8%        5.855%      1.23         74.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              86       $651,327,337       91.4%        6.052%      1.23x        75.8%
                                 ===============================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      66%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    93%

(1)  HOTEL AND COOPERATIVE PROPERTIES ARE NOT INCLUDED.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
           U/W DSCRS                LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
1.13x - 1.22                         20       $375,517,632        52.7%       5.757%      1.20x        78.6%
1.23 - 1.26                          17        156,703,384        22.0%       6.658%      1.25         72.8%
1.27 - 1.30                           8         59,678,034         8.4%       6.048%      1.29         69.9%
1.31 - 1.35                          11         38,971,142         5.5%       6.295%      1.33         72.4%
1.36 - 1.40                           6         11,532,743         1.6%       6.274%      1.37         72.4%
1.41 - 1.45                           4          4,763,533         0.7%       6.566%      1.42         74.7%
1.46 - 1.80                           3          3,361,395         0.5%       6.255%      1.60         66.0%
1.81 - 15.33                         23         61,752,585         8.7%       6.080%      4.08         15.0%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM U/W DSCR:     15.33x
MINIMUM U/W DSCR:      1.13x
WTD. AVG. U/W DSCR:    1.48x

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
4.6% - 60.0%                         26       $ 65,418,655         9.2%       6.090%      3.94x        17.1%
60.1% - 65.0%                         4         21,405,676         3.0%       6.030%      1.25         64.8%
65.1% - 70.0%                        10        110,731,986        15.5%       6.562%      1.28         66.7%
70.1% - 73.0%                         6         18,906,740         2.7%       6.186%      1.23         72.3%
73.1% - 75.0%                        11         34,299,481         4.8%       6.238%      1.24         74.6%
75.1% - 80.0%                        35        461,517,910        64.8%       5.908%      1.22         78.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):      4.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   70.6%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Texas                                18       $145,611,369        20.4%       5.805%      1.23x        77.4%
Nevada                                4         85,382,474        12.0%       5.626%      1.21         77.3%
Pennsylvania                          2         67,050,000         9.4%       5.552%      1.20         79.2%
New York                             26         66,916,229         9.4%       6.094%      3.76         22.6%
Delaware                              3         47,000,000         6.6%       7.233%      1.25         66.2%
Iowa                                  1         43,000,000         6.0%       6.330%      1.20         76.9%
Indiana                               2         39,450,000         5.5%       6.685%      1.25         78.1%
Georgia                               9         33,531,131         4.7%       6.221%      1.23         76.7%
Virginia                              3         31,105,861         4.4%       5.973%      1.27         69.7%
Florida                               5         23,500,631         3.3%       6.012%      1.24         75.2%
Ohio                                  5         16,391,378         2.3%       5.988%      1.26         75.7%
Connecticut                           3         15,520,660         2.2%       6.303%      1.31         77.6%
Maryland                              2         14,776,115         2.1%       5.575%      1.25         78.9%
Illinois                              2         13,240,000         1.9%       6.256%      1.24         74.8%
Minnesota                             2          9,008,758         1.3%       6.138%      1.77         54.9%
California                            3          8,265,911         1.2%       6.114%      1.42         63.8%
Arizona                               1          7,050,000         1.0%       6.685%      1.25         78.1%
Louisiana                             1          5,973,034         0.8%       6.030%      1.31         68.7%
Oklahoma                              2          4,870,317         0.7%       6.390%      1.23         74.0%
Michigan                              2          4,829,379         0.7%       6.345%      1.23         77.9%
South Carolina                        1          4,759,778         0.7%       5.560%      1.20         79.8%
Washington                            1          4,269,618         0.6%       6.470%      1.26         78.6%
Kentucky                              1          3,800,000         0.5%       6.080%      1.28         78.8%
Colorado                              1          3,770,238         0.5%       5.860%      1.23         78.5%
Kansas                                2          3,317,837         0.5%       6.554%      1.32         75.1%
Wisconsin                             1          2,500,000         0.4%       6.270%      1.32         67.6%
North Carolina                        1          1,994,887         0.3%       6.180%      1.27         78.5%
Mississippi                           1          1,698,696         0.2%       6.290%      1.39         46.5%
Nebraska                              1          1,504,000         0.2%       5.830%      1.39         80.0%
Missouri                              1          1,197,127         0.2%       6.450%      1.42         76.3%
New Mexico                            1            995,020         0.1%       6.350%      1.35         62.2%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             108       $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term        28       $480,739,944        67.5%       5.870%     1.23x         76.9%             53
Balloons without IO Term             60        163,084,786        22.9%       6.231%     2.12          60.6%            N/A
Interest Only Balloon Loans           2         65,500,000         9.2%       6.933%     1.66          51.4%             75
Fully Amortizing                      2          2,955,718         0.4%       6.513%     3.21          16.0%            N/A
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92       $712,280,448       100.0%       6.053%     1.48x         70.6%            N/A
                                 ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily                          108      $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              108      $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                    WEIGHTED               WEIGHTED
                                                         NUMBER OF                  PERCENTAGE OF    AVERAGE               AVERAGE
                                                         MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED    CUT-OFF
                                       PROPERTY            REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    DATE LTV
PROPERTY TYPE                          SUB-TYPE         PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                                 Conventional                79      $638,683,833        89.7%       6.047%      1.23x      75.8%
                                 Cooperative                 22        60,953,111         8.6%       6.070%      4.11       14.6%
                                 Manufactured Housing         7        12,643,504         1.8%       6.272%      1.31       74.0%
                                                        ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     108      $712,280,448       100.0%       6.053%      1.48x      70.6%
                                                        ===========================================================================

(1) ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                                     WEIGHTED
                                                                                         WEIGHTED     AVERAGE
                                                                             WEIGHTED    AVERAGE     REMAINING
                                                                             AVERAGE    REMAINING     LOCKOUT      WEIGHTED
                                                            PERCENTAGE OF   REMAINING    LOCKOUT       PLUS         AVERAGE
           RANGE OF              NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT     PLUS YM    PREPAYMENT     REMAINING
      REMAINING TERMS TO          MORTGAGE     PRINCIPAL     LOAN GROUP 2     PERIOD      PERIOD      PERIOD       MATURITY
 STATED MATURITY (MONTHS) (1)      LOANS      BALANCE (2)      BALANCE       (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS) (1)
-----------------------------------------------------------------------------------------------------------------------------
 57 - 110                             3      $ 54,522,000         7.7%          21          59           21            64
111 - 120                            84       586,930,577        82.4%         106         110          102           116
121 - 238                             5        70,827,871         9.9%         120         121          122           127
                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92      $712,280,448       100.0%         100         108           98           113
                                 ============================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

                                PREPAYMENT OPTION

                                                                                                     WEIGHTED
                                                                                         WEIGHTED     AVERAGE
                                                                             WEIGHTED    AVERAGE     REMAINING
                                                                             AVERAGE    REMAINING     LOCKOUT      WEIGHTED
                                                            PERCENTAGE OF   REMAINING    LOCKOUT       PLUS         AVERAGE
                                 NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT     PLUS YM    PREPAYMENT     REMAINING
                                  MORTGAGE     PRINCIPAL     LOAN GROUP 2     PERIOD      PERIOD      PERIOD       MATURITY
       PREPAYMENT OPTION           LOANS      BALANCE (1)      BALANCE       (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS) (2)
-----------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 59      $588,418,244        82.6%         111         111          111           116
Lockout / Yield Maintenance          25        95,024,057        13.3%          34          86           34            90
Yield Maintenance                     1        18,500,000         2.6%           0         114            0           118
Lockout / Prepayment Penalty          7        10,338,147         1.5%         120         120          146           150
                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              92      $712,280,448       100.0%         100         108           98           113
                                 ============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                     REAL       PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD                    PROPERTIES    BALANCE (1)      BALANCE        RATES    U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                  107      $651,480,448        91.5%       6.103%      1.51x        69.8%
Leasehold                              1        60,800,000         8.5%       5.516%      1.20         79.1%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              108      $712,280,448       100.0%       6.053%      1.48x        70.6%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
           RANGE OF               NUMBER OF                  PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
            CUT-OFF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
         RENTAL BASIS             MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CO-OP BASIS     RENTAL BASIS
            LTV (1)                 LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
 7.7% - 9.9%                          2        $ 1,248,716        0.2%        6.368%     13.83x         5.0%            8.1%
10.0% - 19.9%                         4         10,264,846        1.4%        5.929%      7.10          9.8%           17.6%
20.0% - 29.9%                         6         12,017,482        1.7%        6.099%      4.06         14.7%           27.0%
30.0% - 49.8%                        10         37,422,067        5.3%        6.089%      2.98         16.2%           41.1%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              22        $60,953,111        8.6%        6.070%      4.11x        14.6%           33.7%
                                 ===============================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     49.8%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      7.7%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):   33.7%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                             WEIGHTED                 WEIGHTED        WEIGHTED
           RANGE OF               NUMBER OF                  PERCENTAGE OF    AVERAGE                 AVERAGE          AVERAGE
            CUT-OFF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED    CUT-OFF DATE    CUT-OFF DATE
          CO-OP BASIS             MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CO-OP BASIS     RENTAL BASIS
            LTV (1)                 LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
 4.6% - 9.9%                          5        $ 3,269,330        0.5%        6.120%     11.25x         6.5%           10.8%
10.0% - 19.9%                        14         52,591,765        7.4%        6.071%      3.77         14.0%           34.7%
20.0% - 28.4%                         3          5,092,016        0.7%        6.025%      3.06         25.9%           38.8%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              22        $60,953,111        8.6%        6.070%      4.11x        14.6%           33.7%
                                 ===============================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)     28.4%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)      4.6%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)   14.6%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                                                           WEIGHTED
                                                                                                                            AVERAGE
                                                                         WEIGHTED               WEIGHTED       WEIGHTED     PERCENT
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               AVERAGE        AVERAGE        OF
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED   CUT-OFF DATE   CUT-OFF DATE   SPONSOR
         PERCENTAGE OF           MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CO-OP BASIS    RENTAL BASIS    OWNED
      SPONSOR-OWNED UNITS          LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)    UNITS
-----------------------------------------------------------------------------------------------------------------------------------
None                                 7       $10,651,094       1.5%       6.209%     4.88x       13.5%          27.8%         0.0%
 6.2% - 10.0%                        4        14,430,709       2.0%       5.875%     5.32        14.2%          24.3%         8.0%
10.0% - 20.0%                        3         4,444,622       0.6%       5.968%     6.58        10.9%          22.2%        15.5%
20.0% - 30.0%                        2        20,100,000       2.8%       6.169%     2.77        13.9%          45.9%        27.6%
30.0% - 40.0%                        3         4,990,480       0.7%       6.085%     3.21        20.1%          34.6%        35.4%
40.0% - 70.4%                        3         6,336,205       0.9%       6.025%     3.29        18.0%          34.0%        48.2%
                                ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             22       $60,953,111       8.6%       6.070%     4.11x       14.6%          33.7%        20.0%
                                ===================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:         70.4%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):     6.2%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:      20.0%

(1)  ASSUMES A CUT-OFF DATE IN SEPTEMBER 2006.

(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT B
                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-C4

                                                     Statement Date:  17-Oct-06
[LaSALLE BANK ABN AMRO LOGO]                         Payment Date:    17-Oct-06
135 S. LaSalle Street, Suite 1625                    Next Payment:    15-Nov-06
Chicago, IL 60603                                    Prior Payment:         N/A
USA                                                  Record Date:     30-Sep-06

                                 ABN AMRO ACCT:
                      REPORTING PACKAGE TABLE OF CONTENTS

ADMINISTRATOR:                                       ANALYST:
Scott Kallback 312.904.5444                          Patrick Gong 714.259.6253
scott.kallback@abnamro.com                           patrick.gong@abnamro.com

Issue Id:  CSFB06C4

Monthly Data File

Name:      CSFB06C4_200610_3.ZIP

                                                                      Page(s)
                                                                      -------
Statements to Certificateholders                                      Page 2
Cash Reconciliation Summary                                           Page 3
Bond Interest Reconciliation                                          Page 4
Bond Interest Reconciliation                                          Page 5
Shortfall Summary Report                                              Page 6
Rating Information                                                    Page 7
Asset-Backed Facts ~ 15 Month Loan Status Summary                     Page 8
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                Page 9
Historical Collateral Prepayment                                      Page 10
Delinquent Loan Detail                                                Page 11
Mortgage Loan Characteristics                                         Page 12-14
Loan Level Detail                                                     Page 15
Specially Serviced (Part I) - Loan Detail                             Page 16
Specially Serviced (Part II) - Servicer Comments                      Page 17
Modified Loan Detail                                                  Page 18
Realized Loss Detail                                                  Page 19
Collateral Realized Loss                                              Page 20
Appraisal Reduction Detail                                            Page 21
Material Breaches Detail                                              Page 22

Closing Date:

First Payment Date:

Rated Final Payment Date:

Determination Date:  11-Oct-2006

Trust Collection Period 9/12/2006 - 10/11/2006

PARTIES TO THE TRANSACTION

DEPOSITOR Credit Suisse First Boston Mortgage Securities Corp.

MASTER SERVICER KeyCorp Real Estate Capital Markets, Inc./NCB, FSB

RATING AGENCY Fitch Ratings/Moody's Investors Service, Inc./Standard & Poor's
  Ratings Services

SPECIAL SERVICER LNR Partners, Inc./National Consumer Cooperative Bank

UNDERWRITER Credit Suisse Securities (USA) LLC/LaSalle Financial
  Services, Inc./KeyBanc Capital Markets/Barclays Capital Inc./Wachovia Securities/RBS Greenwich Capital

NCB, FSB will act as Master Servicer with respect to the NCB Mortgage Loans. National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB & National Consumer Coo

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

                    LaSalle Web Site         www.etrustee.net

                    LaSalle Factor Line          800.246.5761

                                 ABN AMRO ACCT:

       ORIGINAL        OPENING   PRINCIPAL  PRINCIPAL     NEGATIVE      CLOSING  INTEREST     INTEREST    PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT    ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT  RATE
CUSIP                                                                                                     Next Rate(3)
----------------------------------------------------------------------------------------------------------------------

Total
                                                        Total P&I Payment

NOTES: (1) N DENOTES NOTIONAL BALANCE NOT INCLUDED IN TOTAL
       (2) ACCRUED INTEREST PLUS/MINUS INTEREST ADJUSTMENT MINUS DEFERRED INTEREST EQUALS INTEREST PAYMENT
       (3) ESTIMATED. * DENOTES CONTROLLING CLASS

                                 ABN AMRO ACCT:
                          CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                       0.00
Less Deferred Interest                           0.00
Less PPIS Reducing Scheduled Int                 0.00
Plus Gross Advance Interest                      0.00
Less ASER Interest Adv Reduction                 0.00
Less Other Interest Not Advanced                 0.00
Less Other Adjustment                            0.00
Total                                            0.00
UNSCHEDULED INTEREST:
Prepayment Penalties                             0.00
Yield Maintenance Penalties                      0.00
Other Interest Proceeds                          0.00
Total                                            0.00
Less Fee Paid To Servicer                        0.00
Less Fee Strips Paid by Servicer                 0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                           0.00
Workout Fees                                     0.00
Liquidation Fees                                 0.00
Interest Due Serv on Advances                    0.00
Non Recoverable Advances                         0.00
Misc. Fees & Expenses                            0.00

Total Unscheduled Fees & Expenses                0.00
Total Interest Due Trust                         0.00
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                      0.00
Fee Strips                                       0.00
Misc. Fees                                       0.00
Interest Reserve Withholding                     0.00
Plus Interest Reserve Deposit                    0.00
Total                                            0.00
Total Interest Due Certs                         0.00


                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                      0.00
Advanced Scheduled Principal                     0.00
Scheduled Principal                              0.00
UNSCHEDULED PRINCIPAL:
Curtailments                                     0.00
Prepayments in Full                              0.00
Liquidation Proceeds                             0.00
Repurchase Proceeds                              0.00
Other Principal Proceeds                         0.00
Total Unscheduled Principal                      0.00
Remittance Principal                             0.00
Remittance P&I Due Trust                         0.00
Remittance P&I Due Certs                         0.00

                              POOL BALANCE SUMMARY

                         Balance                    Count
                         -------                    -----
Beginning Pool           0.00                       0
Scheduled Principal      0.00                       0
Unscheduled Principal    0.00                       0
Deferred Interest        0.00
Liquidations             0.00                       0
Repurchases              0.00                       0
Ending Pool              0.00                       0

                       NON-P&I SERVICING ADVANCE SUMMARY

                                                   Amount
                                                   ------
Prior Outstanding                                   0.00
Plus Current Period                                 0.00
Less Recovered                                      0.00
Less Non Recovered                                  0.00
Ending Outstanding                                  0.00

                              SERVICING FEE SUMMARY

Current Servicing Fees                               0.00
Plus Fees Advanced for PPIS                          0.00
Less Reduction for PPIS                              0.00
Plus Delinquent Servicing Fees                       0.00
Total Servicing Fees                                 0.00

                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED

Prepayment Premiums                                  0.00
Yield Maintenance                                    0.00
Other Interest                                       0.00

                                  PPIS SUMMARY

Gross PPIS                                           0.00
Reduced by PPIE                                      0.00
Reduced by Shortfalls in Fees                        0.00
Reduced by Other Amounts                             0.00
PPIS Reducing Scheduled Interest                     0.00
PPIS Reducing Servicing Fee                          0.00
PPIS Due Certificate                                 0.00

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                        Principal                 Interest
                        ---------                 ---------
Prior Outstanding          0.00                      0.00
Plus Current Period        0.00                      0.00
Less Recovered             0.00                      0.00
Less Non Recovered         0.00                      0.00
Ending Outstanding         0.00                      0.00

                                 ABN AMRO ACCT:
                      BOND INTEREST RECONCILIATION DETAIL

         Accrual   Opening Pass-   Accrued     Total     Total      Distributable Interest Current   Remaining        Credit
Class              Balance Through Certificate Interest  Interest   Certificate   Payment  Period    Outstanding      Support
      ------------         Rate    Interest    Additions Deductions Interest      Amount   Shortfall Interest    -------------------
                                                                                           Recovery  Shorfalls
      Method  Days                                                                                               Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------



(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                 ABN AMRO ACCT:
                      BOND INTEREST RECONCILIATION DETAIL

       Prior     Current                                Additions
Class  Interest  Interest  ------------------------------------------------------------------------
       Due Date  Due Date  Prior Interest  Interest Accrual  Prepayment   Yield        Other
                           Shortfall Due   on Prior          Premiums     Maintenance  Interest
                                           Shortfall                                   Proceeds (1)
---------------------------------------------------------------------------------------------------


             Deductions                      Distributable  Interest
------------------------------------------   Certificate    Payment
Allocable   Deferred &   Interest            Interest       Amount
PPIS        Accretion    Loss Expense
            Interest
--------------------------------------------------------------------


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.

                   ABN AMRO ACCT: INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
Net Prepayment Int. Shortfalls Allocated to the Bonds 0.00
Special Servicing Fees                                0.00
Workout Fees                                          0.00
Liquidation Fees                                      0.00
Legal Fees                                            0.00
Misc. Fees & Expenses Paid by/to Servicer             0.00
Interest Paid to Servicer on Outstanding Advances     0.00
ASER Interest Advance Reduction                       0.00
Interest Not Advanced (Current Period)                0.00
Recoup of Prior Advances by Servicer                  0.00
Servicing Fees Paid Servicer on Loans Not Advanced    0.00
Misc. Fees & Expenses Paid by Trust                   0.00
Shortfall Due to Rate Modification                    0.00
Other Interest Loss                                   0.00
                                                      ----
Total Shortfall Allocated to the Bonds                0.00
                                                      ====

EXCESS ALLOCATED TO THE BONDS:
Other Interest Proceeds Due the Bonds                 0.00
Prepayment Interest Excess Due the Bonds              0.00
Interest Income                                       0.00
Yield Maintenance Penalties Due the Bonds             0.00
Prepayment Penalties Due the Bonds                    0.00
Recovered ASER Interest Due the Bonds                 0.00
Recovered Interest Due the Bonds                      0.00
ARD Excess Interest                                   0.00
                                                      ----
Total Excess Allocated to the Bonds                   0.00
                                                      ====


AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                        ABN AMRO ACCT: RATING INFORMATION

                        ORIGINAL RATINGS        RATING CHANGE/CHANGE DATE(1)
                   ------------------------    -----------------------------
CLASS     CUSIP    FITCH    MOODY'S     S&P     FITCH      MOODY'S    S&P
----------------------------------------------------------------------------


NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                                    Delinquency Aging Categories
                ---------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month     Delinq 2 Months  Delinq 3+ Months         Foreclosure              REO
Date
                #       Balance    #       Balance  #          Balance       #     Balance     #      Balance
--------------------------------------------------------------------------------------------------------------


                                Special Event Categories (1)
               ---------------------------------------------------------------
Distribution   Modifications        Specially Serviced         Bankruptcy
Date
               #        Balance     #           Balance        #       Balance
-------------------------------------------------------------------------------


(1) NOTE: MODIFICATION, SPECIALLY SERVICED & BANKRUPTCY TOTALS ARE INCLUDED IN THE APPROPRIATE DELINQUENCY AGING CATEGORY

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                 Ending Pool (1)              Payoffs (2)         Penalties       Appraisal Reduct. (2)
Distribution
Date             #        Balance          #       Balance      #      Amount        #        Balance
--------------------------------------------------------------------------------------------------------


                 Liquidations (2)     Realized Losses (2)  Remaining Term     Curr Weighted Avg.
Distribution
Date             #       Balance      #        Amount      Life               Coupon    Remit
------------------------------------------------------------------------------------------------

                                 ABN AMRO ACCT:
                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT


Disclosure  Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
Control #   Period  Balance  Type  Amount  Amount   Date        Date      Type      Location
----------------------------------------------------------------------------------------------
                       CURRENT
                       CUMULATIVE

                      ABN AMRO ACCT: DELINQUENT LOAN DETAIL

            Paid               Outstanding  Out. Property  Loan Status  Special
Disclosure  Thru  Current P&I  P&I          Protection     Code (1)     Servicer       Foreclosure  Bankruptcy   REO
Control #   Date  Advance      Advances**   Advances                    Transfer Date  Date         Date         Date
---------------------------------------------------------------------------------------------------------------------

TOTAL

A. IN GRACE PERIOD             1. DELINQ. 1 MONTH    3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH  2. DELINQ. 2 MONTHS   4. PERFORMING MATURED BALLOON  7. FORECLOSURE
DELINQ.

** OUTSTANDING P&I ADVANCES INCLUDE THE CURRENT PERIOD P&I ADVANCES AND MAY INCLUDE SERVICER ADVANCES.

                  ABN AMRO ACCT: MORTGAGE LOAN CHARACTERISTICS


                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of    Scheduled        % of                Weighted Average
Balance              Loans   Balance          Balance        Term     Coupon      PFY DSCR
------------------------------------------------------------------------------------------
                    0        0                0.00%

AVERAGE SCHEDULE BALANCE                       0
MAXIMUM SCHEDULE BALANCE          (9,999,999,999)
MINIMUM SCHEDULE BALANCE           9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing     # of    Scheduled        % of                Weighted Average
Mortgage Loans       Loans   Balance          Balance         Term     Coupon     PFY DSCR
------------------------------------------------------------------------------------------
                    0       0                 0.00%

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage     # of      Scheduled      % of               Weighted Average
Interest Rate        Loans     Balance        Balance        Term      Coupon     PFY DSCR
------------------------------------------------------------------------------------------
                     0         0              0.00%

MINIMUM MORTGAGE INTEREST RATE        ,900.000%
MAXIMUM MORTGAGE INTEREST RATE        ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

Balloon              # of      Scheduled      % of              Weighted Average
Mortgage Loans       Loans     Balance        Balance      Term       Coupon    PFY DSCR
------------------------------------------------------------------------------------------
                     0         0              0.00%

                  ABN AMRO ACCT: MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

Debt Service            # of       Scheduled     % of
Coverage Ratio          Loans      Balance       Balance     WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------------------
                        0          0             0.00%

MAXIMUM DSCR            0.000
MINIMUM DSCR            0.000

                          DISTRIBUTION OF DSCR (CUTOFF)


Debt Service            # of       Scheduled     % of
Coverage Ratio          Loans      Balance       Balance     WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------------------
                        0          0             0.00%

MAXIMUM DSCR            0.000
MINIMUM DSCR            0.000

                              GEOGRAPHIC DISTRIBUTION

Geographic        # of        Scheduled        % of
Location          Loans       Balance          Balance     WAMM      WAC   PFY DSCR
-----------------------------------------------------------------------------------
                  0            0               0.00%

                  ABN AMRO ACCT: MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES


Property Types       # of      Scheduled       % of
                     Loans     Balance         Balance     WAMM     WAC   PFY DSCR
----------------------------------------------------------------------------------
                     0         0               0.00%

                        DISTRIBUTION OF AMORTIZATION TYPE

Amortization Type    # of      Scheduled       % of
                     Loans     Balance         Balance     WAMM     WAC   PFY DSCR
----------------------------------------------------------------------------------
                     0         0               0.00%

                         DISTRIBUTION OF LOAN SEASONING

                      # of     Scheduled        % of
Number of Months      Loans    Balance          Balance    WAMM     WAC   PFY DSCR
----------------------------------------------------------------------------------
                      0        0                0.00%

                       DISTRIBUTION OF YEAR LOANS MATURING

                      # of     Scheduled        % of
Year                  Loans    Balance          Balance       WAMM      WAC     PFY DSCR
----------------------------------------------------------------------------------------
2006                  0        0                0.00%         0         0.00%    0.00
2007                  0        0                0.00%         0         0.00%    0.00
2008                  0        0                0.00%         0         0.00%    0.00
2009                  0        0                0.00%         0         0.00%    0.00
2010                  0        0                0.00%         0         0.00%    0.00
2011                  0        0                0.00%         0         0.00%    0.00
2012                  0        0                0.00%         0         0.00%    0.00
2013                  0        0                0.00%         0         0.00%    0.00
2014                  0        0                0.00%         0         0.00%    0.00
2015                  0        0                0.00%         0         0.00%    0.00
2016                  0        0                0.00%         0         0.00%    0.00
2017 & Greater        0        0                0.00%         0         0.00%    0.00
                      0        0                0.00%

                        ABN AMRO ACCT: LOAN LEVEL DETAIL

                                             Operating            Ending                                                Loan
Disclosure         Property  Maturity  PFY   Statement  Geo.      Principal  Note   Scheduled   Prepayment  Prepayment  Status
Control #   Group  Type      Date      DSCR  Date       Location  Balance    Rate   P&I         Amount      Date        Code (1)
--------------------------------------------------------------------------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:  A. In Grace Period                      1. Delinquent 1 month             3. Delinquent 3+ months Ballon
             B. Late Payment but < 1 month delinq    2. Delinquent 2 months Balloon    4. Performing Matured
                                                                                       5. Non Performing Matured
                                                                                       7. Foreclosure
                                                                                       9. REO

                                 ABN AMRO ACCT:
           SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                       Loan                        Note Rate
Disclosure  Servicing  Status        Balance                   Maturity    Remaining  Property  Geo.                      NOI
Control #   Xfer Date  Code(1)  Schedule  Actual               Date      Life         Type      Location  NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Not     Not     Not
                                                                                                          Avail   Avail   Avail

(1) Legend:  A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ month
             B. P&I Adv - < one month delinq   2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I
                                                                                  5. Non Performing Mat. Balloon
                                                                                  7. Foreclosure
                                                                                  9. REO

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure              Resolution
Control #               Strategy                   Comments
-----------------------------------------------------------

                       ABN AMRO ACCT: MODIFIED LOAN DETAIL

               Ending                       Cutoff      Modified
Disclosure     Principal     Modification   Maturity    Maturity     Modification
Control #      Balance       Date           Date        Date         Description
----------------------------------------------------------------------------------


Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

                       ABN AMRO ACCT: REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds  Aggregate    Net           Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled  Gross     as a % of       Liquidation  Liquidation   as a % of       Realized
Period  Control #   Date       Value      Balance    Proceeds  Sched. Balance  Expenses *   Proceeds      Sched. Balance  Loss
----------------------------------------------------------------------------------------------------------------------------------


CURRENT TOTAL

CUMULATIVE

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                    Beginning                                                              (Shortages)/
                    Balance of the  Aggregate      Prior Realized   Amounts Covered by     Excesses applied
Prospectus          Loan at         Realized Loss  Loss Applied to  Overcollateralization  to Realized
ID          Period  Liquidation     on Loans       Certificates     and other Credit       Losses
                                                   A                B                      C
-------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                   Additional                                                   (Recoveries)/
            Modification           (Recoveries)/        Current Realized Loss  Recoveries of    Realized Loss
Prospectus  Adjustments/Appraisal  Expenses applied to  Applied to             Realized Losses  Applied to
ID          Reduction Adjustment   Realized Losses      Certificates*          paid as Cash     Certificate Interest
            D                      E
--------------------------------------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------
A    Prior Realized Loss Applied to Certificates
B Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)
C Amounts classified by the Master as interest adjustments from loan with a general collections on a Realized Loss
D Adjustments that are based on principal haircut or future interest foregone due to modification
E Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                    ABN AMRO ACCT: APPRAISAL REDUCTION DETAIL

Disclosure  Appraisal  Scheduled  AR      Current P&I  ASER  Note  Maturity  Remaining Term  Property  Geographic         Appraisal
Control#    Red. Date  Balance    Amount  Advance            Rate  Date      Life            Type      Location    DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------


                                 ABN AMRO ACCT:
             MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

                  Ending           Material
Disclosure        Principal        Breach        Material Breach and Material Document Defect
Control #         Balance          Date                       Description
---------------------------------------------------------------------------------------------


Material breaches of pool asset representation or warranties or transaction covenants.

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................       88             88              88             88              88
September 2008....................................       73             73              73             73              73
September 2009....................................       51             51              51             51              51
September 2010....................................       22             22              22             22              22
September 2011 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        2.8            2.8             2.8            2.8             2.8

                             CLASS A-2 CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................      100            100             100            100             100
September 2009....................................      100            100             100            100             100
September 2010....................................      100            100             100            100             100
September 2011 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        4.7            4.7             4.7            4.7             4.5

                             CLASS A-AB CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................      100            100             100            100             100
September 2009....................................      100            100             100            100             100
September 2010....................................      100            100             100            100             100
September 2011....................................       93             93              93             92              90
September 2012....................................       72             71              70             70              69
September 2013....................................       46             43              40             36              23
September 2014....................................       25             14               4              0               0
September 2015....................................        3              0               0              0               0
September 2016 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        7.0            6.8             6.7            6.6             6.4

                             CLASS A-3 CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................      100            100             100            100             100
September 2009....................................      100            100             100            100             100
September 2010....................................      100            100             100            100             100
September 2011....................................      100            100             100            100             100
September 2012....................................      100            100             100            100             100
September 2013....................................      100            100             100            100             100
September 2014....................................      100            100             100             99              97
September 2015....................................      100             98              96             95              92
September 2016 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.7            9.7             9.6            9.6             9.4

                            CLASS A-4FL CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................      100            100             100            100             100
September 2009....................................      100            100             100            100             100
September 2010....................................      100            100             100            100             100
September 2011....................................      100            100             100            100             100
September 2012....................................      100            100             100            100             100
September 2013....................................      100            100             100            100             100
September 2014....................................      100            100             100            100             100
September 2015....................................      100            100             100            100             100
September 2016 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.9            9.9             9.8            9.8             9.7

                            CLASS A-1-A CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................       99             99              99             99              99
September 2009....................................       99             99              99             99              99
September 2010....................................       98             98              98             98              98
September 2011....................................       91             91              91             91              91
September 2012....................................       90             90              90             90              90
September 2013....................................       89             89              89             89              89
September 2014....................................       87             87              87             87              87
September 2015....................................       86             83              80             75              52
September 2016 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                        9.0            9.0             9.0            8.9             8.7

                             CLASS A-M CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................      100            100             100            100             100
September 2009....................................      100            100             100            100             100
September 2010....................................      100            100             100            100             100
September 2011....................................      100            100             100            100             100
September 2012....................................      100            100             100            100             100
September 2013....................................      100            100             100            100             100
September 2014....................................      100            100             100            100             100
September 2015....................................      100            100             100            100             100
September 2016 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                       10.0           10.0             9.9            9.9             9.7

                             CLASS A-J CERTIFICATES

       FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
--------------------------------------------------  ----------     ----------      ----------     ----------      ----------
Issue Date........................................      100%           100%            100%           100%            100%
September 2007....................................      100            100             100            100             100
September 2008....................................      100            100             100            100             100
September 2009....................................      100            100             100            100             100
September 2010....................................      100            100             100            100             100
September 2011....................................      100            100             100            100             100
September 2012....................................      100            100             100            100             100
September 2013....................................      100            100             100            100             100
September 2014....................................      100            100             100            100             100
September 2015....................................      100            100             100            100             100
September 2016 and thereafter.....................        0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                       10.0           10.0            10.0           10.0             9.7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

     DISTRIBUTION DATE            REFERENCE RATE           DISTRIBUTION DATE           REFERENCE RATE
---------------------------   ----------------------   -------------------------   ----------------------
October 2006                        6.06797%           April 2010                        6.26415%
November 2006                       6.26608%           May 2010                          6.06604%
December 2006                       6.06788%           June 2010                         6.26402%
January 2007                        6.06784%           July 2010                         6.06592%
February 2007                       6.06780%           August 2010                       6.26388%
March 2007                          6.06787%           September 2010                    6.26381%
April 2007                          6.26585%           October 2010                      6.06571%
May 2007                            6.06766%           November 2010                     6.26365%
June 2007                           6.26576%           December 2010                     6.06556%
July 2007                           6.06758%           January 2011                      6.06548%
August 2007                         6.26567%           February 2011                     6.06542%
September 2007                      6.26563%           March 2011                        6.06565%
October 2007                        6.06745%           April 2011                        6.25573%
November 2007                       6.26554%           May 2011                          6.05381%
December 2007                       6.06737%           June 2011                         6.25191%
January 2008                        6.26546%           July 2011                         6.05345%
February 2008                       6.06730%           August 2011                       6.24174%
March 2008                          6.06731%           September 2011                    6.24166%
April 2008                          6.26535%           October 2011                      6.04408%
May 2008                            6.06719%           November 2011                     6.24113%
June 2008                           6.26527%           December 2011                     6.04392%
July 2008                           6.06712%           January 2012                      6.24095%
August 2008                         6.26519%           February 2012                     6.04376%
September 2008                      6.26515%           March 2012                        6.04381%
October 2008                        6.06700%           April 2012                        6.24068%
November 2008                       6.26506%           May 2012                          6.04350%
December 2008                       6.06691%           June 2012                         6.24050%
January 2009                        6.06686%           July 2012                         6.04333%
February 2009                       6.06682%           August 2012                       6.24032%
March 2009                          6.06698%           September 2012                    6.24023%
April 2009                          6.26482%           October 2012                      6.04308%
May 2009                            6.06669%           November 2012                     6.24004%
June 2009                           6.26473%           December 2012                     6.04290%
July 2009                           6.06660%           January 2013                      6.04281%
August 2009                         6.26464%           February 2013                     6.04272%
September 2009                      6.26458%           March 2013                        6.04308%
October 2009                        6.06645%           April 2013                        6.23961%
November 2009                       6.26447%           May 2013                          6.04252%
December 2009                       6.06634%           June 2013                         6.23947%
January 2010                        6.06628%           July 2013                         6.04239%
February 2010                       6.06623%           August 2013                       6.23928%
March 2010                          6.06644%           September 2013                    6.23856%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

     DISTRIBUTION DATE                 BALANCE                 DISTRIBUTION DATE               BALANCE
-------------------------    --------------------------    ------------------------    ----------------------
October 2006                     $  156,000,000.00         May 2011                      $  156,000,000.00
November 2006                    $  156,000,000.00         June 2011                     $  156,000,000.00
December 2006                    $  156,000,000.00         July 2011                     $  155,169,784.14
January 2007                     $  156,000,000.00         August 2011                   $  153,399,000.00
February 2007                    $  156,000,000.00         September 2011                $  145,528,000.00
March 2007                       $  156,000,000.00         October 2011                  $  143,262,000.00
April 2007                       $  156,000,000.00         November 2011                 $  141,293,000.00
May 2007                         $  156,000,000.00         December 2011                 $  139,005,000.00
June 2007                        $  156,000,000.00         January 2012                  $  137,013,000.00
July 2007                        $  156,000,000.00         February 2012                 $  135,009,000.00
August 2007                      $  156,000,000.00         March 2012                    $  132,383,000.00
September 2007                   $  156,000,000.00         April 2012                    $  130,354,000.00
October 2007                     $  156,000,000.00         May 2012                      $  128,010,000.00
November 2007                    $  156,000,000.00         June 2012                     $  125,957,000.00
December 2007                    $  156,000,000.00         July 2012                     $  123,583,000.00
January 2008                     $  156,000,000.00         August 2012                   $  114,725,000.00
February 2008                    $  156,000,000.00         September 2012                $  112,633,000.00
March 2008                       $  156,000,000.00         October 2012                  $  110,224,000.00
April 2008                       $  156,000,000.00         November 2012                 $  108,107,000.00
May 2008                         $  156,000,000.00         December 2012                 $  105,675,000.00
June 2008                        $  156,000,000.00         January 2013                  $  103,533,000.00
July 2008                        $  156,000,000.00         February 2013                 $  101,380,000.00
August 2008                      $  156,000,000.00         March 2013                    $   98,307,000.00
September 2008                   $  156,000,000.00         April 2013                    $   96,126,000.00
October 2008                     $  156,000,000.00         May 2013                      $   93,631,000.00
November 2008                    $  156,000,000.00         June 2013                     $   91,424,000.00
December 2008                    $  156,000,000.00         July 2013                     $   88,659,000.00
January 2009                     $  156,000,000.00         August 2013                   $   73,840,000.00
February 2009                    $  156,000,000.00         September 2013                $   71,424,000.00
March 2009                       $  156,000,000.00         October 2013                  $   68,638,000.00
April 2009                       $  156,000,000.00         November 2013                 $   66,193,000.00
May 2009                         $  156,000,000.00         December 2013                 $   63,380,000.00
June 2009                        $  156,000,000.00         January 2014                  $   60,906,000.00
July 2009                        $  156,000,000.00         February 2014                 $   58,419,000.00
August 2009                      $  156,000,000.00         March 2014                    $   54,857,000.00
September 2009                   $  156,000,000.00         April 2014                    $   52,337,000.00
October 2009                     $  156,000,000.00         May 2014                      $   49,451,000.00
November 2009                    $  156,000,000.00         June 2014                     $   46,901,000.00
December 2009                    $  156,000,000.00         July 2014                     $   43,986,000.00
January 2010                     $  156,000,000.00         August 2014                   $   41,406,000.00
February 2010                    $  156,000,000.00         September 2014                $   38,813,000.00
March 2010                       $  156,000,000.00         October 2014                  $   35,855,000.00
April 2010                       $  156,000,000.00         November 2014                 $   33,231,000.00
May 2010                         $  156,000,000.00         December 2014                 $   30,243,000.00
June 2010                        $  156,000,000.00         January 2015                  $   27,589,000.00
July 2010                        $  156,000,000.00         February 2015                 $   24,919,000.00
August 2010                      $  156,000,000.00         March 2015                    $   21,193,000.00
September 2010                   $  156,000,000.00         April 2015                    $   18,489,000.00
October 2010                     $  156,000,000.00         May 2015                      $   15,423,000.00
November 2010                    $  156,000,000.00         June 2015                     $   12,688,000.00
December 2010                    $  156,000,000.00         July 2015                     $    9,592,000.00
January 2011                     $  156,000,000.00         August 2015                   $    6,825,000.00
February 2011                    $  156,000,000.00         September 2015                $    4,042,000.00
March 2011                       $  156,000,000.00         October 2015                  $      900,000.00
April 2011                       $  156,000,000.00         November 2015                                 -

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C4, Class A-1, Class A-2, Class A-4FL, Class A-AB, Class A-3, Class A-1-A, Class A-M and Class A-J will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

         (a) from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         (b) from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         (c) from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         (d) from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (i) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                           (A) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                           (B) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                           (C) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                           (D)      providing any other information,
                                    certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                                    the U.S. Treasury Regulations; or

                  (ii) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                           (A) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                           (B)      certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account,

                           (C)      certifying that the nonqualified
                                    intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                           (D)      providing any other information,
                                    certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S.
                                    Treasury Regulations; or

         (e) from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

         - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         -        can be treated as an "exempt recipient" within the meaning of
                  Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

       THE OFFERED CERTIFICATES:                      THE TRUST ASSETS:
The offered certificates will be          The assets of each of our trusts will
issuable in series. Each series of        include mortgage loans secured by first
offered certificates will--               and/or junior liens on, or security
                                          interests in, various interests in
     -    have its own series             commercial and multifamily real
          designation;                    properties.

     -    consist of one or more classes
          with various payment
          characteristics;

     -    evidence beneficial ownership
          interests in a trust
          established by us; and
                                          Trust assets may also include letters
     -    be payable solely out of the    of credit, surety bonds, insurance
          related trust assets.           policies, guarantees, reserve funds,
                                          guaranteed investment contracts,
No governmental agency or                 interest rate exchange agreements,
instrumentality will insure or guarantee  interest rate cap or floor agreements,
payment on the offered certificates.      currency exchange agreements, or other
Neither we nor any of our affiliates are  similar instruments and agreements.
responsible for making payments on the
offered certificates if collections on
the related trust assets are
insufficient.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is September 8, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................13
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................32
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................32
THE SPONSOR...................................................................33
USE OF PROCEEDS...............................................................33
DESCRIPTION OF THE TRUST FUND.................................................34
YIELD AND MATURITY CONSIDERATIONS.............................................55
DESCRIPTION OF THE CERTIFICATES...............................................60
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................71
DESCRIPTION OF CREDIT SUPPORT.................................................80
LEGAL ASPECTS OF MORTGAGE LOANS...............................................82
FEDERAL INCOME TAX CONSEQUENCES...............................................92
STATE AND OTHER TAX CONSEQUENCES.............................................125
ERISA CONSIDERATIONS.........................................................125
LEGAL INVESTMENT.............................................................128
PLAN OF DISTRIBUTION.........................................................130
LEGAL MATTERS................................................................131
FINANCIAL INFORMATION........................................................131
RATING.......................................................................131
GLOSSARY.....................................................................133

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR.................................  We are Credit Suisse First Boston Mortgage
                                                Securities Corp., the depositor with respect
                                                to each series of certificates offered by
                                                this prospectus. Our principal offices are
                                                located at Eleven Madison Avenue, New York,
                                                New York 10010, telephone number (212)
                                                325-2000. We are a wholly-owned subsidiary
                                                of Credit Suisse Management LLC, which in
                                                turn is a wholly-owned subsidiary of Credit
                                                Suisse Holdings (USA), Inc. See "Credit
                                                Suisse First Boston Mortgage Securities
                                                Corp." herein.

                                                All references to "we," "us" and "our" in
                                                this prospectus are intended to mean Credit
                                                Suisse First Boston Mortgage Securities
                                                Corp.

THE SPONSOR...................................  Column Financial, Inc., a Delaware
                                                corporation, and an affiliate of the
                                                depositor, will act as a sponsor with
                                                respect to the trust fund. Column Financial,
                                                Inc. is a wholly-owned subsidiary of DLJ
                                                Mortgage Capital, Inc., which in turn is a
                                                wholly-owned subsidiary of Credit Suisse
                                                (USA) Inc. The principal offices of Column
                                                Financial, Inc. are located at Eleven
                                                Madison Avenue, New York, New York 10010,
                                                telephone number (212) 325-2000. See "The
                                                Sponsor" herein.

                                                In the related prospectus supplement, we
                                                will identify any additional sponsors for
                                                each series of offered certificates.

THE SECURITIES BEING OFFERED..................  The securities that will be offered by this prospectus and the related prospectus
                                                supplements consist of
                                                commercial/multifamily mortgage pass-through
                                                certificates. These certificates will be
                                                issued in series, and each series will, in
                                                turn, consist of one or more classes. Each
                                                class of offered certificates must, at the
                                                time of issuance, be assigned an investment
                                                grade rating by at least one nationally
                                                recognized statistical rating organization.
                                                Typically, the four highest rating
                                                categories, within which there may be
                                                sub-categories or gradations to indicate
                                                relative standing, signify investment grade.
                                                See "Rating."

                                                Each series of offered certificates will
                                                evidence beneficial ownership interests in a
                                                trust established by us and containing the
                                                assets described in this prospectus and the
                                                related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES................  We may not publicly offer all the commercial/multifamily mortgage pass-through
                                                certificates evidencing interests in one of
                                                our trusts. We may elect to retain some of
                                                those certificates, to place some privately
                                                with institutional investors or to deliver
                                                some to the applicable seller as partial
                                                consideration for the related mortgage
                                                assets. In addition, some of those
                                                certificates may not satisfy the rating
                                                requirement for offered certificates
                                                described under "--The Securities Being
                                                Offered" above.

THE GOVERNING DOCUMENTS.......................  In general, a pooling and servicing agreement or other similar agreement or
                                                collection of agreements will govern, among
                                                other things--

                                                -    the issuance of each series of offered
                                                     certificates;

                                                -    the creation of and transfer of assets
                                                     to the related trust; and

                                                -    the servicing and administration of
                                                     those assets.

                                                The parties to the governing document(s) for
                                                a series of offered certificates will always
                                                include us and a trustee. We will be
                                                responsible for establishing the trust
                                                relating to each series of offered
                                                certificates. In addition, we will transfer
                                                or arrange for the transfer of the initial
                                                trust assets to that trust. In general, the
                                                trustee for a series of offered certificates
                                                will be responsible for, among other things,
                                                making payments and preparing and
                                                disseminating various reports to the holders
                                                of those offered certificates.

                                                If the trust assets for a series of offered
                                                certificates include mortgage loans, the
                                                parties to the governing document(s) will
                                                also include--

                                                -    one or more master servicers that will
                                                     generally be responsible for performing
                                                     customary servicing duties with respect
                                                     to those mortgage loans that are not
                                                     defaulted or otherwise problematic in
                                                     any material respect; and

                                                -    one or more special servicers that will
                                                     generally be responsible for servicing
                                                     and administering those mortgage loans
                                                     that are defaulted or otherwise
                                                     problematic in any material respect and
                                                     real estate assets acquired as part of
                                                     the related trust with respect to
                                                     defaulted mortgage loans.

                                                The same person or entity, or affiliated
                                                entities, may act as both master servicer
                                                and special servicer for any trust.

                                                One or more primary servicers or
                                                sub-servicers may also be a party to the
                                                governing documents.

                                                In the related prospectus supplement, we
                                                will identify the trustee and any master
                                                servicer, special servicer, primary
                                                servicer, sub-servicer (to the extent known)
                                                or manager for each series of offered
                                                certificates and their respective duties.
                                                See "Description of the Governing
                                                Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS........  The trust assets with respect to any series of offered certificates will, in general,
                                                include mortgage loans. Each of those
                                                mortgage loans will constitute the
                                                obligation of one or more persons to repay a
                                                debt. The performance of that obligation
                                                will be secured by a first or junior lien
                                                on, or security interest in, the ownership,
                                                leasehold or other interest(s) of the
                                                related borrower or another person in or
                                                with respect to one or more commercial or
                                                multifamily real properties. In particular,
                                                those properties may include--

                                                -    rental or cooperatively-owned buildings
                                                     with multiple dwelling units or
                                                     residential properties containing
                                                     condominium units;

                                                -    retail properties related to the sale of
                                                     consumer goods and other products, or
                                                     related to providing entertainment,
                                                     recreational or personal services, to
                                                     the general public;

                                                -    office buildings;

                                                -    hospitality properties;

                                                -    casino properties;

                                                -    health care-related facilities;

                                                -    industrial facilities;

                                                -    warehouse facilities, mini-warehouse
                                                     facilities and self-storage facilities;

                                                -    restaurants, taverns and other
                                                     establishments involved in the food and
                                                     beverage industry;

                                                -    manufactured housing communities, mobile
                                                     home parks and recreational vehicle
                                                     parks;

                                                -    recreational and resort properties;

                                                -    arenas and stadiums;

                                                -    churches and other religious facilities;

                                                -    parking lots and garages;

                                                -    mixed use properties;

                                                -    other income-producing properties;
                                                     and/or

                                                -    unimproved land.

                                                The mortgage loans underlying a series of
                                                offered certificates may have a variety of
                                                payment terms. For example, any of those
                                                mortgage loans--

                                                -    may provide for the accrual of interest
                                                     at a mortgage interest rate that is
                                                     fixed over its term, that resets on one
                                                     or more specified dates or that
                                                     otherwise adjusts from time to time;

                                                -    may provide for the accrual of interest
                                                     at a mortgage interest rate that may be
                                                     converted at the borrower's election
                                                     from an adjustable to a fixed interest
                                                     rate or from a fixed to an adjustable
                                                     interest rate;

                                                -    may provide for no accrual of interest;

                                                -    may provide for level payments to stated
                                                     maturity, for payments that reset in
                                                     amount on one or more specified dates or
                                                     for payments that otherwise adjust from
                                                     time to time to accommodate changes in
                                                     the mortgage interest rate or to reflect
                                                     the occurrence of specified events;

                                                -    may be fully amortizing or,
                                                     alternatively, may be partially
                                                     amortizing or nonamortizing, with a
                                                     substantial payment of principal due on
                                                     its stated maturity date;

                                                -    may permit the negative amortization or
                                                     deferral of accrued interest;

                                                -    may prohibit some or all voluntary
                                                     prepayments or require payment of a
                                                     premium, fee or charge in connection
                                                     with those prepayments;

                                                -    may permit defeasance and the release of
                                                     real property collateral in connection
                                                     with that defeasance;

                                                -    may provide for payments of principal,
                                                     interest or both, on due dates that
                                                     occur monthly, bi-monthly, quarterly,
                                                     semi-annually, annually or at some other
                                                     interval; and/or

                                                -    may have two or more component parts,
                                                     each having characteristics that are
                                                     otherwise described in this prospectus
                                                     as being attributable to separate and
                                                     distinct mortgage loans.

                                                Most, if not all, of the mortgage loans
                                                underlying a series of offered certificates
                                                will be secured by liens on real properties
                                                located in the United States, its
                                                territories and possessions. However, some
                                                of those mortgage loans may be secured by
                                                liens on real properties located outside the
                                                United States, its territories and
                                                possessions, provided that foreign mortgage
                                                loans do not represent more than 10% of the
                                                related mortgage asset pool, by balance.

                                                We do not originate mortgage loans. However,
                                                some or all of the mortgage loans included
                                                in one of our trusts may be originated by
                                                our affiliates. See "The Sponsor" herein.

                                                Neither we nor any of our affiliates will
                                                guarantee or insure repayment of any of the
                                                mortgage loans underlying a series of
                                                offered certificates. Unless we expressly
                                                state otherwise in the related prospectus
                                                supplement, no governmental agency or
                                                instrumentality will guarantee or insure
                                                repayment of any of the mortgage loans
                                                underlying a series of offered certificates.
                                                See "Description of the Trust
                                                Assets--Mortgage Loans."

                                                In addition to the asset classes described
                                                above in this "Characterization of the
                                                Mortgage Assets" section, we may include
                                                other asset classes in the trust with
                                                respect to any series of offered
                                                certificates. We will describe the specific
                                                characteristics of the mortgage assets
                                                underlying a series of offered certificates
                                                in the related prospectus supplement.

                                                If 10% or more of pool assets are or will be
                                                located in any one state or other geographic
                                                region, we will describe in the related
                                                prospectus supplement any economic or other
                                                factors specific to such state or region
                                                that may materially impact those pool assets
                                                or the cash flows from those pool assets.

                                                In general, the total outstanding principal
                                                balance of the mortgage assets transferred
                                                by us to any particular trust will equal or
                                                exceed the initial total outstanding
                                                principal balance of the related series of
                                                certificates. In the event that the total
                                                outstanding principal balance of the related
                                                mortgage assets initially delivered by us to
                                                the related trustee is less than the initial
                                                total outstanding principal balance of any
                                                series of certificates, we may deposit or
                                                arrange for the deposit of cash or liquid
                                                investments on an interim basis with the
                                                related trustee to cover the shortfall. For
                                                90 days following the date of initial
                                                issuance of that series of certificates, we
                                                will be entitled to obtain a release of the
                                                deposited cash or investments if we deliver
                                                or arrange for delivery of a corresponding
                                                amount of mortgage assets. If we fail,
                                                however, to deliver mortgage assets
                                                sufficient to make up the entire shortfall,
                                                any of the cash or, following liquidation,
                                                investments remaining on deposit with the
                                                related trustee will be used by the related
                                                trustee to pay down

                                                the total principal balance of the related
                                                series of certificates, as described in the
                                                related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....................  If so specified in the related prospectus supplement, we or another specified person
                                                or entity may be permitted, at our or its
                                                option, but subject to the conditions
                                                specified in that prospectus supplement, to
                                                acquire from the related trust particular
                                                mortgage assets underlying a series of
                                                certificates in exchange for--

                                                -    cash that would be applied to pay down
                                                     the principal balances of certificates
                                                     of that series; and/or

                                                -    other mortgage loans that--

                                                     1.   conform to the description of
                                                          mortgage assets in this prospectus;
                                                          and

                                                     2.   satisfy the criteria set forth in
                                                          the related prospectus supplement.

                                                In addition, if so specified in the related
                                                prospectus supplement, the related trustee
                                                may be authorized or required, to apply
                                                collections on the mortgage assets
                                                underlying a series of offered certificates
                                                to acquire new mortgage loans that--

                                                -    conform to the description of mortgage
                                                     assets in this prospectus; and

                                                -    satisfy the criteria set forth in the
                                                     related prospectus supplement.

                                                No replacement of mortgage assets or
                                                acquisition of new mortgage assets will be
                                                permitted if it would result in a
                                                qualification, downgrade or withdrawal of
                                                the then-current rating assigned by any
                                                rating agency to any class of affected
                                                offered certificates.

                                                If any mortgage loan in the specified trust
                                                fund becomes delinquent as to any balloon
                                                payment or becomes a certain number of days
                                                delinquent as specified in the related
                                                prospectus supplement as to any other
                                                monthly debt service payment (in each case
                                                without giving effect to any applicable
                                                grace period) or becomes a specially
                                                serviced mortgage loan as a result of any
                                                non monetary event of default, then the
                                                related directing certificateholder, the
                                                special servicer or any other person
                                                specified in the related prospectus
                                                supplement may, at its option, purchase that
                                                underlying mortgage loan from the trust fund
                                                at the price and on the terms described in
                                                the related prospectus supplement.

                                                In addition, if so specified under
                                                circumstances described in the related
                                                prospectus supplement, any single holder or
                                                group of holders of a specified class of
                                                certificates or a servicer may have the
                                                option to purchase all of the underlying
                                                mortgage loans and all other property
                                                remaining in the related trust fund on any
                                                distribution date on which the total
                                                principal balance of the underlying mortgage
                                                loans is less than a specified percentage of
                                                the initial mortgage pool balance.

                                                Further, if so specified in the related
                                                prospectus supplement, we and/or another
                                                seller of mortgage loans may make or assign
                                                to the subject trust certain representations
                                                and warranties with respect to those
                                                mortgage

                                                loans and, upon notification or discovery of
                                                a breach of any such representation or
                                                warranty or a material defect with respect
                                                to certain specified related mortgage loan
                                                documents, which breach or defect materially
                                                and adversely affects the value of any
                                                mortgage loan (or such other standard as is
                                                described in the related prospectus
                                                supplement), then we or such other seller
                                                may be required to either cure such breach,
                                                repurchase the affected mortgage loan from
                                                the related trust or substitute the affected
                                                mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED CERTIFICATES...  An offered certificate may entitle the holder to receive--

                                                -    a stated principal amount;

                                                -    interest on a principal balance or
                                                     notional amount, at a fixed, variable or
                                                     adjustable pass-through rate;

                                                -    specified, fixed or variable portions of
                                                     the interest, principal or other amounts
                                                     received on the related mortgage assets;

                                                -    payments of principal, with
                                                     disproportionate, nominal or no payments
                                                     of interest;

                                                -    payments of interest, with
                                                     disproportionate, nominal or no payments
                                                     of principal;

                                                -    payments of interest or principal that
                                                     commence only as of a specified date or
                                                     only after the occurrence of specified
                                                     events, such as the payment in full of
                                                     the interest and principal outstanding
                                                     on one or more other classes of
                                                     certificates of the same series;

                                                -    payments of principal to be made, from
                                                     time to time or for designated periods,
                                                     at a rate that is--

                                                     1.   faster and, in some cases,
                                                          substantially faster, or

                                                     2.   slower and, in some cases,
                                                          substantially slower,

                                                     than the rate at which payments or other
                                                     collections of principal are received on
                                                     the related mortgage assets;

                                                -    payments of principal to be made,
                                                     subject to available funds, based on a
                                                     specified principal payment schedule or
                                                     other methodology; or

                                                -    payments of all or part of the
                                                     prepayment or repayment premiums, fees
                                                     and charges, equity participations
                                                     payments or other similar items received
                                                     on the related mortgage assets.

                                                Any class of offered certificates may be
                                                senior or subordinate to one or more other
                                                classes of certificates of the same series,
                                                including a non-offered class of
                                                certificates of that series, for purposes of
                                                some or all payments and/or allocations of
                                                losses.

                                                A class of offered certificates may have two
                                                or more component parts, each having
                                                characteristics that are otherwise described
                                                in this prospectus as being attributable to
                                                separate and distinct classes.

                                                We will describe the specific
                                                characteristics of each class of offered
                                                certificates in the related prospectus
                                                supplement. See "Description of the
                                                Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES.......  Some classes of offered certificates may be protected in full or in part against
                                                defaults and losses, or select types of
                                                defaults and losses, on the related mortgage
                                                assets through the subordination of one or
                                                more other classes of certificates of the
                                                same series or by other types of credit
                                                support. The other types of credit support
                                                may include a letter of credit, a surety
                                                bond, an insurance policy, a guarantee or a
                                                reserve fund. We will describe the credit
                                                support, if any, for each class of offered
                                                certificates in the related prospectus
                                                supplement.

                                                The trust assets with respect to any series
                                                of offered certificates may also include any
                                                of the following agreements--

                                                -    guaranteed investment contracts in
                                                     accordance with which moneys held in the
                                                     funds and accounts established with
                                                     respect to those offered certificates
                                                     will be invested at a specified rate;

                                                -    interest rate exchange agreements,
                                                     interest rate cap or floor agreements,
                                                     or other agreements and arrangements
                                                     designed to reduce the effects of
                                                     interest rate fluctuations on the
                                                     related mortgage assets or on one or
                                                     more classes of those offered
                                                     certificates; or

                                                -    currency exchange agreements or other
                                                     agreements and arrangements designed to
                                                     reduce the effects of currency exchange
                                                     rate fluctuations with respect to the
                                                     related mortgage assets and one or more
                                                     classes of those offered certificates.

                                                We will describe the types of reinvestment,
                                                interest rate and currency related
                                                protection, if any, for each class of
                                                offered certificates in the related
                                                prospectus supplement.

                                                See "Risk Factors," "Description of the
                                                Trust Assets" and "Description of Credit
                                                Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS..  As and to the extent described in the related prospectus supplement, the related
                                                master servicer, the related special
                                                servicer, the related trustee, any related
                                                provider of credit support and/or any other
                                                specified person may be obligated to make,
                                                or may have the option of making, advances
                                                with respect to the mortgage loans to
                                                cover--

                                                -    delinquent scheduled payments of
                                                     principal and/or interest, other than
                                                     balloon payments;

                                                -    property protection expenses;

                                                -    other servicing expenses; or

                                                -    any other items specified in the related
                                                     prospectus supplement.

                                                Any party making advances will be entitled
                                                to reimbursement from subsequent recoveries
                                                on the related mortgage loan and as
                                                otherwise described in this prospectus or
                                                the related prospectus supplement. That

                                                party may also be entitled to receive
                                                interest on its advances for a specified
                                                period. See "Description of the
                                                Certificates--Advances."

OPTIONAL TERMINATION..........................  We will describe in the related prospectus supplement any circumstances in which a
                                                specified party is permitted or obligated to
                                                purchase or sell any of the mortgage assets
                                                underlying a series of offered certificates.
                                                In particular, a master servicer, special
                                                servicer or other designated party may be
                                                permitted or obligated to purchase or sell--

                                                -    all the mortgage assets in any
                                                     particular trust, thereby resulting in a
                                                     termination of the trust; or

                                                -    that portion of the mortgage assets in
                                                     any particular trust as is necessary or
                                                     sufficient to retire one or more classes
                                                     of offered certificates of the related
                                                     series.

                                                See "Description of the
                                                Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......  Any class of offered certificates will constitute or evidence ownership of--

                                                -    regular interests or residual interests
                                                     in a real estate mortgage investment
                                                     conduit under Sections 860A through 860G
                                                     of the Internal Revenue Code of 1986; or

                                                -    interests in a grantor trust under
                                                     subpart E of Part I of subchapter J of
                                                     the Internal Revenue Code of 1986.

                                                See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS..................  If you are a fiduciary of a retirement plan or other employee benefit plan or
                                                arrangement, you should review with your
                                                legal advisor whether the purchase or
                                                holding of offered certificates could give
                                                rise to a transaction that is prohibited or
                                                is not otherwise permissible under
                                                applicable law. See "ERISA Considerations."

LEGAL INVESTMENT..............................  If your investment activities are subject to legal investment laws and regulations,
                                                regulatory capital requirements, or review
                                                by regulatory authorities, then you may be
                                                subject to restrictions on investment in the
                                                offered certificates. You should consult
                                                your own legal advisors for assistance in
                                                determining the suitability of and
                                                consequences to you of the purchase,
                                                ownership, and sale of the offered
                                                certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC.  The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual Certificates-- Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

  TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     - persons that are fiduciaries with respect to Plans, in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

12.  HARWOOD CENTER
     DALLAS, TX

[GRAPHIC OMITTED]

6.   THE DREAM HOTEL
     NEW YORK, NY

[GRAPHIC OMITTED]

3G.  HOLLY RIDGE
     ARLINGTON, TX

[GRAPHIC OMITTED]

33.  E. ON US CENTER
     LOUISVILLE, KY

[GRAPHIC OMITTED]

117. CAMELOT PROFESSIONAL BUILDING
     VIRGINIA BEACH, VA

[GRAPHIC OMITTED]

25B. MEMORIAL CLUB
     HOUSTON, TX

[GRAPHIC OMITTED]

66.  LAKESIDE TERRACE SHOPPING CENTER
     MORENO VALLEY, CA

[GRAPHIC OMITTED]

14.  THE EDGE AT AVENUE NORTH
     PHILADELPHIA, PA

[GRAPHIC OMITTED]

2.   280 PARK AVENUE
     NEW YORK, NY

[GRAPHIC OMITTED]

85.  PRESIDENT STREET GARAGE
     BALTIMORE, MD

[GRAPHIC OMITTED]

11.  FASHION SQUARE SHOPPING CENTER
     ORANGE PARK, FL

[GRAPHIC OMITTED]

4.   THE RITZ-CARLTON SOUTH BEACH
     MIAMI BEACH, FL

[GRAPHIC OMITTED]

3D.  TOSCANA VILLAS
     LAS VEGAS, NV

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                               TABLE OF CONTENTS

            Prospectus Supplement

Important Notice about Information
  Presented in this Prospectus
Supplement and the Accompanying
  Prospectus........................     S-4
Notice to Residents of the United
  Kingdom...........................     S-4
Summary of Prospectus Supplement....     S-6
Risk Factors........................    S-48
Capitalized Terms Used in This
  Prospectus Supplement.............    S-79
Forward-Looking Statements..........    S-79
Affiliations........................    S-80
Description of the Issuing Entity...    S-80
Description of the Depositor........    S-81
Description of the Sponsors and
  Mortgage Loan Sellers.............    S-82
Description of the Underlying
  Mortgage Loans....................    S-90
Description of the Offered
  Certificates......................   S-165
Yield and Maturity Considerations...   S-198
Description of the Swap Agreement...   S-204
The Series 2006-C4 Pooling and
  Servicing Agreement...............   S-207
Certain Legal Aspects of Mortgage
  Loans for Mortgaged
Properties Located in New York......   S-246
U.S. Federal Income Tax
  Consequences......................   S-247
ERISA Considerations................   S-251
Legal Investment....................   S-254
Use of Proceeds.....................   S-254
Underwriting........................   S-255
Legal Matters.......................   S-256
Rating..............................   S-256
Glossary............................   S-258

                     Dealer Prospectus Delivery Obligation

    Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                 $3,760,320,000
                                 (Approximate)

                            CREDIT SUISSE COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2006-C4

                              Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2006-C4

                       Class A-1, Class A-2, Class A-AB,
                      Class A-3, Class A-4FL, Class A-1-A,
                            Class A-J and Class A-M
                        --------------------------------
                                   PROSPECTUS
                                   SUPPLEMENT
                        --------------------------------

                                 CREDIT SUISSE

                        LASALLE FINANCIAL SERVICES, INC.

                            KEYBANC CAPITAL MARKETS

                                BARCLAYS CAPITAL

                              WACHOVIA SECURITIES

                             RBS GREENWICH CAPITAL
                               September 21, 2006

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